Filed Pursuant to Rule 424B5 Registration No. 333-140740

Prospectus Supplement to Prospectus Dated March 2, 2007

$2,121,031,000 (Approximate)

COBALT CMBS Commercial Mortgage Trust 2007-C2

as Issuing Entity

CWCapital Commercial Funding Corp.

as Depositor

CWCapital LLC
Wachovia Bank, National Association
Citigroup Global Markets Realty Corp.
Artesia Mortgage Capital Corporation

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2007-C2

Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-MFX,

Class A-JFX, Class B, Class C, Class D, Class E and Class F

We, CWCapital Commercial Funding Corp., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated March 2, 2007. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations.

The offered certificates will represent interests in, and represent obligations of, the issuing entity only and do not represent the obligations of the depositor, the sponsors or any of their affiliates. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The primary assets of the trust will be a pool of multifamily and commercial mortgage loans. The initial balance of the mortgage loans that we expect to transfer to the trust will be approximately $2,419,466,906.

Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, on the fourth business day following any related determination date in any given month, commencing in May 2007. Credit enhancement is being provided through the subordination of the non-offered classes of series 2007-C2 certificates, as described under ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement.

You should fully consider the risk factors beginning on page S-42 in this prospectus supplement and on page 12 in the accompanying prospectus prior to investing in the offered certificates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Class	Approximate Principal Balance or Notional Amount(1)	Initial Pass-Through Rate	Pass-Through Rate Description		Principal Window(2)	Rating Fitch/Moody’s
Class A-1	$37,530,000	5.0640%	Fixed		05/07-09/11	AAA/Aaa
Class A-2	$241,084,000	5.3340%	Fixed		09/11-04/12	AAA/Aaa
Class A-AB	$71,881,000	5.4160%	Fixed		04/12-11/16	AAA/Aaa
Class A-3	$857,504,000	5.4840%	Fixed	(4)	11/16-03/17	AAA/Aaa
Class A-1A	$485,627,000	5.4770%	Fixed	(4)	05/07-03/17	AAA/Aaa
Class A-MFX	$221,947,000	5.5260%	Fixed	(4)	03/17-04/17	AAA/Aaa
Class A-JFX	$102,630,000	5.5680%	Fixed	(4)	04/17-04/17	AAA/Aaa
Class B	$21,171,000	5.6170%	Fixed	(4)	04/17-04/17	AA+/Aa1
Class C	$27,219,000	5.6460%	Fixed	(4)	04/17-04/17	AA/Aa2
Class D	$21,170,000	5.6860%	Fixed	(4)	04/17-04/17	AA−/Aa3
Class E	$15,122,000	5.7160%	Fixed	(4)	04/17-04/17	A+/A1
Class F	$18,146,000	5.7360%	Fixed	(4)	04/17-04/17	A/A2

Footnotes to table on page S-2.

Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately 100.4865% of the total initial principal balance of the offered certificates, plus accrued interest on all of the offered certificates before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale.

With respect to this offering, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 33.2% of the class A-3 certificates. Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 22.0% of the class A-3 certificates and 32.9% of all other classes of offered certificates. Wachovia Capital Markets, LLC is acting as sole bookrunning manager with respect to 44.8% of the class A-3 certificates and 67.1% of all other classes of offered certificates.

Citigroup		Wachovia Securities
Deutsche Bank Securities

The date of this prospectus supplement is April 2, 2007.

COBALT CMBS Commercial Mortgage Trust 2007-C2

Commercial Mortgage Pass-Through Certificates, Series 2007-C2

Geographic Overview of Mortgage Pool[1]

Missouri
2 properties
$27,880,000
1.1% of total
Minnesota
4 properties
$9,153,654
0.4% of total
Wisconsin
3 properties
$15,177,747
0.6% of total
Illinois
9 properties
$122,167,000
5.0% of total
Indiana
1 property
$4,550,000
0.2% of total
Ohio
2 properties
$20,856,893
0.9% of total
New York
12 properties
$669,912,303
27.7% of total
New Hampshire
3 properties
$35,163,567
1.5% of total
Washington
3 properties
$5,894,809
0.2% of total
Oregon
1 property
$9,587,335
0.4% of total
Nevada
1 property
$15,125,000
0.6% of total
Northern California[2]
8 properties
$92,545,750
3.8% of total
California
25 properties
$258,941,341
10.7% of total
Southern California[2]
17 properties
$166,395,591
6.9% of total
Utah
5 properties
$34,203,350
1.4% of total
Arizona
5 properties
$29,625,000
1.2% of total
Michigan
1 property
$4,000,000
0.2% of total
Pennsylvania
4 properties
$27,130,119
1.1% of total
Massachusetts
4 properties
$105,965,000
4.4% of total
Rhode Island
1 property
$8,300,000
0.3% of total
Connecticut
3 properties
$50,820,000
2.1% of total
New Jersey
3 properties
$35,370,879
1.5% of total
Delaware
1 property
$7,376,150
0.3% of total
Maryland
5 properties
$56,825,000
2.4% of total
District of Columbia
4 properties
$249,450,000
10.3% of total
Virginia
4 properties
$35,000,000
1.4% of total
North Carolina
5 properties
$32,152,000
1.3% of total
West Virginia
2 properties
$11,470,000
0.5% of total
South Carolina
3 properties
$12,211,364
0.5% of total
Georgia
14 properties
$51,112,000
2.1% of total
Florida
13 properties
$186,604,963
7.7% of total
Hawaii
4 properties
$100,000,000
4.1% of total
New Mexico
2 properties
$30,320,000
1.3% of total
Kansas
2 properties
$10,800,000
0.4% of total
Oklahoma
1 property
$5,400,000
0.2% of total
Texas
14 properties
$79,347,371
3.3% of total
Louisiana
2 properties
$28,640,000
1.2% of total
Kentucky
1 property
$18,000,000
0.7% of total
Alabama
2 properties
$3,575,000
0.1% of total
Tennessee
1 property
$13,468,859
0.6% of total

- >6.0% of Initial Pool Balance
- 3.1% to 6.0% of Initial Pool Balance
- 1.0 to 3.0% of Initial Pool Balance
- <1.0% of Initial Pool Balance

Mortgaged Properties by Property Type

Self Storage
2.5%
Land
1.0%
Other
0.3%
Industrial
5.4%
Hospitality
9.6%
Mixed Use
10.2%
Office
33.3%
Retail
18.5%
Multifamily
19.2%

Geographic Overview of Mortgaged Properties

Peter Cooper Village / Stuyvesant Town, New York, NY

75 Broad Street, New York, NY

Ala Moana Portfolio, Honolulu, HI

The Woodies Building, Washington, DC

Argonaut Hotel, San Francisco, CA

macy's

One Summer Street, Boston, MA

Westin Ft. Lauderdale, Fort Lauderdale, FL

One and Three Long Wharf Avenue, New Haven, CT

1515 Flagler Waterview, West Palm Beach, FL

90 Merrick Avenue, East Meadow, NY

i

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions	S-168
Modifications, Waivers, Amendments and Consents	S-169
Required Appraisals	S-171
Custodial Account	S-172
Maintenance of Insurance	S-174
Fair Value Option	S-175
Realization Upon Defaulted Mortgage Loans	S-177
REO Properties	S-179
Inspections; Collection of Operating Information	S-180
Evidence as to Compliance	S-181
Events of Default	S-182
Rights Upon Event of Default	S-183
Description of the Offered Certificates	S-185
General	S-185
Registration and Denominations	S-187
Distribution Account	S-187
Interest Reserve Account	S-189
Floating Rate Account	S-190
Payments	S-190
Treatment of REO Properties	S-199
Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses	S-200
Fees and Expenses	S-202
Advances of Delinquent Monthly Debt Service Payments	S-209
Reimbursement of Advances	S-211
Rated Final Payment Date	S-212
Assumed Final Payment Date	S-212
Reports to Certificateholders; Available Information	S-213
Voting Rights	S-218
Termination	S-218
Yield and Maturity Considerations	S-219
Yield Considerations	S-219
Weighted Average Lives	S-223
Legal Proceedings	S-224
Use of Proceeds	S-224
CERTAIN LEGAL ASPECTS	S-224
Election of Remedies	S-225
Federal Income Tax Consequences	S-225
General	S-225
Discount and Premium; Prepayment Consideration	S-226
Characterization of Investments in Offered Certificates	S-227
Certain ERISA Considerations	S-228
Legal Investment	S-231
METHOD OF DISTRIBUTION	S-231
Legal Matters	S-232
Ratings	S-233
Glossary	S-234
ANNEX A-1—Certain Characteristics of the Underlying Mortgage Loans	A-1-1
ANNEX A-2—Certain Characteristics of the Underlying Multifamily Mortgage Loans	A-2-1
ANNEX A-3—Reserve Accounts Information	A-3-1

ii

iii

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 Important Notice

Information about the offered certificates is contained in two separate documents:

•	this prospectus supplement, which describes the specific terms of the offered certificates; and

•	the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates. The annexes to this prospectus supplement are incorporated into and are part of this prospectus supplement.

In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission can be read and copied at prescribed rates at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

Summary of Prospectus Supplement

This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

 Introduction to the Transaction

The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2007-C2 Commercial Mortgage Pass-Through Certificates, which consist of multiple classes and are referred to in this prospectus supplement as the series 2007-C2 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

Series 2007-C2 Commercial Mortgage Pass-Through Certificates

Class	Approximate Principal Balance or Notional Amount at Initial Issuance(1)		Approx. % Total Credit Support at Initial Issuance	Approx. % of Initial Mortgage Pool Balance	Pass-Through Rate Description	Approx. Initial Pass-Through Rate	Approx. Weighted Average Life (Years)(2)	Principal Window(2)	Expected Ratings Fitch/Moody’s
Offered Certificates
A-1	$37,530,000		30.000%	1.551%	Fixed	5.0640%	3.35	05/07-09/11	AAA/Aaa
A-2	$241,084,000		30.000%	9.964%	Fixed	5.3340%	4.73	09/11-04/12	AAA/Aaa
A-AB	$71,881,000		30.000%	2.971%	Fixed	5.4160%	7.44	04/12-11/16	AAA/Aaa
A-3	$857,504,000		30.000%	35.442%	Fixed(4)	5.4840%	9.82	11/16-03/17	AAA/Aaa
A-1A	$485,627,000		30.000%	20.072%	Fixed(4)	5.4770%	9.41	05/07-03/17	AAA/Aaa
A-MFX	$221,947,000		20.000%	9.173%	Fixed(4)	5.5260%	9.93	03/17-04/17	AAA/Aaa
A-JFX	$102,630,000		11.625%	4.242%	Fixed(4)	5.5680%	10.01	04/17-04/17	AAA/Aaa
B	$21,171,000		10.750%	0.875%	Fixed(4)	5.6170%	10.01	04/17-04/17	AA+/Aa1
C	$27,219,000		9.625%	1.125%	Fixed(4)	5.6460%	10.01	04/17-04/17	AA/Aa2
D	$21,170,000		8.750%	0.875%	Fixed(4)	5.6860%	10.01	04/17-04/17	AA-/Aa3
E	$15,122,000		8.125%	0.625%	Fixed(4)	5.7160%	10.01	04/17-04/17	A+/A1
F	$18,146,000		7.375%	0.750%	Fixed(4)	5.7360%	10.01	04/17-04/17	A/A2
Non-Offered Certificates(5)(10)
A-MFL	$20,000,000	(6)	20.000%	0.827%	Floating(6)	LIBOR + 0.23%(7)	(5)	(5)	AAA/Aaa
A-JFL	$100,000,000	(6)	11.625%	4.133%	Floating(6)	LIBOR + 0.27%(7)	(5)	(5)	AAA/Aaa
G	$30,243,000		6.125%	1.250%	WAC-x%(8)	5.7560%	(5)	(5)	A-/A3
H	$24,195,000		5.125%	1.000%	WAC(9)	5.7716%	(5)	(5)	BBB+/Baa1
J	$24,194,000		4.125%	1.000%	WAC(9)	5.7716%	(5)	(5)	BBB/Baa2
K	$30,244,000		2.875%	1.250%	WAC(9)	5.7716%	(5)	(5)	BBB–/Baa3
L	$12,097,000		2.375%	0.500%	Fixed(4)	5.1400%	(5)	(5)	BB+/Ba1
M	$3,024,000		2.250%	0.125%	Fixed(4)	5.1400%	(5)	(5)	BB/Ba2
N	$9,073,000		1.875%	0.375%	Fixed(4)	5.1400%	(5)	(5)	BB–/Ba3
O	$6,049,000		1.625%	0.250%	Fixed(4)	5.1400%	(5)	(5)	B+/B1
P	$3,024,000		1.500%	0.125%	Fixed(4)	5.1400%	(5)	(5)	B/B2
Q	$6,049,000		1.250%	0.250%	Fixed(4)	5.1400%	(5)	(5)	B–/B3
S	$30,243,905		0.000%	1.250%	Fixed(4)	5.1400%	(5)	(5)	NR/NR
X(3)	$2,419,466,905		N/A	N/A	Variable IO	0.2935%	N/A	N/A	AAA/Aaa
R-I	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR
R-II	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR

(1)	Subject to a permitted variance of plus or minus 5.0%.
(2)	As of the cut-off date, the weighted average life and principal window were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of ARD loans, their anticipated repayment dates) and the other assumptions set forth under ‘‘Yield and Maturity Considerations—Yield Considerations’’ in this prospectus supplement.
(3)	The class X certificates will not have a principal balance and are sometimes referred to as the interest only certificates. For purposes of calculating the amount of accrued interest, the interest only certificates will have a notional amount. The notional amount of the interest only certificates is described in this prospectus supplement under ‘‘Description of the Offered Certificates—General.’’

(4)	The pass-through rate applicable to the class A-3, class A-1A, class A-MFX, class A-JFX, class B, class C, class D, class E, class F, class L, class M, class N, class O, class P, class Q and class S certificates will equal the lesser of the initial pass-through rate for that class (as described in the table above) and the weighted average net mortgage pass-through rate of the mortgage loans.

(5)	Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(6)	The assets of the trust will include interest rate swap agreements that relate to the class A-MFL and class A-JFL certificates. The class A-MFL and class A-JFL certificates will represent undivided interests in, among other things, REMIC II regular interests, designed as the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, respectively, and the rights and obligations under the respective swap agreements. For so long as they are in effect, the respective swap agreements will provide, among other things, the fixed amounts payable by the respective issuing entities as interest with respect to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, as applicable, will be exchanged for floating amounts payable as interest by the respective swap provider under the respective swap agreements, with regularly scheduled payments to be made between the respective issuing entities and their swap counterparties on a net basis. The swap agreements will provide for the calculation of interest accruing at a LIBOR-based rate on a notional amount equal to the total principal balance of the respective class A-MFL and class A-JFL certificates outstanding from time to time. The total principal balance of the class A-MFL certificates at any time will equal the total principal balance of the class A-MFL REMIC II regular interest. The total principal balance of the class A-JFL certificates at any time will equal the total principal balance of the class A-JFL REMIC II regular interest. The class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest will accrue interest at the respective pass-through rate described under ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement. If the respective interest distributions with respect to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest are less than the applicable fixed amounts payable to the respective swap counterparties for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by such swap counterparties under the respective swap agreements and, accordingly, in the respective amounts of interest payable on the class A-MFL and class A-JFL certificates, as applicable, thereby resulting in an effective pass-through rate for the class A-MFL and class A-JFL certificates, as applicable, below the applicable LIBOR-based rate.

(7)	The initial value of LIBOR will be calculated on April 11, 2007.

(8)	The pass-through rate applicable to the class G certificates will equal the weighted average net mortgage pass-through rate of the mortgage loans, minus 0.0156% per annum.

(9)	The pass-through rate applicable to the class H, class J and class K certificates will equal the weighted average net mortgage pass-through rate of the mortgage loan.

(10)	The certificates will also include the class Y certificates, which are not presented in the table. The class Y certificates do not have a principal balance or notional amount and entitle holders to Post-ARD Additional Interest.

The offered certificates will evidence beneficial ownership interests in a common law trust designated as the COBALT CMBS Commercial Mortgage Trust 2007-C2. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, which are sometimes referred to as the mortgage loans.

The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of April 1, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

The parties to the pooling and servicing agreement will include us as depositor, a trustee, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See ‘‘Important Notice’’ in this prospectus supplement.

Key Certificate Features

A.	Approximate Principal Balance or Notional Amount at Initial Issuance	The class A-1, class A-2, class A-AB, class A-3, class A-1A, class A-MFX, class A-MFL, class A-JFX, class A-JFL, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates will be the series 2007-C2 certificates with principal balances and are sometimes referred to as the principal balance certificates. Only the class A-1, class A-2, class A-AB, class A-3, class A-1A, class A-MFX, class A-JFX, class B, class C, class D, class E and class F certificates are offered by this prospectus supplement. The table on page S-2 of this prospectus supplement identifies for each of those classes of principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance at initial issuance may be larger or smaller than the amount shown in the table above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be up to 5% larger or smaller than the amount presented in this prospectus supplement.

The class X certificates will not have principal balances and are sometimes referred to in this prospectus supplement as the interest only certificates. For purposes of calculating the amount of accrued interest, the interest only certificates will have a notional amount. The initial notional amount of the class X certificates will be $2,419,466,905, although it may be up to 5% larger or smaller. For a further description of the principal balances and notional amounts of the series 2007-C2 certificates, see ‘‘Description of the Offered Certificates—General’’ in this prospectus supplement.

This prospectus supplement contains a description of certain features pertaining to the non-offered classes of the series 2007-C2 certificates. These certificates are not offered by this prospectus supplement and are provided only for informational purposes to prospective purchasers of the offered certificates to assist them in evaluating a prospective purchase of a class of the offered certificates.

The class Y, class R-I and class R-II certificates will not have principal balances or notional amounts. The class R-I and class R-II certificates will be residual interest certificates. The holders of the class R-I and class R-II certificates are not expected to receive any material payments. See ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement.

The class Y certificates will entitle holders to certain additional interest that may accrue with respect to any mortgage loan that has an anticipated repayment date. See ‘‘Description of the Offered Certificates—Payments— Priority of Payments’’ in this prospectus supplement.

B.	Total Credit Support at Initial Issuance	The respective classes of the series 2007-C2 certificates, other than the class Y, class R-I and class R-II certificates, will entitle their holders to varying degrees of seniority for purposes of

•	receiving payments of interest and, if and when applicable, payments of principal, and

•	bearing the effects of losses on the underlying mortgage loans, as well as default related and other unanticipated expenses of the trust.

The class A-1, class A-2, class A-AB, class A-3, class A-1A and class X certificates will be the most senior classes of certificates. The class S certificates will be the most subordinate class of certificates.

The class Y, class R-I and class R-II certificates will not provide any credit support to the other series 2007-C2 certificates.

The classes of principal balance certificates are listed from top to bottom in the table on page S-2 of this prospectus supplement in descending order of seniority. The table on page S-2 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2007-C2 certificates.

C.	Pass-Through Rate	Each class of the series 2007-C2 certificates, other than the class Y, class R-I and class R-II certificates, and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest will bear interest. The table on page S-2 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2007-C2 certificates will accrue interest.

The pass-through rate for the class A-1, class A-2 and class A-AB certificates will be fixed at the rate per annum identified in the table on page S-2 of this prospectus supplement as the initial pass-through rate for that class.

The pass-through rate for the class A-3, class A-1A, class A-MFX, class A-JFX, class B, class C, class D, class E and class F certificates will equal the lesser of the rate per annum identified in the table on page S-2 of this prospectus supplement as the initial pass-through rate for that class and the weighted average net mortgage pass-through rate of the mortgage loans.

The pass-through rate for the class X certificates for each payment date will be as set forth in ‘‘Description of the Offered Certificates— Payments—Calculation of Pass-through Rates’’ in this prospectus supplement.

The pass-through rates for each class of offered certificates is described in further detail in this prospectus supplement under the heading, ‘‘Description of the Offered Certificates —Payments—Calculation of Pass-Through Rates.’’

D.	Weighted Average Life and Principal Window	The weighted average life and principal window shown in the table on page S-2 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan—

•	the related borrower timely makes all payments on the mortgage loan,

•	if the mortgage loan has an anticipated repayment date, the mortgage loan will be paid in full on that date,

•	the mortgage loan will not otherwise be prepaid prior to stated maturity, and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

E.	Ratings	The ratings shown in the table on page S-2 of this prospectus supplement for the offered certificates are those of Fitch and Moody’s, respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-2 of this prospectus supplement.

The ratings assigned to the respective classes of the offered certificates address the timely payment of interest and ultimate payment of principal on or before the applicable rated final payment date described under ‘‘—Relevant Dates and Periods—Rated Final Payment Date’’ below.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

For a description of the limitations of the ratings of the offered certificates, see ‘‘Ratings’’ in this prospectus supplement.

Relevant Parties

Issuing Entity	The issuing entity is COBALT CMBS Commercial Mortgage Trust 2007-C2, a common law trust fund to be formed on the issue date under the laws of the State of New York pursuant to a pooling and servicing agreement by and among the depositor, the trustee, the master servicer and the special servicer. See ‘‘The Issuing Entity’’ in this prospectus supplement.

Who We Are/ Depositor	Our name is CWCapital Commercial Funding Corp. We are a special purpose Delaware corporation. Our principal offices are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our main telephone number is (781) 707-9300. We are an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec and a wholly owned subsidiary of CW Financial Services LLC. We are also an affiliate of:

•	CWCapital LLC, a sponsor and one of the mortgage loan sellers and the primary servicer with respect to the mortgage loans it sells to us, and

•	CWCapital Asset Management LLC, the special servicer.

We will deposit into the trust the mortgage loans that will back the series 2007-C2 certificates. See ‘‘CWCapital Commercial Funding Corp.’’ in the accompanying prospectus.

Initial Master Servicer	Wachovia Bank, National Association, will act as the initial master servicer under the pooling and servicing agreement. The mortgage loans, except for the mortgage loans secured by the Peter Cooper Village & Stuyvesant Town properties and the Ala Moana Portfolio properties, will be serviced by the master servicer under the pooling and servicing agreement.

The mortgage loan secured by the Peter Cooper Village & Stuyvesant Town properties will be serviced under the pooling and servicing agreement entered into in connection with the Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank Commercial Mortgage Trust

2007-C30 securitization. The mortgage loan secured by the Ala Moana Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with the Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 Mortgage Trust securitization. The master servicer under each such pooling and servicing agreement is Wachovia Bank, National Association.

See ‘‘The Servicers—The Master Servicer’’ and ‘‘Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations’’ in this prospectus supplement. The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers, its related mortgage loans:

•	as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and

•	as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out.

In addition, the master servicer will be the primary party responsible for making principal and interest advances and servicing advances under the pooling and servicing agreement. The fee of the master servicer will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this prospectus supplement (net of the trustee fee rate) multiplied by the stated principal balance of the related mortgage loan. The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers. See ‘‘The Servicers—The Master Servicer’’ in this prospectus supplement.

Initial Special Servicer	CWCapital Asset Management LLC, a Massachusetts limited liability company and one of our affiliates, will act as the initial special servicer under the pooling and servicing agreement. The mortgage loans, except for the mortgage loans secured by the Peter Cooper Village & Stuyvesant Town properties and the Ala Moana Portfolio properties, will be specially serviced by the special servicer under the pooling and servicing agreement.

The mortgage loan secured by the Peter Cooper Village & Stuyvesant Town properties will be specially serviced under the pooling and servicing agreement entered into in connection with the Wachovia Commercial Mortgage

Securities, Inc., as depositor, Wachovia Bank Commercial Mortgage Trust 2007-C30 securitization. The special servicer for such securitization is CWCapital Asset Management LLC.

The mortgage loan secured by the Ala Moana Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with the Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 Mortgage Trust securitization. The special servicer for such securitization is J.E. Robert Company, Inc.

See ‘‘The Servicers—The Special Servicer’’ in this prospectus supplement.

Generally, the special servicer will service a mortgage loan, upon the occurrence of certain events that cause that mortgage loan to become a ‘‘specially serviced mortgage loan.’’ See ‘‘The Servicers—The Special Servicer’’ in this prospectus supplement. The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

Primary Servicer	CWCapital LLC, a Massachusetts limited liability company, one of the sponsors and one of our affiliates, will act as primary servicer with respect to 57 of the underlying mortgage loans, representing 37.3% of the initial mortgage pool balance, which were originated or acquired by CWCapital LLC. See ‘‘The Servicers—Primary Servicer’’ in this prospectus supplement.

Trustee	Wells Fargo Bank, N.A., a national banking association, will act as the initial trustee on behalf of all the series 2007-C2 certificateholders. See ‘‘The Trustee’’ in this prospectus supplement. The trustee will also act as authenticating agent and certificate registrar with respect to the certificates. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Following the transfer of the underlying mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan transferred to the trust.

The fee of the trustee will be payable monthly on a loan-by-loan basis, and will accrue at a rate, calculated on a basis of a 360-day year consisting of twelve 30-day months equal to 0.00091% per annum and will be computed on the basis of the stated principal balance of the related mortgage loan.

Sponsors	CWCapital LLC, a Massachusetts limited liability company and one of our affiliates, Wachovia Bank, National Association, a national banking association, Citigroup Global Markets Realty Corp., a New York corporation, and Artesia Mortgage Capital Corporation, a Delaware corporation, have acted as the sponsors with respect to the issuance of the certificates. Wachovia Bank, National Association is also acting as master servicer and is an affiliate of one of the underwriters. A sponsor is an entity that organizes and initiates the issuance of the certificates by selling mortgage loans to the depositor, which in turn will transfer the mortgage loans to the trust fund, which will then issue the certificates. See ‘‘The Sponsors, Mortgage Loan Sellers and Originators’’ in this prospectus supplement and ‘‘CWCapital LLC’’ in the accompanying prospectus.

Mortgage Loan Sellers	For purposes of the information contained in this prospectus supplement (including the annexes to this prospectus supplement), although the mortgage loans identified in the first bullet point above were sold to us by CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities III LLC or CWCapital Mortgage Securities V LLC, all references to ‘‘mortgage loan seller’’ or ‘‘seller’’ with respect to such mortgage loans will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed or purchased by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities III LLC or CWCapital Mortgage Securities V LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities III LLC or CWCapital Mortgage Securities V LLC, as applicable, will be separately made to us by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC.

See ‘‘The Sponsors, Mortgage Loan Sellers and Originators’’ in this prospectus supplement.

Originators	We are not the originator of any of the mortgage loans that we intend to include in the trust. Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller; except that 2 of the mortgage loans, representing 7.2% of the initial mortgage pool balance, as to which CWCapital LLC is acting as mortgage loan seller, were originated by and acquired from unaffiliated third parties by such mortgage loan seller. In addition, the Peter Cooper Village & Stuyvesant Town mortgage loan was co-originated by Wachovia Bank, National Association and Merrill Lynch Mortgage Lending Inc. In addition, the Ala Moana Portfolio Loan Combination was co-originated by Citigroup Global Markets Realty Corp. and LaSalle Bank National Association. Each of the Mortgage Loan Sellers originated more than 10% of the mortgage loans in the trust fund. See ‘‘The Sponsors, Mortgage Loan Sellers and Originators’’ in this prospectus supplement.

Directing Holders	The directing holder with respect to each of the mortgage loans will at any time be one of the following parties: (1) except as set forth in (2), (3) or (4), the holder of certificates representing a majority interest in a designated controlling class of the series 2007-C2 certificates, (2) the holders of one or more related subordinate non-trust mortgage loans, (3) the holders of related pari passu non-trust mortgage loans or (4) the holder of certificates representing a majority interest in a designated controlling class of another securitization holding a related non-trust mortgage loan. The anticipated initial directing holder as set forth in (1) above is an affiliate of CWCapital LLC and CWCapital Asset Management LLC. See ‘‘Servicing Under the Pooling and Servicing Agreement—The Directing Holders.’’

In each case, the directing holder will have the right to—

•	replace the applicable special servicer with or without cause as described or referred to under ‘‘Servicing Under the Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement; and

•	select a representative that may advise the applicable special servicer on various servicing matters.

Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2007-C2 certificateholders will be the holders of a non-offered class of series 2007-C2 certificates.

See ‘‘Servicing Under the Pooling and Servicing Agreement—The Directing Holders’’ in this prospectus supplement.

Underwriters	Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. are the underwriters of this offering. With respect to this offering, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 33.2% of the class A-3 certificates. Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 22.0% of the class A-3 certificates and 32.9% of all other classes of offered certificates. Wachovia Capital Markets, LLC is acting as sole bookrunning manager with respect to 44.8% of the class A-3 certificates and 67.1% of all other classes of offered certificates.

Citigroup Global Markets Inc. and Wachovia Capital Markets, LLC are each an affiliate of one of the mortgage loan sellers. Wachovia Capital Markets, LLC is an affiliate of the master servicer. In addition, it is intended that Wachovia Securities International Limited will act as a member of the selling group on behalf of Wachovia Capital Markets, LLC and may sell offered certificates on behalf of Wachovia Capital Markets, LLC in certain jurisdictions.

Significant Obligors	The mortgaged properties securing the Peter Cooper Village & Stuyvesant Town mortgage loan which represents 10.3% of the mortgage pool (51.5% of loan group no. 2) is a ‘‘significant obligor’’ with respect to this offering. The borrowers under the Peter Cooper Village & Stuyvesant Town mortgage loan are PCV ST Owner LP and ST Owner LP. See ‘‘Annex B—Fifteen Largest Mortgage Loans—Peter Cooper Village & Stuyvesant Town.’’

The mortgaged property securing the 75 Broad Street mortgage loan, which represents 10.1% of the mortgage pool (12.6% of loan group no. 1), is a ‘‘significant obligor’’ with respect to this offering. The borrower under the 75 Broad Street mortgage loan is 75 Broad, LLC. See ‘‘Annex B—Fifteen Largest Mortgage Loans—75 Broad Street.’’

Relevant Dates and Periods

Cut-off Date	The cut-off date for each mortgage loan included in the trust will be its due date in April 2007. Each mortgage loan will be considered part of the trust as of its cut-off date. All payments and collections received on the mortgage loans included in the trust after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.

In the case of one (1) such underlying mortgage loan, representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on that underlying mortgage loan for the interest accrual period beginning in April 2007. Thereafter, the monthly payment due on the underlying mortgage loan during any particular calendar month will, in the absence of default, be passed through to the series 2007-C2 certificateholders in the following month. For purposes of calculating distributions on the series 2007-C2 certificates, those supplemental interest payments will be treated as if they were made by such borrower.

Issue Date	The date of initial issuance for the offered certificates will be on or about April 13, 2007.

Payment Date	During any given month, the payment date will be the fourth business day following the related determination date, commencing in May 2007.

Determination Date	The determination date with respect to any payment date will be the 11th day of each month, or if such 11th day is not a business day, the next succeeding business day, commencing in May 2007.

Record Date	The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month, except that the first record date will be the date of initial issuance. The registered holders of the series 2007-C2 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.

Collection Period	Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period—

•	will relate to a particular payment date,

•	will be approximately one month long,

•	will begin immediately after the prior collection period ends or, in the case of the first collection period, will begin immediately after the cut-off date, and

•	will end on the determination date.

Interest Accrual Period	The interest accrual period for the offered certificates for any payment date will be the preceding calendar month.

Rated Final Payment Date	As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt of all interest to which each certificateholder is entitled on each payment date, and

•	the ultimate receipt of all principal to which each certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

The rated final payment dates for each class of the offered certificates is the payment date in April 2047.

Assumed Final Payment Date	With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its mortgage loan;

•	the assumption that any mortgage loan with an anticipated repayment date is paid in full on that date;

•	the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final payment date for each class of principal balance offered certificates is the payment date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Payment Date
A-1	September 2011
A-2	April 2012
A-AB	November 2016
A-3	March 2017
A-1A	March 2017
A-MFX	April 2017
A-JFX	April 2017
B	April 2017
C	April 2017
D	April 2017
E	April 2017
F	April 2017

The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

Description of the Offered Certificates

Registration and Denominations	We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any greater whole dollar denominations.

You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme, or Euroclear Bank as operator of the Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under ‘‘Description of the Offered Certificates— Registration and Denominations’’ in this prospectus supplement and under ‘‘Description of the Certificates— Book-Entry Registration’’ in the accompanying prospectus.

Payments

A.	General	The trustee will make payments of interest and principal to the classes of series 2007-C2 certificateholders, in the following order of priority, subject to available funds:

Payment Order	Class
1st	A-1, A-2, A-AB, A-3, A-1A, X
2nd	A-MFX, A-MFL*
3rd	A-JFX, A-JFL*
4th	B
5th	C
6th	D
7th	E
8th	F
9th	G
10th	H
11th	J
12th	K
13th	L
14th	M
15th	N
16th	O
17th	P
18th	Q
19th	S

*	Refers to the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, as applicable.

Allocation of interest and principal, if applicable, payments among the class A-1, class A-2, class A-AB, class A-3, class A-1A and class X certificates is described under ‘‘—C. Payments of Interest’’ below and ‘‘—D. Payments of Principal’’ below.

See ‘‘Description of the Offered Certificates—Payments —Priority of Payments’’ in this prospectus supplement.

B.	Loan Groups	For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into:

•	a loan group no. 1 consisting of all of the mortgage loans that are secured by property types other than multifamily, and

•	a loan group no. 2 consisting of all of the mortgage loans that are secured, in whole or in part, by multifamily properties.

Loan group no. 1 will contain a total of 124 underlying mortgage loans representing 79.9% of the initial mortgage pool balance, and loan group no. 2 will contain a total of 25 underlying mortgage loans representing 20.1% of the initial mortgage pool balance.

As and to the extent described under ‘‘D.—Payments of Principal’’ and ‘‘Description of the Offered Certificates— Payments—Payments of Principal’’ and ‘‘—Payments— Priority of Payments’’ in this prospectus supplement, amounts collected with respect to loan group no. 2 will be distributed to the holders of the class A-1A certificates and amounts collected with respect to loan group no. 1 will be distributed to the holders of the class A-1, class A-2, class A-AB and class A-3 certificates.

C.	Payments of Interest	Each class of series 2007-C2 certificates (other than the class Y, class R-I and class R-II certificates) and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest will bear interest. In each case, that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for the particular class for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of the particular class outstanding immediately prior to the related payment date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL and Class A-JFL certificates, for so long as the related interest rate swap agreement is in effect and there is no continuing payment default thereunder on the part of the respective swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

Interest payments with respect to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest will be applied to make payments due to the respective swap counterparty and/or, together with any payments received by the respective issuing entity under the related interest rate swap agreement, to make payments on the class A-MFL and class A-JFL certificates, as applicable.

Interest payments will be allocated among the class A-1, class A-2, class A-AB, class A-3, class A-1A and class X certificates in the following manner:

•	interest payments in respect of loan group no. 1 will be allocated to the class A-1, class A-2, class A-AB and class A-3 certificates, pro rata based on the respective amounts of interest payable on each of these classes;

•	interest payments in respect of loan group no. 2 will be allocated to the class A-1A certificates; and

•	interest in respect of all of the mortgage loans will be allocated to the class X certificates;

provided, however, that if the interest payments for the subject payment date is insufficient to pay in full the total amount of interest to be distributable with respect to any of these classes as described above, then the interest payments will be allocated among all of those classes, pro rata, in proportion to the respective amounts of interest payable on those classes, without regard to loan group.

The borrowers under the mortgage loans are generally prohibited under the related mortgage loan documents from making whole or partial prepayments that are not accompanied by a full month’s interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month’s interest on the prepayment, then, as and to the extent described under ‘‘Description of the Offered Certificates— Payments—Payments of Interest’’ in this prospectus supplement, the resulting shortfall, less—

•	the amount of the master servicing fee that would have been payable from that uncollected interest, and

•	in the case of a voluntary prepayment on a non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from voluntary prepayments on non-specially serviced mortgage loans during the related collection period, may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the 2007-C2 certificates (other than the class A-MFL and class A-JFL certificates) and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, including the offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those classes.

On each payment date, subject to available funds and the payment priorities described under ‘‘—A. General’’ above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

See ‘‘Description of the Offered Certificates—Payments —Payments of Interest’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

D.	Payments of Principal	Subject to available funds and the payment priorities described under ‘‘Description of the Offered Certificates— Payments—Priority of Payments’’ in this prospectus supplement, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total initial principal balance of their particular class.

The trustee will be required to make payments of principal attributable to the mortgage loans in a specified sequential order, taking account of whether the payments (or advances in lieu thereof) and other collections of principal that are to be distributed were received and/or made with respect to underlying mortgage loans in loan group no. 1 or underlying mortgage loans in loan group no. 2, to ensure that:

•	no payments of principal will be made to the holders of any of the class A-1 or class A-2 certificates until (i) the principal balance of the class A-AB certificates is reduced to the planned principal balance for the related payment date set forth on Annex E to this prospectus supplement and (ii) the principal balance of each other class of certificates having a prior alpha-numerical class designation has been reduced to zero;

•	no payments of principal in respect of loan group no. 2 will be made to the holders of the class A-1, class A-2, class A-AB or class A-3 certificates until the total principal balance of the class A-1A certificates is reduced to zero;

•	no payments of principal in respect of loan group no. 1 will be made to the holders of the class A-1A certificates, until the total principal balance of the class A-3 certificates is reduced to zero;

•	no payments of principal will be made to the holders of the class A-MFX, class A-MFL (through the class A-MFL REMIC II regular interest), class A-JFX, class A-JFL (through the class A-JFL REMIC II regular interest), class B, class C, class D, class E and class F certificates until, in the case of each of those classes, the total principal balance of all more senior classes of certificates is reduced to zero; and

•	no payments of principal will be made to the holders of any non-offered class of series 2007-C2 certificates (in the case of the class A-MFL certificates, through the class A-MFL REMIC II regular interest; and in the case of the class A-JFL certificates, through the class A-JFL REMIC II regular interest) until the total principal balance of all more senior classes of certificates is reduced to zero.

In the case of the class A-MFL and class A-JFL certificates, any payments of principal will be first made with respect to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, respectively after which any corresponding payments of principal will be made to the class A-MFL and class A-JFL certificateholders, as applicable.

Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class A-MFX, class A-MFL (through the class A-MFL REMIC II regular interest), class A-JFX, class A-JFL (through the class A-JFL REMIC II regular interest), class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates could be reduced to zero at a time when the class A-1, class A-2, class A-AB, class A-3 and class A-1A certificates remain outstanding. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ in the accompanying prospectus. Under those circumstances, any payments of principal on the class A-1, class A-2, class A-AB, class A-3 and class A-1A certificates will be made on a pro rata basis in accordance with their respective principal balances.

The interest only certificates, class Y, class R-I and class R-II certificates do not have principal balances and do not entitle their holders to payments of principal.

The total payments of principal to be made on the series 2007-C2 certificates on any payment date will be a function of—

•	the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee agent; and

•	the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, if the master servicer, the special servicer or the trustee reimburses itself (or the master servicer, special servicer or trustee under a pooling and servicing agreement related to a loan combination is reimbursed) for advances out of principal collections on the mortgage loans for any advance that it (or in the case of the master servicer or the trustee, the special servicer) has determined is not recoverable out of collections on the mortgage loan for which such advances were made or for any work-out delayed reimbursement amounts, as described under ‘‘Description of the Offered Certificates—Reimbursement of Advances’’ in this prospectus supplement, then the total payments of principal to be made on the series 2007-C2 principal balance certificates on the corresponding payment date will be reduced by the amount of such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group (i.e., loan group no. 1 or loan group no. 2, as applicable) that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments of other collections of principal on the other loan group.

See ‘‘Description of the Offered Certificates—Payments —Payments of Principal,’’ and ‘‘—Payments—Priority of Payments’’ in this prospectus supplement.

E.	Payments of Prepayment Premiums and Yield Maintenance Charges	If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under ‘‘Description of the Offered Certificates—Payments— Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement, to—

•	the holders of any of the classes of the offered certificates and the class G, class H, class J and class K certificates that are then entitled to receive payments of principal with respect to the loan group that includes the prepaid mortgage loan on that payment date and/or the floating rate account established with respect to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, as applicable, as described in this prospectus supplement, to the extent funds are available, and

•	any remaining amounts to the holders of the class X certificates.

Fees and Expenses	The amounts available for distribution on the series 2007-C2 certificates on any payment date will generally be net of the fees and other compensation payable to the master servicer, the special servicer, the trustee and certain other parties as provided in the pooling and servicing agreement. Such fees and expenses will generally be payable prior to distribution on the series 2007-C2 certificates. Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for such fees and expenses is set forth under ‘‘Description of the Offered Certificates—Fees and Expenses’’ in this prospectus supplement.

Reductions of Certificate Principal Balances in Connection with Losses on the Underlying Mortgage Loans and Default-Related and Other Unanticipated Expenses	Future losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust may cause the total principal balance of the mortgage pool, net of advances of principal, to fall below the total principal balance of the series 2007-C2 certificates. If and to the extent that losses and expenses on the mortgage loans cause a deficit to exist following the payments made on the series 2007-C2 certificates on any payment date, the total principal balances of the following classes of series 2007-C2 certificates (in the case of the class A-MFL and class A-JFL certificates, through the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, respectively) will be sequentially reduced in the following order, until that deficit is eliminated:

Reduction Order	Class
1st	S
2nd	Q
3rd	P
4th	O
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-JFX and A-JFL, pro rata
18th	A-MFX and A-MFL, pro rata
19th	A-1, A-2, A-AB, A-3 and A-1A pro rata by total principal balance

Any reduction to the respective total principal balances of the class A-1, class A-2, class A-AB, class A-3 and class A-1A certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of reduction.

Although losses on the underlying mortgage loans, extraordinary expenses and available funds shortfalls will not be directly allocated to the class A-MFL or class A-JFL certificates, as applicable such losses, expenses and shortfalls may be allocated to the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, respectively, in reduction of the total principal balance of the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, respectively and the amount of the interest entitlement, respectively. Any decrease in the total principal balance of the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, respectively will result in a corresponding decrease in the total principal balance of the class A-MFL or class A-JFL certificates, respectively (for whatever reason) and will reduce the amount of interest distributed on the class A-MFL or class A-JFL certificates as applicable to the extent described in this offering prospectus.

Any losses or expenses that are associated with the mortgage loans secured by the Peter Cooper Village & Stuyvesant Town properties will generally be allocated pro rata between the applicable senior mortgage loans that are secured by the related properties, only one of which is a mortgage loan in the trust, in accordance with the related co-lender agreement. Any losses or expenses that are associated with the mortgage loans secured by the Ala Moana Portfolio properties will generally be allocated first, to the subordinate mortgage loans that are secured by the related property, and then pro rata between the applicable senior mortgage loans that are secured by the related property, only one of which is a mortgage loan in the trust, in accordance with the related co-lender agreement. Any losses or expenses that are associated with the mortgage loans secured by the Palisades Village Center property and the Yolo County General Services Building – Woodland, CA property will generally be allocated first, to the related subordinate mortgage loan and then to the related mortgage loan in the trust, in each case in accordance with the related co-lender agreement.

See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments	Except as described below in this subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the mortgage loans, in each case net of related master servicing fees (which include any applicable primary servicing fees) and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make. As described under ‘‘Description of the Offered Certificates— Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

Notwithstanding the foregoing, neither the master servicer nor the trustee will advance master servicing fees, primary servicing fees or workout fees. Moreover, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

In addition, if any ‘‘appraisal reduction event,’’ occurs or exists with respect to any mortgage loan or the mortgaged property for that mortgage loan (excluding the non-serviced mortgage loans), a new appraisal (or, in some cases involving mortgage loans or mortgaged properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that the principal balance of, and other delinquent amounts due under, the mortgage loan, exceed an amount equal to—

•	90% of the new appraised or estimated value of that mortgaged property, plus

•	certain escrows and reserves and any letters of credit constituting additional security for the mortgage loan, minus

•	the amount of any obligations secured by liens on the mortgaged property, which liens are prior to the lien of the mortgage loan,

then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will generally be in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the payment priorities, any reduction in advances on the mortgage loans will first reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2007-C2 certificates.

With respect to the two mortgage loans that are in a split loan structure and are being serviced pursuant to a pooling and servicing agreement entered into in connection with another securitization (the Peter Cooper Village & Stuyvesant Town mortgage loan and the Ala Moana Portfolio mortgage loan),

•	the master servicer under the series 2007-C2 pooling and servicing agreement is the party that is responsible for making P&I advances for the mortgage loan in that split loan structure that is included in this trust, and

•	each of those split loan structures will be subject to appraisal reduction provisions under the applicable pooling and servicing agreement that are similar, but may not be identical, to the appraisal reduction provisions described above.

In each case, appraisal reduction amounts will be calculated with respect to an entire split loan structure as if it was a single mortgage loan and then allocated, generally in reverse order of payment priority, among the respective mortgage loans that comprise that split loan structure. See ‘‘Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments’’ and ‘‘Servicing Under the Pooling and Servicing Agreement— Required Appraisals’’ in this prospectus supplement. See also ‘‘Description of the Certificates—Advances’’ in the accompanying prospectus.

Reports to Certificateholders	On each payment date, the trustee will make available a monthly report to the registered holders of the series 2007-C2 certificates. The trustee’s report will detail among other things, the payments made to the series 2007-C2 certificateholders on that payment date and the performance of the mortgage loans in the trust and the mortgaged properties.

You may also review via the trustee’s website or, upon reasonable prior notice, at the trustee’s offices during normal business hours a variety of information and documents that pertain to the mortgage loans in the trust and the properties securing those mortgage loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Optional Termination	Specified parties to the transaction may terminate the trust by purchasing the remaining trust assets when the total principal balance of the mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool balance. The trust could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (including the X certificates), excluding the class Y, class R-I and class R-II certificates (provided, however, that the class A-1 through class F certificates are no longer outstanding) for the mortgage loans remaining in the trust.

See ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

Repurchase Obligation	Each mortgage loan seller will make certain representations and warranties with respect to the mortgage loans sold by such mortgage loan seller, as described herein under ‘‘Description of the Mortgage Pool —Representations and Warranties.’’ If a mortgage loan seller has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan, then that mortgage loan seller will be required to either cure such breach, repurchase the affected mortgage loan from the trust fund or substitute the affected mortgage loan with another mortgage loan. If the related mortgage loan seller opts to repurchase the affected mortgage loan, such repurchase would have the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that such purchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Loans	After any mortgage loan in the trust has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give written notice of that event to the trustee. Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C2 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of—

•	the outstanding principal balance of the mortgage loan,

•	all accrued and unpaid interest on the mortgage loan, other than default interest,

•	all unreimbursed servicing advances with respect to the mortgage loan, and

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

If none of the purchase option holders exercises its option to purchase a specially serviced mortgage loan at the price described above, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan as described in this prospectus supplement.

In the case of one underlying mortgage loan, identified on Annex A-1 to this prospectus supplement as the Peter Cooper Village & Stuyvesant Town mortgage loan, the holder of the most subordinate class of certificates under the WBCMT 2007-C30 trust shall have the option to purchase the defaulted mortgage loan from the related trust fund so long as it also purchases each related pari passu companion loan. In the event such certificateholder does not exercise its purchase option within a certain specified period, the holder of the 2007-C2 controlling class and the holders of the other related pari passu companion loans will each have the option to purchase the Peter Cooper Village & Stuyvesant Town mortgage loan so long as that holder also purchases each related pari passu companion loan, in accordance with the related intercreditor agreement. In the event no holder of a related pari passu companion loan exercises its purchase option, then the holder of the 2007-C2 controlling class shall then have the option to purchase just the portion of the Peter Cooper Village & Stuyvesant Town mortgage loan included in the trust fund.

See ‘‘Servicing Under the Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement.

In addition, certain of the mortgage loans are subject to a purchase option upon certain events of default in favor of a subordinate lender, a pari passu lender or a mezzanine lender.

The Underlying Mortgage Loans and the Mortgaged Properties

General	In this section, ‘‘—The Underlying Mortgage Loans and the Mortgaged Properties,’’ we provide summary information with respect to the mortgage loans that we intend to include in the trust. The trust’s primary assets will be 149 fixed rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on 146 commercial properties and 26 multifamily properties. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

•	‘‘Description of the Mortgage Pool’’;

•	‘‘Risk Factors—Risks Related to the Underlying Mortgage Loans’’;

•	‘‘Annex A-1—Certain Characteristics of the Underlying Mortgage Loans’’;

•	‘‘Annex A-2—Certain Characteristics of the Underlying Multifamily Mortgage Loans’’;

•	‘‘Annex A-3—Reserve Accounts Information’’;

•	‘‘Annex A-4—Commercial Tenant Schedule’’;

•	‘‘Annex A-5—Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed & Portfolios)’’;

•	‘‘Annex B—Fifteen Largest Mortgage Loans’’; and

•	‘‘Annex C—Mortgage Pool Characteristics.’’

For purposes of calculating distributions on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C2 certificates will be divided into a loan group no. 1 and a loan group no. 2.

Loan group no. 1 will consist of all of the mortgage loans that are secured by property types other than multifamily. Loan group no. 1 will consist of 124 mortgage loans, with an initial loan group no. 1 balance of $1,933,839,279, representing approximately 79.9% of the initial mortgage pool balance.

Loan group no. 2 will consist of all of the mortgage loans that are secured, in whole or in part, by multifamily properties. Loan group no. 2 will consist of 25 mortgage loans, with an initial loan group no. 2 balance of $485,627,627, representing approximately 20.1% of the initial mortgage pool balance.

When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	References to initial mortgage pool balance mean the aggregate cut-off date principal balance of all the underlying mortgage loans, references to the initial loan group no. 1 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 1 and references to the initial loan group no. 2 balance mean the aggregate cut-off date principal balance of the underlying mortgage loans in loan group no. 2. We will transfer each of the underlying mortgage loans, at its respective cut-off date principal balance, to the trust. We show the cut-off date principal balance for each of the underlying mortgage loans.

•	The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

•	If any of the mortgage loans is secured by multiple properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties as set forth in Annex A-1 to this prospectus supplement.

•	When information with respect to mortgaged properties is expressed as a percentage of the initial mortgage pool balance, the initial loan group no. 1 balance or the initial loan group no. 2 balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Annex A-1 to this prospectus supplement.

•	Certain of the mortgage loans are secured by a mortgaged property that also secures another loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right of payment with the other mortgage loan included in the trust. See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

•	Except as described below, all information presented in this prospectus supplement with respect to a mortgage loan with one or more pari passu or subordinate companion loans was calculated without regard to the related pari passu or subordinate companion loans, unless otherwise indicated.

•	The loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratio, debt service coverage ratio and loan balance per square foot for each of the mortgage loans in a split loan structure with pari passu companion loans is the aggregate principal balance of the mortgage loan and the related pari passu companion loans, excluding any related junior companion loans outside the trust.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either loan group no. 1 or loan group no. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of loan group no. 1 and loan group no. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision. See ‘‘—Additional Statistical Information’’ below.

Payment and Other Terms	Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with a fixed rate of interest.

The repayment obligation of each of the mortgage loans that we intend to include in the trust is evidenced by a promissory note executed by the related borrower and is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, each mortgage lien will be a first priority lien.

All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse.

None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party.

Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that mortgage loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to underlying mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

The following chart identifies payment dates for the mortgage loans, subject, in some cases, to a next business day convention:

Due Date	Grace Period(1)	# Mortgage Loans	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
11	0	72	36.8%	38.7%	29.5%
1	5	43	24.7%	27.7%	12.7%
6	0	18	11.5%	14.3%	0.0%
8	0	1	10.3%	0.0%	51.5%
7	0	1	7.1%	8.9%	0.0%
1	0, 3 (once a year)	1	4.1%	5.2%	0.0%
1	7	9	3.1%	2.3%	6.3%
1	0	3	2.2%	2.7%	0.0%
15	10	1	0.1%	0.1%	0.0%

(1)	As used in this prospectus supplement, ‘‘grace period’’ is the number of days before a payment default is an event of default under the mortgage loan.

The following chart identifies the amortization characteristics for the mortgage loans:

Amortization Type	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Interest Only	41	$1,249,933,100	51.7%	44.9%	78.4%
Interest Only, Amortizing Balloon(1)	51	$715,191,669	29.6%	32.9%	16.1%
Amortizing Balloon	31	$195,622,915	8.1%	9.7%	1.7%
Interest Only, Amortizing ARD(1)(2)	14	$187,965,000	7.8%	9.5%	1.0%
Interest Only, ARD	7	$46,237,000	1.9%	1.7%	2.8%
Amortizing ARD	3	$14,682,554	0.6%	0.8%	0.0%
Fully Amortizing	2	$9,834,667	0.4%	0.5%	0.0%

(1)	With respect to partial interest only loans, interest only periods range from 12 to 84 months.
(2)	With respect to one mortgage loan, 3505-3521 East Chapman Retail Center, the mortgage loan is amortizing for months 1 through 24, interest only for months 25 through 48 and amortizing for the remainder of the loan term.

Split Loan Structure	The mortgage loans identified in the table below are each part of a split loan structure, comprised of two or more mortgage loans that are secured by the same mortgage instruments on the same mortgaged property or portfolio of mortgaged properties. The mortgage loans in a split loan structure that are not included in the mortgage pool (also referred to as companion loans) may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust.

The payment priority between the mortgage loans in a split loan structure are as follows—

•	with respect to the mortgage loan identified in the table below as Peter Cooper Village & Stuyvesant Town, the mortgage loan included in the trust is always pari passu in right of payment with other mortgage loans outside the trust;

•	with respect to the mortgage loan identified in the table below as the Ala Moana Portfolio (which is comprised of multiple pari passu senior mortgage loans and multiple subordinate mortgage loans), prior to certain defaults each of the pari passu senior mortgage loans and each of the subordinate mortgage loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the senior mortgage loans will be paid their share prior to holders of the subordinate mortgage loans, and subsequent to such defaults the pari passu senior mortgage loan in the trust and the pari passu senior mortgage loans outside the trust are pari passu in right of payment and all of such mortgage loans are senior to the subordinate mortgage loans outside the trust; and

•	with respect to the mortgage loans identified in the table below as Palisades Village Center, Yolo County General Services Building – Woodland, CA and 475 Bedford Street, the mortgage loan included in the trust is always senior in right of payment with related companion mortgage loans outside the trust.

See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ in this prospectus supplement.

Mortgage Loan	Mortgage Loan Balance(1)	Trust Mortgage Loan as a % of Initial Mortgage Pool Balance	Aggregate Loan Combination Balance(1)	Junior Companion Loan Balance	Companion Pari Passu Loan Balance(1)	Controlling Pooling & Servicing Agreement(7)	Initial Master Servicer	Initial Special Servicer
Peter Cooper Village & Stuyvesant Town	$250,000,000	10.3%	$3,000,000,000	N/A	$2,750,000,000(3)	WBCMT 2007-C30	Wachovia	CWCAM(5)
Ala Moana Portfolio	$100,000,000	4.1%	$1,500,000,000	$300,000,000(2)	$1,100,000,000(4)	CD 2006-CD3	Wachovia	JER(6)
Palisades Village Center	$29,200,000	1.2%	$32,850,000	$3,650,000	N/A	COBALT CMBS 2007-C2	Wachovia	CWCAM(5)
Yolo County General Services Building – Woodland, CA	$10,332,000	0.4%	$13,195,491	$2,863,491	N/A	COBALT CMBS 2007-C2	Wachovia	CWCAM(5)
475 Bedford Street	$7,665,000	0.3%	$8,010,000	$345,000	N/A	COBALT CMBS 2007-C2	Wachovia	CWCAM(5)

(1)	Based on cut-off date loan balances.
(2)	Comprised of fourteen subordinate mortgage loans.
(3)	Comprised of five non-trust pari passu mortgage loans.
(4)	Comprised of seven non-trust pari passu mortgage loans.
(5)	CWCapital Asset Management LLC.
(6)	J.E. Robert Company, Inc.
(7)	The Ala Moana Portfolio split loan will be serviced under the CD 2006-CD3 PSA entered into in connection with the issuance of the Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates. The Peter Cooper Village & Stuyvesant Town split loan will be serviced under the WBCMT 2007-C30 pooling and servicing agreement entered into in connection with the issuance of the Wachovia Commercial Mortgage Securities, Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2007-C30. See ‘‘Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations’’ in this prospectus supplement.

Delinquency Status	None of the mortgage loans that we intend to include in the trust fund were 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12 month period preceding that date.

Prepayment Lock-Out Periods and Defeasance	142 of the mortgage loans that we intend to include in the trust fund, representing 94.2% of the initial mortgage pool balance, 94.2% of the initial loan group no. 1 balance and 94.1% of the initial loan group no. 2 balance, each by allocated loan amounts, contain provisions for a prepayment lock-out period that is currently in effect. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans—Prepayment Provisions’’ in this prospectus supplement.

112 of the mortgage loans that we intend to include in the trust fund, representing 79.4% of the initial mortgage pool balance,76.6% of the initial loan group no. 1 balance and 90.6% of the initial loan group no. 2 balance, provide for a period, during the prepayment lock-out period, when voluntary prepayments are still prohibited but the related borrower may defease the loan in full or, in certain cases, in part, and obtain a full or (if applicable) partial release of the mortgaged property from the mortgage lien by delivering acceptable U.S. Treasury securities or other acceptable ‘‘government securities,’’ as such term is defined under section 2(a)(16) of the Investment Company Act of 1940, as substitute collateral for the mortgage loan. Four of the mortgage loans, representing 5.6% of the initial mortgage pool balance and 7.1% of the initial loan group no. 1 balance, permit the borrower to prepay the subject mortgage loan with the payment of yield maintenance or to defease the subject mortgage loan after a lock-out period. One of the mortgage loans, representing 0.6% of the initial mortgage pool balance and 0.7% of the initial loan group no. 1 balance, permits the borrower to defease the subject mortgage loan after a lock-out period or to prepay the subject mortgage loan for a specified period with payment of yield maintenance, and thereafter, to defease the subject mortgage loan. One of the mortgage loans, representing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group no. 1 balance, permits the borrower to prepay the subject mortgage loan with payment of yield maintenance for a specified period, and thereafter, to defease the subject mortgage loan.

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut-Off Date Balance	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Lockout/Defeasance/Open	112	$1,922,011,933	79.4%	76.6%	90.6%
Lockout/Yield Maintenance/Open	26	209,351,114	8.7	9.9	3.5
Lockout/Defeasance or Yield Maintenance/Open	4	136,500,000	5.6	7.1	0.0
Yield Maintenance/Open	5	127,975,000	5.3	5.1	5.9
Lockout/Defeasance/Open or Yield Maintenance/ Defeasance/Open	1	13,468,859	0.6	0.7	0.0
Yield Maintenance/ Defeasance/Open	1	10,160,000	0.4	0.5	0.0

For the mortgage loans that currently prohibit voluntary prepayments, the remaining terms of the prepayment lock-out (or prepayment lock-out/defeasance) period are as follows:

Maximum remaining lock-out or lock-out/defeasance period	236 months
Minimum remaining lock-out or lock-out/defeasance period	3 months
Weighted average remaining lock-out or lock-out/defeasance period	102 months

Generally, each of the mortgage loans is freely prepayable with no yield maintenance premium for a specified open period (generally not more than 4 months) prior to its maturity date.

Additional Statistical Information

A.	General Characteristics	The mortgage pool, loan group no. 1 and loan group no. 2 will have the following general characteristics as of the cut-off date:

	Mortgage Pool(1)		Initial Loan Group No. 1		Initial Loan Group No. 2(1)
Initial mortgage pool balance/ loan group balance(2)	$2,419,466,906		$1,933,839,279		$485,627,627
Number of mortgage loans	149		124		25
Number of mortgaged properties	172		146		26
Maximum cut-off date principal balance	$250,000,000		$243,500,000		$250,000,000
Minimum cut-off date principal balance	$1,490,000		$1,490,000		$1,518,128
Average cut-off date principal balance	$16,238,033		$15,595,478		$19,425,105
Maximum mortgage interest rate	8.250%		8.250%		6.434%
Minimum mortgage interest rate	5.302%		5.302%		5.404%
Weighted average mortgage interest rate	5.800%		5.735%		6.058%
Maximum original term to maturity(3)	292		292		120
Minimum original term to maturity(3)	60		60		60
Weighted average original term to maturity(3)	114		113		116
Maximum remaining term to maturity(3)	239		239		120
Minimum remaining term to maturity(3)	53		53		57
Weighted average remaining term to maturity(3)	112		112		114
Weighted average underwritten debt service coverage ratio(4)(5)(7)	1.40	x	1.37	x	1.55	x
Weighted average cut-off date loan-to-value ratio(4)(6)	69.5%		70.8%		64.2%

(1)	With respect to the Peter Cooper Village & Stuyvesant Town mortgage loan, the related borrower is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged property and/or subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions. For purposes of these numbers, it has been assumed that such future debt is not advanced. For a description of the debt service coverage ratios and loan-to-value ratios, see ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex B to this prospectus supplement.
(2)	Subject to a permitted variance of plus or minus 5%.
(3)	For purposes of calculating the original term to maturity and remaining term to maturity of any mortgage loan that has an anticipated repayment date, we assume that the mortgage loan will mature on its anticipated repayment date.

(4)	The loan amount used for purposes of calculating the loan-to-value ratio and debt service coverage ratio for each of the mortgage loans with pari passu companion notes is the aggregate principal balance of the mortgage loan and the related pari passu companion loan(s). The principal balance of the subordinate companion loans are not included in these calculations, unless otherwise indicated. Additional adjustments to debt service ratios and loan-to-value ratios for certain of the mortgage loans with escrows and the mortgage loans with earnout provisions or performance guarantees are described in the glossary and the footnotes of Annex A-1 to this prospectus supplement.
(5)	For purposes of determining the debt service coverage ratios for 8 mortgage loans (Courtyard by Marriott-Portland, OR, 880 Hanna Drive, Advantage Point Apartments, Arrowood Village Apartments, Doubletree Inn at the Colonnade, 180 Newport Center Drive, East Gate Commons and Storage Express – Palmdale, CA), representing 2.7% of the initial mortgage pool balance (2.9% of the initial loan group no. 1 balance), such ratios were adjusted by taking into account amounts available under certain letters of credit, guaranties and/or cash reserves. See ‘‘Annex A-1’’ to this prospectus supplement.
(6)	For purposes of determining the loan-to-value ratios for 6 mortgage loans (Township Plaza Retail, University Town Center, Westin – Fort Lauderdale, FL, Storage Xxtra Portfolio, Heritage Hunt Retail Center and Palisades Village Center), representing approximately 5.4% of the initial mortgage pool balance (6.7% of the initial loan group no. 1 balance), such ratios were calculated using ‘‘as stabilized’’ or ‘‘as completed’’ appraised values as opposed to ‘‘as is’’ appraised values. For purposes of determining the loan-to-value ratios for 4 mortgage loans (East Gate Commons, Storage Express – Palmdale, CA, Doubletree Inn at the Colonnade and 180 Newport Center Drive), representing 1.6% of the initial mortgage pool balance (2.0% of the initial loan group no. 1 balance), such ratios were adjusted by taking into account amounts available under certain letters of credit, guaranties and/or cash reserves. See ‘‘Annex A-1’’ to this prospectus supplement.
(7)	With respect to the Peter Cooper Village & Stuyvesant Town mortgage loan, the underwritten net cash flow used to calculate the debt service coverage ratio was determined using future cash flow projections that include various assumptions, including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. For a description of how the debt service coverage ratios for the mortgage loans are determined, see ‘‘Description of the Mortgage Pool—Additional Loan and Property Information’’ and ‘‘Risk Factors—Risks Relating to Net Cash Flow’’ in this prospectus supplement and the description of the Peter Cooper Village & Stuyvesant Town mortgage loan in Annex B to this prospectus supplement.

The initial mortgage pool balance and all other financial and statistical information provided in this prospectus supplement, including the table above, unless indicated otherwise, are based on the cut-off date principal balances of the mortgage loans and exclude any subordinate or pari passu mortgage loans. See ‘‘—Description of the Mortgage Pool—General’’ in this prospectus supplement.

B.	Geographic Concentration	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties located in the indicated jurisdiction:

State	Number of Mortgaged Properties(1)	Aggregate Cut-Off Date Balance	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
NY	12	$669,912,303	27.7%	20.7%	55.7%
CA	25	$258,941,341	10.7%	12.8%	2.2%
Southern(2)	17	$166,395,591	6.9%	8.5%	0.6%
Northern(2)	8	$92,545,750	3.8%	4.4%	1.5%
DC	4	$249,450,000	10.3%	12.9%	0.0%
FL	13	$186,604,963	7.7%	8.1%	6.0%
IL	9	$122,157,000	5.0%	4.7%	6.3%
Other	109	$932,401,298	38.5%	40.7%	29.9%

(1)	Some of the mortgage loans each secure mortgaged properties located in more than one state.
(2)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties south of or included in such counties were included in Southern California.

The remaining mortgaged properties with respect to the mortgage pool are located throughout 33 other states. No more than 5% of the initial mortgage pool balance is secured by mortgaged properties located in any of these other states.

C.	Property Types	The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged properties of the following types:

Property Type	Number of Mortgaged Properties	Aggregate Cut-Off Date Balance	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Office	40	$805,716,570	33.3%	41.7%	0.0%
Multifamily	25	$465,127,627	19.2%	0.0%	95.8%
Retail	49	$448,225,620	18.5%	23.2%	0.0%
Retail - Anchored	14	$180,850,166	7.5%	9.4%	0.0%
Retail - Unanchored	18	$96,600,363	4.0%	5.0%	0.0%
Retail - Regional Mall	2	$94,848,680	3.9%	4.9%	0.0%
Retail - Single Tenant	11	$52,768,179	2.2%	2.7%	0.0%
Retail - Shadow Anchored*	4	$23,158,232	1.0%	1.2%	0.0%
Mixed Use	7	$245,937,000	10.2%	11.7%	4.2%
Hospitality	15	$232,312,515	9.6%	12.0%	0.0%
Industrial	15	$129,656,238	5.4%	6.7%	0.0%
Self Storage	16	$60,122,932	2.5%	3.1%	0.0%
Land	4	$24,703,403	1.0%	1.3%	0.0%
Other	1	$7,665,000	0.3%	0.4%	0.0%

*	A mortgaged property is classified as shadow anchored if it contains a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan.

D.	Encumbered Interests	The table below shows the number of, and percentage of the initial mortgage pool balance, secured by, mortgaged properties for which the whole or predominant encumbered interest is as indicated:

Ownership Interest	# Mortgaged Properties	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Fee	164	86.0%	82.5%	100.0%
Fee/Leasehold	3	8.1%	10.1%	0.0%
Leasehold	5	5.9%	7.4%	0.0%

It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as ‘‘fee’’ in the chart above.

Other Considerations

Federal Income Tax Consequences	The trustee or its agent will make elections to treat designated portions of the assets of the trust as two separate real estate mortgage investment conduits, or REMICs, under sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Those two REMICs are as follows:

•	REMIC I, which will consist of, among other things, the mortgage loans that are included in the trust but exclude collections of additional interest accrued as to payment with respect to the mortgage loan with an anticipated repayment date that remains outstanding past that date; and

•	REMIC II, which will hold the regular interests in REMIC I.

Any assets not included in a REMIC will constitute one or more grantor trusts for federal income tax purposes.

The class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, the related swap agreements and the related floating rate accounts, will each constitute a grantor trust for federal income tax purposes and will not be part of the REMICs referred to above.

The offered certificates will be treated as regular interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

It is anticipated that the classes of offered certificates will be issued at a premium.

When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	the mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

•	no other mortgage loan in the trust will be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the trust.

However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this prospectus supplement and the accompanying prospectus.

ERISA	We anticipate that, subject to satisfaction of the conditions referred to under ‘‘Certain ERISA Considerations’’ in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to:

•	Title I of the Employee Retirement Income Security Act of 1974, as amended, or

•	section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a non-exempt prohibited transaction. This is based upon individual prohibited transaction exemptions granted to each of Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. by the U.S. Department of Labor.

If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended.

Legal Investment	The offered certificates will not be ‘‘mortgage related securities’’ within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulation authorities, then you may be subject to restrictions on investments in the offered certificates. You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See ‘‘Legal Investment’’ in this prospectus supplement and in the accompanying prospectus.

Investment Considerations	The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

The yield on the offered certificates with variable or capped pass- through rates could be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

See ‘‘Yield and Maturity Considerations’’ in this prospectus supplement and in the accompanying prospectus and ‘‘Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans’’ in this prospectus supplement.

 Risk Factors

The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

You should consider the following factors, as well as those set forth under ‘‘Risk Factors’’ in the accompanying prospectus, in deciding whether to purchase any offered certificates. The ‘‘Risk Factors’’ section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

Risks Related to the Offered Certificates

The Class A-MFX, Class A-JFX, Class B, Class C, Class D, Class E and Class F Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, Class A-2, Class A-AB, Class A-3 and Class A-1A Certificates and, with Respect to Interest Distributions, the Class X Certificates. If you purchase class A-MFX, class A-JFX, class B, class C, class D, class E or class F certificates, then your offered certificates (in the case of class A-MFX and class A-JFX certificates, together with the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, respectively, on a pro rata basis) will provide credit support to other classes of series 2007-C2 certificates with an earlier designation. As a result, you will receive payments after, and may bear the effects of losses on the underlying mortgage loans before the holders of those other classes of offered certificates.

When making an investment decision, you should consider, among other things—

•	the risk profile you seek for your investment compared to the risk profile of each of the offered certificates;

•	the payment priorities of the respective classes of the series 2007-C2 certificates;

•	the order in which the respective classes of the series 2007-C2 certificates will be reduced in connection with losses and default-related shortfalls on the mortgage loans;

•	the characteristics and quality of the mortgage loans; and

•	each of the risk factors described in this prospectus supplement and the accompanying prospectus.

See ‘‘Description of the Mortgage Pool’’ and ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable,’’ ‘‘—Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses’’ and ‘‘—Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make all Required Payments on Those Certificates’’ in the accompanying prospectus.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability To Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying prospectus.

The Offered Certificates Have Uncertain Yields to Maturity.    The yields on your offered certificates will depend on—

•	the price you paid for your offered certificates; and

•	the rate, timing and amount of payments on your offered certificates.

The rate, timing and amount of payments on your offered certificates will depend on:

•	the pass-through rate for, and other payment terms of, your offered certificates;

•	the rate and timing of payments and prepayments and other collections of principal on the underlying mortgage loans;

•	the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

•	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

•	the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans;

•	servicing decisions with respect to the underlying mortgage loans;

•	the purchase or a substitution of a mortgage loan by a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller or a material defect in the related mortgage loan documents delivered by such mortgage loan seller; and

•	the purchase of a mortgage loan whether by (i) the holder of a related companion loan, (ii) a holder of the fair value purchase option, (iii) a mezzanine lender or (iv) any other party with a purchase option.

In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates.

In the absence of significant losses on the mortgage pool, holders of the class A-1, class A-2, class A-AB and class A-3 certificates should be concerned with the factors described primarily insofar as they relate to the underlying mortgage loans in loan group no. 1. Until the class A-1, class A-2, class A-AB and class A-3 certificates are retired, holders of the class A-1A certificates should, in the absence of significant losses on the mortgage pool, be concerned with the factors described primarily insofar are they relate to the underlying mortgage loans in loan group no. 2.

Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. Certain of the mortgage loans also permit prepayment without penalty or premium if, as a result of a mandatory prepayment due to casualty or condemnation, the outstanding principal balance of the mortgage loan is reduced below a specified amount. See ‘‘Description of the Mortgaged Pool—Terms and Conditions of the Trust Mortgage Loans—Prepayment Provisions’’ and ‘‘—Other Prepayment Provisions’’ in this prospectus supplement.

In addition, if the master servicer or the trustee reimburses itself (or the master servicer, the special servicer, the trustee or any fiscal agent under the pooling and servicing for any non-serviced trust loan is reimbursed) out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-C2 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2007-C2 principal balance certificates. See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and

Additional Trust Fund Expenses’’ in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any work-out delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-C2 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See ‘‘Description of the Offered Certificates—Reimbursement of Advances’’ below.

See ‘‘Description of the Mortgage Pool,’’ ‘‘Servicing Under the Pooling and Servicing Agreement,’’ ‘‘Description of the Offered Certificates—Payments’’ and ‘‘—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ and ‘‘Yield and Maturity Considerations’’ in this prospectus supplement. See also ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ and ‘‘Yield and Maturity Considerations’’ in the accompanying prospectus.

Performance Escrows.    In connection with the origination of some of the mortgage loans, the related borrowers were required to escrow funds or post a letter of credit related to obtaining certain performance objectives. In general, such funds will be released to the related borrower upon the satisfaction of certain conditions. If the conditions are not satisfied, although the master servicer will be directed in the pooling and servicing agreement (in accordance with the servicing standard) to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use the funds to reduce the principal balance of the related mortgage loan. However, in the event such funds are required to be used to reduce the principal balance of such mortgage loans, such amounts will be passed through to the holders of the certificates as principal prepayments.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss.    The offered certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement.

Mortgage Loan Sellers May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan.    Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to the depositor. Neither the depositor nor any of our affiliates (except, in certain circumstances, for CWCapital LLC, in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller’s representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. In addition, one or more of the mortgage loan sellers may have acquired a portion of the mortgage loans included in the trust fund in one or more secondary market purchases. Such purchases may be challenged as fraudulent conveyances. Such a challenge, if successful, may have a negative impact on the distributions on your certificates.

The Mortgage Loan Sellers, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans.    In the event of the bankruptcy or insolvency of any mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur. Based upon opinions of counsel that the conveyance of the mortgage loans would generally be respected in the event of a bankruptcy or insolvency of a mortgage loan seller or the depositor, which opinions are subject to various assumptions and qualifications, the depositor and the issuing entity believe that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position. Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a ‘‘business trust.’’ Even if a bankruptcy court were to determine that the issuing entity was a ‘‘business trust,’’ it is possible that payments on the certificates would be delayed while the court resolved the issue.

The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances and the Right of the Special Servicer to Receive Special Servicing Compensation May Result in Additional Losses to the Trust Fund.    The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest. In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates. The non-serviced mortgage loans included in the trust are serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated.    If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See ‘‘Yield and Maturity Considerations’’ in the accompanying prospectus.

Holders of the class A-1, class A-2, class A-AB and class A-3 certificates will be significantly affected by the rate of payments and other collections of principal on the underlying mortgage loans in loan group no. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2. Conversely, holders of the class A-1A certificates will be significantly affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 2 and, only after the retirement of the class A-1, class A-2, class A-AB and class A-3 certificates or in connection with significant losses on the mortgage pool, will be affected by the rate and timing of payments and other collections of principal on the underlying mortgage loans in loan group no. 1.

You should consider that prepayment premiums and yield maintenance charges, as applicable, may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge, as applicable, is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See ‘‘Risks Relating to Enforceability of Prepayment Premiums or Defeasance Provisions’’ in this prospectus supplement.

The yield on a class of offered certificates with a variable or capped pass-through rate could also be adversely affected if the underlying mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

Risks Relating to Enforceability of Prepayment Premiums or Defeasance Provisions.    Provisions requiring yield maintenance charges, prepayment premiums or lockout periods, as applicable, may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Your Lack of Control Over Trust Fund Can Create Risks.    You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See ‘‘Servicing Under The Pooling and Servicing Agreement—General’’ in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the primary servicer, the special servicer or the trustee, as applicable. With respect to the non-serviced mortgage loans included in the trust, these decisions, will be made by the master servicer, primary servicer (if any), special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of the parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

Risks Related to the Underlying Mortgage Loans

The Prospective Performance of The Commercial and Multifamily Mortgage Loans Included in The Trust Fund should be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts.    While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship, covenants, encumbrances and agreements affecting property condition, use and operation and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as ‘‘static pool data’’). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates.    Other than those secured by interests in land only (or underwritten as if the secured interest were land only, with improvements leased to and operated by tenants), all of the mortgage loans that we intend to include in the trust require the related borrower to maintain, or cause to be maintained, property insurance in an amount (subject to deductibles that vary from property to property) at least equal to the lesser of (i) the replacement cost of improvements at the mortgaged property or (ii) the outstanding principal balance of the mortgage loan. Notwithstanding the mortgage loan insurance requirements,

•	a mortgaged property may suffer losses due to risks that are not covered by insurance or for which coverage is inadequate and

•	a mortgaged property may be covered under a blanket insurance policy that covers other properties owned by affiliates of the borrower and the amount of coverage available for the mortgaged property will be reduced if insured events occur at such other properties.

Therefore, insurance proceeds following a casualty may not be sufficient to pay off the entire mortgage loan.

In addition, approximately 10.7%, 7.7%, 4.1%, 3.3% and 1.2% of the mortgaged properties, by aggregate principal balance of the mortgage loans as of the cut-off date, are located in California, Florida, Hawaii, Texas and Louisiana, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance in these states or in other states. For instance, with respect to flood insurance, such insurance is typically not included in standard property or casualty policies and such insurance is generally required only if the property is located in a federally designated flood hazard area. Furthermore, the amount of flood insurance required is usually limited to the maximum amount of such insurance available under current federal standards. This insurance may be inadequate to rebuild the premises or prepay the mortgage loan. In addition, we cannot assure you that acts of nature will occur only in those areas historically at risk for such acts of nature. Moreover, if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to reconstruct or repair the premises, due to, for instance, changes in laws that materially increase the costs of the reconstruction or repairs.

In late August, September and October 2005, hurricanes Katrina, Rita and Wilma and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and certain other parts of the southeastern United States (including offshore facilities in the Gulf of Mexico) consisting of severe flooding, wind and water damage, forced evacuations, contamination, gas leaks and fire and environmental damage. That damage, and the national, regional and local economic and other effects of that damage, are not yet fully assessed or known. Initial economic effects appear to include nationwide decreases in oil supplies and refining capacity, nationwide increases in gas prices and regional interruptions in travel and transportation, tourism and economic activity generally in some of the affected areas. It is not possible to determine the extent to which these effects may be temporary or how long they may last. These effects could lead to a general economic downturn, including increased oil prices, loss of jobs, regional disruptions in travel, transportation and tourism and a decline in real-estate related investments, in particular, in the areas most directly damaged by the storm. Other temporary and/or long-term effects on national, regional and local economies, securities, financial and real estate markets, government finances, and spending or travel habits may subsequently arise or become apparent in connection with the hurricanes and their aftermath. Furthermore, there can be no assurance that displaced residents of the affected areas will return, that the economies in the affected areas will recover sufficiently to support income producing real estate at pre-storm levels or that the costs of clean-up will not have a material adverse effect on the national economy. Because standard hazard insurance policies generally do not provide coverage for damage arising from floods and windstorms, property owners in the affected areas may not be insured for the damage to their properties and, in the aggregate, this may affect the timing and extent of local and regional economic recovery.

In addition, following the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program was originally scheduled to expire on December 31, 2005. However, on December 22, 2005, the Terrorism Risk Insurance Extension Act of 2005 was enacted, which extended the duration of the Terrorism Insurance Program until December 31, 2007.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2007, will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government.

In addition, with respect to any act of terrorism occurring after March 31, 2006, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $50 million (or, if such insured losses occur in 2007, $100 million). As a result, unless the borrowers obtain separate coverage for events that do not meet that threshold (which coverage may not be required by the respective loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the program under which the federal share of compensation will be equal to 85 percent (in 2007) of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2007, insurance carriers are required under the program to provide terrorism coverage in their basic ‘‘all-risk’’ policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property caused by certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to the commercial availability of that coverage, certain limitations with respect to the cost of premiums and/or whether such hazards are at the time commonly insured against at properties similar to the mortgaged property that are located in the region in which such mortgaged property is located). Substantially all of the borrowers have obtained terrorism insurance, although most of the policies have exclusions for damage caused by nuclear, chemical or biological events or other acts not included within the scope of the Terrorism Insurance Program and may have exclusions for non-certified acts. However, certain of the mortgage loans have specific limits on the cost of maintaining terrorism coverage that may materially limit the coverage that is required on a particular mortgaged property. In addition in certain cases, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Also, with respect to loans secured by interests in land only (or underwritten as if the secured interest were land only, with improvements leased to and operated by tenants), the related borrowers may not be required to maintain terrorism insurance. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property. In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificates. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information— Property, Liability and Other Insurance’’ in this prospectus supplement.

Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Properties.    The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

•	office,

•	retail,

•	multifamily rental,

•	hospitality,

•	industrial/warehouse,

•	mixed-use,

•	self-storage,

•	land,

•	student housing, and

•	fitness center.

The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on—

•	income producing properties that require the successful operation of the related mortgaged property;

•	the related borrower’s ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

•	income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space at the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

•	evaluating the amount of liquidation proceeds that can be obtained from the related mortgaged property, which are more likely to be determined based on a capitalization of the mortgaged property’s cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates’’ in the accompanying prospectus.

The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss.    When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus.

•	The Mortgaged Property Will Be the Sole Asset Available in an Event of Default With Respect to an Underlying Mortgage Loan. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults, none of the assets of the borrower (other than the mortgaged property or other collateral pledged as security for the mortgage loan) will be available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect amounts due under a recourse obligation or guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See ‘‘Risk Factors— Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse’’ in the accompanying prospectus.

•	Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders. Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a PILOT program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher real estate tax obligations for the related borrower. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans. There are no assurances that any such program will continue for the duration of the related mortgage loan, or would continue in the event of a mortgage loan foreclosure or deed in lieu of foreclosure.

•	Tenant Actions May Affect Anticipated Cash Flow at the Property. In general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may challenge these assumptions and cause a decline in the cash flow at the mortgaged property. With respect to certain of the mortgage loans, one or more tenants (which may include significant tenants) have lease expiration dates or early termination options that occur prior to the maturity date of the related mortgage loan. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged property may expire prior to the related maturity date. For example, of the top fifteen mortgage loans that comprise the trust fund, tenants representing in excess of 40% of the net rentable area at one mortgaged property, representing 1.6% of the initial mortgage pool balance and 2.0% of the initial loan group no. 1 balance, have leases that expire in 2009. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants’’ in the accompanying prospectus.

•	Options and Other Purchase Rights May Affect Value or Hinder Recovery With Respect to the Mortgaged Real Properties. The borrowers under certain of the mortgage loans have given to one or more tenants or another person or may otherwise be subject to a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

For example, with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Residence Inn – Lebanon, NH which represents 0.8% of the initial mortgage pool balance and 1.0% of the initial loan group no. 1 balance, the ground lease, for which the borrower is the ground lessee, provides the ground lessor with an option to purchase the mortgage loan if the lender has declared the mortgage loan due and payable. The lender must provide written notice to the ground lessor and allow the ground lessor forty-five (45) days to purchase the mortgage loan for an amount equal to the outstanding loan amount plus all costs and expenses, accrued interest, the amount of any protective advances made by the lender and other amounts due under the mortgage.

•	Certain Mortgaged Properties Have Restrictions Limiting Uses. Certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or, in the case of condominiums, condominium declarations or other condominium use restrictions or regulations.

•	In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 79 mortgaged properties, securing 38.0% of the initial mortgage pool balance, by allocated loan amount, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged property. In the case of 35 of the properties listed above, securing 11.8% of the initial mortgage pool balance by allocated loan amount, the related borrower has leased all or substantially all of the particular mortgaged property to a single tenant. Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property. Additionally, in certain instances, the related lease may expire prior to the maturity date of the related mortgage loan.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants,’’ ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance’’ in the accompanying prospectus.

•	Retail or Office Properties Secure 51.8% of the Initial Mortgage Pool Balance. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things:

•	the exercise of termination options by tenants (including the exercise of such options by government-sponsored tenants that typically have a right to terminate its lease at any time or for lack of appropriations);

•	the timing of lease expirations (many of which lease expirations occur at varying rates, close in time and/or prior to the related mortgage loan maturity date) (See Annex A-1 for the lease expiration dates for the three largest tenants at each mortgaged property);

•	the ability to renew leases or re-let space on comparable terms;

•	a concentration of tenants in a particular industry (at one or more of the mortgaged properties), as such properties may be more vulnerable to industry slumps or other economic downturn (and losses may be more severe) than if tenants were in diverse industries;

•	a concentration of the same tenant at different mortgaged properties;

•	the ability to build new competing properties in the same area as the mortgaged property; and

•	the financial difficulties or bankruptcy of a tenant (certain of which tenants may currently be, may have been, or may in the future be the subject of a bankruptcy proceeding).

Forty-nine (49) of the mortgaged properties, securing 18.5% of the initial mortgage pool balance by allocated loan amount, are primarily used for retail purposes. We consider 18 of those retail properties, securing 8.4% of the initial mortgage pool balance by allocated loan amount, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants and whose operation is vital in attracting customers to the retail mall or shopping center. A ‘‘shadow anchor’’ is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that does not secure the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property that is not part of the mortgaged property, the borrower and/or lender may have little or no ability to ensure that any anchor or shadow anchor continues operations at or near the mortgaged property. Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation, terminate their leases or reduce their rent in the event an anchor, shadow anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. Many tenants at retail properties have co-tenancy provisions in their leases. There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower’s ability to make its mortgage loan payments. In addition, 2 of these retail properties, securing 3.9% of the initial mortgage pool balance by allocated loan amount, are regional malls. See ‘‘Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates—Retail Properties’’ in the accompanying prospectus.

Forty (40) of the mortgaged properties, securing 33.3% of the initial mortgage pool balance by allocated loan amount, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

With respect to 79 of the mortgaged properties, representing 38.0% of the initial mortgage pool balance and 47.5% of the initial loan group no. 1 balance, each by allocated loan amount, the sole or other tenant at the related mortgaged property that represents greater than 25% of the net rentable area at the related mortgaged property. In addition, at certain mortgaged properties such tenants have leases that will expire during the term of the related mortgage loan. With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as The Woodies Building, representing 7.1% of the initial pool balance and 8.9% of the initial loan group no. 1 balance, tenants representing 73.6% of the net rentable area of the mortgaged property have leases that will expire before the maturity of the loan.

See ‘‘Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates—Office Properties’’ in the accompanying prospectus.

With respect to certain office properties (including the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as 1515 Flagler Waterview), the related mortgaged property is a medical office where, in some cases, surgical procedures are conducted. The performance of a medical office property may depend on reimbursement for patient fees from private or government-sponsored insurers. Issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. In addition, medical office properties may not be easily converted to other uses.

With respect to certain office properties, tenant risks are increased if there is a concentration of tenants in particular industries at one or more of the mortgaged properties. If a particular industry experiences an economic downturn, a concentration among the tenants of any mortgaged property in such industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. For instance, the telecommunications industry has experienced significant economic downturns in the past. With respect to the mortgaged properties securing the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as 75 Broad Street and One Summer Street, representing 13.5% of the initial mortgage pool balance and 16.8% of the initial loan group no. 1 balance, a substantial portion of the tenants at each of the mortgaged properties are in the telecommunications industry. See ‘‘Annex B—Fifteen Largest Mortgage Loans—75 Broad Street’’ and ‘‘—One Summer Street.’’

•	Multifamily Properties. Twenty-five (25) of the mortgaged properties, representing 19.2% of the initial mortgage pool balance and 95.8% of the initial loan group no. 2 balance, by allocated loan amount, are multifamily properties. The economic success of multifamily properties is generally subject to the factors included in ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the

Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Many Risk Factors are Common to Most or all Multifamily and Commercial Properties’’ and ‘‘—The Successful Operation of a Multifamily or Commercial Property Depends on Tenants’’ in the accompanying prospectus.

Multifamily properties may be subject to rent stabilization, rent control or other programs limiting the amount of rent a landlord may charge. Other multifamily properties may be leased to persons eligible for low income housing tax credits or persons who receive government rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. There is no assurance that such programs will be continued in their present form or that the level of assistance provided to these tenants will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

Five (5) of the mortgaged properties, representing 2.7% of the initial mortgage pool balance and 13.3% of the initial loan group no. 2 balance, are student housing facilities, which may be more susceptible to (i) damage or wear and tear than other types of multifamily housing, (ii) the reliance on the financial well-being of the college or university to which it relates, (iii) competition from on-campus housing units, which may adversely affect occupancy, (iv) the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and (v) due to student tenants, may have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months.

•	Hospitality Properties. Fifteen (15) of the mortgaged properties, representing 9.6% of the initial mortgage pool balance and 12.0% of the initial loan group no. 1 balance, by allocated loan amount, are hospitality properties. Hospitality properties can be seasonal in nature, which can be expected to cause periodic fluctuations in room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, the viability of any hospitality property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hospitality property, the property would not have the right to use the franchise license without the franchisor’s consent. The economic success of hospitality properties is generally subject to the factors included in ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates—Hospitality Properties’’ and ‘‘—Recreational and Resort Properties’’ in the accompanying prospectus.

Two (2) of the mortgaged properties (identified as Argonaut Hotel—San Francisco, CA and Hotel Monaco—Washington, DC on Annex A-1 to this prospectus supplement), representing 3.2% of the initial mortgage pool balance and 4.0% of the initial loan group no. 1 balance, are hospitality properties that are not affiliated with a hotel chain. The lack of a franchise affiliation, or of a nationally known franchise affiliation, may adversely affect the performance of a hotel property.

•	Industrial Facilities. Fifteen (15) of the mortgaged properties, representing 5.4% of the initial mortgage pool balance and 6.7% of the initial loan group no. 1 balance by allocated loan amount, are industrial properties. Industrial properties have unique rights related to their use. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May

Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ and ‘‘Description of the Trust Assets—Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates—Industrial Properties’’ in the accompanying prospectus.

•	Geographic Concentration Risk. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See ‘‘Risk Factors—Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying prospectus. The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged property.

The table below shows the states with concentrations of mortgaged properties over 5% of the initial mortgage pool balance. With respect to multi-property mortgage loans with properties located in different states, the cut-off date balance and percentage of initial pool balance in this chart are based on the allocated loan amount for such mortgaged property.

Geographic Distribution

State	# Mortgaged Properties(1)	Aggregate Cut-off Date Balance	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
NY	12	$669,912,303	27.7%	20.7%	55.7%
CA	25	$258,941,341	10.7%	12.8%	2.2%
Southern(2)	17	$166,395,591	6.9%	8.5%	0.6%
Northern(2)	8	$92,545,750	3.8%	4.4%	1.5%
DC	4	$249,450,000	10.3%	12.9%	0.0%
FL	13	$186,604,963	7.7%	8.1%	6.0%
IL	9	$122,157,000	5.0%	4.7%	6.3%
Other	109	$932,401,298	38.5%	40.7%	29.9%

(1)	Some of the mortgage loans secure mortgaged properties located in more than one state.
(2)	For purposes of determining whether a mortgaged property is in Northern California or Southern California, mortgaged properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and mortgaged properties south of or included in such counties were included in Southern California.

The Mortgage Pool Will Include Material Concentrations of Balloon Loans.    One hundred forty-seven (147) mortgage loans, representing 99.6% of the initial mortgage pool balance, of which 122 mortgage loans are in loan group no. 1, representing 99.5% of the initial loan group no. 1 balance, and 25 mortgage loans are in loan group no. 2, representing 100.0% of the initial loan group no. 2 balance, respectively, are balloon loans. 24 mortgage loans, representing 10.3% of the initial mortgage pool balance, 11.9% of the initial loan group no. 1 balance and 3.8% of the initial loan group no. 2 balance, are balloon loans with anticipated repayment dates. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower’s ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable —There is an Increased Risk of Default Associated with Balloon Payments’’ in the accompanying prospectus.

The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans.    The effect of mortgage pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the total mortgage pool balance. See ‘‘Description of the Mortgage Pool—General,’’ ‘‘—Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers’’ and ‘‘Annex B—Fifteen Largest Mortgage Loans’’ in this prospectus supplement and ‘‘Risk Factors—Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ in the accompanying prospectus.

The table below presents information regarding loan concentration for all mortgage loans in the trust:

Loan Concentration

	Aggregate Cut-off Date Balance	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Largest Single Mortgage Loan	$250,000,000	10.3%	0.0%	51.5%
Largest 5 Mortgage Loans	$847,600,000	35.0%	30.9%	51.5%
Largest 10 Mortgage Loans	$1,044,600,000	43.2%	41.1%	51.5%
Largest Related Borrower Concentration	$185,950,000	7.7%	9.6%	0.0%
Next Largest Related Borrower Concentration	$108,000,000	4.5%	5.6%	0.0%

•	The Mortgage Pool Will Include Leasehold Mortgaged Properties. Eight (8) mortgaged properties, representing 14.0% of the initial mortgage pool balance and 17.5% of the initial loan group no. 1 balance, by allocated loan amount, are secured in whole or in part by a mortgage lien on the related borrower’s leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Ground Leases’’ in this prospectus supplement. See also ‘‘Risk Factors—Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property’’ and ‘‘Legal Aspects of Mortgage Loans—Foreclosure—Leasehold Considerations’’ in the accompanying prospectus. Each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement.

•	Condominium Ownership May Limit Use of the Property and Decision Making Related to the Property. In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See ‘‘Description of the Trust Assets—Mortgage Loans—A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates’’ in the accompanying prospectus.

•	Risks Related to Redevelopment and Renovation at the Mortgaged Properties. Certain of the mortgaged properties are properties which are currently undergoing or are expected to undergo in the future redevelopment or renovation. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related underlying mortgage loan, which could affect the ability of the related borrower to repay the related underlying mortgage loan. In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related underlying mortgage loan. For example, with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as the Ala Moana Portfolio, representing 4.1% of the initial mortgage pool balance and 5.2% of the initial loan group no. 1 balance, expansion space intended to be occupied by Nordstrom and other in-line tenants is under construction. See ‘‘Annex B—Fifteen Largest Mortgage Loans—Ala Moana Portfolio’’. Also, with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as the Westin—Fort Lauderdale, FL representing 1.7% of the initial mortgage pool balance and 2.2% of the initial loan group no. 1 balance, the related mortgaged property is presently undergoing a complete renovation of its interior and exterior space. The lender has required the related borrower to maintain a $13,000,000 reserve account, which may or may not be sufficient to meet the projected costs of the renovations. Additionally, there is no assurance that the renovations will not have any material adverse effect upon the related borrower’s ability to meet its obligations under the related loan agreement due to the renovation’s impact on occupancy of the mortgaged property. Also, with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as The Woodies Building, representing 7.1% of the initial mortgage pool balance and 8.9% of the initial loan group no. 1 balance, there is planned expansion of the mortgaged property with respect to space occupied by two tenants (Williams-Sonoma and Madame Tussaud’s). See ‘‘Annex B—Fifteen Largest Mortgage Loans—The Woodies Building.’’ Also, with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as 2175 K Street, representing 1.2% of the initial mortgage pool balance and 1.5% of the initial loan group no. 1 balance, there is a planned expansion of the mortgaged property intended to begin in July, 2007, which includes a vertical expansion of three floors on top of the existing structure and certain other improvements to the existing structure in connection therewith. Prior to the commencement of the expansion, the current tenants of the top floor of the building will vacate such space. Although an affiliate of the borrower is required to enter into a master lease with respect to such space, the net cash flow from the mortgaged property may be negatively impacted.

•	Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Zoning and Building Code Compliance’’ in this prospectus supplement and ‘‘Risk Factors—Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property’’ in the accompanying prospectus.

•	Some of the Mortgaged Properties May Not Comply with the Americans with Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws. Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and consequently, its ability to pay its mortgage loan. See ‘‘Risk Factors—Compliance with the Americans with Disabilities Act of 1990 May Be Expensive’’ and ‘‘Legal Aspects of Mortgage Loans—Americans with Disabilities Act’’ in the accompanying prospectus.

•	Multiple Mortgaged Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Twenty-one (21) separate groups of mortgage loans have borrowers that, in the case of each of those groups, are the same or under common control. The four largest of these other separate groups represent 7.7%, 4.5%, 3.1% and 2.7%, respectively, of the initial mortgage pool balance. See ‘‘Description of the Mortgage Pool—Multi-Property Mortgage Loans and—Mortgage Loans with Affiliated Borrowers’’ in this prospectus supplement.

In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance—Tenant Bankruptcy Adversely Affects Property Performance,’’ ‘‘—Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss’’ and ‘‘—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying prospectus.

•	The Borrower’s Form of Entity May Cause Special Risks. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as ‘‘special purpose entities’’ and, in many cases, these entities are not newly formed and in the past had not observed single purpose entity covenants. In general, a special purpose entity borrower’s organizational documents or the terms of the related mortgage loans limit the borrower’s activities to the ownership of only the related mortgaged property or properties and partially limit the borrower’s ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related special purpose entity borrowers will comply with these requirements, and not all borrowers are special purpose entities, and many borrowers, though structured as special purpose entities are not structured to be bankruptcy remote. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the property.

However, any borrower, even a special purpose entity structured to be bankruptcy remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See ‘‘Risk Factors— Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying prospectus.

•	Some of the Mortgaged Properties Are Owned by Borrowers That Are Tenants-In-Common or may become Tenant-In-Common Borrowers. Twenty of the mortgage loans, representing 10.4% of the initial mortgage pool balance, 12.2% of the initial loan group no. 1 balance and 3.1% of the initial loan group no. 2 balance, have one or more borrowers that own the related mortgaged properties as tenants-in-common. Certain of the underlying mortgage loans, including mortgage loans identified as Hillcrest SC—Lansdale, PA and Park Centre VI on Annex A-1 to this prospectus supplement, have provisions in the loan documents that permit the existing borrower(s) to transfer ownership of the mortgaged property to a certain number of tenant-in-common entities that would become borrowers under the related loan documents. Some of the tenant-in-common borrowers are single purpose entities. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). If a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action in the mortgage loans that currently have a tenant-in-common ownership structure, (i) the tenant-in-common borrowers have generally, but not in all circumstances, covenanted in their loan documents not to commence a partition action, (ii) the tenant-in-common borrowers have generally, but not in all circumstances, affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property and/or (iii) it is an event of default under the underlying loan documents if a petition to partition is filed and not dismissed within 90 days. With respect to the mortgage loans that allow future transfers to a tenant-in-common ownership structure, the related loan documents require, among other things, lender consent prior to any such transfer and waiver of any right to partition by each tenant-in-common borrower. However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. Most of the non-SPE tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action under their organizational documents. As such, there is a greater risk of prepayment as a result of a partition.

In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that either the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection or the entire outstanding loan balance will become full recourse to such tenant-in-common borrower, and/or its owner or guarantor, if such tenant-in-common borrower files for bankruptcy. In the event a mortgage loan is cross-collateralized and cross defaulted with a mortgage loan to tenant-in-common borrowers, the tenant-in-common concerns discussed above may impact the benefits of the cross-collateralization agreement.

•	Substitution of Mortgaged Properties May Lead to Increased Risks. Four (4) mortgage loans, representing 4.5% of the initial mortgage pool balance and 5.6% of the initial loan group no. 1 balance, permit the related borrowers the right to substitute mortgaged properties of like kind and quality for the properties currently securing the related mortgage loans. As a result, it is possible that one or more (and possibly all) of the mortgaged properties that secure the mortgage loans may not secure such mortgage loans for their entire term. Nevertheless, the replacement property may differ from the substituted property with respect to certain characteristics. See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans—Substitution’’ in this prospectus supplement.

•	Some of the Mortgaged Properties Are or May Be Encumbered by Additional Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt. Five (5) of the mortgage loans, representing 16.4% of the initial mortgage pool balance and 7.6% of the initial loan group no. 1 balance and 51.5% of the initial loan group no. 2 balance, are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are either subordinate or pari passu to the mortgage loans included in the mortgage pool. The mortgage loans in each split loan structure are cross defaulted with each other. See ‘‘Description of the Mortgage Pool—Split Loan Structure,’’ and ‘‘Annex B—Fifteen Largest Mortgage Loans—Peter Cooper Village & Stuyvesant Town’’ and ‘‘—Ala Moana Portfolio’’ in this prospectus supplement for a discussion of subordinate and pari passu companion loans. See also, ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

The existence of secured subordinate indebtedness may adversely affect the borrower’s financial viability and/or the trust’s security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

•	refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

•	reduced cash flow could result in deferred maintenance at the particular property;

•	borrower may have difficulty servicing and repaying multiple loans;

•	if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

•	if the mortgaged property depreciates for whatever reason, the related borrower’s equity is more likely to be extinguished, thereby eliminating the related borrower’s incentive to continue making payments on its mortgage loan in the trust.

The holder of a subordinate companion note may in the future be an affiliate of the borrower; however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

Other loans may have secured subordinate debt as described under ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

•	The Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. Certain borrowers or affiliates of borrowers under certain mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower as security for a loan. The mortgage loan sellers have informed us that with respect to 33 mortgage loans that we intend to include in the trust, representing 51.7% of the initial mortgage pool balance, 49.4% of the initial loan group no. 1 balance and 60.9% of the initial loan group no. 2 balance, certain equity owners of the related borrower have pledged, or are permitted pursuant to the related loan documents to pledge, its interest in the related borrower as security for a mezzanine loan. See ‘‘Description of the Mortgage Pool— Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, the related mezzanine lender may have) the option to purchase the mortgage loan if one or more of the following events occurs: (i) an event of default or acceleration of the mortgage loan has occurred, (ii) certain enforcement actions in respect of the related mortgage loan, such as a foreclosure, have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium, default interest and/or late charges that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default after or prior to the expiration of the related borrower’s cure period or in some cases for a period extending beyond the related borrower’s cure period. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default. The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of months or be subject to other requirements. Before the lapse of a mezzanine lender’s cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ and ‘‘Annex B—Fifteen Largest Mortgage Loans.’’

The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with your interests.

The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See ‘‘Risk Factors—Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates’’ and ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally, ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying prospectus.

In addition, the borrowers under certain mortgage loans are permitted to pledge direct interests in themselves or issue preferred equity or debt granting similar rights as preferred equity so long as confirmation has been received from each rating agency that the debt would not result in the downgrade, withdrawal or qualification of the then-current ratings of the certificates. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement and ‘‘Risk Factors—Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying prospectus.

•	The Mortgaged Properties that Secure Five Mortgage Loans also Secure Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your Interests. Five (5) mortgage loans, representing 16.4% of the initial mortgage pool balance and 7.6% of the initial loan group no. 1 balance and 51.5% of the initial loan group no. 2 balance, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, that the holder of the mortgage loans that are not included in the trust (whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) may have certain rights (i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure and/or (iii) to notice of defaults under the related mortgage loan and the right to cure the same, in some cases for a period extending beyond the borrower’s cure period, and/or (iv) to purchase the related mortgage loan if an event of default, acceleration or enforcement action occurs or is continuing under the related mortgage loan or the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium, default interest and/or late charges that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust. See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ and ‘‘Servicing Under the Pooling and Servicing Agreement—The Directing Holders’’ in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests. See ‘‘—Conflicts of Interest’’ below.

•	Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, class A-AB, class A-3, class A-1A, class A-MFX, class A-JFX, class B, class C, class D, class E and class F certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See ‘‘Risk Factors—Changes in Pool Composition Will Change the Nature of Your Investment’’ in the accompanying prospectus.

•	Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. In the case of 170 mortgaged properties, securing 99.1% of the initial mortgage pool balance, 98.8% of the initial loan group no. 1 balance and 100% of the initial loan group no. 2 balance, by allocated loan amount, all of the environmental assessments were completed during the 12-month period ending on the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was performed. Phase II investigation typically consists of sampling and/or testing. In the case of the Lowe’s Home Improvement Center mortgage loan, a Phase I environmental site assessment was completed 19 months prior to the cut-off date. In the case of the Foothill Oaks mortgage loan, a Phase I environmental site assessment was completed 13 months prior to the cut-off date.

If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

If the environmental assessments identified and recommended action with respect to potential adverse environmental conditions at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party ‘‘responsible party’’ was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

If the environmental assessments identified and recommended action with respect to adverse environmental conditions at certain of the mortgaged properties, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a ‘‘no further action’’ letter from the relevant governmental department, the related borrower was generally required to do one or more of the following:

•	take remedial action if no third party was identified as being responsible for the remediation;

•	deposit a cash reserve in an amount generally equal to 100% to 125% of the estimated cost of the remediation;

•	monitor the environmental condition and/or carry out additional testing; and/or

•	obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that:

•	the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties;

•	the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take;

•	any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

•	the required environmental insurance policy will be obtained.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

See ‘‘Description of the Mortgage Pool—Assessments of Property Condition—Environmental Assessments’’ in this prospectus supplement and ‘‘Risk Factors—Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing’’ and ‘‘Legal Aspects of Mortgage Loans—Environmental Considerations’’ in the accompanying prospectus.

The following paragraphs describe certain environmental issues at mortgaged properties secured by mortgage loans representing 1% or more of the initial mortgage pool balance that may affect the value and operation of the related property. There may be other environmental issues at mortgaged properties, not specifically described below, including issues pertaining to mortgaged property securing mortgage loans representing less than 1% of the initial mortgage pool balance and these issues may affect the value and operation of the related mortgaged property.

•	With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Peter Cooper Village & Stuyvesant Town, representing 10.3% of the initial mortgage pool balance (51.5% of initial loan group no. 2 balance), the Phase I environmental assessment conducted with respect to the related mortgaged properties noted that Consolidated Edison of New York, Inc. had owned and operated Manufactured Gas Plant facilities (primarily gas holder stations) at the related mortgaged properties from 1853 through 1944 and that investigations conducted by Consolidated Edison of New York, Inc. from 2003 through 2006 pursuant to a Voluntary Cleanup Agreement it entered into in 2002 with the New York State Department of Environmental Conservation and also by the previous property owner found soil and groundwater contamination at certain of the previous Manufactured Gas Plant sites marked by concentrations of some volatile organic compounds and semi-volatile organic compounds, arsenic, lead and cyanide above the acceptable levels set by the New York State Department of Environmental Conservation. Some studies also reveal possible impact on air quality at the relate mortgaged property. Consolidated Edison of New York, Inc. is the responsible party identified by the United States Environmental Protection Agency and the New York State Department of Environmental Conservation with respect to such contamination, and under the Voluntary Cleanup Agreement, Consolidated Edison of New York, Inc. has agreed to fund the investigation and, if necessary, the remediation of Manufactured Gas Plant-related environmental impacts at the former gas holder locations at the mortgaged property. A remedial action plan is expected in mid to late 2007. The related borrowers, nonetheless, have procured Environmental Impairment Liability insurance in an amount of not less than $50 million with the related mortgaged named as insureds under the policy. In addition, the Phase I assessment noted that a previous Phase I assessment had identified the presence of chlorinated solvents above the New York State Department of Environmental Conservation standards in the groundwater near the location of a dry cleaning facility at the related mortgaged property. According to the Phase I assessment, however, any proposed groundwater remediation systems installed at the related mortgaged property to address the contamination from the prior site usage by Consolidated Edison of New York, Inc. would also likely capture groundwater contamination from the dry cleaning facility, and thus no other specific action would be required.

Property Inspectors May Not Adequately Identify Property Conditions and Such Conditions Could Result in Loss to Certificateholders.    In general, in connection with the origination of the mortgage loans, engineering firms assessed each mortgaged property securing the mortgage loans that we intend to include in the trust, to assess—

•	the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

•	the general condition of the site, buildings and other improvements located at each mortgaged property.

The mortgaged properties were generally inspected during the 12-month period preceding the cut-off date. In some cases, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs. The mortgaged property identified on Annex A-1 to this prospectus supplement as Albertson’s Pad at University Town Center was not inspected in connection with origination.

There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

Inspections and Appraisals May Not Accurately Reflect Value or Condition of Mortgaged Property.    In general, appraisals represent only the analysis and opinion of qualified experts and are not guaranties of present or future value, and may determine a value of a property that is significantly higher than the amount that can be obtained from the sale of a mortgaged property under a distress or liquidation sale. In certain cases, appraisals may reflect ‘‘as-stabilized’’ values reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.

Limitations Related to Multi-Property Mortgage Loans.    The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit—

•	the release of one or more of the mortgaged properties from the related mortgage lien, and/or

•	a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans’’, ‘‘—Multi-Property Mortgage Loans and ‘‘Mortgage Loans with Affiliated Borrowers’’ in this prospectus supplement.

When multiple properties secure an individual mortgage loan, the amount of the mortgage encumbering any particular one of those mortgaged properties may be less than the full amount of that individual mortgage loan, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the mortgaged property will be available to offset declines in value of the other properties securing the same mortgage loan.

Three (3) multi-property mortgage loans, representing 2.4% of the initial mortgage pool balance and 3.0% of the initial loan group no. 1 balance, are secured by mortgaged properties located in two or more states. Upon a default under these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

Limited Information Causes Uncertainty.    Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

No Reunderwriting of the Mortgage Loans.    We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the applicable mortgage loan seller’s obligation to repurchase or cure a mortgage loan or substitute a mortgaged property with respect to a mortgage loan secured by a portfolio of mortgaged properties in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan or substitute a mortgaged property if a representation or warranty has been breached. See ‘‘Description of the Mortgage Pool—Representations and Warranties’’ and ‘‘—Cures and Repurchases’’ in this prospectus supplement.

Tax Considerations Related to Foreclosure.    If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. In the event of a foreclosure on a mortgaged property that is being redeveloped or renovated, the special servicer will only be permitted under existing tax regulations to arrange for completion of the redevelopment or renovation if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject REMIC I to federal, and possibly state or local, tax as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2007-C2 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the series 2007-C2 certificates.

Prior Bankruptcies and Other Material Proceedings.    Certain of the mortgage loans that we intend to include in the trust may have a direct principal of the related borrower that was a party to a bankruptcy proceeding, foreclosure proceeding or deed-in-lieu of foreclosure transaction, or other material proceeding. In all cases of bankruptcy proceedings of which we are aware, the person or entity that was in bankruptcy has emerged from bankruptcy, although such person or entity may have emerged from bankruptcy within the last ten years. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to other bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transaction, or other material proceedings that have not been disclosed to us. See ‘‘Risk Factors—Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates’’ in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under ‘‘—51.8% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Retail or Office Properties.’’

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as One Summer Street, representing 3.4% of the initial mortgage pool balance and 4.2% of the initial loan group no. 1 balance, Jeffrey Markley, the principal of the related borrower, has been involved in litigation, unrelated to the mortgaged property, including (with other co-owners) a transfer in 2002 to a mortgage lender of an unrelated property in settlement of the mortgage loan against such property, and litigation between Mr. Markley and former co-owners of the transferred property and other properties (including the mortgaged property), as well as ongoing litigation (understood by the related mortgage loan seller to be the subject of settlement discussions) by the borrower for claimed late delivery of space at the mortgaged property by Macy’s and a partially offsetting counterclaim by Macy’s for alleged utility overcharges.

Litigation and Other Matters Affecting the Mortgaged Properties or Borrowers.    There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Peter Cooper Village & Stuyvesant Town, representing 10.3% of the initial mortgage pool balance and 51.5% of initial loan group no. 2 balance, such mortgage loan is the subject of litigation. On January 22, 2007, a lawsuit was commenced in New York State Supreme Court (New

York County) by four persons claiming to be current or former tenants of the related mortgaged properties (the ‘‘January Action’’). The plaintiffs are seeking to assert their claims as a class action on behalf of themselves and other current and former tenants of the mortgaged properties, who, the plaintiffs allege, have been and continue to be charged market-rate rents for their rental units, although they were and are legally entitled to pay considerably lower stabilized rents. The plaintiffs’ complaint names as defendants, among others, the related borrower and certain subsidiaries of the prior owner that were title holders to the related mortgaged properties prior to their sale in November 2006. Among other things, the complaint alleges that from 1992 through the present, the owners of the related mortgaged properties applied for and received from New York City approximately $24.5 million in real estate tax abatements and exemptions under a program known as the ‘‘J-51 program,’’ and that the most recent such benefits are scheduled to expire in or about 2017 or 2018. The complaint further alleges that, under the Rent Stabilization Law of 1969, as a condition to receiving such tax benefits, the units in the premises receiving the benefits must be rent stabilized for the period during which the premises receive the benefits, and until they may thereafter be properly deregulated. The plaintiffs seek a judicial declaration to this effect (which would have the effect of returning approximately 3,000 de-controlled units at the related mortgaged properties to stabilized status), as well as money damages and attorneys’ fees for the alleged rent overcharges. The plaintiffs allege that the overcharges for the 4 years preceding the commencement of their lawsuit were at least $215 million. The plaintiffs also seek damages in the amount of 3 times the alleged overcharges for the 2 years preceding the commencement of their lawsuit, or a total of at least $320 million, or in the alternative, interest on the alleged rent overcharges during the 4 years preceding the commencement of their lawsuit, as well as attorneys’ fees. On February 14, 2007, a second lawsuit was commenced in New York State Supreme Court (New York County) by a person claiming to be a tenant at the related mortgaged properties (the ‘‘February Action,’’ together with the January Action, the ‘‘Actions’’). The plaintiff’s complaint names as defendants the same parties named in the January Action and, as in the January Action, seeks to assert the plaintiff’s claims as a class action on behalf of itself and other current and former tenants of the related mortgaged properties. Although the complaint is still under review, the allegations made in the complaint appears to be substantially similar to those made in the January Action, except for an additional allegation that the defendants engaged in deceptive acts and practices in violation of the New York General Business Law in the alleged overcharge of rents. The complaint also seeks a judicial declaration similar to that sought in the January Action as well as unspecified monetary damages.

The related borrower principal and the related borrowers have expressed the belief that the Actions are without merit and have expressed their intent to vigorously contest the Actions. However, as in any litigation, there can be no assurance that the borrower principal and the related borrower will prevail in either of the Actions. If the plaintiffs in either of the Actions were to prevail on behalf of themselves and the class which they seek to represent, and a court were to grant the requested judicial declaration, such a result could (i) lower certain rents in place at the related mortgaged properties, thereby decreasing cash flows, and (ii) preclude the related borrowers from carrying out a significant part of its plan to convert rent stabilized units to market-rate units. Such a result (or any interim relief granted to the plaintiffs in either Action prior to final judgment) could adversely impact the related borrowers ability to make debt service payments on the mortgage loan or to refinance the mortgage loan at maturity. In addition, if any similar actions were to be successfully brought by other tenants, either on behalf of themselves or on behalf of a certified class, such actions would have a similar impact on the related borrowers and the related mortgaged properties. The lender’s underwriting of the mortgage loan was based upon the assumption that apartment units at the mortgaged properties would continue to be decontrolled throughout the term of the related mortgage loan. In addition, under applicable laws and regulations, the current owner of a property could be held liable for any rent overcharges received by a predecessor owner. An outcome favoring the plaintiffs in either Action in respect of the monetary damages for the alleged rent overcharges may further adversely impact the borrowers financial condition and its ability to meet its obligations under the mortgage loan. The borrowers purchased the mortgaged properties from the previous owner on an ‘‘as-is’’ basis. It is unclear whether the borrowers would have recourse against the previous owner for a possible judgment entered against the borrowers in connection with the Actions. As in any litigation, it is not possible to predict what applications the plaintiffs in either Action may make or what remedies (including interim relief) may be sought or granted or what the effect of any applications or remedies may be on the future performance of the related mortgaged properties.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Value Place – Myrtle Beach, SC, representing 0.2% of the initial mortgage pool balance and 0.2% of the initial loan group no. 1 balance, the related borrower, Myrtle Beach 501, LLC, has filed a lawsuit against the general contractor, architect, engineer and subcontractors relating to plumbing work performed on the mortgaged property which resulted in leaking and associated water damage. Myrtle Beach 501, LLC paid for the necessary plumbing repairs and withheld the retainage amounts at the conclusion of construction. Myrtle Beach 501, LLC is now seeking to recover the cost of those repairs and related damages to the extent they exceeded the amounts withheld. The general contractor has filed a countersuit for $194,530 plus interest for the retainage. We make no assurance as to the ultimate outcome of these lawsuits or whether such outcome will have a material adverse effect on the mortgage loan, the borrower, the mortgaged property or the performance or the value of your certificates.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Army Reserve Armory Building, representing 0.2% of the initial mortgage pool balance and 0.3% of the initial loan group no. 1 balance, an affiliate of Zan Marquis, who is the principal of the related borrower, was involved in a foreclosure proceeding in 2000 concerning a shopping center unrelated to the mortgaged property and a settlement of claims under a recourse guaranty. The settlement involved, among other things, a payment by Mr. Marquis, as recourse carveout guarantor, of approximately $1,000,000.

With respect to the underlying mortgage loan identified on Annex-A-1 to this prospectus supplement as Hunter Plaza, representing 0.9% of the initial mortgage pool balance and 1.2% of the initial loan group no. 1 balance, Triple Net Properties, LLC or G REIT, Inc., a public company affiliated with Triple Net Properties, LLC, is the sponsor of the related borrowers and an affiliate of the property managers. Triple Net Properties, LLC has advised the related mortgage loan seller that the SEC commenced an investigation regarding certain of its activities. In its filings with the SEC, G REIT, Inc., indicated that the SEC requested information relating to disclosure in securities offerings and exemptions from the registration requirements of the Securities Act of 1933, as amended, for the private offerings in which Triple Net Properties, LLC and its affiliated entities were involved and exemptions from the registration requirements of the Securities Exchange Act of 1934, as amended, for several entities. In a recent filing with the SEC, G REIT, Inc. indicated that the information disclosed in connection with these securities offerings relating to the prior performance of all public and non public investment programs sponsored by Triple Net Properties, LLC contained certain errors. G REIT, Inc. reported that these errors included the following: (i) the prior performance tables included in the offering documents were stated to be presented on a GAAP basis but generally were not, (ii) a number of the prior performance data figures were themselves erroneous, even as presented on a tax or cash basis and (iii) with respect to certain programs sponsored by Triple Net Properties, LLC, where Triple Net Properties, LLC invested either alongside or in other programs sponsored by Triple Net Properties, LLC, the nature and results of these investments were not fully and accurately disclosed in the tables, resulting in an overstatement of Triple Net Properties, LLC’s program and aggregate portfolio operating results. We cannot assure you that G REIT, Inc. or Triple Net Properties, LLC will be able to adequately address these disclosure issues or that these investigations will not result in fines, penalties or administrative remedies or otherwise have an adverse effect on the performance, operations or financial condition of G REIT, Inc. or Triple Net Properties, LLC. In addition, we cannot assure you that if litigation were to commence or security holders were to assert claims related to the foregoing, it would not have a material adverse effect on your certificates.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Hotel Monaco — Washington, DC, representing 1.4% of the initial mortgage pool balance and 1.8% of initial loan group no. 1 balance, the related borrower principal is currently involved in a trademark infringement lawsuit related to the use of the name ‘‘Monaco’’. The owner of the Monaco Inn, a restaurant located in Denver, Colorado, filed a trademark infringement action against the sponsor alleging trademark infringement relating to use of the name ‘‘Monaco’’ with regard to the mortgaged property and claiming prior use and ownership of the name ‘‘Monaco’’. As in any litigation, there can be no assurance that the borrower principal will prevail in the action. If the plaintiff were to prevail, and a court were to enjoin the use of the name ‘‘Monaco’’ by the borrower principal, such a result could prevent the borrower principal from successfully marketing the mortgaged property as a hotel under the name ‘‘Monaco’’, and as a result, may materially adversely impact the related borrower’s ability to make debt service payments on the mortgage loan or to refinance the mortgage loan at maturity.

With respect to the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as The Woodies Building and 1630 Connecticut Avenue NW, representing 7.7% of the initial mortgage pool balance and 9.6% of the initial loan group no. 1 balance, Douglas jemal, the principal owner of the respective borrowers, and a leasing director of Douglas Development Corporation, the property manager of the respective mortgaged properties and a borrower affiliate, were convicted of one count of wire fraud in U.S. District Court for The District of Columbia in October 2006 in the United States District Court for the District of Columbia in connection with the prosecution and guilty plea of a former Washington, D.C. official on bribery charges. Mr. Jemal’s sentencing is scheduled for April 16, 2007. Mr. Jemal and his employee were found innocent on related bribery charges. The leasing director and another official of Douglas Development Corporation were found or pled guilty to certain felony personal tax evasion counts in connection with the bribery prosecution. There can be no assurance that the foregoing will not have an adverse effect on the mortgage loans, the borrowers or the mortgaged properties.

Impact Of Current Events On Financial Markets.    The impact of recent domestic and international events involving the United States, such as hurricanes Katrina, Rita and Wilma, the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence. Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

Furthermore, it is uncertain what effects the recent hurricanes or future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for hurricane related losses and terrorist acts.

As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates,’’ ‘‘—The Market Value of Your Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally’’ and ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ in the accompanying prospectus.

Risks Relating to Net Cash Flow and Debt Service Coverage Ratios.    ‘‘Net cash flow’’ means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the net cash flow set forth herein as of the cut-off date or any other date represents future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let at market rates that may have exceeded current rent. In certain other cases (including with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as The Woodies Building), the net cash flow was calculated based on the average of the contractual rents with respect to certain tenants over the term of the related lease or the term of the mortgage loan. In the case of certain mortgage loans, including the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as the Ala Moana Portfolio, the Township Plaza Retail and the Heritage Hunt Retail Center, rental amounts payable under master leases were included in determining net cash flow, including for the purposes of calculating debt service coverage ratios. Each originator of commercial mortgage loans has its own underwriting criteria, that may vary, or vary in application, for each mortgage loan, and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders, or that any originating lender has applied the same underwriting criteria for each mortgage loan originated. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

The debt service coverage ratios set forth herein for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related loan documents. In the case of certain mortgage loans, including the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as Doubletree Inn at the Colonnade, Courtyard by Marriott-Portland, OR, 180 Newport Center Drive, East Gate Commons, 880 Hanna Drive, Advantage Point Apartments, Storage Express-Palmdale, CA and Arrowood Village Apartments, the debt service coverage ratios shown with respect to such mortgage loans in this prospectus supplement and Annex A-1 hereto were adjusted by taking into account amounts available under certain letters of credit and/or cash reserves. With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Peter Cooper Village & Stuyvesant Town, representing 10.3% of the initial mortgage pool balance and 51.5% of the initial loan group no. 2 balance, the underwritten net cash flow used to calculate the DSC Ratio set forth in this prospectus supplement was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. There can be no assurance that conversion of units from rent-stabilized units to deregulated units will occur at the related mortgaged property at the assumed rate. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the debt service coverage ratio. Moreover, certain tenants at the related mortgaged property have brought legal actions against the related borrower, among others, seeking, among other things, a declaration that certain deregulated units at the related mortgaged property remain subject to rent stabilization. The debt service coverage ratio for the related mortgaged property calculated based on the net operating income for year 2006 is 0.58x. A general reserve of $590,000,000 was established at origination of the related mortgage loan, $400,000,000 of which can be used for debt service on the related mortgage loan and the related mezzanine loans. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, Net Cash Flow.

Conflicts of Interest

General.    The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the holders of the loans in a split loan structure, the property or asset managers, the depositor, the sponsors, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc., in their capacity as underwriters and as mortgage loan sellers or affiliates thereof, and the master servicer, the special servicer and the primary servicer, who are affiliated with other parties described herein or act in other capacities described herein and who may purchase some of the non-offered certificates.

Wachovia Bank, National Association (which is a mortgage loan seller, the master servicer and a sponsor) or one of its affiliates is also the initial holder of certain companion loans with respect to 3 mortgage loans (identified as Peter Cooper Village & Stuyvesant Town, Palisades Village Center and Yolo County General Services Building – Woodland, CA on Annex A-1 to this prospectus supplement), representing 12.0% of the initial mortgage pool balance or 2.0% of the initial loan group no. 1 balance and 51.5% of the initial loan group no. 2 balance. Wachovia Bank, National Association and its affiliates, through a series of market value swaps and other agreements, has assumed the risk relating to an indirect ownership interest in approximately 41% of the equity in the borrower under 1 underlying mortgage loan (identified as Peter Cooper Village & Stuyvesant Town on Annex A-1 to this prospectus supplement) which is owned by an unaffiliated specialty finance special purpose entity. An affiliate of Merrill Lynch Mortgage Lending, Inc., a co-originator of such mortgage loan, also owns an indirect interest in such borrower. In addition, Wachovia Bank, National Association is also an equity owner of Capital Lease, LP, the holder of the companion loans with respect to 1 underlying mortgage loan (identified as Yolo County General Services Building — Woodland, CA on Annex A-1 to this prospectus supplement), representing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group no. 1 balance. In addition, Wachovia Bank, National Association is the initial holder of the mezzanine loans related to 2 underlying mortgage loans (identified as Peter Cooper Village & Stuyvesant Town and Storage Xxtra Portfolio on Annex A-1 to the prospectus supplement), representing 11.7% of the initial mortgage pool balance or 1.7% of the initial loan group no. 1 balance and 51.5% of the initial loan group no. 2 balance. Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, mezzanine loan or the holder of certain certificates. See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ in this prospectus supplement. In addition, Wachovia Bank, National Association is a partial equity owner of Triple Net Properties, LLC, which is an affiliate of the borrower with respect to 1 underlying mortgage loan (identified as Hunter Plaza on Annex A-1 to this prospectus supplement), representing 0.9% of the initial mortgage pool balance and 1.2% of the initial loan group no. 1 balance. Wachovia Bank, National Association is also the initial holder of certain subordinate debt which encumbers the mortgaged properties securing 2 mortgage loans representing 1.6% of the initial mortgage pool balance or 2.0% of the initial loan group no. 1 balance. Accordingly, a conflict may arise between Wachovia Bank, National Association’s duties to the trust fund under the pooling and servicing agreement and its or its affiliate’s interest as a holder of a companion loan, the holder of mezzanine indebtedness or the holder of certain other indebtedness secured by the related mortgaged property. See ‘‘Description of the Mortgage Pool—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

Conflicts of Interest May Arise Between the Trust and the Mortgage Loan Sellers or their Affiliates that Engage in the Acquisition, Development, Operation, Financing and Disposition of Real Estate.    Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

Additionally, certain of the mortgage loans that we intend to include in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) or properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. For example, Wachovia Bank, National Association is a partial equity owner of Triple Net Properties, LLC, which is an affiliate of the borrower with respect to one mortgage loan, representing 0.9% of the initial mortgage pool balance and 1.2% of the initial loan group no. 1 balance.

The Special Servicer and the Primary Servicer May Experience Certain Conflicts of Interest.    The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates.

The special servicer is an affiliate of the depositor and of the sponsor. This could cause a conflict between the special servicer’s duty to the trust under the pooling and servicing agreement and its interests in such other capacity. In addition, CWCapital LLC will be the primary servicer with respect the mortgage loans that it will sell to us. This could cause a conflict between such primary servicer’s duty to the trust under the pooling and servicing agreement (and the applicable primary servicing agreement) and its interests in such other capacity. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by a servicer or any of their affiliates. See ‘‘Servicing Under the Pooling and Servicing Agreement—General’’ in this prospectus supplement.

Conflicts Between the Directing Holder and Other Certificateholders.    With respect to each mortgage loan, the directing holder will be one of:

•	the holder of certificates representing a majority interest in a designated controlling class of the series 2007-C2 certificates,

•	the holder of the applicable subordinate non-trust mortgage loan or

•	the holder of one or more pari passu mortgage loans (or if such pari passu mortgage loans are assets in a securitization, the holder of certificates representing a majority interest in a designated controlling class of such securitization).

See ‘‘Servicing Under the Pooling and Servicing Agreement—The Directing Holders.’’ The directing holder will generally have the right, subject to certain limitations described in this prospectus supplement, to direct certain actions of the special servicer with respect to the mortgage loans. In addition, the special servicer generally may be removed and replaced by the directing holder, although in some cases the special servicer may only be removed for cause. See ‘‘Servicing Under the Pooling and Servicing Agreement—Replacement of the Special Servicer’’ in this prospectus supplement. The directing holder may have interests that differ from those of the holders of the series 2007-C2 certificates (if the directing holder is a holder of a companion loan) or from the holders of other classes of the series 2007-C2 certificates (if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder. The anticipated initial directing holder (with respect to the directing holder that is a majority holder of the controlling class) is an affiliate of CWCapital LLC and CWCapital Asset Management LLC. The initial directing holder with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Palisades Village Center is an affiliate of Wachovia Bank, National Association.

Conflicts of Interest May Arise In Connection with the Servicing of the Non-Serviced Mortgage Loans.    The underlying mortgage loans secured by the related mortgaged properties identified on Annex A-1 to this prospectus supplement as Peter Cooper Village & Stuyvesant Town and Ala Moana Portfolio, respectively, are pari passu with one or more companion loans that are not assets of the trust. The Peter Cooper Village & Stuyvesant Town and Ala Moana Portfolio mortgage loans will be serviced under a pooling and servicing agreement separate from the pooling and servicing agreement under which the series 2007-C2 certificates are issued. The master servicer and the special servicer that are parties to each of those pooling and servicing agreements will service the subject mortgage loan according to the servicing standard provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of this mortgage loan than you would if they were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See ‘‘Servicing Under the Pooling and Servicing Agreement —Servicing of the Non-Serviced Loan Combination’’ in this prospectus supplement.

Holders of certain interests in the non-serviced loan combinations will have certain rights to remove the special servicer under the controlling pooling and servicing agreement and appoint a successor special servicer with respect to such mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of series 2007-C2 certificates. In addition, they do not have any duties to the holders of any class of certificates, and may act solely in their own interests, without any liability to any certificateholders. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or any other parties for having acted solely in their respective interests. See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ in this prospectus supplement.

With respect to the non-serviced loan combinations, holders of pari passu companion loans or beneficial interests therein (including the related controlling class of certificateholders of any trust), holders of subordinate companion loans or beneficial interests therein may have certain rights, directly or through a representative (including operating advisors appointed thereby), to direct or advise the special servicer with respect to certain servicing matters. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ in this prospectus supplement.

Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties.    In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

•	A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•	the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

•	affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

Conflicts Where a Borrower or its Affiliate is a Tenant at the Mortgaged Property.    With respect to mortgage loans where the borrower or an affiliate is a tenant at the mortgaged property, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. There can be no assurance that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases, this affiliated tenant is physically occupying space related to its business; in other cases, the affiliated tenant is a tenant under a master lease with the borrower, under which the borrower tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a ‘‘stabilized’’ level but may not provide additional economic support for the mortgage loan. There can be no assurance that the space ‘‘leased’’ by this borrower affiliate will eventually be occupied by third party tenants.

Other Conflicts.    Each of CWCapital LLC (one of the sponsors and a primary servicer), the depositor and CWCapital Asset Management LLC, the special servicer is a wholly owned subsidiary of CW Financial Services LLC. In addition, each of such parties and the anticipated holder of certificates representing a majority interest in the controlling class of the series 2007-C2 certificates is an indirectly wholly-owned subsidiary of Cadim Inc. In addition, Citigroup Global Markets Realty Corp. (one of the sponsors) and Citigroup Global Markets Inc. (a joint bookrunning manager) are affiliated and Wachovia Bank, National Association (one of the sponsors and the master servicer) and Wachovia Capital Markets, LLC (the joint bookrunning manager) are affiliated. Finally, Wachovia

Bank, National Association, a sponsor and an underwriter affiliate, and Deutsche Bank Securities Inc., an underwriter, and/or their respective affiliates may have provided financing to CWCapital LLC in order to fund a portion of the mortgage loans sold to the trust fund under the related mortgage loan purchase agreement, which financing arrangements must be terminated on or prior to the closing date. All amounts owing to Wachovia Bank, National Association, Deutsche Bank Securities Inc. and/or their respective affiliates in connection with such financing arrangements (solely with respect to such mortgage loans) must be repaid by the closing date from the proceeds of the offering of the certificates. This may result in a conflict of interest between the interests of Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc. and/or their respective affiliates and the interests of the holders of the certificates.

Capitalized Terms Used in this Prospectus Supplement

From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

Forward-Looking Statements

This prospectus supplement and the accompanying prospectus includes the words ‘‘expects,’’ ‘‘intends,’’ ‘‘anticipates,’’ ‘‘estimates’’ and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

The Sponsors, Mortgage Loan Sellers and Originators

General

CWCapital LLC (‘‘CWCapital’’) is a sponsor of this securitization transaction and acquired or originated and underwrote 57 mortgage loans included in this trust. CWCapital was organized as a limited liability company in 2002 in the State of Massachusetts. CWCapital is an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec (the ‘‘Caisse’’) and a wholly owned subsidiary of CWCapital Financial Services LLC. CWCapital is also one of our affiliates. The principal offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494.

For more information regarding CWCapital and its securitization program, see ‘‘CWCapital LLC’’ in the prospectus.

Wachovia Bank, National Association, Citigroup Global Markets Realty Corp. and Artesia Mortgage Capital Corporation are also acting as mortgage loan sellers in this transaction. Each mortgage loan seller or its affiliate originated the loans as to which it is acting as mortgage loan seller; except that 2 of the loans as to which CWCapital LLC is acting as mortgage loan seller, representing 7.2% of the initial loan pool balance, were originated by unaffiliated third parties and purchased from such parties by such mortgage loan seller. Each mortgage loan seller originated more than 10.0% of the mortgage loans in the trust fund.

For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), although 57 mortgage loans (the ‘‘CWCapital Mortgage Loans’’) representing 37.3% of the mortgage pool were sold to us by CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities III LLC or CWCapital Mortgage Securities V LLC and subsequently sold to the trust, all references to ‘‘mortgage loan seller’’ or ‘‘seller’’ with respect to such mortgage loans refer or will be deemed to refer to CWCapital LLC. Prior to this securitization, those mortgage loans were originated and closed by CWCapital LLC and subsequently sold by CWCapital LLC to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities III LLC or CWCapital Mortgage Securities V LLC. The representations and warranties made by CWCapital LLC in connection with the sale of these mortgage loans to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities III LLC or CWCapital Mortgage Securities V LLC, as applicable, will be separately made to us by CWCapital LLC and the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or to repurchase or replace any of those mortgage loans, if defective, will be solely against CWCapital LLC.

Wachovia Bank, National Association

General.    Wachovia Bank, National Association (‘‘Wachovia’’), a national banking association, is a sponsor of this securitization and acquired or originated and underwrote 31 mortgage loans included in the trust. Wachovia is a national bank and acquires and originates mortgage loans for its own portfolio and for public and private securitizations through its network of 13 regional offices and approximately 3,400 financial centers. Wachovia’s principal offices are located in Charlotte, North Carolina, and its telephone number is (704) 374-6161. Wachovia is also acting as a Mortgage Loan Seller and as the Master Servicer with respect to the Offered Certificates. Wachovia is an affiliate of Wachovia Capital Markets, LLC, one of the Underwriters.

Wachovia’s Securitization Program.    One of Wachovia’s primary business lines is the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With respect to mortgage loans that are originated for securitization purposes, Wachovia sells these loans through its CMBS securitization program. Wachovia, with its commercial mortgage lending affiliates and predecessors, began originating and securitizing commercial mortgage loans in 1995. As of December 31, 2006, the total amount of commercial mortgage loans originated and securitized by Wachovia since 1995 is approximately $64.1 billion. Approximately $59.5 billion have been securitized by an affiliate of Wachovia acting as depositor, and approximately $4.6 billion have been securitized by an unaffiliated entity acting as depositor. In its fiscal year ended December 31, 2006, Wachovia originated and securitized approximately $20.6 billion of commercial mortgage loans, of which approximately $19.9 billion were securitized by an affiliate of Wachovia acting as depositor, and approximately $697 million were securitized by an unaffiliated entity acting as depositor.

Wachovia and its affiliates have been and are currently involved with the origination and/or securitization of auto loans and leases, student loans, home equity loans, credit card receivables, manufactured housing contracts, commercial equipment leases, residential mortgage loans and commercial mortgage loans, as well as less traditional asset classes. Wachovia and its affiliates have also participated in a variety of collateralized loan obligation transactions, synthetic securitizations and asset-backed commercial paper programs. Wachovia and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions. Additionally, Wachovia acts as master servicer, special servicer and/or swap counterparty on various commercial mortgage-backed securitizations.

Wachovia’s commercial mortgage loan securitization program has grown from approximately $423 million of securitized commercial mortgage loans in 1995 to approximately $3.4 billion of securitized commercial mortgage loans in 2001 and to approximately $20.6 billion of securitized commercial mortgage loans in 2006. The commercial mortgage loans originated and securitized by Wachovia include both fixed and floating-rate loans, that generally range in size from $2 million up to $500 million. Wachovia primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, land subject to a ground lease and mixed-use properties. Wachovia originates loans in each of the 50 states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands.

As a sponsor, Wachovia originates mortgage loans with the intent to securitize them and, either by itself or together with other sponsors or loan sellers, initiates a securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuer for the related securitization. In coordination with Wachovia Capital Markets, LLC and other underwriters, Wachovia works with rating agencies, other loan sellers and servicers in structuring securitization transactions. Wachovia, or an affiliate, acts as sponsor, originator, underwriter or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Wachovia’s primary securitization program is the Wachovia Bank Commercial Mortgage Trust program, in which Wachovia and other national banks and corporations generally act as mortgage loan sellers and Wachovia Commercial Mortgage Securities, Inc., an affiliate of Wachovia, acts as the depositor. As of December 31, 2006, Wachovia securitized approximately $59.5 billion through the Wachovia Bank Commercial Mortgage Trust program (or predecessor programs).

Wachovia’s Underwriting Standards

General.    Wachovia’s commercial real estate finance group has the authority, with the approval from the appropriate credit committee, to originate fixed-rate, first lien commercial or multifamily mortgage loans for securitization. Wachovia’s commercial real estate finance operation is staffed by real estate professionals. Wachovia’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of a loan application, Wachovia’s loan underwriters commence an extensive review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Wachovia’s Underwriting Standards’’ section.

Loan Analysis.    Generally, Wachovia performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wachovia typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, a projection of future performance, if applicable, and a review of tenant leases. Wachovia generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wachovia to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wachovia or a third-party consultant for compliance with program standards. Generally, the results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all mortgage loans to be originated by Wachovia must be approved by one or more—depending on loan size—specified internal committees or by officers of Wachovia, which may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Determination of Revenue and Expense at a Mortgaged Property.    The repayment of a mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that mortgaged property to generate income sufficient to make payments on the loan. Accordingly, Wachovia will analyze whether cash flow expected to be derived from the mortgaged property will be sufficient to make the required payments under that mortgage loan over its expected term, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower, any related debt service reserves and other sources of income or payment or factors expected to affect such matters.

Wachovia uses both objective and subjective measures to determine the revenue generated and the expenses incurred at each mortgaged property. In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged property securing a Wachovia Loan, Wachovia generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5.0% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5.0%, Wachovia determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greater of (a) actual historical vacancy at the related mortgaged property, (b) historical vacancy at comparable properties in the same market as the related mortgaged property, and (c) 5.0%. In determining revenue for multifamily and self storage properties, the Mortgage Loan Sellers generally either reviewed rental revenue shown on the rolling 3-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 85.0% and daily rates achieved during the prior one-to-three year annual reporting period. In the case of residential health care facilities, receipts were based on historical occupancy levels, historical operating revenues and then current occupancy rates. Occupancy rates for the private health care facilities were generally within then current market ranges, and vacancy levels were generally a minimum of 5.0%. The borrowers’ financial information used to determine revenue was in most cases borrower certified, but unaudited, and neither the Mortgage Loan Sellers nor the Depositor verified their accuracy. In general, any non-recurring items and non-property related revenue were eliminated from the calculation except in the case of residential health care facilities.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged property securing a Wachovia Loan, Wachovia generally relied on rolling 12-month operating statements and/or full-year or year- to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 1.0% to 7.0% of effective gross revenue, (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, Wachovia recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing ‘‘net cash flow’’) where Wachovia determined appropriate.

The amounts described as revenue and expense in the two preceding paragraphs are often highly subjective values. For example, when calculating revenue or expense for a mortgaged property securing a Wachovia Loan, Wachovia may make assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at a mortgaged property has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at a mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at a mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a mortgaged property and the anticipated effect on capital and re-leasing expenditures;

•	assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date;

•	assumptions regarding future increase or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. Accordingly, based on such subjective assumptions and analysis, there can be no assurance that the underwriting analysis of any particular Wachovia Loan will conform to the foregoing descriptions in every respect or to any similar analysis which may be performed by other persons or entities.

Debt Service Coverage Ratios and Loan-to-Value Ratios.    Generally, the debt service coverage ratios for Wachovia Loans will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan- to-value ratio, reserves or other factors. For example, Wachovia may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wachovia Loans will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wachovia may originate a mortgage loan with an loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wachovia’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios and loan-to-value ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio and the loan-to-value ratio disclosed in this prospectus supplement. For specific details on the calculations of the debt service coverage ratio and the loan-to-value ratio in this prospectus supplement, see ‘‘Description of the Mortgage Pool—Additional Loan and Property Information’’ in this prospectus supplement.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Wachovia will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wachovia or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The debt service coverage ratios and loan-to-value ratios described above under ‘‘—Debt Service Coverage Ratios and Loan-to-Value Ratios’’ may be significantly below 1.20x and significantly above 80%, respectively, when calculated taking into account the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Wachovia will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wachovia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals.    Wachovia will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wachovia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wachovia may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Wachovia may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wachovia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wachovia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wachovia or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wachovia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessment.    In connection with the origination process, Wachovia may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wachovia will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral consists of improvements located in California or in seismic zone 3 or 4, Wachovia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Wachovia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Wachovia will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wachovia will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wachovia to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wachovia’s judgment constitute adequate security for the related mortgage loan;

•	a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement. For specific details on the calculations of debt service coverage ratio in this prospectus supplement, see ‘‘Description of the Mortgage Pool—Additional Loan and Property Information’’ in this prospectus supplement.

Escrow Requirements.    Generally, Wachovia requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wachovia are as follows:

•	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wachovia with sufficient funds to satisfy all taxes and assessments. Wachovia may waive this escrow requirement under certain circumstances.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wachovia with sufficient funds to pay all insurance premiums. Wachovia may waive this escrow requirement under certain circumstances.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Wachovia generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Wachovia may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the Wachovia Loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the Wachovia Loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, Wachovia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Wachovia may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Wachovia’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Citigroup Global Markets Realty Corp.

Citigroup Global Markets Realty Corp (‘‘CGMRC’’) is a New York corporation, which is a wholly owned subsidiary of Citigroup Financial Products Inc. and an affiliate of Citigroup Global Markets Inc., one of the underwriters. CGMRC is a sponsor of this securitization transaction and acquired or originated and underwrote 20 mortgage loans included in the trust. CGMRC originates, and purchases from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions. CGMRC also purchases and finances residential mortgage loans, consumer receivables and other financial assets. The principal offices of CGMRC are located at 388 Greenwich Street, New York, New York 10013.

CGMRC’s Commercial Real Estate Securitization Program

CGMRC, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States and abroad. CGMRC has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996 and has been involved in the securitization of residential mortgage loans since 1987. The multifamily and commercial mortgage loans originated by CGMRC include both fixed-rate loans and floating-rate loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by CGMRC have been originated, directly or through correspondents, by CGMRC or an affiliate. CGMRC securitized approximately $717 million, $822 million, $1.23 billion, $1.91 billion, $3.24 billion and $5.76 billion of commercial mortgage loans in public offerings during the fiscal years 2001, 2002, 2003, 2004, 2005 and 2006, respectively.

When CGMRC originates mortgage loans in conjunction with third-party correspondents, another third party due diligence provider generally performs the underwriting based on various criteria established or reviewed by CGMRC, and CGMRC originates or acquires the subject mortgage loan prior to inclusion in a securitization.

In addition, in the normal course of its business, CGMRC may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by CGMRC.

CGMRC has also sponsored, in private placement transactions, multifamily and commercial mortgage loans which it either originated or acquired from third-party originators that underwrote them to their own underwriting criteria.

In connection with the commercial mortgage securitization transactions it participates in, CGMRC generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

CGMRC generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. CGMRC will generally act as a sponsor, originator or mortgage loan seller in the commercial mortgage securitization transactions it participates in. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators. Generally CGMRC and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

In connection with CGMRC contributing mortgage loans to a commercial mortgage securitization transaction, CGMRC may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by CGMRC fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then CGMRC will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the mortgage asset.

CGMRC’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of CGMRC with respect to multifamily and commercial mortgage loans originated by CGMRC. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by CGMRC from third party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—CGMRC’s Underwriting Standards’’ section.

Loan Analysis.    CGMRC performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CGMRC’s underwriting staff and/or legal counsel will review leases of significant tenants. CGMRC may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CGMRC generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CGMRC staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by CGMRC must be approved by one or more—depending on loan size—specified officers of CGMRC. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CGMRC will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CGMRC may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

In addition, CGMRC may ‘‘normalize’’ operating expenses by discounting certain extraordinary property- related expenses that may have occurred during the period under review or by assuming the existence of certain expenses that did not occur during the period under review.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

Loan-to-Value Ratio.    CGMRC also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

•	the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CGMRC, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CGMRC may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CGMRC’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, CGMRC will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CGMRC or an affiliate will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, CGMRC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CGMRC may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    CGMRC will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CGMRC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CGMRC may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    CGMRC may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CGMRC may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, CGMRC might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CGMRC or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, CGMRC may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

Engineering Assessment.    In connection with the origination process, CGMRC may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CGMRC will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4, CGMRC may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CGMRC may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, CGMRC will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CGMRC will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CGMRC to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CGMRC’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CGMRC may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CGMRC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CGMRC. Furthermore, CGMRC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—CGMRC’s Underwriting Standards’’ section, CGMRC may include mortgage loans in a trust fund which vary from, or do not comply with, CGMRC’s underwriting guidelines. In addition, in some cases, CGMRC may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Artesia Mortgage Capital Corporation

Artesia Mortgage Capital Corporation (‘‘Artesia’’) is a Delaware Corporation, with its principal offices in Issaquah, Washington. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank. Dexia Bank, which is rated ‘‘AA+’’ by Fitch, ‘‘AA’’ by S&P and ‘‘Aa2’’ by Moody’s, is part of Dexia Group, a diversified financial services firm located in Brussels, Belgium with a balance sheet of 509 billion Euros ($603 billion) and a stock market capitalization of approximately 22 billion Euros ($26 billion) as of December 2005.

Artesia is a sponsor of this securitization transaction and acquired or originated and underwrote 41 mortgage loans included in the trust.

Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization (‘‘CMBS’’) transactions.

Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

Artesia’s Securitization Program

Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans, which are average-sized loans by industry standards, and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by Artesia have been originated, directly or through correspondents, by Artesia. During the fiscal years 2001 through 2006, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, and to approximately $1.5 billion in 2005 and to approximately $2.0 billion in 2006.

When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see ‘‘—Artesia’s Underwriting Standards’’ below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

In addition, in the normal course of its securitization program, Artesia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into an issuing entity for a series of securities.

Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

•	deliver various specified loan documents;

•	file and/or record various specified loan documents and assignments of those documents; and

•	make various loan-specific representations and warranties.

If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

Artesia’s Underwriting Standards

General.    Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not—and generally will not—apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this ‘‘—Artesia’s Underwriting Standards’’ section.

Loan Analysis.    Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances, Artesia’s underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants. Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

Loan Approval.    Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more—depending on loan size—specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio.    The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

•	the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

•	the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

•	the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

•	the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

•	the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

•	assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

•	various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratios presented in this prospectus supplement.

Loan-to-Value Ratio.    Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

•	the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under ‘‘—Additional Debt’’ below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example, Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia’s judgment of improved property performance in the future and/or other relevant factors.

Additional Debt.    When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

The debt service coverage ratios described above under ‘‘—Debt Service Coverage Ratio’’ and the loan-to-value ratios described above under ‘‘—Loan-to-Value Ratio’’ may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

Assessments of Property Condition.    As part of the underwriting process, Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

Appraisals.    Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessment.    Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property.

Engineering Assessment.    In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.    If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

•	the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia’s judgment constitute adequate security for the related mortgage loan; and/or

•	to require the related borrower to obtain law and ordinance insurance.

Escrow Requirements.    Based on its analysis of the real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Notwithstanding the foregoing discussion under this ‘‘—Artesia’s Underwriting Standards’’ section, Artesia may include mortgage loans in an issuing entity which vary from, or do not comply with, Artesia’s underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

Certain Relationships.    The Mortgage Loans that will be sold to the Depositor by Artesia Mortgage Capital Corporation were previously the subject of a custodial arrangement between Artesia and Wells Fargo Bank, N.A. in which Wells Fargo acted as a document custodian for Artesia. The terms of the custodial arrangement are customary for agreements in the commercial mortgage securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

Wachovia Bank, National Association is currently servicing 39 of the Mortgage Loans that will be sold to the Depositor by Artesia pursuant to an interim servicing arrangement between Artesia and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans.

 The Depositor

We are CWCapital Commercial Funding Corp., the depositor of this securitization transaction. We are an indirect majority owned subsidiary of the Caisse and a wholly owned subsidiary of CW Financial Services LLC. Our principal executive offices are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our telephone number is (781) 707-9300.

We do not have, nor are we expected in the future to have, any significant assets.

This is the second securitization transaction with respect to which we will act as depositor.

We do not engage in any business operations other than securitizing mortgage assets and related activities.

We have minimal ongoing duties with respect to the certificates and the underlying mortgage loans. Our duties pursuant to the pooling and servicing agreement include, without limitation, the duty

•	to keep in full force our existence, rights and franchises (subject to our right to merge, consolidate or sell substantially all of our assets, so long as we obtain written confirmation from each of the rating agencies that the successor depositor entity will not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to any class of certificates);

•	to appoint a successor trustee in the event of the resignation or removal of the trustee;

•	to provide the trustee with a copy of any private placement memorandum used by us or an affiliate in connection with the resale of any certificates that have been privately offered;

•	to provide information in its possession to the trustee to the extent necessary to perform REMIC tax administration; and

•	to notify the trustee of certain events that might require reporting under the Exchange Act and to sign any Annual Report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the trust.

We are required under the underwriting agreement to indemnify the Underwriters for certain securities law liabilities.

 The Issuing Entity

The issuing entity for the certificates will be COBALT CMBS Commercial Mortgage Trust 2007-C2. The trust is a New York common law trust that will be formed on the issue date pursuant to the pooling and servicing agreement. The only activities that the trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the underlying mortgage loans and any REO Property, disposing of defaulted underlying mortgage loans and REO Property, issuing the certificates and making distributions and providing reports to certificateholders. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investment of funds in the distribution account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The trust may not lend or borrow money, except that the master servicer (or, if the master servicer fails to do so, the trustee) may make advances of delinquent monthly debt service payments and servicing advances to the trust, but only to the extent such party deems such advances to be recoverable from the related mortgage loan; such advances are intended to be in the nature of a liquidity, rather than a credit, facility. The pooling and servicing agreement may be amended as set forth in the prospectus under ‘‘Description of the Governing Documents—Amendment.’’ The trust administers the underlying mortgage loans through the master servicer and special servicer. A discussion of the duties of the master servicer and special servicer, including any discretionary activities performed by each of them, is set forth herein under ‘‘Servicing Under the Pooling and Servicing Agreement.’’

The only assets of the trust other than the underlying mortgage loans and any REO Properties are the distribution accounts and other accounts maintained pursuant to the pooling and servicing agreement and the short-term investments in which funds in the custodial account and other accounts are invested. The trust has no present liabilities, but has potential liability relating to ownership of the underlying mortgage loans and any REO Properties, and indemnity obligations to the trustee, master servicer and special servicer. The fiscal year of the trust is the calendar year. The Trust has no executive officers or board of directors. It acts through the trustee, master servicer and special servicer.

We are contributing the underlying mortgage loans to the trust. We are purchasing the underlying mortgage loans from the Mortgage Loan Seller(s), as described herein under ‘‘Description of the Mortgage Pool—Representations and Warranties.’’

Since the trust fund is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a ‘‘business trust’’ for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a ‘‘business trust.’’ In addition, in connection with the sale of the underlying mortgage loans from each seller to us and from us to the trust, legal opinions are required to be rendered to the effect that:

1.	If the such seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the underlying mortgage loans and payments thereunder and proceeds thereof are not property of the estate of such seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such seller is not applicable to payments on the certificates.

2.	If we were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the underlying mortgage loans, and payments thereunder and proceeds thereof are not property of our estate under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of our bankruptcy case is not applicable to payments on the certificates.

Such legal opinions are based on numerous assumptions, and we make no assurance that all or any of such assumed facts are true, or will continue to be true. Moreover, we make no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although we have been structured as a bankruptcy remote entity, and the transfer of the underlying mortgage loans from each seller to us and from us to the trust has been structured as a sale, we make no assurance that we will not be subject to a bankruptcy proceeding or that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that we or the trust is deemed to be a creditor of the related seller rather than an owner of the underlying mortgage loans.

 The Servicers

General

The parties primarily responsible for servicing the underlying mortgage loans (other than the Peter Cooper Village & Stuyvesant Town and Ala Moana Portfolio mortgage loans) include the master servicer and the special servicer. The obligations of the master servicer and the special servicer are set forth in the pooling and servicing agreement, and are described under ‘‘Servicing Under The Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ in the base prospectus. In addition, as permitted under the pooling and servicing agreement, the master servicer and/ or special servicer may delegate their respective servicing obligations to one or more sub-servicers. In particular, CWCapital LLC, a sponsor of this securitization and one of our affiliates, will act as primary servicer with respect to the mortgage loans originated or acquired by it. In addition, with respect to most of the mortgage loans (excluding the mortgage loans originated by CWCapital LLC), the master servicer is responsible for master servicing and primary servicing functions and the special servicer is responsible for special servicing functions. However, with respect to certain mortgage loans or groups of underlying mortgage loans, the master servicer has engaged or will engage a sub-servicer, and the master servicer will be responsible for overseeing the obligations of the related sub-servicer and aggregating relating collections and reports with the remaining mortgage pool.

The Master Servicer

Wachovia Bank, National Association (‘‘Wachovia’’) will be the master servicer under the pooling and servicing agreement. Wachovia is a national banking association organized under the laws of the United States of America and is a wholly owned subsidiary of Wachovia Corporation. Wachovia is a mortgage loan seller and a sponsor, and is an affiliate of Wachovia Capital Markets, LLC, one of the underwriters. Wachovia’s principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia’s primary servicing system runs on EnableUs software, and Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia’s portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of December 31, 2004	As of December 31, 2005	As of December 31, 2006
By Approximate Number	15,531	17,641	20,725
By Approximate Aggregate Unpaid Principal Balance (in Billions)	$141.3	$182.5	$262.1

Within this portfolio, as of December 31, 2006, are approximately 17,428 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $207.1 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia’s servicing portfolio as of December 31, 2006 were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income producing properties.

Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding the aggregate amount of principal and interest advances and property protection advances (i) made by Wachovia on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii) outstanding as of the dates indicated:

Date	Securitized Master Serviced Portfolio (UPB)*	Outstanding Advances (P&I and PPA)*	Outstanding Advances as % of UPB
December 31, 2004	$113,159,013,933	$129,858,178	0.1%
December 31, 2005	$142,222,662,628	$164,516,780	0.1%
December 31, 2006	$201,283,960,215	$162,396,491	0.1%

*	‘‘UPB’’ means unpaid principal balance, ‘‘P&I’’ means principal and interest advances and ‘‘PPA’’ means property protection advances.

Wachovia acts as primary servicer with respect to mortgage loans owned by Wachovia from time to time, including, prior to their inclusion in the trust fund, some or all of the underlying mortgage loans being contributed by Wachovia. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by Wachovia that were serviced by Wachovia prior to their inclusion in the trust fund. Pursuant to an interim servicing agreement between Wachovia and CGMRC, a sponsor and a mortgage loan seller, Wachovia acts as primary servicer with respect to mortgage loans owned by CGMRC from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by CGMRC. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by CGMRC that were serviced by Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and Artesia, a sponsor and a mortgage loan seller, Wachovia acts as primary servicer with respect to mortgage loans owned by Artesia from time to time, including, prior to their inclusion in the trust, some or all of the underlying mortgage loans being contributed by Artesia. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by Artesia that were serviced by Wachovia prior to their inclusion in the trust.

Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia’s ratings by each of these agencies is outlined below:

	Fitch	S&P
Primary Servicer	CPS2+	Strong
Master Servicer	CMS2	Strong

The short-term debt ratings of Wachovia are A-1+ by S&P, P-1 by Moody’s, F1+ by Fitch.

Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wachovia’s servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation. Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

•	monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents

•	provision of Strategy and Strategy CS software

•	identification, classification, imaging and storage of documents

•	analysis and determination of amounts to be escrowed for payment of taxes and insurance

•	entry of rent roll information and property performance data from operating statements

•	tracking and reporting of flood zone changes

•	tracking, maintenance and payment of rents due under ground leases

•	abstracting of insurance requirements contained in loan documents

•	comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any

•	abstracting of leasing consent requirements contained in loan documents

•	legal representation

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia

•	maintenance and storage of letters of credit

•	tracking of anticipated repayment dates for loans with such terms

•	reconciliation of deal pricing, tapes and annexes prior to securitization

•	entry of new loan data and document collection

•	initiation of loan payoff process and provision of payoff quotes

•	printing, imaging and mailing of statements to borrowers

•	performance of property inspections

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes

•	review of financial spreads performed by sub-servicers

•	review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval

•	performance of UCC searches and filing of UCCs

Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by

Wachovia on the underlying mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

Wachovia will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as the master servicer, documents will be maintained in a manner consistent with the Master Servicer Servicing Standard.

There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the Certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth in this prospectus supplement concerning Wachovia has been provided by it.

The mortgage loans, except for the mortgage loans secured by the Peter Cooper Village & Stuyvesant Town properties and the Ala Moana Portfolio properties, will be serviced by the master servicer under the pooling and servicing agreement.

The mortgage loan secured by the Peter Cooper Village & Stuyvesant Town properties will be serviced under the pooling and servicing agreement entered into in connection with the Wachovia Commercial Mortgage Securities Inc., as depositor, Wachovia Bank Commercial Mortgage Trust 2007-C30 securitization. The mortgage loan secured by the Ala Moana Portfolio properties will be serviced under the pooling and servicing agreement entered into in connection with the Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 Mortgage Trust securitization. The master servicer under each such pooling and servicing agreement is Wachovia Bank, National Association.

Wachovia Bank, National Association and its affiliates, through a series of market value swaps and other agreements, has assumed the risk relating to an indirect ownership interest in approximately 41% of the equity in the borrower under 1 mortgage loan (identified as Peter Cooper Village & Stuyvesant Town on Annex A-1 to this prospectus supplement) which is owned by an unaffiliated specialty finance special purpose entity. An affiliate of Merrill Lynch Mortgage Lending, Inc., a co-originator of such mortgage loan, also owns an indirect interest in such borrower.

Primary Servicer

CWCapital will be the primary servicer for all of the mortgage loans originated or acquired by CWCapital that are included in the trust, and will perform its duties as primary servicer pursuant to a primary servicing agreement entered into with the master servicer. The primary servicing agreement will require CWCapital to perform its obligations under the primary servicing agreement in a manner which is generally consistent with the pooling and servicing agreement. In connection with its duties as primary servicer of the loans originated or acquired by CWCapital, CWCapital will receive a portion of the master servicing fee rate for each such mortgage loan equal to 0.02%, except with respect to 4 such mortgage loans, representing 1.5% of the Initial Mortgage Pool Balance and 1.8% of the Initial Loan Group No. 1 Balance, with respect to which CWCapital will receive a portion of the master servicing fee rate equal to 0.04%, 0.07% or 0.12%, as applicable. The principal servicing offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. See ‘‘The Sponsors, Mortgage Loan Sellers and Originators’’ in this prospectus supplement and ‘‘CWCapital LLC’’ in the prospectus for additional information regarding CWCapital.

CWCapital has been servicing loans since 1986. As of December 31, 2006, CWCapital was responsible for servicing approximately 993 commercial and multifamily mortgage loans, totaling approximately $7.59 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. The properties securing these loans include multifamily, office, retail, hospitality, industrial and other types of income-producing properties.

The following tables provide, in the aggregate and by asset type, the number of commercial mortgage loans primary serviced by the CWCapital Primary Servicer and the aggregate outstanding principal balances of these loans as of December 31, 2006 and the end of the preceding two calendar years.

Servicing Volumes for CWCapital LLC as Primary Servicer

	December 31, 2004	December 31, 2005	December 31, 2006
Number of Loans Serviced	804	904	993
Aggregate Outstanding Principal Balance ($ in millions)	4823	6272	7592

Servicing Volumes by Asset Type for CWCapital LLC as Primary Servicer

	December 31, 2004		December 31, 2005		December 31, 2006
Asset Type	Number of Loans Serviced	AOPB* ($ in millions)	Number of Loans Serviced	AOPB* ($ in millions)	Number of Loans Serviced	AOPB* ($ in millions)
Number of Loans Serviced Aggregate Outstanding Principal Balance ($ in millions)	804	4822.9	904	6272	993	7592
Retail	67	456.2	90	601.7	143	837
Office	59	429.6	87	1142.7	106	1627
Multifamily	395	2196	395	2533.5	405	2821
Industrial	16	123.1	30	242.9	35	357
Hospitality	38	328.5	41	375.9	46	677
Other	229	1289.3	261	1375.3	258	1273
Total	804	4822.9	904	6272	993	7592

*	Aggregate Outstanding Principal Balance

CWCapital is rated by S&P and Fitch as a primary servicer and master servicer. CWCapital’s ratings by each of these Rating Agencies is outlined below:

	S&P	Fitch
Primary Servicer	Average	CPS2
Master Servicer	Average	CMS3

CWCapital has made certain changes to its servicing policies and procedures during the past three years including, but not limited to, the addition of (i) a lock-box system for processing payments, (ii) an insurance and risk-management division, (iii) a website where mortgage loan borrowers can access information regarding their mortgage loans and (iv) a disaster recovery site.

Under the primary servicing agreement, CWCapital, as primary servicer with respect to all mortgage loans in the trust that were originated or acquired by it, will perform substantially all of the servicing duties of the master servicer described under ‘‘Servicing Under The Pooling and Servicing Agreement’’ in this prospectus supplement with respect to such mortgage loans, except for advancing and remitting funds to the trustee.

Payments received by CWCapital with respect to the mortgage loans are required to be deposited into a segregated custodial account, and are not commingled with funds relating to any mortgage loans that are not included in the trust.

CWCapital may exercise some custodial responsibility with respect to the mortgage loans included in the trust and may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise, including custody of any applicable letters of credit. To the extent CWCapital performs custodial functions as servicer, documents will be maintained in its vault.

In consideration of the performance of its servicing obligations, CWCapital, as primary servicer, will be paid a servicing fee, which is included in the administration fee rate for the applicable mortgage loans as set forth on Annex A-1. In addition, CWCapital will be entitled to the additional compensation described under ‘‘Servicing under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Additional Master Servicing Compensation’’ with respect to the mortgage loans that it services.

The primary servicing agreement provides that CWCapital may not resign from its obligations and duties thereunder except upon a determination that performance of such duties is no longer permissible under applicable law or the parties otherwise agree.

In addition, unless an event of default under the primary servicing agreement occurs or the pooling and servicing agreement is terminated, the primary servicing agreement will remain in full force and effect until all of the mortgage loans serviced by CWCapital are repaid, repurchased or liquidated or the related mortgaged properties become REO property. Events of default under the primary servicing agreement will include, but are not limited to:

•	the occurrence of an event of default by the master servicer under the pooling and servicing agreement which occurs as a direct result of the failure of CWCapital to perform its obligations under the primary servicing agreement,

•	the failure of CWCapital to perform in any material respect its obligations under the primary servicing agreement which is not cured within the period set forth in the primary servicing agreement,

•	a breach by CWCapital of any representation or warranty contained in the primary servicing agreement which materially and adversely affects the interests of any class of certificates or the master servicer which is not cured within the period set forth in the primary servicing agreement,

•	the failure by CWCapital to remit to the master servicer amounts required to be deposited into the certificate account or any other amounts required to be remitted under the primary servicing agreement, or the failure by CWCapital to deliver reports to the master servicer as required by the primary servicing agreement, and

•	certain events of bankruptcy or insolvency involving CWCapital.

Upon the occurrence and continuance of an event of default by CWCapital under the primary servicing agreement, the master servicer may (but is not required to) terminate the rights and obligations of CWCapital under the primary servicing agreement. The master servicer is also authorized under the primary servicing agreement to waive any event of default under the primary servicing agreement. If the master servicer terminates CWCapital as primary servicer under the primary servicing agreement or the parties otherwise agree to terminate the primary servicing agreement, the master servicer will be required to itself perform its servicing responsibilities under the pooling and servicing agreement until a new primary servicer, if any, is appointed.

Any successor primary servicer is required to transact business in the states in which the related mortgaged properties are located, if required by applicable law.

Under the primary servicing agreement, CWCapital will indemnify the master servicer from and against any claims, losses, damages, penalties, fines, legal fees and expenses incurred by the master servicer related to the performance of its duties as primary servicer resulting from any breach by the primary servicer of a representation, warranty, covenant or agreement made by the primary servicer in the primary servicing agreement or any willful misfeasance, bad faith or negligence by the primary servicer in the performance of its obligations or duties under the primary servicing agreement or by reason of reckless disregard of such obligations and duties.

The Special Servicer

CWCapital Asset Management LLC (‘‘CWCAM’’), a Massachusetts limited liability company will initially be appointed as special servicer under the pooling and servicing agreement. CWCAM’s primary special servicing office is located at 700 Twelfth Street N.W., Suite 700, Washington D.C. 20005 and its telephone number is (888) 880-8958. CWCAM or its affiliates are involved in real estate investment, finance and management business, including:

•	originating commercial and multifamily real estate loans;

•	investing in high-yielding real estate loans; and

•	investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to CMBS and CDO transactions.

CWCAM was organized in June 2005. In July of 2005, it acquired Allied Capital Corporation’s special servicing operations and replaced Allied Capital Corporation as special servicer for all transactions for which Allied Capital Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. (‘‘CMAE’’) and the special servicing operations of CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the certificates not offered hereunder. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Because CWCAM was not formed until June 2005, CWCAM did not serve as a special servicer for any CMBS pools as of December 31, 2003, or as of December 31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then current face value in excess of $32 billion. As of December 31, 2006, CWCAM acted as special servicer with respect to 94 domestic and 2 Canadian pools containing approximately 11,100 loans secured by properties throughout the United States and Canada with a then current face value in excess of $108.7 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the Certificates.

CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham, Massachusetts) and CWCAM provides special servicing activities for investments in over 88 markets throughout the United States. As of December 31, 2006, CWCAM had 57 employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, within the CMBS pools described in the preceding paragraph, 162 assets were actually in special servicing. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and CRIIMI MAE Services L.P. operations that it has acquired. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the Pooling and Servicing Agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the certificateholders hereunder.

CWCAM, as disclosed above, is an affiliate of the depositor, one of the sponsors, one of the mortgage loan sellers and a primary servicer. There are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party—apart from the subject securitization transaction—between CWCAM or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the offered certificates.

No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

From time-to-time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer.

The information set forth herein regarding the special servicer has been provided by CWCAM.

The mortgage loans, except for the mortgage loans secured by the Peter Cooper Village & Stuyvesant Town properties and the Ala Moana Portfolio properties, will be specially serviced by the special servicer under the pooling and servicing agreement.

The mortgage loan secured by the Peter Cooper Village & Stuyvesant Town properties will be specially serviced under the pooling and servicing agreement entered into in connection with the Wachovia Bank Commercial Mortgage Trust 2007-C30 trust. The special servicer under such pooling and servicing agreement will be CWCapital Asset Management LLC.

The mortgage loan secured by the Ala Moana Portfolio properties will be specially serviced under the pooling and servicing agreement entered into in connection with the Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 trust. The special servicer under such pooling and servicing agreement is J.E. Robert Company, Inc.

 The Trustee

General

Wells Fargo Bank, National Association (‘‘Wells Fargo’’) will act as the trustee and custodian to the COBALT CMBS Commercial Mortgage Trust 2007-C2 pursuant to the pooling and servicing agreement. Wells Fargo is a national banking association and wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $483 billion in assets, over 23 million customers and 167,000 employees as of September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors and the servicers may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo’s principal corporate trust offices are located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951. Its office for certificate transfer service is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113.

Wells Fargo Bank’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criterion during that reporting period. The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function. The assessment further states that all necessary adjustments to Wells Fargo Bank’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures. Despite the fact that the platform of transactions to which such assessment of compliance relates included commercial mortgage-backed securities transactions, the errors described above did not occur with respect to any such commercial mortgage-backed securities transactions.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as trustee with respect to a variety of transactions and asset types including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of December 31, 2006, Wells Fargo was acting as trustee on more than 285 series of commercial mortgage-backed securities with an aggregate principal balance of over $290 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

The trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, trust company or national banking association, organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the pooling and servicing agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the depositor, any master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, a master servicer or special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated ‘‘AA−’’ or higher by S&P and Fitch (or such entity as would not, as evidenced in writing by such Rating Agency, result in the qualification (as applicable), downgrading or withdrawal of any of the then-current ratings then assigned thereby to the certificates.

The trustee is, in general, responsible for managing the assets of the issuing entity on behalf of the series 2007-C2 certificateholders and pursuant to the pooling and servicing agreement.

Additionally, pursuant to the pooling and servicing agreement, Wells Fargo will act as custodian of the mortgage loan documents evidencing the underlying mortgage loans. In that capacity, Wells Fargo is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction and/ or issuer. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2006, Wells Fargo was acting as custodian of more than 43,000 commercial mortgage loan files.

Wells Fargo has served as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor, including for mortgage loans included in the issuing entity. The terms of the custodial agreement provided by Wells Fargo are customary for the commercial mortgage backed securities industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files. The terms of the pooling and servicing agreement with respect to the custody of the mortgage loans supersede any such custodial agreement.

Under the terms of the pooling and servicing agreement, the trustee is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the trustee is responsible for the preparation of all REMIC tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the trust. Wells Fargo has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

There have been no material changes to Wells Fargo’s policies or procedures with respect to its securities administration function other than changes required by applicable laws.

In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

The trustee will not be obligated to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the distribution account or the interest reserve account meeting the requirements set forth in the pooling and servicing agreement. In addition, the trustee and each of its respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability, damage, claims, unanticipated expense (including attorney fees and expenses) or expense incurred in connection with any legal action incurred without negligence or willful misconduct on its respective parts, arising out of, or in connection with the pooling and servicing agreement and the certificates.

The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if in the good faith business judgment of the trustee, the repayment of such funds or adequate indemnity against such risk or liability would not be ultimately recoverable. The master servicer and the special servicer will each indemnify the trustee and certain related parties for similar losses incurred related to the willful misconduct, bad faith and/or negligence in the performance of the master servicer or the special servicer duties as applicable, under the pooling and servicing agreement or by reason of negligent disregard of its respective obligations and duties under the pooling and servicing agreement.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of any mortgaged property or any assets of the trust is located, the depositor, the trustee or certificateholders evidencing a majority of voting rights will have the power to appoint one or more persons to act as co-trustee or co-trustees, jointly with the trustee, or separate trustee or separate trustees, of all or any part of the trust. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the pooling and servicing agreement.

The information set forth in this prospectus supplement concerning the trustee has been provided by the trustee.

Duties of the Trustee

The trustee will make no representation as to the validity or sufficiency of the pooling and servicing agreement, the offered certificates or any mortgage loan or related document and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the mortgage loans to the trust, or any funds deposited in or withdrawn from a custodial account or any other account by or on behalf of the depositor, the master servicer or the special servicer. The trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the depositor, the master servicer or the special servicer, and accepted by the trustee in good faith, pursuant to the pooling and servicing agreement. The pooling and servicing agreement provides that no provision of such agreement shall be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that if no event of default has occurred and is continuing, the trustee will be required to perform, and will be liable for, only those duties specifically required under the pooling and servicing agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

As consideration for performing these duties, Wells Fargo will receive a trustee fee of 0.00091% per annum on the stated principal balance of each underlying mortgage loan and a portion of such fee will be paid to the securities administrator. The trustee fee is payable out of general collections on the mortgage pool in the issuing entity.

Certain Matters Regarding the Trustee

The fees and normal disbursements of any trustee are required to be borne by the trust fund.

The pooling and servicing agreement provides that the trustee will not be liable for an error of judgment made in good faith by a responsible officer of the trustee, unless it shall be proved that the trustee was negligent in ascertaining the pertinent facts. In addition, the trustee is not liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of directing holder, controlling class or holders of certificates entitled to at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee, under the pooling and servicing agreement. If no event of default shall have occurred and be continuing, the trustee shall not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of certificates entitled to at least 25% of the voting rights; provided, however, that if the payment within a reasonable time to the trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the trustee, not reasonably assured to the trustee by the security afforded to it by the terms of the pooling and servicing agreement, the trustee may require reasonable indemnity from such requesting holders against such expense or liability as a condition to taking any such action.

The trustee will be entitled to execute any of its trusts or powers under the pooling and servicing agreement or perform any of its duties under the pooling and servicing agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The trustee will be permitted at any time to resign from its obligations and duties under the pooling and servicing agreement by giving written notice to us, the master servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, we will be required to promptly appoint a successor trustee acceptable to the master servicer. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, or if the trustee shall fail (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the trustee’s reasonable control) to deliver or otherwise make available certain reports and such failure shall continue for five days (other than by reason of the failure of the master servicer or special servicer to timely perform its obligations or other causes beyond the reasonable control of the trustee), we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates entitled to at least 51% of the voting rights may at any time, with or without cause, remove the trustee under the pooling and servicing agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

SIGNIFICANT OBLIGORS

The Peter Cooper Village & Stuyvesant Town Mortgaged Property, representing 10.3% of the Initial Mortgage Pool Balance and 51.5% of the Initial Loan Group No. 2 Balance, is a ‘‘significant obligor’’ with respect to this offering. The borrowers under such mortgage loan are PCV ST Owner LP and ST Owner LP. See ‘‘Annex B—Fifteen Largest Mortgage Loans—Peter Cooper Village & Stuyvesant Town.’’

The mortgaged property securing the 75 Broad Street mortgage loan which represents 10.1% of the Initial Mortgage Pool Balance (12.6% of the Initial Loan Group No. 1 Balance) is a ‘‘significant obligor’’ with respect to this offering. The borrower under the 75 Broad Street mortgage loan is 75 Broad, LLC. See ‘‘Annex B—Fifteen Largest Mortgage Loans—75 Broad Street.’’

 Certain Relationships and Related Transactions

Each of CWCapital LLC (one of the sponsors and a primary servicer), the depositor and CWCapital Asset Management LLC (the special servicer) is a wholly owned subsidiary of CW Financial Services LLC. In addition, each of such parties and the anticipated holder of certificates representing a majority interest in the controlling class of the series 2007-C2 certificate is an indirectly wholly-owned subsidiary of Cadim Inc. In addition, Citigroup Global Markets Realty Corp. (one of the sponsors) and Citigroup Global Markets Inc. (a joint bookrunning manager) are affiliated and Wachovia Bank, National Association (one of the sponsors and the master servicer) and Wachovia Capital Markets, LLC (a joint bookrunning manager) are affiliated.

Wachovia Bank, National Association, a sponsor and an underwriter affiliate, and/or its affiliate provided financing to CWCapital in order to fund a portion of the mortgage loans sold to the trust fund under the related mortgage loan purchase agreement, which financing arrangements must be terminated on or prior to the closing date. All amounts owing to Wachovia Bank, National Association and/or its affiliate in connection with such financing arrangements (solely with respect to such mortgage loans) must be repaid by the closing date from the proceeds of the offering of the certificates. This may result in a conflict of interest between the interests of Wachovia Capital Markets, LLC and/or its affiliate and the interests of the holders of the certificates.

Description of the Mortgage Pool

General

We intend to include the 149 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage loans will have an Initial Mortgage Pool Balance as of the cut-off date of $2,419,466,906. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See ‘‘—Changes In Mortgage Pool Characteristics’’ below.

For purposes of allocating payments on certain classes of the offered certificates, the mortgage pool will be divided into a ‘‘Loan Group No. 1’’ and a ‘‘Loan Group No. 2.’’ ‘‘Loan Group No. 1’’ will consist of all of the mortgage loans backing the series 2007-C2 certificates that are secured by property types other than multifamily. Loan Group No. 1 will consist of 124 mortgage loans, with an Initial Loan Group No. 1 Balance of $1,933,839,279, representing approximately 79.9% of the Initial Mortgage Pool Balance. ‘‘Loan Group No. 2’’ will consist of all of the mortgage loans backing the series 2007-C2 certificates that are secured, in whole or in part, by multifamily properties. Loan Group No. 2 will consist of 25 mortgage loans, with an Initial Loan Group No. 2 Balance of $485,627,627, representing approximately 20.1% of the Initial Mortgage Pool Balance.

The Initial Mortgage Pool Balance will equal the total cut-off date principal balance of all the underlying mortgage loans, the Initial Loan Group No. 1 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 1, and the Initial Loan Group No. 2 Balance will equal the total cut-off date principal balance of the mortgage loans in Loan Group No. 2. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each underlying mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,490,000 to $250,000,000, and the average of those cut-off date principal balances is $16,238,033.

Of the mortgage loans to be included in the trust:

•	57 mortgage loans, representing approximately 37.3% of the Initial Mortgage Pool Balance, were originated or acquired, by CWCapital LLC (the ‘‘CWCapital Loans’’);

•	31 mortgage loans (the ‘‘Wachovia Loans’’), representing approximately 33.6% of the Initial Mortgage Pool Balance, were originated or acquired by Wachovia Bank, National Association;

•	20 mortgage loans (the ‘‘Citigroup Loans’’), representing approximately 16.3% of the Initial Mortgage Pool Balance, were originated or acquired by Citigroup Global Markets Realty Corp.; and

•	41 mortgage loans (the ‘‘Artesia Loans’’), representing approximately 12.8% of the Initial Mortgage Pool Balance, were originated or acquired by Artesia Mortgage Capital Corporation.

Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower’s obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any Mortgage Loan Seller or any other party.

We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that—

•	All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

•	All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

•	If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties.

•	When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the Initial Loan group No. 1 Balance on the Initial Loan group No. 2 Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans included in the trust or the portions of those balances allocated to such properties. We show the allocated loan amount for each individual mortgaged property securing a multi-property mortgage loan on Annex A-1 to this prospectus supplement.

•	Certain of the mortgage loans included in the trust are secured by properties that also secure another mortgage loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the mortgage loan included in the trust. See ‘‘Description of the Mortgage Pool—Split Loan Structure’’ and ‘‘—Additional Loan and Property Information—Other Financing’’ in this prospectus supplement.

•	The Initial Mortgage Pool Balance, and all other financial and statistical information provided in this prospectus supplement, unless indicated otherwise, is based on the cut-off date principal balances of the mortgage loans and excludes any subordinate or pari passu mortgage loans.

•	With respect to the mortgage loans that are part of a split loan structure, the underwritten debt service coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the non-trust pari passu mortgage loan(s) in that split loan structure, if any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that split loan structure.

•	With respect to the mortgage loans that are part of a split loan structure, the cut off date principal balance used in the calculation of Cut-off Date Loan-to-Appraised Value Ratio includes the cut off date principal balance of the mortgage loan that has been included in the trust plus any related non trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that split loan structure.

•	Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

•	The general characteristics of the entire mortgage pool backing the offered certificates are not necessarily representative of the general characteristics of either Loan Group No. 1 or Loan Group No. 2. The yield and risk of loss on any class of offered certificates may depend on, among other things, the composition of each of Loan Group No. 1 and Loan Group No. 2. The general characteristics of each such loan group should also be analyzed when making an investment decision.

A description of the underwriting standards of each Mortgage Loan Seller or, if applicable, Originator is set forth above under ‘‘The Sponsors, Mortgage Loan Sellers and Originators.’’

Multi-Property Mortgage Loans

The Mortgage Pool will include 9 mortgage loans, representing 18.8% of the Initial Mortgage Pool Balance, 10.6% of the Initial Loan Group No. 1 Balance and 51.5% of the Initial Loan Group No. 2 Balance, that are, in each case, individually secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

Mortgage Loans with Affiliated Borrowers

The mortgage pool includes 8 separate groups of mortgaged real properties (with a combined Initial Mortgage Pool Balance of at least 1.00%) that are under common ownership and/or control and that secure two or more mortgage loans that are not cross-collateralized, as identified in the following table:

Loan	Number of Mortgage Loans	Combined % of Initial Mortgage Pool Balance
The Woodies Building, 1630 Connecticut Avenue NW	2	7.7%
90 Merrick Avenue, 300 Broadhollow Road, 275 Broadhollow Road	3	4.5%
Argonaut Hotel – San Francisco, CA, Hotel Monaco – Washington, DC	2	3.2%
1515 Flager Waterview, 332 South Michigan	2	2.8%
502-12 86th Street, 75-81 Nassau Street, Bank of America – Brooklyn, NY	3	2.2%
512 South Third Street Apartments, 500-510 East Michigan	2	1.3%
95 Argonaut Office, The Courtyard, Palm Plaza Office	3	1.1%
Holiday Inn Hotel & Suites – Tarpon Springs, FL, America’s Best Inn – Portsmouth, NH, Holiday Inn – Portsmouth, NH, Microtel Inn & Suites Buckhead	4	1.1%

Terms and Conditions of the Trust Mortgage Loans

Due Dates.    The following chart identifies the days on which scheduled debt service payments are due with respect to the mortgage loans we intend to include in the trust, subject, in some cases, to a next business day convention:

Due Date	Grace Period(1)	# of Mortgage Loans	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
11	0	72	36.8%	38.7%	29.5%
1	5	43	24.7%	27.7%	12.7%
6	0	18	11.5%	14.3%	0.0%
8	0	1	10.3%	0.0%	51.5%
7	0	1	7.1%	8.9%	0.0%
1	0, 3 (once a year)	1	4.1%	5.2%	0.0%
1	7	9	3.1%	2.3%	6.3%
1	0	3	2.2%	2.7%	0.0%
15	10	1	0.1%	0.1%	0.0%

(1)	As used in this prospectus supplement, ‘‘grace period’’ is the number of days before a payment default is an event of default under the mortgage loan. See Annex A-1 to this prospectus supplement for information on the number of days before late payment charges are due under each mortgage loan.

In the case of one (1) mortgage loan, representing 0.1% of the initial mortgage pool balance and 0.1% of the initial loan group no. 1 balance, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on the underlying mortgage loan for the interest accrual period beginning in April 2007. Thereafter, the monthly payment due on such underlying mortgage loan during any particular calendar month will, in the absence of default, be passed through to the series 2007-C2 certificateholders in the following month. For purposes of calculating distributions on the series 2007-C2 certificates, those supplemental interest payments will be treated as if they were made by such borrower.

Mortgage Rates; Calculations of Interest.    Except as otherwise described below with respect to 24 mortgage loans that have an anticipated repayment date, each of the other mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

As described below under ‘‘—ARD Loans,’’ any mortgage loan that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date.

The current mortgage interest rate for each of the underlying mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 5.302% per annum to 8.250% per annum, and the weighted average of those mortgage interest rates was 5.800% per annum.

None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

All of the mortgage loans included in the trust will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days; provided, however, that one mortgage loan will accrue interest on the basis of a 30-day accrual period in a year of 360 days.

Balloon Loans.    123 of the mortgage loans, representing 89.3% of the Initial Mortgage Pool Balance, 87.6% of the Initial Loan Group No. 1 Balance and 96.2% of the Initial Loan Group No. 2 Balance, respectively, are each characterized by:

•	either (a) an amortization schedule that is significantly longer than the actual term of the mortgage loan and that may begin after the end of an initial interest only period or (b) no amortization prior to stated maturity, and

•	a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

Forty-one (41) of the mortgage loans identified in the prior paragraph, representing 51.7% of the Initial Mortgage Pool Balance, 44.9% of the Initial Loan Group No. 1 Balance, and 78.4% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due on each due date until the stated maturity date. Another 51 of the mortgage loans identified in the prior paragraph, representing 29.6% of the Initial Mortgage Pool Balance, 32.9% of the Initial Loan Group No. 1 Balance, and 16.1% of the Initial Loan Group No. 2 Balance, respectively, require payments of interest only to be due until the expiration of a designated interest only period that ends prior to the stated maturity date.

ARD Loans.    Twenty-four (24) of the balloon loans that we intend to include in the trust, representing approximately 10.3% of the Initial Mortgage Pool Balance, 11.9% of the Initial Loan Group No. 1 Balance, and 3.8% of the Initial Loan Group No. 2 Balance, are each generally characterized by the following features:

•	A maturity date that is usually more than 30 years following origination.

•	The designation of an anticipated repayment date that is usually approximately 10 years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

•	The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is usually 3 months prior to the anticipated repayment date.

•	Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

•	From and after its anticipated repayment date, the accrual of interest at a revised annual rate.

•	The deferral of any interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will be due and payable with the entire unpaid principal balance of the mortgage loan on the extended maturity date.

•	From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

In the case of any ARD Loan that we intend to include in the trust, the related borrower has entered or may enter into a cash management agreement. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement, in certain cases upon the occurrence of certain trigger events, to deposit or cause the deposit of all revenue from the property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

Amortization of Principal.    The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates. For purposes of the following table, any ARD Loan is assumed to mature on its anticipated repayment date.

Initial Mortgage Pool Balance	Mortgage Pool	Initial Loan Group No. 1	Initial Loan Group No. 2
Original Term to Maturity (Mos.)
Maximum	292	292	120
Minimum	60	60	60
Weighted Average	114	113	116
Remaining Term to Maturity (Mos.)
Maximum	239	239	120
Minimum	53	53	57
Weighted Average	112	112	114
Original Amortization Term (Mos.)
Maximum	420	420	360
Minimum	240	240	300
Weighted Average	355	354	359
Remaining Amortization Term (Mos.)
Maximum	420	420	360
Minimum	222	222	297
Weighted Average	354	354	359

The calculation of original and remaining amortization terms in the foregoing table does not take into account 48 mortgage loans that we intend to include in the trust, collectively representing 53.6% of the Initial Mortgage Pool Balance, of which 37 mortgage loans are in Loan Group No. 1, representing 46.6% of the Initial Loan Group No. 1 Balance, and 11 mortgage loans are in Loan Group No. 2, representing 81.2% of the Initial Loan Group No. 2 Balance, respectively, that each provide for payments of interest only until the related stated maturity date. In addition, with respect to 65 other mortgage loans that we intend to include in the trust, representing 37.3% of the Initial Mortgage Pool Balance, of which 54 mortgage loans are in Loan Group No. 1, representing 42.4% of the Initial Loan Group No. 1 Balance, and 11 mortgage loans are in Loan Group No. 2, representing 17.1% of the Initial Loan Group No. 2 Balance, respectively, payments of interest only are made during a specified interest only period following origination of that mortgage loan. The original and remaining amortization terms in the table above for the mortgage loans referred to in the prior sentence are, in each case, calculated assuming the amortization term commences as of the end of the interest only period.

Some of the mortgage loans included in the trust provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

Prepayment Provisions.    As noted in the table below, the mortgage loans may be prepaid with yield maintenance consideration or provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

•	a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance,

•	a yield maintenance or prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the greater of the prepayment premium specified in the related loan documents and the yield maintenance premium specified in the related loan documents, or

•	a defeasance or yield maintenance period during which the related borrower may obtain a release of the related mortgaged property either through defeasance or through prepayment of the loan, subject in the case of prepayment to the payment of the yield maintenance premium specified in the related loan documents.

The following chart sets forth the number of mortgage loans that we intend to include in the trust fund that have each of the defeasance or prepayment provisions described above.

Defeasance/Prepayment

Prepayment Provision	Number of Mortgage Loans	Aggregate Cut-Off Date Pool Balance	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Lockout/Defeasance/Open	112	$1,922,011,933	79.4%	76.6%	90.6%
Lockout/Yield Maintenance/Open	26	209,351,114	8.7	9.9	3.5
Lockout/Defeasance or Yield Maintenance/ Open	4	136,500,000	5.6	7.1	0.0
Yield Maintenance/Open	5	127,975,000	5.3	5.1	5.9
Lockout/Defeasance/Open or Yield Maintenance/Defeasance/Open	1	13,468,859	0.6	0.7	0.0
Yield Maintenance/Defeasance/Open	1	10,160,000	0.4	0.5	0.0

With respect to the mortgage loans that are in a prepayment lock-out period (or prepayment lockout/defeasance period)—

•	the maximum remaining prepayment lock-out or lockout/defeasance period as of the cut-off date is 236 months with respect to the entire mortgage pool, 236 months with respect to Loan Group No. 1 and 117 months with respect to Loan Group No. 2;

•	the minimum remaining prepayment lock-out or lockout/defeasance period as of the cut-off date is 3 months with respect to the entire mortgage pool, 7 months with respect to Loan Group No. 1 and 3 months with respect to Loan Group No. 2; and

•	the weighted average remaining prepayment lock-out or lockout/defeasance period as of the cut-off date is 102 months with respect to the entire mortgage pool, 100 months with respect to Loan Group No. 1 and 109 months with respect to Loan Group No. 2.

Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under ‘‘—Other Prepayment Provisions’’ below and under ‘‘—Additional Prepayment Provisions’’ below, and in some cases in connection with partial releases under the circumstances described under ‘‘—Partial Releases’’ below.

The prepayment terms of each of the underlying mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under ‘‘Description of the Offered Certificates—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ in this prospectus supplement. See ‘‘Risk Factors—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Prepayment Premiums, Fees and Charges’’ and ‘‘Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments’’ in the accompanying prospectus.

Open Prepayment Periods.    All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than 4 months prior to the stated maturity or, in the case of any ARD Loan, generally begins not more than 3 months prior to the related anticipated repayment date, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment (including, for example, satisfaction of a DSCR test).

Other Prepayment Provisions.    Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan’s principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender’s application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

With respect to certain mortgage loans, certain amounts were escrowed at closing, which amounts may be released to the related borrower upon the satisfaction of certain conditions specified in the related mortgage loan documents. In the event such conditions are not satisfied, the related loan documents provide that the lender may hold the escrowed funds as additional collateral for the related mortgage loan, in certain cases until the conditions are satisfied, and/or in certain cases, after expiration of the related lockout period, use such amounts to partially defease or prepay the related mortgage loan. In addition, with respect to certain other mortgage loans with a performance related escrow or reserve, in the event such performance condition is not satisfied, the related loan documents may provide the master servicer with the option to hold such escrow amounts as additional collateral, or use such amounts to partially prepay the mortgage loan.

Additional Prepayment Provisions.    With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Doubletree Inn at the Colonnade, representing 0.7% of the Initial Mortgage Pool Balance (0.9% of the Loan Group No. 1 Balance), the related borrower deposited with the lender an upfront reserve in the amount of $2,250,000. The borrower must complete the renovations required by its PIP reserve fund and satisfy certain economic performance criteria, including a debt service coverage ratio of at least 1.30x specified in the related mortgage loan documents within 36 months after the origination of the mortgage loan to obtain a release of the reserves. If the borrower fails to fully satisfy the economic performance criteria within the 36 month period, then the lender will disburse a portion of the remaining reserves based, in lender’s sole discretion, on the partial satisfaction of the economic performance criteria. Any reserve amount not released to the borrower will be applied to reduce the outstanding principal balance of the mortgage loan, and the payment schedule under the mortgage loan will be recast and the monthly debt service payments on the mortgage loan will adjust. Any yield maintenance premium incurred in connection with any such prepayment of the mortgage loan will be the obligation of the borrower and will not be payable out of the reserve funds.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as 180 Newport Center Drive, representing 0.4% of the Initial Mortgage Pool Balance (0.5% of the Initial Loan Group No. 1 Balance), in the event that the related mortgaged property does not achieve certain economic criteria, including a debt service coverage ratio of at least 1.18x within 48 months after the origination of the mortgage loan, an upfront reserve in the original amount of $700,000 in the form of an irrevocable letter of credit may, at the lender’s option, (i) be applied to reduce the outstanding principal balance of the mortgage loan (with the borrower obligated to pay any related yield maintenance premium) so that after such reduction, the mortgaged property satisfies the specified debt service coverage ratio, in which event the amortization schedule will be recast and the monthly debt service payments on the mortgage loan will be adjusted or (ii) be retained as additional collateral for the mortgage loan. Within that 48 month period, the borrower may request three disbursements of the reserve amount based on the then-existing economic performance criteria.

In the case of the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as East Gate Commons, representing 0.3% of the Initial Mortgage Pool Balance (0.4% of the Initial Loan Group No. 1 Balance), in the event that the related mortgaged property does not achieve certain property stabilization criteria, including economic vacancy not exceeding 5%, within 36 months after the origination of the mortgage loan, an upfront reserve in the original amount of $541,384.40 may, at the lender’s option, (i) be retained as additional collateral for the mortgage loan or (ii) at any time during the term of the mortgage loan, be applied, in whole or in part, to reduce the outstanding principal balance of the mortgage loan (with the borrower obligated to pay any related yield maintenance premium), in which event the amortization schedule will be recast and the monthly debt service payments on the mortgage loan will be adjusted. Within 36 months of the origination of the mortgage loan, the borrower may request a disbursement of the reserve amount up to $100,000 for tenant improvement and leasing commissions obligations based on certain property stabilization conditions. If the borrower fails to fully satisfy the property stabilization conditions within the 36 month period, then the lender may apply, in its sole discretion, the entirety of the remaining reserve to reduce the outstanding principal balance of the mortgage loan.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Storage Express – Palmdale, CA, representing 0.2% of the Initial Mortgage Pool Balance (0.3% of the Initial Loan Group No. 1 Balance), the related borrower deposited with the lender an upfront reserve in the amount of $605,000, which reserve will, if the borrower does not satisfy certain economic performance criteria, including a debt service coverage ratio of at least 1.25x, specified in the related Mortgage Loan documents, prior to January 1, 2009, be applied to reduce the outstanding principal balance of the mortgage loan. Within that time period, the borrower may request three disbursements of the reserve amount based on the then-existing economic performance criteria. Any yield maintenance premium incurred in connection with any such prepayment of the mortgage loan will be the obligation of the borrower and will not be payable out of the reserve. In addition, the amortized schedule will be recast and the monthly debt service payments on the mortgage loan will adjust.

There may be other mortgage loans that provide that in the event that certain conditions specified in the related mortgage loan documents are not satisfied, an ‘‘upfront earnout’’ reserve may be applied to reduce the outstanding principal balance of the mortgage loan, in which event the amortization schedule may be recast. For further information, see ANNEX A to this prospectus supplement.

The master servicer may determine, based on the servicing standard, that such amounts should be used to reduce the principal balance of the related mortgage loan. Unless otherwise indicated in this prospectus supplement or Annex A-1 to this prospectus supplement, all calculations with respect to the mortgage loans with reserves treat any reserves as fully disbursed.

Release Provisions.    One multi-property mortgage loan, representing 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, and secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Mark McDonald Portfolio, permits the borrower to obtain a release of one or more of its properties from the lien of the mortgage in connection with a partial defeasance following the expiration of the defeasance lock-out period, subject to the satisfaction of certain conditions, including: (i) the deposit of Government Securities in an amount generally equal to at least 125% of the allocated loan amount of the property or properties to be released, (ii) in some cases, satisfaction of certain debt-service-coverage ratio tests and/or certain loan-to-value percentages and (iii) no event of default. In some cases, the loan documents require that the Government Securities be in an amount equal to the greater of (i) the sale or refinancing proceeds and (ii) the specified percentage of the allocated loan amount for such mortgaged property. In addition, certain underlying mortgage loans secured by mortgaged properties comprised of more than one building, including the mortgaged property identified on Annex A-1 to this prospectus supplement as University Town Center Retail may also provide for partial defeasance. The following multi-property mortgage loans permit partial defeasance by defeasing a portion of the mortgage loan in an amount less than 115% of the allocated loan amount for the mortgaged property to be released:

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Peter Cooper Village & Stuyvesant Town, representing 10.3% of the Initial Mortgage Pool Balance and 51.5% of Initial Loan Group No. 2 Balance, the related loan documents permit the release of certain development rights consisting of approximately 700,000 square feet of so called ‘‘excess development floor area ratio’’ associated with the related mortgaged property from the lien of the related mortgage and the other applicable mortgage loan documents upon satisfaction of certain conditions, including, without limitation, the payment of an amount equal to the greater of (1) the disposition proceeds related to such rights that are the subject of the sale, exchange, transfer, assignment or other disposition and (2) $225 per square foot of rights being released; provided that any such release of development rights prior to the defeasance lockout period must be accompanied by the applicable yield maintenance premium; provided, further, that any disposition paid after the permitted defeasance date will be allocated pro rata between the underlying mortgage loan and each of the related mezzanine loans. With respect to such underlying mortgage loan, the related mortgage loan documents also permit a release of individual parcels subject to casualty, or condemnation, upon satisfaction of certain conditions, including, without limitation: (i) payment of an amount equal to 110% of the fair market value of the release parcel immediately prior to such damage, destruction or taking; (ii) the debt service coverage ratio immediately following such partial release with respect to the related mortgaged property that remains subject to the related mortgage is not less than 1.00x; (iii) the loan-to-value ratio immediately following such partial release with respect to the related mortgaged property that remains subject to the related mortgage is not greater than 70%; and (iv) receipt of written confirmation from the rating agencies that the proposed partial release will not result in a qualification, downgrade or withdrawal of any of the applicable ratings. Each related release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the related mortgaged property (i) for the first 10 releases (including development rights releases and releases in connection with partial defeasance), having a debt service coverage ratio of not less than the lesser of (A) the debt service coverage ratio immediately prior to the release and (B) 1.00x, and (ii) for each release thereafter, a debt service coverage ratio of not less than 1.00x and in each instance after the release of 10 buildings or parcels (including development rights releases and releases in connection with partial defeasance), a loan-to-value ratio of not more than 70%. Any prepayment received in connection with a release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as One and Three Long Wharf Drive, representing 1.5% of the Initial Mortgage Pool Balance and 1.9% of the Initial Loan Group No. 1 Balance, the loan documents permit the release of a specific parcel of the mortgaged property, which parcel is leased to a third party tenant pursuant to a ground lease, subject to the following conditions, among others: (i) no event of default shall exist; (ii) borrower is not entitled to request such partial release until January 1, 2012; and (iii) borrower shall be required, if necessary to satisfy the following loan-to-value ratio and debt service coverage ratio requirements, to partially defease the One and Three Long Wharf Drive mortgage loan in such amount, if any, (x) to cause the loan-to-value ratio for the remaining mortgaged property to be no more than 80% and (y) for the remaining mortgaged property to have achieved a debt service coverage ratio of at least 1.15x.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as McCart Diamond Retail Portfolio, representing 0.2% of the Initial Mortgage Pool Balance and 0.2% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of two specific parcels (‘‘Parcel A’’ and ‘‘Parcel B’’), subject to certain conditions including, if Parcel A is released, partial defeasance in an amount equal to 100% of the loan amount allocated to Parcel A and, if Parcel B is released, partial defeasance in an amount equal to 130% of the loan amount allocated to Parcel B.

In addition to the partial defeasance releases permitted with respect to multi-property mortgage loans and mortgage loans secured by mortgaged properties comprised of more than one building as described above, the following mortgage loans contain provisions permitting a portion of the mortgaged property to be released from the lien of the related mortgage without defeasance:

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as the Ala Moana Portfolio, representing 4.1% of the Initial Mortgage Pool Balance and 5.2% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of any one or more properties upon a sale of such property to a bona fide third party purchaser, subject to the satisfaction of certain conditions, including among others, that (i) no event of default has occurred and is continuing, (ii) borrower delivers to lender evidence which would be satisfactory to a prudent lender acting reasonably that (A) the parcel to be released (the ‘‘Release Parcel’’) has been legally subdivided from the remainder of the property; (B) after giving effect to such release, each of the Release Parcel and the balance of the property conforms to and is in compliance in all material respects with applicable legal requirements and constitutes a separate tax lot and (C) the Release Parcel is not necessary for the property to comply with any zoning, building, land use or parking or other legal requirements applicable to the property or for the then current use of the property; (iii) in the event that the release would reasonably be expected to materially adversely affect lender’s rights under the title insurance policy as to any portion of the property other than as to the Release Parcel, borrower shall deliver to lender an appropriate endorsement to the title insurance policy insuring the mortgage; (iv) prior to the date of the release, borrower delivers to lender approvals to the release executed by any entities other than lender holding liens encumbering the property or holding any other interest in the property that would be affected by the release, if required; (v) borrower has complied with any requirements applicable to the release in any applicable agreements affecting the property and the release does not violate any of the provisions of such documents in any respect that would result in a termination (or give any other party thereto the right to terminate), extinguishment or other loss of material rights of borrower or in a material increase in borrower’s obligations under such documents; (vi) the Release Parcel must be vacant, non-income producing and unimproved; and (vii) the Rating Agencies must have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of Certificates by the Rating Agencies and borrower shall deliver an opinion of counsel opining on matters related to REMIC issues.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as One and Three Long Wharf Drive, representing 1.5% of the Initial Mortgage Pool Balance and 1.9% of the Initial Loan Group No. 1 Balance, the loan documents permit the release of a specific portion of the mortgaged property on which a parking lot is located, subject to the following conditions, among others: (i) no event of default shall exist; and (ii) borrower shall deliver an amendment to a specific lease evidencing that the parcel to be released is no longer required under such lease for parking use or otherwise.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as One and Three Long Wharf Drive, representing 1.5% of the Initial Mortgage Pool Balance and 1.9% of the Initial Loan Group No. 1 Balance, the loan documents permit the release of a specific parcel of the mortgaged property subject to the following conditions, among others: (i) borrower shall not be entitled to request such partial release until January 1, 2012; and (ii) the loan-to-value ratio for the remaining mortgaged property shall be no more than 80% and (iii) the debt service coverage ratio for the remaining mortgaged property shall be at least 1.15x.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Hampton Roads Research Quads I & III Portfolio, representing 0.9% of the Initial Mortgage Pool Balance and 1.2% of the Initial Loan Group No. 1 Balance, the related borrower may obtain the release of the lien of the mortgage following the expiration of a prepayment lock-out period for either individual property, provided (i) the borrower pays a release price that is at least 110% of the allocated loan amount for the property to be released, (ii) the debt service coverage ratio for the remaining property is not less than 1.20x, (iii) no event of default has occurred or is continuing and (iv) the borrower pays all reasonable fees and expenses incurred by the related lender.

With respect to the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as 340-350 Hanson Way and 880 Hanna Drive, representing 0.6% of the Initial Mortgage Pool Balance and 0.8% of the Initial Loan Group No. 1 Balance, the related loan documents for each mortgage loan permit the borrower to obtain, in connection with the prepayment of one of the mortgage loans, the release of cross-collateralization with the other mortgage loan by prepaying (with yield maintenance) 25% of the unpaid principal balance of the loan being prepaid or 10% of the unpaid principal balance of the loan being prepaid if the property securing the other loan is leased to a tenant with an investment grade credit rating under a lease which has no early termination rights or options and which expires no earlier than January 11, 2019. As a condition to this prepayment and release, the loan not being prepaid must have a minimum debt service coverage ratio of 1.15x and a maximum loan-to-value ratio of 75%.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Goody’s HQ Office Building, representing 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of approximately 3.754 acres of unimproved land subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, including that there have been no improvements constructed on the release property and that the Goody’s Lease has been amended to eliminate the expansion option and any obligations related thereto.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Township Plaza Retail, representing 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of a portion of the mortgaged property, subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, including, if the loan-to-value ratio for the remaining property would be less than 80% on the basis of the full loan amount, partial defeasance of the loan in an amount that results in a loan-to-value ratio of 80% on the basis of the undefeased portion of the loan.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Park Centre VI, representing 0.5% of the Initial Mortgage Pool Balance and 0.6% of the Initial Loan Group No. 1 Balance, the loan documents permit the release of a specific parcel of the mortgaged property subject to the following conditions, among others: (i) no event of default shall exist; (ii) borrower shall have paid the lender $550,000, which represents the value of the release parcel; (iii) lender shall have received an endorsement to lender’s title insurance policy covering the property, insuring lender that the lien of this mortgage is and remains a first lien against the remainder of the property; and (iv) borrower shall have provided to lender proof that; (A) the remaining property’s loan-to-value ratio is 62% or less, as reasonably determined by lender; and (B) the debt service coverage ratio before and immediately after the release is 1.40x.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Your Extra Attic Portfolio, representing 0.4% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, the related borrower may obtain the release of one or more of the properties following the expiration of a prepayment lock-out period, provided that (i) the borrower pays a release price equal to the greater of (A) 115% of the allocated loan amount for the individual property being released, (B) an amount that results in a debt service coverage ratio equal to the greater of 1.20x or the debt service coverage ratio immediately prior to such release and (C) an amount that results in a loan-to-value ratio of not more than 80%, and (ii) the borrower pays all reasonable fees and expenses incurred by the related lender.

With respect to the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as Value Place—Myrtle Beach, SC and Country Inn & Suites—Anderson, SC, representing 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance, the related loan documents for each mortgage loan permit the borrower to obtain, in connection with the prepayment of one of the mortgage loans, the release of cross-collateralization with the other mortgage loan by prepaying (with yield maintenance) 25% of the unpaid principal balance of the loan being prepaid or 10% of the unpaid principal balance of the loan being prepaid if the property securing the other loan is leased to a tenant with an investment grade credit rating under a lease which has no early termination rights or options and which expires no earlier than March 11, 2019. As a condition to prepayment, the loan-to-value ratio, net of the release payment, must be no greater than 75% and during the twenty-four months preceding the request for release, both properties must have met certain economic occupancy standards and the debt service coverage ratio must have been at least 1.40x.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Army Reserve Armory Building, representing 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of a portion of the mortgaged property, currently consisting of a parking area, subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, including that the debt service coverage ratio is 1.20x and the loan-to-value ratio is no greater than 75%.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Gothic Park, representing 0.2% of the Initial Mortgage Pool Balance and 0.3% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of a portion of the mortgaged property, subject to the satisfaction of certain conditions set forth in the related mortgage loan documents, including that the debt service coverage ratio is at least 1.20x, the loan-to-value ratio is no greater than 80% and the borrower pays lender a partial prepayment (with yield maintenance) of $560,000 or such greater amount which lender determines is necessary to satisfy the debt service coverage and loan-to-value ratio requirements (such partial release and prepayment may occur prior to the expiration of the otherwise applicable prepayment lockout period for this mortgage loan). In the event of such a partial prepayment, the monthly debt service payments may be reduced to reflect the lower principal balance and re-amortization of such principal balance based upon the original amortization period for the mortgage loan (such partial release and prepayment may occur prior to the expiration of the otherwise applicable prepayment lockout period for this mortgage loan).

In addition, certain of the mortgage loans provide for the release or exchange of undeveloped land or certain portions of the related mortgaged property that were not considered material in underwriting such mortgage loan.

Substitution.    Four of the underlying mortgage loans identified on Annex A-1 to this prospectus supplement as Ala Moana Portfolio, CVS – Glenville, NY, Walgreens – Kinston, NC and Old Time Pottery – Fairview Heights, IL, representing approximately 4.5% of the Initial Mortgage Pool Balance and 5.6% of the Initial Loan Group No. 1 Balance, the related borrowers are permitted to replace one or more of the related mortgaged properties subject to certain conditions such as the non-existence or discontinuance of an event of default or the satisfaction of specific debt service coverage ratios or loan-to-value ratios. Below are descriptions of substitution provisions for underlying mortgage loans representing at least 1.00% of the initial mortgage pool balance.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Ala Moana Portfolio, representing 4.1% of the Initial Mortgage Pool Balance and 5.2% of the Initial Loan Group No. 1 Balance, the related loan documents permit the borrower to obtain the release of one or more portions of the related mortgaged real property from the lien of the mortgage by simultaneously substituting another property for the released property, subject to the satisfaction of certain conditions, including, among other things, that: (i) no event of default has occurred and is continuing; (ii) simultaneously with the substitution, the borrower will acquire fee simple or leasehold interest to a parcel of real property reasonably equivalent in use, value and condition to the parcel being released as established by a letter of value; and (iii) the parcel to be released is vacant, non-income-producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas or, if improved, subject to rating agency confirmation. In addition, the related loan documents provide for the release of one or more portions of the related mortgaged real property acquired by the borrower after the closing of the mortgage loan from the lien of the mortgage, subject to the satisfaction of certain conditions in the loan documents, including, among other things, that: (i) the borrower delivers to the lender evidence which would be satisfactory to a prudent lender acting reasonably that the portion of the related mortgaged real property being released is not necessary for the borrower’s operation or use of the related mortgaged real property for its then current use and may be readily separated from the related mortgaged real property without a material diminution in the value of the related mortgaged real property, provided, however, that this condition will not apply to the release of an acquired portion; (ii) no event of default has occurred and is continuing; and (iii) the borrower delivers to the lender evidence that the portion being released has been legally subdivided from the remainder of the related mortgaged real property, after giving effect to such transfer, each of the portion being released and the remaining related mortgaged real property conforms to and is in compliance in all material respects with applicable legal requirements, and the portion being released is not necessary for the remaining related mortgaged real property to comply with any zoning, building, land use or parking requirements.

Defeasance Loans.    One hundred twelve (112) of the mortgage loans, representing 79.4% of the Initial Mortgage Pool Balance, representing 76.6% of the Initial Loan Group No. 1 Balance, and 90.6% of the Initial Loan Group No. 2 Balance, respectively, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, as described above under ‘‘—Release Provisions’’ during a period that voluntary prepayments are prohibited. Four of the mortgage loans, representing 5.6% of the Initial Mortgage Pool Balance and 7.1% of the Initial Loan Group No. 1 Balance, permit the borrower to prepay the subject mortgage loan with the payment of yield maintenance or to defease the subject mortgage loan after a lock-out period. One of the mortgage loans, representing 0.6% of the Initial Mortgage Pool Balance and 0.7% of the Initial Loan Group No. 1 Balance, permits the borrower to defease the subject mortgage loan after a lock-out period or to prepay the subject mortgage loan for a specified period with payment of yield maintenance, and thereafter, to defease the subject mortgage loan. One of the mortgage loans, representing 0.4% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, permits the borrower to prepay the subject mortgage loan with payment of yield maintenance for a specified period, and thereafter, to defease the subject mortgage loan. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of government securities.

In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

•	will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or the expiration of the prepayment lock-out period; and

•	will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming, among other things, the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date, or, in certain circumstances, the expiration of the prepayment lockout period.

Although many of the mortgage loans require that the government securities used as defeasance collateral consist of U.S. Treasury securities, other types of obligations that constitute government securities may be acceptable as defeasance collateral.

For purposes of determining the defeasance collateral for any ARD Loan, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

Due-on-Sale and Due-on-Encumbrance Provisions.    The mortgage loans that we intend to include in the trust generally contain ‘‘due-on-sale’’ and ‘‘due-on-encumbrance’’ clauses. In general, except for the permitted transfers discussed below in this ‘‘—Due-on-Sale and Due-on-Encumbrance Provisions’’ subsection, these clauses either:

•	permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

•	prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

See, however, ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable—Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable,’’ ‘‘—Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable—Due-on-Sale and Debt Acceleration Clauses’’ and ‘‘Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance Provisions’’ in the accompanying prospectus.

The mortgage loans that we intend to include in the trust generally permit one or more of the following types of transfers (which transfers will not trigger the ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ provisions):

•	transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions generally include one or more of the following—

1.	the Rating Agencies have confirmed that the transfer will not result in a qualification, downgrade or withdrawal of the then current ratings of the certificates;

2.	the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or

3.	the transferee is reasonably acceptable to the lender.

•	a transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to a person or persons affiliated with or otherwise related to the borrower;

•	transfers by the borrower of the corresponding mortgaged property, or transfers of ownership interests in the related borrower, to specified entities or types of entities;

•	issuance by the borrower of new partnership or membership interests;

•	changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

•	a transfer of non-controlling ownership interests in the related borrower;

•	transfers of interests in the related borrower for estate planning purposes or otherwise upon the death or disability of a principal;

•	transfers of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan;

•	transfers and pledges of direct or indirect equity interests in borrower to specified entities or types of entities; or

•	other transfers similar in nature to the foregoing.

Split Loan Structure

The Mortgage Pool will include five mortgage loans that are each part of a split loan structure, also referred to as a Loan Combination. A Loan Combination generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Combination that are outside the trust (the ‘‘Companion Loans’’) may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Combination are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Combination.

For the purpose of the information presented in this offering prospectus with respect to the Loan Combinations, unless otherwise indicated, the debt service coverage ratio and loan-to-value ratio reflect the indebtedness evidenced by the related trust loan and any related pari passu companion loans, but exclude any related junior companion loans or junior trust loans.

The following is a brief description of the Loan Combinations of which one or more mortgage loans are included in the trust—

•	One of the Loan Combinations (the ‘‘Peter Cooper Village & Stuyvesant Town Loan Combination’’), which is secured by the Peter Cooper Village & Stuyvesant Town mortgaged properties, consists of 6 pari passu mortgage loans, of which one loan is included in the trust (the ‘‘Peter Cooper Village & Stuyvesant Town Trust Loan’’) and the remaining pari passu Companion Loans are not included in the trust (the ‘‘Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans’’). One of the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans is owned by the trust fund (the ‘‘WBCMT 2007-C30 Trust’’) established pursuant to the pooling and servicing agreement related to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30, among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer and Wells Fargo Bank, N.A., as trustee. The remaining Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are held, or are expected to be held in the future, in other commercial mortgage securitization trusts.

•	One of the Loan Combinations (the ‘‘Mezz Cap Loan Combination’’), which is secured by the 475 Bedford Street property, consists of a senior mortgage loan which is included in the trust (the ‘‘Mezz Cap Trust Loan’’) and a subordinate loan which is not included in the trust (the ‘‘Mezz Cap Subordinate Companion Loan’’). The rights and obligations of the holders of the Mezz Cap Trust Loan and the Mezz Cap Subordinate Companion Loan are described in the related intercreditor agreement (the ‘‘Mezz Cap Intercreditor Agreement’’)

•	One of the Loan Combinations (the ‘‘Ala Moana Portfolio Loan Combination’’), which is secured by the Ala Moana Portfolio properties, consists of multiple pari passu senior mortgage loans (the ‘‘Ala Moana Portfolio Note A Loans’’), one of which is included in the trust (the ‘‘Ala Moana Portfolio Trust Loan’’) and the others of which are not included in the trust (the ‘‘Ala Moana Portfolio Pari Passu Companion Loans’’), and multiple subordinate mortgage loans (the ‘‘Ala Moana Portfolio Subordinate Loans’’) which are not included in the trust. The Ala Moana Portfolio Pari Passu Companion Loans and the Ala Moana Portfolio Subordinate Loans (collectively, the ‘‘Ala Moana Portfolio Companion Loans’’) are currently owned by Citigroup, LaSalle Bank National Association, various securitization trusts and/or other institutional investors respectively.

•	One of the Loan Combinations (the ‘‘Palisades Village Center Loan Combination’’), which is secured by the Palisades Village Center property, consists of a senior mortgage loan that is included in the trust (the ‘‘Palisades Village Center Trust Loan’’) and a subordinate mortgage loan which is not included in the trust (the ‘‘Palisades Village Center Companion Loan’’).

•	One of the Loan Combinations (the ‘‘Caplease Loan Combination’’), which is secured by the Yolo County General Services Building – Woodland, CA property, consists of a senior mortgage loan which is included in the trust (the ‘‘Caplease Trust Loan’’) and 2 subordinate loans that are not included in the trust (the ‘‘Caplease Subordinate Companion Loans’’). The rights and obligations of the holders of the Caplease Trust Loan and the Caplease Subordinate Companion Loans are described in the related intercreditor agreement (the ‘‘Caplease Intercreditor Agreement’’)

With respect to these Loan Combinations, to the extent DSCR or LTV ratios are shown in this prospectus supplement, unless otherwise specified, the DSCR and LTV ratios reflect any related pari passu Companion Loan(s), if applicable, but do not reflect the subordinate Companion Loan(s). The following chart identifies the LTV ratio and the DSCR for the Loan Combination(s) with a subordinate Companion Loan:

Mortgage Loan	Loan Combination DSCR	Loan Combination LTV Ratio
Ala Moana Portfolio	1.45x	64.4%
Palisades Village Center	1.09x	88.8%
Yolo County General Services Building – Woodland, CA	1.02x	80.3%
475 Bedford Street	1.08x	78.5%

Two (2) of the fifteen largest mortgage loans in the Mortgage Pool are each part of a Loan Combination. For a discussion of these mortgage loans, we refer you to ‘‘Annex B—Fifteen Largest Mortgage Loans—Peter Cooper Village & Stuyvesant Town’’ and ‘‘—Ala Moana Portfolio.’’

Other than the Caplease Loan Combination, the notes comprising each Loan Combination amortize at the same monthly rate and mature at the same maturity date.

The table below identifies each of the mortgage loans and its corresponding Companion Loan(s).

Loan Combinations

Mortgage Loan	Trust Mortgage Loan Balance(1)	Trust Mortgage Loan as a % of Initial Mortgage Pool Balance	Aggregate Loan Combination Balance(1)	Junior Companion Loan Balance		Companion Pari Passu Note Balance(1)		Controlling Pooling & Servicing Agreement(5)	Initial Master Servicer	Initial Special Servicer
Peter Cooper Village & Stuyvesant Town	$250,000,000	10.3%	$3,000,000,000	N/A		$2,750,000,000	(3)	WBCMT 2007-C30	Wachovia	CWCAM(6)
Ala Moana Portfolio	$100,000,000	4.1%	$1,500,000,000	$300,000,000	(2)	$1,100,000,000	(4)	CD 2006-CD3	Wachovia	JER(7)
Palisades Village Center	$29,200,000	1.2%	$32,850,000	$3,650,000		N/A		COBALT CMBS 2007-C2	Wachovia	CWCAM(6)
Yolo County General Services Building – Woodland, CA	$10,332,000	0.4%	$13,195,491	$2,863,491		N/A		COBALT CMBS 2007-C2	Wachovia	CWCAM(6)
475 Bedford Street	$7,665,000	0.3%	$8,010,000	$345,000		N/A		COBALT CMBS 2007-C2	Wachovia	CWCAM(6)

(1)	Based on cut-off date loan balances.
(2)	Comprised of fourteen subordinate mortgage loans.
(3)	Comprised of five non-trust pari passu mortgage loans.
(4)	Comprised of seven non-trust pari passu mortgage loans.
(5)	The Ala Moana Portfolio Loan Combination will be serviced under the CD 2006-CD3 PSA entered into in connection with the issuance of the Deutsche Mortgage & Asset Receiving Corporation, as depositor, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates. The Peter Cooper Village & Stuyvesant Town Loan Combination will be serviced under the WBCMT 2007-C30 PSA entered into in connection with the issuance of the Wachovia Commercial Mortgage Securities, Inc., as depositor, Commercial Mortgage Pass-Through Certificates, Series

2007-C30. See ‘‘Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations’’ in this prospectus supplement.
(6)	CWCapital Asset Management LLC
(7)	J.E. Robert Company, Inc.

Information with respect to the co-lender agreements governing the Loan Combinations is set forth below.

The Peter Cooper Village & Stuyvesant Town Loan Combination

The Peter Cooper Village & Stuyvesant Town Loan is part of a split loan structure, which has 5 companion loans (the ‘‘Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans’’), in which the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are pari passu in right of entitlement to payment with the Peter Cooper Village & Stuyvesant Town Loan. The related Mortgage Loan documents permit the borrower to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second Mortgage on the related Mortgaged Property or subordinate mezzanine debt at any time between November 2011 and May 2013 (the ‘‘Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan’’), subject to the satisfaction of certain conditions set forth in the Mortgage Loan documents, including but not limited to, (i) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the LTV ratio for the Mortgaged Properties then subject to the lien of the Mortgage is equal to or less than 70.0%, (ii) as of the date the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan is advanced, the DSCR for the related Mortgaged Properties then subject to the lien of the Mortgage is equal to or greater than 1.30x, (iii) receipt of written confirmation from the Rating Agencies that any ratings of the Certificates or any other certificates issued under a securitization in which any Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan is a part of will not, as a result of the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, be downgraded, qualified or withdrawn and (iv) execution of a co-lender agreement between the lender with respect to the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan and the holder of the Mortgage Loan, in form and substance reasonably acceptable to the holder of the related Mortgage Loan and the Rating Agencies, which provides, among other things, for pari passu payments with respect to the Mortgage Loan and Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, but does not provide for any consent or consultation rights to the holder of such Mortgage Loan. The Peter Cooper Village & Stuyvesant Town Loan, the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, are referred to together herein as the ‘‘Peter Cooper Village & Stuyvesant Town Whole Loan.’’ The Peter Cooper Village & Stuyvesant Town Loan has a Cut-Off Date Balance of $250,000,000, representing 10.3% of the Cut-Off Date Pool Balance (51.5% of the Cut-Off Date Group 2 Balance). The Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans and the Peter Cooper Village & Stuyvesant Town Future Pari Passu Companion Loan, if applicable, will not be included in the Trust Fund. See ‘‘Annex B—Fifteen Largest Mortgage Loans—Peter Cooper Village & Stuyvesant Town.’’

Application of Payments in Connection with the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement.    Pursuant to the Peter Cooper Village & Stuyvesant Town intercreditor agreement, all payments, proceeds and other recoveries on or in respect of the Peter Cooper Village & Stuyvesant Town Trust Loan and/or the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans (subject, in each case, to the rights of the WBCMT 2007-C30 Master Servicer, the WBCMT 2007-C30 Special Servicer and the WBCMT 2007-C30 Trustee to payments and reimbursements as set forth in the WBCMT 2007-C30 PSA) will be applied to the Peter Cooper Village & Stuyvesant Town Trust Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans on a pro rata basis according to their respective principal balances.

For information regarding the servicing of the Peter Cooper Village & Stuyvesant Town Trust Loan, see ‘‘Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations—Peter Cooper Village & Stuyvesant Town’’ in this prospectus supplement.

The Ala Moana Portfolio Loan Combination

General. The Ala Moana Portfolio Loan Combination, which is evidenced by multiple promissory notes, has an aggregate unpaid principal balance as of the cut-off date of $1,500,000,000 and consists of: (a) the Ala Moana Portfolio Trust Loan; (b) the Ala Moana Portfolio Pari Passu Companion Loans; and (c) Ala Moana Portfolio Subordinate Loans. The Ala Moana Portfolio Loan Combination is subject to a co-lender agreement dated as of October 19, 2006 (as amended or modified, the ‘‘Ala Moana Portfolio Co-Lender Agreement’’), among the respective holders of the promissory notes evidencing the Ala Moana Portfolio Loan Combination. The Ala Moana Portfolio Trust Loan, representing 4.1% of the Initial Mortgage Pool Balance and 5.2% of the Initial Loan Group No. 1 Balance, has a cut-off date principal balance of $100,000,000 and is evidenced by Note A−8. The Ala Moana Portfolio Pari Passu Companion Loans are evidenced by Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6 and Note A-7, respectively. The Ala Moana Portfolio Subordinate Loans are evidenced by Note B-1A, Note B-2A, Note B-1B, Note B-2B, Note B-1C, Note B-2C, Note C-1, Note C-2, Note D-1, Note D-2, Note E-1, Note E-2, Note F-1 and Note F-2, respectively. Set forth below is the principal balance as of the cut-off date and current holder of each of the promissory notes evidencing an Ala Moana Portfolio Companion Loan:

Note	Cut-Off Date Principal Balance (000,000’s)	Current Holder*
A-1	$96	CGCMT 2006-C5
A-2	$50	Citigroup and/or LaSalle
A-3	$300	CD 2006-CD3
A-4	$50	Citigroup and/or LaSalle
A-5	$200	COBALT 2006-C1
A-6	$204	CD 2007-CD4
A-7	$200	CD 2007-CD4
A-8	$100	COBALT 2007-C2
B-1A	$20	CGCMT 2006-C5
B-2A	$24	CGCMT 2006-C5
B-1B	$13.5	CGCMT 2006-C5
B-2B	$20	CGCMT 2006-C5
B-1C	$24	CGCMT 2006-C5
B-2C	$13.5	CGCMT 2006-C5
C-1	$17.5	Multiple Holders
C-2	$17.5	Multiple Holders
D-1	$25	Multiple Holders
D-2	$25	Multiple Holders
E-1	$25	COBALT 2006-C1
E-2	$25	Multiple Holders
F-1	$25	Multiple Holders
F-2	$25	Multiple Holders

*	Notes currently held by Citigroup and/or LaSalle are subject to transfer.

Each of the loans in the Ala Moana Portfolio Loan Combination has the same maturity date. Each of the Ala Moana Portfolio Pari Passu Companion Loans has the same interest rate as the Ala Moana Portfolio Trust Loan. Each Ala Moana Portfolio Subordinate Loan has the same interest rate of 5.52150% per annum.

Distributions.    If no Monetary event of default or Non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing (or if it is being cured by the holder of a portion of the Ala Moana Portfolio Loan Combination), all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged property or released to the borrower) will be applied in the following order of priority:

(i)	to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Note A Loan up to the amount of any unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the CD 2006-CD3 PSA;

(ii)	to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the CD 2006-CD3 PSA;

(iii)	pro rata (based on their respective principal balances) and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(iv)	pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, an amount equal to their pro rata portion of any payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination in accordance with their respective percentage interests;

(v)	pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, an amount equal to any realized loss allocated to those notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(vi)	to the Ala Moana Portfolio Subordinate Loans as set forth in the Ala Moana Portfolio Co-Lender Agreement; and

(vii)    to such other payments as are provided in the Ala Moana Portfolio Co-Lender Agreement.

If a monetary event of default or non-monetary event of default which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan has occurred and is continuing, all amounts tendered by the borrower or otherwise available for payment of the Ala Moana Portfolio Loan Combination, whether received in the form of monthly debt service payments, balloon payments, liquidation proceeds, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar domain (other than any amounts for required reserves or escrows required by the loan documents and proceeds, awards or settlements to be applied to the restoration or repair of the mortgaged property or released to the borrower) will be applied in the following order of priority:

(i)	to any servicer or the trustee (if any), as applicable, and any holder of an Ala Moana Portfolio Pari Passu Companion Loan or the Ala Moana Portfolio Mortgage Loan up to the amount of any unreimbursed costs paid or advanced by such person, with respect to the property or the Ala Moana Portfolio Loan Combination pursuant to the Ala Moana Portfolio Co-Lender Agreement or the CD 2006-CD3 PSA;

(ii)	to the master servicer, the applicable accrued and unpaid servicing fee, and then to the special servicer, any special servicing fees, workout fees and liquidation fees earned by it with respect to the Ala Moana Portfolio Loan Combination under the Ala Moana Portfolio Co-Lender Agreement or the CD 2006-CD3 PSA;

(iii)	pro rata (based on their respective interest rates and principal balances) and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8 in an amount equal to the accrued and unpaid interest thereon at the related net interest rate;

(iv)	pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, in an amount equal to all payments received on account of principal with respect to the Ala Moana Portfolio Loan Combination until their principal balances are reduced to zero;

(v)	pro rata and pari passu, to each of Note A-1, Note A-2, Note A-3, Note A-4, Note A-5, Note A-6, Note A-7 and Note A-8, an amount equal to any realized loss allocated to those Notes, together with any interest thereon at the related interest rate from the date such realized loss was allocated until reimbursed;

(vi)	to the Ala Moana Portfolio Subordinate Loans as set forth in the Ala Moana Portfolio Co-Lender Agreement; and

(vii)    to such other payments as are provided in the Ala Moana Portfolio Co-Lender Agreement.

For information regarding the servicing of the Ala Moana Portfolio Trust Loan, see ‘‘Servicing Under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations— Ala Moana Portfolio’’ in this prospectus supplement.

The Mezz Cap Loan Combination

General.    The Mezz Cap Loan Combination, secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 475 Bedford Street, which represents 0.3% of the Initial Mortgage Pool Balance and 0.4% of the Initial Loan Group No. 1 Balance, consists of a senior mortgage loan which is included in the trust (the ‘‘Mezz Cap Trust Loan’’) with a cut-off date principal balance of $7,665,000 and a subordinate mortgage loan which is not included in the trust (the ‘‘Mezz Cap Subordinate Companion Loan’’), with a cut-off date balance of $345,000 and is currently held by CBA-Mezzanine Capital Finance, LLC. Each of the loans in the Mezz Cap Loan Combination have the same maturity date. The Mezz Cap Trust Loan has an interest rate of 5.911% and the Mezz Cap Subordinate Companion Loan has an interest rate of 12.75%.

Application of Payments.    Pursuant to the Mezz Cap Intercreditor Agreement and prior to the occurrence of (i) the acceleration of the Mezz Cap Trust Loan or Mezz Cap Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower is required to make separate monthly payments of principal and interest to the Master Servicer and the holder of the Mezz Cap Subordinate Companion Loan; provided that any partial or full prepayment resulting from the payment of insurance proceeds or condemnation awards or from any partial or full prepayment accepted during the continuance of an event of default under the related mortgage loan documents, shall be applied as provided in the paragraph below. Any escrow and reserve payments required in respect of a Mezz Cap Loan Combination are required to be paid to the Master Servicer.

Following the occurrence and during the continuance of (i) the acceleration of a Mezz Cap Trust Loan or Mezz Cap Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of a Mezz Cap Subordinate Companion Loan to purchase the Mezz Cap Trust Loan from the trust fund, all payments and proceeds (of whatever nature) on the Mezz Cap Subordinate Companion Loan will be subordinated to all payments due on the Mezz Cap Trust Loan and the amounts with respect to the Mezz Cap Loan Combination will be paid (excluding certain reserves, escrows, insurance proceeds and awards otherwise required to be applied under the mortgage loan documents or released to the borrower) in the following manner:

First, to the Master Servicer, Special Servicer or Trustee, up to the amount of any unreimbursed costs and expenses paid by such party, including unreimbursed advances and interest thereon;

Second, to the Master Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees and other servicing compensation earned by such party;

Third, to the holder of the Mezz Cap Trust Loan, in an amount equal to accrued and unpaid interest with respect to the Mezz Cap Trust Loan at the pre default interest rate thereon;

Fourth, to the holder of the Mezz Cap Trust Loan, in an amount equal to the principal balance of the Mezz Cap Trust Loan until paid in full;

Fifth, to the holder of the Mezz Cap Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap Trust Loan;

Sixth, to the holder of the Mezz Cap Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Mezz Cap Subordinate Companion Loan;

Seventh, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to accrued and unpaid interest with respect to the Mezz Cap Subordinate Companion Loan at the pre- default interest rate thereon;

Eighth, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to the principal balance of the Mezz Cap Subordinate Companion Loan until paid in full;

Ninth, to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Mezz Cap Subordinate Companion Loan;

Tenth, to the holder of the Mezz Cap Trust Loan and then to the holder of the Mezz Cap Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the Mezz Cap Trust Loan and the Mezz Cap Subordinate Companion Loan, respectively;

Eleventh, any amounts collected or recovered on the Mezz Cap Loan Combination that represent late payment charges, other than a prepayment premium or default interest, that are not payable to any servicer or trustee in respect of the Mezz Cap Trust Loan or Mezz Cap Subordinate Companion Loan, are payable to the holder of the Mezz Cap Trust Loan and the Mezz Cap Subordinate Companion Loan on a pro rata basis as determined by the initial balance of each of the Mezz Cap Trust Loan and the Mezz Cap Subordinate Companion Loan, respectively; and

Twelfth, any excess amounts that are not required to be paid to the borrower or to a party other than the mortgagee under the mortgage loan documents, to the holder of the Mezz Cap Trust Loan and the holder of the Mezz Cap Subordinate Companion Loan, on a pro rata basis, determined by the initial principal balances of each of the Mezz Cap Trust Loan and the Mezz Cap Subordinate Companion Loan, respectively.

Notwithstanding the foregoing waterfall, if within ninety (90) days of the occurrence of a monetary event of default, (i) the borrower has paid to the applicable servicer an amount (or amounts are otherwise available) sufficient to cure such monetary default (without taking into consideration default interest in excess of the applicable loan rate or any related late charges due and payable), (ii) no other material event of default (of the kind described in the first paragraph of this ‘‘—Application of Payments’’ section) exists, (iii) the applicable Special Servicer determines that a workout which maintains the scheduled payments and the waiver or deferral of the unpaid default interest and late charges is the course of action to pursue with respect to the event of default, (iv) the holder of the Mezz Cap Trust Loan has determined to waive or defer collection of all or a portion of unpaid default interest and late charges, then the Master Servicer and/or the Special Servicer, as applicable, may apply the amount paid by the borrower (or otherwise available) net of amounts payable to the Master Servicer and/or the Special Servicer, as applicable, or Trustee, first, to the holder of the Mezz Cap Trust Loan in an amount equal to the accrued and unpaid interest on the Mezz Cap Trust Loan and then an amount equal to any current and delinquent scheduled principal payments on the Mezz Cap Trust Loan and, second, to the holder of the Mezz Cap Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the Mezz Cap Subordinate Companion Loan and then an amount equal to any current and delinquent scheduled principal payments on the Mezz Cap Subordinate Companion Loan.

Palisades Village Center Loan

Application of Payments.    Pursuant to the Palisades Village Center Intercreditor Agreement, to the extent described below, the right of the holder of the Palisades Village Center Companion Loan to receive payments with respect to the Palisades Village Center Companion Loan is subordinated to the payment rights of the Trust Fund to receive payments with respect to the Palisades Village Center Trust Loan. So long as no Palisades Village Center Material Default has occurred, the related mortgage loan documents require the borrower to make separate monthly payments (except with respect to payments in respect of insurance proceeds or condemnation awards which are applied as though there was an existing Palisades Village Center Material Default) of (i) interest only or principal and interest in respect of the Palisades Village Center Trust Loan and (ii) interest only or principal and interest in respect of the Palisades Village Center Companion Loan. Following the occurrence and during the continuance of a Palisades Village Center Material Default, subject to the right of the holder of the Palisades Village Center Companion Loan to purchase the Palisades Village Center Trust Loan from the Trust Fund, all payments and proceeds (of whatever nature) with respect to the Palisades Village Center Trust Loan and the Palisades Village Center Companion Loan will be paid:

First, to the holder of the Palisades Village Center Trust Loan (or any servicer or trustee under the Pooling and Servicing Agreement, as applicable) up to the amount of any unreimbursed costs and expenses paid by the holder of the Palisades Village Center Trust Loan (or paid or advanced by any servicer or trustee on its behalf) to the extent then payable under the Pooling and Servicing Agreement, including, without limitation, unreimbursed Advances made to the holder of the Palisades Village Center Trust Loan and any unreimbursed interest thereon at the Advance rate set forth in the Pooling and Servicing Agreement;

Second, to the servicer under the Pooling and Servicing Agreement, the accrued and unpaid servicing fees and other servicing compensation earned by it with respect to the Palisades Village Center Loan Combination under the Pooling and Servicing Agreement;

Third, to the holder of the Palisades Village Center Trust Loan in an amount equal to the accrued and unpaid non-default interest due thereon;

Fourth, to the holder of the Palisades Village Center Trust Loan in an amount equal to the principal thereon, until the principal balance of the Palisades Village Center Trust Loan is paid in full;

Fifth, to the holder of the Palisades Village Center Companion Loan (or any servicer or trustee of the Palisades Village Center Companion Loan, as applicable) up to the amount of any unreimbursed costs and expenses paid by the holder of the Palisades Village Center Companion Loan (or paid or advanced by any servicer or trustee on behalf of the holder of the Palisades Village Center Companion Loan) and then to accrued and unpaid servicing fees under any pooling and servicing agreement in respect of the Palisades Village Center Companion Loan;

Sixth, to the holder of Palisades Village Center Companion Loan in an amount equal to the accrued and unpaid non-default interest due thereon;

Seventh, to the holder of the Palisades Village Center Companion Loan in an amount equal to the principal thereon, until the principal balance of the Palisades Village Center Companion Loan is paid in full;

Eighth, to the holder of the Palisades Village Center Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the portion of the Palisades Village Center Companion Loan so prepaid;

Ninth, to the holder of the Palisades Village Center Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the portion of the Palisades Village Center Trust Loan so prepaid;

Tenth, any default interest in excess of the interest paid in accordance with the third and seventh clauses above, pro rata, to the Palisades Village Center Trust Loan and Palisades Village Center Companion Loan, in accordance with their respective percentage interests.

Eleventh, any amounts actually collected on the Palisades Village Center Loan Combination from the borrower or recovered from the related Mortgaged Property that represent late payment charges,

other than a prepayment premium or default interest, that are not payable to any servicer or trustee pursuant to a pooling and servicing agreement shall be paid to the holder of the Palisades Village Center Trust Loan and the holder of the Palisades Village Center Companion Loan, pro rata, based upon the relative principal balances of the Palisades Village Center Trust Loan and the Palisades Village Center Companion Loan as of the date of origination, respectively; and

Twelfth, if any excess amount is paid by the borrower or recovered from the related Mortgaged Property and is not required to be returned to the borrower or to a party other than a mortgagee under the related Mortgage Loan documents, and not otherwise applied in accordance with the foregoing, such amount shall be paid to the holder of the Palisades Village Center Trust Loan and the holder of the Palisades Village Center Companion Loan, pro rata, based upon the relative principal balances of the Palisades Village Center Trust Loan and the Palisades Village Center Companion Loan prior to the application of payments according to the above payment waterfall, respectively.

The Caplease Trust Loan

The Caplease Trust Loan is part of a split loan structure that has two companion loans, the Caplease Subordinate Companion Loans, that are subordinate in their right of entitlement to payment to the Caplease Trust Loan. Notwithstanding the immediately preceding sentence, the holder of the Caplease Subordinate Companion Loans has agreed to subordinate its interests in certain respects to the related Caplease Trust Loan, subject to its prior right to receive proceeds of a claim for accelerated future rent payments payable upon a default under the related lease (a ‘‘Defaulted Lease Claim’’). Capital Lease Debt Funding, LP (‘‘Caplease’’) is the holder of the Caplease Subordinate Companion Loans, but may elect to sell the Caplease Subordinate Companion Loans at any time. See ‘‘Risk Factors—Conflicts of Interest—General’’ in this prospectus supplement. In addition, Wachovia Bank, National Association owns an equity interest in Caplease and provides financing to Caplease secured by, among other things, the Caplease Subordinate Companion Loans.

Applications of Payments.    Pursuant to the Caplease Intercreditor Agreement, to the extent described below, the rights of the holders of the Caplease Subordinate Companion Loans to receive payments with respect to the Caplease Subordinate Companion Loans (other than payments in respect of defaulted lease claims) are subordinated to the payment rights of the Trust Fund to receive payments with respect to the Caplease Trust Loan. For purposes of this section, the Caplease Subordinate Companion Loans are sometimes referred to herein as the ‘‘Caplease Senior Subordinate Companion Loan’’ and the ‘‘Caplease Junior Subordinate Companion Loan’’. All payments and proceeds of the Caplease Trust Loan and the Caplease Subordinate Companion Loans (including, among other things, regular payments, insurance proceeds and liquidation proceeds), other than in respect of defaulted lease claims, whether before or after the occurrence of an event of default with respect to the related Caplease Trust Loan, will be applied, in the event of liquidation of the real property, a determination that applicable servicing advances are nonrecoverable, or a lease acceleration or termination, first, to the holder of the Caplease Trust Loan, for reimbursement of servicing advances together with interest thereon and second, to the holders of the Caplease Subordinate Companion Loans, for reimbursement of servicing advances together with interest thereon. All remaining amounts (or all amounts if no such liquidation, nonrecoverability determination or lease acceleration or termination has occurred), will be paid in the following manner:

First, to the holder of the Caplease Trust Loan, in an amount equal to interest due with respect to the Caplease Trust Loan at the pre default interest rate thereon;

Second, to the holder of the Caplease Trust Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to the Caplease Trust Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the Caplease Trust Loan and the Caplease Subordinate Companion Loans) of any unscheduled payments allocable to the Caplease Trust Loan (including, following acceleration, the full principal balance thereof);

Third, if the related borrower is an affiliate of the holder of the Caplease Senior Subordinate Companion Loan, to the holder of the Caplease Senior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related mortgage loan or related mortgaged property or upon any earlier determination by the holder of the Caplease Senior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Fourth, to the holder of the Caplease Senior Subordinate Companion Loan, in an amount equal to interest due with respect to the Caplease Senior Subordinate Companion Loan at the pre default interest rate thereon;

Fifth, to the holder of the Caplease Senior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to the Caplease Senior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the Caplease Loan and the Caplease Subordinate Companion Loans) of any unscheduled payments allocable to the Caplease Senior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Sixth, following any lease acceleration or termination, but only prior to any reinstatement of such credit lease following any cure or waiver of the default permitting such lease acceleration or termination, to the holder of the Caplease Trust Loan for any outstanding advances and any other unreimbursed costs made by or on behalf of such holder of the Caplease Trust Loan;

Seventh, to fund any applicable reserves under the terms of the mortgage loan documents for the Caplease Loan Combination;

Eighth, if the related borrower is an affiliate of the holder of the Caplease Junior Subordinate Companion Loan, to the holder of the Caplease Junior Subordinate Companion Loan, the amount of any property advance made by it (including any interest thereon) and outstanding upon final liquidation of the related mortgage loan or related mortgaged property or upon any earlier determination by the holder of the Caplease Junior Subordinate Companion Loan that such property advance is a nonrecoverable advance as certified by such party;

Ninth, to the holder of the Caplease Junior Subordinate Companion Loan, in an amount equal to interest due with respect to the Caplease Junior Subordinate Companion Loan at the pre-default interest rate thereon;

Tenth, to the holder of the Caplease Junior Subordinate Companion Loan, in an amount equal to (i) the portion of any scheduled payments of principal, if any, due with respect to the Caplease Junior Subordinate Companion Loan, plus, (ii) the pro rata portion (based on the outstanding principal balances of the Caplease Trust Loan and the Caplease Subordinate Companion Loans) of any unscheduled payments allocable to the Caplease Junior Subordinate Companion Loan (including, following acceleration, the full principal balance thereof);

Eleventh, to reimburse the Master Servicer, Special Servicer or the holders of the Caplease Subordinate Companion Loans for any outstanding advances made by either such party on the Caplease Trust Loan or the Caplease Subordinate Companion Loans, to the extent then deemed to be nonrecoverable and not previously reimbursed;

Twelfth, to any prepayment premiums or yield maintenance charges (allocated pro rata based on the principal then prepaid);

Thirteenth, to the holder of the Caplease Trust Loan, in an amount equal to the default interest accrued on the Caplease Trust Loan;

Fourteenth, to the holder of the Caplease Senior Subordinate Companion Loan, in an amount equal to the default interest accrued on the Caplease Senior Subordinate Companion Loan;

Fifteenth, to the holder of the Caplease Junior Subordinate Companion Loan, in an amount equal to the default interest accrued on the Caplease Junior Subordinate Companion Loan; and

Sixteenth, any remaining amounts to be paid to the related borrower or as otherwise specified in the related mortgage loan documents.

Proceeds of defaulted lease claims will generally be applied first, to payment of amounts due under the Caplease Junior Subordinate Companion Loan, second, to payment of amounts due to the holder of the Caplease Trust Loan, and thereafter, to payment of amounts due under the Caplease Senior Subordinate Companion Loan.

Mortgage Pool Characteristics

A detailed presentation of various characteristics of the mortgage loans that we intend to include in the pool, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

Significant Underlying Mortgage Loans

No mortgage loan has an outstanding principal balance as of the Cut-off Date which exceeds 10.3% of the initial mortgage pool balance.

The fifteen largest mortgage loans that we intend to include in the issuing trust fund represent 50.2% of the initial mortgage pool balance. Information with respect to each of the above mortgage loans or groups of mortgage loan is set forth in Annex B.

Additional Loan and Property Information

Loan Purpose.    Sixty-seven (67) of the mortgage loans that we intend to include in the trust, representing 44.9% of the Initial Mortgage Pool Balance, were originated in connection with the borrowers acquisition of the mortgaged property that secures such mortgage loan and 82 of the mortgage loans that we intend to include in the trust, representing 55.1% of the Initial Mortgage Pool Balance, were originated in connection with the borrowers refinancing of a previous mortgage loan.

Delinquencies.    None of the mortgage loans that we intend to include in the trust were, as of the cut-off date, or have been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

Tenant Matters.    Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust—

•	Seventy-nine (79) of the mortgaged properties, securing 38.0% of the Initial Mortgage Pool Balance by allocated loan amount, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

•	Thirty-five (35) of the mortgaged properties, securing 11.8% of the Initial Mortgage Pool Balance by allocated loan amount, are entirely or substantially leased to a single tenant.

•	A number of companies are major tenants at more than one of the mortgaged properties. Annex A-1 to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A-1 may also be tenants (but not one of the largest three) at other mortgaged properties.

•	Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

Ground Leases.    Eight (8) of the mortgaged properties that we intend to include in the Mortgage Pool, representing 14.0% of the Initial Mortgage Pool Balance, and 17.5% of the Initial Loan Group No. 1 Balance are secured by a mortgage lien on the borrower’s leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Except as discussed below, each ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 20 years after the stated maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as 180 Newport Center Drive, representing 0.4% of the Initial Mortgage Pool Balance and 0.5% of the Initial Loan Group No. 1 Balance, the term of the borrower’s ground leasehold interest, which secures the mortgage loan currently extends 10 years folowing the current maturity date of the related mortgage loan. The current maturity date of the related mortgage loan will be extended to August 1, 2027, provided that either (i) the ground lease has been extended to a date beyond August 1, 2037 or (ii) the borrower has paid an extension fee equal to 0.125% of the outstanding principal balance of the mortgage loan and delivered evidence to the lender that it is using commercially reasonable efforts to obtain an extension of the ground lease. If the ground lease is not extended, the offered certificates may not eligible for investment by ERISA plans at that time.

Other Financing.    The borrowers are generally permitted to incur unsecured trade debt in the ordinary course of business and to the extent a borrower does not meet single-purpose entity criteria, such borrower is generally not restricted from incurring unsecured debt. In addition, the terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds as additional collateral for the benefit of the lender under the related mortgage loan. Such obligations may constitute a contingent reimbursement obligation of the related borrower. However, in most or all such cases, the related issuing bank or surety did not agree to subordination and standstill protection benefiting the lender.

Based on information received from the Mortgage Loan Sellers, we are aware of the following borrowers that have incurred or are permitted to incur other debt secured by the mortgaged property:

With respect to 3 underlying mortgage loans (identified on Annex A-1 to this prospectus supplement as Palisades Village Center, Yolo County General Services Building – Woodland, CA and 475 Bedford Street), representing 2.0% of the Initial Mortgage Pool Balance and 2.4% of the Initial Loan Group No. 1 Balance, the related borrower has encumbered the related Mortgaged Property with subordinate debt secured by the related Mortgaged Property.

With respect to 1 underlying mortgage loan (identified as Ala Moana Portfolio on Annex A-1 to this prospectus supplement), representing 4.1% of the Initial Mortgage Pool Balance and 5.2% of the Initial Loan Group No. 1 Balance, the related Mortgage Loan documents provide that, under certain circumstances (a) the related borrower may incur additional unsecured debt and (b) the entity owning an interest in the related borrower may pledge its interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee and the satisfaction of certain financial conditions.

With respect to 3 underlying mortgage loans (identified as Spring Park Apartments, Grove at Asheville and Kmart Plaza Albuquerque on Annex A-1 to this prospectus supplement), representing 1.9% of the Initial Mortgage Pool Balance (0.5% of the Initial Loan Group No. 1 Balance and 7.2% of the Initial Loan Group No. 2 Balance), the related Mortgage Loan documents provide that, under certain circumstances, the related borrowers may incur additional unsecured debt (in addition to unsecured trade payables in customary amounts incurred in the ordinary course of business).

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Peter Cooper Village & Stuyvesant Town, representing 10.3% of the Initial Mortgage Pool Balance and 51.5% of Initial Loan Group No. 2 Balance, the related mortgage loan documents provide that, under certain circumstances, either (a) the related borrower may encumber the related mortgaged property with additional pari passu debt in the future or (b) the entity owning an interest in the related borrower may pledge their interests in the borrower as security for mezzanine debt in the future, with the consent of the mortgagee and subject to the terms of a subordination and standstill agreement to be entered into in favor of the mortgagee. See ‘‘Peter Cooper Village & Stuyvesant Town’’ in Annex B to this prospectus supplement.

Except as disclosed in the previous paragraphs and in this subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have incurred or are permitted to incur debt secured by the related mortgaged property.

Excluding mortgage loans to individuals or to borrowers not restricted from incurring other debt, based on information we received from the Mortgage Loan Sellers, we are aware of the following borrowers (excluding borrowers that do not meet the single-purpose entity criteria) that have incurred or are permitted to incur unsecured debt:

Although the mortgage loans generally include restrictions on the pledging of the general partnership and managing member equity interests in the borrower, the mortgage loans generally permit the pledge of less than a controlling interest in the partnership or membership interests in a borrower. Mezzanine debt is secured by direct or indirect ownership interests in a borrower. While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mortgage Loans with a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Based on information received from the Mortgage Loan Sellers, we are aware of the following existing mezzanine indebtedness with respect to the mortgage loans:

Mezzanine Debt Pooled Mortgage Loan	Loan Group	Cut-Off Date Balance	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1	% of Initial Loan Group No. 2 Balance	Initial Principal Amount of Mezzanine Debt	Additional Permitted Mezzanine Debt Draws
Peter Cooper Village & Stuyvesant Town	2	$250,000,000	10.3%	0.0%	51.5%	$1,400,000,000	N/A
Storage Xxtra Portfolio	1	$33,088,000	1.4%	1.7%	0.0%	$4,136,000	N/A
Summit at Southpoint	1	$23,700,000	1.0%	1.2%	0.0%	$6,700,000	N/A
Riverwind at Alafaya Trail Apartments	2	$15,500,000	0.6%	0.0%	3.2%	$1,000,000	N/A
Park Centre VI	1	$11,350,000	0.5%	0.6%	0.0%	$5,500,000	N/A
Shadow Pines Apartments	2	$10,985,000	0.5%	0.0%	2.3%	$3,360,000	$3,955,000
Highland Orchard Apartments	2	$4,106,000	0.2%	0.0%	0.8%	$2,594,000	N/A

In the case of the above described mortgage loans with existing mezzanine debt, the holder of the mezzanine loan generally has the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the mortgage loan from the trust if certain mortgage loan defaults occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan. The specific rights of the related mezzanine lender with respect to any future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above.

With respect to the mortgage loans listed in the chart below, the Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge its interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, a combined maximum loan-to-value ratio and a combined minimum debt-service-coverage ratio, as listed below:

Mortgage Loan	Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
Peter Cooper Village & Stuyvesant Town*	$250,000,000	70.0%	1.30x
75 Broad Street	$243,500,000	90.0%	1.00x
The Woodies Building	$172,100,000	85.0%	1.00x
Ala Moana Portfolio	$100,000,000	64.5%	1.45x
One Summer Street	$82,000,000	85.0%	1.25x
Westin – Fort Lauderdale, FL	$42,000,000	85.0%	1.15x
90 Merrick Avenue	$38,000,000	85.0%	1.10x

Mortgage Loan	Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
300 Broadhollow Road	$36,800,000	85.0%	1.10x
275 Broadhollow Road	$33,200,000	85.0%	1.10x
Storage Xxtra Portfolio	$33,088,000	80.0%	1.20x
2175 K Street**	$28,500,000	75.0%	1.10x
Ferguson Enterprises Property	$23,000,000	90.0%	1.05x
Country Village	$18,000,000	90.0%	1.10x
Timber Hills Apartments	$15,125,000	80.0%	1.20x
Holiday Inn – Portsmouth, NH	$13,188,567	85.0%	1.20x
3505-3521 East Chapman Retail Center	$7,974,669	80.0%	1.20x
Gladstone Building	$6,300,000	80.0%	1.15x
Holiday Inn & Suites – Tarpon Springs, FL	$5,695,063	85.0%	1.20x
Glenwood Place II	$5,500,000	85.0%	1.10x
Neilson Square	$5,400,000	80.0%	1.20x
Glenwood Place I	$5,300,000	85.0%	1.10x
Microtel Inn & Suites Buckhead	$3,600,000	80.0%	1.20x
CVS – Glenville, NY	$3,413,000	75.0%	1.50x
Artisan Shops	$3,400,000	80.0%	1.20x
America’s Best Inn – Portsmouth, NH	$3,150,000	85.0%	1.20x
201 Wilshire Office Building	$3,100,000	80.0%	1.20x
Old Time Pottery – Fairview Heights, IL	$2,140,000	55.0%	1.50x
Thomas Executive Center	$1,825,000	80.0%	1.10x

*	With respect to the Peter Cooper Village & Stuyvesant Town mortgage loan, the related borrower is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged properties and/or subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions.
**	With respect to the 2175 K Street mortgage loan, the direct or indirect equity owners of the related mortgage borrower may obtain a mezzanine loan providing for construction advances of up to $20,950,000 to be disbursed to finance construction of the planned vertical expansion of the mortgaged property to begin in July, 2007, which includes a vertical expansion of three floors on top of the existing structure and certain other improvements to the existing structure in connection therewith, which mezzanine loan will not be required to meet, on an as-is basis, the 75% combined maximum loan-to-value ratio and the 1.10x combined maximum debt service coverage ratio requirements set forth above.

Except as disclosed under this ‘‘—Other Financing’’ subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Mortgage Pool.

With respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Ala Moana Portfolio, the sponsor of the related borrower is permitted to pledge indirect interests in one or more of the related borrowers in connection with a line of credit or similar corporate facility secured by all, or substantially all, of such sponsor’s equity interests in such borrower or borrowers.

Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See ‘‘Risk Factors—Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will

Default on a Mortgage Loan Underlying Your Offered Certificates’’ and ‘‘Legal Aspects of Mortgage Loans—Subordinate Financing’’ in the accompanying prospectus.

Zoning and Building Code Compliance.    In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator—

•	determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

•	determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the originator’s judgment constitute adequate security for the related mortgage loan; and/or

•	required law and ordinance insurance.

Lockboxes.    Sixty-six (66) mortgage loans, representing approximately 67.5% of the Initial Mortgage Pool Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

•	Direct Pay. With respect to 1 mortgage loan, representing 0.1% of the Initial Mortgage Pool Balance, the borrower is required to direct the tenants to pay rents directly to the lender.

•	Hard Lockbox. With respect to 32 mortgage loans, representing 52.1% of the Initial Mortgage Pool Balance, the related borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to hospitality properties that have a hard lockbox, although cash or ‘‘over-the-counter’’ receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

•	Springing Lockbox. With respect to 26 mortgage loans, representing 8.5% of the Initial Mortgage Pool Balance, prior to a triggering event, the related borrower is required to direct the tenants to pay rents to the borrower. Upon and after a triggering event, the related borrower is required to establish a lockbox account and direct the tenants to pay rents directly to such lockbox account.

•	Soft Lockbox. With respect to 7 mortgage loans, representing 6.9% of the Initial Mortgage Pool Balance, the related borrower is required to direct tenants to pay rents to the property manager and to cause the property manager to deposit all rents collected into a lockbox account.

Cash Management.    With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

•	‘‘In-Place Cash Management’’ in accordance with the related loan documents to satisfy the borrower’s obligation to pay, among other things, current debt service payments, taxes and insurance, operating expenses and reserve account deposits with the remainder disbursed to the borrower or retained by the lender; or

•	‘‘Springing Cash Management’’ to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower’s obligation to pay, among other things, debt service payments, taxes and insurance, operating expenses and reserve account deposits with the remainder disbursed to the borrower or retained by the lender.

Examples of triggering events may include:

•	a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

•	a failure to meet a specified debt service coverage ratio; or

•	a failure to satisfy a condition specified in the related loan documents; or

•	an event of default under the related loan documents; or

•	a failure to pay the mortgage loan in full on any related anticipated repayment date.

The mortgage loans provide for cash management as follows:

	# Mortgage Loans	% of Initial Mortgage Pool Balance	% of Initial Loan Group No. 1 Balance	% of Initial Loan Group No. 2 Balance
Springing	53	42.5%	51.1%	8.4%
In-Place	11	24.8%	18.2%	51.5%

In addition, certain of the mortgage loans include a ‘‘cash trap’’ feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

Property, Liability and Other Insurance.    Although exceptions exist, such as in cases where tenants are permitted to self-insure or where a loan is secured by an interest in land only (or underwritten as if the secured interest were land only, with improvements leased to and operated by tenants), the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage—

•	property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of—

1.	the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Combination, the outstanding principal balance of the Loan Combination), and

2.	the full insurable replacement cost of the improvements located on the insured property;

•	if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the lesser of—

1.	the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Combination, the outstanding principal balance of the Loan Combination),

2.	the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

3.	the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

4.	the full replacement cost of the improvements located on the mortgaged property;

•	comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales; and

•	business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, (i) the commercial availability of that coverage, (ii) certain limitations with respect to the cost thereof, (iii) whether such hazards are at the time commonly insured against for property similar to such mortgaged properties located in or around the region in which such mortgaged property is located and (iv) the qualification with respect to certain of the applicable mortgage loan documents that such insurance is required only for certified acts of terrorism) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers (except where in certain cases the loan is secured by an interest in land only (or underwritten as if the secured interest were land only, with improvements leased to and operated by tenants)) have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events or other acts not included within the scope of the Terrorism Insurance Program.

The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance (provided, however, that the underlying mortgaged property (or portions thereof) identified on Annex A-1 to this prospectus supplement as Army Reserve Armory Building is subject to a probable maximum or bounded loss in excess of 20% of the estimated replacement cost and therefore, the related borrower was required to provide earthquake insurance provided, if the related borrower performs a seismic retrofit on the improvements located on the mortgaged property and provides a seismic report showing a probable maximum loss of less than 20%, earthquake insurance will no longer be required). It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See ‘‘Risk Factors—Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses’’ in the accompanying prospectus.

The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2007-C2 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers’ title to the subject mortgaged property.

Assessments of Property Condition

Property Inspections.    Generally, the mortgaged properties securing a mortgage loan that we intend to include in the trust were inspected in connection with the origination or acquisition of that mortgage loan to assess their general condition.

Appraisals.    Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation’s Uniform Standards of Professional Appraisal Practices. Those appraisals were generally conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A-1 to this prospectus supplement. Except in one instance, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the same opinion of value. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

•	changes in governmental regulations, zoning or tax laws;

•	potential environmental or other legal liabilities;

•	the availability of refinancing; and

•	changes in interest rate levels.

Environmental Assessments.     A third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. Except in the case of the underlying mortgaged properties identified on Annex A-1 to this prospectus supplement as Lowe’s Home Improvement Center and Foothill Oaks, representing 0.9%% of the Initial Mortgage Pool Balance, such assessments or updates were completed during the 12-month period ending on the cut-off date. In all cases, such assessments or updates were conducted within 12 months of origination.

The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s) of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

•	the continuation or the establishment of an operation and maintenance plan to address the issue, or

•	the implementation of a remediation program.

If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

•	to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

•	to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

•	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

•	to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions).

Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that—

•	the mortgaged property had not been affected or had been minimally affected,

•	the potential for the problem to affect the mortgaged property was limited, or

•	a person responsible for remediation had been identified.

See ‘‘Risk Factors—Risks Related to the Underlying Mortgage Loans—Lending on Income-Producing Real Properties Entails Environmental Risk’’ in this prospectus supplement.

The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this ‘‘—Environmental Assessments’’ subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

Engineering Assessments.    In connection with the origination process, the mortgaged properties securing the mortgage loans that we intend to include in the trust, were generally inspected by engineering firms to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm’s estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves.

In the case of the following mortgage loans (representing 1.9% of the Initial Mortgage Pool Balance, 2.1% of the Initial Loan Group No. 1 Balance and 1.3% of the Initial Loan Group No. 2 Balance): 502-12 86th Street, Bank of America – Brooklyn, NY, 880 Hanna Drive and Advantage Point Apartments, escrows were not required for certain material repairs either because a tenant in the mortgaged property was expected to perform a substantial portion of the recommended work or reserves established under the related mortgage loan documents for other purposes are not permitted to be released until the recommended work is completed.

Assignment of the Underlying Mortgage Loans

On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the applicable Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan other than the Peter Cooper Village & Stuyvesant Town Trust Loan and the Ala Moana Portfolio Trust Loan:

•	either—

1.	the original promissory note evidencing that mortgage loan, or

2.	if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	an original or copy of the related lender’s title insurance policy, or if a title insurance policy has not yet been issued, a ‘‘marked-up’’ commitment for title insurance or a pro forma policy;

•	the original or a copy of the co-lender agreement or intercreditor agreement, if such mortgage loan is part of a split loan structure;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

2.	a certified copy of that assignment as sent for recording; and;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

2.	a certified copy of that assignment as sent for recording.

With respect to the Non-Serviced Loan Combinations, the applicable trustee under the applicable Non-Serviced Trust Loan Servicing Agreement will hold the original documents related to the applicable Non-Serviced Loan Combination for the benefit of the related trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related notes that are not assets of the trust fund formed by the applicable Non-Serviced Trust Loan Servicing Agreement, which notes will be held by the trustee under the pooling and servicing agreement for this transaction.

The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2007-C2 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee’s review (or the review of a custodian on the trustee’s behalf, as applicable) of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If, as provided in the pooling and servicing agreement—

•	any of the above-described documents required to be delivered by the applicable Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

•	that omission or defect materially and adversely affects the interests of the series 2007-C2 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under ‘‘—Cures and Repurchases’’ below.

Within a specified period following the later of—

•	the date on which the offered certificates are initially issued, and

•	the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the Non-Serviced Loan Combination). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

As of the date of initial issuance of the offered certificates, each of the Mortgage Loan Sellers (except in the case of the CWCapital Mortgage Loans with respect to which the representations and warranties made by CWCapital to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities III LLC or CWCapital Mortgage Securities V LLC, as applicable, in connection with the sale of such mortgage loans to CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities III LLC or CWCapital Mortgage Securities V LLC will also be made separately by CWCapital to the depositor) will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below subject to certain exceptions set forth in the applicable mortgage loan purchase agreement for each of the Mortgage Loan Sellers, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

•	the information set forth in the mortgage loan schedule attached to the applicable mortgage loan purchase agreement is complete, true and correct in all material respects as of the date of the related mortgage loan purchase agreement and as of the applicable cut-off date;

•	except with respect to any mortgage loan with a companion loan, each mortgage loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the depositor of the mortgage loans, the mortgage loan seller had good title to, and was the sole owner of, each mortgage loan. The mortgage loan seller has full right, power and authority to transfer and assign each of the mortgage loans to or at the direction of the depositor and has validly and effectively conveyed (or caused to be conveyed) to the Depositor or its designee all of the mortgage loan seller’s legal and beneficial interest in and to the mortgage loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the mortgage loans to the Depositor or its designee does not require the seller to obtain any governmental or regulatory approval or consent that has not been obtained;

•	no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the applicable cut-off date, and no mortgage loan was 30 days or more delinquent in the 12-month period immediately preceding the applicable cut-off date;

•	the mortgage related to and delivered in connection with each mortgage loan constitutes a valid and, subject to certain exceptions described in the tenth bullet point of this section, enforceable first priority lien upon the related mortgaged property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such mortgage, the marketability or current use of the mortgaged property or the current ability of the mortgaged property to generate operating income sufficient to service the mortgage loan debt and (e) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage for such other mortgage loan;

•	with respect to the mortgaged properties securing the mortgage loans that were the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is, to the applicable mortgage loan seller’s knowledge, free and clear of any damage (or adequate reserves therefor have been established or indemnities received) that would materially and adversely affect its value as security for the related mortgage loan, and with respect to the mortgaged properties securing the mortgage loans that were not the subject of an engineering report within 18 months prior to the applicable cut-off date, each mortgaged property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each mortgaged property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related mortgage loan as of the date hereof. The applicable mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

•	each mortgaged property is covered by an American Land Title Association (or an equivalent form of) lender’s title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy in the original principal amount of the related mortgage loan after all advances of principal. Each title policy insures that the related mortgage is a valid first priority lien on such mortgaged property, subject only to permitted encumbrances;

•	the proceeds of each mortgage loan have been fully disbursed and there is no obligation for future advances with respect thereto;

•	the mortgage note or mortgage for each mortgage loan, together with applicable state law, contains customary and enforceable provisions (subject to certain exceptions described in paragraph 10 below) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related mortgaged property of the principal benefits of the security intended to be provided thereby;

•	(a) with respect to the mortgaged properties securing the mortgage loans that were the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, an environmental site assessment, or an update of a previous such report, was performed with respect to each mortgaged property in connection with the origination or the sale of the related mortgage loan, a report of each such assessment has been delivered to the depositor, and the applicable mortgage loan seller has no knowledge of any material and adverse environmental condition or circumstance affecting any mortgaged property that was not disclosed in such report; or (b) with respect to the mortgaged properties securing the mortgage loans that were not the subject of an environmental site assessment within 18 months prior to the applicable cut-off date, (i) no specified hazardous material is present on such mortgaged property such that (1) the value of such mortgaged property is materially and adversely affected or (2) under applicable federal, state or local law, (x) such hazardous material could be required to be eliminated at a cost materially and adversely affecting the value of the mortgaged property before such mortgaged property could be altered, renovated, demolished or transferred or (y) the presence of such hazardous material could (upon action by the appropriate governmental authorities) subject the owner of such mortgaged property, or the holders of a security interest therein, to liability for the cost of eliminating such hazardous material or the hazard created thereby at a cost materially and adversely affecting the value of the mortgaged property, and (ii) such mortgaged property is in material compliance with all applicable federal, state and local laws pertaining to such hazardous materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such mortgaged property and neither the applicable mortgage loan seller nor, to such mortgage loan seller’s knowledge, the related borrower or any current tenant thereon, has received any notice of violation or potential violation of any such law;

•	each mortgage note, mortgage and other agreement that evidences or secures such mortgage loan and was executed by or on behalf of the related borrower is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

•	each mortgaged property is, and is required pursuant to the related mortgage to be, insured by a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such mortgage loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the mortgaged property in an amount not less than the lesser of the principal balance of the related mortgage loan and the replacement cost of the mortgaged property, and contains no provisions for a deduction for depreciation, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the mortgaged property;

•	as of the closing date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon.

•	all escrow deposits and payments relating to each mortgage loan that are, as of the closing date, required to be deposited or paid have been so deposited or paid;

•	each mortgage loan complied with all applicable usury laws in effect at its date of origination;

•	no mortgage loan is cross-collateralized or cross-defaulted with any loan other than one or more other mortgage loans included in the mortgage pool;

•	there exists no material event of default, breach, violation or event of acceleration (and, to the seller’s actual knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the mortgage loan, in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the applicable mortgage loan seller;

•	based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the mortgaged property is located, the improvements located on or forming part of each mortgaged property comply with applicable zoning laws and ordinances, or constitute a legal nonconforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related mortgaged property, such value as determined by the appraisal performed at origination or in connection with the sale of the related mortgage loan by the applicable mortgage loan seller under the mortgage loan purchase agreement;

•	to the applicable mortgage loan seller’s knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each mortgage loan or as of the date of the sale of the related mortgage loan by such mortgage loan seller under the mortgage loan purchase agreement, the related borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related mortgaged property as it was then operated;

•	each mortgage loan contains a ‘‘due-on-sale’’ clause, which provides for the acceleration of the payment of the unpaid principal balance of the mortgage loan if, without prior written consent of the holder of the mortgage, the property subject to the mortgage or any material portion thereof, or a controlling interest in the related borrower, is transferred, sold or encumbered; provided, however, that certain mortgage loans provide a mechanism for the assumption of the loan by a third party upon the borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the borrower or constituent entities of the borrower to a third party or parties related to the borrower upon the borrower’s satisfaction of certain conditions precedent; and

•	(x) each mortgage loan with a cut-off date principal balance in excess of $5 million, requires the borrower to be for at least as long as the mortgage loan is outstanding and, to the mortgage loan seller’s actual knowledge, each such borrower is, an entity, other than an individual, whose organizational documents provide, or which entity represented and covenanted in the related mortgage loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such mortgaged property or properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related mortgage loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a borrower for a mortgage loan that is cross-collateralized and cross-defaulted with the related mortgage loan), and that it holds itself out as a legal entity, separate and apart from any other person; (y) the organizational documents of the borrower with respect to each mortgage loan with a cut-off date principal balance in excess of $15 million provide substantially to such effect and (z) each mortgage loan with a cut-off date principal balance of $20,000,000 or more has a counsel’s opinion regarding non-consolidation of the borrower in any insolvency proceeding involving any other party.

If, as provided in the pooling and servicing agreement—

•	there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and

•	that breach materially and adversely affects the interests of the series 2007-C2 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under ‘‘—Cures and Repurchases’’ below.

Cures and Repurchases

If there exists a material breach of any of the representations and warranties made by the applicable Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under ‘‘—Representations and Warranties’’ above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under ‘‘—Assignment of the Underlying Mortgage Loans’’ above, then the applicable Mortgage Loan Seller, as applicable, will be required either:

•	to remedy that material breach or material document defect, as the case may be, in all material respects, or

•	to repurchase the affected mortgage loan at a price generally equal to the sum of—

1.	the unpaid principal balance of that mortgage loan at the time of purchase, plus

2.	all unpaid interest, other than Default Interest and Post-ARD Additional Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

3.	all unreimbursed servicing advances relating to that mortgage loan, plus

4.	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan, plus

5.	to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees (including all unpaid workout fees and liquidation fees due to the special servicer) and other Additional Trust Fund Expenses related to that mortgage loan, plus

6.	if the affected mortgage loan is not repurchased by the mortgage loan seller within the applicable cure period (generally 90 days after discovery by or notice to the applicable mortgage loan seller of such breach or defect, plus, in certain cases, an additional 90 days as described in the next paragraph), a liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

The time period within which the applicable Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party’s discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

If a material breach or a material document defect exists with respect to any mortgage loan that is cross- collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then the applicable Mortgage Loan Seller will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of—

•	determining the materiality of the subject breach or document defect, and

•	the repurchase remedy.

The cure/repurchase obligations described above will constitute the sole remedy available to the series 2007-C2 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the applicable Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so. With respect to the CWCapital Mortgage Loans, the sole recourse to cure a material document defect or a material breach in respect of such mortgage loans or repurchase or replace the defective mortgage loan, will be against CWCapital, and none of CWCapital Mortgage Securities I LLC, CWCapital Mortgage Securities III LLC or CWCapital Mortgage Securities V LLC will in any event be obligated to repurchase or replace such mortgage loans if CWCapital defaults in its obligations to do so.

Changes In Mortgage Pool Characteristics

The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

 Servicing Under The Pooling And Servicing Agreement

General

The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced Trust Loans) as well as the servicing and administration of the Companion Loans (other than the Non-Serviced Companion Loans), and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned ‘‘Description of the Governing Documents’’ for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

The pooling and servicing agreement provides that, except for the Non-Serviced Loan Combination, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO Properties in the trust, directly or through the primary servicer or sub− servicers, in accordance with—

•	any and all applicable laws,

•	the express terms of the pooling and servicing agreement and, in the case of the Loan Combinations, the related co-lender agreement,

•	the express terms of the subject mortgage loans, and

•	to the extent consistent with the foregoing, the Servicing Standard.

In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than with respect to the Non-Serviced Loan Combinations)—

•	as to which no Servicing Transfer Event has occurred, or

•	that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan (other than with respect to the Non-Serviced Loan Combinations) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets to the extent provided in the pooling and servicing agreement. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

The master servicer will transfer servicing of a mortgage loan (other than a Non-Serviced Loan Combination) to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. In the case of any Loan Combination (other than a Non-Serviced Loan Combination), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Combination will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loans in the Loan Combination.

Each of the Non-Serviced Loan Combinations is being serviced and administered in accordance with the applicable Non-Serviced Trust Loan Servicing Agreement (and all decisions, consents,

waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan Combinations will be effected in accordance with the applicable Non-Serviced Trust Loan Servicing Agreement and related intercreditor agreement). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to the Non-Serviced Loan Combinations, but instead the servicing and administration of the Non-Serviced Loan Combinations will be governed by the applicable Non-Serviced Trust Loan Servicing Agreement.

Each of the applicable Non-Serviced Trust Loan Servicing Agreements provides or will provide for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the applicable Non-Serviced Trust Loan Servicing Agreement, servicing of the related Non-Serviced Loan Combination and its related Non-Serviced Companion Loan(s) will be transferred to the related special servicer.

Some of the mortgage loans that we intend to include in the trust are currently being serviced by third party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

The master servicer intends to enter into an agreement with CWCapital LLC acting as primary servicer for the mortgage loans sold to us by CWCapital LLC under which the primary servicer will perform many of the servicing obligations of the master servicer presented in this section with respect to those mortgage loans. See ‘‘The Servicers—Primary Servicer’’ in the prospectus supplement.

In general, for so long as any mortgage loan that is part of a Loan Combination is included in the trust (other than the Non-Serviced Loan Combinations), the related Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust.

Servicing Provisions of the Mezz Cap Intercreditor Agreements.    With respect to the Mezz Cap Trust Loan, the Master Servicer and Special Servicer will service and administer the Mezz Cap Trust Loan and the Mezz Cap Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the Mezz Cap Intercreditor Agreement for so long as the Mezz Cap Trust Loan is part of the trust fund. The Master Servicer and/or the Special Servicer may not enter into any amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Mezz Cap Trust Loan or the related Mortgage Loan documents without obtaining the prior written consent of the holder of the Mezz Cap Subordinate Companion Loan if such proposed amendment, deferral, extension, modification, increase, renewal, replacement, consolidation, supplement or waiver of the Mezz Cap Trust Loan or the related mortgage loan documents adversely affects the lien priority of the mortgage or constitutes a material modification as specified in the Mezz Cap Intercreditor Agreement; provided, however, such consent right will expire when the repurchase period described in the next paragraph expires.

In the event that (i) any payment of principal or interest on the Mezz Cap Trust Loan or Mezz Cap Subordinate Companion Loan becomes ninety (90) or more days delinquent, (ii) the principal balance of the Mezz Cap Trust Loan or Mezz Cap Subordinate Companion Loan has been accelerated, (iii) the principal balance of the Mezz Cap Trust Loan or Mezz Cap Subordinate Companion Loan is not paid at maturity, (iv) the borrower declares bankruptcy or is otherwise subject to a bankruptcy proceeding or (v) any other event where the cash flow payment under the Mezz Cap Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall below, the holder of the Mezz Cap Subordinate Companion Loan will have the right to purchase the Mezz Cap Trust Loan from the trust fund for a period of thirty (30) days after its receipt of a repurchase option notice, subject to certain conditions as set forth in the Mezz Cap Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the Mezz Cap Trust Loan, together with all accrued and unpaid interest on the Mezz Cap Trust Loan (other than default interest and late payment charges) at the mortgage rate and any outstanding servicing expenses, advances and interest on advances for which the borrower under the Mezz Cap Trust Loan is responsible and other expenses as provided in the Mezz Cap Intercreditor Agreement.

Unless the borrower or its affiliate is purchasing a Mezz Cap Trust Loan, no prepayment consideration will be payable in connection with the purchase of the Mezz Cap Trust Loan.

Servicing Provisions of the Palisades Village Center Intercreditor Agreement.    With respect to the Palisades Village Center Loan Combination, the Master Servicer and the Special Servicer will service and administer the Palisades Village Center Trust Loan and the Palisades Village Center Companion Loan, in each case pursuant to the Pooling and Servicing Agreement and the Palisades Village Center Intercreditor Agreement, for so long as the Palisades Village Center Trust Loan is part of the Trust Fund, except that the servicer of the Palisades Village Center Companion Loan may collect the scheduled principal and interest payments due in respect of the Palisades Village Center Companion Loan directly from the borrower as long as (i) neither the Palisades Village Center Trust Loan nor the Palisades Village Center Companion Loan has been accelerated, (ii) there is no continuing monetary event of default and (iii) there is no continuing event of default caused by a bankruptcy action filed by or against the borrower or by the borrower otherwise being the subject of a bankruptcy proceeding (each of the foregoing events in clauses (i), (ii) and (iii), an ‘‘Palisades Village Center Material Default’’).

In the event (v) either or both of the Palisades Village Center Trust Loan or the Palisades Village Center Companion Loan becomes 90 days or more delinquent, (w) an acceleration of either or both of the Palisades Village Center Trust Loan or the Palisades Village Center Companion Loan occurs, (x) the principal balance of either or both of the Palisades Village Center Trust Loan or the Palisades Village Center Companion Loan is not paid at maturity, (y) the borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding, or (z) any other event occurs where the payments due in respect of the Palisades Village Center Companion Loan are interrupted in favor of the cash flow waterfall described below, the holder of the Palisades Village Center Companion Loan will be entitled to purchase the Palisades Village Center Trust Loan from the Trust Fund for a purchase price equal to the sum of (i) the principal balance of the Palisades Village Center Trust Loan, together with accrued and unpaid interest thereon up to (but excluding) the date of purchase and if such date of purchase is not a payment date, up to (but excluding) the payment date next succeeding the date of purchase, (ii) unreimbursed Advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the Palisades Village Center Intercreditor Agreement.

Servicing Provisions of the Caplease Intercreditor Agreement.    With respect to the Caplease Trust Loan, the Master Servicer and Special Servicer will service and administer the Caplease Trust Loan and the Caplease Subordinate Companion Loans pursuant to the Pooling and Servicing Agreement and the Caplease Intercreditor Agreement for so long as the Caplease Trust Loan is part of the trust fund. The Caplease Trust Loan and the Caplease Subordinate Companion Loans are cross defaulted. However, upon an event of default which does not constitute a payment default but is limited to a default in the performance by the related borrower of its obligations under its lease, or the failure to reimburse a servicing advance made to fulfill such obligations, the Master Servicer will generally be required to make servicing advances to cure any such borrower default and prevent a default under the lease, subject to customary standards of recoverability, and will be prohibited from foreclosing on the related mortgaged property so long as any such advance, together with interest thereon, would be recoverable. Further, the Special Servicer will not be permitted to amend the Caplease Trust Loan or the Caplease Subordinate Companion Loans in a manner materially adverse to the holders of the Caplease Subordinate Companion Loans without the consent of the holders of the Caplease Subordinate Companion Loans. The holders of the Caplease Subordinate Companion Loans will be entitled to advise the Special Servicer with respect to certain matters related to the related mortgage loan. In the event the Caplease Trust Loan becomes 90 days or more delinquent, an acceleration of the mortgage loan after an event of default under the related mortgage loan documents occurs, the principal balance of the mortgage loan is not paid at maturity, or the related borrower files a petition for bankruptcy, the holders of the Caplease Subordinate Companion Loans will be entitled to purchase the Caplease Trust Loan from the Trust Fund, pursuant to the Caplease Intercreditor Agreement, for a purchase price equal to the sum of (i) the principal balance of the Caplease Trust Loan, together with accrued and unpaid interest thereon up to (but not exceeding) the date of purchase, (ii) unreimbursed advances together with accrued and unpaid interest thereon and (iii) certain other amounts payable under the related mortgage loan documents.

Servicing of the Non-Serviced Loan Combinations

The master servicer, the special servicer or the trustee under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise any Non-Serviced Trust Loan Master Servicer, Non-Serviced Trust Loan Special Servicer or related trustee or to make servicing advances with respect to the Loan Combinations. The obligation of the master servicer and the special servicer to provide information and collection to the trustee and the series COBALT 2007-C2 certificateholders with respect to a Loan Combination will be dependent on their receipt of the corresponding information and collections from the related Non-Serviced Trust Loan Master Servicer or Non-Serviced Trust Loan Special Servicer. The related Non-Serviced Trust Loan Master Servicer with respect to each Loan Combination will be responsible for making servicing and advances and remitting collections on the related Trust Loan to or on behalf of the trust, but will not make advances of principal or interest. Descriptions of the servicing of each Loan Combination are set forth below.

Peter Cooper Village & Stuyvesant Town

Servicing Provisions of the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement.    With respect to the Peter Cooper Village & Stuyvesant Town Loan, the WBCMT 2007-C30 Master Servicer and the WBCMT 2007-C30 Special Servicer will administer the Peter Cooper Village & Stuyvesant Town Loan and the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans pursuant to the WBCMT 2007-C30 PSA and the Peter Cooper Village & Stuyvesant Town Intercreditor Agreement for so long as the Peter Cooper Village & Stuyvesant Town Loan is part of the Trust Fund. The holders of the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans will have the right to consult with the controlling class representative under the WBCMT 2007-C30 Trust with respect to the rights granted to the controlling class representative under the WBCMT 2007-C30 Trust to direct the WBCMT 2007-C30 Master Servicer and/or WBCMT 2007-C30 Special Servicer with respect to the servicing of the Peter Cooper Village & Stuyvesant Town Loan. These rights include the right to consent to the following actions by the WCMBT 2007-C30 Master Servicer and WCMBT 2007-C30 Special Servicer:

(i)    any actual or proposed foreclosure upon or comparable conversion of the ownership of properties securing the mortgage loan during a default;

(ii)    any modification or waiver of any term of the related Mortgage Loan documents that relates to the maturity date, mortgage rate, principal balance, amortization term, payment frequency or any provision requiring the payment of a prepayment premium or yield maintenance charge (other than a modification consisting of the extension of the maturity date of the mortgage loan for one year or less) or a material non-monetary term;

(iii)    any actual or proposed sale of the related REO Property;

(iv)    any determination to bring the related REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the related REO Property;

(v)    any acceptance of substitute or additional collateral or release of material collateral for the mortgage loan unless required by the underlying mortgage loan documents;

(vi)    any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

(vii)    any release of any performance or ‘‘earn-out’’ reserves, escrows or letters of credit;

(viii)    any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan (other than in connection with a defeasance permitted under the terms of the mortgage loan documents);

(ix)    any termination of the related property manager for the Mortgage Loan:

(x)    any determination to allow a borrower not to maintain terrorism insurance or, to the extent provided in the WBCMT 2007-C30 PSA, windstorm insurance; and

(xi)    any determination to decrease the time period to obtain certain force placed insurance at the mortgaged property.

Ala Moana Portfolio

General.    The Ala Moana Portfolio Loan Combination and any related REO property are being serviced under the CD 2006-CD3 PSA. The CD 2006-CD3 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the CD 2006-CD3 PSA are generally similar to, but not identical to, the servicing arrangements under the pooling and servicing agreement for this transaction.

Ala Moana Portfolio Controlling Holder.    The term ‘‘Ala Moana Portfolio Controlling Holder’’ will mean, as of any date of determination, (i) the holder(s) of the most subordinate Ala Moana Portfolio Subordinate Loan(s) (initially Note F-2, then Note F-1 and Note E-2 (taken as a whole), then Note E-1, then Note D-1 and Note D-2 (taken as a whole), then Note C-1 and Note C-2 (taken as a whole), then Note B-1C and Note B-2C (taken as a whole), then Note B-1B and Note B-2B (taken as a whole), then Note B-1A and Note B-2A (taken as a whole)) as to which no control appraisal event, as described below, exists and at least 50% of the principal balance of that Ala Moana Portfolio Subordinate Loan and each Ala Moana Portfolio Subordinate Loan subordinate to that Note is not held by the related borrower or an affiliate thereof, or (ii) if a control appraisal event, as described below, has occurred and is continuing with respect to, or the borrower or an affiliate thereof holds more than 50% of the principal balance of each Ala Moana Portfolio Subordinate Loan, the holders of Note A-1, A-2, A-3, A-4, A-5, A-6, A-7 and A-8.

For purposes of the foregoing, a control appraisal event will be deemed to have occurred with respect to an Ala Moana Portfolio Subordinate Loan if and so long as (a)(1) the initial principal balance of the Ala Moana Portfolio Subordinate Loan minus (2) the sum of (x) any payments of principal allocated to, and received on, the subject Ala Moana Portfolio Subordinate Loan, (y) any Appraisal Reduction Amount allocated to the subject Ala Moana Portfolio Subordinate Loan and (z) any losses realized with respect to the subject Ala Moana Portfolio Subordinate Loan, is less than (b) 25% of (1) the initial principal balance of the subject Ala Moana Portfolio Subordinate Loan, minus (2) any payments of principal allocated to, and received on, the subject Ala Moana Portfolio Subordinate Loan; provided that the holder of an Ala Moana Portfolio Subordinate Loan can avoid such a control appraisal event by posting cash collateral or a standby letter of credit satisfying the requirements, including with respect to the amount thereof and the ratings of any letter of credit provider, set forth in the Ala Moana Portfolio Co-Lender Agreement. For purposes of determining a control appraisal event, each note with the same priority will be considered one Ala Moana Portfolio Subordinate Loan.

The Ala Moana Portfolio Co-Lender Agreement permits the Ala Moana Portfolio Controlling Holder to act through a representative.

Rights of the Ala Moana Portfolio Controlling Holder.    The applicable master servicer or special servicer, as the case may be, under the CD 2006-CD3 PSA will be required to notify the Ala Moana Portfolio Controlling Holder in writing and receive the written approval of the Ala Moana Portfolio Controlling Holder prior to taking any of the following actions (collectively, ‘‘Ala Moana Portfolio Major Decisions’’):

1.	reinstating the Ala Moana Portfolio Loan Combination, or waiving any default or event of default under the Ala Moana Portfolio Loan Combination prior to or after acceleration of the indebtedness;

2.	consenting to (a) any sale or transfer of the related mortgaged real property, the related borrower, or any interest in any of them or (b) any modification of the provisions of the related mortgage loan documents with regard to any matter restricted pursuant to the foregoing clause (a);

3.	entering into any material amendment, modification, renewal, replacement, consolidation or supplement to the related loan documents or material waiver of the terms thereof, including, without limitation, amending or modifying any provisions of the related loan documents relating to financial terms, transfers, cash management, the timing, matter or method of payments or the application thereof, waiving or extending fees and costs of collection;

4.	converting or exchanging the Ala Moana Portfolio Loan Combination into or for any other indebtedness;

5.	accelerating the maturity of the Ala Moana Portfolio Loan Combination or commencing the pursuit of remedies, including any foreclosure upon or comparable conversion of the ownership of the related mortgaged real property;

6.	consenting to any release of the related borrower, any guarantor or other obligor from liability with respect to the Ala Moana Portfolio Loan Combination or any change of the borrower or sponsor thereof;

7.	making any determination not to enforce a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

8.	consenting to the adoption or approval of a plan in a bankruptcy or reorganization of the Ala Moana Portfolio Loan Combination;

9.	consenting to any material change in the standards contained in the related loan documents for alterations, construction of improvements, leasing and budget approvals, if any, at the related mortgaged real property;

10.	consenting to any change in the property manager for any portion of the related mortgaged real property or any material amendment or modification or termination of any property management agreement;

11.	consenting to any replacement of the then existing insurance policies or any waiver, modification or amendment of any material insurance requirements under the related loan documents;

12.	consenting to the waiver of any of the special purpose entity covenants of the related borrower;

13.	appointing a property manager after foreclosure, or receipt of an assignment-in-lieu of foreclosure, or authorizing the sale of the related mortgaged real property following foreclosure;

14.	consenting to the modification of any reciprocal easement agreement;

15.	consenting to any material modification to any existing membership program or similar program at the related mortgaged real property, or consenting to any new membership or similar program at the related mortgaged real property;

16.	consenting to any zoning reclassification of any portion of the related mortgaged real property;

17.	approving any (i) material lease, (ii) modification to any material lease, or (iii) termination of any material lease, if lender’s approval is required under the related loan documents;

18.	making any decisions with respect to any casualty and condemnation affecting all or any portion of the related mortgaged real property, including, without limitation, release, application, settlement disposition of insurance and condemnation proceeds or reconstruction or restoration of the related mortgaged real property;

19.	making any decisions with respect to the operation, maintenance or disposition of the related mortgaged real property following the acquisition of the related mortgaged real property by foreclosure, deed-in-lieu or otherwise (e.g. any transfer of all or any portion of the related mortgaged real property, incurring financing, engaging any property manager or leasing agent, decisions with respect to operating and capital expenses, etc.);

20.	consenting to the related borrower or any beneficial owner of the related borrower incurring any additional indebtedness except as expressly permitted under the related loan documents;

21.	approving any asset status report delivered by the special servicer under the series CD 2006-CD3 pooling and servicing agreement;

22.	entering into, or materially modifying, any intercreditor agreement with a mezzanine lender; or

23.	replacing the special servicer for the Ala Moana Portfolio Loan Combination.

The applicable master servicer or special servicer, as the case may be, under the CD 2006-CD3 PSA must provide written notice and request for approval of any Ala Moana Portfolio Major Decision and the Ala Moana Portfolio Controlling Holder will have five (5) business days after receipt of such notice within which to approve or reject such Ala Moana Portfolio Major Decision. If the Ala Moana Portfolio Controlling Holder has been provided with all reasonably requested information and fails to respond within five (5) business days after receipt of such first notice, the applicable master servicer or the special servicer, as the case may be, under the CD 2006-CD3 PSA may deliver a second notice and request for approval of such Ala Moana Portfolio Major Decision to the Ala Moana Portfolio Controlling Holder. If the Ala Moana Portfolio Controlling Holder fails to approve or reject such Ala Moana Portfolio Major Decision within five (5) business days after receipt of such second notice, such Ala Moana Portfolio Major Decision will be deemed to have been approved by the Ala Moana Portfolio Controlling Holder.

Notwithstanding the foregoing, the applicable master servicer or the special servicer, as the case may be, under the CD 2006-CD3 PSA may not comply with any advice, direction or objection of the Ala Moana Portfolio Controlling Holder if such master servicer or special servicer, as the case may be, has determined that such advice, direction or objection would require or cause such master servicer or the special servicer, as the case may be, to violate any law of any applicable jurisdiction, any provision of the Ala Moana Portfolio Co-Lender Agreement, the related loan documents, the CD 2006-CD3 PSA (including the REMIC provisions), or such master servicer’s or special servicer’s, as the case may be, obligation to act in accordance with the applicable servicing standard. In addition, the special servicer under the CD 2006-CD3 PSA will not be obligated to seek approval from the Ala Moana Portfolio Controlling Holder for any actions to be taken by such special servicer if such special servicer has notified the Ala Moana Portfolio Controlling Holder in writing of various actions that such special servicer proposes to take with respect to the workout or liquidation of the Ala Moana Portfolio Loan Combination and for 60 days following the first such notice, the Ala Moana Portfolio Controlling Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that such special servicer considers to be consistent with the applicable servicing standard. In such event, the special servicer under the CD 2006-CD3 PSA may proceed with the proposed action without the consent of the Ala Moana Portfolio Controlling Holder provided that such action is in accordance with the applicable servicing standard.

Removal and Replacement of the Special Servicer.    The Ala Moana Portfolio Controlling Holder, at its expense, may remove the special servicer under the CD 2006-CD3 PSA with respect to the Ala Moana Portfolio Loan Combination at any time for any reason whatsoever or no reason, upon prior notice to such special servicer and the other noteholders of the Ala Moana Portfolio Loan Combination. Upon any such termination, the Ala Moana Portfolio Controlling Holder shall be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in the CD 2006-CD3 PSA.

Cure Rights.    In the event that the borrower under the Ala Moana Portfolio Loan Combination commits a monetary default by failing to make any payment of principal or interest on the Ala Moana Portfolio Loan Combination by the end of the applicable grace period or a non-monetary default beyond the applicable notice and grace periods, the applicable master servicer or the special servicer, as the case may be, under the CD 2006-CD3 PSA must provide notice of such default to the holder of each Ala Moana Portfolio Subordinate Loan. The holder of each Ala Moana Portfolio Subordinate Loan will have the right, but not the obligation, to cure such monetary default within five (5) business days after receiving the monetary default notice or within 30 days after receiving the non-monetary default notice. The holder of each Ala Moana Portfolio Subordinate Loan will have no right to exercise its cure rights with respect to the Ala Moana Portfolio Loan Combination unless such holder is also simultaneously exercising its cure rights with respect to each Ala Moana Portfolio Subordinate Loan with a higher priority. At the time a cure payment is made, the holder of the Ala Moana Portfolio Subordinate Loan effecting the cure must pay or reimburse the holders of the Ala Moana Portfolio Trust Loan and the Ala Moana Portfolio Pari Passu Companion Loans (collectively, the ‘‘Ala Moana Portfolio Note A Loans’’), all securitization master servicers, special servicers and trustees, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the holders of the Ala Moana Portfolio Note A Loans (including, without limitation, any interest on advances but excluding default interest and late payment charges) during the period of time from the expiration of such grace period until the cure payment is made or a cure is otherwise effected. So long as a monetary default exists for which a permitted cure payment is made or non-monetary default exists for which the holder(s) of an Ala Moana Portfolio Subordinate Loan are pursuing a cure in accordance with the time limit and terms described above, such default will not be treated as an event of default under the Ala Moana Portfolio Loan Combination (including for purposes of treating the Ala Moana Portfolio Loan Combination as a specially serviced mortgage loan), provided, that, such limitation will not prevent the holders of the Ala Moana Portfolio Note A Loans from sending notices of the default to, or making any demands on, the borrower or any related guarantor or from collecting default interest, late charges or any other similar or applicable amounts from the borrower or guarantor.

In the event that more than one holder of an Ala Moana Portfolio Subordinate Loan desires to cure the default specified in the cure option notice, the holder of Ala Moana Portfolio Subordinate Loan with the lowest payment priority with respect to the other holders of any Ala Moana Portfolio Subordinate Loan (collectively, the ‘‘Ala Moana Portfolio Subordinate Loans’’) (i.e. first, the Note F-2 holder, second, the Note F-1 and Note E-2 holders, third, the Note E-1 holder, fourth, the Note D-1 and Note D-2 holders, fifth, the Note C-1 and Note C-2 holders, sixth, the Note B-1C and Note B-2C holders, seventh, the Note B-1B and Note B-2B holders, and eighth, the Note B-1A and Note B-2A holders) will have the exclusive right to cure the default specified in the cure option notice with respect to the Ala Moana Portfolio Loan Combination.

Notwithstanding the foregoing, the right of the holders of the Ala Moana Portfolio Subordinate Loans collectively to cure a monetary default or non-monetary default will be limited as follows: (A) there may not be more than nine (9) cure events during the term of the Ala Moana Portfolio Loan Combination, (B) no single cure event may exceed three (3) consecutive months and (C) there may not be more than six (6) cure events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual ‘‘cure event’’ shall mean the exercise by the holder of an Ala Moana Portfolio Subordinate Loan of its cure rights, whether for one month or consecutive months in the aggregate.

Purchase Option.    Upon the occurrence of (i) a monetary event of default or (ii) a non-monetary event of default under the Ala Moana Portfolio Loan Combination which causes the Ala Moana Portfolio Loan Combination to become a specially serviced mortgage loan, the special servicer under the CD 2006-CD3 PSA is required to deliver notice thereof to the holders of the Ala Moana Portfolio Subordinate Loans and the holders will have the right, by written notice to such special servicer and the holders of the Ala Moana Note A Loans, delivered within ninety (90) business days after receipt of notice from such special servicer to purchase the Ala Moana Portfolio Note A Loans in whole but not in part at the Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price. Upon the delivery of the purchase notice to the holders of the Ala Moana Portfolio Note A Loans, the holders of the Ala Moana Note A Loans (and, where applicable, the applicable holders of the Ala Moana Portfolio Subordinate Loans) must sell, and the holder(s) of the Ala Moana Portfolio Subordinate Loan(s) that exercised such purchase option must purchase, the Ala Moana Portfolio Note A Loans (including, without limitation, any participations therein) (and, where applicable, the applicable Ala Moana Portfolio Subordinate Loans) at the Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price (and, where applicable, the purchase price for the Ala Moana Portfolio Subordinate Loans, as discussed below), on a date not more than sixty (60) business days after the date of the purchase notice. The right of the holders of the Ala Moana Portfolio Subordinate Loans to purchase the Ala Moana Portfolio Note A Loans will automatically terminate upon the earliest to occur of (a) a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the related mortgaged real properties, (b) the cure of the applicable event of default, (c) the modification of the Ala Moana Portfolio Loan Combination and (d) the date that is 90 business days after receipt of notice from the special servicer of the right to exercise the purchase option.

In the event that more than one holder of an Ala Moana Portfolio Subordinate Loan elects to purchase the Ala Moana Portfolio Note A Loans, the holder of an Ala Moana Portfolio Subordinate Loan with the lowest payment priority with respect to the other holders of any Ala Moana Portfolio Subordinate Loans (i.e. first, the Note F-2 holder, second, the Note F-1 and Note E-2 holders, third, the Note E-1 holder, fourth, the Note D-1 and Note D-2 holders, fifth, the Note C-1 and Note C-2 holders, sixth, the Note B-1C and Note B−2C holders, seventh, the Note B-1B and Note B-2B holders, and eighth, the Note B-1A and Note B-2A holders) will have the exclusive right to purchase the Ala Moana Portfolio Note A Loans, provided that such holder must also concurrently purchase each Ala Moana Portfolio Subordinate Loan with a higher payment priority at a price generally equal to the principal balance of such Ala Moana Portfolio Subordinate Loan plus accrued interest. A holder of an Ala Moana Portfolio Subordinate Loan may not purchase the Ala Moana Portfolio Note A Loans without concurrently purchasing the Ala Moana Portfolio Subordinate Loans with a higher payment priority.

The ‘‘Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price’’ shall mean the sum, without duplication, of: (a) the outstanding principal balance of each loan in the Ala Moana Portfolio Loan Combination being purchased (the ‘‘Ala Moana Portfolio Defaulted Loans’’) as of the date of purchase; (b) accrued and unpaid interest on such Ala Moana Portfolio Defaulted Loans at the applicable interest rate, up to the end of the accrual period relating to the monthly payment date immediately following the date of purchase; (c) any unreimbursed advances and interest thereon and any interest on any advances for principal and interest; (d) any unreimbursed servicing advances and any expenses incurred in enforcing the related loan documents, including, without limitation, fees and expenses payable or reimbursable to the applicable master servicer, the special servicer and/or the trustee under the CD 2006-CD3 PSA, including, without limitation, earned and unpaid special servicing fees, and any liquidation fees and workout fees (unless such purchase is consummated within 90 days after notice) required to be paid pursuant to the CD 2006-CD3 PSA; and (e) any unreimbursed costs allocable to the Ala Moana Portfolio Defaulted Loans. In determining the Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price, amounts payable by the borrower as default interest, penalty charges, prepayment premiums, exit fees and other similar fees shall not be included unless the holder exercising the purchase option is the borrower or one of its affiliates.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee.    The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan—

•	that is a Non-Serviced Trust Loan,

•	that is being specially serviced,

•	as to which the corresponding mortgaged property has become an REO Property, or

•	that has been defeased.

In the case of each mortgage loan in the trust, the master servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at the related master servicing fee rate,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

The master servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loans), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.0200% per annum to 0.1300% per annum. The weighted average master servicing fee rate, as of the Cut-Off Date, will be approximately 0.02713% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A-1 under the column heading ‘‘Administrative Fee Rate.’’

The Peter Cooper Village & Stuyvesant Town Trust Loan will be serviced by the WBCMT 2007-C30 Master Servicer under the WBCMT 2007-C30 PSA. A master servicing fee will be payable on the Peter Cooper Village & Stuyvesant Town Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the WBCMT 2007-C30 Master Servicer at a primary servicing fee rate of 0.01% per annum.

The Ala Moana Portfolio Trust Loan will be serviced by the CD 2006-CD3 Master Servicer under the CD 2006-CD3 PSA. A master servicing fee will be payable on the Ala Moana Portfolio Trust Loan to the master servicer by the trust at a master servicing fee rate of 0.01% per annum and a primary servicing fee will be payable to the CD 2006-CD3 Master Servicer at a primary servicing fee rate of 0.01% per annum.

Additional Master Servicing Compensation.    As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See ‘‘—Custodial Account’’ below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts meeting the requirements set forth in the pooling and servicing agreement.

All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, or allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

Prepayment Interest Shortfalls.    The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non- specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

•	the total amount of those Prepayment Interest Shortfalls, and

•	with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2007-C2 certificates on that payment date as described under ‘‘Description of the Offered Certificates—Payments’’ in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2007-C2 certificates, in reduction of the interest payable on those certificates, as and to the extent described under ‘‘Description of the Offered Certificates—Payments—Payments of Interest’’ in this prospectus supplement.

Principal Special Servicing Compensation.    The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

The Special Servicing Fee.    The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Combinations)—

•	that is being specially serviced, or

•	as to which the corresponding mortgaged property has become an REO Property.

In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will—

•	be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

•	accrue at a special servicing fee rate of 0.25% per annum,

•	accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

•	generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

The Workout Fee.    The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Combinations) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each collection of—

•	interest, other than Default Interest and Post-ARD Additional Interest,

•	principal, and

•	prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The resigning or terminated special servicer will also receive a workout fee on any worked-out mortgage loan for which the resigning or terminated special servicer has cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a worked-out mortgage loan solely because the borrower had not made three consecutive full and timely monthly payments and which subsequently becomes a worked-out mortgage loan as a result of the borrower making such three consecutive timely monthly payments, but such fee will cease to be payable in each case if the worked-out mortgage loan again becomes a specially serviced mortgage loan. The successor special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2007-C2 certificateholders.

The Liquidation Fee.    The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and Companion Loan (excluding the Non-Serviced Loan Combinations) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the applicable mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

•	the repurchase of any mortgage loan in the trust by the applicable Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the applicable Mortgage Loan Seller of such breach, defect or omission, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement. If the applicable Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement, no liquidation fee will be payable during that additional 90-day period;

•	the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under ‘‘—Fair Value Option’’ below;

•	the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable;

•	the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 2007-C2 controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 2007-C2 certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement; or

•	the purchase of any mortgage loan that is part of a Loan Combination by the holder of a related Companion Loan as described under ‘‘Description of the Mortgage Pool—Split Loan Structure’’ above in this prospectus supplement and within any period specified in such intercreditor agreement or co-lender agreement.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2007-C2 certificateholders.

Additional Special Servicing Compensation.    As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See ‘‘—REO Properties’’ below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer’s REO account meeting the requirements set forth in the pooling and servicing agreement.

All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to or allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable—

•	to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to that mortgage loan,

•	to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to that mortgage loan and that, if paid from a source other than late payment charges and Default Interest collected with respect to that mortgage loan, would be an Additional Trust Fund Expense, or

•	to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to that mortgage loan which payment was made from a source other than late payment charges and Default Interest collected with respect to that mortgage loan.

Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

Payment of Expenses.    Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

Trustee Compensation.    The trustee will be entitled to receive monthly, out of general collections with respect to the mortgage pool on deposit in its distribution account, the trustee fee. With respect to each calendar month, the trustee fee will equal one-twelfth of the product of .00091% multiplied by the total Stated Principal Balance of the entire mortgage pool outstanding immediately prior to the payment date in that month. In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and its interest reserve account in Permitted Investments. See ‘‘Description of the Offered Certificates—Distribution Account’’ and ‘‘—Interest Reserve Account’’ below. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s distribution account or interest reserve account meeting the requirements set forth in the pooling and servicing agreement.

Servicing Advances

Serviced Loans.    Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan Combinations), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer’s making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer’s receipt of the request. The Special Servicer may elect to make certain servicing advances on an emergency basis.

If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the master servicer notice of its failure; and

•	if the failure continues for three more business days, to make the servicing advance.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in the judgment of the master servicer or special servicer, as applicable, exercised in accordance with the Servicing Standard, or the trustee, as applicable, in its good faith business judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. Additionally, the master servicer and the trustee will be required to acknowledge any determination by the special servicer that a servicing advance would be non-recoverable and will not be permitted to make such a servicing advance. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer’s custodial account from time to time.

The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer’s custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer’s custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2007-C2 certificateholders and, if that specially serviced asset is a Loan Combination (other than a Non-Serviced Loan Combination), the holder of the related Companion Loan, as a collective whole.

The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed—

•	first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

•	then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

Non-Serviced Loan Combinations.    None of the master servicer, the special servicer or the trustee will be required to make any servicing advances with respect to any Non-Serviced Loan Combination.

Servicing advances in the case of each Loan Combination will be made by the applicable Non-Serviced Loan Master Servicer or Non-Serviced Loan Trustee in accordance with the related Non-Serviced Trust Loan Servicing Agreement on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to a Loan Combination under the related Non-Serviced Trust Loan Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the Non-Serviced Trust Loan Servicing Agreement, including in the event that the applicable Non-Serviced Loan Master Servicer or Non-Serviced Loan Trustee has made a servicing advance on such Loan Combination that it subsequently determines is not recoverable from expected collections on such Loan Combination, as applicable.

The Directing Holders

General.    The directing holder will be as follows:

•	Non-Split Loans. With respect to the mortgage loans that are not part of a Loan Combination, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2007-C2 certificates.

•	Split Loans—Senior/Subordinate:

•	With respect to the Ala Moana Loan Combination, the directing holder will be the Ala Moana Portfolio Controlling Holder.

•	With respect to the Palisades Village Center Loan Combination, the directing holder will be the Palisades Village Center Controlling Holder.

•	With respect to the Caplease Loan Combination, the directing holder will be the Caplease Controlling Holder.

•	Split Loans—Pari Passu:

•	With respect to the Loan Combination secured by the Peter Cooper Village & Stuyvesant Town property, the directing holder will be the WBCMT 2007-C30 Directing Certificateholder, subject to the requirements to consult with of the holder of certificates representing a majority interest in a designated controlling class of the series 2007-C2 certificates.

The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Combination will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only as they relate to the related Loan Combination and any rights to replace the special servicer will be limited to the related Loan Combination.

Series 2007-C2 Controlling Class.    As of any date of determination, the controlling class of series 2007-C2 certificateholders will be the holders of the most subordinate class of series 2007-C2 certificates then outstanding, other than the class X, class R-I and class R-II certificates, that has a total principal balance that is not less than 25% of that class’s original total principal balance. However, if no class of series 2007-C2 certificates, exclusive of the class X, class R-I and class R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2007-C2 certificateholders will be the holders of the most subordinate class of series 2007-C2 certificates then outstanding, other than the class X, class R-I and class R-II certificates, that has a total principal balance greater than zero. The class A-1, class A-2, class A-AB, class A-3 and class A−1A certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2007-C2 certificates.

Rights and Powers of the Directing Holder

Serviced Loans.    Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans it services as to which the directing holder (or its representative) has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action—

•	any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

•	any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

•	any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under ‘‘Description of the Offered Certificates— Termination’’ in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon;

•	any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

•	any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

•	any release of collateral for a mortgage loan or any release of a borrower or any guarantor under a mortgage loan, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

•	any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan (with no material discretion by the mortgagee);

•	any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

•	any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

•	any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

•	any extension of the maturity date of a mortgage loan;

•	any determination by the special servicer that a Servicing Transfer Event pursuant to clause (2), (3) or (4) of that definition has occurred;

•	any determination by the special servicer that a Servicing Transfer Event has occurred with respect to any mortgage loan in the trust solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism; and

•	taking any action to enforce rights against a mezzanine lender under the related intercreditor agreement;

provided that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Combination (other than the Non-Serviced Loan Combinations), to protect the interests of the certificateholders and the related Companion Loan Holders (as a collective whole)), the special servicer may take any such action without waiting for the directing holder’s response.

In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

No advice, direction or objection given or made by the directing holder (or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer’s or master servicer’s obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Code. Furthermore, the special servicer will not be obligated to seek approval from the directing holder (or its representative) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust if—

•	the special servicer has, as described above, notified the directing holder (or its representative) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan,

•	for 60 days following the first of those notices, the directing holder (or its representative) has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

Nothwithstanding the foregoing, the holder of the Palisades Village Center Companion Loan may exercise certain approval rights relating to the Palisades Village Center Loan Combination. Pursuant to the terms of the Palisades Village Center Intercreditor Agreement, the holder of the Palisades Village Center Companion Loan generally has the right, among other things, to (i) approve the annual operating budget of the borrower in accordance with the terms of the related mortgage loan documents with respect to the Palisades Village Center Companion Loan; (ii) cause the termination of the property manager with respect to the related mortgaged property and approve successor managers subject to certain conditions set forth in the Palisades Village Center Intercreditor Agreement; and (iii) purchase, in whole but not in part, the Palisades Village Center Loan Combination for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and other amounts due thereon, protective advances made by the holder of the Palisades Village Center Trust Loan, together with interest thereon and all costs and expenses actually incurred by the mortgagee in enforcing the terms of the related mortgage loan documents.

The holder of the Palisades Village Center Companion Loan also has the right to be notified prior to the commencement of any enforcement action by the mortgagee for the Palisades Village Center Trust Loan with respect to the related Mortgaged Property and to cure any default causing such action in accordance with the provisions of the Palisades Village Center Intercreditor Agreement.

The mortgage loan documents for the Palisades Village Center Loan Combination generally may be amended without the consent of the holder of the Palisades Village Center Companion Loan; except for certain amendments relating to, among other things, the economic terms (i.e., interest rate, principal amount and scheduled maturity date) of the Palisades Village Center Loan Combination, the cash management provisions and the collateral for the Palisades Village Center Loan Combination, however, in a work-out context the foregoing consent is not required (except with respect to increasing the interest rate, increasing the principal amount or altering the prepayment provisions of the Palisades Village Center Loan Combination).

The holder of the Palisades Village Center Companion Loan may not exercise any rights it may have under the related mortgage loan documents or applicable law with respect to a foreclosure or other realization upon the related mortgaged property without the prior written consent of the mortgagee, which consent may be withheld or conditioned in the mortgagee’s sole and absolute discretion.

The Palisades Village Center Intercreditor Agreement requires that the holder of the Palisades Village Center Trust Loan consult with the holder of the Palisades Village Center Companion Loan before taking any Palisaldes Village Center Major Action (as defined below), and is prohibited from taking any Major Action until it has been approved (or deemed approved in accordance with the terms of the Palisades Village Center Intercreditor Agreement) by the holder of the Palisades Village Center Companion Loan. The following action are defined as ‘‘Palisades Village Center Major Actions’’ are defined in the Palisades Village Center Intercreditor Agreement as:

•	any determination to expend money to perform work to bring the mortgaged property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property;

•	any approval of the termination or replacement of the property manager or the consummation, termination, renewal or material modification of any property management agreement;

•	any approval of annual budgets and business plans for the mortgaged property, to the extent of any such approval rights in the related loan documents;

•	any acceleration of the Palisades Village Center Trust Loan (unless such acceleration is by its terms automatic under the related loan documents) and any proposed foreclosure upon or comparable conversion of the ownership of the mortgaged property and the other collateral securing the Palisades Village Center Trust Loan if they come into and continue in default or other enforcement action under the related loan documents;

•	any proposed modification, amendment or waiver of (i) a monetary term or forgiveness of interest or principal or (ii) any material non-monetary term of the Palisades Village Center Trust Loan;

•	any acceptance of a discounted payoff of the Palisades Village Center Trust Loan;

•	any release of a material portion of the collateral for the Palisades Village Center Trust Loan or any release of the borrower or any guarantor;

•	any acceptance of substitute collateral for the Palisades Village Center Trust Loan;

•	any waiver of a ‘‘due-on-sale’’ or ‘‘due-on-encumbrance’’ clause;

•	approval of the material waiver or modification of any insurance requirements set forth in the related loan documents;

•	any proposed sale or transfer of the mortgaged property or assumption of the Palisades Village Center Trust Loan;

•	any release of escrows or reserves;

•	any determination to apply casualty proceeds toward repayment of the Palisades Village Center Trust Loan rather than toward restoration; and

•	consent to any mezzanine or subordinate financing.

Further, notwithstanding the foregoing, the holder of the Caplease Subordinate Companion Loans may exercise certain approval rights with respect to the servicing of the Caplease Loan Combination. See ‘‘Description of the Mortgage Pool—Split Loan Structure—The Caplease Loan Combination—Servicing Provisions of the Caplease Intercreditor Agreement.’’

Further, notwithstanding the foregoing, the holder of the Mezz Cap Subordinate Companion Loan may exercise certain approval rights relating to a modification of the Mezz Cap Loan or the Mezz Cap Subordinate Companion Loan that materially and adversely affect the holder of the Mezz Cap Subordinate Companion Loan prior to the expiration of the related repurchase period. See ‘‘Description of the Mortgage Pool—Split Loan Structure—The Mezz Cap Loan Combination— Servicing Provisions of the Mezz Cap Intercreditor Agreements.’’

Non-Serviced Loan Combinations.    The rights of the directing holders with respect to the Non-Serviced Loan Combinations are set forth under ‘‘—Servicing of the Non-Serviced Loan Combinations—Peter Cooper Village & Stuyvesant Town’’ and ‘‘—Ala Moana Portfolio’’ in this prospectus supplement. The mortgage loans, except for the mortgage loans secured by the Peter Cooper Village & Stuyvesant Town properties and the Ala Moana Portfolio properties, will be serviced by the master servicer under the pooling and servicing agreement.

Limitation on Liability of the Directing Holder.    The directing holder will not be liable to the trust or the series 2007-C2 certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment; except that the directing holder will not be protected against any liability to the controlling class, which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2007-C2 certificateholder acknowledges and agrees, by its acceptance of its series 2007-C2 certificates, that:

•	the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2007-C2 certificates;

•	the directing holder or any directing holder representative may act solely in the interests of the holders of the series 2007-C2 controlling class or the related Companion Loan, as applicable;

•	the directing holder or any directing holder representative does not have any duties to the holders of any class of series 2007-C2 certificates (other than the series 2007-C2 controlling class if the directing holder representative was appointed by such class);

•	the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series 2007-C2 controlling class or the related Companion Loan, as the case may be, over the interests of the holders of one or more classes of series 2007-C2 certificates; and

•	the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2007-C2 controlling class or the related Companion Loan, as the case may be, and no series 2007-C2 certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

In addition, the directing holders of the Non-Serviced Loan Combination will have limitations on their liability to the holders of the series 2007-C2 certificates similar to those described above for the directing holder and its representative.

Replacement of the Special Servicer

The directing holder (or its representative) with respect to any mortgage loan may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated.

Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of—

1.	written confirmation from each of Fitch and Moody’s that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2007-C2 certificates, and

2.	the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

The special servicer with respect to each of the Loan Combinations may be removed as set forth in ‘‘—Servicing of the Non-Serviced Loan Combinations—Peter Cooper Village & Stuyvesant Town’’ and ‘‘—Ala Moana Portfolio’’ in this prospectus supplement.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

Due-on-Sale.    Subject to the discussion under ‘‘—The Directing Holders’’ above, the master servicer, with respect to performing loans, or the special servicer, with respect to specially serviced loans, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. The master servicer or special servicer, as applicable, may not waive any rights of the lender or grant consent under any due-on-sale clause, unless—

•	the master servicer or special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2007-C2 certificates or any Companion Loan Securities;

provided, however, that if such mortgage loan (A), together with all mortgage loans cross-collateralized with such mortgage loan, represents less than 5% of the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is less than $35,000,000 and (C) is not one of the ten largest mortgage loans in the pool based on principal balance, then the master servicer or special servicer, as applicable, may waive such requirement without confirmation by Moody’s in accordance with the Servicing Standard; provided, further, that if such mortgage loan is not one of the ten largest mortgage loans in the pool based on principal balance, then the master servicer or special servicer, as applicable, may waive such requirement without approval by Fitch in accordance with the Servicing Standard.

Due-on-Encumbrance.    Subject to the discussion under ‘‘—The Directing Holders’’ above, the master servicer, with respect to performing loans, or the special servicer, with respect to specially serviced loans, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on- encumbrance clause to accelerate payment of that mortgage loan. The master servicer or the special servicer, as applicable, may not waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless—

•	the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2007-C2 certificates or any Companion Loan Securities;

•	such mortgage loan (A), together with all mortgage loans cross-collateralized with such mortgage loan, represents less than 2% of the principal balance of all of the mortgage loans, (B) together with all mortgage loans cross-collateralized with such mortgage loan, has a principal balance that is less than $20,000,000 million, (C) is not one of the ten largest mortgage loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.20x; or

•	the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the special servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

Modifications, Waivers, Amendments and Consents

The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan (other than with respect to the Non-Serviced Loan Combinations) if that modification, extension, waiver or amendment:

•	is consistent with the Servicing Standard, and

•	except under the circumstances described below, will not—

1.	affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

2.	affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

3.	except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

4.	in the special servicer’s judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under ‘‘—The Directing Holders’’ above, the special servicer may—

•	reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

•	reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

•	forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

•	accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

•	subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that—

1.	the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

2.	in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2007-C2 certificateholders and, if the mortgage loan is part of a Loan Combination (other than the Non-Serviced Loan Combinations), to the related Companion Loan Holder, as a collective whole, on a present value basis, and

3.	that modification, extension, waiver or amendment does not result in a tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ being imposed on the trust after the startup day under the REMIC provisions of the Code or cause any REMIC created pursuant to the pooling and servicing agreement to fail to qualify as such under the Code.

In no event, however, will the master servicer or special servicer be permitted to:

•	extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date (or in the case of an ARD Loan, five years prior to the last rated final payment date);

•	extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

•	if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

Notwithstanding the foregoing, the master servicer will be permitted, in the case of any ARD Loan that is not a specially serviced loan or a Non-Serviced Trust Loan, in its discretion, after the anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if the borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer’s determination to waive the trust’s right to receive that Post-ARD Additional Interest—

•	must be in accordance with the Servicing Standard, and

•	will be subject to approval by the special servicer.

The master servicer will not have any liability to the trust, the series 2007-C2 certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The pooling and servicing agreement will also limit the master servicer’s and the special servicer’s ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Combination (other than the Non-Serviced Loan Combinations) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder gains a priority over the other such holder that is not reflected in the related loan documents and the related co lender agreement.

Each of the special servicer and the master servicer will be required to notify the trustee in writing of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement.

Except as described above and in other limited matters, neither the master servicer nor the special servicer may agree to waive, modify or amend any term of any mortgage loan. Furthermore, neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code or result in the imposition of any tax on ‘‘prohibited transactions’’ or ‘‘contributions’’ after the startup day under the REMIC provisions of the Code.

Required Appraisals

Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the mortgage loans (other than with respect to the Non-Serviced Loan Combinations), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either—

•	the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

•	the receipt of a new appraisal or estimate, if one is required and obtained.

See ‘‘Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement.

If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Combination), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when—

•	(i) if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under ‘‘—General’’ above, (ii) the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and (iii) no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months; or

•	the subject mortgage loan or REO Property is under contract for sale within 90 days prior to the Appraisal Trigger Event or the anniversary thereof and the special servicer reasonably believes the sale will close within such 90 day period; provided that if such closing does not occur within such 90 day period, the special servicer shall promptly obtain or perform, as applicable, such required appraisal or other valuation.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a Loan Combination (excluding the Non-Serviced Loan Combinations), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. The applicable directing holder will pay for such appraisal at the request of the special servicer. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

With respect to each Non-Serviced Loan Combination, the Non-Serviced Trust Loan Special Servicer will be required to calculate an appraisal reduction under the related Non-Serviced Trust Loan Servicing Agreement upon the occurrence of events substantially similar, but not identical, to those listed above. The appraisal reduction under the related Non-Serviced Trust Loan Servicing Agreement will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied first to any junior mortgage loan in the related Loan Combination and then pro rata to each pari passu mortgage loan in the related Loan Combination.

Custodial Account

General.    The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will be deposited in a custodial account for such Companion Loan (which may be a sub-account of the custodial account). The custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

The funds held in the master servicer’s custodial account may be held as cash or invested by the master servicer in Permitted Investments. Any interest or other income earned on funds in the master servicer’s custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

Deposits.    Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

•	all payments on account of principal on the subject mortgage loans, including principal prepayments;

•	all payments on account of interest on the subject mortgage loans, including Default Interest and Post-ARD Additional Interest;

•	all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

•	all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer’s REO account;

•	any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

•	all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under ‘‘—Maintenance of Insurance’’ below;

•	any amount required to be transferred from the special servicer’s REO account; and

•	any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer’s custodial account.

Withdrawals.    The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

1.	to remit to the trustee for deposit in the trustee’s distribution account described under ‘‘Description of the Offered Certificates—Distribution Account,’’ in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the end of the related collection period,

(b)	payments and other collections received after the end of the related collection period, and

(c)	amounts that are payable or reimbursable from the custodial account to any person other than the series 2007-C2 certificateholders in accordance with any of clauses 3. through 8., below;

2.	to apply amounts held for future distribution on the series 2007-C2 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under ‘‘Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments’’ in this prospectus supplement;

3.	to reimburse the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on a Non-Serviced Trust Loan, under the applicable Non-Serviced Trust Loan Servicing Agreement, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account; see ‘‘Description of the Offered Certificates—Reimbursement of Advances’’ in this prospectus supplement;

4.	to pay out of general collections on deposit in the custodial account: (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under ‘‘—Servicing and Other Compensation and Payment of Expenses—Payment of Expenses; Servicing Advances’’ above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d) to the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ and ‘‘—Matters regarding the Trustee’’ in the accompanying prospectus; (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under ‘‘—Servicing and Other Compensation and Payment of Expenses’’ above;

5.	to pay the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

6.	to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

7.	to pay any other items described in this prospectus supplement as being payable from the custodial account;

8.	to withdraw amounts deposited in the custodial account in error; and

9.	to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

With respect to each Loan Combination (other than the Non-Serviced Loan Combinations), the pooling and servicing agreement will provide that a subaccount be established to receive and apply payments as required pursuant to the related co lender or intercreditor agreement, as applicable.

The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such expenses are identifiable as being solely attributable to such Companion Loans.

Maintenance of Insurance

The pooling and servicing agreement will require the master servicer (with respect to mortgage loans and companion loans) or the special servicer (with respect to REO Property), as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Combinations), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain (and shall not cause a mortgagor to be in default with respect to the failure of the related mortgagor to obtain such insurance) for a mortgaged property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related mortgage loan, in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in the region in which such mortgaged property is located (but only by reference to such insurance that has been obtained at current market rates) or (b) is not available at any rate.

Any holder of a certificate that belongs to the series 2007-C2 controlling class (or in the case of a Loan Combination, the holder of the related Companion Note) may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee’s request.

The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate (including insurance that covers losses arising from terrorism) and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located.

If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy—

•	is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

•	provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this ‘‘—Maintenance of Insurance’’ section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer’s custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

Fair Value Option

Serviced Loans.    After any mortgage loan in the trust (excluding the Non-Serviced Trust Loans) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to the trustee, and the trustee will promptly notify each certificateholder of the series 2007-C2 controlling class. Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C2 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan as described below at a price generally equal to the sum of—

•	the outstanding principal balance of the mortgage loan,

•	all accrued and unpaid interest on the mortgage loan, other than Default Interest and Post-ARD Additional Interest,

•	all unreimbursed servicing advances with respect to the mortgage loan, and

•	all unpaid interest accrued on advances made by the master servicer, the special servicer and/or the trustee with respect to that mortgage loan.

With respect to a Loan Combination that consists of two or more mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the mortgage loan in the trust.

If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan as set forth below.

Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under ‘‘—Fair Value Option’’ above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this ‘‘—Fair Value Option—Serviced Loans’’ section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option. Any single certificateholder or group of certificateholders with a majority interest in the series 2007-C2 controlling class will have the exclusive right to purchase the related specially serviced mortgage loan for 60 days after receipt of the special servicer’s report of such fair value price.

There can be no assurance that the special servicer’s fair market value determination for any specially serviced mortgage loan will equal the amount that could have actually been realized in an open bid or will equal or be greater than the amount that could have been realized through foreclosure or a workout of the subject specially serviced mortgage loan.

If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from the special servicer’s most recent determination of the fair value price and the special servicer thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years’ experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the Servicing Standard.

Non-Serviced Loan Combinations.    With respect to the Peter Cooper Village & Stuyvesant Town Trust Loan, the applicable Non-Serviced Trust Loan Special Servicer will use the fair value method determined by such Non-Serviced Trust Loan Special Servicer under the applicable Non-Serviced Trust Loan Servicing Agreement, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The controlling class of the Wachovia Bank Commercial Mortgage Trust 2007-C30 securitization will have the right to exercise the fair value option with respect to the entire Peter Cooper Village & Stuyvesant Town Loan Combination, including the Peter Cooper Village & Stuyvesant Town Trust Loan. If the controlling class of the Wachovia Bank Commercial Mortgage Trust 2007-C30 securitization does not exercise the option, then the controlling class of the series 2007-C2 certificateholders and each other securitization holding a Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan will have the right to exercise the fair value call option with respect to the entire Peter Cooper Village & Stuyvesant Town Loan Combination, in the order of priority based on the size of principal balances of the related notes. If none of the controlling class representatives exercise such option, then the controlling class of the series 2007-C2 certificateholders and each other securitization holding a Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan will have the right to exercise the fair value option with respect to its own loan only. With respect to each of the Ala Moana Portfolio Trust Loan, the CD 2006-CD3 Master Servicer under the CD 2006-CD3 PSA is required to provide the Special Servicer with certain information to calculate the fair value price in accordance with the pooling and servicing agreement.

Realization Upon Defaulted Mortgage Loans

With respect to any specially serviced mortgage loan (excluding the Non-Serviced Trust Loans) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under ‘‘—The Directing Holders’’ above, the special servicer may, on behalf of the trust, take any of the following actions:

•	institute foreclosure proceedings;

•	exercise any power of sale contained in the related mortgage instrument;

•	obtain a deed in lieu of foreclosure; or

•	otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series 2007-C2 certificateholders and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of CERCLA or any comparable law, unless:

•	the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

•	in the event that the determination described in the preceding bullet cannot be made—

1.	The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2007-C2 certificateholders and, if the subject mortgaged property secures a Loan Combination, the related Companion Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

2.	the applicable directing holder has not objected to the special servicer’s doing so,

in any event as described under ‘‘—The Directing Holders—Rights and Powers of the Directing Holder’’ above.

The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer’s custodial account.

If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under ‘‘—The Directing Holders—Rights and Powers of The Directing Holder’’ above, release all or a portion of the mortgaged property from the lien of the related mortgage.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2007-C2 certificateholders, for—

•	any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

•	unreimbursed servicing expenses incurred with respect to the mortgage loan, and

•	any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

In addition, amounts otherwise payable on the series 2007-C2 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO Properties

If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or

•	the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Code.

Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Code, and

•	would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust’s net after-tax proceeds from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust’s federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Code.

This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust’s income from an REO Property would reduce the amount available for payment to the series 2007-C2 certificateholders. See ‘‘Federal Income Tax Consequences’’ in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer’s custodial account.

The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested by the Special Servicer in Permitted Investments. Any interest or other income earned on funds in the special servicer’s REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

The REO account and account activity conducted by the special servicer will not be independently verified by any other person or entity. Cash in the REO account in any collection period will generally be held in such account until required or permitted to be disbursed in accordance with the terms of such account.

The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of—

•	any withdrawals made out of those amounts as described in the preceding sentence, and

•	any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non Serviced Loan Combinations) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2008, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non Serviced Loan Combinations) securing a non-specially serviced mortgage loan—

•	at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

•	at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans (excluding the Non-Serviced Loan Combinations), will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and to the extent required under the loan documents, REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See ‘‘Description of the Offered Certificates—Reports to Certificateholders; Available Information’’ in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

Evidence as to Compliance

On or before March 1 (subject to a grace period no later than March 15) of each year (or April 15 for any year after termination of the offering described in this prospectus supplement), commencing in March 2008, the master servicer and the special servicer will be required to deliver annually to the trustee and to us an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement in all material respects throughout the year, or, if there has been a default in the fulfillment of any obligation in any material respect, specifying the default known to the officer and the nature and status of the default. Each of the master servicer and the special servicer will be required to use commercially reasonable efforts to cause its respective sub-servicer to provide a similar officer’s certificate, if such sub-servicer is either affiliated with the master servicer or special servicer, as applicable, or services 10% or more of the underlying mortgage loans.

In addition, the master servicer, the special servicer and the trustee will be required to deliver annually to us and/or the trustee, a report (an ‘‘Assessment of Compliance’’) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

•	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an ‘‘Attestation Report’’) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each of the master servicer and the special servicer will be required to use commercially reasonable efforts to cause its respective sub-servicer to provide an Assessment of Compliance and an Attestation Report, unless such sub-servicer’s activities relate to 5% or less of the underlying mortgage loans.

Events of Default

Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

•	the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer’s custodial account or the special servicer’s REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

•	the master servicer fails to remit to the trustee for deposit in the trustee’s distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any Companion Loan Holder, and that failure continues unremedied until 11:00 a.m., New York City time, on the first business day following the applicable payment date;

•	the master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer by the trustee or any other parties to the pooling and servicing agreement;

•	the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2007-C2 certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan Holder, if affected;

•	it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2007-C2 certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2007-C2 certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

•	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•	the master servicer is no longer rated CMS3 or its equivalent or higher by Fitch or the special servicer is no longer rated CSS3 or its equivalent or higher by Fitch and, in each case, that rating is not restored within 60 days after the subject downgrade or withdrawal;

•	one or more ratings assigned by Fitch to the series 2007-C2 certificates are qualified, downgraded or withdrawn, or otherwise made the subject of a ‘‘negative’’ credit watch (and such ‘‘watch status’’ placement shall not have been withdrawn within 60 days of the date such servicing officer obtained actual knowledge), and Fitch has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity; and

•	Moody’s has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of series 2007-C2 certificates, or (b) placed any class of series 2007-C2 certificates on ‘‘watch status’’ in contemplation of possible rating downgrade or withdrawal (and that ‘‘watch status’’ placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action.
•	the master servicer, or any primary servicer or sub-servicer appointed by the master servicer after the closing date (but excluding any primary servicer or sub-servicer which the master servicer has been instructed to retain by the depositor, a mortgage loan seller or the trustee at the direction of a Companion Loan Holder) shall, after any applicable notice, grace and/or cure period, fail to deliver the items required by the pooling and servicing agreement to enable the trustee or depositor to comply with the trust’s reporting obligations under the Securities Exchange Act of 1934, as amended.

The pooling and servicing agreement will also provide that upon the master servicer’s failure to perform certain of its responsibilities with respect to the Companion Loans, the holders of the Companion Loans will have certain remedies as more particularly described below under ‘‘—Rights Upon Event of Default.’’

Rights Upon Event of Default

If an event of default described above under ‘‘—Events of Default’’ occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2007-C2 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2007-C2 certificateholder. Upon any termination, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

•	appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

The holders of series 2007-C2 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

Notwithstanding the foregoing discussion in this ‘‘—Rights Upon Event of Default’’ section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under ‘‘—Events of Default’’ above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment the applicable rating agencies have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2007-C2 certificates.

Notwithstanding the foregoing in this ‘‘—Rights Upon Event of Default’’ section, if an event of default on the part of the master servicer affects a Companion Loan and if the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub-servicer or primary servicer is not already in place and an event of default with respect to such sub servicer or primary servicer has not occurred) that will be responsible for servicing the related Loan Combination. If an event of default on the part of the master servicer only affects a Companion Loan the master servicer may not be terminated, however, the trustee, at the direction of the Companion Loan Holder, will be required to direct the master servicer to appoint a sub-servicer (if a sub− servicer or primary servicer is not already in place and an event of default with respect to such sub servicer or primary servicer has not occurred) that will be responsible for servicing such Loan Combination. If an event of default has occurred with respect to the master servicer but not the primary servicer for any mortgage loan under the relevant primary servicing agreement, the primary servicer will remain responsible for servicing such mortgage loan.

In general, series 2007-C2 certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of series 2007-C2 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under ‘‘—Events of Default’’ above may only be waived by all of the holders of the affected classes of the series 2007-C2 certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

No series 2007-C2 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless—

•	that holder previously has given to the trustee written notice of default,

•	except in the case of a default by the trustee, series 2007-C2 certificateholders entitled to not less than 25% of the voting rights for the series 2007-C2 certificates have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

•	except in the case of a default by the trustee, the trustee for 60 days has failed to institute that suit, action or proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2007-C2 certificateholders, unless in the trustee’s opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

Description of the Offered Certificates

General

The series 2007-C2 certificates will be issued, on or about April 13, 2007, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

•	the mortgage loans;

•	any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Combination), including any intercreditor agreement or co-lender agreement with respect to any Loan Combination;

•	our rights under our mortgage loan purchase agreement with each Mortgage Loan Seller;

•	any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

•	those funds or assets as from time to time are deposited in the master servicer’s custodial account described under ‘‘Servicing Under the Pooling and Servicing Agreement—Custodial Account,’’ the special servicer’s REO account described under ‘‘Servicing Under the Pooling and Servicing Agreement—REO Properties,’’ the trustee’s distribution account described under ‘‘—Distribution Account’’ below or the trustee’s interest reserve account described under ‘‘—Interest Reserve Account’’ below.

•	swap agreements relating to the class A-MFL and class A-JFL certificates, provided, that none of the holders of any offered certificates will have any beneficial interest in the swap agreements.

The series 2007-C2 certificates will include the following classes:

•	class A-1, class A-2, class A-AB, class A-3, class A-1A, class A-MFX, class A-JFX, class B, class C, class D, class E and class F which are the classes of series 2007-C2 certificates that are offered by this prospectus supplement,

•	class A-MFL, class A-JFL, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q, class S, class X, class Y, class R-I and class R-II, which are the classes of series 2007-C2 certificates, which will be retained or privately placed by us, and are not offered by this prospectus supplement.

The class A-MFL and class A-JFL certificates will represent undivided interests in the respective grantor trusts, the assets of each of which will include, among other things, an uncertificated REMIC II regular interest, designated as the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, respectively, the rights and obligations under the respective interest rate swap agreements and the trustee’s respective floating rate accounts. For so long as they are in effect, the swap agreements will provide, among other things, that amounts payable as interest by the respective issuing entity with respect to the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, respectively, will be exchanged for amounts payable as interest by the swap counterparties under the respective swap agreements, with payments to be made between the respective issuing entities and the swap counterparties on a net basis. The swap agreements will provide for the calculation of interest at a LIBOR-based rate accruing on a notional amount equal to the total principal balance of the class A-MFL or class A-JFL certificates, as applicable, outstanding from time to time. The total principal balance of the class A-MFL or class A-JFL certificates, as applicable, at any time will equal the principal balance of the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, respectively.

The class A-1, class A-2, class A-AB, class A-3, class A-1A, class A-MFX, class A-MFL, class A-JFX, class A-JFL, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates are the series 2007-C2 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See ‘‘—Payments’’ below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses. However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2007-C2 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2007-C2 principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See ‘‘—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ below.

Notwithstanding the foregoing, in the case of the class A-MFL and class A-JFL certificates, any applicable distributions of principal on any given distribution date will first be allocated in reduction of the total principal balance of the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, as applicable, before actually being distributed to the class A-MFL and class A-JFL certificateholders, respectively. In addition, any reduction in the total principal balance of the class A-MFL and class A-JFL certificates on any given distribution date, without a corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses will be made in response to a corresponding reduction made in the total principal balance of the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest in connection with those losses and expenses. Furthermore, on any particular distribution date, the principal balance of the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, as applicable (and, accordingly, the total principal balance of the class A-MFL and class A-JFL certificates, respectively) may be increased by an amount equal to the amount reinstated as discussed in the preceding paragraph.

The class X certificates will not have a principal balance and are sometimes referred to in this prospectus supplement as the interest only certificates. For purposes of calculating the amount of accrued interest, the interest only certificates will have a notional amount. The initial notional amount of the class X certificates will be $2,419,466,905, although in each case it may be as much as 5% larger or smaller.

On each payment date, the notional amount of the class X certificates will equal the aggregate principal balance of the class X components (which is generally equal to the aggregate outstanding principal balance of the principal balance certificates (other than the class A-MFL and class A-JFL certificates) and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest).

The class Y, class R-I and class R-II certificates will not have principal balances or notional amounts. The class R-I and class R-II certificates will be residual interest certificates. The class Y certificates will entitle holders to Post-ARD Additional Interest.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount of that class, and the denominator of which will be the original total principal balance or notional amount of that class. Certificate factors will be reported monthly in the trustee’s payment date statement.

Registration and Denominations

General.    The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any additional whole dollar denominations.

Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under ‘‘Description of the Certificates— Book-Entry Registration.’’ For so long as any class of offered certificates is held in book-entry form—

•	all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

•	all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC’s procedures.

The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

DTC, Euroclear and Clearstream.    You will hold your certificates through DTC, in the United States, or Clearstream Banking, société anonyme, or Euroclear Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers’ securities accounts in Clearstream’s or Euroclear’s names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see ‘‘Description of the Certificates—Book-Entry Registration—DTC, Euroclear and Clearstream’’ in the accompanying prospectus.

Transfers between participants in DTC will occur in accordance with DTC’s rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See ‘‘Description of the Certificates—Book-Entry Registration—Holding and Transferring Book-Entry Certificates’’ in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F to this prospectus supplement.

Distribution Account

General.    The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2007-C2 certificates (exclusive of the class A-MFL and class A-JFL certificates) and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, and from which it will make those payments. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The trustee will be authorized to invest or direct the investment of funds held in its distribution account. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s distribution account if such depository is not an affiliate of the party maintaining the account and satisfied the eligibility requirement in the pooling and servicing agreement at the time such deposit was made and as of a date 30 days prior to such bankruptcy or insolvency.

Deposits.    On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

•	All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer’s custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a due date subsequent to the end of the related collection period;

2.	payments and other collections received after the end of the related collection period;

3.	amounts that are payable or reimbursable from the master servicer’s custodial account to any person other than the series 2007-C2 certificateholders, including—

(a)	amounts payable to the master servicer (including any primary servicer) or the special servicer as compensation, as described under ‘‘Servicing Under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement,

(c)	amounts payable to any other party under a Non-Serviced Trust Loan Servicing Agreement or the related intercreditor agreement, as applicable, with respect to a Loan Combination, and

(d)	amounts payable with respect to other expenses of the trust; and

4.	amounts deposited in the master servicer’s custodial account in error.

•	Any advances of delinquent monthly debt service payments made by the master servicer on the mortgage loans with respect to that payment date.

•	Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

See ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ below and ‘‘Servicing Under the Pooling and Servicing Agreement—Custodial Account’’ and ‘‘—Servicing and Other Compensation and Payment of Expenses’’ in this prospectus supplement.

With respect to each payment date that occurs during March, commencing in 2008 (or February if the related payment date is the final payment date), the trustee will be required to transfer from its interest reserve account, which we describe under ‘‘—Interest Reserve Account’’ below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis.

Withdrawals.    The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

•	to pay itself a monthly fee and reimburse expenses which are described under ‘‘—The Trustee’’ below;

•	to indemnify itself and various related persons as described under ‘‘Description of the Governing Documents—Matters Regarding the Trustee’’ in the accompanying prospectus;

•	to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

•	to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus and ‘‘Servicing Under the Pooling and Servicing Agreement—REO Properties’’ in this prospectus supplement;

•	to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

•	with respect to each payment date during January 2009 or any year thereafter that is not a leap year or during February 2008 or any year thereafter (unless, in either case, such payment date is the final payment date), to transfer to the trustee’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis; and

•	to pay to the person entitled thereto any amounts deposited in the distribution account in error.

On each payment date, all amounts on deposit in the trustee’s distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2007-C2 certificates (exclusive of the class A-MFL and class A-JFL certificates) and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest. For any payment date, those funds will consist of three separate components—

•	the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-AB, class A-3, class A-1A, class A-MFX, class A-JFX, class B, class C, class D, class E, class F, class G, class H, class J, class K and class X certificates and/or to the floating rate account established with respect to the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest as described under ‘‘—Payments—Payments of Prepayment Premiums and Yield Maintenance Charges’’ below,

•	the portion of those funds that represent Post-ARD Additional Interest collected on any ARD Loan in the trust during the related collection period, which will be paid to the holders of the class Y certificates as described under ‘‘—Payments—Payments of Post-ARD Additional Interest’’ below, and

•	the remaining portion of those funds, which we refer to as the Available P&I Funds and will be paid to the holders of all the series 2007-C2 certificates (exclusive of the class A-MFL and class A-JFL certificates) and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest as described under ‘‘—Payments— Priority of Payments’’ below.

Interest Reserve Account

The trustee will be required to maintain an account in which it will hold the interest reserve amounts described below with respect to the mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve accounts must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The trustee will be authorized to invest or direct the investment of funds held in its interest reserve accounts. In general, the trustee will be entitled to retain any interest or other income earned on those funds and will be required to cover any investment losses from its own funds without any right to reimbursement. The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the trustee’s interest reserve accounts if such depository is not an affiliate of the party maintaining the accounts and satisfied the eligibility requirement in the pooling and servicing agreement at the time such deposit was made and as of a date 30 days prior to such bankruptcy or insolvency.

During January, except in a leap year, and during February of each calendar year, beginning in 2008, the trustee will, on or before the payment date in that month (unless, in either case, the related payment date is the final payment date), withdraw from its distribution account and deposit in the applicable interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day’s interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

During March of each calendar year (or February, if the related payment date is the final payment date), beginning in 2008, the trustee will, on or before the payment date in that month, withdraw from the applicable interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

Floating Rate Account

The trustee, on behalf of the holders of the class A-MFL and class A-JFL certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-MFL and class A-JFL certificates or to the respective swap counterparties and from which it will make those distributions. No holder of any class of offered certificates will have any beneficial interest in any such floating rate account.

Payments

General.    For purposes of allocating payments on certain classes of the offered certificates, the pool of mortgage loans backing the series 2007-C2 certificates will be divided into:

1.	Loan group No. 1, which will consist of 124 mortgage loans, with an Initial Loan Group No. 1 Balance of $1,933,839,279, representing approximately 79.9% of the Initial Mortgage Pool Balance.

2.	Loan group No. 2, which will consist of 25 mortgage loans, with an Initial Loan Group No. 2 Balance of $485,627,627, representing approximately 20.1% of the Initial Mortgage Pool Balance.

On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2007-C2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

In order for a series 2007-C2 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See ‘‘—Registration and Denominations’’ above.

Payments of Interest.    All of the classes of the series 2007-C2 certificates and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest will bear interest, except for the class R-I and class R-II certificates.

With respect to each interest-bearing class of the series 2007-C2 certificates and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest that interest will accrue during each interest accrual period based upon—

•	the pass-through rate applicable for that class for that interest accrual period,

•	the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

•	the assumption that each year consists of twelve 30-day months (or, in the case of the class A-MFL and class A-JFL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the respective swap counterparty, based on the actual number of days in the applicable interest accrual period and the assumption that each year consists of 360 days).

However, if interest distributions with respect to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest on any distribution date are less than the applicable fixed amount payable to the respective swap counterparty for any distribution date, then there will be a dollar-for-dollar reduction in the amounts payable by such swap counterparty under the applicable swap agreement and, accordingly, in the amount of interest payable on the class A-MFL and class A-JFL certificates, respectively, on the subject distribution date.

If the holders of any interest-bearing class of the series 2007-C2 certificates or the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds, for those future payment dates and the priorities of payment described under ‘‘—Priority of Payments’’ below.

The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2007-C2 certificates (exclusive of the class A-MFL and class A-JFL certificates) and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2007-C2 certificates or the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, as applicable.

Any distributions of interest allocated to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest will be deposited in the certificate administrator’s floating rate account and will thereafter be distributed to the holders of the class A-MFL and class A-JFL certificates and/or the swap counterparty, as applicable.

Calculation of Pass-Through Rates.     The pass-through rates for the class A-1, class A-2 and class A-AB certificates will be fixed at the rate per annum identified in the table on page S-2 of this prospectus supplement as the initial pass-through rate for that class.

The pass-through rates for each of the class A-3, class A-1A, class A-MFX, class A-JFX, class B, class C, class D, class E, class F, class L, class M, class N, class O, class P, class Q and class S certificates will be fixed at the rate per annum identified in the table on page S-2 of this prospectus supplement as the initial pass-through rate for the subject class; provided that, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

The pass-through rate for the class G, class H, class J and class K certificates will be a variable rate that, with respect to any interest accrual period, is equal to the Weighted Average Pool Pass-Through Rate for the related payment date, minus, in the case of the class G certificates, 0.0156% per annum.

The pass-through rate applicable to the class X certificates for each payment date will, in general, equal the weighted average of the class X strip rates at which interest accrues from time to time on the various components of the class X certificates outstanding immediately prior to such payment date (weighted on the basis of the respective component balances of such components outstanding immediately prior to such payment date). The entire principal balance of each class of principal balance certificates (other than the class A-MFL and class A-JFL certificates) and class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest will constitute a separate class X component. For each payment date, the class X strip rate for each class X component will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest corresponding to such class X component.

The pass-through rate applicable to the class A-MFL REMIC II regular interest will equal the lesser of—

•	5.461% per annum, and

•	the Weighted Average Pool Pass-Through Rate for the related payment date.

The pass-through rate applicable to the class A-JFL REMIC II regular interest will equal the lesser of—

•	5.502% per annum, and

•	the Weighted Average Pool Pass-Through Rate for the related payment date.

For so long as the swap agreements are in effect and there is no continuing payment default thereunder on the part of the respective swap counterparties, the pass-through rate applicable to the class A-MFL certificates for each interest accrual period will equal LIBOR plus 0.23% per annum and the pass-through rate applicable to the class A-JFL certificates for each interest accrual period will equal LIBOR plus 0.27% per annum. However, the pass-through rate with respect to the class A-MFL and class A-JFL certificates may be effectively reduced as a result of shortfalls allocated to the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest. In addition, if there is a continuing payment default on the part of the respective swap counterparties under the respective swap agreements, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate applicable to the class A-MFL or class A-JFL certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, respectively and accordingly the interest accrual period and interest accrual basis for the class A-MFL and class A-JFL certificates will convert to those of the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, respectively. ‘‘LIBOR’’ is an independent interest rate index that will be determined monthly as provided in the series 2007 C2 pooling and servicing agreement.

The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

The class R-I and class R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

Payments of Principal.    Subject to the Available P&I Funds and the priority of payments described under ‘‘—Priority of Payments’’ below, the total amount of principal payable with respect to each class of the series 2007-C2 certificates (in the case of the class A-MFL and class A-JFL certificates, through the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest respectively), other than the class X, class Y, class R-I and class R-II certificates, on each payment date will equal that class’s allocable share of the Total Principal Payment Amount for that payment date.

In general, on each payment date, the portion of the Total Principal Payment Amount that is attributable to the mortgage loans will be distributed to the holders of the class A-1, class A-2, class A-AB, class A-3 and class A-1A certificates in the following order of priority:

A.	To the class A-1, class A-2, class A-AB and class A-3 certificates:

•	First, to the class A-AB certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-AB certificates has been reduced to the planned principal balance for such payment date set forth on Annex E to this prospectus supplement;

•	Second, to the class A-1 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-1 certificates has been reduced to zero;

•	Third, to the class A-2 certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-2 certificates has been reduced to zero;

•	Fourth, to the class A-AB certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-AB certificates has been reduced to zero; and

•	Fifth, to the class A-3 Certificates, from collections of principal in respect to Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, until the principal balance of the class A-3 certificates has been reduced to zero; and

B.	To the class A-1A certificates, from collections of principal in respect to Loan Group No. 2 and, after the principal balance of the class A-3 certificates have been reduced to zero, Loan Group No. 1, until the principal balance of the class A-1A certificates has been reduced to zero.

However, on each payment date coinciding with and following the Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the class A-1, class A-2, class A-AB, class A-3, and class A-1A certificates are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

While any of the class A-1, class A-2, class A-AB, class A-3, and class A-1A certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series 2007-C2 certificates.

Following the retirement of the class A-1, class A-2, class A-AB, class A-3 and class A-1A certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2007-C2 certificates (or in the case of the reference to ‘‘A-MFL’’ and ‘‘A-JFL’’ below, to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest) identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of—

•	the portion of that Total Principal Payment Amount that remains unallocated, and

•	the total principal balance of the particular class immediately prior to that payment date.

Order of Allocation	Class
1st	A-MFX and A-MFL, pro rata
2nd	A-JFX and A-JFL, pro rata
3rd	B
4th	C
5th	D
6th	E
7th	F
8th	G
9th	H
10th	J
11th	K
12th	L
13th	M
14th	N
15th	O
16th	P
17th	Q
18th	S

In no event will the holders of any class of series 2007-C2 certificates (or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest) listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, class A-2, class A-AB, class A-3 and class A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2007-C2 certificates (or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest) listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of series 2007-C2 certificates, if any, listed above it in the foregoing table is reduced to zero. Distributions of principal with respect to the class A-MFX certificates and the class A-MFL REMIC II regular interest will be made, pro rata, based on their respective principal balances. Distributions of principal with respect to the class A-JFX certificates and the class A-JFL REMIC II regular interest will be made, pro rata, based on their respective principal balances.

If the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-C2 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2007-C2 principal balance certificates. See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described above in this paragraph, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-C2 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See ‘‘—Reimbursement of Advances’’ below. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2007-C2 principal balance certificates. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those subsequent recoveries that are to be included as amounts payable as principal with respect to the series 2007-C2 principal balance certificates will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that in which reductions were made.

Reimbursement Amounts.    As discussed under ‘‘—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ below, the total principal balance of any class of series 2007-C2 certificates (other than the class A-MFL, class A-JFL, class X, class Y, class R-I and class R-II certificates) or the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2007-C2 certificates (other than the class A-MFL or class A-JFL certificates) or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, then, subject to Available P&I Funds and the priority of payments described under ‘‘—Priority of Payments’’ below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the ‘‘loss reimbursement amount’’ under ‘‘—Priority of Payments’’ below means, in the case of any class of series 2007-C2 certificates (other than the class A-MFL, class A-JFL, class X, class Y, class R-I and class R-II certificates) or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class, on all prior payment dates as discussed under ‘‘—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ below.

In limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage loans exceeds the total principal balance of the series 2007-C2 principal balance certificates immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2007-C2 principal balance certificates (other than the class A-MFL or class A-JFL certificates) or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2007-C2 principal balance certificates or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest. See ‘‘—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ below.

Priority of Payments.    On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
1	A-1, A-2, A-AB and A-3*	Interest in respect of Loan Group No. 1, up to the total interest payable on the respective amounts of interest payable on class A-1, class A-2 class A-AB and class A-3 certificates
	A-1A*	Interest in respect of Loan Group No. 2, up to the total interest payable on that class
	X*	Interest in respect of the mortgage paid, up to the total interest payable on the respective amounts of interest payable on that class

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
2	A-AB	Principal in respect of Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, up to the portion of the Total Principal Payment Amount necessary to reduce the principal balance of the class A-AB certificates to the planned principal balance for such payment date as set forth on Annex E to this prospectus supplement
	A-1A	Principal in respect of Loan Group No. 2 and, after the principal balance of the class A-3 certificates has been reduced to zero, Loan Group No. 1, up to the total principal payable in this class
3	A-1, A-2, A-AB and A-3	Principal in respect of Loan Group No. 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, Loan Group No. 2, up to the total principal payable on class A-1, class A-2 class A-AB and class A-3 certificates, allocable as described above under ‘‘—Payments of Principal’’
4	A-1, A-2, A-AB, A-3 and A-1A	Reimbursement up to the total loss reimbursement amount for class A-1, class A-2 class A-AB, class A-3 and class A-1A certificates, pro rata based on the loss reimbursement amount
5	A-MFX and A-MFL	Interest up to the total interest payable on the class A-MFX Certificates and the class A-MFL REMIC II regular interest, on a pro rata basis, by principal balance
6	A-MFX and A-MFL	Principal up to the total principal payable on the class A-MFX Certificates and the class A-MFL REMIC II regular interest, on a pro rata basis, by principal balance
7	A-MFX and A-MFL	Reimbursement up to the loss reimbursement amount for the class A-MFX Certificates and the class A-MFL REMIC II regular interest, on a pro rata basis, by principal balance
8	A-JFX and A-JFL	Interest up to the total interest payable on the class A-JFX certificates and the class A-JFL REMIC II regular interest, on a pro rata basis, by principal balance
9	A-JFX and A-JFL	Principal up to the total principal payable on the class A-JFX certificates and the class A-JFL REMIC II regular interest, on a pro rata basis, by principal balance
10	A-JFX and A-JFL	Reimbursement up to the loss reimbursement amount for the class A-JFX certificates and the class A-JFL REMIC II regular interest, on a pro rata basis, by principal balance
11	B	Interest up to the total interest payable on that class
12	B	Principal up to the total principal payable on that class
13	B	Reimbursement up to the loss reimbursement amount for that class
14	C	Interest up to the total interest payable on that class
15	C	Principal up to the total principal payable on that class
16	C	Reimbursement up to the loss reimbursement amount for that class

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
17	D	Interest up to the total interest payable on that class
18	D	Principal up to the total principal payable on that class
19	D	Reimbursement up to the loss reimbursement amount for that class
20	E	Interest up to the total interest payable on that class
21	E	Principal up to the total principal payable on that class
22	E	Reimbursement up to the loss reimbursement amount for that class
23	F	Interest up to the total interest payable on that class
24	F	Principal up to the total principal payable on that class
25	F	Reimbursement up to the loss reimbursement amount for that class
26	G	Interest up to the total interest payable on that class
27	G	Principal up to the total principal payable on that class
28	G	Reimbursement up to the loss reimbursement amount for that class
29	H	Interest up to the total interest payable on that class
30	H	Principal up to the total principal payable on that class
31	H	Reimbursement up to the loss reimbursement amount for that class
32	J	Interest up to the total interest payable on that class
33	J	Principal up to the total principal payable on that class
34	J	Reimbursement up to the loss reimbursement amount for that class
35	K	Interest up to the total interest payable on that class
36	K	Principal up to the total principal payable on that class
37	K	Reimbursement up to the loss reimbursement amount for that class
38	L	Interest up to the total interest payable on that class
39	L	Principal up to the total principal payable on that class
40	L	Reimbursement up to the loss reimbursement amount for that class
41	M	Interest up to the total interest payable on that class
42	M	Principal up to the total principal payable on that class
43	M	Reimbursement up to the loss reimbursement amount for that class
44	N	Interest up to the total interest payable on that class
45	N	Principal up to the total principal payable on that class
46	N	Reimbursement up to the loss reimbursement amount for that class
47	O	Interest up to the total interest payable on that class
48	O	Principal up to the total principal payable on that class
49	O	Reimbursement up to the loss reimbursement amount for that class
50	P	Interest up to the total interest payable on that class
51	P	Principal up to the total principal payable on that class
52	P	Reimbursement up to the loss reimbursement amount for that class

Order of Payment	Recipient Class or Classes	Type and Amount of Payment
53	Q	Interest up to the total interest payable on that class
54	Q	Principal up to the total principal payable on that class
56	Q	Reimbursement up to the loss reimbursement amount for that class
57	S	Interest up to the total interest payable on that class
58	S	Principal up to the total principal payable on that class
59	S	Reimbursement up to the loss reimbursement amount for that class
60	R-I and R-II	Any remaining Available P&I Funds

*	Provided, however, that if the interest payments for the subject payment date is insufficient to pay in full the total amount of interest to be distributable with respect to any of these classes as described above, then the interest payments will be allocated among all of those classes, pro rata, in proportion to the respective amounts of interest payable on those classes, without regard to loan group.

Payments of Prepayment Premiums and Yield Maintenance Charges.    If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class of offered certificates and the class G, class H, class J and Class K certificates and/or to the floating rate account established with respect to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest that are then entitled to payments of principal from the loan group (i.e. Loan group No. 1 or Loan group No. 2) that includes the prepaid mortgage loan, up to an amount equal to, in the case of any particular class of those certificates and/or regular interest, the product of—

•	the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

•	a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates and/or regular interest over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

•	a fraction, the numerator of which is equal to the amount of principal payable to the holders of that class of series 2007-C2 principal balance certificates or with respect to that regular interest, as the case may be, on that payment date with respect to the Loan Group that includes the prepaid mortgage loan, and the denominator of which is the portion of the Net Total Principal Payment Amount for that payment date attributable to the Loan Group that includes the prepaid mortgage loan.

The trustee will thereafter pay any remaining portion of the net prepayment consideration to the holders of the class X certificates.

For so long as the swap agreements relating to the class A-MFL and class A-JFL certificates remains in effect and there is no continuing payment default thereunder on the part of the respective swap counterparties, prepayment consideration allocated to the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest will be payable to the respective swap counterparty. If the swap agreement relating to the class A-MFL or class A-JFL certificates is no longer in effect or there is a continuing payment default thereunder on the part of the respective swap counterparty, prepayment consideration allocated to the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, as applicable, will be payable to the holders of the class A-MFL or class A-JFL certificates, as applicable

Notwithstanding the foregoing, generally the class A-1, class A-2, class A-AB and class A-3 certificates will only be entitled to receive distributions of prepayment premiums or yield maintenance charges with respect to the mortgage loans in Loan Group No. 1 until the certificate balance of the class A-1A certificates has been reduced to zero, and the class A-1A certificates will only be entitled to receive distributions of prepayment premiums or yield maintenance charges in respect of mortgage loans in Loan Group No. 2 until the certificate balance of the class A-3 certificates have been reduced to zero.

The discount rate applicable to any class of certificates or class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest with respect to any prepaid mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues—

•	with the same coupon, the issue with the lower yield will be utilized, or

•	with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

Neither we nor the underwriters make any representation as to—

•	the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

•	the collectability of any prepayment premium or yield maintenance charge.

See ‘‘Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans— Prepayment Provisions’’ in this prospectus supplement.

Payments on the Class A-MFL and Class A-JFL Certificates.    All distributions allocable to the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, respectively as well as all payments by the swap counterparty under the swap agreement, will be deposited in the trustee’s related floating rate account. Payments on the class A-MFL and class A-JFL certificates, as well as payments to the swap counterparty under the swap agreement, will be made out of amounts on deposit in the trustee’s related floating rate account.

Payments of Post-ARD Additional Interest.    The class Y certificates will entitle the holders to all amounts, if any, applied as Post-ARD Additional Interest collected on any ARD Loan in the trust.

Treatment of REO Properties

Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	payments on the series 2007-C2 certificates (exclusive of the class A-MFL and class A-JFL certificates), and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the series 2007-C2 certificates (exclusive of the class A-MFL and class A-JFL certificates), and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, and

•	the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

Operating revenues and other proceeds derived from an REO Property will be applied—

•	first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

To the extent described under ‘‘—Advances of Delinquent Monthly Debt Service Payments’’ below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2007-C2 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2007-C2 certificates (exclusive of the class A-MFL and class A-JFL certificates) and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

Order of Allocation	Class
1st	S
2nd	Q
3rd	P
4th	O
5th	N
6th	M
7th	L
8th	K
9th	J
10th	H
11th	G
12th	F
13th	E
14th	D
15th	C
16th	B
17th	A-JFX and A-JFL, pro rata
18th	A-MFX and A-MFL, pro rata
19th	A-1, A-2, A-AB, A-3 and A-1A pro rata based on total outstanding principal balances

The reference in the foregoing table to ‘‘A-MFL’’ and ‘‘A-JFL’’ means the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest, respectively. However, any reduction in the total principal balance of the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-MFL or class A-JFL certificates, respectively.

The reductions in the total principal balances of the respective classes of series 2007-C2 certificates with principal balances (exclusive of the class A-MFL and class A-JFL certificates), as well as reduction in the principal balances of the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the mortgage loans and those classes of series 2007-C2 certificates.

Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under a Non-Serviced Trust Loan Servicing Agreement and the related intercreditor agreement and are associated with the Loan Combination serviced thereunder will generally be allocated first to the corresponding junior Companion Loans in such Loan Combination, if applicable, and then pro rata among the corresponding pari passu Companion Loans in such Loan Combination.

The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over

•	the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such Liquidation Proceeds;

If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

Some examples of Additional Trust Fund Expenses are:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer;

•	any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

•	any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust, including—

1.	any reimbursements and indemnifications to the trustee described under ‘‘Description of the Governing Documents—Matters Regarding the Trustee’’ in the accompanying prospectus,

2.	any reimbursements and indemnification to the master servicer, the special servicer and us described under ‘‘Description of the Governing Documents—Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us’’ in the accompanying prospectus, and

3.	any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under ‘‘Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes’’ in the accompanying prospectus;

•	rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

•	any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under ‘‘Servicing Under the Pooling and Servicing Agreement—Realization Upon Defaulted Mortgage Loans’’ in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2007-C2 principal balance certificates (other than the class A-MFL and class A-JFL certificates) or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest. If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2007-C2 principal balance certificates (other than the class A-MFL and class A-JFL certificates) or the class A-MFL REMIC II regular interest, or class A-JFL REMIC II regular interest, the total principal balances of one or more classes of series 2007-C2 principal balance certificates or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest that had previously been reduced as described above in this ‘‘—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ section may be increased. Any such increases would be made among the respective classes of series 2007-C2 principal balance certificates (other than the class A-MFL and class A-JFL certificates) or class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2007-C2 principal balance certificates being in excess of the Stated Principal Balance of the mortgage pool.

Any expenses under the CD 2006-CD3 PSA that are similar to the Additional Trust Fund Expenses described above and that relate to the Ala Moana Portfolio Loan Combination are to be paid, to the extent permitted by the Ala Moana Portfolio Co-Lender Agreement, first out of collections on the Ala Moana Portfolio Subordinate Loans and then, pro rata, out of collections on the Ala Moana Portfolio Pari Passu Companion Loans and the Ala Moana Portfolio Trust Loan, thereby potentially resulting in a loss to the trust.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

Type/Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Fees
Master Servicing Fee/Master Servicer	With respect to each mortgage loan, one- twelfth of the product of the related annual master servicing fee rate(3) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan	Compensation	First, out of recoveries of interest with respect to that mortgage loan and then, if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account(4).	Monthly
Non-Serviced Trust Loan Servicing Fee/Master Servicer under the applicable Non-Serviced Trust Loan Servicing Agreement	Interest accrued on the stated principal balance of the Non-Serviced Trust Loan at the applicable servicing fee rate under the related Non-Serviced Trust Loan Servicing Agreement as calculated under such agreement	Compensation	Interest payment on the related Non-Serviced Trust Loan	Monthly
Additional Master Servicing Compensation/Master Servicer	•Prepayment Interest Excesses on underlying mortgage loans that are the subject of a principal prepayment in full or in part after its due date in any collection period	Compensation	Interest payments made by the related mortgagor intended to cover interest accrued on the subject principal prepayment with respect to the subject mortgage loan during the period from and after the related due date	Time to time

Type/Recipient(1)	Amount	General Purpose	Source(2)	Frequency
	•All interest and investment income earned on amounts on deposit in the master servicer’s custodial account and in any Loan Combination-specific account	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	•All interest and investment income earned on amounts on deposit in the servicing accounts, reserve accounts and the defeasance account, to the extent not otherwise payable to the borrowers	Compensation	Interest and investment income related to the subject accounts (net of investment losses)	Monthly
	•Late payment charges and Default Interest actually collected with respect to any mortgage loan in the trust fund during any collection period, but only to the extent that such late payment charges and Default Interest accrued while it was a non-specially serviced mortgage loan and are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged property from collections on the mortgage pool and not previously reimbursed	Compensation	Payments of late payment charges and Default Interest made by mortgagors with respect to the underlying mortgage loans	Time to time
Special Servicing Fee/Special Servicer	With respect to each mortgage loan and Companion Loan that is being specially serviced or as to which the related mortgaged real property has become an REO Property (excluding an REO Property that corresponds to a Non-Serviced Trust Loan), one-twelfth of the product of the annual special servicing fee rate(5) multiplied by the principal amount on which interest accrues or is deemed to accrue from time to time with respect to such mortgage loan	Compensation	Out of general collections on all the mortgage loans and any REO Properties in the trust on deposit in the custodial account(6)	Monthly
Workout Fee/Special Servicer	With respect to each underlying mortgage loan and each Companion Loan that is a worked-out mortgage loan, the workout fee rate of 1.0% multiplied by each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan for so long as it remains a worked-out mortgage loan	Compensation	Out of each collection of interest (other than Default Interest), principal, and prepayment consideration received on the subject mortgage loan (6)	Time to time

Type/Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Liquidation Fee/Special Servicer	With respect to any specially serviced mortgage loan for which the special servicer obtains a full, partial or discounted payoff and with respect to any specially serviced mortgage loan or REO Property for which the special servicer receives any Liquidation Proceeds(7) an amount calculated by application of a liquidation fee rate of 1.0% to the related payment or proceeds (exclusive of Default Interest).	Compensation	Out of the full, partial or discounted payoff obtained from the related borrower and/or Liquidation Proceeds (exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest) in respect of the related specially serviced mortgage loan or related REO Property, as the case may be(6)	Time to time
Additional Special Servicing Compensation/Special Servicer	•All interest and investment income earned on amounts on deposit in the special servicer’s REO Accounts	Compensation	Interest and investment income related to the subject accounts (net of investment losses)
	•Late payment charges and Default Interest actually collected with respect to any mortgage loan, but only to the extent such late payment charges and Default Interest (a) accrued with respect to that mortgage loan while it was specially serviced or after the related mortgaged property became an REO Property and (b) are not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) Additional Trust Fund Expenses (exclusive of special servicing fees, liquidation fees and workout fees) currently payable or previously paid with respect to the subject mortgage loan or mortgaged real property from collections on the mortgage pool and not previously reimbursed	Compensation	Late payment charges and Default Interest actually collected in respect of the mortgage loans	Time to time
Additional Servicing Compensation/Master Servicer and/or Special Servicer(8)	All assumption fees, assumption application fees, modification fees, consent fees, extension fees and similar fees actually collected on the underlying mortgage loans and Companion Loans	Compensation	Related payments made by mortgagors with respect to the subject mortgage loans	Monthly
Trustee Fee/Trustee	With respect to each payment date, an amount equal to one-twelfth of the product of the annual trustee fee rate(9), multiplied by the aggregate Stated Principal Balance of the mortgage pool outstanding immediately prior to such payment date.	Compensation	Interest Remittance Amount	Monthly
Additional Trustee Compensation/Trustee	All interest and investment income earned on amounts on deposit in the trustee’s distribution account, floating rate account and interest reserve account.	Compensation	Interest and investment income realized on funds deposited in the trustee’s distribution account and interest reserve account (net of investment losses).	Monthly

Type/Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Expenses
Servicing Advances/ Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any servicing advances.	Reimbursement of expenses	Amounts on deposit in the custodial account that represent (a) payments made by the related mortgagor to cover the item for which such servicing advance was made or (b) Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the particular mortgage loan or related REO Property, provided that if the master servicer, special servicer or trustee determines that a servicing advance is not recoverable out of collections on the related mortgage loan, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account(10)	Time to time
Interest on servicing advances/Master Servicer, Special Servicer or Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding servicing advance	Payment of interest on Servicing Advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account(11)	Monthly
P&I Advances/Master Servicer and Trustee	To the extent of funds available, the amount of any P&I advances.	Reimbursement of P&I Advances made with respect to the mortgage pool	Amounts on deposit in the master servicer’s custodial account that represent late collections of interest and principal (net of related master servicing, workout and liquidation fees) received in respect of the related underlying mortgage loan or REO Property as to which such P&I advance was made, provided that if the master servicer or trustee determines that a P&I advance is not recoverable out of collections on the related mortgage loan, then out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the custodial account(12)	Time to Time
Interest on P&I Advances/Master Servicer and Trustee	At a rate per annum equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, accrued on the amount of each outstanding P&I advance	Payment of interest on P&I advances	First, out of Default Interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the master servicer’s custodial account(11)	Monthly

Type/Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Unpaid expenses (other than interest on servicing advances or P&I advances, special servicing fees, workout fees and liquidation fees)	To the extent of funds available, the amount of any outstanding expenses.	Reimbursement of Expenses	Default Interest and late payment charges on deposit in the custodial account that were received with respect to the mortgage loan as to which the expense was incurred, to the extent not applied to the payment of interest on outstanding servicing or P&I advances	Time to Time
Reimbursement of costs and expenses for the remediation of adverse environmental conditions at any mortgaged property/ Special Servicer	To the extent of funds available, the costs and expenses in connection with the remediation of adverse environmental condition at any mortgaged real property that secures a defaulted mortgage loan in the trust (such costs and expenses will be incurred only if the Special Servicer has determined to acquire title or possession of the related mortgaged real property)	Reimbursement of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Cost of an independent appraiser or other expert in real estate matters	To the extent of funds available, the cost of such independent appraiser or other expert in real estate matters	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Fees of an independent contractor retained to manage an REO Property	To the extent of funds available, the amount of the fees of such independent contractor	Payment of Expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Servicing expenses, that would, if advanced by the master servicer or special servicer, constitute nonrecoverable servicing advances	To the extent of funds available, the amount of such servicing advance	Payment of servicing expenses	Out of general collections on deposit in the master servicer’s custodial account.	Time to time
Amounts payable or reimbursable to a Companion Noteholder	Amounts (other than normal monthly payments) specifically payable or reimbursable to such party by the trust in its capacity as holder of the related underlying mortgage loan that is part of the relevant Loan Combination, pursuant to the terms of the related Co-Lender Agreement	Payment or reimbursement or amounts payable by the trust	Out of general collections on deposit in the master servicer’s custodial account.
Reimbursement of nonrecoverable advances and interest thereon/Master Servicer, Special Servicer or Trustee	To the extent of funds available, the amount of any P&I advance or servicing advance, and interest thereon, that the advancing party has determined to be not recoverable out of collections on the related mortgage loan	Reimbursement of Expenses	First, out of amounts on deposit in the custodial account that represent payments or collections of principal on the mortgage loans and second, out of any other payments and/or collections on the mortgage loans and third, out any other amounts on deposit in the custodial account.	Time to time
Indemnification of expenses in connection with the termination and removal of the master servicer or the special servicer as a result of an Event of Default/ the applicable party to the pooling and servicing agreement	Any cost or expenses in connection with any actions taken by any party to the pooling and servicing agreement with respect to the termination and removal of the master servicer or special servicer following an Event of Default (if not paid by the defaulting party within 90 days after notice of such costs and expenses).	Indemnification	General collections on the mortgage pool on deposit in the Trustee’s distribution account.	Time to time

Type/Recipient(1)	Amount	General Purpose	Source(2)	Frequency
Cost of transferring mortgage files and related documents to a successor trustee/ trustee	The cost of transferring mortgage files and related documents to a successor trustee	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s distribution account	Time to time
Cost of opinions or advice of counsel/ Party incurring such expense	To the extent of funds available, the cost of such opinions of counsel or advice of counsel	Payment of expenses	General collections on the mortgage pool on deposit in the trustee’s distribution account or the master servicer’s custodial account	Time to time
Payment of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust/ Party payment such expense	The amount of any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses	Payment of taxes and related expenses	General collections on the mortgage pool on deposit in the trustee’s distribution account	Time to time
Indemnification Expenses/Tax Administrator	The amount of any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the IRS or state tax authorities	Indemnification	General collections on the mortgage pool on deposit in the trustee’s distribution account Time to time	Time to time
Funds necessary for the proper operation, management, leasing, maintenance and disposition of any administered REO Property/ special servicer	To the extent of funds available, the amount of the expenses for the proper operation, management, leasing, maintenance and disposition of such REO Property	Payment of expenses	Amounts on deposit in the account established by the special servicer for the retention of revenues and other proceeds derived from such REO Property(4)	Time to time
The cost or expenses incurred in connection with determining the identity of the Controlling Class Representative	The amount of such cost or expenses	Indemnification of expenses	Out of the trust funds (in any event, out of amounts otherwise payable with respect to the controlling class certificates	Time to time
Indemnification Expenses/ Trustee and any director, officer, employee or agent of the Trustee	Any loss, liability or reasonable ‘‘out-of- pocket’’ expense arising out of, or incurred in connection with the pooling and servicing agreement, the certificates (provided that such loss, liability or expense constitutes an ‘‘unanticipated expense’’ within the meaning of Treasury regulations section 1.860G-1(b)(3)(ii)(9)	Indemnification	Amounts on deposit on the master servicer’s custodial account and the trustee’s distribution account (and, to the extent that a Loan Combination or any related REO Property is affected, such indemnity will be payable out of the related Loan Combination custodial account)	Time to time
Indemnification Expenses/ depositor, the master servicer or the special servicer and any director, officer, employee or agent of the master servicer or the special servicer	Any loss, liability or reasonable expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates(12)	Indemnification	Amounts on deposit on the master servicer’s custodial account(13)	Time to time

(1)	If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this offering prospectus. Any change to the fees and expenses described in this offering prospectus would require an amendment to the pooling and servicing agreement. See ‘‘Description of the Governing Documents—Amendment’’ in the accompanying base prospectus.
(2)	Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or trustee in the case of amounts owed to either of them) prior to distributions on the certificates.

(3)	The master servicing fee rate for each mortgage loan will vary on a loan-by-loan basis and ranges from 0.0200% per annum to 0.1300% per annum, as described in this offering prospectus under ‘‘Servicing Under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses.’’
(4)	In the case of a mortgage loan in a Loan Combination, first, out of amounts on deposit in the Loan Combination-specific custodial account.
(5)	The special servicing fee rate for each mortgage loan will equal .025% per annum, as described in this offering prospectus under ‘‘Servicing Under the Pooling and Servicing Agreement— Servicing and Other Compensation and Payment of Expenses.’’
(6)	If the subject underlying mortgage loan is part of a Loan Combination, such amounts will generally be paid first, to the maximum extent permitted under the related Co-Lender Agreement, out of any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Companion Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable, prior to affecting amounts distributable to the trust.
(7)	Circumstances as to when a liquidation fee is not payable are set forth under ‘‘Servicing Under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Liquidation Fee’’ in this prospectus supplement.
(8)	Allocable between the master servicer and the special servicer as provided in the pooling and servicing agreement.
(9)	The trustee fee rate will equal .00091% per annum, as described in this prospectus supplement under ‘‘Servicing Under the Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Trustee Compensation.’’
(10)	If the subject underlying mortgage loan is part of a Loan Combination, such servicing advance will generally be paid out of amounts on deposit in the related Loan Combination-specific custodial account that represent payments made by the related mortgagor to cover the item for which such servicing advance was made, and amounts on deposit in the related Loan Combination-specific account that represent Liquidation Proceeds, condemnation proceeds, insurance proceeds and, if applicable, REO revenues (in each case, if applicable, net of any liquidation fee or workout fee payable therefrom) received in respect of the subject Loan Combination or any related REO Property, provided that if the party entitled to the reimbursement of such servicing advance or the special servicer has made a determination that such servicing advance is nonrecoverable, then such servicing advance shall generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Companion Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.
(11)	If the subject underlying mortgage loan is part of a Loan Combination, such amounts will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to holders of the mortgage loans comprising the subject Loan Combination as Default Interest and late payment charges, with such payment to be deducted from the amounts otherwise so distributable; and, second, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to related Companion Loan Noteholder(s), as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, third, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable.
(12)	If the subject underlying mortgage loan is part of a Loan Combination, reimbursement of P&I advances will generally be paid out of amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable to the trust or the related Companion Loan Noteholder, as applicable, as late collections of interest on and/or principal of the mortgage loan included in the subject Serviced Loan Combination without regard to such P&I advances, such reimbursement to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from the amounts otherwise so distributable, provided that if the party entitled to the reimbursement of such P&I advance or the special servicer has made a determination that such P&I advance is nonrecoverable, then such P&I advance will generally be paid out of first, to the maximum extent permitted under the related Co-Lender Agreement, any amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the related Companion Loan Noteholder(s) as collections of interest on and/or principal of, or any other relevant amounts with respect to, any Subordinate Companion Loan(s) included in the subject Loan Combination, with such payment to be deducted (if and to the extent so provided in the related Co-Lender Agreement) from such amounts otherwise so distributable; and, second, any remaining amounts on deposit in the related Loan Combination-specific account that would otherwise be distributable under the related Co-Lender Agreement to the holders of the mortgage loans comprising the subject Loan Combination.
(13)	In general, none of the above specified persons will be entitled to indemnification for (a) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party’s obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement, or (c) any loss, liability or expense that constitutes an advance, the reimbursement of which has otherwise been provided for under the pooling and servicing agreement, or allocable overhead.

(14)	If a Loan Combination is involved, such indemnity will be payable out of the related Loan Combination-specific custodial account and, if and to the extent not solely attributable to one or more Companion Loans included in such Loan Combination, will also be payable out of the master servicer’s custodial account if amounts on deposit in the related Loan Combination-specific account(s) are insufficient therefor.

Advances of Delinquent Monthly Debt Service Payments

Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that—

•	were due or deemed due, as the case may be, with respect to the mortgage loans during the related collection period, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion Loans.

If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under a Non-Serviced Trust Loan Servicing Agreement, if applicable) exists with respect to any mortgage loan then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

•	the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

•	a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount for such mortgage loan, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer’s custodial account that are not required to be paid on the series 2007-C2 certificates (exclusive of the class A-MFL and class A-JFL certificates) or the class A-MFL REMIC II regular interest or class A-JFL REMIC II regular interest on that payment date.

The trustee as successor master servicer will be required to make any P&I advance relating to a mortgage loan that the master servicer is required, but fails, to make.

Neither the master servicer nor the trustee will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee will be entitled to rely on the master servicer’s determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See ‘‘Description of the Certificates—Advances’’ in the accompanying prospectus and ‘‘Servicing Under the Pooling and Servicing Agreement—Custodial Account’’ in this prospectus supplement.

A monthly debt service payment will be assumed to be due with respect to:

•	each mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

•	each mortgage loan as to which the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for any ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

Reimbursement of Advances

The master servicer and the trustee will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

If the master servicer or the trustee makes any advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer’s custodial account from time to time.

Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, any of the master servicer or the trustee, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed twelve months in any event), with interest thereon at the prime rate described below. At any time after such determination, the master servicer or the trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2007-C2 certificateholders to the detriment of other classes of series 2007-C2 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2007-C2 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2007-C2 certificateholders. The master servicer’s or the trustee’s decision to defer reimbursement of such nonrecoverable advances as set forth above is an accommodation to the series 2007-C2 certificateholders and is not to be construed as an obligation on the part of the master servicer or the trustee or a right of the series 2007-C2 certificateholders. Nothing in this prospectus supplement will be deemed to create in the series 2007-C2 certificateholders a right to prior payment of distributions over the master servicer’s or the trustee’s right to reimbursement for advances (deferred or otherwise) in accordance with the pooling and servicing agreement. Any requirement of the master servicer or the trustee to make an advance under the pooling and servicing agreement is intended solely to provide liquidity for the benefit of the certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans.

In addition, the master servicer, the special servicer or the trustee, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a ‘‘Work-out Delayed Reimbursement Amount’’), out of collections of principal in the custodial account and, if related to a Loan Combination, the related Loan Combination Custodial Account, in each case, net of the amount of any principal collection used to reimburse any nonrecoverable advance and interest on those advances as described in the previous paragraph. The master servicer, the special servicer or the trustee will be permitted to recover a Work-out Delayed Reimbursement Amount from general collections in the custodial account received and, if related to a Loan Combination, the related Loan Combination Custodial Account, if the master servicer, the trustee or the fiscal agent, as applicable, (a) has determined or the special servicer has determined, that such Work-out Delayed Reimbursement Amount would not be recoverable out of collections on the related mortgage loan or (b) has determined or the special servicer has determined that such Work-out Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Work-out Delayed Reimbursement Amounts and non-recoverable advances, out of the principal portion of future collections on the mortgage loans and the REO Properties.

When the master servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed first out of payments and other collections of principal, until there are no remaining principal payments or collections of principal for the related collection period, and then out of other collections of interest on the underlying mortgage loans otherwise distributable on the series 2007-C2 certificates. As a result, the Total Principal Payment Amount for the corresponding payment date and the portions attributable to collections on the mortgage loans would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal payment amount for the corresponding payment date would be reduced by a Work-Out Delayed Reimbursement Amount paid from principal collections on the underlying mortgage loan.

The master servicer and the trustee will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the ‘‘Money Rates’’ section of The Wall Street Journal, as that prime rate may change from time to time.

Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed—

•	first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period, and

•	then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer’s custodial account.

To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

The co-lender agreement for the Non-Serviced Loan Combinations provides that, if any of the master servicer, the special servicer or the trustee under the applicable Non-Serviced Trust Loan Servicing Agreement has determined that a servicing advance made with respect to the Loan Combinations is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the applicable Non-Serviced Trust Loan and the applicable Pari Passu Companion Loan for their proportionate shares of such non-recoverable advance and if such amounts are insufficient to reimburse the party that made such advance, the full amount of such advance and interest thereon may be reimbursed out of general collections on the mortgage loans in either the trust formed under the pooling and servicing agreement or the trust formed under the applicable Non-Serviced Trust Loan Servicing Agreement.

Rated Final Payment Date

As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of—

•	timely receipt of all interest to which each certificateholder is entitled on each payment date, and

•	the ultimate receipt of all principal to which each certificateholder is entitled by the related rated final payment date, which is the final payment date used by the rating agencies in providing their ratings.

The rated final payment dates for each class of the offered certificates is the payment date in April 2047, which is the first payment date for the certificates that follows the second anniversary of the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term.

Assumed Final Payment Date

With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance or notional amount of those certificates would be expected to be reduced to zero, based upon—

•	the assumption that each borrower timely makes all payments on its mortgage loan;

•	the assumption that no borrower otherwise prepays its mortgage loan prior to stated maturity; and

•	the other modeling assumptions referred to under ‘‘Yield and Maturity Considerations’’ in, and set forth in the glossary to, this prospectus supplement.

Accordingly, the assumed final payment date for each class of principal balance offered certificates is the payment date in the calendar month and year set forth below for that class:

Class	Month and Year of Assumed Final Payment Date
A-1	September 2011
A-2	April 2012
A-AB	November 2016
A-3	March 2017
A-1A	March 2017
A-MFX	April 2017
A-JFX	April 2017
B	April 2017
C	April 2017
D	April 2017
E	April 2017
F	April 2017

The actual final payment date is likely to vary materially from the assumed final payment date due to potential defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the mortgage loans.

Reports to Certificateholders; Available Information

Certificateholder Reports.    Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under ‘‘—Information Available Electronically’’ below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

•	A payment date statement setting forth among other things:

(a)	the record date, interest accrual period, and determination date for such payment date;

(b)	the amount of the distribution on the payment date to the holders of each class of certificates, class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest in reduction of the certificate balance of the certificates;

(c)	the amount of the distribution on the payment date to the holders of each class of certificates, class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest allocable to interest accrual amount and interest shortfalls;

(d)	the aggregate amount of advances made in respect of the payment date and the amount on interest paid on advances since the prior payment date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)	the aggregate amount of compensation paid to the trustee and servicing compensation paid to the master servicer and the special servicer for the related determination date and any other fees or expenses accrued and paid from the trust fund;

(f)	the aggregate stated principal balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the payment date;

(g)	the number (as of the related and the next preceding determination date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the mortgage loans as of the related determination date;

(h)	the number and aggregate stated principal balance of the mortgage loans or serviced loan combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)	the available funds for the payment date, and any other cash flows received on the mortgage loans and applied to pay fees and expenses (including the components of the available funds, or such other cash flows);

(j)	the amount of the distribution on the payment date to the holders of any class of certificates, class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest allocable to prepayment premiums and yield maintenance charges;

(k)	the accrued interest accrual amount in respect of each class of certificates for such payment date;

(l)	the pass-through rate for each class of certificates, class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest for the payment date and the next succeeding payment date;

(m)	the principal distribution amount for the payment date;

(n)	the certificate balance or notional amount, as the case may be, of each class of certificates, class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest immediately before and immediately after the payment date, separately identifying any reduction in these amounts as a result of the allocation of any realized loss on the payment date;

(o)	the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related certificate balance, and the denominator of which is the related initial aggregate certificate balance, for each class of certificates immediately following the payment date;

(p)	the amount of any appraisal reduction amounts allocated during the related collection period on a loan-by-loan basis; the total appraisal reduction amounts allocated during the related collection period; and the total appraisal reduction amounts as of such payment date on a loan-by-loan basis;

(q)	the number and related principal balances of any mortgage loans modified, extended or waived on a loan-by-loan basis since the previous determination date (including a description of any material modifications, extensions or waivers to mortgage loan terms, fees, penalties or payments during the collection period or that have cumulatively become material over time);

(r)	the amount of any remaining unpaid interest shortfalls for each class of certificates as of the payment date;

(s)	a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related collection period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related collection period and any excess prepayment interest shortfall for such payment date;

(t)	a loan-by-loan listing of any mortgage loan which was defeased since the previous determination date;

(u)	the amount of the distribution to the holders of each class of certificates on the payment date attributable to reimbursement of Realized Losses;

(v)	as to any mortgage loan repurchased by a mortgage loan seller or otherwise liquidated or disposed of during the related collection period, (A) the loan number of the related mortgage loan and (B) the amount of proceeds of any repurchase of a mortgage loan, liquidation proceeds and/or other amounts, if any, received thereon during the related collection period and the portion thereof included in the available funds for such payment date;

(w)	the amount on deposit in each account established pursuant to the pooling and servicing agreement before and after giving effect to the distribution made on such payment date (and any material account activity since the prior payment date);

(x)	the current credit support levels for each class of certificates;

(y)	the original and then-current ratings for each class of certificates;

(z)	with respect to any REO Loan as to which the related mortgaged property became an REO Property during the preceding calendar month, the city, state, property type, the current stated principal balance and the stated principal balance of such mortgage loan as of the date each became an REO Loan;

(aa)	the value of any REO property included in the trust fund as of the related determination date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)	with respect to any REO property sold or otherwise disposed of during the related collection period and for which a final recovery determination has been made, (A) the realized loss attributable to such mortgage loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such REO property during the related collection period and the portion thereof included in the available funds for such payment date, (C) the date of the final recovery determination and (E) the balance of the excess liquidations proceeds account for such payment date;

(cc)	material breaches of any covenants under the pooling and servicing agreement of which the trustee, the master servicer or the special servicer has received written notice;

(dd)	such other information and in such form as will be specified in the pooling and servicing agreement; and

(ee)	payments made to and by the applicable swap counterparty with respect to the class A-MFL and class A-JFL certificates.

•	A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

•	A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on Annex A-1 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under ‘‘—Information Available Electronically,’’ a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

•	A CMSA Delinquent Loan Status Report.

•	A CMSA Historical Loan Modification and Corrected Mortgage Loan Report.

•	A CMSA Historical Liquidation Report.

•	A CMSA REO Status Report.

•	A CMSA Servicer Watch List.

•	A CMSA Loan Level Reserve/LOC Report.

•	A loan payoff notification report.

•	A CMSA Comparative Financial Status Report.

•	a CMSA Advance Recovery Report.

In addition, upon the request of any holder of a series 2007-C2 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

•	with respect to any mortgaged property or REO Property, a CMSA Operating Statement Analysis Report; and

•	with respect to any mortgaged property or REO Property, a CMSA NOI Adjustment Worksheet.

The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA’s internet website, located at www.cmbs.org.

Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2007-C2 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Code.

Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor (including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

Book-Entry Certificates.    If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee’s internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2007-C2 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2007-C2 certificates are registered on the books and records of the certificate registrar.

Information Available Electronically.    The trustee will make available each month, for the relevant reporting periods, to the series 2007-C2 certificateholders and beneficial owners of series

2007-C2 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee’s internet website. The trustee’s internet website will initially be located at www.ctslink.com. Assistance in using the website can be obtained by calling the trustee’s customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee shall have the right to change the way payment date statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee will provide timely and adequate notification to all above parties regarding any such changes.

The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com.

None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc. and any other similar third party information provider, a copy of the reports made available to the series 2007-C2 certificateholders.

Other Information.    The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

•	this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2007-C2 certificates, in the form most recently provided by us or on our behalf to the trustee;

•	the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

•	all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2007-C2 certificateholders since the date of initial issuance of the offered certificates;

•	all officer’s certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under ‘‘Servicing Under the Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	all accountant’s reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under ‘‘Servicing Under the Pooling and Servicing Agreement—Evidence as to Compliance’’ in this prospectus supplement;

•	the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

•	the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

•	upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Servicing Under the Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement; and

•	upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under ‘‘Servicing Under the Pooling and Servicing Agreement—Inspections; Collection of Operating Information’’ in this prospectus supplement.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above, the trustee may require:

•	in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

•	in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

Voting Rights

The voting rights for the series 2007-C2 certificates will be allocated among the respective classes of those certificates as follows:

•	99% of the voting rights will be allocated among the holders of the various classes of series 2007-C2 certificates that have principal balances, pro rata in accordance with those principal balances;

•	1% of the voting rights will be allocated among the holders of the interest only certificates pro rata, based on their respective notional amount as of any date of determination; and

•	0% of the voting rights will be allocated among the holders of the class R-I and class R-II certificates.

Voting rights allocated to a class of series 2007-C2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

Termination

The obligations created by the pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

2.	the purchase of all of the mortgage loans and REO Properties remaining in the trust by us, the special servicer, any single certificateholder or group of certificateholders of the series 2007-C2 controlling class or the master servicer, in that order of preference, and

3.	after the certificate balances of the class A-1 through class F have been reduced to zero, if all of the then outstanding series 2007-C2 certificates (excluding class R-I and class R-II certificates) are held by a single certificateholder and such single certificateholder elects to exchange such certificates for the remaining mortgage loans in the trust.

Written notice of termination of the pooling and servicing agreement will be given to each series 2007-C2 certificateholder. The final payment with respect to each series 2007-C2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2007-C2 certificate registrar or at any other location specified in the notice of termination.

Any purchase by us, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

•	the sum of—

1.	the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

2.	the appraised value of all REO Properties then included in the trust, minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

The purchase will result in early retirement of the outstanding series 2007-C2 certificates. However, our right, and the rights of the special servicer, any single holder or group of holders of the series 2007-C2 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2007-C2 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

The trust may also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates (excluding the class R-1 and class R-II certificates), including the class X certificates (provided, however, that the class A-1 through class F certificates are no longer outstanding), for the mortgage loans remaining in the trust. Following such termination, no further amount shall be payable on the certificates, regardless of whether any recoveries are received on the REO properties.

 Yield and Maturity Considerations

Yield Considerations

General.    The yield on any offered certificate will depend on:

•	the price at which the certificate is purchased by an investor, and

•	the rate, timing and amount of payments on the certificate.

The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things—

•	the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

•	the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

•	the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

•	the purchase of a mortgage loan whether by the applicable mortgage loan seller as a result of a material breach of a representation or warranty or document defect, by the holder of a related Companion Loan, by a holder of the fair value purchase option or by a mezzanine lender.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Pass-Through Rates.    If the pass-through rate applicable to any class of offered certificates is equal to, based upon or limited by the Weighted Average Pool Pass-Through Rate from time to time, then the yield on those offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of the underlying mortgage loans following default.

See ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ and ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘—Rate and Timing of Principal Payments’’ below.

Rate and Timing of Principal Payments.     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on those classes that bear interest at a rate limited by the Weighted Average Pool Pass-Through Rate and would cause a decline in the pass-through rate on those classes that bear interest at a rate equal to or based on the Weighted Average Pool Pass-Through Rate. The pass-through rates on those classes of certificates may be limited by the Weighted Average Pool Pass-Through Rate even if prepayments and early liquidations do not occur. In addition, the ability of a borrower under any ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have relatively high net mortgage interest rates, the Weighted Average Pool Pass-Through Rate would decline, which could, in turn, adversely affect the yield on any offered certificate with a variable or capped pass-through rate.

Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the Mortgage Pool.

Delinquencies and Defaults on the Mortgage Loans.    The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

If—

•	you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

In addition, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-C2 principal balance certificates and will result in a reduction of the certificate principal balance of the series 2007-C2 principal balance certificates. See ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2007-C2 principal balance certificates on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

The Effect of Loan Groups.    The mortgage pool has been divided into two loan groups for purposes of calculating distributions on certain classes of the offered certificates. As a result, the holders of the class A-1, class A-2, class A-AB and class A-3 certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1 and, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2. In addition, the holders of the class A-1A certificates will be very affected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 2 and, prior to the retirement of the class A-1, class A-2, class A-AB and class A-3 certificates, in the absence of significant losses on the mortgage pool, should be largely unaffected by the rate, timing and amount of payments and other collections of principal on, and by delinquencies and defaults on, the mortgage loans in Loan Group No. 1. Investors should take this into account when reviewing this ‘‘Yield and Maturity Considerations’’ section.

Relevant Factors.    The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that require the payment of prepayment premiums and yield maintenance charges,

2.	provisions that impose prepayment lock-out periods,

3.	amortization terms that require balloon payments, and

4.	provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve specified targets under the loan documents;

•	the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See ‘‘Risk Factors—Risks Related to the Underlying Mortgage Loans,’’ ‘‘Description of the Mortgage Pool’’ and ‘‘Servicing Under the Pooling and Servicing Agreement’’ in this prospectus supplement and ‘‘Description of the Governing Documents’’ and ‘‘Yield and Maturity Considerations —Yield and Prepayment Considerations’’ in the accompanying prospectus.

The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

Certain of the mortgage loans provide for a ‘‘cash trap’’ feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

We make no representation or warranty regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

•	the relative importance of those factors;

•	the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the underlying mortgage loans.

Unpaid Interest.    If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under ‘‘Description of the Offered Certificates—Payments—Priority of Payments’’ in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

Delay in Payments.    Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

Weighted Average Lives

The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

•	multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

•	sum the results; and

•	divide the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable after class A-AB has been reduced to its planned principal balance, first with respect to the class A-1, class A-2, class A-AB, class A-3 and class A-1A certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of series 2007-C2 certificates with principal balances sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-AB, class A-3 and class A-1A certificates may be shorter, and the weighted average lives of the other classes of series 2007-C2 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

The tables set forth in Annex D show with respect to each class of offered certificates—

•	the weighted average life of that class, and

•	the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates.

Such tables are based upon each of the indicated levels of CPR and the Modeling Assumptions.

We make no representation that—

•	the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

•	all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

•	mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise, or

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date.

 Legal Proceedings

There are no legal proceedings pending against us, the sponsors, the trustee, the trust or the master servicer, or to which any property of the foregoing parties are subject, that is material to the series 2007-C2 certificateholders, nor does the depositor have actual knowledge of any proceedings of this type contemplated by governmental authorities.

 Use of Proceeds

Substantially all of the proceeds from the sale of the offered certificates will be used by us to—

•	purchase the mortgage loans that we will include in the trust, and

•	pay expenses incurred in connection with the issuance of the series 2007-C2 certificates.

CERTAIN LEGAL ASPECTS

The mortgaged real properties are subject to compliance with various federal, state, commonwealth and local statutes and regulations. Failure to so comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged real property which could, together with the limited alternative uses for such mortgaged real property, result in a failure to realize the full principal amount of the related mortgage loan. Any failure to comply with such statutes and regulations, however, would likely result in an event of default by the related borrower under the related mortgage loan documents, enabling the special servicer to pursue remedies available by law or under such mortgage loan documents.

Election of Remedies

The following discussion contains a summary of certain legal aspects of mortgage loans in New York (27.7% of the Initial Mortgage Pool Balance, 20.7% of the Initial Loan Group No. 1 Balance and 55.7% of the Initial Loan Group No. 2 Balance), which is general in nature. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal, state, commonwealth and local laws governing the mortgage loans.

New York Law.    New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

 Federal Income Tax Consequences

General

Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement (iii) each of the Non-Serviced Trust Loan Servicing Agreements is or will be administered in accordance with its terms and the related REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II will each qualify as a REMIC under the Code.

The assets of REMIC I will generally include—

•	the mortgage loans included in the trust,

•	the trust’s interest in any REO Properties (or beneficial interests therein, in the case of a Non-Serviced Trust Loan) acquired on behalf of the series 2007-C2 certificateholders,

•	the master servicer’s custodial account (or the trust’s interest therein in the case of a Non-Serviced Trust Loan.

•	the trust’s interest in the special servicer’s REO account, and

•	the trustee’s distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on any ARD Loan.

For federal income tax purposes, in the opinion of Cadwalader, Wickersham & Taft LLP,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the class R-I certificates will evidence the sole class of residual interests in REMIC I,

•	the class A-1, class A-2, class A-AB, class A-3, class A-1A, class X, class A-MFX, class A-JFX, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II,

•	the class R-II certificates will evidence the sole class of residual interests in REMIC II,

•	the class A-MFL certificates will evidence interests in a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, consisting of the class A-MFL REMIC II regular interest, the related swap agreement and the trustee’s related floating rate account. No holder of any offered certificates will have any beneficial interest in such grantor trust.

•	the class A-JFL certificates will evidence interests in a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code, consisting of the class A-JFL REMIC II regular interest, the related swap agreement and the trustee’s related floating rate account. No holder of any offered certificates will have any beneficial interest in such grantor trust.

•	the portion of the trust fund consisting of the Post-ARD Additional Interest and the related account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the class Y certificates will represent, undivided beneficial interests in such grantor trust.

Discount and Premium; Prepayment Consideration

It is anticipated that the classes of offered certificates will be treated as having been issued at a premium for federal income tax purposes. Whether any holder of a class of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See ‘‘Federal Income Tax Consequences—REMICs— Taxation of Owners of REMIC Regular Certificates—Premium’’ in the accompanying prospectus.

When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series 2007-C2 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the trust will otherwise be prepaid prior to maturity,

•	there will be no extension of maturity for any mortgage loan in the trust, and

•	any ARD Loan in the trust will be paid in full on its anticipated repayment date.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see ‘‘Federal Income Tax Consequences’’ in each of this prospectus supplement and the accompanying prospectus.

Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

Characterization of Investments in Offered Certificates

Except to the extent noted below, the offered certificates will be ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as ‘‘real estate assets’’ within the meaning of section 856(c)(5)(B) of the Code.

Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a ‘‘domestic building and loan association’’ under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as ‘‘qualified mortgages’’ for another REMIC under section 860G(a)(3)(C) of the Code.

In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a ‘‘loan secured by an interest in real property’’ or a ‘‘real estate asset’’ and interest on that loan would not constitute ‘‘interest on obligations secured by real property’’ for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

See ‘‘Description of the Mortgage Pool’’ in this prospectus supplement and ‘‘Federal Income Tax Consequences—REMICs—Characterization of Investments in REMIC Certificates’’ in the accompanying prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see ‘‘Federal Income Tax Consequences—REMICs’’ in the accompanying prospectus.

 Certain ERISA Considerations

If you are—

•	a fiduciary of a Plan, or

•	any other person investing ‘‘plan assets’’ of any Plan, you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a ‘‘prohibited transaction’’ or would otherwise be impermissible under ERISA or section 4975 of the Code. See ‘‘Certain ERISA Considerations’’ in the accompanying prospectus.

If a Plan acquires a series 2007-C2 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See ‘‘Certain ERISA Considerations—Plan Asset Regulations’’ in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered ‘‘plan assets’’ if less than 25% of the value of each class of equity interests is held by ‘‘benefit plan investors,’’ which include Plans, as well as entities deemed to hold plan assets because of a Plan’s investment therein, but this exception will be tested immediately after each acquisition of a series 2007-C2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2007-C2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2007-C2 certificates.

If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Code will not apply to transactions involving the trust’s underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

The U.S. Department of Labor issued individual prohibited transaction exemptions to Citigroup Global Markets Inc. (Prohibited Transaction Exemption (‘‘PTE’’) 89-89), Wachovia Capital Markets LLC (PTE 96-22) and Deutsche Bank Securities Inc. (Final Authorization Number 97-03E). Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things—

•	the servicing and operation of pools of real estate loans, such as the Mortgage Pool, and

•	the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

•	first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch, Inc., Moody’s, DBRS Limited or DBRS, Inc.;

•	third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter;

•	fourth, the following must be true—

1.	the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

2.	the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

3.	the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the pooling and servicing agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of Fitch and Moody’s. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan’s authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

The Underwriter Exemption also requires that the trust meet the following requirements:

•	the trust assets must consist solely of assets of the type that have been included in other investment pools;

•	certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch, Inc., Moody’s, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan’s acquisition of an offered certificate; and

•	certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of an offered certificate.

We believe that these requirements have been satisfied as of the date of this prospectus supplement.

If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with—

•	the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

•	the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

•	the continued holding of an offered certificate by a Plan.

However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code, by reason of section 4975(c)(1)(E) of the Code, in connection with:

•	the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

•	the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

•	the continued holding of offered certificates by a Plan.

Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code, by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of—

•	providing services to the Plan, or

•	having a specified relationship to this person,

solely as a result of the Plan’s ownership of offered certificates.

Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

•	the offered certificates are ‘‘securities’’ for purposes of the Underwriter Exemption, and

•	the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment.

The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that—

•	the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

•	the investment is appropriate for Plans generally or for any particular Plan.

Persons who have an ongoing relationship with the California Public Employees’ Retirement System (‘‘CALPERS’’), which is a governmental plan, should note that this plan has an indirect ownership interest in the borrower with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Peter Cooper Village & Stuyvesant Town. Likewise, persons who have an ongoing relationship with CALPERS should note that this plan has an indirect ownership interest in the borrower with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Hampton Road Quad I & III. Such persons should consult with counsel regarding whether such a relationship would affect their liability to purchase and hold offered certificates.

 Legal Investment

The offered certificates will not be mortgage related securities for purposes of SMMEA.

Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates—

•	are legal investments for them, or

•	are subject to investment, capital or other restrictions.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor’s assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

See ‘‘Legal Investment’’ in the accompanying prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions of an underwriting agreement between us and the underwriters, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. have, severally and not jointly, agreed to purchase from us, and we have agreed to sell to each of them, the respective certificate principal balance of each class of the offered certificates set forth below.

Class	Wachovia	Citigroup	Deutsche Bank
A-1	$25,174,635	$12,355,365	$ —
A-2	$161,716,004	$79,367,996	$ —
A-AB	$48,216,838	$23,664,162	$ —
A-3	$384,422,279	$188,669,179	$284,412,542
A-1A	$325,752,261	$159,874,739	$ —
A-MFX	$148,879,154	$73,067,846	$ —
A-JFX	$68,842,866	$33,787,134	$ —
B	$14,201,231	$6,969,769	$ —
C	$18,258,150	$8,960,850	$ —
D	$14,200,560	$6,969,440	$ —
E	$10,143,640	$4,978,360	$ —
F	$12,172,100	$5,973,900	$ —

Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.4865% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from April 1, 2007. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about April 13, 2007, against payment for them in immediately available funds.

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

(a)	the receipt of various legal opinions; and

(b)	the satisfaction of various conditions, including that—

(i)	no stop order suspending the effectiveness of our registration statement is in effect, and

(ii)	no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See ‘‘Risk Factors—Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates’’ in the accompanying prospectus.

With respect to this offering, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC and Deutsche Bank Securities Inc. are acting as co-lead managers and joint bookrunning managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 33.2% of the class A-3 certificates. Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to 22.0% of the class A-3 certificates and 32.9% of all other classes of offered certificates. Wachovia Capital Markets, LLC is acting as sole bookrunning manager with respect to 44.8% of the class A-3 certificates and 67.1% of all other classes of offered certificates.

 Legal Matters

Particular legal matters relating to the certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

 Ratings

It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

Class	Fitch	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-AB	AAA	Aaa
A-3	AAA	Aaa
A-1A	AAA	Aaa
A-MFX	AAA	Aaa
A-JFX	AAA	Aaa
B	AA+	Aa1
C	AA	Aa2
D	AA−	Aa3
E	A+	A1
F	A	A2

The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the trust,

•	whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

•	whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

•	whether and to what extent prepayment premiums, yield maintenance charges or Default Interest or Post-ARD Additional Interest will be received, and

•	the yield to maturity that investors may experience.

There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or Moody’s.

The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See ‘‘Rating’’ in the accompanying prospectus.

Glossary

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

‘‘30/360 Basis’’ means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

‘‘Actual/360 Basis’’ means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

‘‘Additional Trust Fund Expense’’ means an expense of the trust that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not required to be paid by any party to the pooling and servicing agreement,

•	is not included in the calculation of a Realized Loss,

•	is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

•	causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2007-C2 certificates.

We provide some examples of Additional Trust Fund Expenses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Administrative Fee Rate’’ means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated.

‘‘Ala Moana Portfolio Companion Loans’’ means the Ala Moana Portfolio Pari Passu Companion Loans and the Ala Moana Portfolio Subordinate Loans.

‘‘Ala Moana Portfolio Controlling Holder’’ has the meaning ascribed to it in ‘‘Servicing under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations’’ in this prospectus supplement.

‘‘Ala Moana Portfolio Defaulted Loans’’ has the meaning ascribed to it in ‘‘Servicing under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations’’ in this prospectus supplement.

‘‘Ala Moana Portfolio Defaulted Mortgage Loan Purchase Price’’ has the meaning ascribed to it in ‘‘Servicing under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations’’ in this prospectus supplement.

‘‘Ala Moana Portfolio Loan Combination’’ means, collectively, the multiple mortgage loans secured by the mortgaged property identified as Ala Moana Portfolio on Annex A-1 to this prospectus supplement. Some of these loans are pari passu with each other and some of which are subordinate to some or all of the other loans.

‘‘Ala Moana Portfolio Major Decisions’’ has the meaning ascribed to it in ‘‘Servicing under the Pooling and Servicing Agreement—Servicing of the Non-Serviced Loan Combinations’’ in this prospectus supplement.

‘‘Ala Moana Portfolio Note A Loans’’ means the Ala Moana Portfolio Trust Loan and the Ala Moana Portfolio Pari Passu Companion Loans.

‘‘Ala Moana Portfolio Subordinate Loans’’ mean the mortgage loans that are part of a split loan structure secured by the Ala Moana Portfolio properties which mortgage loans are subordinate to the Ala Moana Portfolio Trust Loan and the Ala Moana Portfolio Pari Passu Companion Loans.

‘‘Ala Moana Portfolio Pari Passu Companion Loans’’ means the mortgage loans that are part of a split loan structure secured by the Ala Moana Portfolio properties and that are pari passu with the Ala Moana Portfolio Trust Loan but are not assets of the Trust.

‘‘Ala Moana Portfolio Trust Loan’’ means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as Ala Moana Portfolio on Annex A-1 to this prospectus supplement. The Ala Moana Portfolio Trust Loan is pari passu with the Ala Moana Portfolio Pari Passu Companion Loans and senior to the Ala Moana Portfolio Subordinate Loans.

‘‘Appraisal Reduction Amount’’ means, for any mortgage loan in the trust (other than a Non-Serviced Loan Combination) as to which an Appraisal Trigger Event has occurred, an amount calculated by the master servicer and reviewed by the special servicer that will equal the excess, if any, of ‘‘x’’ over ‘‘y’’ where—

•	‘‘x’’ is equal to the sum of:

1.	the Stated Principal Balance of the mortgage loan;

2.	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

3.	all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

4.	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

5.	any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

6.	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

•	‘‘y’’ is equal to the sum of:

1.	the excess, if any, of—

(a)	90% of the resulting appraised or estimated value (as it may be adjusted downward by the special servicer in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the appraisal or estimate and such other information as it may deem appropriate) of the related mortgaged property or REO Property, over

(b)	the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

2.	the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that—

(a)	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

(b)	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

(c)	may be used to reduce the principal balance of the mortgage loan; and

3.	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

If, however—

•	an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

•	no appraisal or other valuation estimate, as described under ‘‘Servicing Under the Pooling and Servicing Agreement—Required Appraisals,’’ is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

•	either—

1.	no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer’s judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross- collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

Each Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

For each Non-Serviced Loan Combination, any ‘‘Appraisal Reduction Amount’’ will be calculated in a similar (but not identical) manner to that above, and allocated among the mortgage loans included in that Non-Serviced Loan Combination, in accordance with the related co-lender agreement and the pooling and servicing agreement pursuant to which that Non-Serviced Loan Combination is serviced.

‘‘Appraisal Trigger Event’’ means, with respect to any mortgage loan in the trust, any of the following events:

•	the mortgage loan has been modified by the special servicer in a manner that—

1.	affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

2.	except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

•	the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

•	that date on which the mortgage loan is, in respect of its balloon payment, (A) 60 days after the subject balloon payment was due; or (B) if the related borrower has delivered a refinancing commitment acceptable to the special servicer prior to the date the balloon payment was due and is making assumed monthly debt service payments on each due date, 120 days after the subject balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

•	the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•	the mortgaged property securing the mortgage loan becomes an REO Property; or

•	the mortgage loan remains outstanding five years after any extension of its maturity.

Appraisal Trigger Events or the equivalent with respect to each Non-Serviced Loan Combination are similar, but not identical, to those identified in the prior paragraph.

‘‘ARD Loan’’ means any mortgage loan in the trust having the characteristics described in the first paragraph under ‘‘Description of the Mortgage Pool—Terms and Conditions of the Trust Mortgage Loans—ARD Loans’’ in this prospectus supplement.

‘‘Artesia’’ means Artesia Mortgage Capital Corporation.

‘‘Artesia Loans’’ means the mortgage loans originated or acquired by Artesia.

‘‘Available P&I Funds’’ means the total amount available to make payments of interest and principal on the series 2007-C2 certificates on each payment date pursuant to the pooling and servicing agreement.

‘‘Balloon Loan’’ means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2007-C2 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

‘‘Caplease Intercreditor Agreement’’ means the intercreditor agreement between the holders of the Caplease Loan and the Caplease Subordinate Companion Loan.

‘‘Caplease Junior Subordinate Companion Loan’’ means the junior subordinate mortgage loan that is secured by the mortgaged property identified as Yolo County General Services Building – Woodland, CA on Annex-1 to this prospectus supplement, but is not an asset of the Trust.

‘‘Caplease Loan Combination’’ means, collectively, the senior mortgage loan and the junior mortgage loan, which are both secured by the mortgaged property identified as Yolo County General Services Building – Woodland, CA on Annex-1 to this prospectus supplement.

‘‘Caplease Trust Loan’’ means the senior mortgage loan that is included in the trust and is secured by the mortgaged property identified as Yolo County General Services Building – Woodland, CA on Annex-1 to this prospectus supplement.

‘‘Caplease Senior Subordinate Companion Loan’’ means the senior subordinate mortgage loan that is secured by the mortgaged property identified as Yolo County General Services Building – Woodland, CA on Annex-1 to this prospectus supplement, but is not an asset of the Trust.

‘‘Caplease Subordinate Companion Loans’’ means the Caplease Senior Subordinate Companion Loan and Caplease Junior Subordinate Companion Loan.

‘‘CD 2006-CD3 Master Servicer’’ means, with respect to the Ala Moana Portfolio Loan Combination, Wachovia Bank, National Association, as master servicer under the CD 2006-CD3.

‘‘CD 2006-CD3 PSA’’ means the pooling and servicing agreement dated as of October 1, 2006 among Deutsche Mortgage & Asset Receiving Corporation, as depositor, Capmark Finance Inc., as master servicer, J.E. Robert Company, Inc., as special servicer and LaSalle Bank National Association, as trustee, relating to the CD 2006-CD3 Mortgage Trust, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates.

‘‘CD 2006-CD3 Special Servicer’’ means J.E. Robert Company, Inc., as special servicer, under the CD 2006-CD3 PSA.

‘‘CD 2006-CD3 Trust’’ means the trust created pursuant to the CD 2006-CD3 PSA.

‘‘CD 2006-CD3 Trustee’’ means LaSalle Bank National Association, as trustee, under the CD 2006-CD3 PSA.

‘‘CERCLA’’ means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

‘‘Citigroup’’ means Citigroup Global Markets Realty Corp.

‘‘Citigroup Loans’’ means the mortgage loans originated or acquired by Citigroup.

‘‘Clearstream’’ means Clearstream Banking, société anonyme.

‘‘Code’’ or ‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘Companion Loan’’ means a mortgage loan that is part of a Loan Combination but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Combination or (ii) a material non-monetary event of default with respect to the Loan Combination, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust.

‘‘Companion Loan Holder(s)’’ means the holder of a note evidencing a Companion Loan.

‘‘Companion Loan Securities’’ means any securities issued in connection with a securitization of any Companion Loan.

‘‘Condemnation Proceeds’’ means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

‘‘Cross-Over Date’’ means the payment date on which—

•	the class A-1, class A-2, class A-AB, class A-3 and class A-1A certificates or any two or more of those classes, remain outstanding, and

•	the total principal balance of the class A-MFX, class A-JFX, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q and class S certificates and the class A-MFL REMIC II regular interest and the class A-JFL REMIC II regular interest are reduced to zero as described under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Cut-off Date Loan-to-Value Ratio,’’ ‘‘Cut-off Date Loan-to-Appraised Value Ratio’’ or ‘‘Cut-off Date LTV’’ means:

•	with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of—

1.	the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement (plus, if applicable, each related non-trust pari passu Companion Loan), adjusted by taking into account amounts available under certain letters of credit and/or cash reserves, as applicable, to

2.	the appraised value of the related mortgaged property, in certain cases based on an ‘‘as stabilized’’ value, as shown on Annex A-1 to this prospectus supplement;

•	with respect to any mortgage loan with a related subordinate Companion Loan, the calculation of Cut-off Date LTV Ratio does not include the principal balance of the subordinate Companion Loan; and

•	with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio, expressed as a percentage, of—

1.	the combined cut-off date principal balances of the subject mortgage loans, as shown on Annex A-1 to this prospectus supplement, to

2.	the combined appraised value of the related mortgaged properties, as shown on Annex A-1 to this prospectus supplement.

‘‘CWCapital’’ means CWCapital LLC.

‘‘CWCapital Loans’’ means the mortgage loans originated or acquired by CWCapital.

‘‘Default Interest’’ means any interest that—

•	accrues on a defaulted mortgage loan solely by reason of the subject default, and

•	is in excess of all interest at the related mortgage interest ratio accrued on the mortgage loan and any Post-ARD Additional Interest accrued on the mortgage loan.

‘‘DSCR’’ means, with respect to any mortgage loan, the debt service coverage ratio calculated in accordance with the related loan documents.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

‘‘Euroclear’’ means Euroclear Bank, as operator of the Euroclear System.

‘‘Exemption-Favored Party’’ means any of—

•	Citigroup Global Markets Inc., Wachovia Capital Markets, LLC or Deutsche Bank Securities Inc.;

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Citigroup Global Markets Inc., Wachovia Capital Markets, LLC or Deutsche Bank Securities Inc.; and

•	any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

‘‘Fitch’’ means Fitch, Inc.

‘‘Government Securities’’ means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

‘‘Initial Loan Group No. 1 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 1, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Loan Group No. 2 Balance’’ means the aggregate principal balance, as of the cut-off date, of the underlying mortgage loans that are part of Loan Group No. 2, after application of all scheduled payments of principal due on or before the cut-off date.

‘‘Initial Mortgage Pool Balance’’ means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

‘‘Insurance Proceeds’’ means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

‘‘Internal Revenue Code’’ or ‘‘Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Issue Date’’ means the date of initial issuance for the Series 2007-C2 certificates, which is expected to be on or about April 13, 2007.

‘‘LIBOR’’ means, with respect to the class A-MFL and class A-JFL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page 3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under each swap agreement to provide that bank’s offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under each swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will determine LIBOR for each interest accrual period and the determination of LIBOR by the calculation agent will be binding absent manifest error.

‘‘LIBOR Business Day’’ has the meaning given to that term under ‘‘Description of the Offered Certificates—Payments—Calculation of Pass-Through Rates’’ in this prospectus supplement.

‘‘LIBOR Determination Date’’ for the class A-MFL and class A-JFL certificates means (i) with respect to the initial interest accrual period, the date that is two LIBOR business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period.

‘‘Liquidation Proceeds’’ means all cash proceeds received and retained by the trust in connection with—

•	the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

•	the repurchase of any mortgage loan by the applicable Mortgage Loan Seller, as described under ‘‘Description of the Mortgage Pool—Cures and Repurchases’’ in this prospectus supplement;

•	the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under ‘‘Servicing Under the Pooling and Servicing Agreement—Fair Value Option’’ in this prospectus supplement;

•	the purchase of all remaining mortgage loans and REO Properties in the trust by us, the applicable Mortgage Loan Seller, the special servicer, any certificateholder of the series 2007-C2 controlling class or the master servicer, as described under ‘‘Description of the Offered Certificates—Termination’’ in this prospectus supplement;

•	the purchase of a mortgage loan in the trust by the related Companion Loan holder or their representative, if applicable;

•	the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

•	the sale of an REO Property.

‘‘Loan Combination’’ means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property. Each of the Loan Combinations is more particularly identified on the table entitled ‘‘Loan Combinations’’ under ‘‘Description of the Mortgage Pool—Split Loan Structure.’’

‘‘Loan Group No. 1’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Loan Group No. 2’’ has the meaning assigned to that term under ‘‘Description of the Mortgage Pool—General’’ in this prospectus supplement.

‘‘Mezz Cap Intercreditor Agreement’’ means the intercreditor agreement between the holders of the Mezz Cap Trust Loan and the Mezz Cap Subordinate Companion Loan.

‘‘Mezz Cap Loan Combination’’ means, collectively, the senior mortgage loan and the junior mortgage loan, which are both secured by the mortgaged property identified as 475 Bedford Street on Annex A-1 to this prospectus supplement.

‘‘Mezz Cap Subordinate Companion Loan’’ means the one mortgage loan that is not included in the trust and is secured by the mortgaged property identified as 475 Bedford Street on Annex A-1 to this prospectus supplement. The Mezz Cap Subordinate Companion Loan is subordinate to the Mezz Cap Trust Loan.

‘‘Mezz Cap Trust Loan’’ means the one mortgage loan that is included in the trust and is secured by the mortgaged property identified as 475 Bedford Street on Annex A-1 to this prospectus supplement. The Mezz Cap Trust Loan is senior to the Mezz Cap Subordinate Companion Loan.

‘‘Moody’s’’ means Moody’s Investors Service, Inc.

‘‘Modeling Assumptions’’ means, collectively, the following assumptions regarding the series 2007-C2 certificates and the mortgage loans in the trust:

•	the mortgage loans have the characteristics set forth on Annex A-1 and the Initial Mortgage Pool Balance is approximately $2,419,466,906; the Initial Loan Group No. 1 Balance is approximately $1,933,839,279 and the Initial Loan Group No. 2 Balance is approximately $485,627,627;

•	the initial total principal balance or notional amount, as the case may be, of each class of series 2007-C2 certificates is as described in this prospectus supplement;

•	the pass-through rate for each class of series 2007-C2 certificates and the class A-MFL REMIC II regular interest and class A-JFL REMIC II regular interest is as described in this prospectus supplement;

•	there are no delinquencies or losses with respect to the mortgage loans;

•	there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

•	there are no Appraisal Reduction Amounts with respect to the mortgage loans;

•	there are no casualties or condemnations affecting the corresponding mortgaged properties;

•	each of the mortgage loans provides for monthly payments to be due on the first, fifth, sixth or eleventh day of each month, which monthly payments are timely received;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest;

•	there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

•	no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment lock-out period, defeasance period or yield maintenance period in each case if any;

•	any ARD Loan will be paid in full on its anticipated repayment date;

•	except as otherwise assumed in the immediately preceding bullet, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

•	no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under ‘‘Description of the Offered Certificates—Termination’’;

•	no mortgage loan is required to be repurchased by us or any Mortgage Loan Seller;

•	there are no Additional Trust Fund Expenses;

•	payments on the offered certificates are made on the fifteenth day of each month, commencing in May 2007;

•	the offered certificates are settled on April 13, 2007;

•	the extension options will not be exercised with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as 180 Newport Center Drive;

•	the borrower for the mortgage loan identified on Annex A-1 to this prospectus supplement as Gothic Park does not exercise its option to prepay a portion of the mortgage loan in connection with a partial release; and

•	with respect to the underlying mortgage loan identified on Annex A-1 to this prospectus supplement as Albertson’s Pad at University Town Center, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on the mortgage loan for the interest accrual period beginning in April 2007; thereafter, the monthly payment due on the mortgage loan during any particular calendar month will be passed through to the Series 2007-C2 certificateholders in the following month.

For purposes of the Modeling Assumptions, a ‘‘yield maintenance period’’ is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge.

‘‘Mortgage Loan Seller’’ means any of CWCapital LLC, Wachovia Bank, National Association, Citigroup Global Markets Realty Corp. and Artesia Mortgage Capital Corporation that have each transferred mortgage loans to us for inclusion in the trust.

‘‘Mortgage Pool’’ means the pool of mortgage loans comprised of the mortgage loans included in the trust.

‘‘NAP’’ means that, with respect to a particular category of data, the data is not applicable.

‘‘Net Aggregate Prepayment Interest Shortfall’’ means, with respect to any payment date, the excess, if any, of—

•	the Prepayment Interest Shortfalls incurred with respect to the entire Mortgage Pool during the related collection period, over

•	the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

‘‘Net Cash Flow’’ or ‘‘U/W Net Cash Flow’’ means for any mortgaged property securing a mortgage loan in the trust:

•	the revenue derived from the use and operation of that property; less

•	the total of the following items—

(a)	allowances for vacancies and credit losses,

(b)	operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

(c)	fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

(d)	replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

•	rolling 12-month operating statements;

•	anticipated percentage rents to be collected, as deemed reasonable by the applicable mortgage loan seller;

•	applicable year-to-date financial statements, if available;

•	full year budgeted financial statements, if available; and

•	rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

In general, these items were not audited or otherwise confirmed by an independent party.

In determining the ‘‘revenue’’ component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s) generally relied on the most recent rent roll supplied by the related borrower and/or other known, signed leases, executed lease extension options, master leases or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit). Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator’s underwriting standards. In certain cases (including with respect to the the mortgage loan identified on Annex A-1 to this prospectus supplement as The Woodies Building), for purposes of calculating the underwritten Net Cash Flow, underwritten revenues include the average of all contractual rent increases over the terms of the applicable leases.

In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one-to 12-month periods.

For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the applicable mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

In determining the ‘‘expense’’ component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

•	if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

•	property management fees were generally assumed to be 2% to 5% of effective gross revenue;

•	in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

•	expenses were generally assumed to include annual replacement reserves equal to—

(a)	in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

(b)	in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per year, depending on the condition of the property; and

(c)	in the case of hospitality properties, 4% of the gross revenues received by the property owner on an ongoing basis.

In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing ‘‘Net Cash Flow,’’ where the originator(s) determined appropriate.

‘‘Non-Serviced Companion Loan’’ means each of the Peter Cooper Village & Stuyvesant Town Companion Loans and the Ala Moana Portfolio Companion Loans.

‘‘Non-Serviced Loan Combination’’ means each of the Peter Cooper Village & Stuyvesant Town Loan Combination and the Ala Moana Portfolio Loan Combination.

‘‘Non-Serviced Trust Loan’’ means each of the Peter Cooper Village & Stuyvesant Town Trust Loan and the Ala Moana Portfolio Trust Loan.

‘‘Non-Serviced Trust Loan Master Servicer’’ means each of the CD 2006-CD3 Master Servicer and the WBCMT 2007-C30 Master Servicer, as applicable.

‘‘Non-Serviced Trust Loan Servicing Agreement’’ means each of the CD 2006-CD3 PSA and the WBCMT 2007-C30 PSA, as applicable.

‘‘Non-Serviced Trust Loan Trustee’’ means each of the CD 2006-CD3 Trustee and the WBCMT 2007-C30 Trustee, as applicable.

‘‘Original Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months from origination (or, with respect to partial interest only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

‘‘Original Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

‘‘Palisades Village Center Companion Loan’’ means the subordinate mortgage loan that is part of a split loan structure, secured by the mortgaged property identified as Palisades Village Center properties on Annex A-1 to this prospectus supplement, but is not an asset of the Trust.

‘‘Palisades Village Center Intercreditor Agreement’’ means the intercreditor agreement between the holders of the Palisades Village Center Trust Loan and the Palisades Village Center Companion Loan.

‘‘Palisades Village Center Loan Combination’’ means, collectively, the senior and the subordinate mortgage loans secured by the mortgaged property identified as Palisades Village Center properties on Annex A-1 to this prospectus supplement.

‘‘Palisades Village Center Major Action’’ has the meaning ascribed to it in Description of the Mortgage Pool—Split Loan Structure’’ in this prospectus supplement.

‘‘Palisades Village Center Material Default’’ has the meaning ascribed to it in Description of the Mortgage Pool—Split Loan Structure’’ in this prospectus supplement.

‘‘Palisades Village Center Trust Loan’’ means the senior mortgage loan that is included in the trust and is secured by the mortgaged property identified as Palisades Village Center properties on Annex A-1 to this prospectus supplement.

‘‘P&I’’ means principal and/or interest.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of the Internal Revenue Code.

‘‘Permitted Encumbrances’’ means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

•	liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

•	covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

•	exceptions and exclusion specifically referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

•	other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property, and condominium declarations, and

•	if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

‘‘Permitted Investments’’ means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

‘‘Peter Cooper Village & Stuyvesant Town Loan Combination’’ means, collectively, the 6 mortgage loans secured by the mortgaged properties identified as Peter Cooper Village & Stuyvesant Town on Annex A-1 to this prospectus supplement. These loans are pari passu with each other.

‘‘Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan’’ means the mortgage loan that is part of a split loan structure secured by the Peter Cooper Village & Stuyvesant Town properties and that is pari passu with the Peter Cooper Village & Stuyvesant Town Trust Loan but is not an asset of the Trust.

‘‘Peter Cooper Village & Stuyvesant Town Trust Loan’’ means the one mortgage loan that is included in the trust and is secured by the mortgaged properties identified as Peter Cooper Village & Stuyvesant Town on Annex A-1 to this prospectus supplement. The Peter Cooper Village & Stuyvesant Town Trust Loan is pari passu with the Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loan.

‘‘Plan’’ means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

‘‘Post-ARD Additional Interest’’ means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

‘‘Prepayment Interest Excess’’ means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the determination date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest or Post-ARD Additional Interest included in that interest collection.

‘‘Prepayment Interest Shortfall’’ means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

‘‘Rating Agency’’ means each of Fitch and Moody’s.

‘‘Realized Losses’’ mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under ‘‘Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses’’ in this prospectus supplement.

‘‘Recovered Amount’’ has the meaning assigned to that term in the fourth paragraph of the definition of ‘‘Total Principal Payment Amount’’ below in this glossary.

‘‘Relevant Persons’’ has the meaning assigned to that term under ‘‘Notice to Residents of the United Kingdom’’ in this prospectus supplement.

‘‘Remaining Amortization Term’’ means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date (or, with respect to partial interest only mortgage loans, the number of payments from the first principal and interest payment date) to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

‘‘Remaining Term to Maturity’’ means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of any ARD Loan, to the anticipated repayment date.

‘‘REMIC’’ means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

‘‘REO Property’’ means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

‘‘Replacement Reserve’’ means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

‘‘Restricted Group’’ means, collectively—

1.	the trustee,

2.	the Exemption-Favored Parties,

3.	us,

4.	the master servicer,

5.	the special servicer,

6.	any sub-servicers,

7.	the mortgage loan sellers,

8.	the swap counterparties,

9.	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the offered certificates, and

10.	any and all affiliates of any of the aforementioned persons.

‘‘S&P’’ means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘Servicing Standard’’ means, with respect to either the master servicer or special servicer, to service and administer those mortgage loans and any REO Properties subject to the pooling and servicing agreement:

•	in accordance with the higher of the following standards of care—

1.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

2.	the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

•	with a view to—

1.	the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

2.	in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2007-C2 certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series 2007-C2 certificateholders and the related Companion Loan Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

•	without regard to—

1.	any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

2.	the ownership of any series 2007-C2 certificate by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

3.	the obligation of the master servicer or the special servicer, as the case may be, to make advances,

4.	the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

5.	The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

‘‘Servicing Transfer Event’’ means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events:

1.	the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer determines in its reasonable, good faith judgment in consultation with the special servicer, that the failure will continue, unremedied (without regard to any grace period)—

(a)	except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

(b)	solely in the case of a delinquent balloon payment for 60 days after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment if the related borrower is making assumed monthly debt service payment, on each due date, for 120 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

2.	the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines, in accordance with the servicing standard, that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

3.	a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged property that covers acts of terrorism in the event the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that in the judgment of the master servicer or special servicer materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2007-C2 certificateholders or, in the case of the Loan Combination, the interests of the related Companion Loan Holder(s) (provided that any default requiring a servicing advance will be deemed to materially and adversely affect the interests of the Series 2007-C2 Certificateholders, or, in the case of the Loan Combination, the interests of the related Companion Loan Holder(s)), and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

4.	the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that (i) a default (other than as described in clause 2. of this definition) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2007-C2 certificateholders or, in the case of the Loan Combination, the interests of the related Companion Loan Holder(s), and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism will be subject to the approval of the directing holder as described under ‘‘Servicing Under the Pooling and Servicing Agreement—The Directing Holders Agreement—Rights and Powers of the Directing Holder’’ in this prospectus supplement;

5.	various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

6.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

A Servicing Transfer Event will cease to exist, if and when:

•	with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clauses 2., 4. and 5. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the proceeding;

•	with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

•	with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Combination, it will also be considered to exist for the remainder of the Loan Combination.

For the Non-Serviced Trust Loan, similar but not identical events will result in a transfer to special servicing under the applicable Non-Serviced Trust Loan Servicing Agreement.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘Stated Principal Balance’’ means, for each mortgage loan in the trust, an amount that:

•	will initially equal its cut-off date principal balance; and

•	will be permanently reduced on each payment date, to not less than zero, by—

1.	all payments of principal (whether received or advanced), including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

2.	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

3.	the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

However, the ‘‘Stated Principal Balance’’ of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, other than for purposes of determining the Weighted Average Pool Pass-Through Rate, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the special servicer or the trustee for any Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

‘‘Total Principal Payment Amount’’ means, for any payment date, an amount equal to the total, without duplication, of the following:

•	all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

•	all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

•	all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

•	all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

Notwithstanding the foregoing, if the master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under ‘‘Description of the Offered Certificates—Reimbursement of Advances,’’ then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer or the trustee reimburses itself out of principal collections for any Work-Out Delayed Reimbursement Amounts as described under ‘‘Description of the Offered Certificates—Reimbursement of Advances,’’ then the Total Principal Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement. In addition, if payments and other collections of principal on the mortgage pool are applied to reimburse, or pay interest on, any advance that is determined to be nonrecoverable from collections on the related underlying mortgage loan, as described in the prior sentence, then that advance will be reimbursed, and/or interest thereon will be paid, first out of payments or other collections of principal on the loan group that includes the subject underlying mortgage loan as to which the advance was made, and prior to using payments or other collections of principal on the other loan group.

If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under ‘‘Description of the Offered Certificates— Reimbursement of Advances,’’ and if there is a subsequent recovery of any such item (such recovery, a ‘‘Recovered Amount’’), that Recovered Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered Amount was received. For purposes of determining the respective portions of the Total Principal Payment Amount attributable to each loan group, those Recovered Amounts will be deemed allocated to offset the corresponding prior reductions in amounts attributable to each loan group in reverse order to that set forth in the next to last sentence of the prior paragraph.

‘‘Underwriter Exemption’’ means, collectively, Prohibited Transaction Exemption (‘‘PTE’’) 89-89, granted to Citigroup Global Markets Inc., PTE 96-22, granted to Wachovia Capital Markets LLC, and Final Authorization Number 97-03E, granted to Deutsche Bank Securities Inc., as amended to date, including by Prohibited Transaction Exemption 2007-05, as described under ‘‘Certain ERISA Considerations’’ in this prospectus supplement.

‘‘Underwritten Debt Service Coverage Ratio,’’ ‘‘DSCR Net Cash Flow,’’ or ‘‘U/W NCF DSCR’’ means:

•	with respect to any mortgage loan in the trust, the ratio of—

1.	the Net Cash Flow for the related mortgaged property, to

2.	the annualized amount of debt service that will be payable under that mortgage loan (plus, if applicable, each non-trust pari passu Companion Loan) commencing after the cut-off date or, if the mortgage loan is in an initial interest only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A-1), taking into account amounts available under certain letters of credit, guarantees and/or cash reserves. With respect to the Wachovia Loans, the annualized amount of debt service on loans that are interest only for the entire term was derived using a 30/360 accrual method. With respect to any mortgage loan that has a related subordinate Companion Loan, the calculation of underwritten DSCR does not include the monthly debt service that is due in connection with such subordinate Companion Loan; and

•	with respect to any cross-collateralized and cross-defaulted mortgage loans in the trust, the ratio of—

1.	the combined Net Cash Flow for each mortgage loan that is cross-collateralized and cross- defaulted with another mortgage loan in the trust, to

2.	the annualized amount of debt service that will be payable under those mortgage loans commencing after the cut-off date or, if the mortgage loan is in an initial interest only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A-1).

‘‘Wachovia’’ means Wachovia Bank, National Association.

‘‘Wachovia Loans’’ means the mortgage loans originated or acquired by Wachovia.

‘‘WBCMT 2007-C30 Master Servicer’’ means Wachovia Bank, National Association, as master servicer, under the WBCMT 2007-C30 PSA.

‘‘WBCMT 2007-C30 PSA’’ means the pooling and servicing agreement dated as of March 1, 2007 among Wachovia Commercial Mortgage Securities, Inc., as depositor, Wachovia Bank, National Association, as master servicer, CWCapital Asset Management LLC, as special servicer, Wells Fargo Bank, N.A., as trustee and U.S. Bank National Association, as co-trustee, relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-C30.

‘‘WBCMT 2007-C30 Special Servicer’’ means CWCapital Asset Management LLC, as special servicer, under the WBCMT 2007-C30 PSA.

‘‘WBCMT 2007-C30 Trust’’ means the trust created pursuant to the WBCMT 2007-C30 PSA.

‘‘WBCMT 2007-C30 Trustee’’ means Wells Fargo Bank, N.A., as trustee, under the WBCMT 2007-C30 PSA.

‘‘Weighted Average Pool Pass-Through Rate’’ means, for each interest accrual period, as applicable, the weighted average of the below-described annual rates with respect to all of the mortgage loans, weighted on the basis of such mortgage loans’ respective Stated Principal Balances immediately prior to the related payment date:

•	in the case of each mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to—

1.	the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

2.	the related Administrative Fee Rate; and

•	in the case of each mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to—

1.	the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

2.	the related Administrative Fee Rate.

Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee’s distribution account to the trustee’s interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee’s interest reserve account to the trustee’s distribution account during that month.

‘‘Work-out Delayed Reimbursement Amount’’ means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

                                   ANNEX A-1

            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                     A-1-1

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            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                                    ANNEX A-1

                  COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

MORTGAGE    LOAN
  LOAN     GROUP
 NUMBER    NUMBER                     PROPERTY NAME                                             ADDRESS
--------------------------------------------------------------------------------------------------------------------------------

    1        2      Peter Cooper Village & Stuyvesant Town (1)          Various
  1.01              Stuyvesant Town                                     317 Avenue C (General Management Office); Various Others
  1.02              Peter Cooper Village                                4 Peter Cooper Road (Security Office); Various Others
    2        1      75 Broad Street                                     75 Broad Street
    3        1      The Woodies Building                                1025 F Street, NW and 1001 F Street, NW
    4        1      Ala Moana Portfolio (2)                             Various
  4.01              Ala Moana Center                                    1450 Ala Moana Boulevard
  4.02              Ala Moana Building                                  1441 Kapiolani Boulevard
  4.03              Ala Moana Pacific Center                            1585 Kapiolani Boulevard
  4.04              Ala Moana Plaza                                     451 Piikoi Street
    5        1      One Summer Street                                   One Summer Street
    6        1      Argonaut Hotel - San Francisco, CA                  495 Jefferson Street at Hyde
    7        1      Westin - Fort Lauderdale, FL (3)                    400 Corporate Drive
    8        1      90 Merrick Avenue                                   90 Merrick Avenue
    9        1      1515 Flagler Waterview                              1515 North Flagler Drive
   10        1      One and Three Long Wharf Drive                      One and Three Long Wharf Drive
   11        1      300 Broadhollow Road                                300 Broadhollow Road
   12        1      Hotel Monaco - Washington, DC                       700 F Street NW
   13        1      275 Broadhollow Road                                275 Broadhollow Road
   14        1      Storage Xxtra Portfolio (4)                         Various
  14.01             2775 West Bode Road                                 2775 West Bode Road
  14.02             1505 Old Deerfield Road                             1505 Old Deerfield Road
  14.03             4500 Billy Williamson Drive                         4500 Billy Williamson Drive
  14.04             2170 West Point Road                                2170 West Point Road
  14.05             5977 Whitesville Road                               5977 Whitesville Road
  14.06             7000 Storage Court                                  7000 Storage Court
  14.07             4486 Riverside Drive                                4486 Riverside Drive
   15        1      Preferred Freezer - Vernon, CA                      4900 Bandini Boulevard
   16        1      332 South Michigan                                  332 South Michigan Avenue
   17        1      Palisades Village Center (5)                        881 Alma Real Drive
   18        1      2175 K Street                                       2175 K Street Northwest
   19        1      502-12 86th Street                                  502-12 86th Street
   20        2      512 South Third Street Apartments                   512 South Third Street
   21        1      The Trails Shopping Center                          300 North Nova Road
   22        1      Summit at Southpoint                                6410-6440 Southpoint Parkway
   23        1      Ferguson Enterprises Property                       4501 Hollins Ferry Road
   24        1      Hunter Plaza                                        1800-2280 Market Place Boulevard
   25        1      Hampton Roads Research Quads I & III Portfolio      Various
  25.01             Hampton Roads Research Quad III                     300 Exploration Way
  25.02             Hampton Roads Research Quad I                       100 Exploration Way
   26        1      SpringHill Suites - O'Hare                          8101 West Higgins Road
   27        2      75-81 Nassau Street                                 75-81 Nassau Street
   28        2      Spring Park Apartments                              5801 Eubank Boulevard NE
   29        1      Residence Inn - Lebanon, NH                         32 Centerra Parkway
   30        2      Villa du Lac Apartments                             62200 West End Boulevard
   31        1      Medwick Marketplace                                 1029 - 1205 North Court Street
   32        1      Townline Commons                                    555 East Townline Road
   33        1      Country Village                                     8700 Baseline Road
   34        1      Turfway Ridge Office Park                           7300 & 7310 Turfway Road
   35        1      Lowe's Home Improvement Center                      265 McLean Boulevard
   36        1      Doubletree Inn at the Colonnade (6)                 4 West University Parkway
   37        1      Renaissance Square                                  1601 South I-35
   38        1      Megan Crossings                                     200 Megan Avenue
   39        2      Riverwind at Alafaya Trail Apartments               100 Riverwind Way
   40        2      Turnberry Apartments                                1357 East 4500 South & 4411 South 1300 East
   41        2      Timber Hills Apartments                             800 Redfield Parkway
   42        1      Pro-Con Portfolio                                   Various
  42.01             9 Maplewood Drive                                   9 Maplewood Drive
  42.02             2441 East Glendale Avenue                           2441 East Glendale Avenue
  42.03             2430 East Glendale Avenue                           2430 East Glendale Avenue
   43        2      Grove at Asheville                                  600 Bulldog Drive
   44        1      1630 Connecticut Avenue NW                          1630 Connecticut Avenue, NW
   45        1      24 Farnsworth Street                                24-32 Farnsworth Street
   46        1      Texas Office-Warehouse Portfolio                    Various
  46.01             1350 Avenue South                                   1350 Avenue South
  46.02             2425 East Pioneer Drive                             2425 East Pioneer Drive
  46.03             4201 South Highway 75                               4201 South Highway 75
   47        2      Chatham Pines Apartments                            1020 Chatham Pines Circle
   48        1      Goody's HQ Office Building                          400 Goody's Lane
   49        1      29 Thanet Circle                                    29 Thanet Circle
   50        1      Holiday Inn - Portsmouth, NH                        300 Woodbury Avenue
   51        2      West End Terrace Apartments                         4466 Greenwich Court
   52        1      The Courtyard                                       27281 & 27285 Las Ramblas
   53        1      Park Centre VI                                      900-1000 Park Centre Boulevard
   55        1      Township Plaza Retail (7)                           1817, 1825, 1833, 1839, 1915, 1927, 1939 East Baseline Road
   56        2      Shadow Pines Apartments                             1067 Pitts Road
   57        1      Hillcrest SC - Landale, PA                          616-640 East Main Street
   58        1      Shoe Pavilion                                       3115 Sepulveda Boulevard
   59        1      Yolo County General Services Building - Woodland,   25 North Cottonwood Street
                    CA
   60        1      Your Extra Attic 6 Portfolio                        Various
  60.01             Your Extra Attic - Pleasantdale, GA                 2370 Pleasantdale Road
  60.02             Your Extra Attic - Stockbridge, GA                  7428 Davidson Circle East
  60.03             Your Extra Attic - Duluth, GA                       3280 Peachtree Industrial Boulevard
  60.04             Your Extra Attic - Winters Chapel, GA               4268 Winters Chapel Road
  60.05             Your Extra Attic - Guntersville, AL                 22294 US Highway 431
  60.06             Your Extra Attic - Norcross, GA                     3120 Medlock Bridge Road
   61        1      Kmart Plaza Albuquerque                             2100 Carlisle Boulevard NE
   62        1      Oak Park Square                                     3250 Highway 14
   63        1      Courtyard by Marriott - Portland, OR (8)            1231 North Anchor Way
   64        1      Heritage Hunt Retail Center (9)                     7901-7967 Heritage Village Plaza & Heathcote Boulevard
   65        1      180 Newport Center Drive (10)                       180 Newport Center Drive
   66        1      Oak Plaza Office                                    2701 Tower Oaks Boulevard
   67        1      340-350 Hanson Way                                  340-350 Hanson Way
   68        1      Bank of America - Brooklyn, NY                      436-438 86th Street
   70        1      Namco Headquarters                                  100 Sanrico Drive
   71        1      Layton Crossing                                     897, 933 & 957 North Main Street and 792 & 852 West Hill
                                                                        Field Road
   72        1      3505-3521 East Chapman Retail Center (11)           3505-3521 East Chapman Avenue
   73        1      95 Argonaut Office                                  95 Argonaut
   74        1      475 Bedford Street                                  475 Bedford Street
   75        2      Caldwell Village Apartments                         3334 West Caldwell Avenue
   76        1      Beehive Self Storage                                12519 South Minuteman Drive
   77        1      Palm Plaza Office                                   3120, 3130, 3140, 3150 & 3160 North Arizona Avenue
   78        1      Best Buy - Wilmington, DE                           2201 Farrand Drive
   79        1      Colonnade at West Lake                              18411, 18445, 18455 & 18477 West Lake Houston Parkway
   80        1      East Gate Commons (12)                              3869-3873 East Main Street
   81        1      Kanawha Valley Distribution Center                  4200 1st Avenue
   82        1      880 Hanna Drive (13)                                880 Hanna Drive
   83        2      Greenbryre Apartments                               3500, 3508, 3520, 3530, 3533, 3535, 3541, 3542, 3545, 3549,
                                                                        3555, 3542, 3538 Spanish
                                                                        Quarter Circle, 3500, 3512, 3525, 3531, 3543 Taurus Drive
   84        1      5201 Truxtun Avenue                                 5201 Truxtun Avenue
   85        1      Hampton Inn & Suites - Vestal, NY                   3708 Vestal Parkway East
   86        1      450 Melwood Avenue                                  450 Melwood Avenue
   87        1      Holiday Inn Express - Livermore, CA                 3000 Constitution Drive
   88        1      Gladstone Building                                  100 South Street
   89        2      Advantage Point Apartments (14)                     5038 North 55th Avenue
   90        1      Storage Express - Palmdale, CA (15)                 380 West Palmdale Boulevard
   91        1      Plover Retail Center                                1200-1220 Commons Circle
   92        1      Mark McDonald Portfolio                             Various
  92.01             Village at the Highlands                            14419 Greenwood Avenue North
  92.02             Millenium Plaza                                     1516 Hudson Street
  92.03             Riverside Retail Center                             1710-1726 Riverside Drive
   93        1      Holiday Inn Hotel & Suites - Tarpon Springs, FL     38724 U.S. Highway 19 North
   94        1      Army Reserve Armory Building                        11620 - 11630 Sorrento Valley
   95        2      500-510 East Michigan                               500-510 East Michigan Avenue
   96        1      Glenwood Place II                                   9350 Metcalf Avenue
   97        1      University Town Center (16)                         4404, 4414, 4434 University Parkway
   98        1      Citrus Plaza                                        1102-1116 Visalia Road
   99        1      Neilson Square                                      3322-3518 West Owen K. Garriott Road
   101       1      Glenwood Place I                                    9300 Metcalf Drive
   102       1      Foothill Oaks                                       1449 East F Street
   103       1      Gothic Park (17)                                    43 & 49 Woodland Street
   104       1      301 Northstonestreet Avenue                         301 Northstonestreet Avenue
   105       1      Pathmark Store                                      651 North Stiles Street
   106       2      The Oaks Apartments                                 120 Oak Drive
   107       1      Town Center Business Center                         1001 East WT Harris Boulevard
   108       1      Fortune Park Business Center                        8755-8765 Guion Road, 3939 Vincennes Road
   109       1      Value Place - Myrtle Beach, SC                      220 Whitty Drive
   110       1      Harbour Village Shopping Center                     13245 Atlantic Boulevard
   111       1      Walgreens - Bluffton                                848 Fording Island Road
   112       2      Highland Orchard Apartments                         1190 Millcrest Walk
   113       1      Best Buy - Cypress, TX                              25525 US Highway 290
   114       1      Taylor Shopping Center                              23300-23380 Eureka Road
   115       1      Mission Center                                      4450, 4460, 4470, 4480, 4490 & 4498 Lincoln Avenue
   116       2      Monopoly Park North Apartments                      4064, 4062, 4056, 4055, 3971 & 3963 Supreme Court NW
   117       1      FedEx Building                                      500 Maryland Drive
   118       1      570 Expressway Drive South                          570 Expressway Drive South
   119       1      McCart Diamond Retail Portfolio                     Various
 119.01             McCart Plaza and Annex                              5201 & 5210 McCart Avenue
 119.02             Diamond Oaks Shopping Center                        4105 Denton Highway
   120       1      Country Inn & Suites - Anderson, SC                 116 Interstate Boulevard
   121       1      Microtel Inn & Suites Buckhead                      1840 Corporate Boulevard
   123       1      CVS - Glenville, NY                                 257 Saratoga Road
   124       1      Artisan Shops                                       201 West Ponce De Leon Avenue
   125       2      Arrowood Village Apartments (18)                    4038 East McDowell Road
   126       1      Space Cadets Self Storage                           3101 Bromay Street
   127       1      America's Best Inn - Portsmouth, NH                 383 Woodbury Avenue
   128       1      201 Wilshire Office Building                        201 Wilshire Boulevard
   129       1      Walgreens - Kinston, NC                             2201 North Heritage Street
   130       2      Hawaiian Apartments                                 1650 Pampas Lane
   131       2      Cambridge Townhomes                                 101-132 Cambridge Place, 107-131 Henley Place and 955-959
                                                                        Berkshire Road
   132       1      Block 76                                            1401 Rusk Street
   133       1      Eastpointe Professional Centre                      4048 Evans Avenue
   134       1      Pot Spring Professional Center                      1810-1818 Pot Spring Road
   135       2      Sunbury Square Apartments                           2902 Sunbury Square
   136       1      Highway 72 Retail                                   1286 Lee Highway (US 72/SR2)
   137       1      El Camino Festival Shopping Center                  15900 Crenshaw Boulevard
   138       1      Princeton Corporate Center                          1115 Westford Street
   139       1      CVS - Stuart, FL                                    2284 SE Federal Highway
   140       1      Mission Creek Village                               2880 Santa Maria Way
   141       1      Willow Glen                                         2001-2029 Coulter Street
   142       1      Albertson's Pad at University Town Center           9 Mile Road @ University Parkway
   143       1      Saltgrass Ground Lease                              102 East State Highway 114
   144       1      Old Time Pottery - Fairview Heights, IL             10785 Lincoln Trail Drive
   145       2      Country Club Apartments                             1705 Metrocrest Drive
   146       1      Tractor Supply                                      9273 Cafferty Court
   147       1      Thomas Executive Center                             6908 East Thomas Road
   148       1      Inver Grove Marketplace                             5743 Blaine Avenue
   149       1      Sandy Pointe Retail Center                          7832 South 700 East
   150       1      3900 Plaza Office                                   339 East 3900 South
   151       2      Village Walk Apartments                             407 West Gibson Street
   152       1      Blountstown Square Shopping Center                  17932 Main Street
   153       1      Burnsville Marketplace                              2000 Williams Drive

MORTGAGE                                              CROSS COLLATERALIZED
  LOAN                                                AND CROSS DEFAULTED                   MORTGAGE LOAN
 NUMBER           CITY            STATE    ZIP CODE        LOAN FLAG         LOAN PURPOSE       SELLER       GENERAL PROPERTY TYPE
----------------------------------------------------------------------------------------------------------------------------------

   1       New York                 NY     Various             N              Acquisition      Wachovia           Multifamily
  1.01     New York                 NY      10009                                                                 Multifamily
  1.02     New York                 NY      10016                                                                 Multifamily
   2       New York                 NY      10004              N               Refinance      CWCapital             Office
   3       Washington               DC      20004              N               Refinance      CWCapital            Mixed Use
   4       Honolulu                 HI      96814              N               Refinance         CGM                Various
  4.01     Honolulu                 HI      96814                                                                   Retail
  4.02     Honolulu                 HI      96814                                                                   Office
  4.03     Honolulu                 HI      96814                                                                   Office
  4.04     Honolulu                 HI      96814                                                                   Retail
   5       Boston                   MA      02110              N               Refinance         CGM                Office
   6       San Francisco            CA      94109              N               Refinance       Wachovia           Hospitality
   7       Fort Lauderdale          FL      33334              N              Acquisition      Wachovia           Hospitality
   8       East Meadow              NY      11554              N              Acquisition      Wachovia             Office
   9       West Palm Beach          FL      33401              N               Refinance      CWCapital             Office
   10      New Haven                CT      06511              N              Acquisition        CGM                Office
   11      Melville                 NY      11747              N              Acquisition      Wachovia             Office
   12      Washington               DC      20004              N               Refinance       Wachovia           Hospitality
   13      Melville                 NY      11747              N              Acquisition      Wachovia             Office
   14      Various               Various   Various             N              Acquisition      Wachovia          Self Storage
 14.01     Hoffman Estates          IL      60169                                                                Self Storage
 14.02     Highland Park            IL      60035                                                                Self Storage
 14.03     Macon                    GA      31206                                                                Self Storage
 14.04     La Grange                GA      30240                                                                Self Storage
 14.05     Columbus                 GA      31904                                                                Self Storage
 14.06     Columbus                 GA      31907                                                                Self Storage
 14.07     Macon                    GA      31210                                                                Self Storage
   15      Vernon                   CA      90201              N              Acquisition     CWCapital           Industrial
   16      Chicago                  IL      60604              N               Refinance      CWCapital            Mixed Use
   17      Pacific Palisades        CA      90272              N              Acquisition      Wachovia             Office
   18      Washington               DC      20037              N              Acquisition        CGM                Office
   19      Brooklyn                 NY      11209              N               Refinance       Artesia              Retail
   20      Champaign                IL      61820              N               Refinance      CWCapital           Multifamily
   21      Ormond Beach             FL      32174              N               Refinance       Wachovia             Retail
   22      Jacksonville             FL      32216              N              Acquisition        CGM                Office
   23      Halethorpe               MD      21227              N              Acquisition     CWCapital           Industrial
   24      Irving                   TX      75063              N              Acquisition      Wachovia             Retail
   25      Hampton                  VA      23666              N               Refinance      CWCapital             Office
 25.01     Hampton                  VA      23666                                                                   Office
 25.02     Hampton                  VA      23666                                                                   Office
   26      Chicago                  IL      60631              N               Refinance      CWCapital           Hospitality
   27      New York                 NY      10038              N               Refinance       Artesia             Mixed Use
   28      Albuquerque              NM      87111              N              Acquisition      Wachovia           Multifamily
   29      Lebanon                  NH      03766              N              Acquisition        CGM              Hospitality
   30      Slidell                  LA      70461              N              Acquisition      Wachovia           Multifamily
   31      Medina                   OH      44256              N              Acquisition      Wachovia             Retail
   32      Vernon Hills             IL      60061              N              Acquisition      Artesia              Retail
   33      Rancho Cucamonga         CA      91701              N              Acquisition      Wachovia             Retail
   34      Florence                 KY      41042              N              Acquisition      Wachovia             Office
   35      Paterson                 NJ      07504              N              Acquisition        CGM                 Land
   36      Baltimore                MD      21218              N              Acquisition     CWCapital           Hospitality
   37      Round Rock               TX      78664              N              Acquisition      Artesia              Retail
   38      O'Fallon                 MO      63366              N              Acquisition      Artesia              Retail
   39      Oviedo                   FL      32765              N               Refinance      CWCapital           Multifamily
   40      Salt Lake City           UT      84124              N               Refinance       Artesia            Multifamily
   41      Reno                     NV      89509              N              Acquisition      Wachovia           Multifamily
   42      Various               Various   Various             N               Refinance       Wachovia           Industrial
 42.01     Hazle Township           PA      18202                                                                 Industrial
 42.02     Appleton                 WI      54911                                                                 Industrial
 42.03     Appleton                 WI      54911                                                                 Industrial
   43      Asheville                NC      28801              N               Refinance       Wachovia           Multifamily
   44      Washington               DC      20009              N               Refinance       Wachovia             Office
   45      Boston                   MA      02210              N               Refinance      CWCapital             Office
   46      Various                  TX     Various             N               Refinance         CGM              Industrial
 46.01     Grand Prairie            TX      75050                                                                 Industrial
 46.02     Irving                   TX      75061                                                                 Industrial
 46.03     Sherman                  TX      75090                                                                 Industrial
   47      Winter Springs           FL      32708              N              Acquisition     CWCapital           Multifamily
   48      Knoxville                TN      37922              N              Acquisition      Artesia              Office
   49      Princeton                NJ      08540              N               Refinance       Wachovia             Office
   50      Portsmouth               NH      03801              N               Refinance      CWCapital           Hospitality
   51      Saint Louis              MO      63119              N               Refinance       Wachovia           Multifamily
   52      Mission Viejo            CA      92691              N              Acquisition      Artesia              Office
   53      Miami                    FL      33169              N              Acquisition        CGM               Mixed Use
   55      Gilbert                  AZ      85233              N               Refinance       Artesia              Retail
   56      Atlanta                  GA      30350              N              Acquisition     CWCapital           Multifamily
   57      Lansdale                 PA      19446              N              Acquisition        CGM                Retail
   58      Los Angeles              CA      90034              N               Refinance      CWCapital             Retail
   59      Woodland                 CA      95695              N              Acquisition      Wachovia             Office
   60      Various               Various   Various             N               Refinance      CWCapital          Self Storage
 60.01     Atlanta                  GA      30340                                                                Self Storage
 60.02     Stockbridge              GA      30281                                                                Self Storage
 60.03     Duluth                   GA      30096                                                                Self Storage
 60.04     Doraville                GA      30360                                                                Self Storage
 60.05     Guntersville             AL      35976                                                                Self Storage
 60.06     Norcross                 GA      30071                                                                Self Storage
   61      Albuquerque              NM      87110              N               Refinance       Wachovia             Retail
   62      Lake Charles             LA      70601              N               Refinance      CWCapital             Retail
   63      Portland                 OR      97217              N               Refinance       Artesia            Hospitality
   64      Gainesville              VA      20155              N               Refinance      CWCapital             Retail
   65      Newport Beach            CA      92660              N              Acquisition     CWCapital             Office
   66      Rockville                MD      20852              N               Refinance      CWCapital             Office
   67      Woodland                 CA      95776              Y               Refinance       Artesia            Industrial
   68      Brooklyn                 NY      11209              N               Refinance       Artesia              Retail
   70      Manchester               CT      06042              N              Acquisition      Artesia            Industrial
   71      Layton                   UT      84041              N               Refinance       Artesia              Retail
   72      Orange                   CA      92869              N               Refinance      CWCapital             Retail
   73      Aliso Viejo              CA      92656              N              Acquisition      Artesia              Office
   74      Lexington                MA      02420              N              Acquisition        CGM                 Other
   75      Visalia                  CA      93277              N               Refinance      CWCapital           Multifamily
   76      Draper                   UT      84020              N               Refinance       Artesia           Self Storage
   77      Chandler                 AZ      85225              N              Acquisition      Artesia              Office
   78      Wilmington               DE      19808              N               Refinance      CWCapital             Retail
   79      Humble                   TX      77346              N              Acquisition      Artesia             Mixed Use
   80      St. Charles              IL      60174              N              Acquisition     CWCapital             Retail
   81      Nitro                    WV      25143              N               Refinance      CWCapital           Industrial
   82      American Canyon          CA      94503              Y               Refinance       Artesia            Industrial
   83      Charlotte                NC      28205              N               Refinance       Wachovia           Multifamily
   84      Bakersfield              CA      93309              N               Refinance         CGM                Office
   85      Vestal                   NY      13850              N              Acquisition     CWCapital           Hospitality
   86      Pittsburgh               PA      15213              N               Refinance         CGM                Office
   87      Livermore                CA      94551              N              Acquisition     CWCapital           Hospitality
   88      Providence               RI      02903              N              Acquisition     CWCapital             Office
   89      Glendale                 AZ      85301              Y               Refinance       Artesia            Multifamily
   90      Palmdale                 CA      93551              N               Refinance      CWCapital          Self Storage
   91      Plover                   WI      54467              N              Acquisition      Wachovia             Retail
   92      Various                  WA     Various             N               Refinance       Artesia              Various
 92.01     Seattle                  WA      98133                                                                   Retail
 92.02     Longview                 WA      98632                                                                   Office
 92.03     Mount Vernon             WA      98273                                                                   Retail
   93      Tarpon Springs           FL      34689              N               Refinance      CWCapital           Hospitality
   94      San Diego                CA      92121              N              Acquisition      Artesia            Industrial
   95      Urbana                   IL      61801              N               Refinance      CWCapital           Multifamily
   96      Overland Park            KS      66212              N              Acquisition        CGM                Office
   97      San Bernardino           CA      92407              N               Refinance       Artesia              Retail
   98      Exeter                   CA      93221              N              Acquisition     CWCapital             Retail
   99      Enid                     OK      73703              N              Acquisition      Artesia              Retail
  101      Overland Park            KS      66212              N              Acquisition        CGM                Office
  102      Oakdale                  CA      95361              N               Refinance         CGM                Retail
  103      Hartford                 CT      06105              N              Acquisition      Artesia              Office
  104      Rockville                MD      20850              N               Refinance       Wachovia           Industrial
  105      Linden                   NJ      07036              N               Refinance      CWCapital             Retail
  106      Dunbar                   WV      25064              N               Refinance      CWCapital           Multifamily
  107      Charlotte                NC      28213              N               Refinance       Artesia              Retail
  108      Indianapolis             IN      46268              N               Refinance         CGM                Office
  109      Myrtle Beach             SC      29579              Y               Refinance       Artesia            Hospitality
  110      Jacksonville             FL      32225              N               Refinance      CWCapital             Retail
  111      Bluffton                 SC      29910              N              Acquisition     CWCapital             Retail
  112      Conyers                  GA      30012              N              Acquisition     CWCapital           Multifamily
  113      Cypress                  TX      77429              N              Acquisition      Wachovia             Retail
  114      Taylor                   MI      48180              N              Acquisition     CWCapital             Retail
  115      Cypress                  CA      90630              N               Refinance       Artesia              Retail
  116      Bemidji                  MN      56601              N               Refinance       Artesia            Multifamily
  117      Fort Washington          PA      19034              N               Refinance       Artesia            Industrial
  118      Medford                  NY      11763              N               Refinance         CGM                Office
  119      Various                  TX     Various             N              Acquisition      Artesia              Retail
 119.01    Fort Worth               TX      76115                                                                   Retail
 119.02    Haltom City              TX      76117                                                                   Retail
  120      Anderson                 SC      29621              Y               Refinance       Artesia            Hospitality
  121      Atlanta                  GA      30329              N               Refinance      CWCapital           Hospitality
  123      Glenville                NY      12302              N              Acquisition      Wachovia             Retail
  124      Decatur                  GA      30030              N               Refinance      CWCapital             Retail
  125      Phoenix                  AZ      85008              Y               Refinance       Artesia            Multifamily
  126      Chesapeake               VA      23321              N               Refinance      CWCapital          Self Storage
  127      Portsmouth               NH      03801              N               Refinance      CWCapital           Hospitality
  128      Santa Monica             CA      90401              N               Refinance      CWCapital             Office
  129      Kinston                  NC      28501              N              Acquisition      Wachovia             Retail
  130      Anaheim                  CA      92802              N               Refinance      CWCapital           Multifamily
  131      Smithfield               NC      27577              N               Refinance       Artesia            Multifamily
  132      Houston                  TX      77002              N               Refinance         CGM                 Land
  133      Ft. Myers                FL      33901              N              Acquisition     CWCapital             Office
  134      Lutherville              MD      21093              N               Refinance      CWCapital             Office
  135      Columbus                 OH      43219              N               Refinance      CWCapital           Multifamily
  136      Athens                   AL      35611              N              Acquisition     CWCapital             Retail
  137      Gardena                  CA      90249              N               Refinance       Artesia              Retail
  138      Lowell                   MA      01851              N               Refinance      CWCapital             Office
  139      Stuart                   FL      34994              N              Acquisition     CWCapital             Retail
  140      Santa Maria              CA      93455              N               Refinance         CGM               Mixed Use
  141      Amarillo                 TX      79106              N              Acquisition     CWCapital            Mixed Use
  142      Pensacola                FL      32514              N               Refinance      CWCapital              Land
  143      Grapevine                TX      76051              N              Acquisition      Artesia               Land
  144      Fairview Heights         IL      62208              N              Acquisition      Wachovia             Retail
  145      Carrollton               TX      75006              N               Refinance       Artesia            Multifamily
  146      Inver Grove Heights      MN      55076              N              Acquisition     CWCapital             Retail
  147      Scottsdale               AZ      85251              N              Acquisition      Artesia              Office
  148      Inver Grove Heights      MN      55076              N               Refinance      CWCapital             Retail
  149      Sandy                    UT      84070              N              Acquisition      Artesia              Retail
  150      Salt Lake City           UT      84107              N              Acquisition      Artesia              Office
  151      Jasper                   TX      75951              N              Acquisition      Artesia            Multifamily
  152      Blountstown              FL      32424              N               Refinance      CWCapital             Retail
  153      Burnsville               MN      55337              N               Refinance      CWCapital             Retail

MORTGAGE                                                                % OF AGGREGATE   % OF AGGREGATE    % OF AGGREGATE
  LOAN                              ORIGINAL LOAN   CUT-OFF DATE LOAN    CUT-OFF DATE     CUT-OFF DATE      CUT-OFF DATE
 NUMBER    SPECIFIC PROPERTY TYPE    BALANCE ($)       BALANCE ($)         BALANCE       GROUP 1 BALANCE   GROUP 2 BALANCE
--------------------------------------------------------------------------------------------------------------------------

   1            Conventional         250,000,000       250,000,000          10.3%                               51.5%
  1.01          Conventional         193,396,226
  1.02          Conventional         56,603,774
   2                 CBD             243,500,000       243,500,000          10.1%             12.6%
   3            Office/Retail        172,100,000       172,100,000           7.1%             8.9%
   4               Various           100,000,000       100,000,000           4.1%             5.2%
  4.01          Regional Mall        94,440,867
  4.02               CBD              3,090,792
  4.03               CBD              2,060,528
  4.04          Regional Mall          407,813
   5               Telecom           82,000,000        82,000,000            3.4%             4.2%
   6            Full Service         42,000,000        42,000,000            1.7%             2.2%
   7            Full Service         42,000,000        42,000,000            1.7%             2.2%
   8              Suburban           38,000,000        38,000,000            1.6%             2.0%
   9               Medical           37,500,000        37,500,000            1.5%             1.9%
   10             Suburban           37,500,000        37,500,000            1.5%             1.9%
   11             Suburban           36,800,000        36,800,000            1.5%             1.9%
   12           Full Service         35,000,000        35,000,000            1.4%             1.8%
   13             Suburban           33,200,000        33,200,000            1.4%             1.7%
   14           Self Storage         33,088,000        33,088,000            1.4%             1.7%
 14.01          Self Storage          6,824,000
 14.02          Self Storage          6,568,000
 14.03          Self Storage          4,800,000
 14.04          Self Storage          4,320,000
 14.05          Self Storage          4,320,000
 14.06          Self Storage          3,376,000
 14.07          Self Storage          2,880,000
   15             Warehouse          32,885,000        32,885,000            1.4%             1.7%
   16           Office/Retail        30,000,000        30,000,000            1.2%             1.6%
   17             Suburban           29,200,000        29,200,000            1.2%             1.5%
   18                CBD             28,500,000        28,500,000            1.2%             1.5%
   19             Anchored           25,280,000        25,280,000            1.0%             1.3%
   20          Student Housing       25,000,000        25,000,000            1.0%                               5.1%
   21             Anchored           24,000,000        24,000,000            1.0%             1.2%
   22             Suburban           23,700,000        23,700,000            1.0%             1.2%
   23          Flex Industrial       23,000,000        23,000,000            1.0%             1.2%
   24             Anchored           22,500,000        22,500,000            0.9%             1.2%
   25             Suburban           22,350,000        22,350,000            0.9%             1.2%
 25.01            Suburban           14,625,000
 25.02            Suburban            7,725,000
   26          Limited Service       21,000,000        21,000,000            0.9%             1.1%
   27        Multifamily/Retail      20,500,000        20,500,000            0.8%                               4.2%
   28           Conventional         20,160,000        20,160,000            0.8%                               4.2%
   29          Limited Service       18,825,000        18,825,000            0.8%             1.0%
   30           Conventional         18,640,000        18,640,000            0.8%                               3.8%
   31             Anchored           18,240,000        18,240,000            0.8%             0.9%
   32             Anchored           18,225,000        18,225,000            0.8%             0.9%
   33             Anchored           18,000,000        18,000,000            0.7%             0.9%
   34             Suburban           18,000,000        18,000,000            0.7%             0.9%
   35              Retail            17,580,000        17,305,575            0.7%             0.9%
   36           Full Service         17,250,000        17,250,000            0.7%             0.9%
   37            Unanchored          17,000,000        17,000,000            0.7%             0.9%
   38            Unanchored          15,680,000        15,680,000            0.6%             0.8%
   39          Student Housing       15,500,000        15,500,000            0.6%                               3.2%
   40           Conventional         15,500,000        15,500,000            0.6%                               3.2%
   41           Conventional         15,125,000        15,125,000            0.6%                               3.1%
   42      Warehouse/Distribution    15,080,000        15,011,633            0.6%             0.8%
 42.01     Warehouse/Distribution
 42.02     Warehouse/Distribution
 42.03     Warehouse/Distribution
   43          Student Housing       14,800,000        14,800,000            0.6%                               3.0%
   44                CBD             13,850,000        13,850,000            0.6%             0.7%
   45                CBD             13,800,000        13,800,000            0.6%             0.7%
   46             Warehouse          13,700,000        13,700,000            0.6%             0.7%
 46.01            Warehouse
 46.02            Warehouse
 46.03            Warehouse
   47           Conventional         13,500,000        13,500,000            0.6%                               2.8%
   48             Suburban           13,500,000        13,468,859            0.6%             0.7%
   49             Suburban           13,320,000        13,320,000            0.6%             0.7%
   50           Full Service         13,200,000        13,188,567            0.5%             0.7%
   51           Conventional         12,000,000        12,000,000            0.5%                               2.5%
   52             Suburban           11,760,000        11,760,000            0.5%             0.6%
   53           Office/Retail        11,350,000        11,350,000            0.5%             0.6%
   55          Shadow Anchored       11,000,000        11,000,000            0.5%             0.6%
   56           Conventional         10,985,000        10,985,000            0.5%                               2.3%
   57             Anchored           10,900,000        10,900,000            0.5%             0.6%
   58           Single Tenant        10,900,000        10,900,000            0.5%             0.6%
   59             Suburban           10,332,000        10,332,000            0.4%             0.5%
   60           Self Storage         10,300,000        10,300,000            0.4%             0.5%
 60.01          Self Storage          3,270,000
 60.02          Self Storage          2,150,000
 60.03          Self Storage          1,940,000
 60.04          Self Storage          1,295,000
 60.05          Self Storage           975,000
 60.06          Self Storage           670,000
   61             Anchored           10,160,000        10,160,000            0.4%             0.5%
   62             Anchored           10,000,000        10,000,000            0.4%             0.5%
   63          Focused Service        9,600,000         9,587,335            0.4%             0.5%
   64            Unanchored           9,400,000         9,400,000            0.4%             0.5%
   65             Suburban            9,200,000         9,200,000            0.4%             0.5%
   66             Suburban            9,100,000         9,100,000            0.4%             0.5%
   67             Warehouse           9,000,000         8,979,069            0.4%             0.5%
   68           Single Tenant         8,640,000         8,640,000            0.4%             0.4%
   70               Flex              8,200,000         8,200,000            0.3%             0.4%
   71            Unanchored           8,000,000         8,000,000            0.3%             0.4%
   72            Unanchored           8,000,000         7,974,669            0.3%             0.4%
   73             Suburban            7,800,000         7,800,000            0.3%             0.4%
   74          Fitness Center         7,665,000         7,665,000            0.3%             0.4%
   75           Conventional          7,500,000         7,500,000            0.3%                               1.5%
   76           Self Storage          7,500,000         7,484,932            0.3%             0.4%
   77             Suburban            7,400,000         7,400,000            0.3%             0.4%
   78           Single Tenant         7,400,000         7,376,150            0.3%             0.4%
   79           Retail/Office         7,272,000         7,272,000            0.3%             0.4%
   80          Shadow Anchored        6,900,000         6,900,000            0.3%             0.4%
   81          Flex Industrial        6,750,000         6,750,000            0.3%             0.3%
   82             Warehouse           6,750,000         6,734,302            0.3%             0.3%
   83           Conventional          6,650,000         6,650,000            0.3%                               1.4%
   84             Suburban            6,650,000         6,629,228            0.3%             0.3%
   85          Limited Service        6,600,000         6,591,786            0.3%             0.3%
   86                CBD              6,500,000         6,500,000            0.3%             0.3%
   87          Limited Service        6,335,000         6,335,000            0.3%             0.3%
   88                CBD              6,300,000         6,300,000            0.3%             0.3%
   89           Conventional          6,100,000         6,100,000            0.3%                               1.3%
   90           Self Storage          6,000,000         6,000,000            0.2%             0.3%
   91             Anchored            5,900,000         5,900,000            0.2%             0.3%
   92              Various            5,900,000         5,894,809            0.2%             0.3%
 92.01           Unanchored           2,896,480
 92.02               CBD              1,744,180
 92.03         Shadow Anchored        1,259,340
   93           Full Service          5,700,000         5,695,063            0.2%             0.3%
   94               Flex              5,625,000         5,625,000            0.2%             0.3%
   95          Student Housing        5,500,000         5,500,000            0.2%                               1.1%
   96             Suburban            5,500,000         5,500,000            0.2%             0.3%
   97             Anchored            5,500,000         5,500,000            0.2%             0.3%
   98            Unanchored           5,420,000         5,415,379            0.2%             0.3%
   99             Anchored            5,400,000         5,400,000            0.2%             0.3%
  101             Suburban            5,300,000         5,300,000            0.2%             0.3%
  102             Anchored            5,250,000         5,250,000            0.2%             0.3%
  103             Suburban            5,120,000         5,120,000            0.2%             0.3%
  104               Flex              4,775,000         4,775,000            0.2%             0.2%
  105           Single Tenant         4,750,000         4,745,304            0.2%             0.2%
  106           Conventional          4,720,000         4,720,000            0.2%                               1.0%
  107            Unanchored           4,700,000         4,700,000            0.2%             0.2%
  108             Suburban            4,550,000         4,550,000            0.2%             0.2%
  109           Extended Stay         4,250,000         4,244,650            0.2%             0.2%
  110            Unanchored           4,165,000         4,165,000            0.2%             0.2%
  111           Single Tenant         4,121,600         4,121,600            0.2%             0.2%
  112           Conventional          4,106,000         4,106,000            0.2%                               0.8%
  113           Single Tenant         4,039,100         4,039,100            0.2%             0.2%
  114          Shadow Anchored        4,000,000         4,000,000            0.2%             0.2%
  115            Unanchored           4,000,000         3,996,693            0.2%             0.2%
  116          Student Housing        4,000,000         3,996,606            0.2%                               0.8%
  117      Warehouse/Distribution     4,000,000         3,996,233            0.2%             0.2%
  118             Suburban            4,000,000         3,987,517            0.2%             0.2%
  119            Unanchored           3,925,000         3,920,049            0.2%             0.2%
 119.01          Unanchored           2,125,000
 119.02          Unanchored           1,800,000
  120          Limited Service        3,850,000         3,845,115            0.2%             0.2%
  121          Limited Service        3,600,000         3,600,000            0.1%             0.2%
  123           Single Tenant         3,413,000         3,413,000            0.1%             0.2%
  124            Unanchored           3,400,000         3,400,000            0.1%             0.2%
  125           Conventional          3,300,000         3,300,000            0.1%                               0.7%
  126           Self Storage          3,250,000         3,250,000            0.1%             0.2%
  127          Limited Service        3,150,000         3,150,000            0.1%             0.2%
  128             Suburban            3,100,000         3,100,000            0.1%             0.2%
  129           Single Tenant         3,052,000         3,052,000            0.1%             0.2%
  130           Conventional          2,960,000         2,960,000            0.1%                               0.6%
  131             Townhome            2,950,000         2,950,000            0.1%                               0.6%
  132              Office             2,900,000         2,900,000            0.1%             0.1%
  133             Suburban            2,900,000         2,900,000            0.1%             0.1%
  134             Suburban            2,800,000         2,800,000            0.1%             0.1%
  135           Conventional          2,625,000         2,616,893            0.1%                               0.5%
  136            Unanchored           2,600,000         2,600,000            0.1%             0.1%
  137            Unanchored           2,500,000         2,500,000            0.1%             0.1%
  138             Suburban            2,500,000         2,500,000            0.1%             0.1%
  139           Single Tenant         2,450,000         2,450,000            0.1%             0.1%
  140           Office/Retail         2,365,000         2,365,000            0.1%             0.1%
  141           Office/Retail         2,350,000         2,350,000            0.1%             0.1%
  142              Retail             2,600,000         2,349,735            0.1%             0.1%
  143              Retail             2,150,000         2,148,094            0.1%             0.1%
  144           Single Tenant         2,140,000         2,140,000            0.1%             0.1%
  145           Conventional          2,000,000         2,000,000            0.1%                               0.4%
  146           Single Tenant         1,895,000         1,891,025            0.1%             0.1%
  147             Suburban            1,825,000         1,825,000            0.1%             0.1%
  148            Unanchored           1,780,000         1,776,023            0.1%             0.1%
  149            Unanchored           1,690,000         1,688,618            0.1%             0.1%
  150             Suburban            1,530,000         1,530,000            0.1%             0.1%
  151           Conventional          1,525,000         1,518,128            0.1%                               0.3%
  152             Anchored            1,500,000         1,495,166            0.1%             0.1%
  153            Unanchored           1,490,000         1,490,000            0.1%             0.1%

MORTGAGE                                                                                                INTEREST    ORIGINAL TERM TO
  LOAN                                        MATURITY DATE OR                   LOAN ADMINISTRATIVE    ACCRUAL     MATURITY OR ARD
 NUMBER   ORIGINATION DATE   FIRST PAY DATE         ARD          MORTGAGE RATE        COST RATE          METHOD          (MOS.)
------------------------------------------------------------------------------------------------------------------------------------

   1          11/17/06          01/08/07          12/08/16          6.43400%           0.02091%        Actual/360          120
  1.01
  1.02
   2          03/30/07          05/01/07          04/01/17          5.53100%           0.03091%        Actual/360          120
   3          02/05/07          03/07/07          03/07/17          5.86500%           0.03091%        Actual/360          121
   4          08/14/06          10/01/06          09/01/11          5.60275%           0.02091%        Actual/360           60
  4.01
  4.02
  4.03
  4.04
   5          12/11/06          02/06/07          01/06/17          5.81500%           0.02091%        Actual/360          120
   6          02/23/07          04/11/07          03/11/12          5.67000%           0.02091%        Actual/360           60
   7          03/13/07          05/11/07          04/11/17          5.91000%           0.03591%        Actual/360          120
   8          01/25/07          03/11/07          02/11/17          5.67000%           0.02091%        Actual/360          120
   9          01/25/07          03/01/07          02/01/17          5.65100%           0.03091%        Actual/360          120
   10         01/31/07          03/06/07          02/06/17          5.69500%           0.02091%        Actual/360          120
   11         01/25/07          03/11/07          02/11/17          5.55000%           0.02091%        Actual/360          120
   12         02/23/07          04/11/07          03/11/12          5.68000%           0.02091%        Actual/360           60
   13         01/25/07          03/11/07          02/11/17          5.55000%           0.02091%        Actual/360          120
   14         03/01/07          04/11/07          03/11/17          5.65000%           0.02091%        Actual/360          120
 14.01
 14.02
 14.03
 14.04
 14.05
 14.06
 14.07
   15         02/08/07          04/01/07          03/01/17          6.33800%           0.03091%        Actual/360          120
   16         11/30/06          01/01/07          12/01/16          5.62100%           0.03091%        Actual/360          120
   17         02/15/07          04/11/07          03/11/17          6.03000%           0.02091%        Actual/360          120
   18         01/11/07          03/06/07          02/06/12          5.80550%           0.02091%        Actual/360           60
   19         03/23/07          05/11/07          04/11/17          5.41000%           0.02091%        Actual/360          120
   20         12/20/06          02/01/07          01/01/17          5.64000%           0.03091%        Actual/360          120
   21         02/09/07          03/11/07          02/11/17          5.84000%           0.02091%        Actual/360          120
   22         12/22/06          02/06/07          01/06/17          5.63000%           0.02091%        Actual/360          120
   23         12/20/06          02/01/07          01/01/17          5.79000%           0.03091%        Actual/360          120
   24         02/27/07          04/11/07          03/11/17          5.72000%           0.02091%        Actual/360          120
   25         03/27/07          05/01/07          04/01/17          5.53650%           0.03091%        Actual/360          120
 25.01
 25.02
   26         03/27/07          05/01/07          04/01/12          5.86400%           0.03091%        Actual/360           60
   27         03/23/07          05/11/07          04/11/17          5.41000%           0.02091%        Actual/360          120
   28         02/27/07          04/11/07          03/11/17          5.47000%           0.07091%        Actual/360          120
   29         01/04/07          02/06/07          01/06/17          6.22000%           0.02091%        Actual/360          120
   30         02/13/07          04/11/07          03/11/17          5.77000%           0.02091%        Actual/360          120
   31         03/12/07          05/11/07          04/11/17          5.71000%           0.02091%        Actual/360          120
   32         02/27/07          04/11/07          03/11/17          5.57000%           0.02091%        Actual/360          120
   33         02/12/07          04/11/07          03/11/17          5.95000%           0.02091%        Actual/360          120
   34         02/09/07          03/11/07          02/11/17          5.67000%           0.02091%        Actual/360          120
   35         11/09/05          12/11/05          11/11/20          6.29000%           0.02091%        Actual/360          180
   36         02/07/07          04/01/07          03/01/17          5.91300%           0.08091%        Actual/360          120
   37         03/14/07          05/11/07          04/11/17          5.76000%           0.07091%        Actual/360          120
   38         11/13/06          01/11/07          12/11/16          5.69000%           0.02091%        Actual/360          120
   39         12/11/06          02/01/07          01/01/17          5.70700%           0.03091%        Actual/360          120
   40         01/24/07          03/11/07          02/11/17          5.50000%           0.02091%        Actual/360          120
   41         01/29/07          03/11/07          02/11/17          5.58000%           0.02091%        Actual/360          120
   42         12/19/06          02/11/07          01/11/17          5.73000%           0.02091%        Actual/360          120
 42.01
 42.02
 42.03
   43         03/13/07          05/11/07          04/11/17          5.77000%           0.02091%        Actual/360          120
   44         01/30/07          03/11/07          02/11/17          5.60000%           0.02091%        Actual/360          120
   45         12/20/06          02/01/07          01/01/17          5.69400%           0.03091%        Actual/360          120
   46         02/26/07          04/06/07          03/06/17          5.79700%           0.03091%        Actual/360          120
 46.01
 46.02
 46.03
   47         12/22/06          02/01/07          01/01/12          5.64600%           0.03091%        Actual/360           60
   48         02/09/07          03/11/07          02/11/17          5.61000%           0.02091%        Actual/360          120
   49         02/09/07          03/11/07          02/11/17          5.76000%           0.02091%        Actual/360          120
   50         02/28/07          04/01/07          03/01/17          5.83100%           0.03091%        Actual/360          120
   51         02/01/07          03/11/07          02/11/17          5.69000%           0.05091%        Actual/360          120
   52         02/21/07          04/11/07          03/11/17          5.75000%           0.02091%        Actual/360          120
   53         11/30/06          01/06/07          12/06/16          5.78000%           0.09091%        Actual/360          120
   55         03/15/07          05/11/07          04/11/17          5.75000%           0.02091%        Actual/360          120
   56         12/13/06          02/01/07          01/01/12          5.90000%           0.03091%        Actual/360           60
   57         02/20/07          04/06/07          03/06/17          5.80900%           0.02091%        Actual/360          120
   58         12/29/06          02/01/07          01/01/12          6.21600%           0.03091%        Actual/360           60
   59         01/30/07          03/11/07          02/11/17          5.68000%           0.02091%        Actual/360          120
   60         03/05/07          05/01/07          04/01/17          5.62000%           0.03091%        Actual/360          120
 60.01
 60.02
 60.03
 60.04
 60.05
 60.06
   61         03/14/07          05/11/07          04/11/17          5.59000%           0.02091%        Actual/360          120
   62         12/07/06          02/01/07          01/01/17          5.48300%           0.03091%        Actual/360          120
   63         02/12/07          04/11/07          03/11/17          5.83000%           0.02091%        Actual/360          120
   64         11/30/06          01/01/07          12/01/16          5.57200%           0.03091%        Actual/360          120
   65         03/06/07          05/01/07          04/01/17          5.98200%           0.03091%        Actual/360          120
   66         03/19/07          05/01/07          04/01/17          5.68000%           0.03091%        Actual/360          120
   67         01/10/07          03/11/07          02/11/17          5.56000%           0.02091%        Actual/360          120
   68         03/23/07          05/11/07          04/11/17          5.41000%           0.02091%        Actual/360          120
   70         01/30/07          03/11/07          02/11/17          5.89000%           0.02091%        Actual/360          120
   71         02/22/07          04/11/07          03/11/17          5.71000%           0.02091%        Actual/360          120
   72         12/28/06          02/01/07          01/01/17          5.71800%           0.03091%        Actual/360          120
   73         02/21/07          04/11/07          03/11/17          5.75000%           0.02091%        Actual/360          120
   74         02/23/07          04/06/07          03/06/17          5.91100%           0.02091%        Actual/360          120
   75         03/22/07          05/01/07          04/01/17          5.64600%           0.03091%        Actual/360          120
   76         02/19/07          04/11/07          03/11/27          6.15000%           0.02091%        Actual/360          240
   77         02/28/07          04/11/07          03/11/17          5.63000%           0.02091%        Actual/360          120
   78         12/27/06          02/01/07          01/01/17          5.62400%           0.03091%        Actual/360          120
   79         11/13/06          01/11/07          12/11/16          5.82000%           0.02091%        Actual/360          120
   80         01/24/07          03/01/07          02/01/17          5.88700%           0.05091%        Actual/360          120
   81         03/12/07          05/01/07          04/01/17          5.72600%           0.13091%        Actual/360          120
   82         01/10/07          03/11/07          02/11/17          5.56000%           0.02091%        Actual/360          120
   83         03/02/07          04/11/07          03/11/17          5.72000%           0.02091%        Actual/360          120
   84         12/26/06          02/06/07          01/06/17          5.79000%           0.09091%        Actual/360          120
   85         02/02/07          04/01/07          03/01/17          6.12800%           0.03091%        Actual/360          120
   86         03/02/07          04/06/07          03/06/17          5.51000%           0.02091%        Actual/360          120
   87         02/12/07          04/01/07          03/01/17          5.68600%           0.03091%        Actual/360          120
   88         02/08/07          04/01/07          03/01/17          5.99000%           0.03091%        Actual/360          120
   89         02/13/07          04/11/07          03/11/17          5.69000%           0.02091%        Actual/360          120
   90         12/28/06          02/01/07          01/01/17          5.51000%           0.03091%        Actual/360          120
   91         03/06/07          04/11/07          03/11/17          5.51000%           0.02091%        Actual/360          120
   92         02/14/07          04/11/07          03/11/17          5.77000%           0.02091%        Actual/360          120
 92.01
 92.02
 92.03
   93         03/01/07          04/01/07          03/01/17          5.83100%           0.03091%        Actual/360          120
   94         03/12/07          05/11/07          04/11/12          5.90000%           0.02091%        Actual/360           60
   95         02/01/07          03/01/07          02/01/17          5.40400%           0.03091%        Actual/360          120
   96         12/28/06          02/06/07          01/06/17          5.39100%           0.07091%        Actual/360          120
   97         03/12/07          05/11/07          04/11/17          5.73000%           0.02091%        Actual/360          120
   98         02/15/07          04/01/07          03/01/17          5.89200%           0.03091%        Actual/360          120
   99         02/23/07          04/11/07          03/11/17          5.70000%           0.02091%        Actual/360          120
  101         12/28/06          02/06/07          01/06/17          5.39100%           0.07091%        Actual/360          120
  102         12/22/06          02/06/07          01/06/17          6.17500%           0.02091%        Actual/360          120
  103         01/16/07          03/11/07          02/11/17          5.69000%           0.02091%        Actual/360          120
  104         02/12/07          04/11/07          03/11/17          5.63000%           0.02091%        Actual/360          120
  105         02/12/07          04/01/07          03/01/17          5.30200%           0.03091%        Actual/360          120
  106         03/15/07          05/01/07          04/01/17          6.08200%           0.13091%        Actual/360          120
  107         03/12/07          05/11/07          04/11/17          5.76000%           0.02091%        Actual/360          120
  108         03/08/07          05/06/07          04/06/12          5.88000%           0.07091%        Actual/360           60
  109         02/01/07          04/11/07          03/11/17          6.07000%           0.08091%        Actual/360          120
  110         01/31/07          03/01/07          02/01/17          5.97500%           0.03091%        Actual/360          120
  111         03/09/07          05/01/07          04/01/17          5.63000%           0.03091%        Actual/360          120
  112         01/17/07          03/01/07          02/01/12          6.23700%           0.03091%        Actual/360           60
  113         01/25/07          03/11/07          02/11/17          5.76000%           0.02091%        Actual/360          120
  114         02/08/07          04/01/07          03/01/17          5.63700%           0.03091%        Actual/360          120
  115         02/01/07          04/11/07          03/11/17          6.01000%           0.02091%        Actual/360          120
  116         01/30/07          04/11/07          03/11/17          5.91000%           0.02091%        Actual/360          120
  117         02/13/07          04/11/07          03/11/17          5.50000%           0.02091%        Actual/360          120
  118         12/28/06          02/06/07          01/06/17          5.79500%           0.06091%        Actual/360          120
  119         02/16/07          04/11/07          03/11/17          6.06000%           0.02091%        Actual/360          120
 119.01
 119.02
  120         02/01/07          04/11/07          03/11/17          6.03000%           0.09091%        Actual/360          120
  121         03/08/07          05/01/07          04/01/17          5.76400%           0.03091%        Actual/360          120
  123         11/16/06          01/11/07          12/11/16          5.74000%           0.02091%        Actual/360          120
  124         02/13/07          04/01/07          03/01/17          5.89600%           0.03091%        Actual/360          120
  125         02/13/07          04/11/07          03/11/17          5.69000%           0.02091%        Actual/360          120
  126         11/29/06          01/01/07          12/01/16          5.68800%           0.03091%        Actual/360          120
  127         03/02/07          05/01/07          04/01/17          5.81100%           0.03091%        Actual/360          120
  128         03/22/07          05/01/07          04/01/17          5.71800%           0.03091%        Actual/360          120
  129         11/28/06          01/11/07          12/11/16          5.33000%           0.02091%        Actual/360          120
  130         03/15/07          05/01/07          04/01/17          5.83500%           0.03091%        Actual/360          120
  131         01/12/07          03/11/07          02/11/17          5.68000%           0.10091%        Actual/360          120
  132         01/11/07          03/06/07          02/06/17          5.97500%           0.02091%        Actual/360          120
  133         12/13/06          02/01/07          01/01/17          5.67000%           0.03091%        Actual/360          120
  134         12/21/06          02/01/07          01/01/17          5.71300%           0.03091%        Actual/360          120
  135         12/22/06          02/01/07          01/01/17          5.85000%           0.03091%        Actual/360          120
  136         12/14/06          02/01/07          01/01/17          5.75400%           0.03091%        Actual/360          120
  137         12/21/06          02/11/07          01/11/17          5.92000%           0.02091%        Actual/360          120
  138         02/09/07          04/01/07          03/01/17          5.96500%           0.03091%        Actual/360          120
  139         11/21/06          01/01/07          12/01/16          5.80000%           0.03091%        Actual/360          120
  140         03/21/07          05/06/07          04/06/17          5.61000%           0.09091%        Actual/360          120
  141         12/19/06          02/01/07          01/01/17          5.86500%           0.03091%        Actual/360          120
  142         05/25/01          07/15/01          10/15/25          8.25000%           0.03091%          30/360            292
  143         02/20/07          04/11/07          03/11/17          5.74000%           0.02091%        Actual/360          120
  144         11/21/06          01/11/07          12/11/11          6.31000%           0.02091%        Actual/360           60
  145         02/20/07          04/11/07          03/11/17          5.72000%           0.02091%        Actual/360          120
  146         01/03/07          03/01/07          02/01/17          6.19300%           0.03091%        Actual/360          120
  147         02/08/07          04/11/07          03/11/12          6.12000%           0.02091%        Actual/360           60
  148         01/12/07          03/01/07          02/01/17          5.80600%           0.03091%        Actual/360          120
  149         02/14/07          04/11/07          03/11/17          6.05000%           0.02091%        Actual/360          120
  150         02/27/07          04/11/07          03/11/17          5.88000%           0.02091%        Actual/360          120
  151         12/13/06          02/11/07          01/11/17          5.77000%           0.02091%        Actual/360          120
  152         12/27/06          02/01/07          01/01/17          5.62400%           0.03091%        Actual/360          120
  153         03/15/07          05/01/07          04/01/17          5.75300%           0.03091%        Actual/360          120

MORTGAGE   REMAINING TERM TO
  LOAN      MATURITY OR ARD    REMAINING IO    ORIGINAL AMORT   REMAINING AMORT   MONTHLY P&I    MATURITY DATE OR ARD
 NUMBER         (MOS.)         PERIOD (MOS.)    TERM (MOS.)       TERM (MOS.)     PAYMENTS ($)   BALLOON BALANCE ($)    ARD LOAN
--------------------------------------------------------------------------------------------------------------------------------

   1              116               116              IO               IO               IO             250,000,000           N
  1.01
  1.02
   2              120               120              IO               IO               IO             243,500,000           N
   3              119               58              351               351           1,026,321         159,764,756           N
   4              53                53               IO               IO               IO             100,000,000           N
  4.01
  4.02
  4.03
  4.04
   5              117               21              360               360            481,921          72,355,894            N
   6              59                59               IO               IO               IO             42,000,000            N
   7              120               60              360               360            249,386          39,241,524            N
   8              118               118              IO               IO               IO             38,000,000            N
   9              118               58              360               360            216,487          34,916,244            Y
   10             118               58              360               360            217,531          34,937,627            N
   11             118               118              IO               IO               IO             36,800,000            N
   12             59                59               IO               IO               IO             35,000,000            N
   13             118               118              IO               IO               IO             33,200,000            N
   14             119               119              IO               IO               IO             33,088,000            N
 14.01
 14.02
 14.03
 14.04
 14.05
 14.06
 14.07
   15             119               59              360               360            204,364          30,899,721            Y
   16             116               44              360               360            172,621          27,429,665            Y
   17             119               119              IO               IO               IO             29,200,000            N
   18             58                58               IO               IO               IO             28,500,000            N
   19             120               120              IO               IO               IO             25,280,000            N
   20             117               117              IO               IO               IO             25,000,000            N
   21             118               118              IO               IO               IO             24,000,000            N
   22             117               57              360               360            136,505          22,061,411            N
   23             117               21              360               360            134,807          20,283,226            Y
   24             119               119              IO               IO               IO             22,500,000            N
   25             120               120              IO               IO               IO             22,350,000            N
 25.01
 25.02
   26             60                                360               360            124,075          19,612,621            N
   27             120               120              IO               IO               IO             20,500,000            N
   28             119               119              IO               IO               IO             20,160,000            N
   29             117               21              360               360            115,542          16,763,335            N
   30             119               59              360               360            109,015          17,383,288            N
   31             120               60              360               360            105,981          16,995,523            N
   32             119               119              IO               IO               IO             18,225,000            N
   33             119               119              IO               IO               IO             18,000,000            N
   34             118               58              360               360            104,130          16,764,235            N
   35             163                               360               343            108,701          13,006,702            N
   36             119               34              360               360            102,460          15,529,147            N
   37             120               60              360               360            99,315           15,851,055            N
   38             116               116              IO               IO               IO             15,680,000            N
   39             117               21              360               360            90,031           13,642,779            N
   40             118               118              IO               IO               IO             15,500,000            N
   41             118               118              IO               IO               IO             15,125,000            N
   42             117                               300               297            94,687           11,570,406            N
 42.01
 42.02
 42.03
   43             120               60              360               360            86,557           13,801,639            N
   44             118               118              IO               IO               IO             13,850,000            N
   45             117               57              360               360            80,043           12,857,354            Y
   46             119               35              360               360            80,359           12,332,867            N
 46.01
 46.02
 46.03
   47             57                57               IO               IO               IO             13,500,000            Y
   48             118                               360               358            77,586           11,314,347            N
   49             118               118              IO               IO               IO             13,320,000            N
   50             119                               360               359            77,712           11,142,194            N
   51             118               118              IO               IO               IO             12,000,000            N
   52             119               119              IO               IO               IO             11,760,000            N
   53             116               56              360               360            66,452           10,587,685            N
   55             120               120              IO               IO               IO             11,000,000            N
   56             57                57               IO               IO               IO             10,985,000            N
   57             119               47              360               360            64,019            9,999,034            N
   58             57                57               IO               IO               IO             10,900,000            Y
   59             118               118              IO               IO               IO             10,332,000            Y
   60             120               12              360               360            59,260            8,847,888            N
 60.01
 60.02
 60.03
 60.04
 60.05
 60.06
   61             120               60              360               360            58,262            9,450,977            Y
   62             117               45              360               360            56,672            9,121,063            Y
   63             119                               300               299            60,859            7,394,097            N
   64             116               32              360               360            53,798            8,422,485            N
   65             120                               240               240            65,816            6,029,440            N
   66             120               84              360               360            52,701            8,747,727            N
   67             118                               360               358            51,440            7,531,324            N
   68             120               120              IO               IO               IO              8,640,000            N
   70             118               58              360               360            48,585            7,660,137            N
   71             119               119              IO               IO               IO              8,000,000            N
   72             117               24              360               357            46,523            7,045,106            N
   73             119               119              IO               IO               IO              7,800,000            N
   74             119               29              360               360            45,518            6,846,009            N
   75             120               120              IO               IO               IO              7,500,000            N
   76             239                               240               239            54,787                                 N
   77             119               119              IO               IO               IO              7,400,000            N
   78             117                               360               357            42,594            6,205,200            Y
   79             116               56              360               360            42,761            6,787,303            N
   80             118               34              360               360            40,869            6,220,846            N
   81             120               36              360               360            39,288            6,067,426            Y
   82             118                               360               358            38,580            5,648,492            N
   83             119               59              360               360            38,681            6,197,382            N
   84             117                               360               357            38,977            5,604,461            N
   85             119                               300               299            43,042            5,135,042            N
   86             119               35              360               360            36,947            5,817,420            N
   87             119               35              360               360            36,712            5,690,142            N
   88             119               59              360               360            37,731            5,892,799            Y
   89             119               23              360               360            35,366            5,368,226            N
   90             117               33              360               360            34,105            5,368,927            N
   91             119               59              360               360            33,537            5,482,267            N
   92             119                               360               359            34,506            4,971,068            N
 92.01
 92.02
 92.03
   93             119                               360               359            33,558            4,811,402            N
   94             60                24              360               360            33,364            5,416,638            N
   95             118               58              360               360            30,898            5,103,154            N
   96             117               117              IO               IO               IO              5,500,000            N
   97             120               36              420               420            30,370            5,115,499            N
   98             119                               360               359            32,120            4,583,424            Y
   99             119               83              360               360            31,342            5,191,902            N
  101             117               117              IO               IO               IO              5,300,000            N
  102             117               33              360               360            32,070            4,759,968            N
  103             118               58              360               360            29,684            4,769,820            N
  104             119               59              360               360            27,503            4,444,432            N
  105             119                               360               359            26,383            3,944,488            N
  106             120               36              360               360            28,548            4,272,507            Y
  107             120               25              360               360            27,458            4,150,422            N
  108             60                24              360               360            26,930            4,380,772            Y
  109             119                               300               299            27,565            3,300,223            N
  110             118               34              360               360            24,904            3,761,508            N
  111             120                               360               360            23,739            3,457,554            N
  112             58                58               IO               IO               IO              4,106,000            N
  113             118               118              IO               IO               IO              4,039,100            N
  114             119               35              360               360            23,057            3,589,265            N
  115             119                               360               359            24,008            3,394,474            N
  116             119                               360               359            23,751            3,384,419            N
  117             119                               360               359            22,712            3,342,411            N
  118             117                               360               357            23,457            3,371,611            N
  119             119                               300               299            25,433            3,046,827            N
 119.01
 119.02
  120             119                               300               299            24,876            2,985,586            N
  121             120                               360               360            21,041            3,032,341            N
  123             116               116              IO               IO               IO              3,413,000            Y
  124             119               35              360               360            20,158            3,066,721            N
  125             119               23              360               360            19,132            2,904,122            N
  126             116               20              360               360            18,838            2,859,516            Y
  127             120                               360               360            18,505            2,657,064            N
  128             120               24              360               360            18,028            2,729,711            N
  129             116               116              IO               IO               IO              3,052,000            Y
  130             120               36              360               360            17,434            2,666,471            N
  131             118               22              360               360            17,084            2,594,704            N
  132             118               118              IO               IO               IO              2,900,000            Y
  133             117               21              360               360            16,777            2,550,310            N
  134             117               117              IO               IO               IO              2,800,000            N
  135             117                               360               357            15,486            2,216,272            N
  136             117               33              360               360            15,180            2,338,065            Y
  137             117               117              IO               IO               IO              2,500,000            N
  138             119               35              360               360            14,933            2,257,997            N
  139             116               56              360               360            14,375            2,286,075            Y
  140             120               24              360               360            13,592            2,077,222            N
  141             117               21              360               360            13,886            2,076,001            N
  142             222                               292               222            20,671                                 N
  143             119                               360               359            12,533            1,809,846            N
  144             56                56               IO               IO               IO              2,140,000            Y
  145             119               47              360               360            11,633            1,831,936            N
  146             118                               360               358            11,598            1,615,949            Y
  147             59                59               IO               IO               IO              1,825,000            N
  148             118                               360               358            10,451            1,500,708            N
  149             119                               360               359            10,187            1,435,856            N
  150             119               23              360               360             9,055            1,352,411            N
  151             117                               300               297             9,612            1,171,695            N
  152             117                               360               357             8,634            1,257,811            N
  153             120                               360               360             8,698            1,254,634            N

MORTGAGE
  LOAN                                                                                                 MORTGAGE LOAN   APPRAISAL
 NUMBER               PREPAYMENT PROVISIONS               APPRAISED VALUE ($)   MORTGAGE LOAN NUMBER      NUMBER         DATE
--------------------------------------------------------------------------------------------------------------------------------

   1                    L(28),D(88),O(4)                     5,400,000,000               1                   1         11/01/06
  1.01                                                                                  1.01               1.01
  1.02                                                                                  1.02               1.02
   2                    L(24),D(90),O(6)                      305,000,000                2                   2         02/16/07
   3                    L(26),D(92),O(3)                      247,500,000                3                   3         01/09/07
   4                    L(31),D(20),O(9)                     2,329,500,000               4                   4         08/01/06
  4.01                                                       2,200,000,000              4.01               4.01        08/01/06
  4.02                                                        72,000,000                4.02               4.02        08/01/06
  4.03                                                        48,000,000                4.03               4.03        08/01/06
  4.04                                                         9,500,000                4.04               4.04        08/01/06
   5                    L(27),D(90),O(3)                      177,900,000                5                   5         10/05/06
   6                   GRTR1%orYM(57),O(3)                    67,500,000                 6                   6         01/01/07
   7                L(7),GRTR1%orYM(110),O(3)                 62,000,000                 7                   7         01/01/08
   8           L(26),D(90) or GRTR1%orYM(90),O(4)             47,500,000                 8                   8         10/27/06
   9                    L(26),D(90),O(4)                      47,500,000                 9                   9         11/15/06
   10                   L(26),D(90),O(4)                      48,000,000                 10                 10         08/29/06
   11          L(26),D(90) or GRTR1%orYM(90),O(4)             46,400,000                 11                 11         11/30/06
   12                  GRTR1%orYM(57),O(3)                    56,100,000                 12                 12         01/08/07
   13          L(26),D(90) or GRTR1%orYM(90),O(4)             43,700,000                 13                 13         11/30/06
   14                   L(25),D(92),O(3)                      41,360,000                 14                 14         Various
 14.01                                                         8,530,000               14.01               14.01       02/15/07
 14.02                                                         8,210,000               14.02               14.02       02/15/08
 14.03                                                         6,000,000               14.03               14.03       12/31/07
 14.04                                                         5,400,000               14.04               14.04       12/21/06
 14.05                                                         5,400,000               14.05               14.05       12/18/06
 14.06                                                         4,220,000               14.06               14.06       12/18/06
 14.07                                                         3,600,000               14.07               14.07       12/13/06
   15                   L(25),D(91),O(4)                      43,000,000                 15                 15         12/01/06
   16                   L(28),D(88),O(4)                      47,900,000                 16                 16         10/17/06
   17                   L(25),D(92),O(3)                      37,000,000                 17                 17         06/01/08
   18          L(26),D(27) or GRTR1%orYM(27),O(7)             42,900,000                 18                 18         01/24/07
   19                   L(24),D(93),O(3)                      31,600,000                 19                 19         02/01/07
   20                   L(27),D(89),O(4)                      33,300,000                 20                 20         11/27/06
   21                   L(26),D(90),O(4)                      32,000,000                 21                 21         01/09/07
   22                   L(27),D(90),O(3)                      31,500,000                 22                 22         11/28/06
   23                   L(27),D(89),O(4)                      33,000,000                 23                 23         09/28/06
   24                   L(25),D(91),O(4)                      29,500,000                 24                 24         02/20/07
   25                 GRTR1%orYM(113),O(7)                    29,800,000                 25                 25         02/27/07
 25.01                                                        19,500,000               25.01               25.01       02/27/07
 25.02                                                        10,300,000               25.02               25.02       02/27/07
   26                   L(24),D(32),O(4)                      29,900,000                 26                 26         01/09/07
   27                   L(24),D(93),O(3)                      33,400,000                 27                 27         02/08/07
   28                   L(25),D(91),O(4)                      25,200,000                 28                 28         12/07/06
   29                   L(27),D(89),O(4)                      25,700,000                 29                 29         10/20/06
   30                   L(25),D(92),O(3)                      23,300,000                 30                 30         12/04/06
   31                   L(24),D(92),O(4)                      22,800,000                 31                 31         01/03/07
   32               L(36),GRTR1%orYM(77),O(7)                 24,000,000                 32                 32         01/16/07
   33               L(24),GRTR1%orYM(92),O(4)                 24,000,000                 33                 33         01/20/07
   34                   L(48),D(69),O(3)                      24,500,000                 34                 34         12/13/06
   35                   L(41),D(136),O(3)                     23,000,000                 35                 35         09/01/06
   36                   L(25),D(91),O(4)                      19,000,000                 36                 36         11/20/06
   37                   L(24),D(93),O(3)                      21,270,000                 37                 37         12/28/06
   38                   L(28),D(88),O(4)                      22,500,000                 38                 38         09/01/06
   39                   L(27),D(89),O(4)                      20,000,000                 39                 39         11/03/06
   40                   L(26),D(91),O(3)                      25,000,000                 40                 40         01/02/07
   41                 GRTR1%orYM(116),O(4)                    19,500,000                 41                 41         12/18/06
   42                   L(27),D(90),O(3)                      18,850,000                 42                 42         Various
 42.01                                                         7,200,000               42.01               42.01       10/18/06
 42.02                                                         6,850,000               42.02               42.02       10/20/06
 42.03                                                         4,800,000               42.03               42.03       10/20/06
   43                   L(24),D(93),O(3)                      18,500,000                 43                 43         12/07/06
   44                   L(26),D(91),O(3)                      17,400,000                 44                 44         12/28/06
   45                   L(27),D(89),O(4)                      17,900,000                 45                 45         10/17/06
   46                   L(25),D(92),O(3)                      18,250,000                 46                 46         12/08/06
 46.01                                                         9,000,000               46.01               46.01       12/08/06
 46.02                                                         4,900,000               46.02               46.02       12/08/06
 46.03                                                         4,350,000               46.03               46.03       12/08/06
   47                  GRTR1%orYM(56),O(4)                    17,400,000                 47                 47         11/24/06
   48     GRTR1%orYM(36),D(81),O(3) or L(26),D(91),O(3)       27,500,000                 48                 48         01/20/07
   49                   L(26),D(89),O(5)                      16,650,000                 49                 49         05/01/07
   50                   L(25),D(91),O(4)                      17,600,000                 50                 50         01/02/07
   51                   L(26),D(90),O(4)                      15,160,000                 51                 51         01/03/07
   52              L(12),GRTR1%orYM(105),O(3)                 14,700,000                 52                 52         01/16/07
   53                   L(28),D(88),O(4)                      18,000,000                 53                 53         08/21/06
   55                   L(24),D(93),O(3)                      13,975,000                 55                 55         07/26/07
   56               L(6),GRTR1%orYM(29),O(25)                 18,900,000                 56                 56         10/05/06
   57                   L(25),D(92),O(3)                      16,000,000                 57                 57         12/10/06
   58              L(12),GRTR1%orYM(11),O(37)                 15,500,000                 58                 58         11/30/06
   59                   L(26),D(91),O(3)                      16,400,000                 59                 59         01/09/07
   60               L(24),GRTR1%orYM(92),O(4)                 13,200,000                 60                 60         Various
 60.01                                                         4,000,000               60.01               60.01       12/14/06
 60.02                                                         2,700,000               60.02               60.02       12/20/06
 60.03                                                         2,500,000               60.03               60.03       12/14/06
 60.04                                                         1,900,000               60.04               60.04       12/14/06
 60.05                                                         1,200,000               60.05               60.05       12/20/06
 60.06                                                          900,000                60.06               60.06       12/14/06
   61               GRTR1%orYM(24),D(90),O(6)                 12,700,000                 61                 61         10/05/06
   62                   L(27),D(89),O(4)                      12,850,000                 62                 62         10/22/06
   63                   L(25),D(92),O(3)                      13,700,000                 63                 63         01/04/07
   64                   L(28),D(88),O(4)                      12,000,000                 64                 64         04/01/07
   65                   L(24),D(92),O(4)                      11,875,000                 65                 65         01/15/07
   66                   L(24),D(92),O(4)                      12,400,000                 66                 66         12/11/06
   67                   L(26),D(91),O(3)                      12,100,000                 67                 67         11/21/06
   68                   L(24),D(93),O(3)                      10,800,000                 68                 68         02/01/07
   70               L(60),GRTR1%orYM(57),O(3)                 10,800,000                 70                 70         12/26/06
   71                   L(25),D(92),O(3)                      10,300,000                 71                 71         01/19/07
   72                   L(27),D(89),O(4)                      17,000,000                 72                 72         10/12/06
   73              L(12),GRTR1%orYM(105),O(3)                 12,700,000                 73                 73         01/16/07
   74                   L(25),D(92),O(3)                      10,200,000                 74                 74         12/11/06
   75                   L(24),D(92),O(4)                       9,350,000                 75                 75         01/28/07
   76                   L(25),D(212),O(3)                     10,540,000                 76                 76         01/03/07
   77              L(12),GRTR1%orYM(105),O(3)                  9,250,000                 77                 77         02/06/07
   78                   L(27),D(89),O(4)                       9,600,000                 78                 78         10/25/06
   79                   L(28),D(88),O(4)                      10,100,000                 79                 79         09/15/06
   80                   L(26),D(90),O(4)                       9,200,000                 80                 80         09/11/06
   81                   L(24),D(92),O(4)                       8,450,000                 81                 81         01/29/07
   82                   L(26),D(91),O(3)                      11,100,000                 82                 82         11/21/06
   83                   L(25),D(92),O(3)                       8,700,000                 83                 83         02/05/07
   84                   L(27),D(90),O(3)                       9,400,000                 84                 84         07/06/06
   85                   L(25),D(91),O(4)                       9,100,000                 85                 85         12/04/06
   86                   L(25),D(92),O(3)                      10,325,000                 86                 86         12/19/06
   87                   L(25),D(91),O(4)                       9,150,000                 87                 87         01/04/07
   88              L(25),GRTR1%orYM(34),O(61)                  9,750,000                 88                 88         12/21/06
   89                   L(25),D(92),O(3)                       8,300,000                 89                 89         01/10/07
   90               L(24),GRTR1%orYM(92),O(4)                  9,090,000                 90                 90         11/27/06
   91                   L(25),D(92),O(3)                       7,400,000                 91                 91         12/29/06
   92                   L(25),D(92),O(3)                       9,370,000                 92                 92         Various
 92.01                                                         4,600,000               92.01               92.01       12/22/06
 92.02                                                         2,770,000               92.02               92.02       12/19/06
 92.03                                                         2,000,000               92.03               92.03       12/21/06
   93                   L(25),D(91),O(4)                       8,000,000                 93                 93         12/01/06
   94                   L(24),D(33),O(3)                       7,900,000                 94                 94         12/21/06
   95                   L(26),D(90),O(4)                       7,700,000                 95                 95         11/27/06
   96                   L(27),D(90),O(3)                      13,850,000                 96                 96         12/14/06
   97                   L(24),D(93),O(3)                       7,830,000                 97                 97         03/01/07
   98               L(25),GRTR1%orYM(91),O(4)                  7,150,000                 98                 98         12/21/06
   99                   L(25),D(92),O(3)                       7,400,000                 99                 99         01/04/07
  101                   L(27),D(90),O(3)                      10,150,000                101                 101        12/14/06
  102                   L(27),D(90),O(3)                      10,085,000                102                 102        03/13/06
  103               L(36),GRTR1%orYM(81),O(3)                  6,400,000                103                 103        12/21/06
  104               L(19),GRTR1%orYM(98),O(3)                  7,700,000                104                 104        01/10/07
  105                   L(25),D(91),O(4)                      17,400,000                105                 105        12/14/06
  106                   L(24),D(92),O(4)                       5,900,000                106                 106        02/13/07
  107                   L(24),D(93),O(3)                       6,600,000                107                 107        01/07/07
  108               L(24),GRTR1%orYM(33),O(3)                  5,900,000                108                 108        12/12/06
  109                   L(25),D(92),O(3)                       5,750,000                109                 109        01/04/07
  110               L(26),GRTR1%orYM(90),O(4)                  5,340,000                110                 110        11/08/06
  111                   L(24),D(92),O(4)                       5,200,000                111                 111        12/04/06
  112               L(6),GRTR1%orYM(29),O(25)                  7,200,000                112                 112        12/01/06
  113                   L(26),D(90),O(4)                       6,870,000                113                 113        11/26/06
  114               L(25),GRTR1%orYM(88),O(7)                  5,300,000                114                 114        12/15/06
  115                   L(25),D(92),O(3)                       5,400,000                115                 115        01/08/07
  116                   L(25),D(92),O(3)                       5,000,000                116                 116        01/03/07
  117                   L(25),D(92),O(3)                       8,600,000                117                 117        12/05/06
  118                   L(27),D(90),O(3)                       5,600,000                118                 118        11/30/06
  119                   L(25),D(92),O(3)                       5,780,000                119                 119        Various
 119.01                                                        3,030,000               119.01             119.01       01/10/07
 119.02                                                        2,750,000               119.02             119.02       01/09/07
  120                   L(25),D(92),O(3)                       5,150,000                120                 120        01/03/07
  121               L(36),GRTR1%orYM(80),O(4)                  5,100,000                121                 121        01/03/07
  123                   L(48),D(68),O(4)                       5,300,000                123                 123        10/12/06
  124               L(25),GRTR1%orYM(91),O(4)                  4,350,000                124                 124        01/03/07
  125                   L(25),D(92),O(3)                       4,650,000                125                 125        01/04/07
  126                   L(28),D(88),O(4)                       4,960,000                126                 126        10/19/06
  127               L(36),GRTR1%orYM(80),O(4)                  4,700,000                127                 127        01/02/07
  128                   L(24),D(92),O(4)                       9,520,000                128                 128        10/12/06
  129                   L(48),D(68),O(4)                       4,700,000                129                 129        10/20/06
  130                   L(24),D(92),O(4)                       4,140,000                130                 130        02/01/07
  131                   L(26),D(91),O(3)                       3,900,000                131                 131        01/05/07
  132                   L(26),D(91),O(3)                       5,100,000                132                 132        12/08/06
  133                   L(27),D(89),O(4)                       3,700,000                133                 133        11/06/06
  134                   L(27),D(89),O(4)                       4,600,000                134                 134        11/07/06
  135                   L(27),D(89),O(4)                       3,400,000                135                 135        11/13/06
  136                   L(27),D(89),O(4)                       3,250,000                136                 136        10/23/06
  137               L(60),GRTR1%orYM(57),O(3)                  3,850,000                137                 137        11/02/06
  138                   L(25),D(91),O(4)                       4,200,000                138                 138        12/15/06
  139                   L(28),D(89),O(3)                       4,850,000                139                 139        09/29/06
  140                   L(24),D(93),O(3)                       3,800,000                140                 140        02/01/07
  141               L(27),GRTR1%orYM(89),O(4)                  3,110,000                141                 141        10/26/06
  142              L(12),GRTR1%orYM(279),O(1)                  4,000,000                142                 142        01/09/01
  143                   L(25),D(92),O(3)                       3,220,000                143                 143        01/17/07
  144                    L(48),D(8),O(4)                       4,280,000                144                 144        10/16/06
  145               L(60),GRTR1%orYM(57),O(3)                  6,890,000                145                 145        01/08/07
  146                   L(26),D(90),O(4)                       3,900,000                146                 146        11/03/06
  147                   L(25),D(32),O(3)                       2,600,000                147                 147        12/20/06
  148                   L(26),D(90),O(4)                       2,250,000                148                 148        11/29/06
  149                   L(25),D(92),O(3)                       2,120,000                149                 149        01/24/07
  150                   L(25),D(92),O(3)                       1,950,000                150                 150        01/15/07
  151                   L(27),D(90),O(3)                       2,300,000                151                 151        10/13/06
  152                   L(27),D(89),O(4)                       2,700,000                152                 152        10/17/06
  153                   L(24),D(92),O(4)                       1,900,000                153                 153        12/18/06

MORTGAGE
  LOAN                CUT-OFF DATE    LTV RATIO AT          YEAR                                            UNIT OF
 NUMBER    DSCR (X)    LTV RATIO     MATURITY OR ARD       BUILT        YEAR RENOVATED   NUMBER OF UNITS    MEASURE
--------------------------------------------------------------------------------------------------------------------

   1         1.73        55.6%            55.6%             1945             2006            11,227          Units
  1.01                                                      1945             2006             8,746          Units
  1.02                                                      1945             2006             2,481          Units
   2         1.26        79.8%            79.8%             1928             2002            647,924        Sq. Ft.
   3         1.10        69.5%            64.6%             1902             2004            484,180        Sq. Ft.
   4         1.81        51.5%            51.5%           Various          Various          1,989,759       Sq. Ft.
  4.01                                                      1959             2004           1,606,435       Sq. Ft.
  4.02                                                      1961             2004            199,362        Sq. Ft.
  4.03                                                      1983                             169,918        Sq. Ft.
  4.04                                                      1989                             14,044         Sq. Ft.
   5         1.63        46.1%            40.7%             1949             1998            387,826        Sq. Ft.
   6         2.39        62.2%            62.2%             1907             2003              252           Rooms
   7         1.22        67.7%            63.3%             1986             2006              293           Rooms
   8         1.29        80.0%            80.0%             1985                             242,659        Sq. Ft.
   9         1.20        79.0%            73.5%             1998                             163,487        Sq. Ft.
   10        1.18        78.1%            72.8%             1920             1998            296,102        Sq. Ft.
   11        1.38        79.3%            79.3%             1989                             242,292        Sq. Ft.
   12        2.23        62.4%            62.4%             1839             2002              183           Rooms
   13        1.21        76.0%            76.0%             1989                             126,770        Sq. Ft.
   14        1.33        80.0%            80.0%           Various          Various           564,687        Sq. Ft.
 14.01                                                   1987-1998                           108,590        Sq. Ft.
 14.02                                                      1988             2005            61,571         Sq. Ft.
 14.03                                                      2005                             84,856         Sq. Ft.
 14.04                                                      2003                             94,215         Sq. Ft.
 14.05                                                      2000                             75,905         Sq. Ft.
 14.06                                                      2004                             66,750         Sq. Ft.
 14.07                                                      1996                             72,800         Sq. Ft.
   15        1.13        76.5%            71.9%          2006-2007                           184,273        Sq. Ft.
   16        1.26        62.6%            57.3%             1910             2006            328,019        Sq. Ft.
   17        1.31        78.9%            78.9%             1981                             89,755         Sq. Ft.
   18        1.22        66.4%            66.4%             1982             2007            101,063        Sq. Ft.
   19        1.42        80.0%            80.0%             1923             2005            29,750         Sq. Ft.
   20        1.44        75.1%            75.1%             2005                               140           Units
   21        1.24        75.0%            75.0%             1978             2007            135,285        Sq. Ft.
   22        1.16        75.2%            70.0%             1988             2006            259,587        Sq. Ft.
   23        1.36        69.7%            61.5%             1960          2006-2007          367,260        Sq. Ft.
   24        1.41        76.3%            76.3%             2005                             105,864        Sq. Ft.
   25        1.13        75.0%            75.0%           Various                            157,175        Sq. Ft.
 25.01                                                      2006                             97,740         Sq. Ft.
 25.02                                                      2005                             59,435         Sq. Ft.
   26        1.40        70.2%            65.6%          1980/2001                             245           Rooms
   27        1.23        61.4%            61.4%             1925             2002            40,910         Sq. Ft.
   28        1.33        80.0%            80.0%             1987                               300           Units
   29        1.44        73.2%            65.2%             1998             2003              114           Rooms
   30        1.24        80.0%            74.6%             2004                               234           Units
   31        1.25        80.0%            74.5%             1992                             183,877        Sq. Ft.
   32        1.38        75.9%            75.9%             1990                             101,555        Sq. Ft.
   33        1.20        75.0%            75.0%             1974                             88,879         Sq. Ft.
   34        1.34        73.5%            68.4%             1986             1988            218,117        Sq. Ft.
   35        1.10        75.2%            56.6%             2006                             136,000        Sq. Ft.
   36        1.47        79.0%            69.9%             1989          2006-2007            125           Rooms
   37        1.24        79.9%            74.5%             1989             1997            182,119        Sq. Ft.
   38        1.56        69.7%            69.7%             2005                             113,820        Sq. Ft.
   39        1.26        77.5%            68.2%             2000                               110           Units
   40        1.87        62.0%            62.0%             1993                               284           Units
   41        1.24        77.6%            77.6%             1989                               176           Units
   42        1.20        79.6%            61.4%           Various                            503,270        Sq. Ft.
 42.01                                                      1987                             205,340        Sq. Ft.
 42.02                                                      1978                             175,200        Sq. Ft.
 42.03                                                      1968                             122,730        Sq. Ft.
   43        1.20        80.0%            74.6%             2005                               154           Units
   44        1.37        79.6%            79.6%             1981             2001            37,978         Sq. Ft.
   45        1.10        77.1%            71.8%             1915             1989            67,971         Sq. Ft.
   46        1.20        75.1%            67.6%           Various          Various           315,199        Sq. Ft.
 46.01                                                      1987                             120,003        Sq. Ft.
 46.02                                                      1987             2000            94,618         Sq. Ft.
 46.03                                                      1986             1996            100,578        Sq. Ft.
   47        1.35        77.6%            77.6%             1991             2006              208           Units
   48        1.74        49.0%            41.1%             1989                             148,488        Sq. Ft.
   49        1.38        80.0%            80.0%             1970             2006            48,720         Sq. Ft.
   50        1.37        74.9%            63.3%             1969         2004-Ongoing          130           Rooms
   51        1.38        79.2%            79.2%             1973                               195           Units
   52        1.24        80.0%            80.0%             1982                             55,863         Sq. Ft.
   53        1.62        63.1%            58.8%             1987                             132,878        Sq. Ft.
   55        1.18        78.7%            78.7%             1988             2006            51,153         Sq. Ft.
   56        1.72        58.1%            58.1%             1980                               312           Units
   57        1.23        68.1%            62.5%             1963             2002            137,559        Sq. Ft.
   58        1.28        70.3%            70.3%          1957/1966           2006            28,600         Sq. Ft.
   59        1.61        63.0%            63.0%             2001                             63,000         Sq. Ft.
   60        1.20        78.0%            67.0%           Various                            247,930        Sq. Ft.
 60.01                                                   1973/1986                           76,425         Sq. Ft.
 60.02                                                 1990/1992/1995                        48,083         Sq. Ft.
 60.03                                                      1987                             38,700         Sq. Ft.
 60.04                                                      1987                             37,825         Sq. Ft.
 60.05                                                   1989/1998                           25,542         Sq. Ft.
 60.06                                                      1993                             21,355         Sq. Ft.
   61        1.22        80.0%            74.4%             1965             2001            114,332        Sq. Ft.
   62        1.24        77.8%            71.0%             1984             2005            185,978        Sq. Ft.
   63        1.29        70.0%            54.0%             1999             2006              132           Rooms
   64        1.24        78.3%            70.2%             2006                             30,635         Sq. Ft.
   65        1.17        71.6%            44.9%             1974             2006            40,115         Sq. Ft.
   66        1.13        73.4%            70.5%             2002                             29,309         Sq. Ft.
   67        1.12        74.2%            62.2%             1989                             280,000        Sq. Ft.
   68        1.27        80.0%            80.0%             1923             2007             8,000         Sq. Ft.
   70        1.19        75.9%            70.9%             1986             2002            189,450        Sq. Ft.
   71        1.46        77.7%            77.7%             1995                             64,064         Sq. Ft.
   72        1.70        46.9%            41.4%             1989                             52,103         Sq. Ft.
   73        1.28        61.4%            61.4%             1990                             48,183         Sq. Ft.
   74        1.17        75.1%            67.1%             1965             2003            70,000         Sq. Ft.
   75        1.38        80.2%            80.2%             1986                               145           Units
   76        1.30        71.0%                              1986                             202,760        Sq. Ft.
   77        1.46        80.0%            80.0%             1988                             61,019         Sq. Ft.
   78        1.16        76.8%            64.6%          1983/1995           1995            48,000         Sq. Ft.
   79        1.31        72.0%            67.2%             2004                             54,219         Sq. Ft.
   80        1.01        69.1%            61.7%          2003/2006                           42,410         Sq. Ft.
   81        1.26        79.9%            71.8%          1979/1989                           138,640        Sq. Ft.
   82        1.11        60.7%            50.9%             1990                             150,000        Sq. Ft.
   83        1.29        76.4%            71.2%             1974                               174           Units
   84        1.34        70.5%            59.6%             1991                             51,943         Sq. Ft.
   85        1.51        72.4%            56.4%             1999             2006              79            Rooms
   86        1.50        63.0%            56.3%             1930             2006            59,093         Sq. Ft.
   87        1.10        69.2%            62.2%             2005                               92            Rooms
   88        1.36        64.6%            60.4%             1848             2000            38,992         Sq. Ft.
   89        1.29        73.5%            64.7%             1983                               208           Units
   90        1.20        59.4%            52.4%             2005                             68,520         Sq. Ft.
   91        1.22        79.7%            74.1%             2006                             46,777         Sq. Ft.
   92        1.30        62.9%            53.1%           Various          Various           33,817         Sq. Ft.
 92.01                                                      1952             2002             8,251         Sq. Ft.
 92.02                                                      1949             2001            16,006         Sq. Ft.
 92.03                                                      1969             1998             9,560         Sq. Ft.
   93        1.36        71.2%            60.1%             1973          1990/2004            112           Rooms
   94        1.26        71.2%            68.6%             1963             2005            39,406         Sq. Ft.
   95        1.20        71.4%            66.3%          1977/1995                             108           Units
   96        2.20        39.7%            39.7%             1986             1995            152,124        Sq. Ft.
   97        1.24        70.2%            65.3%             2005                             29,600         Sq. Ft.
   98        1.13        75.7%            64.1%             2006                             24,823         Sq. Ft.
   99        1.43        73.0%            70.2%             2000                             67,690         Sq. Ft.
  101        2.13        52.2%            52.2%             1984             1994            111,088        Sq. Ft.
  102        1.42        52.1%            47.2%             1985             1998            85,397         Sq. Ft.
  103        1.20        80.0%            74.5%          1988/1868         NA/1967           54,071         Sq. Ft.
  104        1.27        62.0%            57.7%             1991                             48,316         Sq. Ft.
  105        3.27        27.3%            22.7%          1992-1993                           58,822         Sq. Ft.
  106        1.15        80.0%            72.4%             1988                               84            Units
  107        1.30        71.2%            62.9%             1990                             40,098         Sq. Ft.
  108        1.47        77.1%            74.3%             1986             2003            73,742         Sq. Ft.
  109        1.58        73.8%            57.4%             2005                               120           Rooms
  110        1.20        78.0%            70.4%             1998                             21,000         Sq. Ft.
  111        1.16        79.3%            66.5%             2005                             13,650         Sq. Ft.
  112        1.31        57.0%            57.0%          1984-1985           2007              182           Units
  113        1.89        58.8%            58.8%             2006                             30,000         Sq. Ft.
  114        1.35        75.5%            67.7%             2006                             16,818         Sq. Ft.
  115        1.20        74.0%            62.9%             1979                             41,797         Sq. Ft.
  116        1.25        79.9%            67.7%             2006                               56            Units
  117        1.70        46.5%            38.9%             1961             1996            149,807        Sq. Ft.
  118        1.21        71.2%            60.2%             2002                             29,315         Sq. Ft.
  119        1.21        67.8%            52.7%           Various          Various           145,282        Sq. Ft.
 119.01                                                     1970             1995            75,271         Sq. Ft.
 119.02                                                     1971                             70,011         Sq. Ft.
  120        1.50        74.7%            58.0%             2001                               55            Rooms
  121        1.35        70.6%            59.5%             1999          2006-2007            97            Rooms
  123        1.87        64.4%            64.4%             2006                             12,900         Sq. Ft.
  124        1.21        78.2%            70.5%             2006                             10,862         Sq. Ft.
  125        1.43        71.0%            62.5%             1979                               124           Units
  126        1.23        65.5%            57.7%             2002                             70,790         Sq. Ft.
  127        1.36        67.0%            56.5%             1979             2006              61            Rooms
  128        2.14        32.6%            28.7%             1948             1990            28,914         Sq. Ft.
  129        1.92        64.9%            64.9%             2006                             14,820         Sq. Ft.
  130        1.14        71.5%            64.4%             1961                               30            Units
  131        1.15        75.6%            66.5%             1997                               47            Units
  132        1.30        56.9%            56.9%             2000                             63,058         Sq. Ft.
  133        1.22        78.4%            68.9%             1987             2002            30,260         Sq. Ft.
  134        1.60        60.9%            60.9%             1966             2006            33,727         Sq. Ft.
  135        1.22        77.0%            65.2%             1974             2004              72            Units
  136        1.25        80.0%            71.9%             2006                             16,150         Sq. Ft.
  137        1.40        64.9%            64.9%             1985                             11,290         Sq. Ft.
  138        1.29        59.5%            53.8%             2001                             30,660         Sq. Ft.
  139        1.40        50.5%            47.1%             2001                             10,908         Sq. Ft.
  140        1.24        62.2%            54.7%             2005                             13,521         Sq. Ft.
  141        1.42        75.6%            66.8%             1984                             31,370         Sq. Ft.
  142        1.01        58.7%                              2001                             61,287         Sq. Ft.
  143        1.23        66.7%            56.2%             N/A                               7,545         Sq. Ft.
  144        1.91        50.0%            50.0%             1979             2005            97,849         Sq. Ft.
  145        2.72        29.0%            26.6%             1970                               180           Units
  146        1.57        48.5%            41.4%             2006                             25,000         Sq. Ft.
  147        1.25        70.2%            70.2%             1984             1997            14,920         Sq. Ft.
  148        1.26        78.9%            66.7%             2005                              8,946         Sq. Ft.
  149        1.20        79.7%            67.7%             1988                              9,175         Sq. Ft.
  150        1.21        78.5%            69.4%             1978             2006            20,457         Sq. Ft.
  151        1.36        66.0%            50.9%             1984                               87            Units
  152        1.94        55.4%            46.6%          1993/2005                           44,850         Sq. Ft.
  153        1.28        78.4%            66.0%             2006                              7,157         Sq. Ft.

MORTGAGE    CUT-OFF DATE
  LOAN      LOAN AMOUNT                       OCCUPANCY
 NUMBER    PER (UNIT) ($)   OCCUPANCY RATE   "AS OF" DATE   2004 NOI       2005 NOI           MOST RECENT PERIOD
-----------------------------------------------------------------------------------------------------------------------

   1         267,212.97          98.3%         11/10/06     92,631,844    98,689,050                 2006
  1.01                           98.5%         11/10/06     71,825,530    75,001,997                 2006
  1.02                           97.7%         11/10/06     20,806,313    23,687,053                 2006
   2           375.82            94.1%         02/08/07     17,896,528    14,405,710         12-31-2006 Full Year
   3           355.45            95.5%         01/01/07                                      12-31-2006 Full Year
   4           603.09            95.8%         Various                    102,850,117       T12 through 05/31/2006
  4.01                           97.3%         06/27/06                   97,132,542        T12 through 05/31/2006
  4.02                           89.2%         06/27/06                    3,178,883        T12 through 05/31/2006
  4.03                           88.8%         06/15/06                    2,119,255        T12 through 05/31/2006
  4.04                          100.0%         06/27/06                     419,436         T12 through 05/31/2006
   5           211.44            69.8%         12/01/06     9,947,988      8,873,209        T12 through 10/31/2006
   6         166,666.67          84.2%         12/31/06     2,775,000      4,596,922                 2006
   7         143,344.71          72.7%         01/04/07     2,243,310      3,137,740                 2006
   8           156.60            92.1%         01/16/07     3,104,147      2,496,841                 TTM
   9           229.38           100.0%         01/16/07     1,505,816      2,138,185       T-12 through 10-31-2006
   10          126.65            81.7%         02/27/07     2,497,393      3,374,966        Annualized 09/30/2006
   11          151.88            93.2%         01/16/07       59,049       1,950,146                 TTM
   12        191,256.83          75.6%         12/31/06     2,306,223      3,973,252                 2006
   13          261.89           100.0%         01/16/07     2,355,312      2,429,345                 TTM
   14          58.60             79.5%         Various                     1,742,995                 2006
 14.01                           86.8%         02/28/07                     396,260                  2006
 14.02                           73.9%         02/08/07                     460,431                  2006
 14.03                           57.6%         01/31/07                     -29,714                  2006
 14.04                           78.1%         01/31/07                     122,275                  2006
 14.05                           94.1%         01/31/07                     356,572                  2006
 14.06                           83.4%         01/31/07                     162,965                  2006
 14.07                           82.0%         01/31/07                     274,206                  2006
   15          178.46           100.0%         01/01/07
   16          91.46             93.1%         10/04/06     2,720,243      2,956,234       T-12 through 08-31-2006
   17          325.33            97.8%         02/01/07                    1,790,197                 2006
   18          282.00            99.5%         10/31/06     1,671,564      1,967,208        Annualized 10/31/2006
   19          849.75           100.0%         11/30/06      803,794        88,952                   2006
   20        178,571.43         100.0%         12/01/06                                    T-12 through 09-30-2006
   21          177.40            85.3%         02/01/07      772,630       1,053,590
   22          91.30             93.0%         12/31/06     2,520,721      2,077,703        T12 through 09/30/2006
   23          62.63            100.0%         10/13/06
   24          212.54            89.9%         02/14/07
   25          142.20            87.3%         01/01/07                     44,300           12-31-2006 Full Year
 25.01                          100.0%         01/01/07                                      12-31-2006 Full Year
 25.02                           66.5%         01/01/07                     44,300           12-31-2006 Full Year
   26        85,714.29           78.7%         12/31/06     2,051,632      1,897,756       T-12 through 12-31-2006
   27          501.10           100.0%         01/31/07     1,435,743      1,395,807                 2006
   28        67,200.00           91.3%         01/05/07                    1,372,167                 2006
   29        165,131.58          87.1%         10/31/06     1,789,612      1,977,035        T12 through 10/31/2006
   30        79,658.12           83.8%         03/08/07                                              2006
   31          99.20             98.9%         03/12/07     1,815,443      1,673,608                 2006
   32          179.46           100.0%         12/26/06     1,510,264      1,517,321    Annualized 2006 (01/01-11/30)
   33          202.52            97.5%         02/05/07                     976,517              2006 Annl'd
   34          82.52             85.8%         10/26/06                    1,731,127                 2006
   35          127.25           100.0%         01/31/07
   36        138,000.00          68.9%         10/31/06                     -83,077       T-6 Annualized 10-31-2006
   37          93.35             92.8%         03/14/07                    1,118,344      Trailing-12 (10/05-09/06)
   38          137.76           100.0%         11/13/06                                 Annualized 2006 (01/01-06/30)
   39        140,909.09          99.8%         10/27/06     1,364,576      1,434,343       T-12 through 09-30-2006
   40        54,577.46           98.2%         12/31/06     1,675,245      1,715,861                 2006
   41        85,937.50           98.3%         01/09/07      941,406        870,318             TTM thru 11/06
   42          29.83            100.0%         11/14/06
 42.01                          100.0%         11/14/06
 42.02                          100.0%         11/14/06
 42.03                          100.0%         11/14/06
   43        96,103.90           80.8%         09/15/06                                      T-12 (ending Nov 06)
   44          364.68           100.0%         12/01/06      816,815       1,043,481                 2006
   45          203.03           100.0%         10/01/06     1,318,871      1,151,368       T-12 through 09-06-2006
   46          43.46            100.0%         12/04/06     1,387,984      1,411,425        Annualized 11/30/2006
 46.01                          100.0%         12/04/06
 46.02                          100.0%         12/04/06
 46.03                          100.0%         12/04/06
   47        64,903.85           96.6%         11/30/06      765,311        981,368       2006 Annualized 11-30-2006
   48          90.71            100.0%         02/01/07
   49          273.40           100.0%         01/01/07
   50        101,450.51          68.5%         10/31/06     1,503,819      1,416,743       T-12 through 10-31-2006
   51        61,538.46           97.4%         12/11/06      875,934        908,350              2006 11 Mos.
   52          210.52           100.0%         02/23/07      704,599        813,448     Annualized 2006 (01/01-11/30)
   53          85.42             87.8%         11/30/06     1,140,417      1,256,353        Annualized 06/30/2006
   55          215.04            92.0%         01/25/07
   56        35,208.33           93.9%         10/31/06                     808,366        T-12 through 08-31-2006
   57          79.24             90.9%         01/31/07      624,034       1,044,465         Full-Year 12/31/2006
   58          381.12           100.0%         12/27/06
   59          164.00           100.0%         12/13/06
   60          41.54             80.9%         Various       472,013        758,374        T-12 through 10-31-2006
 60.01                           71.8%         01/11/07                     245,034        T-12 through 10-31-2006
 60.02                           71.4%         01/12/07      151,592        146,084        T-12 through 10-31-2006
 60.03                           92.6%         01/11/07      139,357        126,375        T-12 through 10-31-2006
 60.04                           93.6%         01/12/07       74,092        76,526         T-12 through 10-31-2006
 60.05                           85.4%         01/12/07       66,544        76,928         T-12 through 10-31-2006
 60.06                           86.3%         01/12/07       40,428        87,427         T-12 through 10-31-2006
   61          88.86            100.0%         10/05/06
   62          53.77             95.0%         10/01/06      421,503        588,252       2006 Annualized 09-06-2006
   63        72,631.33           63.8%         11/30/06      419,402        627,436                  2006
   64          306.84           100.0%         10/01/06
   65          229.34           100.0%         01/01/07                     348,385          12-31-2006 Full Year
   66          310.48           100.0%         11/01/06      748,065        795,252        T-12 through 11-30-2006
   67          32.07            100.0%         01/04/07      452,642        666,078     Annualized 2006 (01/01-11/30)
   68         1,080.00          100.0%         12/31/06      406,929        378,026                  2006
   70          43.28            100.0%         12/28/06
   71          124.88           100.0%         01/19/07      728,876        743,566                  2006
   72          153.06           100.0%         10/04/06      824,482        961,982        T-12 through 09-30-2006
   73          161.88            88.8%         01/01/07      617,764        490,834     Annualized 2006 (01/01-11/30)
   74          109.50           100.0%         10/31/06      673,838        665,194         Annualized 11/30/2006
   75        51,724.14           95.9%         01/31/07      539,761        520,948          12-31-2006 Full Year
   76          36.92             96.8%         12/08/06      723,817        759,301                  2006
   77          121.27            93.5%         02/01/07      355,265        386,041     Annualized 2006 (01/01-10/31)
   78          153.67           100.0%         12/15/06      587,226        541,128        T-12 through 12-15-2006
   79          134.12            91.5%         11/15/06                     227,285     Annualized 2006 (01/01-11/30)
   80          162.70            81.0%         01/04/07
   81          48.69             91.6%         02/01/07                     496,407          12-31-2006 Full Year
   82          44.90            100.0%         01/04/07      565,792        603,356     Annualized 2006 (01/01-11/30)
   83        38,218.39           96.0%         01/09/07                                              T-12
   84          127.62           100.0%         01/01/07     1,089,760      1,099,299        Annualized 09/30/2006
   85        83,440.33           78.8%         09/30/06      838,376        991,365        T-12 through 09-30-2006
   86          110.00           100.0%         01/11/07
   87        68,858.70           53.8%         11/30/06                     -67,430        T-12 through 11-30-2006
   88          161.57           100.0%         01/05/07                     717,469       2006 Annualized 10-31-2006
   89        29,326.92           92.8%         02/05/07      481,782        527,923       Trailing-12 (11/05-10/06)
   90          87.57             62.7%         12/07/06                     22,422         T-12 through 10-31-2006
   91          126.13           100.0%         12/30/06
   92          174.31            98.2%         Various       444,472        514,058     Annualized 2006 (01/01-11/29)
 92.01                          100.0%         03/06/07      221,615        236,390     Annualized 2006 (01/01-11/29)
 92.02                           96.1%         01/30/07      163,194        154,693     Annualized 2006 (01/01-11/29)
 92.03                          100.0%         01/30/07       59,663        122,975     Annualized 2006 (01/01-11/29)
   93        50,848.78           60.5%         10/31/06                     651,810        T-12 through 10-31-2006
   94          142.74           100.0%         01/15/07                                              2006
   95        50,925.93           98.6%         01/16/07      392,518        418,225          12-31-2006 Full Year
   96          36.15            100.0%         12/28/06     1,638,845      1,594,888        Annualized 11/30/2006
   97          185.81            94.6%         12/31/06                                 Annualized 2006 (01/01-09/09)
   98          218.16            96.3%         01/05/07
   99          79.78             90.5%         01/31/07      615,580        583,363     Annualized 2006 (01/01-10/31)
  101          47.71            100.0%         12/28/06     1,207,526      1,263,925        Annualized 11/30/2006
  102          61.48             99.1%         12/05/06      592,870        606,543         Annualized 10/31/2006
  103          94.69             86.5%         01/15/07      342,591        380,782     Annualized 2006 (01/01-11/30)
  104          98.83            100.0%         12/19/06                     420,502                  2006
  105          80.67            100.0%         01/03/07     1,201,670      1,210,957         12-31-2006 Full Year
  106        56,190.48           98.8%         01/20/07                     412,645          12-31-2006 Full Year
  107          117.21            86.2%         12/05/06                     392,349                  2006
  108          61.70             93.3%         12/01/06      605,541        551,876         T12 through 11/30/2006
  109        35,372.08           83.1%         12/31/06                                              2006
  110          198.33           100.0%         11/01/06      371,566        362,206        T-12 through 09-30-2006
  111          301.95           100.0%         01/01/07
  112        22,560.44           82.4%         12/15/06                     155,629        T-12 through 11-30-2006
  113          134.64           100.0%         12/07/06
  114          237.84           100.0%         01/01/07
  115          95.62            100.0%         11/03/06      312,101        281,073       Trailing-12 (12/05-11/06)
  116        71,367.96           87.5%         02/15/07
  117          26.68             92.0%         02/14/07      515,885        530,324     Annualized 2006 (01/01-09/30)
  118          136.02           100.0%         12/08/06      260,049        322,042         Annualized 10/31/2006
  119          26.98             99.5%         01/29/07      374,523        428,801                  2006
 119.01                         100.0%         01/29/07      234,593        225,126                  2006
 119.02                          98.9%         01/29/07      139,930        203,675                  2006
  120        69,911.18           72.9%         11/30/06      354,763        483,277                  2006
  121        37,113.40           68.0%         10/31/06       59,620        254,291        T-12 through 10-31-2006
  123          264.57           100.0%         12/19/05
  124          313.02           100.0%         01/09/07
  125        26,612.90           94.4%         02/05/07      183,276        172,134     Annualized 2006 (01/01-10/31)
  126          45.91             78.1%         10/20/06      206,093        212,608       2006 Annualized 09-30-2006
  127        51,639.34           65.8%         10/31/06      462,384        374,280        T-12 through 10-31-2006
  128          107.21            95.4%         10/03/06      587,733        472,368        T-12 through 09-30-2006
  129          205.94           100.0%         10/26/05
  130        98,666.67          100.0%         02/01/07                     180,151        T-12 through 12-31-2006
  131        62,765.96           93.6%         02/28/07      166,914        228,145     Annualized 2006 (01/01-10/31)
  132          45.99            100.0%         12/01/06      230,107        230,107         Annualized 10/31/2006
  133          95.84             95.8%         08/31/06                     188,361
  134          83.02             78.6%         12/01/06      305,949        341,602        T-12 through 11-01-2006
  135        36,345.74           94.4%         12/01/06       40,063        176,871        T-12 through 11-30-2006
  136          160.99           100.0%         10/27/06
  137          221.43           100.0%         12/13/06                     196,594     Annualized 2006 (01/01-08/30)
  138          81.54            100.0%         01/16/07                     296,958        T-12 through 11-30-2006
  139          224.61           100.0%         11/01/06      301,796        301,796        T-12 through 09-30-2006
  140          174.91           100.0%         12/31/06                                     Annualized 10/31/2006
  141          74.91             56.7%         03/01/07      258,735        312,086       2006 Annualized 06-30-2006
  142          38.34            100.0%         06/30/06                     250,000          12-31-2006 Full Year
  143          284.70           100.0%         01/24/07                     191,076                  2006
  144          21.87            100.0%         11/29/06
  145        11,111.11           98.9%         12/31/06      879,022        724,229                  2006
  146          75.64            100.0%         11/28/06
  147          122.32           100.0%         02/13/07      126,565        148,146     Annualized 2006 (01/01-10/31)
  148          198.53           100.0%         12/14/06                                    T-12 through 11-30-2006
  149          184.05           100.0%         02/01/07      148,089        149,712                  2006
  150          74.79            100.0%         02/06/07                                 Annualized 2006 (01/01-11/30)
  151        17,449.75           98.9%         12/07/06      199,368        198,840
  152          33.34             90.6%         10/09/06                                    T-12 through 10-05-2006
  153          208.19           100.0%         01/08/07

MORTGAGE
  LOAN
 NUMBER    MOST RECENT NOI ($)   UW REVENUES ($)   UW EXPENSES ($)   UW NET OPERATING INCOME ($)   UW NET CASH FLOW ($)
-----------------------------------------------------------------------------------------------------------------------

   1           112,242,474         481,725,392       145,569,012             336,156,380              333,909,980
  1.01         84,127,518
  1.02         28,114,956
   2           16,009,515          31,096,500        12,907,577               18,188,923               17,153,510
   3            8,063,596          21,203,071         7,154,502               14,048,569               13,486,685
   4           107,239,288         161,818,908       38,279,942              123,538,966              123,538,966
  4.01         101,277,714         152,823,180       36,151,909              116,671,271              116,671,271
  4.02          3,314,543           5,001,486         1,183,153               3,818,332                3,818,332
  4.03          2,209,696           3,334,324          788,769                2,545,555                2,545,555
  4.04           437,336             659,918           156,111                 503,808                  503,808
   5            9,561,600          16,101,234         6,119,392               9,981,842                9,404,277
   6            6,099,170          22,411,915        15,813,502               6,598,412                5,701,936
   7            3,909,098          19,268,454        14,846,338               4,422,116                3,651,377
   8            2,386,729           7,620,728         4,497,520               3,123,207                2,789,258
   9            2,263,033           5,318,923         1,938,772               3,380,151                3,109,775
   10           3,179,892           5,358,491         2,008,610               3,349,881                3,081,257
   11           1,891,627           6,449,517         3,332,883               3,116,634                2,820,692
   12           4,529,418          20,162,815        14,922,543               5,240,272                4,433,759
   13           2,490,299           3,267,100         1,013,989               2,253,111                2,227,757
   14           2,277,937           4,436,726         1,879,181               2,557,544                2,493,229
 14.01           483,418            1,081,047          491,870                 589,176                  577,953
 14.02           439,805             800,459           312,439                 488,020                  481,597
 14.03           136,012             475,757           216,886                 258,871                  251,861
 14.04           311,226             579,910           245,658                 334,253                  322,399
 14.05           392,398             635,902           263,865                 372,037                  360,115
 14.06           246,876             423,496           195,363                 228,133                  219,479
 14.07           268,202             440,155           153,101                 287,054                  279,824
   15                               3,624,720          815,495                2,809,225                2,781,584
   16           3,190,730           7,341,065         4,121,736               3,219,329                2,615,235
   17           1,745,303           3,469,794         1,073,835               2,395,959                2,313,393
   18           2,200,353           3,863,040         1,674,985               2,188,055                2,041,272
   19           1,582,522           2,451,922          460,068                1,991,854                1,965,869
   20           1,018,144           2,704,057          617,427                2,086,630                2,055,130
   21                               2,588,943          743,508                1,845,435                1,731,389
   22           2,244,166           4,248,405         2,180,706               2,067,699                1,903,585
   23                               2,403,357          48,067                 2,355,290                2,195,985
   24                               2,512,818          687,862                1,824,957                1,814,370
   25           1,193,353           2,550,339          964,498                1,585,841                1,421,606
 25.01           448,195            1,773,063          629,355                1,143,708                1,027,114
 25.02           745,158             777,276           335,143                 442,133                  394,492
   26           2,364,356           8,169,314         5,755,077               2,414,236                2,087,464
   27           1,471,386           2,252,955          846,447                1,406,508                1,387,467
   28           1,559,344           2,380,393          842,224                1,538,169                1,463,169
   29           2,202,134           4,783,667         2,592,425               2,191,243                1,999,896
   30           1,759,512           2,777,590         1,108,023               1,669,566                1,622,766
   31           1,635,772           2,484,973          781,294                1,703,680                1,585,893
   32           1,541,043           2,113,572          626,991                1,486,581                1,415,805
   33           1,218,808           2,032,127          672,613                1,359,514                1,284,071
   34           1,862,951           3,030,242         1,179,372               1,850,869                1,672,532
   35                               1,450,000          14,500                 1,435,500                1,435,500
   36           1,457,206           5,514,108         3,615,242               1,898,866                1,568,020
   37           1,338,717           2,305,129          714,017                1,591,111                1,482,223
   38            753,147            1,992,311          498,279                1,494,032                1,414,964
   39           1,472,595           2,824,597         1,436,782               1,387,815                1,356,859
   40           1,804,251           2,630,850          912,008                1,718,841                1,614,613
   41           1,022,872           1,795,907          747,808                1,048,099                1,048,099
   42                               1,815,674          344,443                1,471,231                1,359,874
 42.01                               816,036           179,556                 636,480                  590,997
 42.02                               585,365           91,248                  494,117                  456,256
 42.03                               414,273           73,638                  340,634                  312,621
   43           1,031,895           2,284,600          979,856                1,304,744                1,242,024
   44           1,124,168           1,627,798          517,727                1,110,071                1,064,320
   45           1,016,452           1,919,281          825,823                1,093,458                1,060,990
   46           1,513,281           1,633,404          381,089                1,252,315                1,159,900
 46.01
 46.02
 46.03
   47           1,059,725           2,053,750          966,952                1,086,798                1,041,870
   48                               1,813,034          54,391                 1,758,643                1,619,085
   49                               1,336,110          264,807                1,071,303                1,059,026
   50           1,419,238           3,926,820         2,489,206               1,437,614                1,280,541
   51            896,886            1,774,491          776,467                 998,024                  940,694
   52            859,188            1,411,030          478,380                 932,650                  847,444
   53           1,274,510           2,286,372          975,541                1,310,831                1,294,800
   55                               1,147,496          349,951                 797,545                  759,551
   56            971,014            2,451,638         1,252,296               1,199,342                1,131,950
   57           1,042,511           1,494,041          468,727                1,025,314                 946,236
   58                               1,207,946          293,082                 914,864                  876,916
   59                               1,123,419          170,917                 952,502                  946,202
   60            875,729            1,906,158         1,020,463                885,695                  851,474
 60.01           275,342             495,162           211,710                 283,452                  266,638
 60.02           181,320             374,649           194,315                 180,334                  175,526
 60.03           167,756             346,059           184,464                 161,595                  157,725
 60.04           97,825              277,433           168,311                 109,122                  105,339
 60.05           83,374              178,867           84,552                   94,315                   91,505
 60.06           70,112              233,988           177,111                  56,877                   54,741
   61                                970,496           107,164                 863,332                  850,029
   62            926,266            1,263,699          334,534                 929,165                  844,215
   63            520,817            3,912,307         2,961,628                950,679                  794,187
   64                               1,082,606          248,565                 834,041                  798,652
   65            810,140            1,403,070          484,949                 918,121                  852,176
   66            802,270            1,074,731          358,395                 716,336                  711,940
   67            814,158            1,029,698          267,638                 762,060                  692,876
   68            200,468             736,700           131,750                 604,950                  603,110
   70                               1,156,443          443,993                 712,450                  693,505
   71            746,988             917,310           192,321                 724,989                  675,885
   72           1,103,513           1,311,200          290,385                1,020,815                 950,214
   73            550,857            1,147,801          503,334                 644,467                  582,746
   74            694,100             692,438           20,773                  671,665                  636,542
   75            579,204            1,279,354          649,846                 629,508                  593,258
   76            828,416            1,097,861          234,889                 862,972                  851,992
   77            570,122            1,039,668          336,513                 703,155                  615,276
   78            753,095             713,560           88,650                  624,910                  593,078
   79            705,966            1,092,370          378,768                 713,602                  670,478
   80                                762,137           271,438                 490,699                  456,347
   81            533,530             839,789           189,319                 650,470                  595,123
   82            572,610             663,035           142,966                 520,069                  459,971
   83            581,637            1,223,330          579,333                 643,997                  600,497
   84           1,113,443            955,054           261,010                 694,044                  627,113
   85            989,623            2,580,110         1,698,019                882,091                  778,887
   86                                950,581           204,202                 746,378                  665,357
   87            369,772            1,701,338         1,149,464                551,874                  483,820
   88            747,894            1,083,572          415,463                 668,109                  616,394
   89            572,947            1,116,241          513,324                 602,917                  502,869
   90            227,306             751,924           303,971                 447,953                  441,178
   91                                613,164           95,578                  517,586                  490,582
   92            591,776             878,353           296,853                 581,500                  539,257
 92.01           274,042             386,474           125,409                 261,065                  250,774
 92.02           169,548             290,648           113,497                 177,151                  156,417
 92.03           148,185             201,231           57,947                  143,284                  132,067
   93            691,955            2,339,327         1,698,889                640,438                  546,865
   94            651,202             700,963           191,784                 509,179                  503,268
   95            430,995             843,638           365,095                 478,543                  446,143
   96           1,096,100           2,343,049         1,503,020                840,029                  660,342
   97            -42,700             635,691           172,105                 463,586                  451,328
   98                                620,245           157,760                 462,485                  434,497
   99            571,922             723,093           173,570                 549,523                  538,850
  101           1,024,694           1,819,261         1,083,990                735,271                  616,183
  102            620,204             878,979           266,201                 612,778                  547,524
  103            333,168            1,101,112          621,824                 479,288                  428,394
  104            421,901             629,150           165,401                 463,749                  420,446
  105           1,207,639           1,509,743          426,552                1,083,191                1,035,727
  106            427,515             646,784           232,069                 414,715                  393,715
  107            449,178             668,170           205,246                 462,924                  429,435
  108            644,413             854,784           348,842                 505,941                  476,020
  109            408,458            1,149,336          579,654                 569,682                  523,709
  110            400,154             501,913           124,249                 377,664                  358,333
  111                                340,000            6,800                  333,200                  331,835
  112            248,505            1,124,669          747,744                 376,925                  339,433
  113                                578,883           135,139                 443,744                  440,744
  114                                531,046           137,795                 393,251                  373,294
  115            323,612             542,269           165,392                 376,876                  346,173
  116                                533,358           162,310                 371,048                  357,048
  117            539,840             582,395           45,340                  537,055                  464,436
  118            367,770             627,786           251,648                 376,139                  341,460
  119            439,400             767,253           316,336                 450,917                  368,031
 119.01          215,735             422,411           174,636                 247,774                  200,655
 119.02          223,665             344,843           141,700                 203,143                  167,376
  120            562,499            1,209,117          711,891                 497,226                  448,862
  121            392,681            1,290,928          899,088                 391,840                  340,203
  123                                371,907            3,719                  368,188                  366,898
  124                                398,993           93,879                  305,114                  291,573
  125            207,653             690,242           370,545                 319,697                  279,521
  126            233,475             461,740           177,142                 284,598                  277,519
  127            390,478            1,008,641          628,753                 379,888                  303,063
  128            490,816            1,027,922          477,227                 550,695                  461,925
  129                                316,900            3,169                  313,731                  312,249
  130            220,662             386,751           140,772                 245,979                  238,021
  131            257,231             354,181           106,987                 247,194                  235,444
  132            230,107             230,107            2,301                  227,806                  227,806
  133                                429,861           159,804                 270,057                  245,525
  134            303,631             419,882           129,149                 290,733                  259,717
  135            244,949             478,654           234,706                 243,948                  225,948
  136                                313,225           70,839                  242,386                  228,152
  137            258,677             287,997           69,856                  218,141                  209,740
  138            295,125             468,841           192,895                 275,946                  231,584
  139            301,796             386,066           132,066                 254,000                  240,759
  140            98,305              288,795           82,943                  205,852                  201,706
  141            288,330             338,554           84,448                  254,106                  237,084
  142            250,000             250,000                                   250,000                  250,000
  143            199,336             193,173            7,727                  185,446                  184,762
  144                                308,227            3,082                  305,144                  257,688
  145            731,331            1,579,055         1,154,002                425,053                  380,053
  146                                381,026           143,705                 237,321                  219,164
  147            126,292             252,580           102,917                 149,663                  141,730
  148            88,680              259,020           93,565                  165,455                  157,404
  149            153,869             206,552           52,188                  154,364                  146,410
  150            49,020              233,344           85,468                  147,877                  131,672
  151                                393,165           218,050                 175,115                  157,365
  152            256,608             338,258           107,635                 230,623                  200,953
  153                                220,574           79,536                  141,038                  133,831

MORTGAGE
  LOAN                                                                   LARGEST TENANT    LARGEST TENANT
 NUMBER                        LARGEST TENANT NAME                           SQ. FT.         % OF NRA       LARGEST TENANT EXP. DATE
------------------------------------------------------------------------------------------------------------------------------------

   1
  1.01
  1.02
   2       Internap                                                          80,974             12.5%                12/31/16
   3       GSA (FBI)                                                         151,100            31.2%            Multiple Spaces
   4       Various                                                           Various           Various               Various
  4.01     Sears                                                             341,199            21.2%                08/31/09
  4.02     Kaiser Foundation Health                                          21,958             11.0%           12/31/07; 06/30/11
  4.03     Macy's                                                            15,099             8.9%                 11/30/06
  4.04     Blockbuster, Inc.                                                  6,052             43.1%                03/31/10
   5       WilTel Communications, LLC                                        115,254            29.7%                09/30/08
   6
   7
   8       Verizon Communications, Inc.                                      57,329             23.6%            Multiple Spaces
   9       Fairbanks Communications                                          33,852             20.7%                06/14/23
   10      State of Connecticut                                              68,568             23.2%                05/31/11
   11       Bank of America                                                  66,830             27.6%                09/30/09
   12
   13      North Fork Bank                                                   126,770           100.0%                12/31/18
   14
 14.01
 14.02
 14.03
 14.04
 14.05
 14.06
 14.07
   15      Preferred Freezer                                                 184,273           100.0%                12/31/31
   16      Bacon's Information, Inc.                                         64,609             19.7%                01/31/12
   17      Perr Knight, Inc.                                                 11,991             13.4%                10/01/11
   18      U.S. Chemical Safety                                              19,116             18.9%                09/30/10
   19      Circuit City Stores                                               27,300             91.8%                08/31/20
   20
   21      Publix Super Markets                                              36,866             27.3%                08/30/12
   22      Nelnet Corporation                                                87,539             33.7%                01/31/14
   23      Ferguson Enterprises, Inc.                                        367,260           100.0%                03/31/22
   24      Best Buy                                                          45,702             43.2%                01/31/16
   25      Various                                                           Various           Various               Various
 25.01     GSA - Air Force                                                   97,740            100.0%                11/30/15
 25.02     Industrial Development Authority of the City of Hampton, VA       39,517             66.5%            Multiple Spaces
   26
   27      De Janeiro Stores                                                  1,750             4.3%                 05/31/17
   28
   29
   30
   31      Marc's                                                            35,390             19.2%                05/31/11
   32      Plunkett Furniture                                                28,335             27.9%                06/30/10
   33      Stater Brothers                                                   25,565             28.8%                06/26/14
   34      Square D Co.                                                      31,956             14.7%                03/31/11
   35      Lowe's Home Centers, Inc.                                         136,000           100.0%                01/24/27
   36
   37      Conn's Appliances                                                 30,000             16.5%                08/30/12
   38      Broyhill Retail, Inc                                              22,800             20.0%                03/31/16
   39
   40
   41
   42      Progressive Converting, Inc.                                      Various           Various               11/30/21
 42.01     Progressive Converting, Inc.                                      205,340           100.0%                11/30/21
 42.02     Progressive Converting, Inc.                                      175,200           100.0%                11/30/21
 42.03     Progressive Converting, Inc.                                      122,730           100.0%                11/30/21
   43
   44      Human Rights Watch                                                11,780             31.0%                04/30/09
   45      Department of Social Services                                     56,881             83.7%                11/12/09
   46      Various                                                           Various           Various               Various
 46.01     Martin Bower Company                                              120,003           100.0%                06/30/12
 46.02     Shermco Industries                                                94,618            100.0%                09/30/15
 46.03     Consolidated Container                                            100,578           100.0%                01/31/19
   47
   48      Goody's Family Clothing, Inc.                                     148,488           100.0%                02/28/26
   49      Church & Dwight Co., Inc.                                         41,220             84.6%                12/31/22
   50
   51
   52      Premier Office Centers                                            14,898             26.7%                02/03/12
   53      Comp USA Inc                                                      28,534             21.5%                10/31/11
   55      Pauls Ace Hardware                                                20,050             39.2%                01/31/17
   56
   57      Super Fresh                                                       34,169             24.8%                09/30/16
   58      Shoe Pavilion                                                     28,600            100.0%                10/31/16
   59      County of Yolo                                                    63,000            100.0%                06/30/23
   60
 60.01
 60.02
 60.03
 60.04
 60.05
 60.06
   61      Kmart                                                             111,938            97.9%                10/31/26
   62      Hobby Lobby                                                       60,143             32.3%                12/31/15
   63
   64      Heritage Hunt Retail, LLC                                          6,854             22.4%                11/01/26
   65      Pacific Charter Financial                                          6,582             16.4%            Multiple Spaces
   66      Ronald Cohen Investments, Inc.                                    14,549             49.6%                11/30/12
   67      Genco I, Inc.                                                     247,840            88.5%                12/31/09
   68      Bank of America                                                    8,000            100.0%                12/31/21
   70      Namco, LLC                                                        189,450           100.0%                01/31/17
   71      Savers                                                            22,280             34.8%                11/30/16
   72      24 Hour Fitness, Inc.                                             22,000             42.2%                01/31/10
   73      Joystar, Inc                                                       6,135             12.7%                02/14/08
   74      Town Sports International                                         70,000            100.0%                06/30/15
   75
   76
   77      Unicon                                                            13,202             21.6%                05/31/07
   78      Best Buy                                                          48,000            100.0%                01/31/11
   79      Rising Sun Karate                                                  6,824             12.6%                05/31/12
   80      Petco                                                             15,000             35.4%                12/31/16
   81      DHL                                                               20,139             14.5%                09/30/09
   82      Ramallah, Inc.                                                    150,000           100.0%                09/30/07
   83
   84      Berry Petroleum                                                   45,096             86.8%                10/31/16
   85
   86      UPMC                                                              59,093            100.0%                01/31/17
   87
   88      Brown University                                                  38,992            100.0%                01/30/10
   89
   90
   91      Michaels                                                          17,190             36.7%                11/30/16
   92      Various                                                           Various           Various               Various
 92.01     American General Finance                                           1,400             17.0%                08/31/11
 92.02     GL Booth/JG Davis & Associates                                     4,490             28.1%                10/31/10
 92.03     Pizza Hut                                                          1,989             20.8%                09/30/09
   93
   94      United States of America (US Army)                                39,406            100.0%                01/10/10
   95
   96      Embarq Management Company                                         152,124           100.0%                12/31/11
   97      Staples                                                           20,000             67.6%                11/30/16
   98      DaVita                                                             5,825             23.5%                04/30/17
   99      Staples, Inc.                                                     23,525             34.8%                05/31/14
  101      Embarq Management Company                                         97,691             87.9%                05/31/11
  102      Save Mart                                                         46,351             54.3%                10/31/10
  103      Casey Family Services                                             16,826             31.1%                03/31/09
  104      National Institute of Health                                      48,316            100.0%                10/23/13
  105      Pathmark Store                                                    58,822            100.0%                01/31/19
  106
  107      Kabuto Japanese Steak House                                        5,300             13.2%                10/31/10
  108      U.S. Postal Service                                               52,984             71.9%                06/30/16
  109
  110      Outback Steak House                                                5,600             26.7%                07/31/15
  111      Walgreens                                                         13,650            100.0%                06/30/30
  112
  113      Best Buy                                                          30,000            100.0%                01/31/17
  114      Family Christian Store                                             5,500             32.7%                01/31/12
  115      King Genhgiskhan Restaurant                                        6,101             14.6%                10/27/07
  116
  117      Federal Express Corporation                                       137,807            92.0%                09/30/16
  118      Pulte Homes of NY, Inc                                            10,122             34.5%                06/30/08
  119      Various                                                           Various           Various               Various
 119.01    McCart Thrift Store                                               29,413             39.1%                05/31/08
 119.02    Surplus Warehouse                                                 33,945             48.5%                02/28/11
  120
  121
  123      CVS                                                               12,900            100.0%                01/31/32
  124      Ted's Montana Grill                                                4,235             39.0%                01/31/17
  125
  126
  127
  128      Alexander, Enright & Assoc.                                        2,578             8.9%                 03/31/09
  129      Walgreens                                                         14,820            100.0%                10/31/31
  130
  131
  132      Entergy Solutions                                                 63,058            100.0%                03/31/38
  133      Medical Anesthesia & Mgmt Cons                                     4,334             14.3%            Multiple Spaces
  134      Electrograph Systems, Inc.                                         5,353             15.9%                11/30/07
  135
  136      Cluxton's                                                          3,200             19.8%                09/30/09
  137      Pitstop Packaging                                                  1,882             16.7%                03/31/10
  138      Jeanne D'Arc Credit Union                                         20,440             66.7%                08/31/09
  139      CVS                                                               10,908            100.0%                03/13/22
  140      Central City Financial                                             3,091             22.9%                02/01/09
  141      My Thai                                                            4,335             13.8%                12/31/11
  142      Albertsons                                                        61,287            100.0%                10/31/25
  143      MNC Restaurant Properties, LP (Pad Lease)                          7,545            100.0%                12/31/17
  144      Old Time Pottery                                                  97,849            100.0%                12/30/15
  145
  146      Tractor Supply Company                                            25,000            100.0%                09/05/21
  147      Kay-Kay Realty Corp.                                               5,166             34.6%                05/31/09
  148      Wells Fargo                                                        1,998             22.3%                10/31/12
  149      7-11/Southland Corp.                                               3,145             34.3%                12/31/12
  150      Professional Recruiters, Inc.                                      3,976             19.4%                09/30/11
  151
  152      Delhaize America, Inc. (assigned to J.H. Harvey)                  29,000             64.7%                06/30/13
  153      Taqueria La Hacienda                                               1,874             26.2%                12/31/13

MORTGAGE
  LOAN                                                 2ND LARGEST TENANT   2ND LARGEST TENANT %
 NUMBER             2ND LARGEST TENANT NAME                 SQ. FT.                OF NRA          2ND LARGEST TENANT EXP. DATE
-------------------------------------------------------------------------------------------------------------------------------

   1
  1.01
  1.02
   2       The Board of Education                             79,600                12.3%                    08/31/18
   3       Nat'l Endowment for Democracy                      49,216                10.2%                    06/30/16
   4       Various                                           Various               Various                   Various
  4.01     Macy's                                            326,860                20.3%                    12/31/15
  4.02     Bank of Hawaii                                     18,200                9.1%                     03/31/26
  4.03     Data House Holdings Corp.                          14,061                8.3%                     06/30/08
  4.04     I Love Country Cafe                                3,122                 22.2%                    12/31/10
   5       Qwest Communications Corp.                         67,024                17.3%                    06/30/15
   6
   7
   8       Certilman Balin Adler & Hyman L.L.P.               45,396                18.7%                    02/28/09
   9       GSA - Bankruptcy                                   26,911                16.5%                    01/07/17
   10      Visiting Nurse Association                         27,524                9.3%                     09/30/14
   11      Marsh USA, Inc.                                    21,510                8.9%                     10/31/07
   12
   13
   14
 14.01
 14.02
 14.03
 14.04
 14.05
 14.06
 14.07
   15
   16      American Academy of Art                            50,609                15.4%                    12/31/13
   17      Prudential CA Realty                               8,528                 9.5%                     04/01/12
   18      The George Washington University                   18,188                18.0%                    12/31/10
   19      Citigroup                                          2,450                 8.2%                     09/30/16
   20
   21      CVS                                                10,800                8.0%                     09/30/07
   22      Countrywide Home Loans                             64,009                24.7%                    04/30/09
   23
   24      24 Hour Fitness                                    35,600                33.6%                    01/31/27
   25
 25.01
 25.02
   26
   27      Ruvio Optical Corp.                                1,750                 4.3%                     12/31/16
   28
   29
   30
   31      Marshalls                                          24,998                13.6%                    11/30/14
   32      Office Max                                         24,000                23.6%                    01/31/11
   33      Hancock Fabrics                                    13,450                15.1%                    01/31/08
   34      Central Bank of Kentucky                           26,458                12.1%                    02/29/16
   35
   36
   37      Antique Gallery                                    30,000                16.5%                    08/31/11
   38      LZB Furniture Galleries                            18,000                15.8%                    12/31/20
   39
   40
   41
   42
 42.01
 42.02
 42.03
   43
   44      The New America Foundation                         8,835                 23.3%                    01/31/13
   45      Barkan Management Company                          11,090                16.3%                    12/31/18
   46
 46.01
 46.02
 46.03
   47
   48
   49      Mathews, Shepard, McKay and Bruneau                7,500                 15.4%                    08/31/16
   50
   51
   52      Woodbridge Homes, Inc.                             4,554                 8.2%                     12/31/10
   53      Miami Herald Publishing                            18,491                13.9%                    08/31/11
   55      Cafe Rio Inc                                       4,684                 9.2%                     07/31/11
   56
   57      Big Lots, Inc.                                     30,000                21.8%                    01/31/10
   58
   59
   60
 60.01
 60.02
 60.03
 60.04
 60.05
 60.06
   61      Burger King                                        2,394                 2.1%                     05/31/25
   62      Goodwill Industries                                40,000                21.5%                    06/30/13
   63
   64      A Taste of Asian                                   3,657                 11.9%                    12/01/15
   65      Zinc Solutions                                     3,295                 8.2%                     06/01/07
   66      Sun Control Systems                                12,874                43.9%                    03/01/22
   67      Roudybush, Inc.                                    32,160                11.5%                    05/31/10
   68
   70
   71      Honk's                                             11,153                17.4%                    10/31/13
   72      Bagel Me! Corporation                              3,897                 7.5%                     03/15/15
   73      DCSE, Inc                                          5,972                 12.4%                    06/30/09
   74
   75
   76
   77      Yamaha Music School                                3,410                 5.6%                     10/31/11
   78
   79      Las Ramadas                                        4,000                 7.4%                     02/28/10
   80      Factory Card Outlet                                11,070                26.1%                    01/31/14
   81      Mabscott Supply                                    13,500                9.7%                     01/31/08
   82
   83
   84      Home 1-2-3                                         6,847                 13.2%                    10/31/09
   85
   86
   87
   88
   89
   90
   91      Petco                                              15,378                32.9%                    12/31/16
   92      Various                                           Various               Various                   Various
 92.01     Georgio's Subs                                     1,379                 16.7%                    01/31/12
 92.02     Hanger Prosthetics                                 3,424                 21.4%                    01/31/11
 92.03     Advance America                                    1,700                 17.8%                    01/31/10
   93
   94
   95
   96
   97      Jiffy Lube                                         2,400                 8.1%                     11/30/26
   98      Movie Gallery                                      4,020                 16.2%                    09/01/13
   99      Old Navy                                           20,000                29.5%                    07/31/10
  101      Ferree, Bunn & O'Grady Chartered                   5,849                 5.3%                     11/15/08
  102      Rite Aid                                           20,846                24.4%                    11/30/10
  103      DuBose Associates, Inc.                            6,579                 12.2%                    09/30/09
  104
  105
  106
  107      Monterrey Mexican Restaurant                       4,229                 10.5%                    01/31/09
  108      Lincare                                            5,898                 8.0%                     08/31/07
  109
  110      German Schnitzel Haus                              2,100                 10.0%                    11/30/10
  111
  112
  113
  114      Better Health                                      3,348                 19.9%                    01/31/12
  115      Grandma's Preschool                                5,632                 13.5%                    04/01/07
  116
  117
  118      DSA Community Publishing, LLC                      8,909                 30.4%                    10/14/08
  119      Various                                           Various               Various                   Various
 119.01    Chips Furniture and Appliance                      14,630                19.4%                    10/31/08
 119.02    Bio-Medical Applications                           10,735                15.3%                    04/30/08
  120
  121
  123
  124      Countrywide Home Loans                             2,764                 25.5%                    02/28/12
  125
  126
  127
  128      William Warren Group, Inc.                         2,375                 8.2%                     05/31/07
  129
  130
  131
  132
  133      State of Florida DMV                               3,493                 11.5%                    01/31/11
  134      Harford General Insurance                          2,459                 7.3%                     06/30/08
  135
  136      Alabama Realty                                     3,200                 19.8%                    09/30/11
  137      Campos Mexican Food                                1,440                 12.8%                      MTM
  138      Princeton Properties Mgmt                          10,220                33.3%                    02/28/16
  139
  140      Baja California Grill Restaurant                   1,374                 10.2%                    12/31/08
  141      Apria Healthcare                                   3,750                 12.0%                    01/31/12
  142
  143
  144
  145
  146
  147      Corporate Collections International, Inc.          4,345                 29.1%                    01/31/12
  148      Caribou Coffee                                     1,650                 18.4%                    12/31/15
  149      The Water Store                                    1,200                 13.1%                    05/31/09
  150      Metamorphosis of Salt Lake                         3,278                 16.0%                    10/31/10
  151
  152      Dollar General                                     8,450                 18.8%                    03/31/15
  153      Subway                                             1,801                 25.2%                    11/30/11

MORTGAGE
  LOAN                                                   3RD LARGEST     3RD LARGEST TENANT
 NUMBER             3RD LARGEST TENANT NAME             TENANT SQ. FT.        % OF NRA        3RD LARGEST TENANT EXP. DATE
--------------------------------------------------------------------------------------------------------------------------

   1
  1.01
  1.02
   2       Reliance Insurance Co.                            47,609             7.4%                   11/30/11
   3       GSA (EPA)                                         48,140             9.9%                   03/04/14
   4       Various                                          Various            Various                 Various
  4.01     Shirokiya                                         53,515             3.3%                   01/31/20
  4.02     Kapiolani Health                                  10,979             5.5%                   02/28/09
  4.03     Ameriprise Financial SE                           10,126             6.0%                   12/31/07
  4.04     Payless Shoesource                                3,080              21.9%                  08/31/09
   5       XO Communications, Inc.                           14,500             3.7%                   03/31/15
   6
   7
   8       Medical Liability Mutual Insurance Company        41,197             17.0%                  01/31/09
   9       OB/GYN Specialists of Palm Beaches                19,500             11.9%                  06/14/13
   10      Yale University                                   23,697             8.0%                   09/30/15
   11      Morgan Stanley                                    17,230             7.1%                   05/31/07
   12
   13
   14
 14.01
 14.02
 14.03
 14.04
 14.05
 14.06
 14.07
   15
   16      FTI Consulting, Inc.                              47,609             14.5%                  02/14/12
   17      Atonal Tennis, Inc.                               6,500              7.2%                   11/14/11
   18      United Nations World Food Prog                    11,841             11.7%                  03/31/12
   19
   20
   21      Coldwater Creek                                   5,574              4.1%                   07/30/16
   22      Guarantec, LLP                                    21,357             8.2%                   01/31/14
   23
   24      Re/Max                                            6,314              6.0%                   07/31/12
   25
 25.01
 25.02
   26
   27      75 Nassau Restaurant                              1,750              4.3%                   02/28/16
   28
   29
   30
   31      Old Navy                                          16,000             8.7%                   05/30/12
   32      Golf Galaxy                                       16,200             16.0%                  05/31/11
   33      Bank of America                                   9,195              10.3%                  07/25/16
   34      Xanodyne Pharmacal Inc                            23,565             10.8%                  10/31/07
   35
   36
   37      Storehouse                                        18,000             9.9%                   12/31/10
   38      Lane Home Furnishings Retail                      18,000             15.8%                  03/31/16
   39
   40
   41
   42
 42.01
 42.02
 42.03
   43
   44      IUCN                                              5,890              15.5%                  12/31/08
   45
   46
 46.01
 46.02
 46.03
   47
   48
   49
   50
   51
   52      Maxene Weinberg Agency                            3,459              6.2%                   08/14/11
   53      Caremax Medical Resources                         14,705             11.1%                  08/31/08
   55      D & J Hobbies Inc                                 4,100              8.0%                   05/31/11
   56
   57      Fisher's Ace Hardware, Inc.                       18,966             13.8%                  07/31/15
   58
   59
   60
 60.01
 60.02
 60.03
 60.04
 60.05
 60.06
   61
   62      Big Lots                                          26,440             14.2%                  10/28/11
   63
   64      Designer Fitness                                  3,496              11.4%                  10/31/16
   65      Peterson Group                                    3,120              7.8%                   02/28/10
   66      Donald E. McGriff, DC, PC                         1,886              6.4%                   04/30/11
   67
   68
   70
   71      Kinko's                                           7,475              11.7%                  07/31/11
   72      In-N-Out Burger                                   2,500              4.8%                   12/30/09
   73      Instant Response Marketing                        3,790              7.9%                   09/30/10
   74
   75
   76
   77      Community Services                                3,020              4.9%                   04/30/09
   78
   79      Century 21 Realtors                               3,600              6.6%                   02/29/12
   80      Learning Express Toys                             3,000              7.1%                   01/15/11
   81      GADCO                                             12,000             8.7%                   06/30/09
   82
   83
   84
   85
   86
   87
   88
   89
   90
   91      MC Sports                                         14,209             30.4%                  09/30/16
   92      Various                                          Various            Various                 Various
 92.01     Diva Espresso                                     1,200              14.5%                  09/30/11
 92.02     Dr. Troy DDS                                      2,324              14.5%                  10/31/10
 92.03     Copy & Print Store                                1,635              17.1%                  08/31/08
   93
   94
   95
   96
   97      Hollywood Tanning Systems                         2,100              7.1%                   03/31/16
   98      Perko's Cafe                                      3,106              12.5%                  04/30/17
   99      The Cato Corporation                              4,160              6.1%                   01/31/11
  101      Kenbar Services, Inc.                             3,830              3.4%                   06/30/08
  102      Hallmark                                          4,000              4.7%                   06/30/11
  103      Davis, Posteraro and Wasser, MD                   5,566              10.3%                  04/30/10
  104
  105
  106
  107      Sally/Davidson Beauty System                      2,647              6.6%                   01/21/10
  108      Kelly Medical, LLC                                4,384              5.9%                   06/30/11
  109
  110      Your Place Bar & Grill                            2,100              10.0%                  07/31/08
  111
  112
  113
  114      Cingular Wireless                                 2,120              12.6%                  01/31/12
  115      Meridian Healthcare Corp.                         4,608              11.0%                  03/17/09
  116
  117
  118      Prime Star Mortgage Corp.                         3,739              12.8%                  07/31/08
  119      Various                                          Various            Various                 Various
 119.01    Family Dollar                                     8,488              11.3%                  12/31/08
 119.02    La Michocana Meat Market                          7,578              10.8%                  08/31/14
  120
  121
  123
  124      Tossed                                            2,678              24.7%                  01/31/17
  125
  126
  127
  128      Hollywood Travel Promotions                       2,210              7.6%                   01/31/09
  129
  130
  131
  132
  133      O.R. Morales Del Castillo, MD                     3,140              10.4%                  11/30/07
  134      Ramina & Associates, P.A.                         1,928              5.7%                   06/30/07
  135
  136      Starbucks                                         1,750              10.8%                  03/31/16
  137      Domino's Pizza                                    1,230              10.9%                  05/31/10
  138
  139
  140      MC Postal Center                                  1,232              9.1%                   12/31/10
  141      Uniforms Unique                                   3,750              12.0%                  12/31/11
  142
  143
  144
  145
  146
  147      First Class mortgage                              3,021              20.2%                  09/30/11
  148      Gamers Realm, Ltd.                                1,598              17.9%                  09/30/11
  149      Sushi Express                                     1,200              13.1%                  08/31/08
  150      Wasatch Orthotics & Pedorthics                    2,068              10.1%                  12/31/08
  151
  152      Classic Cleaners                                  1,400              3.1%                   03/31/10
  153      H & R Block                                       1,281              17.9%                  04/30/11

MORTGAGE
  LOAN                            LARGEST AFFILIATED SPONSOR FLAG
 NUMBER    LOCKBOX          (> THAN 4% OF POOL, LOAN GROUP 1 OR LOAN GROUP 2)
------------------------------------------------------------------------------

   1         Hard
  1.01
  1.02
   2         Hard
   3         Hard        Douglas Jemal, Norman Jemal, and Woodies Management
   4         Hard
  4.01
  4.02
  4.03
  4.04
   5         Hard
   6         Soft
   7         None
   8         Hard               Craig L. Koenigsberg and Howard Parnes
   9         Hard
   10        None
   11        Hard               Craig L. Koenigsberg and Howard Parnes
   12        Soft
   13        Hard               Craig L. Koenigsberg and Howard Parnes
   14        None
 14.01
 14.02
 14.03
 14.04
 14.05
 14.06
 14.07
   15        Hard
   16        Hard
   17        None
   18        Hard
   19        None                   Gindi, Raymond; Gindi, Zachary
   20        None                          Goldfarb, Erwin
   21        Hard
   22        Soft
   23        Hard
   24      Springing
   25        None
 25.01
 25.02
   26        None
   27        None                   Gindi, Raymond; Gindi, Zachary
   28        None
   29        Soft
   30        None
   31        Soft
   32        None
   33        None
   34        Hard
   35        None
   36        Soft
   37        None
   38        None
   39        None
   40        None
   41      Springing
   42        None
 42.01
 42.02
 42.03
   43        None
   44        None                           Douglas Jemal
   45      Springing
   46      Springing
 46.01
 46.02
 46.03
   47      Springing
   48      Springing
   49        None
   50        Hard
   51        None
   52        None
   53        Soft
   55        None
   56        None
   57      Springing
   58        Hard
   59        Hard
   60        None
 60.01
 60.02
 60.03
 60.04
 60.05
 60.06
   61      Springing
   62      Springing
   63        None
   64        Hard
   65        Hard
   66        None
   67        None
   68      Springing                Gindi, Raymond; Gindi, Zachary
   70        None
   71        None
   72        None
   73        None
   74      Springing
   75        Hard
   76        None
   77        None
   78        Hard
   79        None
   80        None
   81        Hard
   82        None
   83        None
   84      Springing
   85        Hard
   86      Springing
   87        None
   88      Springing
   89        None
   90        None
   91      Springing
   92        None
 92.01
 92.02
 92.03
   93        Hard
   94        None
   95        None                          Goldfarb, Erwin
   96        None
   97        None
   98      Springing
   99        None
  101        None
  102      Springing
  103        None
  104        None
  105        None
  106        Hard
  107        None
  108      Springing
  109        None
  110        None
  111        None
  112        None
  113      Springing
  114      Springing
  115        None
  116        None
  117        Hard
  118      Springing
  119        None
 119.01
 119.02
  120        None
  121        Hard
  123      Springing
  124        None
  125        None
  126        Hard
  127        Hard
  128        None
  129      Springing
  130        None
  131        None
  132      Springing
  133        None
  134        None
  135        None
  136      Springing
  137        None
  138        None
  139        Hard
  140        None
  141        None
  142     Direct Pay
  143        None
  144      Springing
  145        None
  146        Hard
  147        None
  148        None
  149        None
  150        None
  151        None
  152        None
  153        None

Loan number 54, 69, 100 and 122 were removed from Annex A-1 included in the Free
Writing Prospectus dated March 22, 2007

FOOTNOTES TO ANNEX A-1

(1)   Peter Cooper Village &
      Stuyvesant Town                   Peter Cooper Village & Stuyvesant Town,
                                        representing 10.3% of the mortgage pool
                                        is part of a split loan structure and
                                        the related pari passu companion loan is
                                        not included in the Trust Fund with
                                        respect to the Mortgage Loan, unless
                                        otherwise specified.

                                        The Peter Cooper Village & Stuyvesant
                                        Town Loan is part of a split loan
                                        structure that includes one or more pari
                                        passu companion loans that are not
                                        included in the Trust Fund. With respect
                                        to this Mortgage Loan, unless otherwise
                                        specified, the calculations of LTV
                                        Ratios, DSC Ratio and Cut-Off Date
                                        Balance per unit are based on the
                                        aggregate indebtedness of or debt
                                        service on, as applicable, the related
                                        Mortgage Loan and the related pari passu
                                        companion loan, but not any related
                                        future pari passu companion loan.

(2)   Ala Moana Portfolio               Mortgage loan is part of a split loan
                                        structure. Neither the pari passu
                                        companion loans nor the subordinate
                                        loans are included in the trust fund.
                                        Only the senior note included in the
                                        trust is included among the mortgage
                                        loans. Unless otherwise specified, the
                                        calculations of LTV ratio, DSC ratio and
                                        Loan Balance per square foot are based
                                        upon the aggregate indebtedness of or
                                        debt service on such senior mortgage
                                        loan and the related pari passu
                                        companion loans, but not the related
                                        subordinate companion loans.

(3)   Westin - Fort Lauderdale, FL      Appraisal value shown on an "as
                                        completed" basis. LTV calculated using
                                        an "as completed" value. Appraised value
                                        on an "as is" basis is $44,000,000. LTV
                                        calculated using an "as is" appraised
                                        value is 95.5%.

(4)   Storage Xxtra Portfolio           Appraisal value shown on an "as
                                        stabilized" basis. LTV calculated using
                                        an "as stabilized" value. Appraised
                                        value on an "as is" basis is $8,180,000
                                        and $5,840,000 for 1505 Old Deerfield
                                        Road and 4500 Billy Williamson Drive,
                                        respectively. LTV calculated using "as
                                        is" appraised values, as applicable, is
                                        80.4%.

(5)   Palisades Village Center          Appraisal value shown on an "as
                                        stabilized" basis. LTV calculated using
                                        an "as stabilized" value. Appraised
                                        value on an "as is" basis is
                                        $34,000,000. LTV calculated using an "as
                                        is" appraised value is 85.9%.

(6)   Doubletree Inn at the Colonnade   Underwritten DSCR and LTV is adjusted by
                                        taking into account amounts available
                                        under certain letters of credit and/or
                                        credit reserves in the amount of
                                        $2,250,000. The underwritten DSCR
                                        without taking into account such amount
                                        is 1.28x.

                                      A-1-2

(7)   Township Plaza Retail             Appraisal value shown on an "as
                                        stabilized" basis. LTV calculated using
                                        an "as stabilized" value. Appraised
                                        value on an "as is" is $13,750,000. LTV
                                        calculated using an "as is" appraised
                                        value is 80.0%.

(8)   Courtyard by Marriott -
      Portland, OR                      Underwritten DSCR is adjusted by taking
                                        into account amounts available under
                                        certain letters of credit and/or cash
                                        reserves in the amount of $1,500,000.
                                        The underwritten DSCR without taking
                                        into account such amount is 1.09x.

(9)   Heritage Hunt Retail Center       Appraisal value shown on an "as
                                        stabilized" basis. LTV calculated using
                                        an "as stabilized" value. Appraised
                                        value on an "as is" is $11,500,000. LTV
                                        calculated using an "as is" appraised
                                        value is 81.7%.

(10)  180 Newport Center Drive          Underwritten DSCR and LTV ratio adjusted
                                        by taking into account amounts available
                                        under certain letters of credit and/or
                                        cash reserves in the amount of $700,000.
                                        The underwritten DSCR without taking
                                        into account such amount is 1.08x.
                                        Provided no event of default, maturity
                                        date may be extended to 8/1/2027 at
                                        borrower's option and payment of
                                        extension fee of 0.125% of UPB. If the
                                        ground lease has been extended to
                                        8/1/2037 the extension fee will be
                                        waived.

(11)  3505-3521 East Chapman Retail
      Center                            Loan provides for amortizing payments
                                        from 2/1/2007 through 1/1/2009, interest
                                        only payment from 2/1/2009 through
                                        1/1/2011, and amortizing payment from
                                        2/1/2011 through maturity.

(12)  East Gate Commons                 Underwritten DSCR and LTV ratio adjusted
                                        by taking into account amounts available
                                        under certain letters of credit and/or
                                        cash reserves in the amount of $541,384.
                                        The underwritten DSCR without taking
                                        into account such amount is 0.93x.

(13)  880 Hanna Drive                   Underwritten DSCR is adjusted by taking
                                        into account amounts available under
                                        certain letters of credit and/or cash
                                        reserves in the amount of $700,000. The
                                        underwritten DSCR without taking into
                                        account such amount is 0.99x.

(14)  Advantage Point Apartments        Underwritten DSCR is adjusted by taking
                                        into account amounts available under
                                        certain letters of credit and/or cash
                                        reserves in the amount of $500,000. The
                                        underwritten DSCR without taking into
                                        account such amount is 1.18x.

(15)  Storage Express - Palmdale, CA    Underwritten DSCR and LTV ratio adjusted
                                        by taking into account amounts available
                                        under certain letters of credit and/or
                                        cash reserves in the amount of $605,000.
                                        The underwritten DSCR without taking
                                        into account such amount is 1.08x.

                                      A-1-3

(16)  University Town Center            Appraisal value shown on an "as
                                        stabilized" basis. LTV calculated using
                                        an "as stabilized" value. Appraised
                                        value on an "as is" is $6,890,000. LTV
                                        calculated using an "as is" appraised
                                        value is 79.8%.

(17)  Gothic Park                       Prior to the expiration of the
                                        prepayment lockout period, borrower can
                                        partially prepay $560,000 upon release
                                        of 49 Woodland Street subject to the
                                        greater of 1% or YM.

(18)  Arrowood Village Apartments       Underwritten DSCR is adjusted by taking
                                        into account amounts available under
                                        certain letters of credit and/or cash
                                        reserves in the amount of $500,000. The
                                        underwritten DSCR without taking into
                                        account such amount is 1.22x.

                                      A-1-4

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    ANNEX A-2

      CERTAIN CHARACTERISTICS OF THE UNDERLYING MULTIFAMILY MORTGAGE LOANS

                                      A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                  COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                    ANNEX A-2

      CERTAIN CHARACTERISTICS OF THE UNDERLYING MULTIFAMILY MORTGAGE LOANS

MORTGAGE    LOAN
  LOAN      GROUP
 NUMBER    NUMBER               PROPERTY NAME                                           PROPERTY ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1          2     Peter Cooper Village & Stuyvesant Town   Various
  1.01              Stuyvesant Town                          317 Avenue C (General Management Office); Various Others
                    Deregulated - Stuyvesant Town
                    Stabilized - Stuyvesant Town
  1.02              Peter Cooper Village                     4 Peter Cooper Road (Security Office); Various Others
                    Deregulated - Peter Cooper Village
                    Stabilized - Peter Cooper Village
   20         2     512 South Third Street Apartments        512 South Third Street
   27         2     75-81 Nassau Street                      75-81 Nassau Street
   28         2     Spring Park Apartments                   5801 Eubank Boulevard NE
   30         2     Villa du Lac Apartments                  62200 West End Boulevard
   39         2     Riverwind at Alafaya Trail Apartments    100 Riverwind Way
   40         2     Turnberry Apartments                     1357 East 4500 South & 4411 South 1300 East
   41         2     Timber Hills Apartments                  800 Redfield Parkway
   43         2     Grove at Asheville                       600 Bulldog Drive
   47         2     Chatham Pines Apartments                 1020 Chatham Pines Circle
   51         2     West End Terrace Apartments              4466 Greenwich Court
   56         2     Shadow Pines Apartments                  1067 Pitts Road
   75         2     Caldwell Village Apartments              3334 West Caldwell Avenue
   83         2     Greenbryre Apartments                    3500, 3508, 3520, 3530, 3533, 3535, 3541, 3542, 3545, 3549, 3555, 3542,
                                                             3538 Spanish Quarter Circle, 3500, 3512, 3525, 3531, 3543 Taurus Drive
   89         2     Advantage Point Apartments               5038 North 55th Avenue
   95         2     500-510 East Michigan                    500-510 East Michigan Avenue
  106         2     The Oaks Apartments                      120 Oak Drive
  112         2     Highland Orchard Apartments              1190 Millcrest Walk
  116         2     Monopoly Park North Apartments           4064, 4062, 4056, 4055, 3971 & 3963 Supreme Court NW
  125         2     Arrowood Village Apartments              4038 East McDowell Road
  130         2     Hawaiian Apartments                      1650 Pampas Lane
  131         2     Cambridge Townhomes                      101-132 Cambridge Place, 107-131 Henley Place and 955-959 Berkshire
                                                             Road
  135         2     Sunbury Square Apartments                2902 Sunbury Square
  145         2     Country Club Apartments                  1705 Metrocrest Drive
  151         2     Village Walk Apartments                  407 West Gibson Street

MORTGAGE
  LOAN                      PROPERTY   PROPERTY                      GENERAL PROPERTY        SPECIFIC
 NUMBER    PROPERTY CITY     STATE     ZIP CODE        COUNTY              TYPE           PROPERTY TYPE      ELEVATOR BUILDINGS
-------------------------------------------------------------------------------------------------------------------------------

    1      New York            NY      Various        New York         Multifamily         Conventional              Y
  1.01     New York            NY       10009         New York         Multifamily         Conventional              Y

  1.02     New York            NY       10016         New York         Multifamily         Conventional              Y

   20      Champaign           IL       61820        Champaign         Multifamily        Student Housing            Y
   27      New York            NY       10038         New York          Mixed Use       Multifamily/Retail           Y
   28      Albuquerque         NM       87111        Bernalillo        Multifamily         Conventional              N
   30      Slidell             LA       70461      Saint Tammany       Multifamily         Conventional              N
   39      Oviedo              FL       32765         Seminole         Multifamily        Student Housing            N
   40      Salt Lake City      UT       84124        Salt Lake         Multifamily         Conventional              N
   41      Reno                NV       89509          Washoe          Multifamily         Conventional              N
   43      Asheville           NC       28801         Buncombe         Multifamily        Student Housing            N
   47      Winter Springs      FL       32708         Seminole         Multifamily         Conventional              N
   51      Saint Louis         MO       63119     Saint Louis City     Multifamily         Conventional              N
   56      Atlanta             GA       30350          Fulton          Multifamily         Conventional              N
   75      Visalia             CA       93277          Tulare          Multifamily         Conventional              N
   83      Charlotte           NC       28205       Mecklenburg        Multifamily         Conventional              N
   89      Glendale            AZ       85301         Maricopa         Multifamily         Conventional              N
   95      Urbana              IL       61801        Champaign         Multifamily        Student Housing            N
   106     Dunbar              WV       25064         Kanawha          Multifamily         Conventional              N
   112     Conyers             GA       30012         Rockdale         Multifamily         Conventional              N
   116     Bemidji             MN       56601         Beltrami         Multifamily        Student Housing            N
   125     Phoenix             AZ       85008         Maricopa         Multifamily         Conventional              N
   130     Anaheim             CA       92802          Orange          Multifamily         Conventional              N
   131     Smithfield          NC       27577         Johnston         Multifamily           Townhome                N
   135     Columbus            OH       43219         Franklin         Multifamily         Conventional              N
   145     Carrollton          TX       75006          Dallas          Multifamily         Conventional              N
   151     Jasper              TX       75951          Jasper          Multifamily         Conventional              N

MORTGAGE   UTILITIES
  LOAN      TENANT      NUMBER OF     NUMBER OF     NUMBER OF   NUMBER OF     NUMBER OF    AVERAGE RENT -   AVERAGE RENT - 1
 NUMBER      PAYS      STUDIO UNITS   1 BR UNITS   2 BR UNITS   3 BR UNITS   4+ BR UNITS   STUDIO UNITS         BR UNITS
----------------------------------------------------------------------------------------------------------------------------

    1         E,G                       5,740        4,976          472          39                             Various
  1.01        E,G                       4,531        3,725          452          38                              1,566
                                        1,435         946           71           7                               2,518
                                        3,096        2,779          381          31                              1,125
  1.02        E,G                       1,209        1,251          20           1                               1,771
                                         433          294            3                                           2,825
                                         776          957           17           1                               1,183
   20         E,G                         6            56           30           48                               828
   27          E                          24           17                                                        2,300
   28          E                         228           72                                                         643
   30         E,W                        138           78           18                                            869
   39        None                                      2                        108
   40       E,W,S,T                       48           84           152                                           654
   41       E,G,W,S                       80           80           16                                            775
   43         E,W                                      14           140
   47        E,W,S                       120           64           24                                            735
   51       E,W,S,T         8             64          123                                       625               729
   56       E,G,W,S                      144          140           28                                            665
   75         E,G           8             48           80            9                          550               675
   83          E                          46           64           64                                            451
   89         E,W           48           160                                                    435               495
   95         E,G                         8            93            7                                            531
   106      E,G,W,S                       18           66                                                         612
   112         E                                      182
   116         E                                       4            44           8
   125         E           124                                                                  464
   130     E,G,W,S,T                      22           6             2                                           1,035
   131     E,G,W,S,T                                   47
   135      E,G,W,S                                    54           18
   145       None                         44          100           36                                            684
   151       E,G,T                        38           48            1                                            386

MORTGAGE                                                    MAX RENT    MAX RENT PER   MAX RENT PER   MAX RENT PER   MAX RENT PER
  LOAN     AVERAGE RENT   AVERAGE RENT -   AVERAGE RENT -   PER MONTH   MONTH - 1 BR   MONTH - 2 BR   MONTH - 3 BR   MONTH - 4 BR
 NUMBER    - 2 BR UNITS   3 BR UNITS        4+ BR UNITS     - STUDIO       UNITS          UNITS          UNITS          UNITS
---------------------------------------------------------------------------------------------------------------------------------

    1         Various        Various          Various
  1.01         1,809          1,949            2,636
               3,068          4,120            5,639
               1,380          1,544            1,958
  1.02         2,014          2,354            2,705
               3,829          6,520
               1,457          1,619            2,705
   20          1,124          1,641            2,002                        828           1,140          1,702          2,165
   27          3,500                                                       2,300          3,500
   28           845                                                         680            880
   30           1155           1381                                         923            1248           1381
   39          1,300                           2,140                                      1,300                         2,140
   40           775            958                                          669            779           1,019
   41           975            1175                                         790            990            1190
   43           1090           1485                                                        1090           1485
   47           928           1,103                                         790            990           1,110
   51           930                                            625          729            1160
   56           805            983                                          670            830           1,060
   75           813            995                             550          675            850            995
   83           596            672                                          486            596            672
   89                                                          435          495
   95           628            623                                          531            651            623
   106          704                                                         645            745
   112          689                                                                        695
   116          750            900             1,050                                       750            900           1,200
   125                                                         464
   130         1,275          1,613                                        1,035          1,225          1,650
   131          675                                                                        675
   135          569            679                                                         579            679
   145          802            899                                          699            815            899
    151          460           585                                          395            485            585

                                    ANNEX A-3

                          RESERVE ACCOUNTS INFORMATION

                                      A-3-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                  COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                    ANNEX A-3

                          RESERVE ACCOUNTS INFORMATION

MORTGAGE    LOAN
  LOAN     GROUP
 NUMBER    NUMBER                      PROPERTY NAME                       GENERAL PROPERTY TYPE   SPECIFIC PROPERTY TYPE
-------------------------------------------------------------------------------------------------------------------------

    1        2      Peter Cooper Village & Stuyvesant Town                      Multifamily             Conventional
   1.01             Stuyvesant Town                                             Multifamily             Conventional
   1.02             Peter Cooper Village                                        Multifamily             Conventional
    2        1      75 Broad Street                                               Office                     CBD
    3        1      The Woodies Building                                         Mixed Use              Office/Retail
    4        1      Ala Moana Portfolio                                           Various                  Various
   4.01             Ala Moana Center                                              Retail                Regional Mall
   4.02             Ala Moana Building                                            Office                     CBD
   4.03             Ala Moana Pacific Center                                      Office                     CBD
   4.04             Ala Moana Plaza                                               Retail                Regional Mall
    5        1      One Summer Street                                             Office                   Telecom
    6        1      Argonaut Hotel - San Francisco, CA (2)                      Hospitality             Full Service
    7        1      Westin - Fort Lauderdale, FL (3)                            Hospitality             Full Service
    8        1      90 Merrick Avenue                                             Office                  Suburban
    9        1      1515 Flagler Waterview                                        Office                   Medical
    10       1      One and Three Long Wharf Drive                                Office                  Suburban
    11       1      300 Broadhollow Road                                          Office                  Suburban
    12       1      Hotel Monaco - Washington, DC (4)                           Hospitality             Full Service
    13       1      275 Broadhollow Road                                          Office                  Suburban
    14       1      Storage Xxtra Portfolio                                    Self Storage             Self Storage
  14.01             2775 West Bode Road                                        Self Storage             Self Storage
  14.02             1505 Old Deerfield Road                                    Self Storage             Self Storage
  14.03             4500 Billy Williamson Drive                                Self Storage             Self Storage
  14.04             2170 West Point Road                                       Self Storage             Self Storage
  14.05             5977 Whitesville Road                                      Self Storage             Self Storage
  14.06             7000 Storage Court                                         Self Storage             Self Storage
  14.07             4486 Riverside Drive                                       Self Storage             Self Storage
    15       1      Preferred Freezer - Vernon, CA                              Industrial                Warehouse
    16       1      332 South Michigan                                           Mixed Use              Office/Retail
    17       1      Palisades Village Center                                      Office                  Suburban
    18       1      2175 K Street                                                 Office                     CBD
    19       1      502-12 86th Street                                            Retail                  Anchored
    20       2      512 South Third Street Apartments                           Multifamily            Student Housing
    21       1      The Trails Shopping Center                                    Retail                  Anchored
    22       1      Summit at Southpoint                                          Office                  Suburban
    23       1      Ferguson Enterprises Property                               Industrial             Flex Industrial
    24       1      Hunter Plaza (5)                                              Retail                  Anchored
    25       1      Hampton Roads Research Quads I & III Portfolio                Office                  Suburban
  25.01             Hampton Roads Research Quad III                               Office                  Suburban
  25.02             Hampton Roads Research Quad I                                 Office                  Suburban
    26       1      SpringHill Suites - O'Hare (6)                              Hospitality            Limited Service
    27       2      75-81 Nassau Street                                          Mixed Use           Multifamily/Retail
    28       2      Spring Park Apartments                                      Multifamily             Conventional
    29       1      Residence Inn - Lebanon, NH                                 Hospitality            Limited Service
    30       2      Villa du Lac Apartments                                     Multifamily             Conventional
    31       1      Medwick Marketplace                                           Retail                  Anchored
    32       1      Townline Commons                                              Retail                  Anchored
    33       1      Country Village                                               Retail                  Anchored
    34       1      Turfway Ridge Office Park                                     Office                  Suburban
    35       1      Lowe's Home Improvement Center                                 Land                    Retail
    36       1      Doubletree Inn at the Colonnade                             Hospitality             Full Service
    37       1      Renaissance Square                                            Retail                 Unanchored
    38       1      Megan Crossings                                               Retail                 Unanchored
    39       2      Riverwind at Alafaya Trail Apartments                       Multifamily            Student Housing
    40       2      Turnberry Apartments                                        Multifamily             Conventional
    41       2      Timber Hills Apartments                                     Multifamily             Conventional
    42       1      Pro-Con Portfolio                                           Industrial         Warehouse/Distribution
  42.01             9 Maplewood Drive                                           Industrial         Warehouse/Distribution
  42.02             2441 East Glendale Avenue                                   Industrial         Warehouse/Distribution
  42.03             2430 East Glendale Avenue                                   Industrial         Warehouse/Distribution
    43       2      Grove at Asheville                                          Multifamily            Student Housing
    44       1      1630 Connecticut Avenue NW                                    Office                     CBD
    45       1      24 Farnsworth Street                                          Office                     CBD
    46       1      Texas Office-Warehouse Portfolio                            Industrial                Warehouse
  46.01             1350 Avenue South                                           Industrial                Warehouse
  46.02             2425 East Pioneer Drive                                     Industrial                Warehouse
  46.03             4201 South Highway 75                                       Industrial                Warehouse
    47       2      Chatham Pines Apartments                                    Multifamily             Conventional
    48       1      Goody's HQ Office Building                                    Office                  Suburban
    49       1      29 Thanet Circle                                              Office                  Suburban
    50       1      Holiday Inn - Portsmouth, NH (7)                            Hospitality             Full Service
    51       2      West End Terrace Apartments                                 Multifamily             Conventional
    52       1      The Courtyard                                                 Office                  Suburban
    53       1      Park Centre VI                                               Mixed Use              Office/Retail
    55       1      Township Plaza Retail                                         Retail               Shadow Anchored
    56       2      Shadow Pines Apartments (8)                                 Multifamily             Conventional
    57       1      Hillcrest SC - Landale, PA                                    Retail                  Anchored
    58       1      Shoe Pavilion                                                 Retail                Single Tenant
    59       1      Yolo County General Services Building - Woodland, CA          Office                  Suburban
    60       1      Your Extra Attic 6 Portfolio                               Self Storage             Self Storage
  60.01             Your Extra Attic - Pleasantdale, GA                        Self Storage             Self Storage
  60.02             Your Extra Attic - Stockbridge, GA                         Self Storage             Self Storage
  60.03             Your Extra Attic - Duluth, GA                              Self Storage             Self Storage
  60.04             Your Extra Attic - Winters Chapel, GA                      Self Storage             Self Storage
  60.05             Your Extra Attic - Guntersville, AL                        Self Storage             Self Storage
  60.06             Your Extra Attic - Norcross, GA                            Self Storage             Self Storage
    61       1      Kmart Plaza Albuquerque                                       Retail                  Anchored
    62       1      Oak Park Square                                               Retail                  Anchored
    63       1      Courtyard by Marriott - Portland, OR (9)                    Hospitality            Focused Service
    64       1      Heritage Hunt Retail Center                                   Retail                 Unanchored
    65       1      180 Newport Center Drive                                      Office                  Suburban
    66       1      Oak Plaza Office                                              Office                  Suburban
    67       1      340-350 Hanson Way                                          Industrial                Warehouse
    68       1      Bank of America - Brooklyn, NY                                Retail                Single Tenant
    70       1      Namco Headquarters                                          Industrial                  Flex
    71       1      Layton Crossing                                               Retail                 Unanchored
    72       1      3505-3521 East Chapman Retail Center                          Retail                 Unanchored
    73       1      95 Argonaut Office                                            Office                  Suburban
    74       1      475 Bedford Street                                             Other               Fitness Center
    75       2      Caldwell Village Apartments                                 Multifamily             Conventional
    76       1      Beehive Self Storage                                       Self Storage             Self Storage
    77       1      Palm Plaza Office                                             Office                  Suburban
    78       1      Best Buy - Wilmington, DE                                     Retail                Single Tenant
    79       1      Colonnade at West Lake                                       Mixed Use              Retail/Office
    80       1      East Gate Commons                                             Retail               Shadow Anchored
    81       1      Kanawha Valley Distribution Center                          Industrial             Flex Industrial
    82       1      880 Hanna Drive                                             Industrial                Warehouse
    83       2      Greenbryre Apartments                                       Multifamily             Conventional
    84       1      5201 Truxtun Avenue                                           Office                  Suburban
    85       1      Hampton Inn & Suites - Vestal, NY                           Hospitality            Limited Service
    86       1      450 Melwood Avenue                                            Office                     CBD
    87       1      Holiday Inn Express - Livermore, CA (10)                    Hospitality            Limited Service
    88       1      Gladstone Building                                            Office                     CBD
    89       2      Advantage Point Apartments                                  Multifamily             Conventional
    90       1      Storage Express - Palmdale, CA                             Self Storage             Self Storage
    91       1      Plover Retail Center                                          Retail                  Anchored
    92       1      Mark McDonald Portfolio                                       Various                  Various
  92.01             Village at the Highlands                                      Retail                 Unanchored
  92.02             Millenium Plaza                                               Office                     CBD
  92.03             Riverside Retail Center                                       Retail               Shadow Anchored
    93       1      Holiday Inn Hotel & Suites - Tarpon Springs, FL (11)        Hospitality             Full Service
    94       1      Army Reserve Armory Building                                Industrial                  Flex
    95       2      500-510 East Michigan                                       Multifamily            Student Housing
    96       1      Glenwood Place II                                             Office                  Suburban
    97       1      University Town Center                                        Retail                  Anchored
    98       1      Citrus Plaza                                                  Retail                 Unanchored
    99       1      Neilson Square                                                Retail                  Anchored
   101       1      Glenwood Place I                                              Office                  Suburban
   102       1      Foothill Oaks                                                 Retail                  Anchored
   103       1      Gothic Park                                                   Office                  Suburban
   104       1      301 Northstonestreet Avenue                                 Industrial                  Flex
   105       1      Pathmark Store                                                Retail                Single Tenant
   106       2      The Oaks Apartments                                         Multifamily             Conventional
   107       1      Town Center Business Center                                   Retail                 Unanchored
   108       1      Fortune Park Business Center                                  Office                  Suburban
   109       1      Value Place - Myrtle Beach, SC                              Hospitality             Extended Stay
   110       1      Harbour Village Shopping Center                               Retail                 Unanchored
   111       1      Walgreens - Bluffton                                          Retail                Single Tenant
   112       2      Highland Orchard Apartments (12)                            Multifamily             Conventional
   113       1      Best Buy - Cypress, TX                                        Retail                Single Tenant
   114       1      Taylor Shopping Center                                        Retail               Shadow Anchored
   115       1      Mission Center                                                Retail                 Unanchored
   116       2      Monopoly Park North Apartments                              Multifamily            Student Housing
   117       1      FedEx Building                                              Industrial         Warehouse/Distribution
   118       1      570 Expressway Drive South                                    Office                  Suburban
   119       1      McCart Diamond Retail Portfolio                               Retail                 Unanchored
  119.01            McCart Plaza and Annex                                        Retail                 Unanchored
  119.02            Diamond Oaks Shopping Center                                  Retail                 Unanchored
   120       1      Country Inn & Suites - Anderson, SC (13)                    Hospitality            Limited Service
   121       1      Microtel Inn & Suites Buckhead (14)                         Hospitality            Limited Service
   123       1      CVS - Glenville, NY                                           Retail                Single Tenant
   124       1      Artisan Shops                                                 Retail                 Unanchored
   125       2      Arrowood Village Apartments                                 Multifamily             Conventional
   126       1      Space Cadets Self Storage                                  Self Storage             Self Storage
   127       1      America's Best Inn - Portsmouth, NH (15)                    Hospitality            Limited Service
   128       1      201 Wilshire Office Building                                  Office                  Suburban
   129       1      Walgreens - Kinston, NC                                       Retail                Single Tenant
   130       2      Hawaiian Apartments                                         Multifamily             Conventional
   131       2      Cambridge Townhomes (16)                                    Multifamily               Townhome
   132       1      Block 76                                                       Land                    Office
   133       1      Eastpointe Professional Centre                                Office                  Suburban
   134       1      Pot Spring Professional Center                                Office                  Suburban
   135       2      Sunbury Square Apartments                                   Multifamily             Conventional
   136       1      Highway 72 Retail                                             Retail                 Unanchored
   137       1      El Camino Festival Shopping Center                            Retail                 Unanchored
   138       1      Princeton Corporate Center                                    Office                  Suburban
   139       1      CVS - Stuart, FL                                              Retail                Single Tenant
   140       1      Mission Creek Village                                        Mixed Use              Office/Retail
   141       1      Willow Glen                                                  Mixed Use              Office/Retail
   142       1      Albertson's Pad at University Town Center                      Land                    Retail
   143       1      Saltgrass Ground Lease                                         Land                    Retail
   144       1      Old Time Pottery - Fairview Heights, IL                       Retail                Single Tenant
   145       2      Country Club Apartments                                     Multifamily             Conventional
   146       1      Tractor Supply                                                Retail                Single Tenant
   147       1      Thomas Executive Center                                       Office                  Suburban
   148       1      Inver Grove Marketplace                                       Retail                 Unanchored
   149       1      Sandy Pointe Retail Center                                    Retail                 Unanchored
   150       1      3900 Plaza Office                                             Office                  Suburban
   151       2      Village Walk Apartments                                     Multifamily             Conventional
   152       1      Blountstown Square Shopping Center                            Retail                  Anchored
   153       1      Burnsville Marketplace                                        Retail                 Unanchored

MORTGAGE                                     ANNUAL DEPOSIT    INITIAL DEPOSIT TO
  LOAN     MONTHLY TAX   MONTHLY INSURANCE   TO REPLACEMENT   CAPITAL IMPROVEMENTS   INITIAL TI/LC
 NUMBER      ESCROW           ESCROW            RESERVE             RESERVE             ESCROW       ONGOING TI/LC FOOTNOTE
---------------------------------------------------------------------------------------------------------------------------

   1        3,539,035         493,599          2,808,000          60,000,000
  1.01
  1.02
   2         292,046           15,968           129,588             10,799
   3                                             73,389                                7,230,784               (1)
   4
  4.01
  4.02
  4.03
  4.04
   5         212,183           33,653            78,900                                2,500,000               (1)
   6          48,500                            851,800
   7          34,133           34,931           770,738
   8         185,281                             41,266             750,000
   9          51,667           18,083            32,700              2,725              13,433                 (1)
   10         45,011           9,608             44,721                                1,000,000               (1)
   11         90,847                             46,035
   12                                           764,045
   13         37,846                             25,354
   14         37,804           3,773             64,314
 14.01
 14.02
 14.03
 14.04
 14.05
 14.06
 14.07
   15
   16         91,531           9,500             88,560              7,380              44,328                 (1)
   17         16,109           3,413             12,570                                 577,000
   18
   19         26,475            845              4,463
   20         19,167           3,584             35,004
   21         11,953           7,409             36,527                                 350,000
   22         31,380           6,987             51,917                                2,000,000               (1)
   23
   24         21,406           1,036             10,586                                 475,000                (1)
   25                                            31,380              2,615
 25.01
 25.02
   26         32,981
   27         13,697           1,413             11,455
   28         10,264           4,804             75,000
   29         18,370           4,213            180,367
   30         33,968                             46,800
   31         26,348           3,568             22,005                                 100,000                (1)
   32         21,895           3,826             18,390
   33         20,467           5,300
   34         16,816           3,877             58,892             500,000            2,000,000               (1)
   35
   36         29,369           2,266            110,280              9,190
   37         26,921           2,878
   38         18,650
   39         24,360           7,500             54,936              4,578
   40         13,398           5,048
   41         9,076            2,669                                600,000
   42         16,780           3,624
 42.01
 42.02
 42.03
   43         12,568           4,733             60,032
   44         16,132            947              7,596                                  275,000                (1)
   45         19,245           1,399             10,200               850               800,000                (1)
   46         23,120                             31,524                                                        (1)
 46.01
 46.02
 46.03
   47         16,373
   48
   49         7,568
   50         11,792           5,448            157,068             13,089
   51         7,782            6,238
   52                                            11,173                                                        (1)
   53         22,763           29,328                              1,565,890           1,091,580               (1)
   55         11,498
   56         17,519           6,924             78,000
   57         14,468           3,314             20,640             526,061                                    (1)
   58                                            8,292               8,294              30,512                 (1)
   59
   60         7,949            3,112             24,792              2,066
 60.01
 60.02
 60.03
 60.04
 60.05
 60.06
   61
   62         10,152           7,612             27,900              2,325                                     (1)
   63         5,552             888             157,212
   64         1,357             459              4,596                383                2,796                 (1)
   65                                            6,012                501               59,928                 (1)
   66         6,768             994              5,856                488               125,000
   67         10,491
   68         8,232             149              1,200
   70                                            18,945                                 200,000                (1)
   71         6,552            1,735             9,610                                                         (1)
   72         8,815             745                                                      4,451                 (1)
   73                                            9,637                                                         (1)
   74                                            7,000
   75         6,599            2,694             36,252              3,021
   76         5,630             859              9,540
   77                                            12,204                                                        (1)
   78
   79         16,514
   80         11,529           1,483             6,360                530                2,661                 (1)
   81         2,841            2,346             26,340             50,000              175,000                (1)
   82         4,738
   83         6,655                              43,500
   84         9,413            1,240             10,908                                 486,958
   85         15,727           1,867            103,200              8,600
   86
   87         10,257           1,214             34,032              2,836
   88         13,197           1,406             7,800                650                                      (1)
   89         6,821            3,093            100,048
   90         5,432             709              6,780                565
   91          569              594              4,678
   92         4,103            1,074             5,756                                                         (1)
 92.01
 92.02
 92.03
   93         8,995            13,152            93,576              7,798
   94         3,106            2,047             5,911                                  562,500
   95         13,789           1,263             32,400
   96
   97         8,223             813              2,960                                                         (1)
   98         7,923             516              3,720                310                                      (1)
   99         5,170            1,229             10,153                                 175,000                (1)
  101
  102         7,590            1,528             17,079
  103         16,817           1,495             8,111                                  100,000                (1)
  104         6,677             744              18,843
  105
  106         4,300            2,306             21,000              1,750
  107         3,806             708              6,015                                                         (1)
  108         8,807                              14,748                                                        (1)
  109         2,014            4,492             45,973
  110         4,387             980              3,156                263               75,000                 (1)
  111
  112         8,610            4,618             45,504
  113                                            3,000
  114         6,910             758              2,520                                                         (1)
  115         3,309             963                                                     180,000                (1)
  116         3,333            1,347             16,800
  117
  118         7,729             669
  119         10,305           2,168             30,457                                 106,000                (1)
 119.01
 119.02
  120         3,980            1,096             48,365
  121         2,862            2,205                                 4,303
  123
  124         2,754             567              1,632                                  194,267                (1)
  125         3,660            2,078             40,176
  126         2,635             773                                 10,870
  127         3,514            1,327             35,304              2,942
  128         3,300             369
  129
  130         3,426             744              7,956
  131         2,849            1,407             11,750
  132
  133         4,968             844              6,048                504                2,100                 (1)
  134
  135         4,458            1,263             18,000              1,500
  136         2,019            1,239             1,620                135                1,009                 (1)
  137         1,501             475              4,068                                  100,000                (1)
  138         4,864             735              6,132                511                                      (1)
  139                          1,646
  140         2,345            1,035             2,704                                  65,000                 (1)
  141         3,344             960              4,704                392               250,000                (1)
  142
  143
  144
  145                          4,958
  146
  147         2,618             639              2,989                                  25,000                 (1)
  148                           139              1,342                112                 559                  (1)
  149         1,521             336              1,836                                                         (1)
  150          946              243              4,091                                                         (1)
  151         2,192            2,741                                40,000
  152         2,691            2,625
  153                           222              1,068                                                         (1)

(1)   In addition to any such escrows funded at loan closing)for potential
      TI/LC, these Mortgage Loans require funds to be escrowed during some or all of the loan terms for TI/LC expenses, which may be incurred during the
      Mortgage Loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions

(2)   Annual Deposit to Replacement Reserves are $851,800, adjusted to 4% of TTM gross revenues after the first payment date

(3)   Annual Deposit to Replacement Reserves are $770,738, adjusted to 4% of prior year's gross revenues on May 11, 2008

(4)   Annual Deposit to Replacement Reserves are $764,045, adjusted to 4% of TTM gross revenues after the first payment date

(5)   Commencing on March 11, 2012, Annual Deposit to Replacement Reserves are
      $10,586

(6)   Annual Deposit to Replacements Reserves are equal to 4% of prior year's gross revenues from operations

(7)   Annual Deposit to Replacement Reserves are $157,068 for the first two years, adjusted to 3% of gross revenues from operations thereafter

(8)   Commencing on February 1, 2009, Annual Deposit to Replacement Reserves are
      $78,000

(9)   Commencing on November 11, 2007, Annual Deposit to Replacement Reserves
      are $157,212

(10)  Annual Deposit to Replacement Reserves are $34,032 for the first year, adjusted to 3% of prior year's gross revenues from operations during the second year and then adjusted to 4% of prior year's gross revenues from operations thereafter

(11)  Annual Deposit to Replacement Reserves are $93,576 for the first two years, adjusted to 3% of gross revenues from operations thereafter

(12)  Commencing on February 1, 2009, Annual Deposit to Replacement Reserves are
      $45,504

(13)  Commencing on April 11, 2008, Annual Deposit to Replacement Reserves are
      $48,365

(14)  Annual Deposit to Replacements Reserves are equal to 4% of prior year's gross revenues from operations

(15)  Annual Deposit to Replacement Reserves are $35,304 for the first two years, adjusted to 3% of gross revenues from operations thereafter

(16)  Commencing on March 11, 2009, Annual Deposit to Replacement Reserves are
      $11,750 or Letter of Credit

                                    ANNEX A-4

                           COMMERCIAL TENANT SCHEDULE

                                      A-4-1

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                  COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                    ANNEX A-4

                           COMMERCIAL TENANT SCHEDULE

MORTGAGE    LOAN                                                                                                      CUT-OFF DATE
  LOAN     GROUP                                                              GENERAL                                     LOAN
 NUMBER    NUMBER      PROPERTY NAME                                       PROPERTY TYPE   SPECIFIC PROPERTY TYPE      BALANCE ($)
----------------------------------------------------------------------------------------------------------------------------------

    2        1      75 Broad Street                                           Office                CBD                243,500,000
    3        1      The Woodies Building                                     Mixed Use         Office/Retail           172,100,000
    4        1      Ala Moana Portfolio                                       Various             Various              100,000,000
  4.01              Ala Moana Center                                          Retail           Regional Mall
  4.02              Ala Moana Building                                        Office                CBD
  4.03              Ala Moana Pacific Center                                  Office                CBD
  4.04              Ala Moana Plaza                                           Retail           Regional Mall
    5        1      One Summer Street                                         Office              Telecom              82,000,000
    8        1      90 Merrick Avenue                                         Office              Suburban             38,000,000
    9        1      1515 Flagler Waterview                                    Office              Medical              37,500,000
   10        1      One and Three Long Wharf Drive                            Office              Suburban             37,500,000
   11        1      300 Broadhollow Road                                      Office              Suburban             36,800,000
   13        1      275 Broadhollow Road                                      Office              Suburban             33,200,000
   15        1      Preferred Freezer - Vernon, CA                          Industrial           Warehouse             32,885,000
   16        1      332 South Michigan                                       Mixed Use         Office/Retail           30,000,000
   17        1      Palisades Village Center                                  Office              Suburban             29,200,000
   18        1      2175 K Street                                             Office                CBD                28,500,000
   19        1      502-12 86th Street                                        Retail              Anchored             25,280,000
   21        1      The Trails Shopping Center                                Retail              Anchored             24,000,000
   22        1      Summit at Southpoint                                      Office              Suburban             23,700,000
   23        1      Ferguson Enterprises Property                           Industrial        Flex Industrial          23,000,000
   24        1      Hunter Plaza                                              Retail              Anchored             22,500,000
   25        1      Hampton Roads Research Quads I & III Portfolio            Office              Suburban             22,350,000
  25.01             Hampton Roads Research Quad III                           Office              Suburban
  25.02             Hampton Roads Research Quad I                             Office              Suburban
   27        2      75-81 Nassau Street                                      Mixed Use       Multifamily/Retail        20,500,000
   31        1      Medwick Marketplace                                       Retail              Anchored             18,240,000
   32        1      Townline Commons                                          Retail              Anchored             18,225,000
   33        1      Country Village                                           Retail              Anchored             18,000,000
   34        1      Turfway Ridge Office Park                                 Office              Suburban             18,000,000
   35        1      Lowe's Home Improvement Center                             Land                Retail              17,305,575
   37        1      Renaissance Square                                        Retail             Unanchored            17,000,000
   38        1      Megan Crossings                                           Retail             Unanchored            15,680,000
   42        1      Pro-Con Portfolio                                       Industrial     Warehouse/Distribution      15,011,633
  42.01             9 Maplewood Drive                                       Industrial     Warehouse/Distribution
  42.02             2441 East Glendale Avenue                               Industrial     Warehouse/Distribution
  42.03             2430 East Glendale Avenue                               Industrial     Warehouse/Distribution
   44        1      1630 Connecticut Avenue NW                                Office                CBD                13,850,000
   45        1      24 Farnsworth Street                                      Office                CBD                13,800,000
   46        1      Texas Office-Warehouse Portfolio                        Industrial           Warehouse             13,700,000
  46.01             1350 Avenue South                                       Industrial           Warehouse
  46.02             2425 East Pioneer Drive                                 Industrial           Warehouse
  46.03             4201 South Highway 75                                   Industrial           Warehouse
   48        1      Goody's HQ Office Building                                Office              Suburban             13,468,859
   49        1      29 Thanet Circle                                          Office              Suburban             13,320,000
   52        1      The Courtyard                                             Office              Suburban             11,760,000
   53        1      Park Centre VI                                           Mixed Use         Office/Retail           11,350,000
   55        1      Township Plaza Retail                                     Retail          Shadow Anchored          11,000,000
   57        1      Hillcrest SC - Landale, PA                                Retail              Anchored             10,900,000
   58        1      Shoe Pavilion                                             Retail           Single Tenant           10,900,000
   59        1      Yolo County General Services Building - Woodland, CA      Office              Suburban             10,332,000
   61        1      Kmart Plaza Albuquerque                                   Retail              Anchored             10,160,000
   62        1      Oak Park Square                                           Retail              Anchored             10,000,000
   64        1      Heritage Hunt Retail Center                               Retail             Unanchored             9,400,000
   65        1      180 Newport Center Drive                                  Office              Suburban              9,200,000
   66        1      Oak Plaza Office                                          Office              Suburban              9,100,000
   67        1      340-350 Hanson Way                                      Industrial           Warehouse              8,979,069
   68        1      Bank of America - Brooklyn, NY                            Retail           Single Tenant            8,640,000
   70        1      Namco Headquarters                                      Industrial              Flex                8,200,000
   71        1      Layton Crossing                                           Retail             Unanchored             8,000,000
   72        1      3505-3521 East Chapman Retail Center                      Retail             Unanchored             7,974,669
   73        1      95 Argonaut Office                                        Office              Suburban              7,800,000
   74        1      475 Bedford Street                                         Other           Fitness Center           7,665,000
   77        1      Palm Plaza Office                                         Office              Suburban              7,400,000
   78        1      Best Buy - Wilmington, DE                                 Retail           Single Tenant            7,376,150
   79        1      Colonnade at West Lake                                   Mixed Use         Retail/Office            7,272,000
   80        1      East Gate Commons                                         Retail          Shadow Anchored           6,900,000
   81        1      Kanawha Valley Distribution Center                      Industrial        Flex Industrial           6,750,000
   82        1      880 Hanna Drive                                         Industrial           Warehouse              6,734,302
   84        1      5201 Truxtun Avenue                                       Office              Suburban              6,629,228
   86        1      450 Melwood Avenue                                        Office                CBD                 6,500,000
   88        1      Gladstone Building                                        Office                CBD                 6,300,000
   91        1      Plover Retail Center                                      Retail              Anchored              5,900,000
   92        1      Mark McDonald Portfolio                                   Various             Various               5,894,809
  92.01             Village at the Highlands                                  Retail             Unanchored
  92.02             Millenium Plaza                                           Office                CBD
  92.03             Riverside Retail Center                                   Retail          Shadow Anchored
   94        1      Army Reserve Armory Building                            Industrial              Flex                5,625,000
   96        1      Glenwood Place II                                         Office              Suburban              5,500,000
   97        1      University Town Center                                    Retail              Anchored              5,500,000
   98        1      Citrus Plaza                                              Retail             Unanchored             5,415,379
   99        1      Neilson Square                                            Retail              Anchored              5,400,000
   101       1      Glenwood Place I                                          Office              Suburban              5,300,000
   102       1      Foothill Oaks                                             Retail              Anchored              5,250,000
   103       1      Gothic Park                                               Office              Suburban              5,120,000
   104       1      301 Northstonestreet Avenue                             Industrial              Flex                4,775,000
   105       1      Pathmark Store                                            Retail           Single Tenant            4,745,304
   107       1      Town Center Business Center                               Retail             Unanchored             4,700,000
   108       1      Fortune Park Business Center                              Office              Suburban              4,550,000
   110       1      Harbour Village Shopping Center                           Retail             Unanchored             4,165,000
   111       1      Walgreens - Bluffton                                      Retail           Single Tenant            4,121,600
   113       1      Best Buy - Cypress, TX                                    Retail           Single Tenant            4,039,100
   114       1      Taylor Shopping Center                                    Retail          Shadow Anchored           4,000,000
   115       1      Mission Center                                            Retail             Unanchored             3,996,693
   117       1      FedEx Building                                          Industrial     Warehouse/Distribution       3,996,233
   118       1      570 Expressway Drive South                                Office              Suburban              3,987,517
   119       1      McCart Diamond Retail Portfolio                           Retail             Unanchored             3,920,049
 119.01             McCart Plaza and Annex                                    Retail             Unanchored
 119.02             Diamond Oaks Shopping Center                              Retail             Unanchored
   123       1      CVS - Glenville, NY                                       Retail           Single Tenant            3,413,000
   124       1      Artisan Shops                                             Retail             Unanchored             3,400,000
   128       1      201 Wilshire Office Building                              Office              Suburban              3,100,000
   129       1      Walgreens - Kinston, NC                                   Retail           Single Tenant            3,052,000
   132       1      Block 76                                                   Land                Office               2,900,000
   133       1      Eastpointe Professional Centre                            Office              Suburban              2,900,000
   134       1      Pot Spring Professional Center                            Office              Suburban              2,800,000
   136       1      Highway 72 Retail                                         Retail             Unanchored             2,600,000
   137       1      El Camino Festival Shopping Center                        Retail             Unanchored             2,500,000
   138       1      Princeton Corporate Center                                Office              Suburban              2,500,000
   139       1      CVS - Stuart, FL                                          Retail           Single Tenant            2,450,000
   140       1      Mission Creek Village                                    Mixed Use         Office/Retail            2,365,000
   141       1      Willow Glen                                              Mixed Use         Office/Retail            2,350,000
   142       1      Albertson's Pad at University Town Center                  Land                Retail               2,349,735
   143       1      Saltgrass Ground Lease                                     Land                Retail               2,148,094
   144       1      Old Time Pottery - Fairview Heights, IL                   Retail           Single Tenant            2,140,000
   146       1      Tractor Supply                                            Retail           Single Tenant            1,891,025
   147       1      Thomas Executive Center                                   Office              Suburban              1,825,000
   148       1      Inver Grove Marketplace                                   Retail             Unanchored             1,776,023
   149       1      Sandy Pointe Retail Center                                Retail             Unanchored             1,688,618
   150       1      3900 Plaza Office                                         Office              Suburban              1,530,000
   152       1      Blountstown Square Shopping Center                        Retail              Anchored              1,495,166
   153       1      Burnsville Marketplace                                    Retail             Unanchored             1,490,000

MORTGAGE                                                                                            LARGEST
  LOAN       NUMBER OF     UNIT OF                                                                   TENANT      LARGEST TENANT
 NUMBER    UNITS (UNITS)   MEASURE                         LARGEST TENANT                           % OF NRA       EXP. DATE
---------------------------------------------------------------------------------------------------------------------------------

    2         647,924      Sq. Ft.   Internap                                                        12.5%          12/31/16
    3         484,180      Sq. Ft.   GSA (FBI)                                                       31.2%       Multiple Spaces
    4        1,989,759     Sq. Ft.   Various                                                        Various          Various
  4.01       1,606,435     Sq. Ft.   Sears                                                           21.2%          08/31/09
  4.02        199,362      Sq. Ft.   Kaiser Foundation Health                                        11.0%     12/31/07; 06/30/11
  4.03        169,918      Sq. Ft.   Macy's                                                          8.9%           11/30/06
  4.04        14,044       Sq. Ft.   Blockbuster, Inc.                                               43.1%          03/31/10
    5         387,826      Sq. Ft.   WilTel Communications, LLC                                      29.7%          09/30/08
    8         242,659      Sq. Ft.   Verizon Communications, Inc.                                    23.6%       Multiple Spaces
    9         163,487      Sq. Ft.   Fairbanks Communications                                        20.7%          06/14/23
   10         296,102      Sq. Ft.   State of Connecticut                                            23.2%          05/31/11
   11         242,292      Sq. Ft.   Bank of America                                                 27.6%          09/30/09
   13         126,770      Sq. Ft.   North Fork Bank                                                100.0%          12/31/18
   15         184,273      Sq. Ft.   Preferred Freezer                                              100.0%          12/31/31
   16         328,019      Sq. Ft.   Bacon's Information, Inc.                                       19.7%          01/31/12
   17         89,755       Sq. Ft.   Perr Knight, Inc.                                               13.4%          10/01/11
   18         101,063      Sq. Ft.   U.S. Chemical Safety                                            18.9%          09/30/10
   19         29,750       Sq. Ft.   Circuit City Stores                                             91.8%          08/31/20
   21         135,285      Sq. Ft.   Publix Super Markets                                            27.3%          08/30/12
   22         259,587      Sq. Ft.   Nelnet Corporation                                              33.7%          01/31/14
   23         367,260      Sq. Ft.   Ferguson Enterprises, Inc.                                     100.0%          03/31/22
   24         105,864      Sq. Ft.   Best Buy                                                        43.2%          01/31/16
   25         157,175      Sq. Ft.   Various                                                        Various          Various
  25.01       97,740       Sq. Ft.   GSA - Air Force                                                100.0%          11/30/15
  25.02       59,435       Sq. Ft.   Industrial Development Authority of the City of Hampton, VA     66.5%       Multiple Spaces
   27         40,910       Sq. Ft.   De Janeiro Stores                                               4.3%           05/31/17
   31         183,877      Sq. Ft.   Marc's                                                          19.2%          05/31/11
   32         101,555      Sq. Ft.   Plunkett Furniture                                              27.9%          06/30/10
   33         88,879       Sq. Ft.   Stater Brothers                                                 28.8%          06/26/14
   34         218,117      Sq. Ft.   Square D Co.                                                    14.7%          03/31/11
   35         136,000      Sq. Ft.   Lowe's Home Centers, Inc.                                      100.0%          01/24/27
   37         182,119      Sq. Ft.   Conn's Appliances                                               16.5%          08/30/12
   38         113,820      Sq. Ft.   Broyhill Retail, Inc                                            20.0%          03/31/16
   42         503,270      Sq. Ft.   Progressive Converting, Inc.                                   Various         11/30/21
  42.01       205,340      Sq. Ft.   Progressive Converting, Inc.                                   100.0%          11/30/21
  42.02       175,200      Sq. Ft.   Progressive Converting, Inc.                                   100.0%          11/30/21
  42.03       122,730      Sq. Ft.   Progressive Converting, Inc.                                   100.0%          11/30/21
   44         37,978       Sq. Ft.   Human Rights Watch                                              31.0%          04/30/09
   45         67,971       Sq. Ft.   Department of Social Services                                   83.7%          11/12/09
   46         315,199      Sq. Ft.   Various                                                        Various          Various
  46.01       120,003      Sq. Ft.   Martin Bower Company                                           100.0%          06/30/12
  46.02       94,618       Sq. Ft.   Shermco Industries                                             100.0%          09/30/15
  46.03       100,578      Sq. Ft.   Consolidated Container                                         100.0%          01/31/19
   48         148,488      Sq. Ft.   Goody's Family Clothing, Inc.                                  100.0%          02/28/26
   49         48,720       Sq. Ft.   Church & Dwight Co., Inc.                                       84.6%          12/31/22
   52         55,863       Sq. Ft.   Premier Office Centers                                          26.7%          02/03/12
   53         132,878      Sq. Ft.   Comp USA Inc                                                    21.5%          10/31/11
   55         51,153       Sq. Ft.   Pauls Ace Hardware                                              39.2%          01/31/17
   57         137,559      Sq. Ft.   Super Fresh                                                     24.8%          09/30/16
   58         28,600       Sq. Ft.   Shoe Pavilion                                                  100.0%          10/31/16
   59         63,000       Sq. Ft.   County of Yolo                                                 100.0%          06/30/23
   61         114,332      Sq. Ft.   Kmart                                                           97.9%          10/31/26
   62         185,978      Sq. Ft.   Hobby Lobby                                                     32.3%          12/31/15
   64         30,635       Sq. Ft.   Heritage Hunt Retail, LLC                                       22.4%          11/01/26
   65         40,115       Sq. Ft.   Pacific Charter Financial                                       16.4%       Multiple Spaces
   66         29,309       Sq. Ft.   Ronald Cohen Investments, Inc.                                  49.6%          11/30/12
   67         280,000      Sq. Ft.   Genco I, Inc.                                                   88.5%          12/31/09
   68          8,000       Sq. Ft.   Bank of America                                                100.0%          12/31/21
   70         189,450      Sq. Ft.   Namco, LLC                                                     100.0%          01/31/17
   71         64,064       Sq. Ft.   Savers                                                          34.8%          11/30/16
   72         52,103       Sq. Ft.   24 Hour Fitness, Inc.                                           42.2%          01/31/10
   73         48,183       Sq. Ft.   Joystar, Inc                                                    12.7%          02/14/08
   74         70,000       Sq. Ft.   Town Sports International                                      100.0%          06/30/15
   77         61,019       Sq. Ft.   Unicon                                                          21.6%          05/31/07
   78         48,000       Sq. Ft.   Best Buy                                                       100.0%          01/31/11
   79         54,219       Sq. Ft.   Rising Sun Karate                                               12.6%          05/31/12
   80         42,410       Sq. Ft.   Petco                                                           35.4%          12/31/16
   81         138,640      Sq. Ft.   DHL                                                             14.5%          09/30/09
   82         150,000      Sq. Ft.   Ramallah, Inc.                                                 100.0%          09/30/07
   84         51,943       Sq. Ft.   Berry Petroleum                                                 86.8%          10/31/16
   86         59,093       Sq. Ft.   UPMC                                                           100.0%          01/31/17
   88         38,992       Sq. Ft.   Brown University                                               100.0%          01/30/10
   91         46,777       Sq. Ft.   Michaels                                                        36.7%          11/30/16
   92         33,817       Sq. Ft.   Various                                                        Various          Various
  92.01        8,251       Sq. Ft.   American General Finance                                        17.0%          08/31/11
  92.02       16,006       Sq. Ft.   GL Booth/JG Davis & Associates                                  28.1%          10/31/10
  92.03        9,560       Sq. Ft.   Pizza Hut                                                       20.8%          09/30/09
   94         39,406       Sq. Ft.   United States of America (US Army)                             100.0%          01/10/10
   96         152,124      Sq. Ft.   Embarq Management Company                                      100.0%          12/31/11
   97         29,600       Sq. Ft.   Staples                                                         67.6%          11/30/16
   98         24,823       Sq. Ft.   DaVita                                                          23.5%          04/30/17
   99         67,690       Sq. Ft.   Staples, Inc.                                                   34.8%          05/31/14
   101        111,088      Sq. Ft.   Embarq Management Company                                       87.9%          05/31/11
   102        85,397       Sq. Ft.   Save Mart                                                       54.3%          10/31/10
   103        54,071       Sq. Ft.   Casey Family Services                                           31.1%          03/31/09
   104        48,316       Sq. Ft.   National Institute of Health                                   100.0%          10/23/13
   105        58,822       Sq. Ft.   Pathmark Store                                                 100.0%          01/31/19
   107        40,098       Sq. Ft.   Kabuto Japanese Steak House                                     13.2%          10/31/10
   108        73,742       Sq. Ft.   U.S. Postal Service                                             71.9%          06/30/16
   110        21,000       Sq. Ft.   Outback Steak House                                             26.7%          07/31/15
   111        13,650       Sq. Ft.   Walgreens                                                      100.0%          06/30/30
   113        30,000       Sq. Ft.   Best Buy                                                       100.0%          01/31/17
   114        16,818       Sq. Ft.   Family Christian Store                                          32.7%          01/31/12
   115        41,797       Sq. Ft.   King Genhgiskhan Restaurant                                     14.6%          10/27/07
   117        149,807      Sq. Ft.   Federal Express Corporation                                     92.0%          09/30/16
   118        29,315       Sq. Ft.   Pulte Homes of NY, Inc                                          34.5%          06/30/08
   119        145,282      Sq. Ft.   Various                                                        Various          Various
 119.01       75,271       Sq. Ft.   McCart Thrift Store                                             39.1%          05/31/08
 119.02       70,011       Sq. Ft.   Surplus Warehouse                                               48.5%          02/28/11
   123        12,900       Sq. Ft.   CVS                                                            100.0%          01/31/32
   124        10,862       Sq. Ft.   Ted's Montana Grill                                             39.0%          01/31/17
   128        28,914       Sq. Ft.   Alexander, Enright & Assoc.                                     8.9%           03/31/09
   129        14,820       Sq. Ft.   Walgreens                                                      100.0%          10/31/31
   132        63,058       Sq. Ft.   Entergy Solutions                                              100.0%          03/31/38
   133        30,260       Sq. Ft.   Medical Anesthesia & Mgmt Cons                                  14.3%       Multiple Spaces
   134        33,727       Sq. Ft.   Electrograph Systems, Inc.                                      15.9%          11/30/07
   136        16,150       Sq. Ft.   Cluxton's                                                       19.8%          09/30/09
   137        11,290       Sq. Ft.   Pitstop Packaging                                               16.7%          03/31/10
   138        30,660       Sq. Ft.   Jeanne D'Arc Credit Union                                       66.7%          08/31/09
   139        10,908       Sq. Ft.   CVS                                                            100.0%          03/13/22
   140        13,521       Sq. Ft.   Central City Financial                                          22.9%          02/01/09
   141        31,370       Sq. Ft.   My Thai                                                         13.8%          12/31/11
   142        61,287       Sq. Ft.   Albertsons                                                     100.0%          10/31/25
   143         7,545       Sq. Ft.   MNC Restaurant Properties, LP (Pad Lease)                      100.0%          12/31/17
   144        97,849       Sq. Ft.   Old Time Pottery                                               100.0%          12/30/15
   146        25,000       Sq. Ft.   Tractor Supply Company                                         100.0%          09/05/21
   147        14,920       Sq. Ft.   Kay-Kay Realty Corp.                                            34.6%          05/31/09
   148         8,946       Sq. Ft.   Wells Fargo                                                     22.3%          10/31/12
   149         9,175       Sq. Ft.   7-11/Southland Corp.                                            34.3%          12/31/12
   150        20,457       Sq. Ft.   Professional Recruiters, Inc.                                   19.4%          09/30/11
   152        44,850       Sq. Ft.   Delhaize America, Inc. (assigned to J.H. Harvey)                64.7%          06/30/13
   153         7,157       Sq. Ft.   Taqueria La Hacienda                                            26.2%          12/31/13

MORTGAGE
  LOAN                                                   2ND LARGEST       2ND LARGEST
 NUMBER             2ND LARGEST TENANT NAME            TENANT % OF NRA   TENANT EXP. DATE
-----------------------------------------------------------------------------------------

    2      The Board of Education                           12.3%           08/31/18
    3      Nat'l Endowment for Democracy                    10.2%           06/30/16
    4      Various                                         Various           Various
  4.01     Macy's                                           20.3%           12/31/15
  4.02     Bank of Hawaii                                   9.1%            03/31/26
  4.03     Data House Holdings Corp.                        8.3%            06/30/08
  4.04     I Love Country Cafe                              22.2%           12/31/10
    5      Qwest Communications Corp.                       17.3%           06/30/15
    8      Certilman Balin Adler & Hyman L.L.P.             18.7%           02/28/09
    9      GSA - Bankruptcy                                 16.5%           01/07/17
   10      Visiting Nurse Association                       9.3%            09/30/14
   11      Marsh USA, Inc.                                  8.9%            10/31/07
   13
   15
   16      American Academy of Art                          15.4%           12/31/13
   17      Prudential CA Realty                             9.5%            04/01/12
   18      The George Washington University                 18.0%           12/31/10
   19      Citigroup                                        8.2%            09/30/16
   21      CVS                                              8.0%            09/30/07
   22      Countrywide Home Loans                           24.7%           04/30/09
   23
   24      24 Hour Fitness                                  33.6%           01/31/27
   25
  25.01
  25.02
   27      Ruvio Optical Corp.                              4.3%            12/31/16
   31      Marshalls                                        13.6%           11/30/14
   32      Office Max                                       23.6%           01/31/11
   33      Hancock Fabrics                                  15.1%           01/31/08
   34      Central Bank of Kentucky                         12.1%           02/29/16
   35
   37      Antique Gallery                                  16.5%           08/31/11
   38      LZB Furniture Galleries                          15.8%           12/31/20
   42
  42.01
  42.02
  42.03
   44      The New America Foundation                       23.3%           01/31/13
   45      Barkan Management Company                        16.3%           12/31/18
   46
  46.01
  46.02
  46.03
   48
   49      Mathews, Shepard, McKay and Bruneau              15.4%           08/31/16
   52      Woodbridge Homes, Inc.                           8.2%            12/31/10
   53      Miami Herald Publishing                          13.9%           08/31/11
   55      Cafe Rio Inc                                     9.2%            07/31/11
   57      Big Lots, Inc.                                   21.8%           01/31/10
   58
   59
   61      Burger King                                      2.1%            05/31/25
   62      Goodwill Industries                              21.5%           06/30/13
   64      A Taste of Asian                                 11.9%           12/01/15
   65      Zinc Solutions                                   8.2%            06/01/07
   66      Sun Control Systems                              43.9%           03/01/22
   67      Roudybush, Inc.                                  11.5%           05/31/10
   68
   70
   71      Honk's                                           17.4%           10/31/13
   72      Bagel Me! Corporation                            7.5%            03/15/15
   73      DCSE, Inc                                        12.4%           06/30/09
   74
   77      Yamaha Music School                              5.6%            10/31/11
   78
   79      Las Ramadas                                      7.4%            02/28/10
   80      Factory Card Outlet                              26.1%           01/31/14
   81      Mabscott Supply                                  9.7%            01/31/08
   82
   84      Home 1-2-3                                       13.2%           10/31/09
   86
   88
   91      Petco                                            32.9%           12/31/16
   92      Various                                         Various           Various
  92.01    Georgio's Subs                                   16.7%           01/31/12
  92.02    Hanger Prosthetics                               21.4%           01/31/11
  92.03    Advance America                                  17.8%           01/31/10
   94
   96
   97      Jiffy Lube                                       8.1%            11/30/26
   98      Movie Gallery                                    16.2%           09/01/13
   99      Old Navy                                         29.5%           07/31/10
   101     Ferree, Bunn & O'Grady Chartered                 5.3%            11/15/08
   102     Rite Aid                                         24.4%           11/30/10
   103     DuBose Associates, Inc.                          12.2%           09/30/09
   104
   105
   107     Monterrey Mexican Restaurant                     10.5%           01/31/09
   108     Lincare                                          8.0%            08/31/07
   110     German Schnitzel Haus                            10.0%           11/30/10
   111
   113
   114     Better Health                                    19.9%           01/31/12
   115     Grandma's Preschool                              13.5%           04/01/07
   117
   118     DSA Community Publishing, LLC                    30.4%           10/14/08
   119     Various                                         Various           Various
 119.01    Chips Furniture and Appliance                    19.4%           10/31/08
 119.02    Bio-Medical Applications                         15.3%           04/30/08
   123
   124     Countrywide Home Loans                           25.5%           02/28/12
   128     William Warren Group, Inc.                       8.2%            05/31/07
   129
   132
   133     State of Florida DMV                             11.5%           01/31/11
   134     Harford General Insurance                        7.3%            06/30/08
   136     Alabama Realty                                   19.8%           09/30/11
   137     Campos Mexican Food                              12.8%              MTM
   138     Princeton Properties Mgmt                        33.3%           02/28/16
   139
   140     Baja California Grill Restaurant                 10.2%           12/31/08
   141     Apria Healthcare                                 12.0%           01/31/12
   142
   143
   144
   146
   147     Corporate Collections International, Inc.        29.1%           01/31/12
   148     Caribou Coffee                                   18.4%           12/31/15
   149     The Water Store                                  13.1%           05/31/09
   150     Metamorphosis of Salt Lake                       16.0%           10/31/10
   152     Dollar General                                   18.8%           03/31/15
   153     Subway                                           25.2%           11/30/11

MORTGAGE
  LOAN                                                  3RD LARGEST TENANT   3RD LARGEST TENANT
 NUMBER             3RD LARGEST TENANT NAME                  % OF NRA            EXP. DATE
-----------------------------------------------------------------------------------------------

    2      Reliance Insurance Co.                              7.4%               11/30/11
    3      GSA (EPA)                                           9.9%               03/04/14
    4      Various                                           Various              Various
  4.01     Shirokiya                                           3.3%               01/31/20
  4.02     Kapiolani Health                                    5.5%               02/28/09
  4.03     Ameriprise Financial SE                             6.0%               12/31/07
  4.04     Payless Shoesource                                 21.9%               08/31/09
    5      XO Communications, Inc.                             3.7%               03/31/15
    8      Medical Liability Mutual Insurance Company         17.0%               01/31/09
    9      OB/GYN Specialists of Palm Beaches                 11.9%               06/14/13
   10      Yale University                                     8.0%               09/30/15
   11      Morgan Stanley                                      7.1%               05/31/07
   13
   15
   16      FTI Consulting, Inc.                               14.5%               02/14/12
   17      Atonal Tennis, Inc.                                 7.2%               11/14/11
   18      United Nations World Food Prog                     11.7%               03/31/12
   19
   21      Coldwater Creek                                     4.1%               07/30/16
   22      Guarantec, LLP                                      8.2%               01/31/14
   23
   24      Re/Max                                              6.0%               07/31/12
   25
  25.01
  25.02
   27      75 Nassau Restaurant                                4.3%               02/28/16
   31      Old Navy                                            8.7%               05/30/12
   32      Golf Galaxy                                        16.0%               05/31/11
   33      Bank of America                                    10.3%               07/25/16
   34      Xanodyne Pharmacal Inc                             10.8%               10/31/07
   35
   37      Storehouse                                          9.9%               12/31/10
   38      Lane Home Furnishings Retail                       15.8%               03/31/16
   42
  42.01
  42.02
  42.03
   44      IUCN                                               15.5%               12/31/08
   45
   46
  46.01
  46.02
  46.03
   48
   49
   52      Maxene Weinberg Agency                              6.2%               08/14/11
   53      Caremax Medical Resources                          11.1%               08/31/08
   55      D & J Hobbies Inc                                   8.0%               05/31/11
   57      Fisher's Ace Hardware, Inc.                        13.8%               07/31/15
   58
   59
   61
   62      Big Lots                                           14.2%               10/28/11
   64      Designer Fitness                                   11.4%               10/31/16
   65      Peterson Group                                      7.8%               02/28/10
   66      Donald E. McGriff, DC, PC                           6.4%               04/30/11
   67
   68
   70
   71      Kinko's                                            11.7%               07/31/11
   72      In-N-Out Burger                                     4.8%               12/30/09
   73      Instant Response Marketing                          7.9%               09/30/10
   74
   77      Community Services                                  4.9%               04/30/09
   78
   79      Century 21 Realtors                                 6.6%               02/29/12
   80      Learning Express Toys                               7.1%               01/15/11
   81      GADCO                                               8.7%               06/30/09
   82
   84
   86
   88
   91      MC Sports                                          30.4%               09/30/16
   92      Various                                           Various              Various
  92.01    Diva Espresso                                      14.5%               09/30/11
  92.02    Dr. Troy DDS                                       14.5%               10/31/10
  92.03    Copy & Print Store                                 17.1%               08/31/08
   94
   96
   97      Hollywood Tanning Systems                           7.1%               03/31/16
   98      Perko's Cafe                                       12.5%               04/30/17
   99      The Cato Corporation                                6.1%               01/31/11
   101     Kenbar Services, Inc.                               3.4%               06/30/08
   102     Hallmark                                            4.7%               06/30/11
   103     Davis, Posteraro and Wasser, MD                    10.3%               04/30/10
   104
   105
   107     Sally/Davidson Beauty System                        6.6%               01/21/10
   108     Kelly Medical, LLC                                  5.9%               06/30/11
   110     Your Place Bar & Grill                             10.0%               07/31/08
   111
   113
   114     Cingular Wireless                                  12.6%               01/31/12
   115     Meridian Healthcare Corp.                          11.0%               03/17/09
   117
   118     Prime Star Mortgage Corp.                          12.8%               07/31/08
   119     Various                                           Various              Various
 119.01    Family Dollar                                      11.3%               12/31/08
 119.02    La Michocana Meat Market                           10.8%               08/31/14
   123
   124     Tossed                                             24.7%               01/31/17
   128     Hollywood Travel Promotions                         7.6%               01/31/09
   129
   132
   133     O.R. Morales Del Castillo, MD                      10.4%               11/30/07
   134     Ramina & Associates, P.A.                           5.7%               06/30/07
   136     Starbucks                                          10.8%               03/31/16
   137     Domino's Pizza                                     10.9%               05/31/10
   138
   139
   140     MC Postal Center                                    9.1%               12/31/10
   141     Uniforms Unique                                    12.0%               12/31/11
   142
   143
   144
   146
   147     First Class mortgage                               20.2%               09/30/11
   148     Gamers Realm, Ltd.                                 17.9%               09/30/11
   149     Sushi Express                                      13.1%               08/31/08
   150     Wasatch Orthotics & Pedorthics                     10.1%               12/31/08
   152     Classic Cleaners                                    3.1%               03/31/10
   153     H & R Block                                        17.9%               04/30/11

                                    ANNEX A-5

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)

                                      A-5-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                  COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                    ANNEX A-5

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
                             (CROSSED & PORTFOLIOS)

                                                                                                     CROSS
                                                                                                 COLLATERALIZED
MORTGAGE    LOAN                                                                                   AND CROSS
 NUMBER    GROUP                                                                                   DEFAULTED      ORIGINAL LOAN
  LOAN     NUMBER                   PROPERTY NAME                         CITY          STATE      LOAN FLAG       BALANCE ($)
--------------------------------------------------------------------------------------------------------------------------------

   1         2      Peter Cooper Village & Stuyvesant Town           New York            NY             N          250,000,000
--------------------------------------------------------------------------------------------------------------------------------
  1.01              Stuyvesant Town                                  New York            NY                        193,396,226
  1.02              Peter Cooper Village                             New York            NY                         56,603,774

   4         1      Ala Moana Portfolio                              Honolulu            HI             N          100,000,000
--------------------------------------------------------------------------------------------------------------------------------
  4.01              Ala Moana Center                                 Honolulu            HI                         94,440,867
  4.02              Ala Moana Building                               Honolulu            HI                         3,090,792
  4.03              Ala Moana Pacific Center                         Honolulu            HI                         2,060,528
  4.04              Ala Moana Plaza                                  Honolulu            HI                          407,813

   14        1      Storage Xxtra Portfolio                          Various           Various          N           33,088,000
--------------------------------------------------------------------------------------------------------------------------------
 14.01              2775 West Bode Road                              Hoffman Estates     IL                         6,824,000
 14.02              1505 Old Deerfield Road                          Highland Park       IL                         6,568,000
 14.03              4500 Billy Williamson Drive                      Macon               GA                         4,800,000
 14.04              2170 West Point Road                             La Grange           GA                         4,320,000
 14.05              5977 Whitesville Road                            Columbus            GA                         4,320,000
 14.06              7000 Storage Court                               Columbus            GA                         3,376,000
 14.07              4486 Riverside Drive                             Macon               GA                         2,880,000

   25        1      Hampton Roads Research Quads I & III Portfolio   Hampton             VA             N           22,350,000
--------------------------------------------------------------------------------------------------------------------------------
 25.01              Hampton Roads Research Quad III                  Hampton             VA                         14,625,000
 25.02              Hampton Roads Research Quad I                    Hampton             VA                         7,725,000

Various      1      CA Industrial Pool                               Various             CA             Y           15,750,000
--------------------------------------------------------------------------------------------------------------------------------
   67        1      340-350 Hanson Way                               Woodland            CA             Y           9,000,000
   82        1      880 Hanna Drive                                  American Canyon     CA             Y           6,750,000

   42        1      Pro-Con Portfolio                                Various           Various          N           15,080,000
--------------------------------------------------------------------------------------------------------------------------------
 42.01              9 Maplewood Drive                                Hazle Township      PA
 42.02              2441 East Glendale Avenue                        Appleton            WI
 42.03              2430 East Glendale Avenue                        Appleton            WI

   46        1      Texas Office-Warehouse Portfolio                 Various             TX             N           13,700,000
--------------------------------------------------------------------------------------------------------------------------------
 46.01              1350 Avenue South                                Grand Prairie       TX
 46.02              2425 East Pioneer Drive                          Irving              TX
 46.03              4201 South Highway 75                            Sherman             TX

   60        1      Your Extra Attic 6 Portfolio                     Various           Various          N           10,300,000
--------------------------------------------------------------------------------------------------------------------------------
 60.01              Your Extra Attic - Pleasantdale, GA              Atlanta             GA                         3,270,000
 60.02              Your Extra Attic - Stockbridge, GA               Stockbridge         GA                         2,150,000
 60.03              Your Extra Attic - Duluth, GA                    Duluth              GA                         1,940,000
 60.04              Your Extra Attic - Winters Chapel, GA            Doraville           GA                         1,295,000
 60.05              Your Extra Attic - Guntersville, AL              Guntersville        AL                          975,000
 60.06              Your Extra Attic - Norcross, GA                  Norcross            GA                          670,000

Various      2      AZ Multifamily Pool                              Various             AZ             Y           9,400,000
--------------------------------------------------------------------------------------------------------------------------------
   89        2      Advantage Point Apartments                       Glendale            AZ             Y           6,100,000
  125        2      Arrowood Village Apartments                      Phoenix             AZ             Y           3,300,000

Various      1      SC Hospitality Pool                              Various             SC             Y           8,100,000
--------------------------------------------------------------------------------------------------------------------------------
  109        1      Value Place - Myrtle Beach, SC                   Myrtle Beach        SC             Y           4,250,000
  120        1      Country Inn & Suites - Anderson, SC              Anderson            SC             Y           3,850,000

   92        1      Mark McDonald Portfolio                          Various             WA             N           5,900,000
--------------------------------------------------------------------------------------------------------------------------------
 92.01              Village at the Highlands                         Seattle             WA                         2,896,480
 92.02              Millenium Plaza                                  Longview            WA                         1,744,180
 92.03              Riverside Retail Center                          Mount Vernon        WA                         1,259,340

  119        1      McCart Diamond Retail Portfolio                  Various             TX             N           3,925,000
--------------------------------------------------------------------------------------------------------------------------------
 119.01             McCart Plaza and Annex                           Fort Worth          TX                         2,125,000
 119.02             Diamond Oaks Shopping Center                     Haltom City         TX                         1,800,000

                               2419466906

                                  % OF                           REMAINING                ORIGINAL   REMAINING
MORTGAGE                       AGGREGATE     ORIGINAL TERM TO     TERM TO     REMAINING    AMORT       AMORT     MONTHLY P&I
  LOAN       CUT-OFF DATE     CUT-OFF DATE   MATURITY OR ARD    MATURITY OR   IO PERIOD     TERM       TERM       PAYMENTS
 NUMBER    LOAN BALANCE ($)     BALANCE           (MOS.)        ARD (MOS.)     (MOS.)      (MOS.)     (MOS.)         ($)
----------------------------------------------------------------------------------------------------------------------------

   1         250,000,000         10.3%             120              116          116         IO         IO           IO
----------------------------------------------------------------------------------------------------------------------------
  1.01
  1.02

   4         100,000,000          4.1%              60              53           53          IO         IO           IO
----------------------------------------------------------------------------------------------------------------------------
  4.01
  4.02
  4.03
  4.04

   14         33,088,000          1.4%             120              119          119         IO         IO           IO
----------------------------------------------------------------------------------------------------------------------------
 14.01
 14.02
 14.03
 14.04
 14.05
 14.06
 14.07

   25         22,350,000          0.9%             120              120          120         IO         IO           IO
----------------------------------------------------------------------------------------------------------------------------
 25.01
 25.02

 Various      15,713,371          0.7%             120              118                     360         358        90,021
----------------------------------------------------------------------------------------------------------------------------
   67         8,979,069           0.4%             120              118                     360         358        51,440
   82         6,734,302           0.3%             120              118                     360         358        38,580

   42         15,011,633          0.6%             120              117                     300         297        94,687
----------------------------------------------------------------------------------------------------------------------------
 42.01
 42.02
 42.03

   46         13,700,000          0.6%             120              119          35         360         360        80,359
----------------------------------------------------------------------------------------------------------------------------
 46.01
 46.02
 46.03

   60         10,300,000          0.4%             120              120          12         360         360        59,260
----------------------------------------------------------------------------------------------------------------------------
 60.01
 60.02
 60.03
 60.04
 60.05
 60.06

 Various      9,400,000           0.4%             120              119          23         360         360        54,498
----------------------------------------------------------------------------------------------------------------------------
   89         6,100,000           0.3%             120              119          23         360         360        35,366
  125         3,300,000           0.1%             120              119          23         360         360        19,132

 Various      8,089,764           0.3%             120              119                     300         299        52,441
----------------------------------------------------------------------------------------------------------------------------
  109         4,244,650           0.2%             120              119                     300         299        27,565
  120         3,845,115           0.2%             120              119                     300         299        24,876

   92         5,894,809           0.2%             120              119                     360         359        34,506
----------------------------------------------------------------------------------------------------------------------------
 92.01
 92.02
 92.03

  119         3,920,049           0.2%             120              119                     300         299        25,433
----------------------------------------------------------------------------------------------------------------------------
 119.01
 119.02

                                                                                                          CUT-OFF
MORTGAGE   MATURITY DATE OR                              CUT-OFF    LTV RATIO AT    NUMBER               DATE LOAN
  LOAN       ARD BALLOON        APPRAISED                DATE LTV     MATURITY     OF UNITS    UNIT OF   AMOUNT PER       UW NET
 NUMBER      BALANCE ($)        VALUE ($)     DSCR (X)    RATIO        OR ARD       (UNITS)    MEASURE   (UNIT) ($)   CASH FLOW ($)
------------------------------------------------------------------------------------------------------------------------------------

   1         250,000,000      5,400,000,000     1.73      55.6%        55.6%        11,227      Units    267,212.97   333,909,980.08
------------------------------------------------------------------------------------------------------------------------------------
  1.01                                                                               8,746      Units
  1.02                                                                               2,481      Units

   4         100,000,000      2,329,500,000     1.81      51.5%        51.5%       1,989,759   Sq. Ft.     603.09     123,538,966.00
------------------------------------------------------------------------------------------------------------------------------------
  4.01                        2,200,000,000                                        1,606,435   Sq. Ft.                116,671,270.74
  4.02                         72,000,000                                           199,362    Sq. Ft.                 3,818,332.50
  4.03                         48,000,000                                           169,918    Sq. Ft.                 2,545,555.00
  4.04                          9,500,000                                           14,044     Sq. Ft.                  503,807.76

   14         33,088,000       41,360,000       1.33      80.0%        80.0%        564,687    Sq. Ft.     58.60       2,493,229.08
------------------------------------------------------------------------------------------------------------------------------------
 14.01                          8,530,000                                           108,590    Sq. Ft.                  577,953.22
 14.02                          8,210,000                                           61,571     Sq. Ft.                  481,597.23
 14.03                          6,000,000                                           84,856     Sq. Ft.                  251,860.86
 14.04                          5,400,000                                           94,215     Sq. Ft.                  322,399.20
 14.05                          5,400,000                                           75,905     Sq. Ft.                  360,115.31
 14.06                          4,220,000                                           66,750     Sq. Ft.                  219,478.81
 14.07                          3,600,000                                           72,800     Sq. Ft.                  279,824.45

   25         22,350,000       29,800,000       1.13      75.0%        75.0%        157,175    Sq. Ft.     142.20      1,421,606.00
------------------------------------------------------------------------------------------------------------------------------------
 25.01                         19,500,000                                           97,740     Sq. Ft.                 1,027,114.00
 25.02                         10,300,000                                           59,435     Sq. Ft.                  394,492.00

Various       13,179,816       23,200,000       1.07      67.7%        56.8%        430,000    Sq. Ft.     36.54       1,152,846.85
------------------------------------------------------------------------------------------------------------------------------------
   67         7,531,324        12,100,000       1.12      74.2%        62.2%        280,000    Sq. Ft.     32.07        692,876.10
   82         5,648,492        11,100,000       1.11      60.7%        50.9%        150,000    Sq. Ft.     44.90        459,970.76

   42         11,570,406       18,850,000       1.20      79.6%        61.4%        503,270    Sq. Ft.     29.83       1,359,874.43
------------------------------------------------------------------------------------------------------------------------------------
 42.01                          7,200,000                                           205,340    Sq. Ft.                  590,996.92
 42.02                          6,850,000                                           175,200    Sq. Ft.                  456,256.44
 42.03                          4,800,000                                           122,730    Sq. Ft.                  312,621.07

   46         12,332,867       18,250,000       1.20      75.1%        67.6%        315,199    Sq. Ft.     43.46       1,159,900.07
------------------------------------------------------------------------------------------------------------------------------------
 46.01                          9,000,000                                           120,003    Sq. Ft.                     0.00
 46.02                          4,900,000                                           94,618     Sq. Ft.                     0.00
 46.03                          4,350,000                                           100,578    Sq. Ft.                     0.00

   60         8,847,888        13,200,000       1.20      78.0%        67.0%        247,930    Sq. Ft.     41.54        851,474.00
------------------------------------------------------------------------------------------------------------------------------------
 60.01                          4,000,000                                           76,425     Sq. Ft.                  266,638.00
 60.02                          2,700,000                                           48,083     Sq. Ft.                  175,526.00
 60.03                          2,500,000                                           38,700     Sq. Ft.                  157,725.00
 60.04                          1,900,000                                           37,825     Sq. Ft.                  105,339.00
 60.05                          1,200,000                                           25,542     Sq. Ft.                  91,505.00
 60.06                           900,000                                            21,355     Sq. Ft.                  54,741.00

Various       8,272,349        12,950,000       1.20      72.6%        63.9%          332       Units    28,313.25      782,390.62
------------------------------------------------------------------------------------------------------------------------------------
   89         5,368,226         8,300,000       1.29      73.5%        64.7%          208       Units    29,326.92      502,869.43
  125         2,904,122         4,650,000       1.43      71.0%        62.5%          124       Units    26,612.90      279,521.19

Various       6,285,809        10,900,000       1.55      74.2%        57.7%          175       Rooms    46,227.23      972,570.53
------------------------------------------------------------------------------------------------------------------------------------
  109         3,300,223         5,750,000       1.58      73.8%        57.4%          120       Rooms    35,372.08      523,708.84
  120         2,985,586         5,150,000       1.50      74.7%        58.0%          55        Rooms    69,911.18      448,861.70

   92         4,971,068         9,370,000       1.30      62.9%        53.1%        33,817     Sq. Ft.     174.31       539,257.47
------------------------------------------------------------------------------------------------------------------------------------
 92.01                          4,600,000                                            8,251     Sq. Ft.                  250,774.28
 92.02                          2,770,000                                           16,006     Sq. Ft.                  156,416.64
 92.03                          2,000,000                                            9,560     Sq. Ft.                  132,066.55

  119         3,046,827         5,780,000       1.21      67.8%        52.7%        145,282    Sq. Ft.     26.98        368,031.19
------------------------------------------------------------------------------------------------------------------------------------
 119.01                         3,030,000                                           75,271     Sq. Ft.                  200,655.21
 119.02                         2,750,000                                           70,011     Sq. Ft.                  167,375.97

                                      A-5-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX B

                         FIFTEEN LARGEST MORTGAGE LOANS

                                       B-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

              [4 PHOTOS OF PETER COOPER VILLAGE & STUYVESANT TOWN]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                        1

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

                 [MAP OF PETER COOPER VILLAGE & STUYVESANT TOWN]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                        2

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

                 [MAP OF PETER COOPER VILLAGE & STUYVESANT TOWN]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                        3

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $250,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   10.3%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSORS                                    Tishman Speyer and BlackRock Realty
                                                                 Advisors, Inc.
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE / PARTIAL DEFEASANCE(1)                                     Yes
MORTGAGE RATE                                                            6.434%
MATURITY DATE                                                  December 8, 2016
AMORTIZATION TYPE                                                 Interest Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          116 / IO
LOCKBOX                                                                     Yes
SHADOW RATING (FITCH / MOODY'S / S&P)(2)                     BBB- / Baa3 / BBB-

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                          $60,000,000
  INTEREST RESERVE(3)                 $400,000,000
  GENERAL RESERVE(4)                  $190,000,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT(5)                         Springing

ADDITIONAL FINANCING(6)             Mezzanine Debt               $1,400,000,000
                                   Pari Passu Debt               $2,750,000,000

                                     PARI PASSU
                                      NOTES(7)                    TOTAL DEBT
                                  ----------------             ----------------
CUT-OFF DATE BALANCE               $3,000,000,000               $4,400,000,000
CUT-OFF DATE BALANCE/UNIT             $267,213                     $391,912
CUT-OFF DATE LTV                        55.6%                       81.5%
MATURITY DATE LTV                       55.6%                       81.5%
UW DSCR ON NCF(8)                       1.73x                       1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                2
LOCATION                                                           New York, NY
PROPERTY TYPE                                       Multifamily -- Conventional
SIZE (UNITS)                                                             11,227
OCCUPANCY AS OF NOVEMBER 10, 2006                                         98.3%
YEAR BUILT / YEAR RENOVATED                                         1945 / 2006
APPRAISED VALUE AS OF NOVEMBER 1, 2006                           $5,400,000,000
APPRAISED VALUE AS OF JANUARY 1, 2011                            $6,900,000,000
APPRAISED VALUE OF LAND AS OF
     NOVEMBER 1, 2006                                            $3,800,000,000
PROPERTY MANAGEMENT(9)                                    Rose Associates, Inc.
UW ECONOMIC OCCUPANCY                                                     96.7%
UW REVENUES                                                        $481,725,392
UW TOTAL EXPENSES                                                  $145,569,012
UW NET OPERATING INCOME (NOI)                                      $336,156,380
UW NET CASH FLOW (NCF)(8)                                          $333,909,980
2006 NOI                                                           $112,242,474
2005 NOI                                                            $98,689,050
2004 NOI                                                            $92,631,844
--------------------------------------------------------------------------------

(1)   The Peter Cooper Village & Stuyvesant Town Loan permits the partial release and/or partial defeasance of certain of the properties comprising the Mortgaged Property under certain circumstances. See
      "Severance/Release" below.

(2)   Fitch, Moody's and S&P have confirmed that the Peter Cooper Village &
      Stuyvesant Town Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)   Interest reserve was funded at closing of the Peter Cooper Village &
      Stuyvesant Town Loan and can be used for the payment of mortgage and mezzanine loan debt service. On or after January 1, 2010, at such time the debt service coverage ratio for the Peter Cooper Village & Stuyvesant Town
      Loan is 1.00x or greater for 2 consecutive calendar quarters and upon other certain conditions as specified in the related Mortgage Loan documents, the interest reserve will be converted to and become a part of the general reserve (discretionary component).

(4)   The general reserve was funded at closing of the Peter Cooper Village &
      Stuyvesant Town Loan and can be used at the discretion of the borrower to pay for expenses related to the Mortgaged Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is 1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the general reserve will be released to the borrower. Notwithstanding the foregoing, and in the event the interest reserve becomes part of the general reserve per the conditions of the related Mortgage Loan documents
      (see footnote (3)) then the cap on the amount that can be disbursed for the payment of asset management fees will be increased from $85,000,000 to
      $95,000,000.

(5)   Deposits to the ongoing annual replacement reserve of $2,808,000 will be required to the extent there is available cash flow after the payment of debt service on the mortgage loan and mezzanine loan.

(6)   Additional future pari passu debt is permitted up to $300,000,000 any time between November 8, 2011 and May 8, 2013 subject to (i) such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70%, (ii) the borrower must deliver rating agency confirmation and (iii) certain other conditions as specified in the related Mortgage Loan documents. Such future pari passu debt can relate to one or both Mortgaged Properties at the borrower's election.

(7)   Loan-to-value ratios, debt service coverage ratio and Cut-Off Date
      Balance/Unit were derived based upon the aggregate indebtedness of, or debt service on, the Peter Cooper Village & Stuyvesant Town Loan and the
      Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans.

(8)   The underwritten net cash flow was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The debt service coverage ratio for the related Mortgaged Property as calculated based on the net operating income for year 2006 is 0.58x.
      See "RISK FACTORS--Risks Relating to Net Cash Flow" in the Prospectus
      Supplement.

(9)   Rose Associates, Inc. currently manages the Mortgaged Property. Beginning
      April 1, 2007 the Mortgaged Property is expected to be managed by affiliates of either Tishman Speyer Properties, L.P. or Blackrock
      Financial Management, or such other manager as approved by the mortgagee.
      See "Property Management" below.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                        4

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Peter Cooper Village & Stuyvesant Town
      Loan") is secured by a first mortgage encumbering an 11,227-unit,
      56-building multifamily complex located in New York, New York. The Peter
      Cooper Village & Stuyvesant Town Loan represents approximately 10.3% of the Cut-Off Date Pool Balance. The Peter Cooper Village & Stuyvesant Town
      Loan was originated on November 17, 2006 and has a principal balance as of the Cut-Off Date of $250,000,000. The Peter Cooper Village & Stuyvesant
      Town Loan, which is evidenced by multiple pari passu notes dated November
      17, 2006, as amended, is a portion of a whole loan with an original principal balance of $3,000,000,000. The other loans related to the Peter
      Cooper Village & Stuyvesant Town Loan are evidenced by separate pari passu notes, dated November 17, 2006, as amended, (the "Peter Cooper Village &
      Stuyvesant Town Pari Passu Companion Loans" and together with the Peter
      Cooper Village & Stuyvesant Town Loan, the "Peter Cooper Village &
      Stuyvesant Town Whole Loan"), with an original principal balance of
      $2,750,000,000. The Peter Cooper Village & Stuyvesant Town Loan and the
      Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are
      governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement as described under "SERVICING UNDER THE POOLING AND SERVICING AGREEMENT--Servicing of
      the Non-Serviced Loan Combinations--Peter Cooper Village & Stuyvesant
      Town" in the Prospectus Supplement. The Peter Cooper Village & Stuyvesant
      Town Loan provides for interest only payments for the entire loan term.

      The Peter Cooper Village & Stuyvesant Town Loan has a remaining term of
      116 months and matures on December 8, 2016. The Peter Cooper Village &
      Stuyvesant Town Loan may be prepaid on or after September 8, 2016, and permits defeasance with United States government obligations beginning on the earlier of 42 months following the first payment date and 2 years after the final Peter Cooper Village & Stuyvesant Town Pari Passu
      Companion Loan is securitized.

      ----------------------------
             FIRST MORTGAGE
             $3,000,000,000
                                     Pari Passu Notes
          47.7% Loan to Total        to be sold in various
      Capitalization $267,213 per    conduit/fusion
        unit/$293 per sf Shadow      securitizations
      Rated BBB-/Baa3/BBB- (F/M/S)
      ----------------------------

      ----------------------------
               MEZZANINE
             $1,400,000,000
                                     To be Privately
           70% Loan to Total         placed
        Capitalization $391,912
         per unit/ $430 per sf
      ----------------------------

      ----------------------------
                                     Sponsor Cash                 $1,000,000,000
             SPONSOR EQUITY          Acquisition Costs and Fees     $240,000,000
             $1,890,000,000          Interest Reserve               $400,000,000
                                     General Reserve                $190,000,000
                                     Cap Ex Reserve                  $60,000,000
      ----------------------------

      ----------------------------
             $6,290,000,000

o     THE BORROWERS. At closing the borrower was PCV ST Owner LP, a special purpose entity. As of February 16, 2007, PCV ST Owner LP transferred
      Stuyvesant Town to ST Owner LP, a special purpose entity formed exclusively to own the Mortgaged Property and PCV ST Owner LP and ST Owner
      LP are jointly and severally liable as the borrowers under the Peter
      Cooper Village & Stuyvesant Town Loan. Legal counsel to the borrowers delivered a non-consolidation opinion in connection

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                        5

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

      with the origination of the Peter Cooper Village & Stuyvesant Town Whole
      Loan. The sponsors of the borrowers are Tishman Speyer and Blackrock
      Realty Advisors, Inc. The borrowers are approximately indirectly 11% owned through various subsidiary entities of the sponsors.

      Tishman Speyer is a privately held company based in New York City that is engaged in owning, developing and operating real estate around the world.
      Since 1978, Tishman Speyer has acquired, built or developed more than 142 properties totaling over 77 million square feet representing over $24 billion in total value across the United States, Europe and Latin America.
      The company owns and/or manages the following buildings in Manhattan: 300
      Park Avenue, 375 Hudson Street, 520 Madison Avenue, 666 Fifth Avenue, The
      Chrysler Building, Rockefeller Center, The Lipstick Building and The
      MetLife Building.

      BlackRock Realty Advisors is a real estate investment manager with $9.6 billion in real estate equity assets under management on behalf of public, corporate and Taft-Hartley pension plans, foundations, endowments and private investors. These investments span a wide range of strategies, including core, value-added and opportunistic equity and high-yield debt.
      The firm offers investments in open-end and closed-end funds and separate account structures. BlackRock Realty Advisors' parent, BlackRock, is 49%
      owned by Merrill Lynch.

o     THE PROPERTY. The Mortgaged Property is an 11,227-unit multifamily complex consisting of 56 buildings situated on approximately 80.4 acres. The gross building area for Peter Cooper Village is approximately 3,122,165 square feet and the gross building area for Stuyvesant Town is approximately
      8,942,176 square feet. Between the two complexes, the net rentable area is approximately 10,750,670 square feet developed as follows: Residential:
      approximately 10,232,958; Retail: approximately 98,039; Office:
      approximately 19,673; Parking: approximately 400,000. The approximately
      10,232,958 rentable square feet of residential space indicates an average unit size of 911 square feet. The rentable unit mix is as follows: 5,740 one bedroom units; 4,976 two bedroom units; 472 three bedroom units; 2 four bedroom units; and 37 five bedroom units. Amenities at the Mortgaged
      Property include 15 playgrounds, designated sports areas, the signature
      Stuyvesant Oval Fountain, laundry facilities, approximately 2,260 parking spaces and rentable storage services operated by U-Haul. Retailers onsite offer such neighborhood conveniences as grocery stores, banking centers, dry cleaning, movie rentals and apparel outlets. The Mortgaged Property was constructed in 1945 and renovated at various times, most recently in
      2006.

      The Mortgaged Property is located in New York, New York. As of November
      10, 2006, the occupancy rate for the Mortgaged Property securing the Peter
      Cooper Village & Stuyvesant Town Loan was approximately 98.3%.

o     RENT STABILIZATION. Currently, approximately 73% of the apartments at the
      Mortgaged Property are rent stabilized. Rent stabilized leases can be 1 or
      2 years in length at the option of the tenant. The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the State of New York. An apartment may become deregulated (or destabilized) if it becomes vacant or if criteria involving legal rental rate levels and occupant income levels are met.
      Certain tenants at the Mortgaged Property have commenced litigation against the related borrowers and its sponsors as well as certain parties relating to the conversion of apartments from rent stabilization. See
      "RISK FACTORS--Litigation and Other Matters Affecting the Mortgaged
      Properties or Borrowers".

o     HISTORICAL OCCUPANCIES. Historical occupancies at the Peter Cooper Village
      & Stuyvesant Town Property over the past five years are as follows: 2002
      -- 97%; 2003 -- 98%; 2004 -- 98%; 2005 -- 98%; 2006 -- 98%. The average monthly rents for the deregulated units at Peter Cooper Village over the past three years are $2,757, $2,864 and $3,198 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Peter
      Cooper Village over the past three years are $1,183, $1,247 and $1,292 for
      2004, 2005 and 2006, respectively. The average monthly rents for the deregulated units at Stuyvesant Town over the past three years are $2,333,
      $2,464 and $2,767 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Stuyvesant Town over the past three years are $1,165, $1,202 and $1,241 for 2004, 2005 and 2006, respectively.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                        6

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                  PETER COOPER VILLAGE
------------------------------------------------------------------------------------------------------------------------
                                             AVERAGE         % OF          AVERAGE         AVERAGE           MONTHLY
UNIT TYPE                 UNIT COUNT(1)   SQUARE FOOT(1)   PCV TOTAL   MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR                403             948          16.2%         $ 2,768          $ 35.04          $ 3,595
Deregulated 2 BR                267           1,224          10.8            3,747            36.74            4,641
Deregulated 3 BR                  3           2,162           0.1            6,520            36.19            8,198
------------------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS              673           1,063          27.1%         $ 3,173          $ 35.83          $ 4,030

Stabilized 1 BR                 776             947          31.3%         $ 1,183          $ 15.00          $ 3,595
Stabilized 2 BR                 957           1,223          38.6            1,457            14.30            4,641
Stabilized 3 BR                  17           1,489           0.7            1,619            13.04            8,198
Stabilized 4 BR                   1           2,441           0.0            2,705            13.30            8,426
------------------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS             1,751           1,103          70.6%         $ 1,338          $ 14.55          $ 4,214

TOTAL OCCUPIED UNITS          2,424           1,092          97.7%           1,848          $ 20.30          $ 4,163

Vacant 1 BR                      30             947           1.2%             N/A              N/A            3,595
Vacant 2 BR                      27           1,225           1.1              N/A              N/A            4,641
------------------------------------------------------------------------------------------------------------------------
VACANT TOTALS                    57           1,078           2.3%             N/A              N/A          $ 4,090
                          ---------                        ------
PCV TOTALS/WTD. AVG.          2,481           1,092         100.0%         $ 1,848          $ 20.30          $ 4,161
                          ---------                        ------
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                    STUYVESANT TOWN
------------------------------------------------------------------------------------------------------------------------
                                             AVERAGE         % OF          AVERAGE          AVERAGE          MONTHLY
UNIT TYPE                 UNIT COUNT(1)   SQUARE FOOT(1)   ST TOTAL    MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR              1,386             755          15.8%         $ 2,504          $ 39.79          $ 2,926
Deregulated 2 BR                872             943          10.0            3,018            38.39            3,658
Deregulated 3 BR                 65           1,165           0.7            4,084            42.06            4,511
Deregulated 4 BR                  1           1,753           0.0            4,950            33.88            6,793
Deregulated 5 BR                  6           1,698           0.1            5,754            40.67            6,580
------------------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS            2,330             840          26.6%         $ 2,750          $ 39.29          $ 3,255

Stabilized 1 BR               3,096             755          35.4%         $ 1,125          $ 17.88          $ 2,926
Stabilized 2 BR               2,779             943          31.8            1,380            17.55            3,658
Stabilized 3 BR                 381           1,161           4.4            1,544            15.96            4,511
Stabilized 4 BR                   0               0           0.0                0             0.00            6,793
Stabilized 5 BR                  31           1,681           0.4            1,958            13.98            6,580
------------------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS             6,287             867          71.9%         $ 1,267          $ 17.53          $ 3,364

TOTAL OCCUPIED UNITS          8,617             860          98.5%         $ 1,668          $ 23.27          $ 3,334

Vacant 1 BR                      49             751           0.6%             N/A              N/A          $ 2,926
Vacant 2 BR                      74             943           0.8              N/A              N/A            3,658
Vacant 3 BR                       6           1,145           0.1              N/A              N/A            4,511
------------------------------------------------------------------------------------------------------------------------
VACANT TOTALS                   129             880           1.5%             N/A              N/A          $ 3,420
                          ---------                        ------
ST TOTALS/WTD. AVG.           8,746             860         100.0%         $ 1,668          $ 23.27          $ 3,336
                          ---------                        ------
PCV/ST TOTALS/WTD. AVG.      11,227             911         100.0%         $ 1,707          $ 22.49          $ 3,518
                          =========                        ======
------------------------------------------------------------------------------------------------------------------------

(1)   Information obtained from the borrower's rent roll dated November 10,
      2006.

(2)   Certain information obtained from the appraisal of the Peter Cooper
      Village & Stuyvesant Town Mortgaged Property dated November 10, 2006. See
      "RISK FACTORS--Inspections and Appraisals May Not Accurately Reflect Value
      or Condition of Mortgaged Property" in the Prospectus Supplement.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                        7

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     GENERAL RESERVE/INTEREST RESERVE. A reserve was established at the closing comprised of an "interest reserve" in an amount of $400,000,000 that can be used for the payment of mortgage and mezzanine loan debt service and a
      "general reserve" in an amount of $190,000,000 that can be used at the discretion of the borrower to pay for expenses related to the Mortgaged
      Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is 1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the General Reserve will be released to borrower.
      Notwithstanding the foregoing, from and after January 1, 2010, if the debt service coverage ratio for the Peter Cooper Village & Stuyvesant Town Loan is 1.00x or greater for two consecutive calendar quarters (i) the debt service component will be converted to and become a part of the discretionary component and (ii) the cap on the amount that can be disbursed for the payment of asset management fees will be increased from
      $85,000,000 to $95,000,000.

o     ADDITIONAL INDEBTEDNESS. The borrower is permitted to obtain up to
      $300,000,000 of pari passu mortgage debt or subordinate mezzanine debt at any time between November 8, 2011 and May 8, 2013 provided that such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70% and the borrower has delivered a rating agency confirmation that such debt will not result in a downgrade of the securities. Such debt can relate to one or both properties at borrower's election.

o     MEZZANINE DEBT. Eleven (11) pairs of mezzanine borrowers (named PCV ST
      Mezz 1-11 LP and ST Mezz 1-11 LP) have incurred mezzanine debt for an aggregate total of $1,400,000,000 secured by their direct or indirect equity interests in PCV ST Owner LP and ST Owner LP. The mezzanine debt is scheduled to mature on December 8, 2016.

o     SEVERANCE\RELEASE. Subject to the prepayment lockout period, the borrower can release (i) an individual Mortgaged Property upon partial defeasance of 110% of the allocated loan amount, (ii) one or more individual buildings or parcels of undeveloped land that are a part of a Peter Cooper
      Village & Stuyvesant Town Mortgaged Property upon partial defeasance of an amount equal to the greater of (a) 110% of the appraised value of such building or parcel as determined by an appraisal dated not more than 120 days prior to the release and (b) if applicable, the disposition proceeds from the collateral being released, (iii) without partial defeasance, certain "development rights" upon the payment of an amount equal to the greater of (a) the disposition proceeds related to the rights that are the subject of a sale, transfer or refinancing and (b) $225 per square foot of rights being released provided that any such release of development rights must be accompanied by the applicable yield maintenance premium and (iv)
      without partial defeasance, release of a portion of the Mortgaged Property subject to casualty or condemnation, upon the payment of an amount equal to 100% of the fair market value of the released parcel immediately prior to such casualty or condemnation. The release of either Peter Cooper
      Village or Stuyvesant Town is subject to (i) the other Mortgaged Property having a debt service coverage ratio of not less than the greater of (a)
      1.00x or (b) the debt service coverage ratio immediately prior to the release and (ii) a loan-to-value ratio of not more than 70%. Each release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the Mortgaged Property (i) for the first 10 releases (including development rights releases), having a debt service coverage ratio of not less than the lesser of (a) debt service coverage ratio immediately prior to the release and (b) 1.00x, and (ii) for each release thereafter, a debt service coverage ratio of not less than 1.00x and in each instance after the release of 10 buildings or parcels
      (including development rights releases), a loan-to-value ratio of not more than 70%. The release of either Peter Cooper Village or Stuyvesant Town and the release of a building or a parcel (but not the release of development rights) will also require a rating agency confirmation. Any prepayment received in connection with an individual Mortgaged Property release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note. Any prepayment in connection with a development rights release or a building or parcel release will be allocated among the Peter Cooper Village & Stuyvesant Town
      Loan and each of the mezzanine loans pro rata based on the principal balance of the Peter Cooper Village & Stuyvesant Town Loan and each such mezzanine loan.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     THE MARKET.* The Mortgaged Property occupies approximately 80.4 acres below Midtown on the eastern side of the island of Manhattan. The site occupies the area bounded by East 14th and 23rd Streets and First Avenue and Avenue C, and is immediately surrounded by the residential neighborhoods of Murray Hill and Kips Bay to the north, Gramercy Park to the west, and the East Village and Lower East Side to the south. These neighborhoods are predominantly residential with retail use along the avenues. The Manhattan residential market represents one borough of the five which make up the larger New York City residential market. This market is the largest housing market in the United States consisting of over three million housing units. Within this market, rental units are the largest housing category, making up approximately 68% of inventory. The net vacancy for units available for rent in the city was 3.09% according to the 2005 New York City Housing and Vacancy Survey. In 2005, 4,185 new
      housing units were delivered to the overall market; which was above the trailing four year average of 3,163. Rental rates increased during 2005, with REIS reporting increases of 1.2% in effective rents for the fourth quarter of 2005 and 5.4% for the year. The Manhattan residential market has 737,768 housing units according to the 2005 Housing and Vacancy
      Survey. Net vacancy for Manhattan in 2005 was 3.79%. Between 1995 and
      2005, the number of new housing unit permits averaged 4,549. Approximately
      2,400 apartment units are scheduled for delivery in 2007 and 2008 in
      Manhattan. According to the appraisal of the properties dated November 10,
      2006, annual rents for buildings comparable to the Mortgaged Property in the neighborhoods surrounding the properties are $40.67 per square foot for one bedroom apartments, $41.46 per square foot for two bedroom apartments, $53.83 per square foot for three bedroom apartments, and
      $48.85 per square foot for four bedroom apartments. The rents reflected above are for properties that are not subject to rent stabilization or rent control.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account with funds released to the borrower after escrows funded in each interest accrual period where the DSC ratio is 1.20x or higher for two consecutive quarters and no mezzanine accrual period exists.

o     PROPERTY MANAGEMENT. Rose Associates, Inc., a management company operating in the New York market, is currently the property manager for the
      Mortgaged Property securing the Peter Cooper Village & Stuyvesant Town
      Loan. Beginning April 1, 2007, the Mortgaged Property is expected to be managed by affiliates of Tishman Speyer Properties, L.P. or Blackrock
      Financial Management, or such other manager as approved by the mortgagee.

*     Certain information obtained from the appraisal of the Mortgaged Property dated November 10, 2006. See "RISK FACTORS--Inspections and Appraisals May
      Not Accurately Reflect Value or Condition of Mortgaged Property" in the
      Prospectus Supplement.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                        9

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                            DEUTSCHE BANK SECURITIES

                                       10

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--------------------------------------------------------------------------------
                                 75 BROAD STREET
--------------------------------------------------------------------------------

                          [3 PHOTOS OF 75 BROAD STREET]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       11

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                                75 BROAD STREET
--------------------------------------------------------------------------------

                            [MAP OF 75 BROAD STREET]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       12

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--------------------------------------------------------------------------------
                                75 BROAD STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                  CWCapital
CUT-OFF DATE BALANCE                                               $243,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                   10.1%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                           Joseph Jerome
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.531%
MATURITY DATE                                                     April 1, 2017
AMORTIZATION TYPE                                                 Interest Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          120 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                              $10,799

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                             $129,588
  TI/LC(1)                               Springing

ADDITIONAL FINANCING(2)                                                    None

CUT-OFF DATE BALANCE                                               $243,500,000
CUT-OFF DATE BALANCE/SF                                                    $376
CUT-OFF DATE LTV                                                          79.8%
MATURITY DATE LTV                                                         79.8%
UW DSCR ON NCF                                                            1.26x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               647,924
OCCUPANCY AS OF FEBRUARY 8, 2007(3)                                       94.1%
YEAR BUILT / YEAR RENOVATED                                         1928 / 2002
APPRAISED VALUE                                                    $305,000,000
PROPERTY MANAGEMENT                                       JEMB Property Company
UW ECONOMIC OCCUPANCY                                                     94.8%
UW REVENUES                                                         $31,096,500
UW TOTAL EXPENSES                                                   $12,907,577
UW NET OPERATING INCOME (NOI)                                       $18,188,923
UW NET CASH FLOW (NCF)                                              $17,153,510
--------------------------------------------------------------------------------

(1)   In the event that the largest tenant at the Mortgaged Property, Internap, does not renew its lease at market terms on a date that is twelve months prior to its lease expiration in December 2016, the borrower will be required to make monthly deposits of $350,000 into a leasing reserve account, beginning on the payment date in January 2016 and ending on the payment date in June 2016. In lieu of making such monthly deposits, the borrower may elect to post a letter of credit in the amount of $2,100,000 on or before the payment date in January 2016. In addition, pursuant to the related mortgage loan documents, the borrower will be permitted to accept a payment from Internap in exchange for the termination of a portion of its lease (up to 30,000 square feet). In the event of such termination, the required escrow payments described above will be reduced proportionately.

(2)   Future mezzanine debt is permitted subject to a maximum combined loan-to-value ratio of 90.0% and a minimum combined debt service coverage ratio of 1.00x as described in the related Mortgage Loan documents.

(3)   The Mortgaged Property was approximately 94.1% leased and approximately
      85.4% occupied as of February 8, 2007.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       13

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--------------------------------------------------------------------------------
                                 75 BROAD STREET
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       % OF
                                                        NET                                            TOTAL
                                        RATINGS*      RENTABLE   % OF NET                             ANNUAL
                                        MOODY'S/        AREA     RENTABLE   BASE RENT   ANNUAL BASE    BASE           LEASE
TENANT                                  S&P/FITCH       (SF)       AREA        PSF        RENT         RENT         EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS .....................
 Internap .........................     NR/NR/NR        80,974     12.5%    $   43.87   $ 3,552,329    15.7%      December 2016
 The Board of Education ...........     A1/AA-/A+       79,600     12.3     $   35.49     2,825,000    12.5        August 2018
 Reliance Insurance Co ............     NR/NR/NR        47,609      7.3     $   22.00     1,047,398     4.6       November 2011
 AT&T .............................      A2/A/A         29,206      4.5     $   38.20     1,115,534     4.9       February 2014
                                                      --------   ------                 -----------   -----
 TOTAL MAJOR TENANTS ..............                    237,389     36.6%    $   35.98   $ 8,540,261    37.6%
NON-MAJOR TENANTS .................                    372,115     57.4     $   38.02    14,148,280    62.4
                                                      --------   ------                 -----------   -----
OCCUPIED TOTAL ....................                    609,504     94.1%    $   37.22   $22,688,541   100.0%
                                                                                        ===========   =====
VACANT SPACE ......................                     38,420      5.9
                                                      --------   ------
PROPERTY TOTAL ....................                    647,924    100.0%
                                                      ========   ======
----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                      # OF     WA BASE
                     LEASES    RENT/SF      TOTAL SF     % OF TOTAL SF   CUMULATIVE % OF SF      % OF BASE        CUMULATIVE % OF
   YEAR             EXPIRING   EXPIRING     EXPIRING       EXPIRING*          ROLLING*         RENT ROLLING*     BASE RENT ROLLING*
------------------------------------------------------------------------------------------------------------------------------------

   2007                 5       $50.77        3,797           0.6%               0.6%               0.8%                 0.8%
   2008                 1       $61.76          340           0.1%               0.6%               0.1%                 0.9%
   2009                14       $32.93       88,428          13.6%              14.3%              12.8%                13.8%
   2010                10       $46.37       60,860           9.4%              23.7%              12.4%                26.2%
   2011                 9       $29.18       61,473           9.5%              33.2%               7.9%                34.1%
   2012                 4       $37.98       22,830           3.5%              36.7%               3.8%                37.9%
   2013                 4       $27.89       35,964           5.6%              42.2%               4.4%                42.4%
   2014                 7       $38.38       81,692          12.6%              54.8%              13.8%                56.2%
   2015                 5       $43.22       52,575           8.1%              63.0%              10.0%                66.2%
   2016                 3       $42.77      100,489          15.5%              78.5%              18.9%                85.1%
   2017                 2       $25.43       21,456           3.3%              81.8%               2.4%                87.5%
Thereafter              1       $35.49       79,600          12.3%              94.1%              12.5%               100.0%
  Vacant                0           NA       38,420           5.9%             100.0%               0.0%               100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       14

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--------------------------------------------------------------------------------
                                 75 BROAD STREET
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "75 Broad Street Loan") is secured by a first mortgage encumbering an office building located in New York, New
      York. The 75 Broad Street Loan represents approximately 10.1% of the
      Cut-Off Date Pool Balance. The 75 Broad Street Loan was originated on
      March 30, 2007 and has a principal balance as of the Cut-Off Date of
      $243,500,000. The 75 Broad Street Loan provides for interest only payments for the entire loan term.

      The 75 Broad Street Loan has a remaining term of 120 months and matures on
      April 1, 2017. The 75 Broad Street Loan may be prepaid on or after
      November 1, 2016 and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is 75 Broad, LLC, a single purpose bankruptcy remote Delaware limited liability company. The ownership interest of the borrowing entity consists of 75 Operating LLC (99%) and 75 Broad Inc (1%).
      Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 75 Broad Street Loan. The sponsor of the loan is Joseph Jerome, who founded JEMB Realty Corporation ("JEMB")
      in 1990. JEMB is a real estate development, investment and management company based in New York, New York. As of September 2006, JEMB and its
      subsidiaries own and operate in excess of 5.0 million square feet of space throughout the U.S. and Canada.

o     THE PROPERTY. The Mortgaged Property consists of a 34 story office building totaling approximately 647,924 square feet situated on an approximately 26,068 square foot parcel of land. The Mortgaged Property was constructed in 1928 and underwent significant renovations in 2002. The renovations resulted in a building capable of distributing large quantities of electric power with sophisticated telecommunications riser management systems. The Mortgaged Property is located in New York, New
      York. As of February 8, 2007, the occupancy rate for the Mortgaged
      Property securing the 75 Broad Street Loan was approximately 94.1%.
      Approximately 50% of the net rentable area at the Mortgaged Property is leased to tenants in the telecommunications industry.

      The largest tenant is Internap Network Services Corporation ("Internap")
      occupying approximately 80,974 square feet, or approximately 12.5% of the net rentable area, on a lease which expires in December 2016, subject to two renewal options of four years each. Internap provides network optimizing solutions and network support. Internap is headquartered in
      Atlanta with 26 offices world wide. The second largest tenant is the New
      York City Board of Education ("NY BOE") occupying approximately 79,600 square feet, or approximately 12.3% of the net rentable area, on a lease which expires in August 2018, subject to two renewal options of fifteen years each. The NY BOE uses the space as a high school serving students in grades nine through twelve. This is a unique concept of a NY BOE school utilizing space in a privately owned building. As of March 19, 2007 the NY
      BOE was rated "A1" by Moody's, "AA-" by S&P and "A+" by Fitch. The third largest tenant is Reliance Insurance Co. ("Reliance") occupying approximately 47,609 square feet, or approximately 7.3% of the net rentable area, on a lease which expires in November 2011. Reliance is an insurance company that, in May 2001, consented to an entry of an order of
      Rehabilitation by the Commonwealth Court of Pennsylvania, and was
      subsequently ordered by the court into liquidation. The court appointed the Insurance Commissioner of the Commonwealth of Pennsylvania as
      Statutory Liquidator of Reliance Insurance. The lease was executed by the liquidation chief operating officer, on behalf of the Statutory
      Liquidator.

o     HISTORICAL OCCUPANCIES. Historical occupancies at the Mortgaged Property over the past three years are as follows: 2004 -- 68.5%; 2005 -- 74.2%;
      and 2006 -- 82.9%.

o     RENT PER SQUARE FOOT. The average base rent per square foot at the
      Mortgaged Property for each of the past three years are as follows: 2004
      -- $25.49; 2005 -- $29.28; and 2006 -- $30.71.

o     MARKET. The Mortgaged Property is located at 75 Broad Street, New York,
      New York. The Mortgaged Property is located in the Financial District sub-market, which is one of several sub-markets included in the Downtown
      Manhattan sub-market. According to the COSTAR listing service, the
      Financial District sub-market consists of 93 buildings, with a combined net rentable area of 46.1 million square feet of space. In addition, the
      Financial District sub-market represents 21.5% of the Downtown Manhattan inventory of buildings, 43.9% of the total rentable area, and is the largest of the Downtown Manhattan sub-markets. Class "A" space within the
      Financial District sub-market comprises 42 buildings with approximately
      36.6 million square feet. Class "B" space comprises approximately 7.8 million square feet of space in 25 buildings and Class "C" space consists of only 1.7 million square feet situated within 26 buildings. The
      Mortgaged Property is currently categorized by COSTAR as a Class "B"
      building. The Financial District overall submarket vacancy as of fourth quarter 2006 is 8.7% and the

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       15

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--------------------------------------------------------------------------------
                                 75 BROAD STREET
--------------------------------------------------------------------------------

      vacancy among Class "B" buildings in the submarket is 4.8%, which is the lowest vacancy rate since September 11, 2001. Asking gross lease rates in the submarket is $40.73 per square foot for all buildings and $33.89 per square foot for Class "B" buildings. The area surrounding the property had been dramatically impacted by the September 11, 2001 terrorist attacks. A large area around the former World Trade Center had been closed for nearly a year due to rescue and clean-up efforts, but has since largely re-opened. Retailers in the area have been and still are suffering as a result of being closed for an extended period of time, causing many to relocate. Many residents were also shut out of their homes for a period of time. However, Downtown Manhattan continues to function as a major CBD.
      There has been a positive trend in the Downtown Manhattan sub-market, as vacancy has decreased from 12.5% in fourth quarter 2003 to 9.7% in fourth quarter 2006.

o     LOCKBOX ACCOUNT. All tenants have been instructed to deposit monthly rents directly into a lender-controlled lockbox account.

o     MANAGEMENT. JEMB is the property manager for the Mortgaged Property securing the 75 Broad Street Loan. JEMB also acts as the leasing agent for the property. JEMB manages approximately 13 buildings in the U.S. and
      Canada totaling more than 5.0 million square feet. The majority of JEMB's properties are located in New York, New York and Montreal.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       16

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--------------------------------------------------------------------------------
                              THE WOODIES BUILDING
--------------------------------------------------------------------------------

                       [4 PHOTOS OF THE WOODIES BUILDING]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       17

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                              THE WOODIES BUILDING
--------------------------------------------------------------------------------

                          [MAP OF THE WOODIES BUILDING]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       18

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                              THE WOODIES BUILDING
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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                  CWCapital
CUT-OFF DATE BALANCE                                               $172,100,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    7.1%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                Douglas and Norman Jemal
TYPE OF SECURITY                                                Fee & Leasehold
MORTGAGE RATE                                                            5.865%
MATURITY DATE                                                     March 7, 2017
AMORTIZATION TYPE                             Interest Only, Amortizing Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          121 / 351
REMAINING TERM / AMORTIZATION                                         119 / 351
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX                                          Yes
  IMMEDIATE REPAIRS(1)                  $1,000,000
  TI/LC(2)                              $7,230,784
  OTHER(3)                              $1,461,542

ONGOING ANNUAL RESERVES
  REPLACEMENT                              $73,389
  TI/LC(4)                                $489,257

ADDITIONAL FINANCING(5)                                                    None

CUT-OFF DATE BALANCE                                               $172,100,000
CUT-OFF DATE BALANCE/SF                                                    $355
CUT-OFF DATE LTV                                                          69.5%
MATURITY DATE LTV                                                         64.6%
UW DSCR ON NCF                                                            1.10x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                       Washington, D.C.
PROPERTY TYPE                                        Mixed Use -- Office/Retail
SIZE (SF)                                                               484,180
OCCUPANCY AS OF JANUARY 1, 2007(6)                                        95.5%
YEAR BUILT / YEAR RENOVATED                                         1902 / 2004
APPRAISED VALUE                                                    $247,500,000
PROPERTY MANAGEMENT                             Douglas Development Corporation
UW ECONOMIC OCCUPANCY                                                     95.5%
UW REVENUES(7)                                                      $21,203,071
UW TOTAL EXPENSES                                                    $7,154,502
UW NET OPERATING INCOME (NOI)                                       $14,048,569
UW NET CASH FLOW (NCF)                                              $13,486,685
--------------------------------------------------------------------------------

(1)   The engineer identified no immediate repairs. The $1,000,000 escrowed at closing is for renovations at the 1001 F Street Property, which is currently vacant and unleaseable.

(2)   At closing, the borrower deposited $7,230,784 into the TI/LC reserve.
      Approximately $1,890,000 of the TI/LC reserve will be held for the purchase of the fee interest in the 1001 F Street Property, and an additional $210,000 will be held in escrow with the title company. If the purchase does not occur, the $1,890,000 will be paid into the vacancy reserve and the $210,000 will be paid into the TI/LC reserve. The remainder of the reserve will be used to pay for tenant improvements and leasing commissions for current and future tenants. See "Ground Lease
      Purchase Reserve" below.

(3)   Other reserve includes ground rent and all free rent outstanding at the
      Mortgaged Property.

(4)   The TI/LC reserve is capped at $15,000,000. By the eighty-fourth payment date, the borrower will be required to post an evergreen letter of credit in an amount such that the balance of the TI/LC reserve plus the letter of credit equals $15,000,000. If the borrower elects to post a $15,000,000 letter of credit, the balance of the vacancy reserve shall be returned to the borrower.

(5)   Future mezzanine debt is permitted subject to a maximum combined loan-to-value ratio of 85.0% and a minimum combined debt service coverage ratio of 1.00x as described in the related Mortgage Loan documents.

(6)   The property was 95.5% leased and 78.8% occupied as of January 1, 2007.

(7)   For the purpose of calculating the UW Net Cash Flow, UW revenues include the average of all contractual rent increases over the terms of the applicable leases for the following tenants: the Tribune Company, National
      Endowment for Democracy, Pew Charitable Trust, RIAA, Madame Tussaud's,
      Williams-Sonoma and Zara. The average underwritten rent ($39.32) is less than the appraisal's estimate of current market rent ($43.66).

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       19

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                             THE WOODIES BUILDING
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----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       % OF
                                                        NET                                            TOTAL
                                       RATINGS(1)     RENTABLE   % OF NET                             ANNUAL
                                        MOODY'S/        AREA     RENTABLE   BASE RENT   ANNUAL BASE    BASE
TENANT                                  S&P/FITCH       (SF)       AREA        PSF        RENT(2)      RENT      LEASE EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 GSA
  FBI(3) ..........................    Aaa/AAA/AAA     151,100     31.2%    $   39.49   $ 5,967,082    32.2%    Multiple Spaces(4)
  EPA .............................    Aaa/AAA/AAA      48,140      9.9         42.22     2,032,609    11.0         March 2014
 National Endowment for Democracy .     NR/NR/NR        49,216     10.2         53.61     2,638,425    14.2         June 2016
 Tribune ..........................    Ba1/BB+/BB+      41,059      8.5         49.92     2,049,553    11.1       December 2015
 Williams-Sonoma ..................     NR/NR/NR        37,848      7.8     $   24.26       918,270     5.0       September 2018
                                                      --------   ------                 -----------   -----
TOTAL MAJOR TENANTS ...............                    327,363     67.6%    $   41.56   $13,605,939    73.5%
NON-MAJOR TENANTS .................                    135,144     27.9%    $   36.37     4,915,835    26.5
                                                      --------   ------                 -----------   -----
OCCUPIED TOTAL ....................                    462,507     95.5%    $   40.05   $18,521,774   100.0%
                                                                                        ===========   =====
VACANT SPACE ......................                     21,673      4.5
                                                      --------   ------
PROPERTY TOTAL ....................                    484,180    100.0%
                                                      ========   ======
----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Annual Base Rent for National Endowment for Democracy, Tribune Company and
      Williams-Sonoma represents the average of the contractual rents over the lesser of, in each case, (a) the term of the related lease and (b) the term of the loan.

(3)   Base rent is weighted average of rents due under four leases.

(4)   Under the multiple leases, approximately 48,140 square feet expire in
      January 2015, approximately 48,140 square feet expire in May 2015, approximately 48,140 square feet expire in November 2015 and approximately
      6,680 square feet expire in February 2016.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                      # OF     WA BASE
                     LEASES    RENT/SF      TOTAL SF     % OF TOTAL SF   CUMULATIVE % OF SF      % OF BASE        CUMULATIVE % OF
   YEAR             EXPIRING   EXPIRING   EXPIRING (1)    EXPIRING(2)        ROLLING(2)       RENT ROLLING(2)   BASE RENT ROLLING(2)
------------------------------------------------------------------------------------------------------------------------------------

   2007                0        $ 0.00            0           0.0%               0.0%               0.0%                 0.0%
   2008                0        $ 0.00            0           0.0%               0.0%               0.0%                 0.0%
   2009                0        $ 0.00            0           0.0%               0.0%               0.0%                 0.0%
   2010                0        $ 0.00            0           0.0%               0.0%               0.0%                 0.0%
   2011                0        $ 0.00            0           0.0%               0.0%               0.0%                 0.0%
   2012                0        $ 0.00            0           0.0%               0.0%               0.0%                 0.0%
 2013(3)               1        $ 0.00       28,600           5.9%               5.9%               0.0%                 0.0%
   2014                1        $42.22       48,140          10.0%              15.9%              11.0%                11.0%
   2015                4        $41.75      185,479          38.5%              54.4%              41.8%                52.8%
   2016                3        $53.09       92,398          19.2%              73.6%              26.5%                79.3%
   2017                0        $ 0.00            0           0.0%              73.6%               0.0%                79.3%
Thereafter             4        $36.35      105,638          21.9%              95.5%              20.7%               100.0%
  Vacant               0            NA       21,673           4.5%             100.0%               0.0%               100.0%
------------------------------------------------------------------------------------------------------------------------------------

(1)   The property contains 484,180 square feet which includes 2,252 square feet of common area which is not subject to a lease and is not shown in this table.

(2)   Calculated based upon approximate square footage occupied by each tenant.

(3)   The H&M lease expires in 2013 and the tenant currently pays only percentage rent.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       20

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                              THE WOODIES BUILDING
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o     THE LOAN. The Mortgage Loan (the "Woodies Building Loan") is secured by a first mortgage encumbering the fee interest in an office/retail property and the leasehold estate in an adjacent building located in Washington,
      D.C. The Woodies Building Loan represents approximately 7.1% of the
      Cut-Off Date Pool Balance. The Woodies Building Loan was originated on
      February 5, 2007, and has a principal balance as of the Cut-Off Date of
      $172,100,000. The Woodies Building Loan provides for interest only payments for the first five years of the loan term, and thereafter, monthly payments of principal and interest.

      The Woodies Building Loan has a remaining term of 119 months and matures on March 7, 2017. The Woodies Building Loan may be prepaid on or after
      January 7, 2017 and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWERS. The borrowers are Jemal's Cayre Woodies L.L.C. ("JCW LLC"), and Jemal's Rich L.L.C., ("Jemal's Rich"), both special purpose bankruptcy remote entities. The ownership interest of JCW LLC consists of Jemroast
      Woodies Borrower, L.L.C. (94.5%), MN Woodies Manager Inc. (0.5%) and
      Woodies Holdings, L.L.C. (5%). As part of the renovation of 1025 F Street
      Property (also known as the Woodies Building), the sponsors were entitled to historic tax credits that were subsequently sold to Chevron TCI, Inc.
      ("Chevron"). As part of that transaction, Chevron maintains a 99.99%
      interest in Woodies Holdings, L.L.C., which is the master tenant under a net lease structure involving the Woodies Building. The ownership interest in Jemal's Rich consists of Douglas Jemal (80%), Norman Jemal (19%) and
      Jemal's Rich Manager Inc. (1%). Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the
      Woodies Building Loan. The sponsors of the loan are Douglas Jemal and
      Norman Jemal. Norman Jemal is the managing member of the sponsor entities.
      Douglas Jemal, Norman Jemal's father, is the owner and President of
      Douglas Development Corporation ("Douglas Development"). Douglas
      Development was formed in 1985 to acquire, renovate and manage commercial real estate projects located primarily in the Washington, D.C. area. Since then, Douglas Development has grown to include over 150 properties totaling approximately eight million square feet. Douglas Jemal was convicted of one count of wire fraud in a U.S. District Court in October
      2006 and is scheduled to be sentenced in April 2007. The Mortgage Loan
      Seller cannot assure you as to the effect of such conviction on the performance, financial condition or operations of the Mortgaged Property.
      For additional information, see "Risk Factors-Litigation and Other Matters
      Affecting the Mortgaged Property or Properties" in the Prospectus
      Supplement.

o     THE PROPERTY. The Mortgaged Property consists of two buildings: a ten story Class A office/retail building, located at 1025 F Street (the "1025
      F Street Property") and a smaller building, located at 1001 F Street (the
      "1001 F Street Property"), totaling approximately 484,180 square feet and situated on approximately 1.8 acres. The 1025 F Street Property was constructed in 1902 and the 1001 F Street Property was constructed in
      1887. The Mortgaged Property is located in Washington, D.C. As of January
      1, 2007, the Mortgaged Property securing the Woodies Building Loan was approximately 95.5% leased and 78.8% occupied. The difference is attributable to three tenants, Williams-Sonoma, Zara, and Madame
      Tussaud's, which have executed leases in place but have not yet taken occupancy.

      The largest tenant is the U.S. General Services Administration ("GSA")
      occupying 199,240 square feet, or approximately 41.1% of the net rentable area, on leases which expire between 2014 and 2016. The GSA agencies that are currently in occupancy are the Environmental Protection Agency and the
      Federal Bureau of Investigation. The second largest tenant is the National
      Endowment for Democracy ("NED") occupying approximately 49,216 square feet, or approximately 10.2% of the net rentable area, on a lease which expires in June 2016. NED is a private, non-profit organization created to strengthen democracy. NED makes hundreds of grants each year to support pro-democracy groups in Africa, Asia, Central and Eastern Europe, Latin
      America, the Middle East and the former Soviet Union. The third largest tenant is the Tribune Company ("TRB") occupying approximately 41,059 square feet, or approximately 8.5% of the net rentable area, on a lease which expires in December 2015. TRB operates businesses in publishing, interactive and broadcast media. TRB is the only media organization with newspapers, television stations and websites in the nation's three largest markets. As of March 15, 2007, TRB was rated "Ba1" by Moody's and "BB+" by
      S&P and Fitch.

o     LOCKBOX ACCOUNT. All tenants have been instructed to deposit monthly rents directly into a lender-controlled lockbox account.

o     MANAGEMENT. Douglas Development, a borrower affiliate, is the property manager for the Mortgaged Property securing the Woodies Building Loan.
      Douglas Development owns and manages a portfolio of approximately 150 properties, including more than eight million square feet of commercial and residential space in Maryland, Virginia and the District of Columbia.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       21

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                             THE WOODIES BUILDING
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o     GROUND LEASE PURCHASE RESERVE. At origination, $2.1 million was held back for the purchase of the fee interest in the 1001 F Street Property
      ($210,000 of which is being held by the title insurance company), which is currently ground leased by one of the borrowers. The ground lessor has the right to offer the 1001 F Street Property to Jemal's Rich for purchase by delivering notice by October 5, 2007. If such notice is delivered to
      Jemal's Rich, then it must purchase the property for $2.1 million and such amounts will not be available to pay for tenant improvements or leasing commissions. If the ground lessor elects not to sell the fee interest in this property, then the $2.1 million reserve will be used to re-tenant the space. If the property is not purchased and for any reason the ground lease terminated, then the Madame Tussaud's lease at the1001 F Street property would terminate and Madame Tussaud's would have the right to terminate its lease at the 1025 F Street Property. In the event that the
      Madame Tussaud's lease at the 1025 F Street Property is terminated, a master lease from Douglas Jemal and Norman Jemal entered into at origination of the Woodies Building Loan would replicate the income stream from Madame Tussaud's as if that tenant had remained in place at the
      Mortgaged Property. See "Master Lease" below. Pursuant to the loan documents, Douglas Jemal will be required to maintain a minimum net worth of $300 million and a minimum liquidity of $10 million, and Norman Jemal will be required to maintain a minimum net worth of $200 million with no minimum liquidity provision.

      Jemal's Rich and the ground lessor are negotiating an amendment to the ground lease pursuant to which Jemal's Rich would be granted an option to purchase the fee simple interest in the 1001 F Street Property for $2.1 million. The closing for the purchase of the 1001 F Street Property pursuant to this option would be March 1, 2008. The ground lessor would have the right to elect to convey the 1001 F Street Property in two separate conveyances (a "Split Closing") with (a) an initial closing at which at least 40%, and not more than, 60% of the 1001 F Street Property would be conveyed to Jemal's Rich and a second closing (to occur not later than March 8, 2008) at which the remaining portion of the 1001 F Street
      Property would be conveyed. In the event of a Split Closing, Jemal's Rich and the ground lessor would be tenants-in-common as to the 1001 F Street
      Property after the initial closing and prior to the second closing, the ground lease would continue in full force and effect pending the second closing and the parties would each be entitled to a pro rata share of the ground rent. As additional consideration for the execution of the amendment to the ground lease, Jemal's Rich will be required to pay to the ground lessor $30,000 (to be paid at the time of closing of the sale of
      1001 F Street Property or pro rata in the event of a Split Sale) and the ground lessor will be required effective immediately to waive certain bonding requirements and its approval rights pursuant to the ground lease in connection with the proposed improvements, renovations and alterations to the 1001 F Street Property. There is no assurance that this amendment will be entered into between Jemal's Rich and the ground lessor. If no amendment is entered into, the ground lessor will have the right to offer the 1001 F Street Property to Jemal's Rich as described in the preceding paragraph.

o     MASTER LEASE. An affiliate of the borrowers, Woodies Holdings LLC, as landlord, entered into a master lease with sponsors Douglas Jemal and
      Normal Jemal, as master tenants. The master lease relates to tenant Madame
      Tussaud's space at the 1025 F Street Property (approximately 28,143 square feet and 5.8% of the NRA) and expires on January 25, 2027. Base rent is equal to the amount paid by tenant Madame Tussaud pursuant to its leases at both the 1001 F Street Property and the 1025 F Street Property. The
      master tenants receive a credit toward their rent obligations under the master lease to the extent Madame Tussauds (or any replacement tenant approved by the lender) makes rental payments pursuant to its leases at the Mortgaged Property. Annual base rent for lease years one through three is $700,000, for lease years four through seven is $770,000.00, for lease years eight through ten is $847,000.00, for lease years eleven through thirteen is $931,700.00, for lease years fourteen through sixteen is
      $1,024,560.00 and for the lease years seventeen through twenty is
      $1,127,356.00. The landlord is obligated to make any payments received under the master lease to the borrowers.

o     TI/LC RESERVE. At the beginning of the second year of the Mortgage Loan term and through the end of year seven, the borrowers are required deposit all excess cash flow (subject to percentage limitations set forth below)
      in a TI/LC Reserve account (such deposits referred to as the "Vacancy
      Reserve") to pay for tenant improvements and leasing commission costs associated with the rollover of then existing leases (resulting in vacant space), until the balance of the TI/LC Reserve reaches $15,000,000.
      Percentage limitations are as follows: (i) 50% of all excess cash flow in years two and three, (ii) 75% of all excess cash flow in years four and five and (iii) 100% of all excess cash flow in years six and seven.

o     EVERGREEN LETTER OF CREDIT. By the eighty-fourth payment date, the borrowers are required to post an evergreen letter of credit ("LOC") in an amount that will result in the sum of the total Vacancy Reserve and the
      LOC being equal to $15.0 million.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       22

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                             THE WOODIES BUILDING
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o     PEW SWEEP RESERVE. One of the tenants at the Mortgaged Property, Pew
      Charitable Trust ("Pew"), has the one time right to terminate its lease effective January 31, 2012 with twelve months prior written notice.
      Pursuant to the related loan documents, in the event the tenant delivers such notice, all excess cash flow will be directed to a separate reserve, subject to a cap of $2,200,000. Funds in the reserve will be used solely for the approved leasing expenses in connection with the space demised under the Pew lease. Upon reletting the space and the full payment of tenant improvement and leasing commissions and receipt of a signed tenant estoppel, all excess funds in the reserve will be released to the borrowers.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       23

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CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       24

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--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

                        [5 PHOTOS OF ALA MOANA PORTFOLIO]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       25

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--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

                          [MAP OF ALA MOANA PORTFOLIO]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       26

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                              ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      CGMRC
CUT-OFF DATE BALANCE                                               $100,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    4.1%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                 GGP Limited Partnership
TYPE OF SECURITY                                              Fee and Leasehold
PARTIAL RELEASE(1)                                                          Yes
MORTGAGE RATE                                                          5.60275%
MATURITY DATE                                                 September 1, 2011
AMORTIZATION TYPE                                                 Interest-Only
INTEREST-ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           53 / IO
LOCKBOX(2)                                                            Springing
SHADOW RATING (FITCH / MOODY'S)                                         A- / A3

UP-FRONT RESERVES                             None

ONGOING ANNUAL RESERVES(3)
  TAX / INSURANCE                        Springing
  GROUND RENT                            Springing
  REPLACEMENT                            Springing
  TI / LC RESERVE                        Springing
ADDITIONAL FINANCING(4)            Pari Passu Debt               $1,100,000,000
                                            B-Note                 $300,000,000

                                     ALA MOANA                    ALA MOANA
                                     PORTFOLIO                  PORTFOLIO LOAN
                                  NOTE A LOANS(5)               COMBINATION(5)
                                  ----------------             ----------------
CUT-OFF DATE BALANCE               $1,200,000,000               $1,500,000,000
CUT-OFF DATE BALANCE / SF(6)            $603                         $754
CUT-OFF DATE LTV(6)                    51.5%                        64.4%
MATURITY DATE LTV(6)                   51.5%                        64.4%
UW DSCR ON NCF(6)(7)                   1.81x                        1.45x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                4
LOCATION                                                           Honolulu, HI
PROPERTY TYPE                                Retail -- Regional Mall and Office
SIZE (SF)                                                             1,989,759
OCCUPANCY AS OF JUNE 15, 2006 - JUNE 27, 2006                             95.8%
YEAR BUILT / YEAR RENOVATED                                             Various
APPRAISED VALUE                                                  $2,329,500,000
PROPERTY MANAGEMENT                                                Self Managed
UW ECONOMIC OCCUPANCY                                                     98.2%
UW REVENUES                                                        $161,818,908
UW TOTAL EXPENSES                                                   $38,279,942
UW NET OPERATING INCOME (NOI)                                      $123,538,966
UW NET CASH FLOW (NCF)(7)                                          $123,538,966
--------------------------------------------------------------------------------

(1)   Release of a portion of the Mortgaged Property is permitted as detailed further within the "Partial Release" paragraph found at the end of this
      Ala Moana Portfolio Loan section.

(2)   A lockbox may be instituted as detailed further within the "Lockbox
      Account" paragraph found at the end of this Ala Moana Portfolio Loan section.

(3)   Upon the occurrence and during the continuation of a "trigger event" with respect to the Ala Moana Portfolio Loan ("Ala Moana Trigger Event"), the
      Ala Moana Borrowers are required to escrow (a) 1/12 of estimated annual real estate taxes, insurance premiums, and ground rent monthly, (b)
      $41,664 monthly, subject to a cap of $499,976, into a Replacement Reserve, and (c) $110,987 monthly, subject to a cap of $1,331,845, into a TI/LC
      Reserve. An "Ala Moana Trigger Event" will be in effect upon (i) an event of default under the loan documents and until the cure of the event of default or (ii) the DSCR for a 12 consecutive month period falls below
      1.25x and until the DSCR is equal to or greater than 1.25x for a 12 consecutive month period.

(4)   Future mezzanine debt is permitted as detailed further within the "Future
      Mezzanine" paragraph found at the end of this Ala Moana Portfolio Loan section.

(5)   The total original financing amount of the Ala Moana Portfolio Properties is $1,500,000,000 (the "Ala Moana Portfolio Loan Combination") evidenced by multiple pari passu notes totaling $1,200,000,000 (the "Ala Moana
      Portfolio Note A Loans") and multiple junior companion notes totaling
      $300,000,000. One $100,000,000 pari passu note, evidencing the Ala Moana
      Portfolio Loan, is included in the trust. The remaining Ala Moana
      Portfolio Pari Passu Companion Loans and the Ala Moana Portfolio Junior
      Companion Loans (as defined herein) totaling $1,400,000,000 are not included in the trust fund. One $300,000,000 pari passu note was included in the securitization of the Deutsche Mortgage & Asset Receiving
      Corporation, CD 2006-CD3 Commercial Mortgage Pass-Through Certificates
      (the "CD 2006-CD3 Transaction"). One $96,000,000 pari passu note was included in the securitization of the Citigroup Commercial Mortgage
      Securities Inc., CGCMT 2006-C5 Commercial Mortgage Pass-Through
      Certificates (the "CGCMT 2006-C5 Transaction") and multiple Ala Moana
      Junior Companion Loans totaling $115,000,000 were included in the CGCMT
      2006-C5 Transaction and were sold through a private placement of the AMP certificates. One $200,000,000 pari passu note was included in the securitization of the CWCapital Commercial Funding Corp. COBALT Commercial
      Mortgage Pass-Through Certificates (the "COBALT 2006-C1 deal") and one
      $25,000,000 Ala Moana Portfolio junior companion note was included in the
      COBALT 2006-C1 deal and was sold through a private placement of the AMP-E
      Certificates. Two pari passu notes totaling $404,000,000 were included in the securitization of the Citigroup Commercial Mortgage Securities Inc.,
      CD 2007-CD4 Commercial Mortgage Pass-Through Certificates (the "CD
      2007-CD4 Transaction").

(6)   The Cut-Off Date Balance per square foot, Cut-Off Date LTV, Maturity Date
      LTV and UW DSCR on NCF used throughout the Prospectus Supplement were calculated based upon the aggregate indebtedness of the Ala Moana
      Portfolio Note A Loans.

(7)   UW DSCR on NCF and UW Net Cash Flow does not include any normalized leasing costs of capital expenditures. In addition, a $10,000,000 master lease provided by GGP Kapiolani Development L.L.C. was underwritten and included in the calculation of UW DSCR on NCF.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       27

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                             ALLOCATED
                            CUT-OFF DATE                  YEAR BUILT/    NET RENTABLE
PROPERTY NAME                 BALANCE        LOCATION      RENOVATED      AREA (SF)
-------------------------------------------------------------------------------------

Ala Moana Center            $ 94,440,867   Honolulu, HI    1959/2004      1,606,435
Ala Moana Building             3,090,792   Honolulu, HI    1961/2004        199,362
Ala Moana Pacific Center       2,060,528   Honolulu, HI     1983/NAP        169,918
Ala Moana Plaza                  407,813   Honolulu, HI     1989/NAP         14,044
-------------------------------------------------------------------------------------
                            $100,000,000                                  1,989,759
-------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                               ALA MOANA
                               PORTFOLIO                                    UNDERWRITTEN
PROPERTY NAME               NOTE A LOANS/SF   OCCUPANCY   APPRAISED VALUE   NET CASH FLOW
-----------------------------------------------------------------------------------------

Ala Moana Center                 $705            97.3%    $2,200,000,000    $116,671,271
Ala Moana Building               $186            89.2%        72,000,000       3,818,332
Ala Moana Pacific Center         $146            88.8%        48,000,000       2,545,555
Ala Moana Plaza                  $348           100.0%         9,500,000         503,808
-----------------------------------------------------------------------------------------
                                 $603            95.8%    $2,329,500,000    $123,538,966
-----------------------------------------------------------------------------------------

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       28

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

PORTFOLIO TENANT INFORMATION:

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          % OF
                                                           NET                                            TOTAL
                                        RATINGS(1)      RENTABLE    % OF NET                             ANNUAL
                                         MOODY'S/         AREA      RENTABLE   BASE RENT   ANNUAL BASE    BASE          LEASE
TENANT                                   S&P/FITCH        (SF)        AREA        PSF         RENT        RENT        EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

ANCHOR TENANTS -- ANCHOR OWNED
 Neiman Marcus, Inc. ...............     B2/B+/CCC+       161,055                 ANCHOR OWNED-NOT PART OF COLLATERAL
                                                        ---------
 TOTAL ANCHOR OWNED ................                      161,055
ANCHOR TENANTS -- COLLATERAL
 Sears(2) ..........................     NR/BB+/BB        341,199     17.1%     $ 0.00     $         0     0.0%      August 2009
 Macy's ............................   Baa1/BBB/BBB+      326,860     16.4      $ 6.65       2,173,380     2.4      December 2015
 Shirokiya .........................      NR/NR/NR         53,515      2.7      $29.71       1,589,748     1.8       January 2020
 Old Navy ..........................   Baa3/BBB-/BBB-      33,221      1.7      $25.16         835,908     0.9       January 2011
 Longs Drugs .......................      NR/NR/NR         31,049      1.6      $38.47       1,194,456     1.3       January 2011
                                                        ---------   ------                 -----------   -----
 TOTAL ANCHOR TENANTS ..............                      785,844     39.5%     $ 7.37     $ 5,793,492     6.5%
TOP 5 NON-ANCHOR TENANTS
 Barnes & Noble ....................      NR/NR/NR         30,758      1.5%     $12.89     $   396,564     0.4%      January 2016
 Banana Republic ...................   Baa3/BBB-/BBB-      22,639      1.1      $80.22       1,816,176     2.0       January 2009
 Kaiser Foundation Health ..........      NR/NR/NR         21,958      1.1      $17.52         384,708     0.4    Multiple Spaces(3)
 Gap ...............................   Baa3/BBB-/BBB-      21,894      1.1      $78.42       1,717,008     1.9       January 2009
 Foodland ..........................      NR/NR/NR         18,517      0.9      $33.50         620,328     0.7       January 2015
                                                        ---------   ------                 -----------   -----
 TOTAL TOP 5 NON-ANCHOR TENANTS ....                      115,766      5.8%     $42.63     $ 4,934,784     5.5%

NON-MAJOR TENANTS ..................                    1,004,267     50.5      $78.40      78,730,694    88.0
                                                        ---------   ------                 -----------   -----
OCCUPIED COLLATERAL TOTAL ..........                    1,905,877     95.8%     $46.94     $89,458,970   100.0%
                                                        =========   ======                 ===========   =====
VACANT SPACE .......................                       83,882      4.2
                                                        ---------   ------
COLLATERAL TOTAL ...................                    1,989,759    100.0%
                                                        =========   ======
PROPERTY TOTAL .....................                    2,150,814
                                                        =========
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Sears does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 per square foot for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

(3)   Kaiser Foundation Health occupies two spaces, each containing 10,979 square feet. One space expires in December 2007 and the other space expires in June 2011.

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                   # OF LEASES       WA BASE        TOTAL SF    % OF TOTAL    CUMULATIVE % OF     % OF BASE        CUMULATIVE % OF
   YEAR             EXPIRING     RENT/SF EXPIRING   EXPIRING   SF EXPIRING*     SF EXPIRING*    RENT EXPIRING*   BASE RENT EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

    MTM                37             $40.38         39,682        2.0%             2.0%             1.8%                1.8%
   2007                42             $43.88         65,161        3.3%             5.3%             3.2%                5.0%
   2008                60             $54.99        112,171        5.6%            10.9%             6.9%               11.9%
   2009                60             $26.01        532,640       26.8%            37.7%            15.5%               27.4%
   2010                49             $89.74        130,917        6.6%            44.3%            13.1%               40.5%
   2011                38             $57.66        140,371        7.1%            51.3%             9.1%               49.6%
   2012                39             $83.71         70,319        3.5%            54.8%             6.6%               56.1%
   2013                33             $85.28         63,280        3.2%            58.0%             6.0%               62.2%
   2014                32             $98.63         72,901        3.7%            61.7%             8.0%               70.2%
   2015                42             $33.81        476,178       23.9%            85.6%            18.0%               88.2%
   2016                15             $82.20         74,027        3.7%            89.3%             6.8%               95.0%
   2017                 5             $45.88         33,616        1.7%            91.0%             1.7%               96.7%
Thereafter              5             $31.04         94,614        4.8%            95.8%             3.3%              100.0%
  Vacant                0                 NA         83,882        4.2%           100.0%             0.0%              100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       29

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

ALA MOANA CENTER

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          % OF
                                                           NET                                            TOTAL
                                        RATINGS(1)      RENTABLE    % OF NET                             ANNUAL
                                         MOODY'S/         AREA      RENTABLE   BASE RENT   ANNUAL BASE    BASE          LEASE
TENANT                                   S&P/FITCH        (SF)        AREA        PSF         RENT        RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

ANCHOR TENANTS -- ANCHOR OWNED
 Neiman Marcus, Inc. ...............     B2/B+/CCC+       161,055                ANCHOR OWNED - NOT PART OF COLLATERAL
                                                        ---------
 TOTAL ANCHOR OWNED ................                      161,055
ANCHOR TENANTS -- COLLATERAL
 Sears(2) ..........................     NR/BB+/BB        341,199     21.2%    $  0.00     $         0     0.0%      August 2009
 Macy's ............................   Baa1/BBB/BBB+      326,860     20.3     $  6.65       2,173,380     2.7      December 2015
 Shirokiya .........................      NR/NR/NR         53,515      3.3     $ 29.71       1,589,748     2.0       January 2020
 Old Navy ..........................   Baa3/BBB-/BBB-      33,221      2.1     $ 25.16         835,908     1.0       January 2011
 Longs Drugs .......................      NR/NR/NR         31,049      1.9     $ 38.47       1,194,456     1.5       January 2011
                                                        ---------   ------                 -----------   -----
 TOTAL ANCHOR TENANTS ..............                      785,844     48.9%    $  7.37     $ 5,793,492     7.2%
TOP 5 NON-ANCHOR TENANTS
 Barnes & Noble ....................      NR/NR/NR         30,758      1.9%    $ 12.89     $   396,564     0.5%      January 2016
 Banana Republic ...................   Baa3/BBB-/BBB-      22,639      1.4     $ 80.22       1,816,176     2.3       January 2009
 Gap ...............................   Baa3/BBB-/BBB-      21,894      1.4     $ 78.42       1,717,008     2.1       January 2009
 Foodland ..........................      NR/NR/NR         18,517      1.2     $ 33.50         620,328     0.8       January 2015
 Foot Locker .......................     Ba1/BB+/NR        14,364      0.9     $100.00       1,436,400     1.8       January 2009
                                                        ---------   ------                 -----------   -----
 TOTAL TOP 5 NON-ANCHOR TENANTS ....                      108,172      6.7%    $ 55.34     $ 5,986,476     7.5%
NON-MAJOR TENANTS ..................                      669,160     41.7                  68,394,684    85.3
                                                        ---------   ------                 -----------   -----
OCCUPIED COLLATERAL TOTAL ..........                    1,563,176     97.3%                $80,174,652   100.0%
                                                        =========   ======                 ===========   =====
VACANT SPACE .......................                       43,259      2.7
                                                        ---------   ------
COLLATERAL TOTAL ...................                    1,606,435    100.0
                                                        =========   ======
PROPERTY TOTAL .....................                    1,767,490
                                                        =========
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Sears does not pay base rent but is responsible for CAM reimbursements and percentage rent. Per the June 27, 2006 rent roll, Sears pays $4.48 per square foot for CAM reimbursements. Pursuant to the Sears lease, Sears currently pays 1.5% of net sales less real estate tax reimbursements.

------------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                   # OF LEASES       WA BASE        TOTAL SF    % OF TOTAL    CUMULATIVE % OF     % OF BASE        CUMULATIVE % OF
   YEAR             EXPIRING     RENT/SF EXPIRING   EXPIRING   SF EXPIRING*    SF EXPIRING*     RENT EXPIRING*   BASE RENT EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

    MTM                10            $ 54.58         18,901        1.2%             1.2%             1.3%                1.3%
   2007                17            $ 97.98         18,101        1.1%             2.3%             2.2%                3.5%
   2008                25            $ 86.57         58,015        3.6%             5.9%             6.3%                9.8%
   2009                35            $ 26.14        484,747       30.2%            36.1%            15.8%               25.6%
   2010                27            $117.65         89,189        5.6%            41.6%            13.1%               38.7%
   2011                20            $ 71.03        101,673        6.3%            48.0%             9.0%               47.7%
   2012                22            $119.99         42,207        2.6%            50.6%             6.3%               54.0%
   2013                27            $ 93.63         55,546        3.5%            54.1%             6.5%               60.5%
   2014                27            $109.65         62,079        3.9%            57.9%             8.5%               69.0%
   2015                33            $ 33.88        466,861       29.1%            87.0%            19.7%               88.7%
   2016                13            $ 83.45         72,168        4.5%            91.5%             7.5%               96.2%
   2017                 3            $ 50.59         17,275        1.1%            92.6%             1.1%               97.8%
Thereafter              4            $ 28.43         76,414        4.8%            97.3%             2.7%              100.0%
  Vacant                0                 NA         43,259        2.7%           100.0%             0.0%              100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       30

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

ALA MOANA BUILDING

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          % OF
                                                           NET                                            TOTAL
                                          RATINGS       RENTABLE    % OF NET                             ANNUAL
                                          MOODY'S/        AREA      RENTABLE   BASE RENT   ANNUAL BASE    BASE          LEASE
TENANT                                   S&P/FITCH        (SF)        AREA        PSF         RENT        RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Kaiser Foundation Health ..........      NR/NR/NR         21,958     11.0%     $17.52     $   384,708     7.8%    Multiple Spaces*
 Bank of Hawaii ....................      NR/NR/NR         18,200      9.1      $42.00         764,328    15.4        March 2026
 Kapiolani Health ..................      NR/NR/NR         10,979      5.5      $19.80         217,380     4.4      February 2009
 DPRA ..............................      NR/NR/NR          3,386      1.7      $15.00          50,796     1.0       January 2010
 Anbe Aruga & Ishizu Arc ...........      NR/NR/NR          2,912      1.5      $19.92          58,008     1.2      December 2006
                                                          -------    -----                 -----------   -----
 TOTAL MAJOR TENANTS ...............                       57,435     28.8%     $25.69     $ 1,475,220    29.7%
Non-Major Tenants ..................                      120,305     60.3      $28.98       3,486,073    70.3
                                                          -------    -----                 -----------   -----
Occupied Total .....................                      177,740     89.2%     $27.91     $ 4,961,293   100.0%
                                                                                           ===========   =====
Vacant Space .......................                       21,622     10.8
                                                          -------    -----
Property Total .....................                      199,362    100.0%
                                                          =======    =====
----------------------------------------------------------------------------------------------------------------------------------

*     Kaiser Foundation Health occupies two spaces, each containing 10,979 square feet. One space expires in December 2007 and the other space expires in June 2011.

------------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                   # OF LEASES       WA BASE        TOTAL SF    % OF TOTAL    CUMULATIVE % OF     % OF BASE        CUMULATIVE % OF
   YEAR             EXPIRING     RENT/SF EXPIRING   EXPIRING   SF EXPIRING*    SF EXPIRING*     RENT EXPIRING*   BASE RENT EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

    MTM                20             $27.75         17,171        8.6%             8.6%             9.6%                9.6%
   2007                15             $22.49         24,587       12.3%            20.9%            11.1%               20.8%
   2008                24             $28.70         20,815       10.4%            31.4%            12.0%               32.8%
   2009                16             $24.12         21,981       11.0%            42.4%            10.7%               43.5%
   2010                14             $24.18         16,573        8.3%            50.7%             8.1%               51.6%
   2011                12             $22.60         21,142       10.6%            61.3%             9.6%               61.2%
   2012                14             $31.33         17,194        8.6%            70.0%            10.9%               72.0%
   2013                 4             $27.01          4,161        2.1%            72.0%             2.3%               74.3%
   2014                 3             $36.13          5,919        3.0%            75.0%             4.3%               78.6%
   2015                 7             $28.98          6,896        3.5%            78.5%             4.0%               82.7%
   2016                 2             $33.52          1,859        0.9%            79.4%             1.3%               83.9%
   2017                 1             $27.60          1,242        0.6%            80.0%             0.7%               84.6%
Thereafter              1             $42.00         18,200        9.1%            89.2%            15.4%              100.0%
  Vacant                0                 NA         21,622       10.8%           100.0%             0.0%              100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       31

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

ALA MOANA PACIFIC CENTER

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          % OF
                                                           NET                                            TOTAL
                                          RATINGS       RENTABLE    % OF NET                             ANNUAL
                                          MOODY'S/        AREA      RENTABLE   BASE RENT   ANNUAL BASE    BASE          LEASE
TENANT                                   S&P/FITCH        (SF)        AREA        PSF         RENT        RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Data House Holding Corp ...........      NR/NR/NR         18,024     10.6%     $16.80     $   302,796     8.3%       June 2008
 Social Security Administration ....      NR/NR/NR         15,099      8.9      $42.00         634,158    17.3        July 2017
 Ameriprise Financial SE ...........      NR/NR/NR         10,126      6.0      $21.60         218,724     6.0      December 2007
 Suite 1100 L.L.C. .................      NR/NR/NR          7,595      4.5      $24.60         186,840     5.1       January 2011
 Century Insurance, Inc. ...........      NR/NR/NR          6,896      4.1      $18.00         124,128     3.4      February 2011
                                                          -------    -----                 -----------   -----
 TOTAL MAJOR TENANTS ...............                       57,740     34.0%     $25.40     $ 1,466,646    40.1%
NON--MAJOR TENANTS .................                       93,177     54.8      $23.54       2,193,163    59.9
                                                          -------    -----                 -----------   -----
OCCUPIED TOTAL .....................                      150,917     88.8%     $24.25     $ 3,659,809   100.0%
                                                                                           ===========   =====
VACANT SPACE .......................                       19,001     11.2
                                                          -------    -----
PROPERTY TOTAL .....................                      169,918    100.0%
                                                          =======    =====
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                   # OF LEASES       WA BASE        TOTAL SF    % OF TOTAL    CUMULATIVE % OF     % OF BASE        CUMULATIVE % OF
   YEAR             EXPIRING     RENT/SF EXPIRING   EXPIRING   SF EXPIRING*    SF EXPIRING*     RENT EXPIRING*   BASE RENT EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

    MTM                 6             $26.08          3,610        2.1%             2.1%             2.6%                2.6%
   2007                 9             $24.16         22,054       13.0%            15.1%            14.6%               17.1%
   2008                10             $15.52         32,437       19.1%            34.2%            13.8%               30.9%
   2009                 8             $22.54         22,832       13.4%            47.6%            14.1%               45.0%
   2010                 6             $25.89         15,981        9.4%            57.0%            11.3%               56.3%
   2011                 6             $22.42         17,556       10.3%            67.4%            10.8%               67.0%
   2012                 3             $25.94         10,918        6.4%            73.8%             7.7%               74.8%
   2013                 2             $23.35          3,573        2.1%            75.9%             2.3%               77.0%
   2014                 2             $31.88          5,322        3.1%            79.0%             4.6%               81.7%
   2015                 1             $24.00          1,535        0.9%            79.9%             1.0%               82.7%
   2016                 0             $ 0.00              0        0.0%            79.9%             0.0%               82.7%
   2017                 1             $42.00         15,099        8.9%            88.8%            17.3%              100.0%
Thereafter              0             $ 0.00              0        0.0%            88.8%             0.0%              100.0%
  Vacant                0                 NA         19,001       11.2%           100.0%             0.0%              100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       32

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

ALA MOANA PLAZA

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          % OF
                                                           NET                                            TOTAL
                                          RATINGS       RENTABLE    % OF NET                             ANNUAL
                                          MOODY'S/        AREA      RENTABLE   BASE RENT   ANNUAL BASE    BASE          LEASE
TENANT                                   S&P/FITCH        (SF)        AREA        PSF         RENT        RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Blockbuster .......................      NR/B-/NR          6,052     43.1%     $40.18      $243,180      36.7%       March 2010
 I Love Country Cafe ...............      NR/NR/NR          3,122     22.2      $63.00       196,692      29.7      December 2010
 Payless Shoesource ................     NR/BB-/NR          3,080     21.9      $44.09       135,792      20.5       August 2009
 Abbe Brewster Cafe ................      NR/NR/NR            904      6.4      $49.81        45,024       6.8      February 2008
 Taiyo Noodles Corp. ...............      NR/NR/NR            886      6.3      $48.00        42,528       6.4       October 2015
                                                           ------    -----                  --------     -----
 TOTAL MAJOR TENANTS ...............                       14,044    100.0%     $47.22      $663,216     100.0%
NON-MAJOR TENANTS ..................                            0      0.0      $ 0.00             0       0.0
                                                           ------    -----                  --------     -----
OCCUPIED TOTAL .....................                       14,044    100.0%     $47.22      $663,216     100.0%
                                                                                            ========     =====
VACANT SPACE .......................                            0      0.0
                                                           ------    -----
PROPERTY TOTAL .....................                       14,044    100.0%
                                                           ======    =====
----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent company whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                   # OF LEASES       WA BASE        TOTAL SF    % OF TOTAL    CUMULATIVE % OF     % OF BASE        CUMULATIVE % OF
   YEAR             EXPIRING     RENT/SF EXPIRING   EXPIRING   SF EXPIRING*    SF EXPIRING*     RENT EXPIRING*   BASE RENT EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

    MTM                 0             $ 0.00             0         0.0%             0.0%             0.0%                0.0%
   2007                 0             $ 0.00             0         0.0%             0.0%             0.0%                0.0%
   2008                 1             $49.81           904         6.4%             6.4%             6.8%                6.8%
   2009                 1             $44.09         3,080        21.9%            28.4%            20.5%               27.3%
   2010                 2             $47.95         9,174        65.3%            93.7%            66.3%               93.6%
   2011                 0             $ 0.00             0         0.0%            93.7%             0.0%               93.6%
   2012                 0             $ 0.00             0         0.0%            93.7%             0.0%               93.6%
   2013                 0             $ 0.00             0         0.0%            93.7%             0.0%               93.6%
   2014                 0             $ 0.00             0         0.0%            93.7%             0.0%               93.6%
   2015                 1             $48.00           886         6.3%           100.0%             6.4%              100.0%
   2016                 0             $ 0.00             0         0.0%           100.0%             0.0%              100.0%
   2017                 0             $ 0.00             0         0.0%           100.0%             0.0%              100.0%
Thereafter              0             $ 0.00             0         0.0%           100.0%             0.0%              100.0%
  Vacant                0                 NA             0         0.0%           100.0%             0.0%              100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       33

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--------------------------------------------------------------------------------
                              ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Ala Moana Portfolio Loan") is secured by a first lien fee and leasehold interest in four properties, a regional mall, two office buildings and a retail property located in Honolulu,
      Hawaii. The Ala Moana Portfolio Loan represents approximately 4.1% of the
      Cut-Off Date Pool Balance. The Ala Moana Portfolio Loan was originated on
      August 14, 2006 and has a principal balance as of the Cut-Off Date of
      $100,000,000. The Ala Moana Portfolio Loan, which is evidenced by a pari passu note is a portion of a loan combination with an original aggregate principal balance of $1,500,000,000. The other loans related to the Ala
      Moana Portfolio Loan are evidenced by multiple separate notes (the "Ala
      Moana Portfolio Pari Passu Companion Loans" and the "Ala Moana Portfolio
      Junior Companion Loans" with original principal balances of $1,100,000,000 and $300,000,000, respectively and, together with the Ala Moana Portfolio
      Loan, the "Ala Moana Portfolio Loan Combination"). The Ala Moana Portfolio
      Pari Passu Companion Loans and the Ala Moana Portfolio Junior Companion
      Loans will not be assets of the Trust Fund. The Ala Moana Portfolio Loan, the Ala Moana Portfolio Pari Passu Companion Loans and the Ala Moana
      Portfolio Junior Companion Loans are governed by co-lender and servicing agreements and will be serviced pursuant to the terms of the pooling and servicing agreement for the Series CD 2006-CD3 Transaction as defined in
      "DESCRIPTION OF THE MORTGAGE POOL--Split Loan Structure" in the Prospectus
      Supplement.

      The Ala Moana Portfolio Loan has a remaining term of 53 months and matures on September 1, 2011. The Ala Moana Portfolio Loan may be prepaid on or after January 1, 2011, and permits defeasance with United States government obligations beginning the earliest of (i) August 14, 2009, and
      (ii) two years after the last securitization of one of the Ala Moana
      Portfolio Pari Passu Companion Loans.

o     THE BORROWERS. The borrowers are GGP Ala Moana, L.L.C. and GGP Kapiolani
      Development, L.L.C. (together, the "Ala Moana Borrowers"), each a special purpose entity. Legal counsel to the borrower delivered a
      non-consolidation opinion in connection with the origination of the Ala
      Moana Portfolio Loan. The sponsor is GGP Limited Partnership ("GGPLP"), a subsidiary of General Growth Properties, Inc. ("GGP"), a publicly traded real estate investment trust. GGP and its predecessor companies have been in the shopping center business as a buyer, seller, developer, and manager of real estate since 1954. As one of the largest regional mall REITs, GGP owns, develops, operates and/or manages shopping malls in over 40 states.
      GGP also is one of the largest third-party managers for owners of regional malls and is headquartered in Chicago, Illinois. As of November 9, 2006,
      GGP was rated "Ba2" (Moody's), "BBB-" (S&P) and "BB" (Fitch) and had a
      market capitalization of $11.21 billion.

o     THE PROPERTIES. The Mortgaged Properties total approximately 1,989,759 square feet, consisting of a 1,606,435 square foot three and four story open-air regional mall (the "Ala Moana Center"), a 199,362 square foot
      22-story office building (the "Ala Moana Building"), a 169,918 square foot
      18-story office building (the "Ala Moana Pacific Center"), and a 14,044 square foot single story retail center (the "Ala Moana Plaza"), all situated on approximately 60.9 acres. As of June 2006, the occupancy rate for the Mortgaged Properties securing the Ala Moana Portfolio Loan was approximately 95.8%.

      The largest tenant is Federated Departments Stores, Inc. ("Macy's")
      occupying approximately 341,959 square feet, or approximately 17.2% of the net rentable area. Macy's, a retail organization, operates department and retail stores. As of June 6, 2006, the company operated approximately 850 retail stores in 45 states, the District of Columbia, Guam, and Puerto
      Rico under the names of Macy's, Bloomingdale's, Famous-Barr, Filene's,
      Foley's, Hecht's, Kaufmann's, L.S. Ayres, Marshall Field's, Meier & Frank,
      Robinsons-May, Strawbridge's, and The Jones Store. As of November 9, 2006,
      Macy's was rated "Baa1" (Moody's), "BBB" (S&P) and "BBB+" (Fitch). The
      Macy's lease expires in December 2015. The second largest tenant is Sears
      Holding Corporation ("Sears") occupying approximately 341,199 square feet, or approximately 17.2% of the net rentable area. As of November 9, 2006,
      Sears was rated "BB+" (S&P) and "BB" (Fitch). Sears operates as a retailer in the United States and Canada. The company operates through three segments: Kmart, Sears Domestic, and Sears Canada. As of May 18, 2006, the
      company operated 3,800 full-line and specialty retail stores in the United
      States and Canada. Sears Holdings was founded in 1899 is headquartered in
      Hoffman Estates, Illinois. The Sears lease expires in August 2009. The third largest tenant is Shirokiya occupying approximately 53,515 square feet, or approximately 2.7% of the net rentable area. Shirokiya is a locally owned department store. The Shirokiya lease expires in January
      2020.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       34

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--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

o     LOCKBOX ACCOUNT. All rents are required to be deposited into a lockbox under the control of lender and are to be swept daily into the Ala Moana
      Borrowers' account. Following the occurrence and continuance of a "trigger event" with respect to the Ala Moana Portfolio Loan (the "Ala Moana
      Trigger Event"), funds in the lockbox will be transferred daily to the cash collateral account under the control of lender and applied pursuant to the cash management agreement. Upon the cure of the trigger event, funds will again be swept daily from the lockbox to the Ala Moana
      Borrowers' account. An Ala Moana Trigger Event means the occurrence of (i)
      an event of default under the Ala Moana Portfolio Loan or (ii) the date on which the DSC ratio (based on the Ala Moana Portfolio Loan Combination and any permitted mezzanine debt) for the preceding twelve (12) consecutive months is less than 1.25x. A trigger event will continue until the applicable event of default is cured or waived or until the date on which the DSC ratio equals or exceeds 1.25x for the twelve (12) consecutive months period then ending.

o     CURRENT SUBORDINATE INDEBTEDNESS. The Ala Moana Portfolio Junior Companion
      Loans, totaling $300,000,000, which are subordinate to the Ala Moana
      Portfolio Loan and the Ala Moana Portfolio Pari Passu Companion Loans, are
      also secured by the first mortgage encumbering the Ala Moana Portfolio
      Properties. The Ala Moana Borrowers are also the makers of the Ala Moana
      Portfolio Junior Companion Loans. The maturity date for the Ala Moana
      Portfolio Junior Companion Loans is the same as the Ala Moana Portfolio
      Loan. Currently, there is no mezzanine indebtedness.

      In addition, the Ala Moana Borrowers are permitted to incur trade and operational debt which is unsecured in an aggregate amount not to exceed
      $112,500,000.

o     FUTURE MEZZANINE DEBT. Persons holding direct or indirect interests in the
      Ala Moana Borrowers are permitted to obtain mezzanine financing secured by ownership interests in the Ala Moana Borrowers, subject to, among other conditions: (i) a maximum LTV ratio (based on the aggregate balances of the Ala Moana Portfolio Loan Combination and the mezzanine debt) of 64.5%;
      (ii) if the mezzanine debt bears interest at a floating rate, the maintenance of an interest rate cap agreement during the term of the mezzanine loan with a fixed strike price that results in a debt service coverage ratio (based on the aggregate debt service payments on a 30-year amortization schedule under the Ala Moana Portfolio Loan Combination and the mezzanine debt) of no less than 1.45x; (iii) if the mezzanine debt bears interest at a fixed rate, evidence that the anticipated DSC ratio
      (calculated on the aggregate balances of the Ala Moana Portfolio Loan
      Combination and the permitted mezzanine debt) will be no less than 1.45x
      (assuming for such calculation the DSC ratio will include an assumed amortization payment by borrower based on a 30-year amortization schedule); (iv) the DSC ratio (based on the aggregate debt service payments under the Ala Moana Portfolio Loan Combination and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.45x (with the interest rate for any portion of the mezzanine debt that bears interest at a floating rate calculated using the strike price referred to in clause (ii) above); (v) rating agency confirmation;
      and (vi) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o     FUTURE SUBORDINATE INDEBTEDNESS. The holders of indirect ownership in the
      Ala Moana Borrowers are permitted to pledge their interest as a security for additional debt, provided that, among other things, the following conditions are satisfied: (i) no event of default under the Ala Moana
      Portfolio Loan has occurred and is continuing, (ii) the pledge is to a
      "qualified pledgee", (iii) delivery of a substantive non-consolidation opinion reasonably acceptable to the lender and the rating agencies, and
      (iv) in the event the property manager of the Mortgaged Properties will change in connection with the pledge, the replacement property manager must meet the conditions of a qualifying manager set forth in the related loan documents. Pledges of equity to or from affiliates of the Ala Moana
      Borrowers are also permitted.

      A "qualified pledgee" generally means one or more institutional entities that (A) (i) has total assets (in name or under management) in excess of
      $650,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder's equity of
      $250,000,000; and (ii) is regularly engaged in the business of making or owning commercial real estate loans or commercial loans secured by a pledge of interests in a mortgage borrower or owning and operating commercial mortgage properties; or (B) an entity for which the Ala Moana
      Borrowers have obtained lender approval or after a securitization, rating agency confirmation.

o     GUARANTY/INDEMNITY. GGPLP executed a guaranty of payment as additional security for the Ala Moana Portfolio Loan under which the maximum amount of GGPLP's guaranteed obligations is $400,000,000 ($35,000,000 of which constitutes pre-event of default, a sublimit Guaranty of capital repair/
      replacement costs and leasing commissions, tenant improvement

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

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--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

      costs and other leasing costs) but after an event of default, $400,000,000 constitutes a guaranty of principal and interest. Also, GGPLP entered into an indemnity agreement whereby GGPLP agreed to indemnify the lender against the failure by the Ala Moana Borrowers to pay for unfunded tenant allowances, which equaled $2,803,215 as of loan origination. Lastly, GGPLP executed a $140,000,000 guaranty of payment with regard to the expansion space improvements (collectively, the "Guaranteed Obligations"). GGPLP's obligations under the $400,000,000 guaranty of payment will terminate upon the earlier of (i) repayment of the Ala Moana Portfolio Loan in full or
      (ii) defeasance of the Ala Moana Portfolio Loan. GGPLP's obligations under the indemnity will terminate upon the earliest of (i) payment in full of the Ala Moana Portfolio Loan, (ii) defeasance of the Ala Moana Portfolio
      Loan, or (iii) the unfunded tenant allowances are equal to or less than
      $1,000,000. GGPLP's obligations under the guaranty with regard to the expansion space will terminate upon the earlier of (i) payment in full of the Ala Moana Portfolio Loan, (ii) defeasance of the Ala Moana Portfolio
      Loan or (iii) upon the date the Qualifying Base Rent (as defined herein)
      from occupancy tenants equals or exceeds $10,000,000. GGPLP's obligations under the guaranty with respect to the expansion space will be reduced by an amount equal to $14 for each $1 of Qualifying Base Rent under lease with occupancy tenants and $14 for each $1 of rent paid under the master lease. An event of default under the $400,000,000 guaranty of payment and the guaranty regarding the expansion space will occur, if at any time, when the net worth of GGPLP falls below $5,000,000,000 and GGPLP does not post a letter of credit in an amount equal to the then outstanding
      Guaranteed Obligations.

o     MASTER LEASE. GGP Kapiolani Development L.L.C. executed a master lease with GGPLP with regard to certain leasable area which is currently under construction or which is subject to leases out for signature (the
      "Expansion Space"). The master lease will continue until the earlier of
      (i) the date on which the entire Expansion Space has been relet, (ii) the date that the Ala Moana Portfolio Loan has been paid in full, (iii) August
      1, 2011 or (iv) the date on which annual percentage rent paid pursuant to the Nordstrom lease and annual rent payable pursuant to the in-line retail leases applicable to the Expansion Space (the "Qualifying Base Rent")
      equals or exceeds $10,000,000 per annum. If the lease is terminated by reference to the above clause (iii), the parties will agree to extend the term of the master lease for a period of at least 60 days commencing
      August 1, 2011. No rent is payable under the master lease until the occurrence of a trigger event. Upon the occurrence of a trigger event,
      GGPLP will be required to pay a master lease base rent of up to
      $10,000,000 per annum (subject to termination or reduction as described below) upon occurrence of a trigger event. If the lease is terminated by reference to the above clause (iv), base rent of $10,000,000 will not be required. The master lease base rent payable by GGPLP will be reduced by
      $1 for each $1 of Qualifying Base Rent.

o     PARTIAL RELEASE. The Ala Moana Borrowers have the right to release one or more parcels or outlots and a multi-level parking garage (the "Parking
      Garage") which may be constructed in the future by the Ala Moana
      Borrowers, (each a "Release Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include, but are not limited to: (i) no event of default has occurred and is continuing (ii) in the event of securitization, the rating agencies shall have confirmed that the release will not result in a downgrade, withdrawal or qualification of the then current rating assigned to any class of securities by the rating agencies; (iii) the release parcel shall be vacant, non-income producing and unimproved (unless this requirement is waived by the rating agencies)
      (or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas provided that this condition shall not apply to the Parking Garage); (iv) Ala Moana Borrowers deliver to lender evidence which would be satisfactory to a prudent lender acting reasonably that the release parcel is not necessary for the Ala Moana
      Borrowers operation or use of the Mortgaged Properties for its then current use and may be readily separated from the Mortgaged Properties without a material diminution in the value of the Ala Moana Pool
      Properties provided that this condition will not apply to the Parking
      Garage if the Ala Moana Borrowers retain an easement for parking in the
      Parking Garage sufficient to comply with the terms of the loan agreement.

      The Ala Moana Borrowers also have the right to obtain a release of one or more anchor parcels that the borrower acquires after the origination of the Ala Moana Loan (each, an "Acquired Anchor Parcel") from the lien of the mortgage subject to the satisfaction of certain conditions, which include: (i) no event of default has occurred and is continuing and (ii)
      the Ala Moana Borrowers deliver to the lender any other information, approvals and documents that would be required by a prudent lender acting reasonably related to the release of such Acquired Anchor Parcel.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

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--------------------------------------------------------------------------------
                               ALA MOANA PORTFOLIO
--------------------------------------------------------------------------------

o     COLLATERAL SUBSTITUTION. The Ala Moana Borrowers, at their option and sole cost and expense, may obtain a release of one or more portions of the
      Mortgage Properties (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default has occurred and is continuing; (ii) the Exchange Parcel shall either be vacant, non-income producing and unimproved land or improved only by surface parking, landscaping or utility facilities which can be relocated; (iii) the Ala
      Moana Borrowers shall substitute the Exchange Parcel with a parcel reasonably equivalent in use, value and condition ("Acquired Parcel");
      (iv) the Ala Moana Borrower will provide the lender with a reasonably acceptable environmental report and engineering report (if applicable)
      with respect to the Acquired Parcel; and (v) the Ala Moana Borrowers shall properly release the Exchange Parcel and shall obtain title insurance or a title endorsement for the Acquired Parcel.

o     GROUND LEASE. A portion of the Ala Moana Pacific Center is on a ground lease. The ground lease expires in 2046 and there are no rights of renewal. The lender has certain rights to cure any default of the Ala
      Moana Borrowers under the ground lease and is entitled to a new lease upon the termination of the ground lease for any reason.

o     MANAGEMENT. The Ala Moana Borrowers are the property managers for the Ala
      Moana Portfolio Loan.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       37

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--------------------------------------------------------------------------------

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CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       38

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--------------------------------------------------------------------------------
                                ONE SUMMER STREET
--------------------------------------------------------------------------------

                         [4 PHOTOS OF ONE SUMMER STREET]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       39

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--------------------------------------------------------------------------------
                               ONE SUMMER STREET
--------------------------------------------------------------------------------

                           [MAP OF ONE SUMMER STREET]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       40

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--------------------------------------------------------------------------------
                                ONE SUMMER STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      CGMRC
CUT-OFF DATE BALANCE                                                $82,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    3.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                         Jeffrey Markley
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.815%
MATURITY DATE                                                   January 6, 2017
AMORTIZATION TYPE                             Interest Only, Amortizing Balloon
INTEREST ONLY PERIOD                                                         24
ORIGINAL TERM /                                                       120 / 360
 AMORTIZATION
REMAINING TERM /                                                      117 / 360
 AMORTIZATION
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                          Yes / Yes
  TI/LC(1)                              $2,500,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                          Yes / Yes
  REPLACEMENT                              $78,900
  TI/LC                                 $1,000,000

ADDITIONAL FINANCING(2)                                                    None

CUT-OFF DATE BALANCE                                                $82,000,000
CUT-OFF DATE BALANCE/SF                                                    $211
CUT-OFF DATE LTV                                                          46.1%
MATURITY DATE LTV                                                         40.7%
UW DSCR ON NCF                                                            1.63x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                             Boston, MA
PROPERTY TYPE                                                 Office -- Telecom
SIZE (SF)                                                            387,826(3)
OCCUPANCY AS OF DECEMBER 1, 2006                                       69.8%(3)
YEAR BUILT / YEAR RENOVATED                                         1949 / 1998
APPRAISED VALUE                                                    $177,900,000
PROPERTY MANAGEMENT                            Markley Management Company, Inc.
UW ECONOMIC OCCUPANCY                                                  66.4%(3)
UW REVENUES(5)                                                      $16,101,234
UW TOTAL EXPENSES                                                    $6,119,392
UW NET OPERATING INCOME (NOI)(5)                                     $9,981,842
UW NET CASH FLOW (NCF)(5)                                            $9,404,277
--------------------------------------------------------------------------------

(1)   At closing, the borrower deposited an up-front TI/LC reserve in the amount of $2,500,000. Commencing on the first day a regular monthly installment of principal and/or interest is due and payable under the note and continuing on the sixth calendar day of each month thereafter, the borrower shall deliver to the lender an amount equal to $83,333.33 until
      January 6, 2009 and then $41,666.67 from February 6, 2009 until the
      Maturity Date. The reserve is capped at $5,000,000, but will be replenished if the balance falls below $5,000,000.

(2)   Future mezzanine debt is permitted subject to a combined maximum LTV ratio of 85% and a combined minimum DSC Ratio of 1.25x

(3)   Square footage and occupancy figures do not include approximately 400,000 square feet consisting of the first four floors of the Mortgaged Property that is leased to a Macy's affiliate ("Macy's") under a long term lease with extension options thru May 2097 currently operated as a Macy's retail department store and Macy's operations. Square footage and occupancy figures also do not include approximately 5,848 square feet of neutral co-location space and approximately 800 square feet of property management office space.

(4)   Occupancy is shown with the inclusion of 58,669 square feet of dark space that WilTel pays rent for but does not occupy. WilTel's lease for such
      58,669 square feet expires in September 2008.

(5)   Excludes space leased to Macy's as it is under a long term lease and pays no rent, but reimburses the One Summer Street Borrower (as defined herein)
      for its share of the urban excise tax of $787,000 annually, in lieu of real estate taxes, which is included in UW Revenues, UW NOI and UW Net
      Cash Flow.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       41

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                                ONE SUMMER STREET
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          % OF
                                                           NET                                            TOTAL
                                        RATINGS(1)      RENTABLE    % OF NET                             ANNUAL
                                         MOODY'S/         AREA      RENTABLE   BASE RENT   ANNUAL BASE    BASE          LEASE
TENANT                                   S&P/FITCH        (SF)        AREA        PSF         RENT        RENT       EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 WilTel Communications, LLC ........    Caa2/B-/CCC-      115,254     29.7%     $29.85     $ 3,440,483    31.8%   Multiple Spaces(2)
 Qwest Communications Corp. ........     Ba3/BB/BB+        67,024     17.3      $41.55     $ 2,784,904    25.7        June 2015
 XO Communications, Inc. ...........      NR/NR/NR         14,500      3.7      $37.02     $   536,727     5.0        March 2015
 Verio, Inc. .......................     NR/AA-/NR          9,880      2.5      $41.79     $   412,903     3.8        July 2010
 AboveNet / Metromedia .............      NR/NR/NR          8,994      2.3      $43.05     $   387,152     3.6      September 2014
                                                          -------    -----                 -----------   -----
 TOTAL MAJOR TENANTS ...............                      215,652     55.6%     $35.07     $ 7,562,168    69.9%
NON-MAJOR TENANTS ..................                       54,898     14.2%     $59.32     $ 3,256,480    30.1
                                                          -------    -----      ------     -----------   -----
OCCUPIED TOTAL .....................                      270,550     69.8%     $39.99     $10,818,648   100.0%
                                                                                           ===========   =====
VACANT SPACE .......................                      117,276     30.2%
                                                          -------    -----
PROPERTY TOTAL .....................                      387,826    100.0%
                                                          =======    =====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   55,689 square feet under the WiTel lease on the fifth floor expires in
      September 2008 and is currently dark, however, the tenant continues to pay rent under such lease. 59,565 square feet under the WilTel space expires in February 2010.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
              # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF    CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR        EXPIRING         EXPIRING      EXPIRING    EXPIRING(*)        EXPIRING(*)        EXPIRING(*)       RENT EXPIRING(*)
------------------------------------------------------------------------------------------------------------------------------------

   2007            2            $ 79.24         8,420         2.2%                2.2%              6.2%                 6.2%
   2008            2            $ 29.83        60,169        15.5%               17.7%             16.6%                22.8%
   2009            2            $ 43.44        14,915         3.8%               21.5%              6.0%                28.7%
   2010            4            $ 33.78        72,616        18.7%               40.3%             22.7%                51.4%
   2011            1            $107.07           805         0.2%               40.5%              0.8%                52.2%
   2012            0            $  0.00             0         0.0%               40.5%              0.0%                52.2%
   2013            0            $  0.00             0         0.0%               40.5%              0.0%                52.2%
   2014            4            $ 39.29        17,467         4.5%               45.0%              6.3%                58.6%
   2015            5            $ 42.84        85,004        21.9%               66.9%             33.7%                92.2%
   2016            2            $ 72.91        10,554         2.7%               69.6%              7.1%                99.3%
   2017            0            $  0.00             0         0.0%               69.6%              0.0%                99.3%
Thereafter         1            $120.00           600         0.2%               69.8%              0.7%               100.0%
  Vacant           0                 NA       117,276        30.2%              100.0%              0.0%               100.0%
------------------------------------------------------------------------------------------------------------------------------------

(*)   Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       42

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                                ONE SUMMER STREET
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "One Summer Street Loan") is secured by a first mortgage encumbering an office, telecommunications building located in Boston, Massachusetts. The One Summer Street Loan represents approximately 3.4% of the Cut-Off Date Pool Balance. The One Summer Street
      Loan was originated on December 11, 2006 and has a principal balance as of the Cut-Off Date of $82,000,000. The One Summer Street Loan provides interest payments for the first 24 months of its term, and thereafter fixed monthly payments of principal and interest.

      The One Summer Street Loan has a remaining term of 117 months and matures on January 6, 2017. The One Summer Street Loan may be prepaid on or after
      November 6, 2016, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrowers are Markley Boston, LLC and Markley One Summer
      Street, LLP (together, the "One Summer Street Borrowers"), each a special purpose entity. Markley One Summer Street, LLP has leased the Mortgaged
      Property to Markley One Summer Street, LLC under a ground lease. Both
      Markley One Summer Street, LLP and Markley One Summer Street, LLC have signed the mortgage and other loan documents mortgaging their respective interests in the Mortgaged Property and subordinating the ground lease.
      Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One Summer Street Loan. The sponsor is Jeffrey D. Markley. Mr. Markley has been involved in the telecom industry for over sixteen years. As a consultant and tenant representative focused upon high-tech tenant transactions, Mr. Markley developed relationships with many telecom providers helping them identify, acquire and develop mission critical facilities. In 1992, he formed the Markley
      Group and since that time he completed more than 500 telecom/data center transactions and was involved in the acquisition and redevelopment of twelve telecommunications properties in major cities, such as Boston, San
      Francisco, Miami, Las Vegas, Chicago, Toronto, Paris and Frankfurt. These
      buildings collectively equate to approximately 2.2 million square feet.

o     THE PROPERTY. The Mortgaged Property is an approximately 387,826 square foot telecommunications component of a building situated on approximately
      2.5 acres (the two basement floors, the ground floor and the second floor of such building leased to Macy's under a long term lease, approximately
      5,848 square feet of neutral co-location space and approximately 800 square feet of property management space are not included in the approximate 387,826 square footage calculation for the Mortgaged Property, or in any related occupancy or occupancy percentage calculation for the
      Mortgaged Property). The Mortgaged Property was constructed in 1949 and renovated and upgraded to a TIER III telecommunications facility with some
      TIER IV features, in 1998. The Mortgaged Property is located in Boston,
      Massachusetts and is adjacent to a major convergence of subway lines, which serve as the intersection of the major fiber loops in the Boston area. As of December 1, 2006, the occupancy rate for the Mortgaged
      Property securing the One Summer Street Loan was approximately 69.8%.

      The largest tenant is WilTel Communications, LLC ("WilTel") leasing approximately 115,254 square feet, or approximately 29.2% of the net rentable area. WilTel is a subsidiary of Level 3 Communications and a provider of customized communications solutions to enterprises, carriers, and the federal government. WilTel delivers a comprehensive suite of voice, data, video and IP services over a next-generation fiber-optic network that stretches from border-to-border and coast-to-coast. As of
      September 30, 2006, Level 3 Communications operated metropolitan networks totaling approximately 21,000 route miles, as well as intercity networks totaling approximately 39,500 route miles across the United States and
      Europe. The company was founded in 1985 and is headquartered in
      Broomfield, Colorado. As of March 13, 2007, WilTel was rated "B-" (S&P),
      "Caa2" (Moody's) and "CCC-" (Fitch). WilTel has two leases at the One
      Summer Street Property. WilTel occupies 59,565 SF under a lease that expires February 2010. WilTel also leases 55,689 square feet under a lease that expires September 2008. The 55,689 square feet leased by WilTel is dark; however, WilTel continues to pay rent under such lease. The second largest tenant is Qwest Communications Corp. ("Qwest"), occupying approximately 67,024 square feet, or approximately 17.0% of the net rentable area. Qwest, through its subsidiaries, provides
      telecommunications and related services in the United States. As of
      December 31, 2006, the company served approximately 14.7 million access lines in 14 states. Qwest Communications was founded in 1983 and is based in Denver, Colorado. As of March 13, 2007, Qwest was rated "BB" (S&P),
      "Ba3" (Moody's) and "BB+" (Fitch). The Qwest lease expires in June 2015.
      The third largest tenant is XO Communications, Inc. ("XO") occupying approximately 14,500 square feet, or approximately 3.7% of the net rentable area. XO, a subsidiary of XO Holdings, is a wireless telecommunications business providing local and long distance voice services, Internet access, private data networking and hosting services through a national telecommunications network consisting of more than
      6,700 metro route miles of fiber optic lines connecting approximately 953 unique incumbent local exchange carrier end-office collocations in approximately 37 U.S. cities. The XO lease expires in March 2015.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       43

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                                ONE SUMMER STREET
--------------------------------------------------------------------------------

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a lender controlled lockbox account and are to be swept daily into the One Summer Street Borrowers' account. Following the occurrence and continuance of a One Summer Street Trigger Event (defined below), funds in the lockbox will be transferred daily to the cash collateral account under the control of the lender and applied pursuant to the cash management agreement. Upon the cure of the One Summer Street
      Trigger Event, funds will again be swept daily from the lockbox to the One
      Summer Street Borrowers' account. A "One Summer Street Trigger Event"
      means the occurrence of (i) an event of default under the One Summer
      Street Loan or (ii) the date on which the debt service coverage ratio
      (based on the One Summer Street Loan and any permitted mezzanine debt) is less than 1.25x. A One Summer Street Trigger Event will continue until the applicable event of default is cured or waived or until the date on which the debt service coverage ratio equals or exceeds 1.25x.

o     FUTURE MEZZANINE DEBT. Persons holding direct of indirect interest in the
      One Summer Street Borrowers are permitted to obtain mezzanine financing secured by ownership interest in the One Summer Street Borrowers, subject to, among other conditions: (i) a maximum loan-to-value ratio (based on the aggregate balances of the One Summer Street Loan and the mezzanine debt) of 85%; (ii) the debt service coverage ratio (based on the aggregate balances of the One Summer Street Loan and the mezzanine debt) immediately following the closing of the mezzanine debt will not be less than 1.25x;
      (iii) it cannot be funded prior to December 11, 2009; (iv) a rating agency confirmation; and (v) an intercreditor agreement in form and substance acceptable to the rating agencies and reasonably acceptable to the mortgage lender.

o     MANAGEMENT. Markley Management Company, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the One Summer
      Street Loan.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       44

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                       ARGONAUT HOTEL -- SAN FRANCISCO, CA
--------------------------------------------------------------------------------

               [5 PHOTOS OF ARGONAUT HOTEL -- SAN FRANCISCO, CA]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       45

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                       ARGONAUT HOTEL -- SAN FRANCISCO, CA
--------------------------------------------------------------------------------

                  [MAP OF ARGONAUT HOTEL -- SAN FRANCISCO, CA]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       46

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                       ARGONAUT HOTEL -- SAN FRANCISCO, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $42,000,000
PERCENT OF CUT-OFF DATE POOL BALANCE                                       1.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                              Kimpton Development Opportunity Fund, L.P.
TYPE OF SECURITY                                                      Leasehold
MORTGAGE RATE                                                            5.670%
MATURITY DATE                                                    March 11, 2012
AMORTIZATION TYPE                                                 Interest Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           59 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES                             None

ONGOING ANNUAL RESERVES
  TAX                                          Yes
  REPLACEMENT(1)                          $851,800

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $42,000,000
CUT-OFF DATE BALANCE/ROOM                                              $166,667
CUT-OFF DATE LTV                                                          62.2%
MATURITY DATE LTV                                                         62.2%
UW DSCR ON NCF                                                            2.39x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                      San Francisco, CA
PROPERTY TYPE                                       Hospitality -- Full Service
SIZE (ROOMS)                                                                252
OCCUPANCY AS OF DECEMBER 31, 2006(2)                                      84.2%
YEAR BUILT / YEAR RENOVATED                                         1907 / 2003
APPRAISED VALUE                                                     $67,500,000
PROPERTY MANAGEMENT                            Kimpton Hotel & Restaurant Group
UW ECONOMIC OCCUPANCY                                                     82.0%
UW REVENUES                                                         $22,411,915
UW TOTAL EXPENSES                                                   $15,813,502
UW NET OPERATING INCOME (NOI)                                        $6,598,412
UW NET CASH FLOW (NCF)                                               $5,701,936
--------------------------------------------------------------------------------

(1)   Initially set at $70,983 for the first month of the loan term and then adjusts monthly to be one-twelfth of 4% of the trailing 12-month period's gross revenue for the Mortgaged Property.

(2)   Based on the trailing 12-month period ending December 31, 2006.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       47

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                       ARGONAUT HOTEL -- SAN FRANCISCO, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King ...........................................................             123
Queen ..........................................................               6
Double/Double ..................................................             110
Suites .........................................................              13
                                                                           -----
  TOTAL ........................................................             252
                                                                           =====

FOOD AND BEVERAGE                                                       SEATING
--------------------------------------------------------------------------------
Blue Mermaid Restaurant ........................................             170
                                                                           -----
  TOTAL ........................................................             170
                                                                           =====

MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Ballroom .......................................................           4,200
Constellation Room .............................................             650
Prefunction Space ..............................................           2,200
                                                                           -----
  TOTAL ........................................................           7,050
                                                                           =====
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
Financial Period ...............................................            2006
Occupancy* .....................................................           84.2%
ADR ............................................................         $191.50
REVPAR .........................................................         $161.19
UW Occupancy ...................................................           82.0%
UW ADR .........................................................         $211.38
UW REVPAR ......................................................         $173.33
--------------------------------------------------------------------------------

*     Based on 2006 actuals.

-------------------------------------------------------------------------------------------------------------------------
                                                   COMPETITIVE SUMMARY
-------------------------------------------------------------------------------------------------------------------------
                                                                              ESTIMATED 2006*
                                                  -----------------------------------------------------------------------
                                      NUMBER OF                                    OCCUPANCY        ADR         REVPAR
PROPERTY                                ROOMS     OCCUPANCY     ADR     REVPAR    PENETRATION   PENETRATION   PENETRATION
-------------------------------------------------------------------------------------------------------------------------

Argonaut Hotel (subject)                  252       84.2%     $191.50   $161.19     105.7%        127.8%        134.7%
Hilton Fisherman's Wharf Hotel            234       77.0%     $153.00   $117.81      96.6%        102.1%         98.4%
Marriott Fisherman's Wharf Hotel          274       83.0%     $159.00   $131.97     104.1%        106.1%        110.3%
Holiday Inn Fisherman's Wharf Hotel       585       77.0%     $129.00   $ 99.33      96.6%         86.1%         83.0%
Hyatt Fisherman's Wharf Hotel             313       75.2%     $160.35   $120.58      94.4%        107.0%        100.8%
Sheraton Fisherman's Wharf Hotel          529       82.0%     $154.00   $126.28     102.9%        102.8%        105.5%
Radisson Hotel Fisherman's Wharf          355       78.0%     $134.00   $104.52      97.9%         89.4%         87.3%
Best Western Tusan Inn                    221       84.0%     $143.00   $120.12     105.4%         95.5%        100.4%
                                        -----
 TOTAL/AVERAGE                          2,763       79.7%     $149.81   $119.67     100.0%        100.0%        100.0%
-------------------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated January 22, 2007.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       48

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                       ARGONAUT HOTEL -- SAN FRANCISCO, CA
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Argonaut Hotel -- San Francisco, CA
      Loan") is secured by a first lien leasehold interest in a full-service hotel located in San Francisco, California. The Argonaut Hotel -- San
      Francisco, CA Loan represents approximately 1.7% of the Cut-Off Date Pool
      Balance. The Argonaut Hotel -- San Francisco, CA Loan was originated on
      February 23, 2007, and has a principal balance as of the Cut-Off Date of
      $42,000,000. The Argonaut Hotel -- San Francisco, CA Loan provides for interest-only payments for the entire loan term.

      The Argonaut Hotel -- San Francisco, CA Loan has a remaining term of 59 months and matures on March 11, 2012. The Argonaut Hotel -- San Francisco,
      CA Loan may be prepaid at any time with payment of the greater of yield maintenance or 1.0% of the prepaid amount through and including December
      11, 2011, and without penalty thereafter.

o     THE BORROWER. The borrower is Maritime Hotel Associates, L.P., a special purpose entity. Legal counsel to the borrower delivered a
      non-consolidation opinion in connection with the origination of the
      Argonaut Hotel -- San Francisco, CA Loan. The sponsor of the borrower is
      Kimpton Development Opportunity Fund, L.P. ("Kimpton"). Founded in 1981,
      Kimpton targets business and leisure travelers with its 70 boutique hotels and restaurants in the U.S. and Canada. Kimpton hotels are modeled in different styles, creating a unique environment for travelers in mostly smaller, European-style accommodations.

o     THE PROPERTY. The Argonaut Hotel is a full-service resort hotel containing
      252 rooms situated on approximately 1.1 acres. The Mortgaged Property was constructed in 1907 and was most recently renovated in 2003. The Mortgaged
      Property is located in San Francisco, California. The Mortgaged Property features 7,050 square feet of meeting space, a restaurant and bar which seats 170 people, 2,300 square feet of leased retail space, a maritime museum and a fitness center. As of the trailing twelve-month period ending
      December 31, 2006, the occupancy rate for the Mortgaged Property securing the Argonaut Hotel -- San Francisco, CA Loan was approximately 84.2%.

o     LOCKBOX ACCOUNT. All revenue with respect to the Mortgaged Property will be deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. Kimpton Hotel & Restaurant Group, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Argonaut
      Hotel -- San Francisco, CA Loan.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       49

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       50

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                         WESTIN -- FORT LAUDERDALE, FL
--------------------------------------------------------------------------------

                   [6 PHOTOS OF WESTIN -- FORT LAUDERDALE, FL]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       51

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                         WESTIN -- FORT LAUDERDALE, FL
--------------------------------------------------------------------------------

                     [MAP OF WESTIN -- FORT LAUDERDALE, FL]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       52

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                          WESTIN -- FORT LAUDERDALE, FL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $42,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                  The Procaccianti Group
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.910%
MATURITY DATE                                                    April 11, 2017
AMORTIZATION TYPE                             Interest Only, Amortizing Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         120 / 360
LOCKBOX                                                                    None

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  PIP(1)                               $13,000,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT(2)                          $770,738

ADDITIONAL FINANCING(3)                                                    None

CUT-OFF DATE BALANCE                                                $42,000,000
CUT-OFF DATE BALANCE/ROOM                                              $143,345
CUT-OFF DATE LTV(4)                                                       67.7%
MATURITY DATE LTV                                                         63.3%
UW DSCR ON NCF                                                            1.22x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                    Fort Lauderdale, FL
PROPERTY TYPE                                       Hospitality -- Full Service
SIZE (ROOMS)                                                                293
OCCUPANCY AS OF DECEMBER 31, 2006(5)                                      72.7%
YEAR BUILT / YEAR RENOVATED                                         1986 / 2006
APPRAISED VALUE(6)                                                  $62,000,000
PROPERTY MANAGEMENT                                          Lenox Hotels, Inc.
UW ECONOMIC OCCUPANCY                                                     72.6%
UW REVENUES                                                         $19,268,454
UW TOTAL EXPENSES                                                   $14,846,338
UW NET OPERATING INCOME (NOI)                                        $4,422,116
UW NET CASH FLOW (NCF)                                               $3,651,377
--------------------------------------------------------------------------------

(1)   A Property Improvement Plan ("PIP"), with a budgeted amount of $13,000,000 is currently being implemented at the Mortgaged Property. These funds were escrowed upon loan closing and will be released as costs are incurred. The extension of the Westin franchise agreement through March 2027 is contingent upon completion of the PIP.

(2)   The annual deposit to replacement reserves is $770,738 through April 11,
      2008 and 4.0% of annual gross revenues thereafter.

(3)   Future mezzanine debt is permitted subject to a maximum combined loan-to-value ratio of 85.0% and a minimum combined debt service coverage ratio of 1.15x as decribed in the related Mortgage Loan documents. Future unsecured debt is permitted up to 5% of the outstanding principal balance of the loan.

(4)   Calculated based on an "as-completed" appraised value. The loan to value ratio determined based on an "as-is" appraised value is 95.5%

(5)   Based on the trailing 12-month period ending December 31, 2006.

(6)   "As-is" appraised value is $44,000,000 as of January 9, 2007.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       53

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                          WESTIN -- FORT LAUDERDALE, FL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King ...........................................................             143
Double/Double ..................................................             114
Hospitality Suite ..............................................               1
Studio Suite ...................................................              23
Suite ..........................................................              12
                                                                          ------
  TOTAL ........................................................             293
                                                                          ======

FOOD AND BEVERAGE                                                       SEATING
--------------------------------------------------------------------------------
Alfiere Mediterranean Bistro ...................................             100
Lobby Lounge ...................................................              30
                                                                          ------
  TOTAL ........................................................             130
                                                                          ======

                                                                         SQUARE
MEETING AND BANQUET SPACE                                                  FEET
--------------------------------------------------------------------------------
Florida Ballroom ...............................................           5,049
Keys Ballroom ..................................................           2,571
San Marco ......................................................           1,300
Venice .........................................................             880
Exchange .......................................................             780
Forum ..........................................................           1,053
Executive ......................................................           1,014
Board Room .....................................................             572
Coral Gables ...................................................           1,632
Meeting Space ..................................................           3,870
                                                                          ------
  TOTAL ........................................................          18,721
                                                                          ======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
Financial Period ...............................................            2006
Occupancy* .....................................................           72.7%
ADR ............................................................         $136.45
REVPAR .........................................................          $99.23
UW Occupancy ...................................................           72.6%
UW ADR .........................................................         $150.05
UW REVPAR ......................................................         $108.94
--------------------------------------------------------------------------------

*     Based on 2006 actuals.

----------------------------------------------------------------------------------------------------------------------------
                                                    COMPETITIVE SUMMARY
----------------------------------------------------------------------------------------------------------------------------
                                                                                 ESTIMATED 2006*
                                                      ----------------------------------------------------------------------
                                          NUMBER OF                                   OCCUPANCY        ADR         REVPAR
PROPERTY                                    ROOMS     OCCUPANCY     ADR     REVPAR   PENETRATION   PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------------------------------------

Westin -- Fort Lauderdale, FL (subject)      293        72.7%     $136.45   $99.23     100.5%        109.0%        109.8%
Marriott North                               315        65.0%     $123.00   $79.95      89.9%         98.2%         88.5%
Sheraton Suites                              253        81.0%     $115.00   $93.15     112.0%         91.8%        103.1%
                                             ---        ----      -------   ------     -----         -----         -----
                                             861        72.3%     $125.23   $90.39     100.0%        100.0%        100.0%
----------------------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated January 19, 2007.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       54

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                          WESTIN -- FORT LAUDERDALE, FL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Westin -- Fort Lauderdale, FL Loan") is
      secured by a first mortgage encumbering a full-service hotel located in
      Fort Lauderdale, Florida. The Westin -- Fort Lauderdale, FL Loan
      represents approximately 1.7% of the Cut-Off Date Pool Balance. The Westin
      -- Fort Lauderdale, FL Loan was originated on March 13, 2007, and has a principal balance as of the Cut-Off Date of $42,000,000.

      The Westin -- Fort Lauderdale, FL Loan has a remaining term of 120 months and matures on April 11, 2017. The Westin -- Fort Lauderdale, FL Loan may
      be prepaid after November 11, 2007 with payment of the greater of yield maintenance or 1.0% of the prepaid amount through and including January
      11, 2017, and without penalty thereafter.

o     THE BORROWER. The borrower is PFL VII, LLC, a special purpose entity.
      Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Westin -- Fort Lauderdale, FL Loan.
      The sponsor of the borrower is The Procaccianti Group ("TPG"). TPG is a privately held real estate investment company that focuses on a value-added investment style with respect to real estate assets by repositioning, renovating and improving operations, particularly hospitality assets. TPG currently owns more than 10,300 rooms in approximately 42 markets.

o     THE PROPERTY. The Mortgaged Property is a full-service resort hotel containing 293 rooms situated on approximately 6.7 acres. The Mortgaged
      Property was constructed in 1986 and renovated in 2006. The Mortgaged
      Property is located in Fort Lauderdale, Florida. The Mortgaged Property features 18,721 square feet of meeting space, an outdoor heated pool, an outdoor whirlpool, a fitness center, a sauna, a business center and a sundries shop. As of the trailing twelve-month period ending December 31,
      2006, the occupancy rate for the Mortgaged Property securing the Westin --
      Fort Lauderdale, FL Loan was approximately 72.7%.

      The Mortgaged Property is currently undergoing a renovation, subject to a
      Property Improvement Plan ("PIP"), with a budget of approximately
      $13,000,000. The proposed PIP budget includes upgrades to the building exterior, guestrooms, systems, food and beverage, recreational facilities, meeting and banquet areas, as well as common areas. The completion of the
      PIP is required for the recent extension of the franchise agreement to
      March 2027. All funds budgeted for the PIP escrowed at the closing of the
      Mortgage Loan. See "RISK FACTORS--Risks Related to the Underlying Mortgage
      Loans--Risks Related to Redevelopment and Renovation at the Mortgaged
      Properties."

o     LOCKBOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o     MANAGEMENT. Lenox Hotels, Inc., an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the Westin -- Fort
      Lauderdale, FL Loan.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

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--------------------------------------------------------------------------------
                                90 MERRICK AVENUE
--------------------------------------------------------------------------------

                         [5 PHOTOS OF 90 MERRICK AVENUE]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       57

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--------------------------------------------------------------------------------
                                90 MERRICK AVENUE
--------------------------------------------------------------------------------

                           [MAP OF 90 MERRICK AVENUE]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       58

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--------------------------------------------------------------------------------
                                90 MERRICK AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $38,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.6%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                  Houlihan -- Parnes and
                                                                 CLK Properties
TYPE OF SECURITY                                                      Leasehold
MORTGAGE RATE                                                            5.670%
MATURITY DATE                                                 February 11, 2017
AMORTIZATION TYPE                                                 Interest Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                             $750,000
  TI/LC (LOC)(1)                        $3,000,000
  GROUND RENT                              $43,977

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                      Yes/Springing
  REPLACEMENT                              $41,266
  TI/LC(2)                                $234,202
  TI/LC(3)                               Springing
  GROUND RENT                             $263,868

ADDITIONAL FINANCING(4)                                                    None

CUT-OFF DATE BALANCE                                                $38,000,000
CUT-OFF DATE BALANCE/SF                                                    $157
CUT-OFF DATE LTV                                                          80.0%
MATURITY DATE LTV                                                         80.0%
UW DSCR ON NCF                                                            1.29x
--------------------------------------------------------------------------------

(1)   The upfront TI/LC letter of credit equal to $3,000,000 relates to the current vacant space as well as space rolling during the first three years of the loan term. The letter of credit will be released once 92% of the space rolling in 2007 through 2009 has been re-leased and all obligations of the borrower associated with this re-leasing have been satisfied.

(2)   Annual deposits to the TI/LC reserve commence in July 2009 and are capped at $350,000.

(3)   Upon termination of any lease in excess of $50,000 in annual base rent, a rollover reserve shall be established for all remaining lease payments, including fees, penalties and commissions; however, the borrower may substitute a letter of credit for these amounts.

(4)   Future mezzanine debt is permitted subject to a maximum combined loan-to-value ratio of 85.0% and a minimum combined debt service coverage ratio of 1.10x as decribed in the related Mortgage Loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                        East Meadow, NY
 PROPERTY TYPE                                               Office -- Suburban
SIZE (SF)                                                               242,659
OCCUPANCY AS OF JANUARY 16, 2007                                          92.1%
YEAR BUILT / YEAR RENOVATED                                           1985 / NA
APPRAISED VALUE                                                     $47,500,000
PROPERTY MANAGEMENT                       CLK/Houlihan -- Parnes LLC Properties
UW ECONOMIC OCCUPANCY                                                     92.1%
UW REVENUES                                                          $7,620,728
UW TOTAL EXPENSES                                                    $4,497,520
UW NET OPERATING INCOME (NOI)                                        $3,123,207
UW NET CASH FLOW (NCF)                                               $2,789,258
--------------------------------------------------------------------------------

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       59

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--------------------------------------------------------------------------------
                                90 MERRICK AVENUE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                     TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------
                                                                                       % OF NET
                                                       RATINGS(1)       NET RENTABLE   RENTABLE   BASE RENT     ANNUAL
TENANT                                              MOODY'S/S&P/FITCH    AREA (SF)       AREA        PSF      BASE RENT
------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Verizon Communications, Inc. ...................        A3/A/A+           57,329        23.6%     $31.03     $1,778,754
 Certilman Balin Adler & Hyman L.L.P. ...........       NR/NR/NR           45,396        18.7      $28.33      1,286,053
 Medical Liability Mutual Insurance Company .....       NR/NR/NR           41,197        17.0      $33.99      1,400,096
 Raich Ende Malter & Co. ........................       NR/NR/NR           12,102         5.0      $26.94        326,066
 Southern Star Mortgage .........................       NR/NR/NR            9,493         3.9      $29.48        279,860
                                                                          -------       -----                 ----------
 TOTAL MAJOR TENANTS ............................                         165,517        68.2%     $30.64     $5,070,829
NON-MAJOR TENANTS ...............................                          58,026        23.9      $27.75      1,610,466
                                                                          -------       -----                 ----------
OCCUPIED TOTAL ..................................                         223,543        92.1%     $29.89     $6,681,295
                                                                                                              ==========
VACANT SPACE ....................................                          19,116         7.9
                                                                          -------       -----
PROPERTY TOTAL ..................................                         242,659       100.0%
                                                                          =======       =====
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                                    % OF TOTAL
                                                      ANNUAL           LEASE
TENANT                                              BASE RENT        EXPIRATION
-----------------------------------------------------------------------------------

MAJOR TENANTS
 Verizon Communications, Inc. ...................      26.6%     Multiple Spaces(2)
 Certilman Balin Adler & Hyman L.L.P. ...........      19.2         February 2009
 Medical Liability Mutual Insurance Company .....      21.0          January 2009
 Raich Ende Malter & Co. ........................       4.9           June 2016
 Southern Star Mortgage .........................       4.2       Month-to-Month
                                                      -----
 TOTAL MAJOR TENANTS ............................      75.9%
NON-MAJOR TENANTS ...............................      24.1
                                                      -----
OCCUPIED TOTAL ..................................     100.0%
                                                      =====
VACANT SPACE ....................................

PROPERTY TOTAL ..................................
-----------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 28,976 square feet expire in April
      2008, 8,229 square feet expire in August 2008 and 20,124 square feet expire in July 2011.

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                   WA BASE                                    CUMULATIVE                         CUMULATIVE
                   # OF LEASES     RENT/SF      TOTAL SF      % OF TOTAL       % OF SF       % OF BASE RENT    % OF BASE RENT
     YEAR           EXPIRING       EXPIRING     EXPIRING     SF EXPIRING*     EXPIRING*        EXPIRING*          EXPIRING*
------------------------------------------------------------------------------------------------------------------------------

     2007               7         $ 17.11        18,230          7.5%             7.5%            4.7%               4.7%
     2008               4         $ 32.32        39,994         16.5%            24.0%           19.3%              24.0%
     2009              10         $ 31.21       112,666         46.4%            70.4%           52.6%              76.6%
     2010               3         $ 29.47         8,837          3.6%            74.1%            3.9%              80.5%
     2011               2         $ 28.92        21,334          8.8%            82.9%            9.2%              89.8%
     2012               2         $ 28.17         4,417          1.8%            84.7%            1.9%              91.6%
     2013               1         $ 30.02         5,543          2.3%            87.0%            2.5%              94.1%
     2014               0         $  0.00             0          0.0%            87.0%            0.0%              94.1%
     2015               0         $  0.00             0          0.0%            87.0%            0.0%              94.1%
     2016               2         $ 26.94        12,102          5.0%            91.9%            4.9%              99.0%
     2017               0         $  0.00             0          0.0%            91.9%            0.0%              99.0%
  Thereafter            1         $157.14           420          0.2%            92.1%            1.0%             100.0%
    Vacant              0              NA        19,116          7.9%           100.0%            0.0%             100.0%
------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

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--------------------------------------------------------------------------------
                                90 MERRICK AVENUE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan ("The 90 Merrick Avenue Loan") is secured by a first mortgage encumbering an office building located in East Meadow, New
      York. The 90 Merrick Avenue Loan represents approximately 1.6% of the
      Cut-Off Date Pool Balance. The 90 Merrick Avenue Loan was originated on
      January 25, 2007 and has a principal balance as of the Cut-Off Date of
      $38,000,000. The 90 Merrick Avenue Loan provides for interest only payments for the entire loan term.

      The 90 Merrick Avenue Loan has a remaining term of 118 months and matures on February 11, 2017. The 90 Merrick Avenue Loan may be prepaid, without payment of a yield maintenance charge, on or after November 11, 2016. The
      90 Merrick Avenue Loan may be prepaid on or after May 11, 2009 with the payment of the greater of yield maintenance or 1.0% of the prepaid amount.
      In lieu of the yield maintenance premium, the 90 Merrick Avenue Loan permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is CLK-HP 90 Merrick LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 90 Merrick Avenue Loan.
      The sponsors of the borrower are Howard Parnes of Houlihan-Parnes and
      Craig L. Koenigsberg of CLK Properties. Houlihan-Parnes, founded in 1891, is a multi-faceted real estate investment and service company that specializes in acquiring investment properties that provide opportunity for increased appreciation. CLK Properties was founded in 1980 and currently owns and manages 135 assets consisting of approximately 24,000 multifamily units and 2.5 million square feet of commercial space in 43 cities.

o     THE PROPERTY. The Mortgaged Property is an approximately 242,659 square foot office building situated on approximately 13.2 acres. The Mortgaged
      Property was constructed in 1985. The Mortgaged Property is located in
      East Meadow, New York within the New York-Northern New Jersey-Long Island,
      NY-NJ-PA metropolitan statistical area. As of January 16, 2007, the occupancy rate for the Mortgaged Property securing the 90 Merrick Avenue
      Loan was approximately 92.1%.

      The largest tenant is Verizon Communications, Inc. ("Verizon"), occupying approximately 57,329 square feet, or 23.6% of the net rentable area under multiple leases, including space leased to MCI Telecom, now a subsidiary of Verizon. Verizon is a leading telecom services provider with operations that include nearly 49 million access lines in 28 states and Washington,
      D.C. As of March 7, 2007, Verizon was rated "A3" (Moody's), "A" (S&P) and
      "A+" (Fitch). Under the terms of multiple leases, approximately 28,976 square feet expire in April 2008, 8,229 square feet expire in August 2008 and 20,124 square feet expire in July 2011. The second largest tenant is
      Certilman Balin Adler & Hyman L.L.P. ("Certilman"), occupying approximately 45,396 square feet, or approximately 18.7% of the net rentable area. Certilman's clients include Aegon Insurance Company,
      Alliance Mortgage Bank Corporation, and American Savings Bank. The
      Certilman lease expires in February 2009. The third largest tenant is
      Medical Liability Mutual Insurance Company ("MLM"), occupying approximately 41,197 square feet, or approximately 17.0% of the net rentable area. MLM's services include professional liability insurance, underwriting and legal services. The MLM lease expires in January 2009.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     MANAGEMENT. CLK/Houlihan-Parnes LLC, an affiliate of the sponsors, is the property manager for the Mortgaged Property securing the 90 Merrick Avenue
      Loan.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       61

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                                       62

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--------------------------------------------------------------------------------
                         ONE AND THREE LONG WHARF DRIVE
--------------------------------------------------------------------------------

                  [2 PHOTOS OF ONE AND THREE LONG WHARF DRIVE]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       63

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--------------------------------------------------------------------------------
                         ONE AND THREE LONG WHARF DRIVE
--------------------------------------------------------------------------------

                     [MAP OF ONE AND THREE LONG WHARF DRIVE]

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       64

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--------------------------------------------------------------------------------
                         ONE AND THREE LONG WHARF DRIVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      CGMRC
CUT-OFF DATE BALANCE                                                $37,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.5%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR               Jeffrey Gural and RREEF Global Opportunities Fund II, LLC
TYPE OF SECURITY                                                            Fee
PARTIAL RELEASE(1)                                                          Yes
MORTGAGE RATE                                                            5.695%
MATURITY DATE                                                  February 6, 2017
AMORTIZATION TYPE                             Interest Only, Amortizing Balloon
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         118 / 360
LOCKBOX                                                                    None

UP-FRONT RESERVES
  TAX/INSURANCE                          Yes / Yes
  TI/LC(2)                              $1,000,000
  CONSTRUCTION RESERVE(3)                 $600,000
  ENGINEERING                              $54,875

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                          Yes / Yes
  REPLACEMENT                              $44,721

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $37,500,000
CUT-OFF DATE BALANCE/SF                                                    $127
CUT-OFF DATE LTV                                                          78.1%
MATURITY DATE LTV                                                         72.8%
UW DSCR ON NCF                                                            1.18x
--------------------------------------------------------------------------------

(1)   Release of certain portions of the Mortgaged Property is permitted as. See
      "Partial Release" below.

(2)   At closing, the borrower deposited an up-front TI/LC reserve in the amount of $1,000,000. In the event that at any time the balance of the TI/LC reserve is less than $750,000, the borrower shall commence making monthly payments in the amount of $12,500 until such time as the balance of the
      TI/LC reserve once again equals or exceeds $750,000.

(3)   The 296,102 square feet amount shown for size assumes that in certain atrium space at the One Long Wharf Drive Parcel, is renovated and expanded to 30,000 square feet. The Construction Reserve is available for this purpose. See "Construction Reserve" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                          New Haven, CT
PROPERTY TYPE                                                Office -- Suburban
SIZE (SF)                                                            296,102(3)
OCCUPANCY AS OF FEBRUARY 27, 2007                                         81.7%
YEAR BUILT / YEAR RENOVATED                                         1920 / 1998
APPRAISED VALUE                                                     $48,000,000
PROPERTY MANAGEMENT                                        Newmark Knight Frank
UW ECONOMIC OCCUPANCY                                                     83.8%
UW REVENUES                                                         $ 5,358,491
UW TOTAL EXPENSES                                                   $ 2,008,610
UW NET OPERATING INCOME (NOI)                                       $ 3,349,881
UW NET CASH FLOW (NCF)                                              $ 3,081,257
--------------------------------------------------------------------------------

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       65

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--------------------------------------------------------------------------------
                         ONE AND THREE LONG WHARF DRIVE
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET    BASE                  % OF TOTAL
                                 RATINGS(1)       NET RENTABLE   RENTABLE    RENT       ANNUAL     ANNUAL BASE
TENANT                        MOODY'S/S&P/FITCH    AREA (SF)       AREA       PSF     BASE RENT       RENT        LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 State of Connecticut            Aa3/AA/AA-          68,568        23.2%    $17.39    $1,192,604      26.1%      Multiple Spaces(2)
 Visiting Nurse Association       NR/NR/NR           27,524         9.3     $15.09    $  415,337       9.1         September 2014
 Yale University                  NR/NR/NR           23,697         8.1     $21.86    $  517,900      11.3       Multiple Spaces(3)
 APT Foundation                   NR/NR/NR           23,146         7.8     $15.25    $  352,977       7.7          January 2014
 Council on Aging                 NR/NR/NR           22,907         7.7     $17.50    $  400,873       8.8          October 2008
                                                    -------       -----               ----------     -----
 TOTAL MAJOR TENANTS                                165,842        56.0%    $17.36    $2,879,690      62.9%
NON-MAJOR TENANTS                                    75,952        25.7     $22.33    $1,696,015      37.1
                                                    -------       -----               ----------     -----
OCCUPIED TOTAL                                      241,794        81.7%    $18.92    $4,575,705     100.0%
                                                                                      ==========     =====
VACANT SPACE                                         54,308        18.3
                                                    -------       -----
PROPERTY TOTAL                                      296,102       100.0%
                                                    =======       =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   12,234 SF under the State lease is month-to-month. 56,334 SF under the
      State lease expires in May 2011.

(3)   2,207 SF under the Yale lease expires in June 2007, 2,400 SF under the
      Yale lease expires in March 2008 and 19,090 SF under the Yale lease expires in September 2015.

--------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
               # OF LEASES   WA BASE RENT/SF   TOTAL SF    % OF TOTAL     CUMULATIVE %     % OF BASE RENT   CUMULATIVE % OF BASE
    YEAR        EXPIRING        EXPIRING       EXPIRING   SF EXPIRING*   OF SF EXPIRING*      EXPIRING*        RENT EXPIRING*
--------------------------------------------------------------------------------------------------------------------------------

    2007            7            $18.45         34,483        11.6%           11.6%            13.9%                13.9%
    2008            7            $20.13         27,605         9.3%           21.0%            12.1%                26.0%
    2009            3            $22.42         17,623         6.0%           26.9%             8.6%                34.7%
    2010            0            $ 0.00              0         0.0%           26.9%             0.0%                34.7%
    2011            2            $18.15         62,934        21.3%           48.2%            25.0%                59.6%
    2012            1            $ 0.00              0         0.0%           48.2%             2.6%                62.3%
    2013            1            $18.50         21,862         7.4%           55.6%             8.8%                71.1%
    2014            2            $15.16         50,670        17.1%           72.7%            16.8%                87.9%
    2015            3            $21.79         24,308         8.2%           80.9%            11.6%                99.5%
    2016            1            $10.03          2,309         0.8%           81.7%             0.5%               100.0%
    2017            0            $ 0.00              0         0.0%           81.7%             0.0%               100.0%
 Thereafter         0            $ 0.00              0         0.0%           81.7%             0.0%               100.0%
   Vacant           0                NA         54,308        18.3%          100.0%             0.0%               100.0%
--------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       66

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--------------------------------------------------------------------------------
                         ONE AND THREE LONG WHARF DRIVE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "One and Three Long Wharf Drive Loan") is
      secured by a first mortgage encumbering an office building and parcels of land, described in "The Mortgaged Property" below, located in New Haven,
      Connecticut. The One and Three Long Wharf Drive Loan represents approximately 1.5% of the Cut-Off Date Pool Balance. The One and Three
      Long Wharf Drive Loan was originated on January 31, 2007, and has a principal balance as of the Cut-Off Date of $37,500,000. The One and Three
      Long Wharf Drive Loan provides interest only payments for the first 60 months of its term, and thereafter fixed monthly payments of principal and interest.

      The One and Three Long Wharf Drive Loan has a remaining term of 118 months and matures on February 6, 2017. The One and Three Long Wharf Drive Loan
      may be prepaid on or after November 6, 2016, and permits defeasance with
      United States government obligations beginning two years after the Closing
      Date.

o     THE BORROWER. The borrower is 1-3 Long Wharf Drive Ownership LLC, a
      Delaware limited liability company. The borrower is a special purpose entity and legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One and Three Long Wharf
      Drive Loan. The sponsors are Jeffrey Gural and RREEF Global Opportunities
      Fund II, LLC. Mr. Gural is the chairman of Newmark Knight Frank, a full-service commercial real estate firm. The New York-headquartered
      Newmark Knight Frank and London-based partner Knight Frank operate over
      165 offices in established and emerging property markets on six continents. Mr. Gural has more than 30 years of real estate experience and has invested approximately $121 million in real estate investments. RREEF, founded in 1975, is a subsidiary of Deutsche Bank. RREEF is a real estate investment advisor that purchases, administers, and sells real estate portfolios for its clients, which include institutional investors and private REITs. RREEF North America manages more than 750 properties totaling 205 million square feet. RREEF has stated that its funds currently have about Euro 52 billion in assets under management. RREEF's
      Real Estate Opportunities Funds Group closed RREEF Global Opportunities
      Fund II as of October 2006, with approximately US$1.6 billion from investors in the US, Europe and Asia.

o     THE MORTGAGED PROPERTY. The Mortgaged Property, located in New Haven,
      Connecticut, consists of an approximately 296,102 square foot (assuming build-out of the atrium space by 30,000 square feet, see "Construction
      Reserve" below,) office building and associated parking (the "One Long
      Wharf Drive Parcel"), a separate parking lot (the "150 Sargent Drive
      Parcel"), and an approximately 3.0 acre land parcel (the "Three Long Wharf
      Drive Parcel"). The office building on the One Long Wharf Drive Parcel was constructed in 1920 and renovated in 1998. As of February 27, 2007, the occupancy rate for the building on the One Long Wharf Drive Parcel was approximately 81.7%. The Three Long Wharf Drive Parcel is leased to a third-party (the "Three Long Wharf Drive Tenant") under a ground lease
      (the "Three Long Wharf Drive Ground Lease") and is improved with a
      112-suite Residence Inn by Marriott (the "Residence Inn"). The Residence
      Inn is not part of the Mortgaged Property.

      The largest tenant of the One Long Wharf Drive Parcel is the State of
      Connecticut (the "State") occupying approximately 68,568 square feet, or approximately 23.2% of the net rentable area. The State operates its
      Department of Children and Families' ("DCF") in approximately 56,334 square feet, a Substance Abuse Treatment Unit ("State SATU") in approximately 7,600 square feet, and an Hispanic Clinic in approximately
      4,634 square feet. DCF's main focus is to work together with families and communities to improve child safety. DCF protects children who are being abused or neglected, strengthens families through support and advocacy, and builds on existing family and community strengths to help children who are facing emotional and behavioral challenges. The State SATU provides outpatient evaluation, referral, and treatment to adult patients who are experiencing problems with alcohol, marijuana, cocaine, or opiates and can be treated in an outpatient setting. The Hispanic Clinic provides bilingual and bicultural services to the Latino community of New Haven in three components: the mental health unit, the substance abuse unit and the prevention program. As of March 13, 2007, the State was rated "AA" (S&P),
      "Aa3" (Moodys) and "AA-" (Fitch). The State has three leases at the One
      Long Wharf Drive Parcel. The State lease for the DCF expires May, 2011, while the State leases for the State SATU and Hispanic Clinic are month to month. The second largest tenant of the One Long Wharf Drive Parcel is
      Visiting Nurse Association ("VNA"), occupying approximately 27,524 square feet, or approximately 9.3% of the net rentable area. VNA is part of the
      Visiting Nurse Associations of America ("VNAA"), the official national association for not-for-profit, community based home health organizations.
      VNAA serves nearly 4 million people annually. The VNA lease expires in
      September, 2014. The third largest tenant of the One Long Wharf Drive
      Parcel is Yale University ("Yale") occupying approximately 23,697 square feet, or approximately 8.1% of the net rentable area. Yale operates their
      Medical Group in approximately 19,090 square feet, ASAP/PRISM (program for research

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                         ONE AND THREE LONG WHARF DRIVE
--------------------------------------------------------------------------------

      in smokers with mental illness) in approximately 2,207 square feet,
      Psychiatry Medical Group in approximately 1,500 square feet and a
      Substance Abuse Treatment Unit ("Yale SATU") in approximately 900 square feet. Founded in 1701, Yale is one of the oldest universities in the
      United States. It has ten professional schools and a reported endowment of approximately $18 billion. As of Feburary 2007, the Yale Cancer Center and
      Yale Medical Oncology expanded their clinical facilities to the One Long
      Wharf Drive Parcel. Services offered by Yale at the One Long Wharf Drive
      Parcel include private patient consultation and exam rooms, expanded infusion treatment areas overlooking Long Island Sound, and a newly designed patient resource and research area for patients and their families. Yale has four leases at the One Long Wharf Drive Parcel. The
      Yale lease for the Medical Group expires in September 2015, the Yale lease for ASAP/PRISM expires in June 2007, and the Yale leases for the
      Psychiatry Medical Group and the Yale SATU expire March 2008.

o     PARTIAL RELEASE. There are two partial releases permitted in connection with the One and Three Long Wharf Drive Loan. The loan documents permit the release of the Three Long Wharf Drive Parcel subject to the satisfaction of certain conditions precedent, including: (i) Borrower is not be entitled to petition for such partial release until January 1,
      2012; and (ii) borrower shall be required, if necessary to satisfy this condition, to partially defease the One and Three Long Wharf Drive Loan in such amount, if any, necessary (x) to cause the loan to value ratio for the remaining Mortgaged Property to be no more than 80% and (y) for the remaining Mortgaged Property to have achieved a debt service coverage ratio of at least 1.15 to 1.00. The loan documents also permit the release of the 150 Sargent Drive Parcel subject to the satisfaction of certain conditions precedent, including the delivery of an amendment of the State lease for the DCF space evidencing that the 150 Sargent Drive Parcel is no longer required under such lease for parking use or otherwise.

o     PURCHASE OPTION. The Three Long Wharf Drive Ground Lease contains an option in favor of the Three Long Wharf Tenant, which may be exercised on or after May 1, 2012, to purchase the Three Long Wharf Drive Parcel for a purchase price equal to the greater of $1,500,000 or the amount that is ten (10) times the fixed annual rent under the Three Long Wharf Drive
      Ground Lease at the time the Three Long Wharf Tenant exercises its option
      (provided that in each case borrower is obligated to pay all applicable conveyance and transfer taxes). See "Partial Release" paragraph above.

o     MASTER LEASE. Mr. Gural executed the following in connection with the One and Three Long Wharf Drive Loan: (i) A master lease for Unit 1J (currently leased and occupied by the Children's Center through October 31, 2007, totaling approximately 15,735 square feet) for five (5) years from the termination of the Children's Center lease (subject to any termination as indicated below). Such master lease will terminate: (a) upon the renewal of the Children's Center lease for a lease term of at least five years,
      (b) re-letting of Unit 1J to one or more acceptable replacement tenants for a lease term of at least five years, or (c) evidence that the property has maintained a net operating income of at least $3,350,000 (excluding income from the master lease agreement) for at least 3 consecutive calendar months; and (ii) a rent payment agreement (rent guaranty) for
      Unit GA (approximately 7,600 square feet) and Unit GE (approximately 4,634 square feet) which are currently leased on a month-to-month basis by the
      State. Such rental guaranty shall continue in full force and effect until such time as: (a) the State renews the applicable leases for a term of at least 4 years, (b) one or more acceptable replacement tenants lease the space for a term of at least 5 years, (c) at least 12,000 square feet of the current vacant space at the Mortgaged Property is leased under one or more leases with terms of at least 5 years and the Mortgaged Property has a net operating income of at least $3,350,000 (excluding income from Units
      GA and GE unless the State has renewed its leases or Units GA and GE have been relet), or (d) borrower provides evidence that the property has maintained a net operating income of at least $3,350,000 (excluding income from Units GA and GE unless the State has renewed its leases or Units GA and GE have been relet) for at least 3 consecutive months.

o     CONSTRUCTION RESERVE. The borrower plans to build out the vacant atrium space located on the 2nd and 3rd floors of the One Long Wharf Drive
      Parcel, estimated between 20,587 to 30,000 square feet, and convert the space into individual tenant spaces. A $600,000 reserve was established at closing, with amounts from such reserve to be released from time to time provided (i) no event of default exists, and (ii) borrower delivers evidence reasonably satisfactory to lender that all work set forth in each request for release has been completed (including inspections of the
      Mortgaged Property and lien waivers). This space is assumed to be 30,000 square feet.

o     MANAGEMENT. Newmark & Company Real Estate, Inc., d/b/a Newmark Knight
      Frank, a New York corporation, an affiliate of the sponsor, is the property manager for the Mortgaged Property securing the One and Three
      Long Wharf Drive Loan.

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                             1515 FLAGLER WATERVIEW
--------------------------------------------------------------------------------

                      [2 PHOTOS OF 1515 FLAGLER WATERVIEW]

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--------------------------------------------------------------------------------

                         [MAP OF 1515 FLAGLER WATERVIEW]

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--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                  CWCapital
CUT-OFF DATE BALANCE                                                $37,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.5%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                              Ivor Braka
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE(1)                                                         5.651%
MATURITY DATE                                                  February 1, 2017
AMORTIZATION TYPE                                 Interest Only, Amortizing ARD
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         118 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                               $2,725
  TI/LC                                    $13,433

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                              $32,700
  TI/LC(2)                                $161,196

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $37,500,000
CUT-OFF DATE BALANCE/SF                                                    $229
CUT-OFF DATE LTV                                                          78.9%
MATURITY DATE LTV                                                         73.5%
UW DSCR ON NCF                                                            1.20x
--------------------------------------------------------------------------------

(1)   After the Anticipated Repayment Date, the interest rate on the loan will be increased to the greater of the initial interest rate plus 3% or a rate based on 10-year U.S. Treasury obligations plus 3%, as specified in the mortgage loan documents, and excess cash flow will be used to pay down principal.

(2)   Ongoing monthly TI/LC reserves will be escrowed until the account balance reaches $450,000. If the borrower draws the account down below the capped amount, monthly deposits will begin again until the amount in the account reaches the capped amount. In the event that the GSA -- U.S. Bankruptcy
      Court tenant does not renew its lease 6 months prior to its expiration, excess cash flow up to $50,000 per month (with a cap at $300,000) will be swept and placed in an escrow to be used for the demolition of the existing tenant build-out, tenant improvements and leasing commissions.
      See "GSA Reserve" below. Additionally, the borrower provided a letter of credit in the amount of $422,927 at closing which will be used to cover all tenant improvement and leasing commissions that are due but not yet paid for Palm Beach EFL Imaging Center. See "Palm Beach EFL Imaging
      Center, LLC-Letter of Credit" below.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                    West Palm Beach, FL
PROPERTY TYPE                                                    Office-Medical
SIZE (SF)                                                               163,487
OCCUPANCY AS OF JANUARY 16, 2007                                         100.0%
YEAR BUILT / YEAR RENOVATED                                           1998 / NA
APPRAISED VALUE                                                     $47,500,000
PROPERTY MANAGEMENT                          U.S. Realty Management Company LLC
UW ECONOMIC OCCUPANCY                                                     96.1%
UW REVENUES                                                          $5,318,923
UW TOTAL EXPENSES                                                    $1,938,772
UW NET OPERATING INCOME (NOI)                                        $3,380,151
UW NET CASH FLOW (NCF)                                               $3,109,775
--------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                          RATINGS(1)                   % OF NET                            % OF TOTAL
                                           MOODY'S/     NET RENTABLE   RENTABLE   BASE RENT     ANNUAL       ANNUAL        LEASE
TENANT                                     S&P/FITCH     AREA (SF)       AREA        PSF      BASE RENT    BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Fairbanks Communications(2) ..........    NR/NR/NR        33,852        20.7%     $18.99     $  642,849      18.0%      June 2023
 GSA -- U.S. Bankruptcy Court .........   Aaa/AAA/AAA      26,911        16.5      $31.71        853,359      23.9      January 2017
 OB/GYN Specialists of Palm Beaches ...    NR/NR/NR        19,500        11.9      $19.05        371,544      10.4       June 2013
 Palm Beach EFL Imaging Center ........    NR/NR/NR        17,083        10.4      $22.01        376,060      10.5       July 2015
                                                          -------       -----                 ----------     -----
 TOTAL MAJOR TENANTS ..................                    97,346        59.5%     $23.05     $2,243,812      62.9%
NON-MAJOR TENANTS .....................                    66,141        40.5      $20.01      1,323,197      37.1
                                                          -------       -----                 ----------     -----
OCCUPIED TOTAL ........................                   163,487       100.0%     $21.82     $3,567,009     100.0%
                                                                                              ==========     =====
VACANT SPACE ..........................                         0         0.0
                                                          -------       -----
PROPERTY TOTAL ........................                   163,487       100.0%
                                                          =======       =====
------------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Fairbanks Communications is not in occupancy and has subleased its space pursuant to three subleases to two tenants: State of Florida (23,437 square feet and 2,775 square feet) and OB/GYN Specialists of Palm Beaches
      (3,570 square feet).

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                             WA BASE                                        CUMULATIVE                          CUMULATIVE
             # OF LEASES     RENT/SF      TOTAL SF        % OF TOTAL          % OF SF      % OF BASE RENT       % OF BASE
   YEAR      EXPIRING(1)   EXPIRING(1)   EXPIRING(1)   SF EXPIRING(1)(2)   ROLLING(1)(2)   ROLLING(1)(2)    RENT ROLLING(1)(2)
------------------------------------------------------------------------------------------------------------------------------

   2007           2          $19.65         2,425             1.5%              1.5%            1.3%                1.3%
   2008           1          $18.55         6,356             3.9%              5.4%            3.3%                4.6%
   2009           2          $26.75         4,263             2.6%              8.0%            3.2%                7.8%
   2010           2          $20.71         6,345             3.9%             11.9%            3.7%               11.5%
   2011           1          $19.70         2,897             1.8%             13.6%            1.6%               13.1%
   2012           5          $19.91        15,994             9.8%             23.4%            8.9%               22.0%
   2013           5          $18.95        40,111            24.5%             47.9%           21.3%               43.4%
   2014           0              NA             0             0.0%             47.9%            0.0%               43.4%
   2015           3          $21.54        24,333            14.9%             62.8%           14.7%               58.1%
   2016           0              NA             0             0.0%             62.8%            0.0%               58.1%
   2017           1          $31.71        26,911            16.5%             79.3%           23.9%               82.0%
Thereafter        1          $18.99        33,852            20.7%            100.0%           18.0%              100.0%
  Vacant          0              NA             0             0.0%            100.0%            0.0%              100.0%
------------------------------------------------------------------------------------------------------------------------------

(1)   Fairbanks Communications is not in occupancy and has subleased its space pursuant to three subleases to two tenants: State of Florida (23,437 square feet and 2,775 square feet) and OB/GYN Specialists of Palm Beaches
      (3,570 square feet). The three subleases have not been included in the
      Lease Expiration Schedule. Fairbanks Communications remains obligated under its lease, which expires in 2023.

(2)   Calculated based upon approximate square footage occupied by each tenant.

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                             1515 FLAGLER WATERVIEW
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o     THE LOAN. The Mortgage Loan (the "1515 Flagler Waterview Loan") is secured by a first mortgage encumbering a medical office building located in West
      Palm Beach, Florida. The 1515 Flagler Waterview Loan represents approximately 1.5% of the Cut-Off Date Pool Balance. The 1515 Flagler
      Waterview Loan was originated on January 25, 2007, and has a principal balance as of the Cut-Off Date of $37,500,000. The 1515 Flagler Waterview
      Loan provides for interest-only payments for the first five years of the loan term, and thereafter, monthly payments of principal and interest.

      The 1515 Flagler Waterview Loan has a remaining term of 118 months, an anticipated repayment date of February 1, 2017 and matures on February 1,
      2037. The 1515 Flagler Waterview Loan may be prepaid on or after November
      1, 2016 and permits defeasance with certain United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is 1515 Flagler Property LP ("Flagler LP"), a special purpose bankruptcy remote Delaware limited partnership. The ownership interest of the borrowing entity consists of 1515 Flagler GP LLC
      (74.151%), Chicago West Palm Associates LLC (25.0%), S.I.B. Partnership
      Ltd. (0.1%) and 1515 Flagler Partner LLC (0.749%). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 1515 Flagler Waterview Loan. The sponsor of the loan is
      Ivor Braka. Ivor Braka has over 30 years of experience in real estate investment and management.

o     THE PROPERTY. The Mortgaged Property consists of a nine-story office building totaling approximately 163,487 square feet situated on approximately 1.89 acres. The Mortgaged Property was constructed in 1998.
      The Mortgaged Property is located in West Palm Beach, Florida. As of
      January 16, 2007, the occupancy rate for the Mortgaged Property securing the 1515 Flagler Waterview Loan was approximately 100.0%.

      The largest tenant is Fairbanks Communications, Inc. ("Fairbanks")
      occupying approximately 33,852 square feet, or approximately 20.7% of the net rentable area, on a lease which expires in June 2023. Fairbanks was purchased by Clear Channel in 1998 and vacated the premises, however
      Fairbanks remains obligated under the lease until its expiration in June
      2023. Fairbanks has subleased approximately 88% of its space to two tenants under three subleases: State of Florida for the Attorney General's
      Office and OB/GYN Specialists of Palm Beaches. Fairbanks continues to be responsible for the CAM reimbursements and any shortfalls in rent. The second largest tenant is The General Services Administration - U.S.
      Bankruptcy Court ("GSA") occupying approximately 26,911 square feet, or approximately 16.5% of the net rentable area, on a lease which expires in
      January 2017. The GSA is an agency of the federal government and it uses this space for the U.S. Bankruptcy Court, Southern District of Florida.
      The third largest tenant is OB/GYN Specialists of Palm Beaches ("OB/GYN")
      occupying approximately 19,500 square feet, or approximately 11.9% of the net rentable area (on a lease which expires in June 2013), which includes both leased and subleased space. OB/GYN is associated with most of the hospitals in Palm Beach County and also has offices in Jupiter, Palm Beach
      Gardens, Wellington and Boynton Beach, in addition to the Palm Beach location.

o     LOCKBOX ACCOUNT. All tenants have been instructed to deposit monthly rents directly into a lockbox account. Upon occurrence of a Cash Restriction
      Condition, all revenue will be swept into a lender controlled account. A
      "Cash Restriction Condition" will be in effect: (i) at all times an event of default exists under the 1515 Flagler Waterview Loan, (ii) commencing upon such time as the debt service coverage ratio, as determined by lender, is less than 1.10x, (iii) from and after the date that is two months prior to February 1, 2017, the anticipated repayment date (the "ARD
      Cash Sweep Date") and/or (iv) if GSA fails to renew its lease pursuant to its terms not less than six months prior to the expiration date thereof
      (the "GSA Trigger Event") and continuing until such time, if any, as lender has determined that (a) no event of default exists under the 1515
      Flagler Waterview Loan, (b) the ARD Cash Sweep Date has not occurred, (c)
      the debt service coverage ratio with respect to the Mortgage Loan equals or exceeds 1.15x for a period of three or more consecutive months (as determined by lender in its sole and absolute discretion) and (d) if the
      GSA Trigger Event has occurred, the entire space demised under the GSA lease is re-leased to a replacement tenant acceptable to lender, in its sole and absolute discretion, and such replacement tenant is in occupancy and paying full rent without abatement (as evidenced by an estoppel certificate from such tenant acceptable to lender) pursuant to a replacement lease in form an substance acceptable to lender, in its sole discretion.

o     MANAGEMENT. U.S. Realty Management Company, LLC ("U.S. Realty
      Management"), an affiliate of the borrower, is the property manager for the Mortgaged Property securing the 1515 Flagler Waterview Loan. In 1989,
      Ivor Braka purchased U.S. Realty Management, a New Jersey real estate company founded in 1914. U.S. Realty Management owns and manages 42 properties with approximately 7.8 million square feet of retail space and shopping centers and 1.93 million square feet of industrial space with a total value of approximately $40.0 million.

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o     FAIRBANKS -- LETTER OF CREDIT. Fairbanks Communications, Inc.
      ("Fairbanks") has vacated its space at the Mortgaged Property and has entered into three subleases with the State of Florida (23,437 square feet and 2,775 square feet) and OB/GYN Specialists of Palm Beaches (3,570 square feet). Pursuant to the related mortgage loan documents, the borrower will be required to cause the related guarantor to provide lender with a letter of credit in a face amount equal to the Fairbanks Rental
      Differential in the event Fairbanks defaults under the Fairbanks lease.
      The term "Fairbanks Rental Differential" means (i) the aggregate amount of all basic rent, additional rent and common area maintenance charges payable by Fairbanks under the Fairbanks lease over the immediately succeeding twelve months minus (ii) the aggregate amount of all basic rent, additional rent and common area maintenance charges payable by the
      State of Florida under its two subleases over the immediately succeeding twelve months, as calculated by lender.

o     TENET -- LETTER OF CREDIT. Good Samaritan Medical Pavilions, Inc. (the
      predecessor-in-interest to Tenet Good Samaritan, Inc. ("Tenet")) entered into a lease with the predecessor-in-interest of the borrower in June
      1996. Tenet was subsequently released from certain obligations under its lease in connection with the re-leasing of the space under its lease to the GSA in October 2004. However, Tenet remains obligated to pay the Tenet
      Rental Differential. In the event Tenet defaults in its obligation to pay the Tenet Rental Differential to the borrower as and when required, the borrower will be required to cause the related guarantor to provide lender with a letter of credit in a face amount equal to the Tenet Rental
      Differential within five business days following written notice from lender. The term "Tenet Rent Differential" means (i) the aggregate amount of all basic rent, additional rent and common area maintenance charges payable by Tenet under its original lease over the immediately succeeding twelve months minus (ii) the aggregate amount of all basic rent, additional rent and common area maintenance charges payable by GSA under its lease over the immediately succeeding twelve months, as calculated by lender.

o     PALM BEACH EFL IMAGING CENTER, LLC -- LETTER OF CREDIT. The borrower posted a letter of credit ("EFL LOC") in the amount of $422,927 for all tenant improvements and leasing commission costs that are due but have not yet been paid for with regard to the tenant, Palm Beach EFL Imaging
      Center, LLC ("EFL"). The funds will be released to cover tenant improvement and leasing commission costs for EFL when the expenses are due.

o     GSA RESERVE. If the GSA does not renew its lease six months prior to its lease expiration in January 2017, all excess cash flow, up to $50,000 per month (capped at $300,000), will be swept and placed in an escrow to be utilized for the demolition of the existing non-standard tenant build-out
      (14,000 square feet of court room space), tenant improvements and leasing commission costs for this space.

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                              300 BROADHOLLOW ROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $36,800,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.5%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                        Houlihan-Parnes & CLK Properties
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.550%
MATURITY DATE                                                 February 11, 2017
AMORTIZATION TYPE                                                 Interest Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes
  TI/LC (LOC)                           $1,500,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                      Yes/Springing
  REPLACEMENT                              $46,035
  TI/LC(1)                               Springing

ADDITIONAL FINANCING(2)                                                    None

CUT-OFF DATE BALANCE                                                $36,800,000
CUT-OFF DATE BALANCE/SF                                                    $152
CUT-OFF DATE LTV                                                          79.3%
MATURITY DATE LTV                                                         79.3%
UW DSCR ON NCF                                                            1.38x
--------------------------------------------------------------------------------

(1)   Upon termination of any lease in excess of $50,000 in annual base rent, a rollover reserve shall be established for all remaining lease payments, including fees, penalties and commissions; however, the borrower may substitute a letter of credit for these amounts.

(2)   Future mezzanine debt is permitted subject to a maximum combined loan-to-value ratio of 85.0% and a minimum combined debt service coverage ratio of 1.10x as decribed in the related Mortgage Loan documents.

                         [PHOTO OF 300 BROADHOLLOW ROAD]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           Melville, NY
PROPERTY TYPE                                                Office -- Suburban
SIZE (SF)                                                               242,292
OCCUPANCY AS OF JANUARY 16, 2007                                          93.2%
YEAR BUILT / YEAR RENOVATED                                           1989 / NA
APPRAISED VALUE                                                     $46,400,000
PROPERTY MANAGEMENT                                     CLK/Houlihan-Parnes LLC
UW ECONOMIC OCCUPANCY                                                     94.7%
UW REVENUES                                                          $6,449,517
UW TOTAL EXPENSES                                                    $3,332,883
UW NET OPERATING INCOME (NOI)                                        $3,116,634
UW NET CASH FLOW (NCF)                                               $2,820,692
--------------------------------------------------------------------------------

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       76

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                              300 BROADHOLLOW ROAD
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                                % OF NET                            % OF TOTAL
                                RATINGS(1)        NET RENTAB    RENTABLE   BASE RENT    ANNUAL        ANNUAL           LEASE
TENANT                       MOODY'S/S&P/FITCH   LE AREA (SF)     AREA        PSF      BASE RENT     BASE RENT       EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Bank of America ..........      Aa1/AA/AA           66,830        27.6%    $ 6.59     $  440,410        9.0%      September 2009
 Marsh USA, Inc. ..........    Baa2/BBB/BBB          21,510         8.9     $28.11        604,646       12.4        October 2007
 Morgan Stanley ...........     Aa3/A+/AA-           17,230         7.1     $27.49        473,653        9.7          May 2007
 Somerset Investors .......      NR/NR/NR            15,267         6.3     $26.64        406,779        8.3     Multiple Spaces(2)
 Keane Inc. ...............      NR/NR/NR            13,900         5.7     $28.11        390,729        8.0         July 2008
                                                    -------       -----                ----------      -----
 TOTAL MAJOR TENANTS ......                         134,737        55.6%    $17.19     $2,316,217       47.4%
NON-MAJOR TENANTS .........                          91,167        37.6     $28.16      2,567,107       52.6
                                                    -------       -----                ----------      -----
OCCUPIED TOTAL ............                         225,904        93.2%    $21.62     $4,883,324      100.0%
                                                                                       ==========      =====
VACANT SPACE ..............                          16,388         6.8
                                                    -------       -----
PROPERTY TOTAL ............                         242,292       100.0%
                                                    =======       =====
-----------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 2,311 square feet expire in August
      2011 and 12,956 square feet expire in January 2016.

------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------
                                   WA BASE                                    CUMULATIVE                         CUMULATIVE
                   # OF LEASES     RENT/SF      TOTAL SF      % OF TOTAL       % OF SF       % OF BASE RENT    % OF BASE RENT
      YEAR          EXPIRING       EXPIRING     EXPIRING     SF EXPIRING*     EXPIRING*        EXPIRING*          EXPIRING*
------------------------------------------------------------------------------------------------------------------------------

      2007              7          $28.96        58,873         24.3%           24.3%            34.9%              34.9%
      2008              1          $28.11        13,900          5.7%           30.0%             8.0%              42.9%
      2009              2          $ 6.91        67,938         28.0%           58.1%             9.6%              52.5%
      2010              3          $30.89        15,519          6.4%           64.5%             9.8%              62.3%
      2011              6          $26.29        19,110          7.9%           72.4%            10.3%              72.6%
      2012              3          $29.36        12,156          5.0%           77.4%             7.3%              79.9%
      2013              1          $30.28         5,259          2.2%           79.6%             3.3%              83.2%
      2014              1          $29.75         6,599          2.7%           82.3%             4.0%              87.2%
      2015              1          $26.37         7,214          3.0%           85.3%             3.9%              91.1%
      2016              2          $28.69        15,089          6.2%           91.5%             8.9%             100.0%
      2017              0          $ 0.00             0          0.0%           91.5%             0.0%             100.0%
   Thereafter           3          $ 0.21         4,247          1.8%           93.2%             0.0%             100.0%
     Vacant             0              NA        16,388          6.8%          100.0%             0.0%             100.0%
------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       77

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                         HOTEL MONACO -- WASHINGTON, DC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $35,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                              Kimpton Development Opportunity Fund, L.P.
TYPE OF SECURITY                                                      Leasehold
MORTGAGE RATE                                                            5.680%
MATURITY DATE                                                    March 11, 2012
AMORTIZATION TYPE                                                 Interest Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           59 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  ENGINEERING                              $25,000

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                          Springing
  REPLACEMENT(1)                          $764,045

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $35,000,000
CUT-OFF DATE BALANCE/ROOM                                              $191,257
CUT-OFF DATE LTV                                                          62.4%
MATURITY DATE LTV                                                         62.4%
UW DSCR ON NCF                                                            2.23x
--------------------------------------------------------------------------------

                    [PHOTO OF HOTEL MONACO -- WASHINGTON, DC]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                         Washington, DC
PROPERTY TYPE                                       Hospitality -- Full Service
SIZE (ROOMS)                                                                183
OCCUPANCY AS OF DECEMBER 31, 2006(2)                                      75.6%
YEAR BUILT / YEAR RENOVATED                                         1839 / 2002
APPRAISED VALUE                                                     $56,100,000
PROPERTY MANAGEMENT                            Kimpton Hotel & Restaurant Group
UW ECONOMIC OCCUPANCY                                                     75.0%
UW REVENUES                                                         $20,162,815
UW TOTAL EXPENSES                                                   $14,922,543
UW NET OPERATING INCOME (NOI)                                        $5,240,272
UW NET CASH FLOW (NCF)                                               $4,433,759
--------------------------------------------------------------------------------

(1)   Initially set at $63,670 for the first month of the loan term and then adjusted monthly to be one-twelfth of 4% of the trailing 12-month period's gross revenue for the Mortgaged Property.

(2)   Based on the trailing 12-month period ending December 31, 2006.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       78

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         HOTEL MONACO -- WASHINGTON, DC
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King ............................................................           103
Double/Double ...................................................            11
Queen ...........................................................            52
Suites ..........................................................            15
Parlors .........................................................             2
                                                                    ------------
  TOTAL .........................................................           183
                                                                    ============

FOOD AND BEVERAGE                                                       SEATING
--------------------------------------------------------------------------------
Poste Restaurant ................................................           104
Poste Lounge ....................................................            30
Poste Seasonal Courtyard ........................................            42
                                                                    ------------
  TOTAL .........................................................           176
                                                                    ============

MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Athens Room .....................................................         2,048
Paris Ballroom ..................................................         3,396
Tokyo Boardroom .................................................           450
                                                                    ------------
  TOTAL .........................................................         5,894
                                                                    ============
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
Financial Period ................................................          2006
Occupancy* ......................................................         75.6%
ADR .............................................................       $243.62
REVPAR ..........................................................       $184.05
UW Occupancy ....................................................         75.0%
UW ADR ..........................................................       $260.00
UW REVPAR .......................................................       $195.00
--------------------------------------------------------------------------------

*     Based on 2006 actuals.

----------------------------------------------------------------------------------------------------------------------------
                                                    COMPETITIVE SUMMARY
----------------------------------------------------------------------------------------------------------------------------
                                                                               ESTIMATED 2006*
                                                 ---------------------------------------------------------------------------
                                     NUMBER OF                                    OCCUPANCY                        REVPAR
PROPERTY                               ROOMS     OCCUPANCY     ADR     REVPAR    PENETRATION   ADR PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------------------------------------

Hotel Monaco (subject) ...........       183       75.6%     $242.87   $183.61     107.0%           97.3%          103.8%
Hotel George .....................       139       69.0%     $232.00   $160.08      97.7%           93.0%           90.5%
Jefferson Hotel ..................       100       68.0%     $241.00   $163.88      96.3%           96.6%           92.6%
Loews Madison Hotel ..............       353       65.0%     $223.00   $144.95      92.0%           89.3%           81.9%
Marriott Metro Center ............       456       73.0%     $226.00   $164.98     103.3%           90.6%           93.2%
Sofitel ..........................       237       68.0%     $241.00   $163.88      96.3%           96.6%           92.6%
Willard InterContinental .........       332       74.0%     $330.00   $244.20     104.8%          132.2%          138.0%
                                       -----
TOTAL/AVERAGE ....................     1,800       70.6%     $249.58   $176.97     100.0%          100.0%          100.0%
                                       =====
----------------------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated January 22, 2007.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       79

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                              275 BROADHOLLOW ROAD
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $33,200,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                    Houlihan -- Parnes &
                                                                 CLK Properties
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.550%
MATURITY DATE                                                 February 11, 2017
AMORTIZATION TYPE                                                 Interest Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                      Yes/Springing
  REPLACEMENT                              $25,354
  ROLLOVER(1)                            Springing

ADDITIONAL FINANCING(2)                                                    None

CUT-OFF DATE BALANCE                                                $33,200,000
CUT-OFF DATE BALANCE/SF                                                    $262
CUT-OFF DATE LTV                                                          76.0%
MATURITY DATE LTV                                                         76.0%
UW DSCR ON NCF                                                            1.21x
--------------------------------------------------------------------------------

(1)   North Fork Bank, currently the only tenant under multiple leases, must provide 18 month's written notice regarding its intent to exercise either of the two five-year renewal options. Upon the termination of any lease in excess of $50,000 in annual base rent, a rollover reserve shall be established for all remaining lease payments, including fees, penalties and commissions; however the borrower may substitute a letter of credit for these amounts.

(2)   Future mezzanine debt is permitted subject to a maximum combined loan-to-value ratio of 85.0% and a minimum combined debt service coverage ratio of 1.10x as decribed in the related Mortgage Loan documents.

                         [PHOTO OF 275 BROADHOLLOW ROAD]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           Melville, NY
PROPERTY TYPE                                                Office -- Suburban
SIZE (SF)                                                               126,770
OCCUPANCY AS OF JANUARY 16, 2007                                         100.0%
YEAR BUILT / YEAR RENOVATED                                           1989 / NA
APPRAISED VALUE                                                     $43,700,000
PROPERTY MANAGEMENT                                  CLK/Houlihan -- Parnes LLC
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                          $3,267,100
UW TOTAL EXPENSES                                                    $1,013,989
UW NET OPERATING INCOME (NOI)                                        $2,253,111
UW NET CASH FLOW (NCF)                                               $2,227,757
--------------------------------------------------------------------------------

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       80

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                              275 BROADHOLLOW ROAD
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
-----------------------------------------------------------------------------------------------------------------------------------
                                                          % OF NET                                   % OF TOTAL
                           RATINGS*        NET RENTABLE   RENTABLE    BASE RENT                      ANNUAL BASE
TENANT                 MOODY'S/S&P/FITCH    AREA (SF)       AREA         PSF      ANNUAL BASE RENT      RENT       LEASE EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANT ........
 North Fork Bank ....      A2/A-/NR          126,770       100.0%      $26.67        $3,380,931         100.0%      December 2018
                                             -------       -----                     ----------         -----
PROPERTY TOTAL ......                        126,770       100.0%      $26.67        $3,380,931         100.0%
                                             =======       =====                     ==========         =====
-----------------------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------------------------------------------------------
                                    WA BASE                                    CUMULATIVE                          CUMULATIVE
                    # OF LEASES     RENT/SF      TOTAL SF      % OF TOTAL       % OF SF       % OF BASE RENT     % OF BASE RENT
      YEAR           EXPIRING       EXPIRING     EXPIRING     SF EXPIRING*     EXPIRING*        EXPIRING*          EXPIRING*
--------------------------------------------------------------------------------------------------------------------------------

2018 ...........         3          $26.67       126,770         100.0%          100.0%           100.0%             100.0%
Vacant .........         0              NA             0           0.0%          100.0%             0.0%             100.0%
--------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       81

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                             STORAGE XXTRA PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $33,088,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                        The OB Companies

TYPE OF SECURITY                                                            Fee
PARTIAL DEFEASANCE(1)                                                       Yes
MORTGAGE RATE                                                            5.650%
MATURITY DATE                                                    March 11, 2017
AMORTIZATION TYPE                                                 Interest Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          119 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
  TAX/INSURANCE                                Yes

ONGOING ANNUAL RESERVES
  TAX/INSURANCE                                Yes
  REPLACEMENT                              $64,314

ADDITIONAL FINANCING(2)             Mezzanine Debt                   $4,136,000

                                       TRUST ASSET                TOTAL DEBT
                                       -----------             ----------------
CUT-OFF DATE BALANCE                   $33,088,000               $37,224,000
CUT-OFF DATE BALANCE/SF                    $59                       $66
CUT-OFF DATE LTV                          80.0%                     90.0%
MATURITY DATE LTV                         80.0%                     80.0%
UW DSCR ON NCF(3)                         1.33x                     0.98x
--------------------------------------------------------------------------------

(1)   The Storage Xxtra Portfolio Loan allows for partial release two years after the Closing Date subject to (i) a defeasance payment equal to 110%
      of the allocated loan amount for each released property, (ii) a minimum debt service coverage ratio of 1.25x and a maximum loan-to-value ratio of
      75% on the remaining collateral and (iii) certain other conditions as specified in the related Mortgage Loan documents.

(2)   Future mezzanine debt is permitted subject to a maximum combined loan-to-value ratio of 80.0% and a minimum combined debt service coverage ratio of 1.20x as decribed in the related Mortgage Loan documents.

(3)   The mezzanine debt is a floating rate loan that accrues interest at a rate of 1-month LIBOR plus 3.000% per annum for the first 5 years and 1-month
      LIBOR plus 3.500% per annum for the remaining 5 years. The mezzanine loan is interest only for the first 5 years. Beginning with the 60th payment and every twelve months thereafter, one-sixth of the outstanding principal amount as of the 60th month is due, such that upon maturity the mezzanine loan will be fully repaid. For purposes of calculating the total debt service coverage ratio, an assumed LIBOR of 5.320% was utilized to calculate the mezzanine loan debt service.

                       [PHOTO OF STORAGE XXTRA PORTFOLIO]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                7
LOCATION                                                   Georgia and Illinois
PROPERTY TYPE                                                      Self Storage
SIZE (SF)                                                               564,687
OCCUPANCY AS OF VARIOUS DATES                                             79.5%
YEAR BUILT / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                     $41,360,000
PROPERTY MANAGEMENT                                            The OB Companies
UW ECONOMIC OCCUPANCY                                                     77.4%
UW REVENUES                                                          $4,436,726
UW TOTAL EXPENSES                                                    $1,879,181
UW NET OPERATING INCOME (NOI)                                        $2,557,544
UW NET CASH FLOW (NCF)                                               $2,493,229
--------------------------------------------------------------------------------

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       82

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                             STORAGE XXTRA PORTFOLIO
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                 STORAGE XXTRA PORTFOLIO SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                                               ALLOCATED
                                                     ALLOCATED                                  CUT-OFF
                                                      CUT-OFF                         NET        DATE
                                                       DATE        YEAR BUILT/     RENTABLE     BALANCE                    UW
PROPERTY NAME                 LOCATION                BALANCE       RENOVATED        AREA       PER SF     OCCUPANCY*   OCCUPANCY
---------------------------------------------------------------------------------------------------------------------------------

2775 West Bode Road           Hoffman Estates, IL   $ 6,824,000   1987-1998 / NA   108,590       $ 63        86.8%        80.1%
1505 Old Deerfield Road       Highland Park, IL       6,568,000     1988 / 2005     61,571       $107        73.9%        68.3%
4500 Billy Williamson Drive   Macon, GA               4,800,000      2005 / NA      84,856       $ 57        57.6%        61.1%
2170 West Point Road          La Grange, GA           4,320,000      2003 / NA      94,215       $ 46        78.1%        81.9%
5977 Whitesville Road         Columbus, GA            4,320,000      2000 / NA      75,905       $ 57        94.1%        91.7%
7000 Storage Court            Columbus, GA            3,376,000      2004 / NA      66,750       $ 51        83.4%        73.8%
4486 Riverside Drive          Macon, GA               2,880,000      1996 / NA      72,800       $ 40        82.0%        82.5%
                                                    -----------                    -------
TOTAL/AVERAGE                                       $33,088,000                    564,687       $ 59        79.5%        77.4%
                                                    ===========                    =======
---------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------

----------------------------------------------------------------------

                               UNDERWRITTEN                 APPRAISED
                                 NET CASH      APPRAISED      VALUE
PROPERTY NAME                      FLOW          VALUE       PER SF
----------------------------------------------------------------------

2775 West Bode Road           $  577,953     $ 8,530,000      $ 79
1505 Old Deerfield Road          481,597       8,210,000      $133
4500 Billy Williamson Drive      251,861       6,000,000      $ 71
2170 West Point Road             322,399       5,400,000      $ 57
5977 Whitesville Road            360,115       5,400,000      $ 71
7000 Storage Court               219,479       4,220,000      $ 63
4486 Riverside Drive             279,824       3,600,000      $ 49
                              ----------     -----------
TOTAL/AVERAGE                 $2,493,229     $41,360,000      $ 73
                              ==========     ===========
----------------------------------------------------------------------

*     The occupancy source dates are February 28, 2007 for 2775 West Bode Road,
      February 8, 2007 for 1505 Old Deerfield Road and January 31, 2007 for each of the others.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       83

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                         PREFERRED FREEZER -- VERNON, CA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                  CWCapital
CUT-OFF DATE BALANCE                                                $32,885,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                           Sherwin Jarol
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE(1)                                                         6.338%
MATURITY DATE                                                     March 1, 2017
AMORTIZATION TYPE                                 Interest Only, Amortizing ARD
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         119 / 360
LOCKBOX                                                                     Yes

UP-FRONT RESERVES                             None

ONGOING ANNUAL RESERVES
  TAX/INSURANCE(2)                       Springing
  REPLACEMENT(3)                         Springing

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $32,885,000
CUT-OFF DATE BALANCE/SF                                                    $178
CUT-OFF DATE LTV                                                          76.5%
MATURITY DATE LTV                                                         71.9%
UW DSCR ON NCF                                                            1.13x
--------------------------------------------------------------------------------

(1)   After the Anticipated Repayment Date, the interest rate on the loan will be increased to the greater of the initial interest rate plus 3% or a rate based on 10-year U.S. Treasury obligations plus 3%, as specified in the mortgage loan documents, and excess cash flow will be used to pay down principal.

(2)   The borrower will be required to make monthly payments for real estate taxes and insurance premiums if lender does not receive acceptable evidence that the borrower has made its required tax and insurance payments.

(3)   Replacement reserves have been waived. However, pursuant to the related mortgage loan documents, the lender may, following its reasonable determination that borrower is failing to maintain the mortgaged property or following an event of default, reassess its estimate of the amount necessary for the replacement reserve, in which case the monthly amount payable by the borrower to the lender for deposit into the replacement reserve shall change in accordance with such estimate on 30 days written notice to the borrower.

                   [PHOTO OF PREFERRED FREEZER -- VERNON, CA]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                             Vernon, CA
PROPERTY TYPE                                              Industrial-Warehouse
SIZE (SF)                                                               184,273
OCCUPANCY AS OF JANUARY 1, 2007                                          100.0%
YEAR BUILT / YEAR RENOVATED                                           2006-2007
APPRAISED VALUE                                                     $43,000,000
PROPERTY MANAGEMENT                                                Self managed
UW ECONOMIC OCCUPANCY                                                     95.0%
UW REVENUES                                                          $3,624,720
UW TOTAL EXPENSES                                                      $815,495
UW NET OPERATING INCOME (NOI)                                        $2,809,225
UW NET CASH FLOW (NCF)                                               $2,781,584
--------------------------------------------------------------------------------

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       84

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------
                         PREFERRED FREEZER -- VERNON, CA
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                          TENANT SUMMARY
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       % OF
                                                        NET                                            TOTAL
                                        RATINGS       RENTABLE   % OF NET                             ANNUAL
                                        MOODY'S/        AREA     RENTABLE   BASE RENT   ANNUAL BASE    BASE           LEASE
TENANT                                  S&P/FITCH       (SF)       AREA        PSF         RENT        RENT         EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
 Preferred Freezer ................     NR/NR/NR       184,273    100.0%    $   16.28   $ 3,000,000   100.0%      December 2031
                                                      --------   --------
PROPERTY TOTAL ....................                    184,273    100.0%
                                                      ========   ========
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                      # OF     WA BASE
                     LEASES    RENT/SF      TOTAL SF     % OF TOTAL SF   CUMULATIVE % OF SF      % OF BASE        CUMULATIVE % OF
   YEAR             EXPIRING   EXPIRING     EXPIRING       EXPIRING*          ROLLING*         RENT ROLLING*     BASE RENT ROLLING*
------------------------------------------------------------------------------------------------------------------------------------

   2007                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2008                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2009                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2010                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2011                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2012                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2013                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2014                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2015                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2016                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
   2017                0        $ 0.00             0          0.0%               0.0%               0.0%                 0.0%
Thereafter             1        $16.28       184,273        100.0%             100.0%             100.0%               100.0%
  Vacant               0            NA             0          0.0%             100.0%               0.0%               100.0%
------------------------------------------------------------------------------------------------------------------------------------

*    Calculated based upon approximate square footage occupied by each tenant.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       85

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                    SIGNIFICANT SPONSOR CONCENTRATION
----------------------------------------------------------------------------------------------------------
                                   # OF LOANS/                                 AGGREGATE      % OF CUT-OFF
                                    MORTGAGED                                   CUT-OFF        DATE POOL
SPONSOR                            PROPERTIES             LOAN(S)             DATE BALANCE      BALANCE
----------------------------------------------------------------------------------------------------------

Tishman Speyer and BlackRock          1/2          Peter Cooper Village &     $ 250,000,000       10.3%
  Realty Advisors, Inc.                             Stuyvesant Town Loan

Joseph L. Jerome                      1/1           75 Broad Street Loan      $ 243,500,000       10.1%

Douglas Jemal, Norman Jemal, and      2/2        The Woodies Building Loan,   $ 185,950,000        7.7%
  Woodies Management, LLC                         1630 Connecticut Avenue
                                                          NW Loan

Houlihan-Parnes and CLK               3/3         90 Merrick Avenue Loan,     $ 108,000,000        4.5%
  Properties                                     300 Broadhollow Road Loan,
                                                 275 Broadhollow Road Loan
GGP Limited Partnership               1/4         Ala Moana Portfolio Loan    $ 100,000,000        4.1%

Markley Boston, LLC and Markley       1/1          One Summer Street Loan     $  82,000,000        3.4%
  One Summer Street, LLP

Kimpton Development Opportunity       2/2            Argonaut Hotel --        $  77,000,000        3.2%
  Fund, L.P.                                      San Francisco, CA Loan,
                                                      Hotel Monaco --
                                                    Washington, DC Loan
----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      WEIGHTED        WEIGHTED       WEIGHTED
                                   AVERAGE CUT-OFF   AVERAGE UW       AVERAGE
SPONSOR                               DATE LTV       DSCR ON NCF   MORTGAGE RATE
--------------------------------------------------------------------------------

Tishman Speyer and BlackRock            55.6%           1.73x         6.434%
  Realty Advisors, Inc.

Joseph L. Jerome                        79.8%           1.26x         5.531%

Douglas Jemal, Norman Jemal, and        70.3%           1.12x         5.845%
  Woodies Management, LLC

Houlihan-Parnes and CLK                 78.5%           1.30x         5.592%
  Properties

GGP Limited Partnership                 51.5%           1.81x         5.603%

Markley Boston, LLC and Markley         46.1%           1.63x         5.815%
  One Summer Street, LLP

Kimpton Development Opportunity         62.3%           2.32x         5.675%
  Fund, L.P.
--------------------------------------------------------------------------------

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       86

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                                       PARI PASSU LOANS
-------------------------------------------------------------------------------------------------------------------------------
                                                                           % OF CUT-OFF
                                                         CUT-OFF DATE       DATE POOL                             CONTROLLING
MORTGAGE LOAN                            LOAN NUMBER   PRINCIPAL BALANCE     BALANCE      % OF PARI PASSU DEBT    TRANSACTION
-------------------------------------------------------------------------------------------------------------------------------

Peter Cooper Village & Stuyvesant Town        1          $250,000,000         10.3%               8.3%           WBCMT 2007-C30
Ala Moana Portfolio                           4          $100,000,000          4.1%               8.3%            CD 2006-CD3
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                   SUBORDINATE COMPANION LOANS
---------------------------------------------------------------------------------------------------------------------------------
                                                                       % OF CUT-OFF   CUT-OFF DATE SUBORDINATE
                                           LOAN      CUT-OFF DATE       DATE POOL          COMPANION LOAN
MORTGAGE LOAN                             NUMBER   PRINCIPAL BALANCE     BALANCE              BALANCE            PRIMARY SERVICER
---------------------------------------------------------------------------------------------------------------------------------

Ala Moana Portfolio                          4       $100,000,000          4.1%             $300,000,000          Wachovia Bank
Palisades Village Center                    17       $ 29,200,000          1.2%             $  3,650,000          Wachovia Bank
Yolo County General Services Building -
  Woodland, CA                              59       $ 10,332,000          0.4%             $  2,863,491          Wachovia Bank
475 Bedford Street                          74       $  7,665,000          0.3%             $    345,000          Wachovia Bank
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   EXISTING SUBORDINATE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
                                                                        # OF LOANS              LOANS                POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Secured by Borrower Interests .......................................       7                     *                      14.4%
Secured by Mortgaged Property .......................................       4         Ala Moana Portfolio Loan,           6.1%
                                                                                      Palisades Village Center
                                                                                      Loan, Yolo County General
                                                                                        Services Building --
                                                                                       Woodland, CA Loan, 475
                                                                                         Bedford Street Loan
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     FUTURE PERMITTED FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
                                                                        # OF LOANS              LOANS                POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Secured by Borrower Interests .......................................       26                   **                      34.5%
Secured by Mortgaged Property (Pari Passu) and/or Borrower Interests         1         Peter Cooper Village &            10.3%
                                                                                        Stuyvesant Town Loan
Secured by Borrower Interests and Unsecured Debt ....................        1        Ala Moana Portfolio Loan            4.1%
Unsecured Debt ......................................................        3         Spring Park Apartments             1.9%
                                                                                      Loan, Grove at Asheville
                                                                                          Loan, Kmart Plaza
                                                                                          Albuquerque Loan
------------------------------------------------------------------------------------------------------------------------------------

*     Peter Cooper Village & Stuyvesant Town Loan, Storage Xxtra Portfolio Loan,
      Summit at Southpoint Loan, Riverwind at Alafaya Trail Apartments Loan,
      Park Centre VI Loan, Shadow Pines Apartments Loan, Highland Orchard
      Apartments Loan

**    75 Broad Street Loan, The Woodies Building Loan, One Summer Street Loan,
      Westin -- Fort Lauderdale, FL Loan, 90 Merrick Avenue Loan, 300
      Broadhollow Road Loan, 275 Broadhollow Road Loan, Storage Xxtra Portfolio
      Loan, 2175 K Street Loan, Ferguson Enterprises Property Loan, Country
      Village Loan, Timber Hills Apartments Loan, Holiday Inn -- Portsmouth, NH
      Loan, 3505-3521 East Chapman Retail Center Loan, Gladstone Building Loan,
      Holiday Inn Hotel & Suites -- Tarpon Springs, FL Loan, Glenwood Place II
      Loan, Neilson Square Loan, Glenwood Place I Loan, Microtel Inn & Suites
      Buckhead Loan, CVS -- Glenville, NY Loan, Artisan Shops Loan, America's
      Best Inn -- Portsmouth, NH Loan, 201 Wilshire Office Building Loan, Old
      Time Pottery -- Fairview Heights, IL Loan, Thomas Executive Center Loan.

CITIGROUP                                                    WACHOVIA SECURITIES
                            DEUTSCHE BANK SECURITIES

                                       87

                       [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX C

                          MORTGAGE POOL CHARACTERISTICS

                                       C-1

                       [THIS PAGE INTENTIONALLY LEFT BLANK]

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                 MORTGAGED PROPERTIES BY PROPERTY TYPE FOR ALL MORTGAGE LOANS (1)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                 NUMBER OF     CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGED       DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
PROPERTY TYPE                   PROPERTIES   BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Office                              40      $  805,716,570     33.3%     1.33x       72.7%       70.4%          116         5.653%
Multifamily                         25         465,127,627     19.2      1.57x       64.4%       62.9%          113         6.087%
Retail                              49         448,225,620     18.5      1.45x       68.6%       65.8%          103         5.700%
  Retail - Anchored                 14         180,850,166      7.5      1.31x       75.6%       73.4%          119         5.690%
  Retail - Unanchored               18          96,600,363      4.0      1.35x       72.7%       66.7%          118         5.777%
  Retail - Regional Mall             2          94,848,680      3.9      1.81x       51.5%       51.5%           53         5.603%
  Retail - Single Tenant            11          52,768,179      2.2      1.60x       65.5%       62.0%          103         5.740%
  Retail - Shadow Anchored           4          23,158,232      1.0      1.17x       74.4%       70.4%          119         5.772%
Mixed Use                            7         245,937,000     10.2      1.16x       67.8%       63.1%          118         5.790%
Hospitality                         15         232,312,515      9.6      1.67x       68.5%       62.8%           94         5.845%
Industrial                          15         129,656,238      5.4      1.22x       73.0%       64.9%          116         5.888%
Self Storage                        16          60,122,932      2.5      1.29x       75.7%       63.9%          134         5.695%
Land                                 4          24,703,403      1.0      1.13x       70.8%       51.2%          160         6.392%
Other                                1           7,665,000      0.3      1.17x       75.1%       67.1%          119         5.911%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   172      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                             MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                 NUMBER OF     CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGED       DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
PROPERTY TYPE                   PROPERTIES   BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Office                              40      $  805,716,570     41.7%     1.33x       72.7%       70.4%          116         5.653%
Retail                              49         448,225,620     23.2      1.45x       68.6%       65.8%          103         5.700%
  Retail - Anchored                 14         180,850,166      9.4      1.31x       75.6%       73.4%          119         5.690%
  Retail - Unanchored               18          96,600,363      5.0      1.35x       72.7%       66.7%          118         5.777%
  Retail - Regional Mall             2          94,848,680      4.9      1.81x       51.5%       51.5%           53         5.603%
  Retail - Single Tenant            11          52,768,179      2.7      1.60x       65.5%       62.0%          103         5.740%
  Retail - Shadow Anchored           4          23,158,232      1.2      1.17x       74.4%       70.4%          119         5.772%
Hospitality                         15         232,312,515     12.0      1.67x       68.5%       62.8%           94         5.845%
Mixed Use                            6         225,437,000     11.7      1.16x       68.4%       63.3%          118         5.824%
Industrial                          15         129,656,238      6.7      1.22x       73.0%       64.9%          116         5.888%
Self Storage                        16          60,122,932      3.1      1.29x       75.7%       63.9%          134         5.695%
Land                                 4          24,703,403      1.3      1.13x       70.8%       51.2%          160         6.392%
Other                                1           7,665,000      0.4      1.17x       75.1%       67.1%          119         5.911%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   146      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                             MORTGAGED PROPERTIES BY PROPERTY TYPE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                 NUMBER OF     CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGED      DATE        DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
PROPERTY TYPE                   PROPERTIES   BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Multifamily                         25      $  465,127,627     95.8%     1.57x       64.4%       62.9%          113         6.087%
Mixed Use                            1          20,500,000      4.2      1.23x       61.4%       61.4%          120         5.410%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    26      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-1

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                     MORTGAGED PROPERTIES BY STATE FOR ALL MORTGAGE LOANS (1)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                 NUMBER OF     CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGED       DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
STATE                           PROPERTIES   BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

NY                                  12      $  669,912,303     27.7%     1.45x       69.8%       69.6%          118         5.877%
CA                                  25         258,941,341     10.7      1.46x       69.4%       65.6%          105         5.880%
  CA - Southern (3)                 17         166,395,591      6.9      1.27x       71.6%       67.5%          113         5.984%
  CA - Northern (3)                  8          92,545,750      3.8      1.79x       65.5%       62.2%           91         5.693%
DC                                   4         249,450,000     10.3      1.28x       68.7%       65.3%          104         5.818%
FL                                  13         186,604,963      7.7      1.26x       73.2%       67.9%          115         5.791%
IL                                   9         122,157,000      5.0      1.34x       70.9%       68.2%          107         5.680%
MA                                   4         105,965,000      4.4      1.52x       52.5%       47.0%          117         5.810%
HI                                   4         100,000,000      4.1      1.81x       51.5%       51.5%           53         5.603%
TX                                  14          79,347,371      3.3      1.37x       72.8%       68.2%          119         5.785%
MD                                   5          56,925,000      2.4      1.36x       72.0%       65.1%          118         5.792%
GA                                  14          51,112,000      2.1      1.38x       72.3%       69.0%          101         5.770%
CT                                   3          50,820,000      2.1      1.18x       78.0%       72.7%          118         5.726%
NJ                                   3          35,370,879      1.5      1.50x       70.6%       60.8%          140         5.958%
NH                                   3          35,163,567      1.5      1.41x       73.3%       63.7%          118         6.037%
VA                                   4          35,000,000      1.4      1.17x       75.0%       72.1%          119         5.560%
UT                                   5          34,203,550      1.4      1.58x       69.2%       52.7%          145         5.736%
NC                                   5          32,152,000      1.3      1.30x       76.1%       70.5%          119         5.708%
NM                                   2          30,320,000      1.3      1.29x       80.0%       78.1%          119         5.510%
AZ                                   5          29,625,000      1.2      1.31x       76.6%       73.8%          116         5.724%
LA                                   2          28,640,000      1.2      1.24x       79.2%       73.3%          118         5.670%
MO                                   2          27,680,000      1.1      1.48x       73.8%       73.8%          117         5.690%
PA                                   4          27,130,119      1.1      1.36x       66.1%       57.3%          119         5.675%
OH                                   2          20,856,893      0.9      1.24x       79.6%       73.4%          120         5.728%
KY                                   1          18,000,000      0.7      1.34x       73.5%       68.4%          118         5.670%
WI                                   3          15,177,747      0.6      1.21x       79.7%       66.3%          118         5.644%
NV                                   1          15,125,000      0.6      1.24x       77.6%       77.6%          118         5.580%
TN                                   1          13,468,859      0.6      1.74x       49.0%       41.1%          118         5.610%
SC                                   3          12,211,364      0.5      1.42x       75.9%       60.6%          119         5.909%
WV                                   2          11,470,000      0.5      1.22x       79.9%       72.1%          120         5.872%
KS                                   2          10,800,000      0.4      2.17x       45.8%       45.8%          117         5.391%
OR                                   1           9,587,335      0.4      1.29x       70.0%       54.0%          119         5.830%
MN                                   4           9,153,654      0.4      1.32x       73.0%       61.8%          119         5.923%
DE                                   1           7,376,150      0.3      1.16x       76.8%       64.6%          117         5.624%
RI                                   1           6,300,000      0.3      1.36x       64.6%       60.4%          119         5.990%
WA                                   3           5,894,809      0.2      1.30x       62.9%       53.1%          119         5.770%
OK                                   1           5,400,000      0.2      1.43x       73.0%       70.2%          119         5.700%
IN                                   1           4,550,000      0.2      1.47x       77.1%       74.3%           60         5.880%
MI                                   1           4,000,000      0.2      1.35x       75.5%       67.7%          119         5.637%
AL                                   2           3,575,000      0.1      1.24x       79.5%       70.6%          118         5.717%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   172      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-2

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                 MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                 NUMBER OF     CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGED       DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
STATE                           PROPERTIES   BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

NY                                   9      $  399,412,303     20.7%     1.29x       79.2%       78.8%          119         5.552%
DC                                   4         249,450,000     12.9      1.28x       68.7%       65.3%          104         5.818%
CA                                  23         248,481,341     12.8      1.46x       69.1%       65.1%          105         5.888%
  CA - Southern (3)                 16         163,435,591      8.5      1.27x       71.6%       67.5%          113         5.987%
  CA - Northern (3)                  7          85,045,750      4.4      1.83x       64.2%       60.6%           89         5.697%
FL                                  11         157,604,963      8.1      1.25x       72.4%       67.0%          120         5.811%
MA                                   4         105,965,000      5.5      1.52x       52.5%       47.0%          117         5.810%
HI                                   4         100,000,000      5.2      1.81x       51.5%       51.5%           53         5.603%
IL                                   7          91,657,000      4.7      1.32x       69.7%       66.4%          103         5.707%
TX                                  12          75,829,243      3.9      1.33x       74.1%       69.7%          119         5.787%
MD                                   5          56,925,000      2.9      1.36x       72.0%       65.1%          118         5.792%
CT                                   3          50,820,000      2.6      1.18x       78.0%       72.7%          118         5.726%
GA                                  12          36,021,000      1.9      1.29x       78.4%       73.7%          119         5.677%
NJ                                   3          35,370,879      1.8      1.50x       70.6%       60.8%          140         5.958%
NH                                   3          35,163,567      1.8      1.41x       73.3%       63.7%          118         6.037%
VA                                   4          35,000,000      1.8      1.17x       75.0%       72.1%          119         5.560%
PA                                   4          27,130,119      1.4      1.36x       66.1%       57.3%          119         5.675%
AZ                                   3          20,225,000      1.0      1.29x       78.4%       78.4%          114         5.739%
UT                                   4          18,703,550      1.0      1.35x       75.3%       45.0%          167         5.931%
OH                                   1          18,240,000      0.9      1.25x       80.0%       74.5%          120         5.710%
KY                                   1          18,000,000      0.9      1.34x       73.5%       68.4%          118         5.670%
MO                                   1          15,680,000      0.8      1.56x       69.7%       69.7%          116         5.690%
WI                                   3          15,177,747      0.8      1.21x       79.7%       66.3%          118         5.644%
TN                                   1          13,468,859      0.7      1.74x       49.0%       41.1%          118         5.610%
SC                                   3          12,211,364      0.6      1.42x       75.9%       60.6%          119         5.909%
KS                                   2          10,800,000      0.6      2.17x       45.8%       45.8%          117         5.391%
NM                                   1          10,160,000      0.5      1.22x       80.0%       74.4%          120         5.590%
LA                                   1          10,000,000      0.5      1.24x       77.8%       71.0%          117         5.483%
OR                                   1           9,587,335      0.5      1.29x       70.0%       54.0%          119         5.830%
NC                                   2           7,752,000      0.4      1.55x       68.7%       63.7%          118         5.591%
DE                                   1           7,376,150      0.4      1.16x       76.8%       64.6%          117         5.624%
WV                                   1           6,750,000      0.3      1.26x       79.9%       71.8%          120         5.726%
RI                                   1           6,300,000      0.3      1.36x       64.6%       60.4%          119         5.990%
WA                                   3           5,894,809      0.3      1.30x       62.9%       53.1%          119         5.770%
OK                                   1           5,400,000      0.3      1.43x       73.0%       70.2%          119         5.700%
MN                                   3           5,157,048      0.3      1.38x       67.6%       57.2%          119         5.933%
IN                                   1           4,550,000      0.2      1.47x       77.1%       74.3%           60         5.880%
MI                                   1           4,000,000      0.2      1.35x       75.5%       67.7%          119         5.637%
AL                                   2           3,575,000      0.2      1.24x       79.5%       70.6%          118         5.717%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   146      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-3

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                 MORTGAGED PROPERTIES BY STATE FOR LOAN GROUP 2 MORTGAGE LOANS (1)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                 NUMBER OF     CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGED       DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
STATE                           PROPERTIES   BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

NY                                   3      $  270,500,000     55.7%     1.69x       56.0%       56.0%          116         6.356%
IL                                   2          30,500,000      6.3      1.40x       74.4%       73.5%          117         5.597%
FL                                   2          29,000,000      6.0      1.30x       77.5%       72.6%           89         5.679%
NC                                   3          24,400,000      5.0      1.22x       78.5%       72.7%          119         5.745%
NM                                   1          20,160,000      4.2      1.33x       80.0%       80.0%          119         5.470%
LA                                   1          18,640,000      3.8      1.24x       80.0%       74.6%          119         5.770%
UT                                   1          15,500,000      3.2      1.87x       62.0%       62.0%          118         5.500%
NV                                   1          15,125,000      3.1      1.24x       77.6%       77.6%          118         5.580%
GA                                   2          15,091,000      3.1      1.61x       57.8%       57.8%           57         5.992%
MO                                   1          12,000,000      2.5      1.38x       79.2%       79.2%          118         5.690%
CA                                   2          10,460,000      2.2      1.31x       77.7%       75.7%          120         5.699%
  CA - Northern (3)                  1           7,500,000      1.5      1.38x       80.2%       80.2%          120         5.646%
  CA - Southern (3)                  1           2,960,000      0.6      1.14x       71.5%       64.4%          120         5.835%
AZ                                   2           9,400,000      1.9      1.34x       72.6%       63.9%          119         5.690%
WV                                   1           4,720,000      1.0      1.15x       80.0%       72.4%          120         6.082%
MN                                   1           3,996,606      0.8      1.25x       79.9%       67.7%          119         5.910%
TX                                   2           3,518,128      0.7      2.14x       45.0%       37.1%          118         5.742%
OH                                   1           2,616,893      0.5      1.22x       77.0%       65.2%          117         5.850%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    26      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-4

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                       RANGE OF CUT-OFF DATE BALANCES FOR ALL MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RANGE OF CUT-OFF DATE BALANCES    LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

$1,490,000 - $2,000,000              9      $   15,213,960      0.6%     1.56x       63.9%       55.5%          111         5.888%
$2,000,001 - $3,000,000             15          38,529,722      1.6      1.31x       66.3%       57.3%          121         5.976%
$3,000,001 - $4,000,000             15          54,007,213      2.2      1.45x       67.3%       58.3%          118         5.780%
$4,000,001 - $5,000,000             10          44,166,653      1.8      1.57x       66.2%       59.8%          107         5.826%
$5,000,001 - $6,000,000             13          72,100,251      3.0      1.40x       66.1%       60.6%          114         5.682%
$6,000,001 - $7,000,000             10          65,490,316      2.7      1.28x       70.0%       61.5%          119         5.769%
$7,000,001 - $8,000,000              9          68,472,752      2.8      1.36x       71.1%       59.9%          131         5.773%
$8,000,001 - $9,000,000              3          25,819,069      1.1      1.19x       76.7%       70.9%          119         5.615%
$9,000,001 - $10,000,000             5          47,287,335      2.0      1.21x       74.3%       62.2%          118         5.706%
$10,000,001 - $15,000,000           18         219,314,426      9.1      1.35x       73.1%       69.5%          109         5.747%
$15,000,001 - $20,000,000           14         238,302,208      9.8      1.34x       75.7%       69.7%          122         5.798%
$20,000,001 - $25,000,000            9         202,210,000      8.4      1.30x       73.2%       71.2%          112         5.660%
$25,000,001 - $30,000,000            4         112,980,000      4.7      1.30x       71.7%       70.3%          103         5.726%
$30,000,001 - $35,000,000            4         134,173,000      5.5      1.49x       73.5%       72.4%          103         5.802%
$35,000,001 - $40,000,000            4         149,800,000      6.2      1.26x       79.1%       76.4%          118         5.642%
$40,000,001 - $45,000,000            2          84,000,000      3.5      1.81x       65.0%       62.8%           90         5.790%
$80,000,001 - $250,000,000           5         847,600,000     35.0      1.46x       64.0%       62.4%          110         5.901%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                  RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RANGE OF CUT-OFF DATE BALANCES    LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

$1,490,000 - $2,000,000              7      $   11,695,832      0.6%     1.38x       69.6%       61.0%          109         5.932%
$2,000,001 - $3,000,000             12          30,002,829      1.6      1.35x       63.9%       54.9%          121         6.030%
$3,000,001 - $4,000,000             13          46,710,608      2.4      1.47x       66.0%       57.2%          118         5.775%
$4,000,001 - $5,000,000              8          35,340,653      1.8      1.66x       65.5%       58.4%          111         5.744%
$5,000,001 - $6,000,000             12          66,600,251      3.4      1.42x       65.6%       60.1%          113         5.705%
$6,000,001 - $7,000,000              8          52,740,316      2.7      1.27x       68.7%       59.9%          119         5.784%
$7,000,001 - $8,000,000              8          60,972,752      3.2      1.36x       69.9%       57.4%          133         5.788%
$8,000,001 - $9,000,000              3          25,819,069      1.3      1.19x       76.7%       70.9%          119         5.615%
$9,000,001 - $10,000,000             5          47,287,335      2.4      1.21x       74.3%       62.2%          118         5.706%
$10,000,001 - $15,000,000           14         168,029,426      8.7      1.34x       72.6%       68.4%          114         5.747%
$15,000,001 - $20,000,000           10         173,537,208      9.0      1.32x       76.1%       69.3%          123         5.854%
$20,000,001 - $25,000,000            6         136,550,000      7.1      1.28x       73.6%       70.6%          109         5.729%
$25,000,001 - $30,000,000            4         112,980,000      5.8      1.30x       71.7%       70.3%          103         5.726%
$30,000,001 - $35,000,000            4         134,173,000      6.9      1.49x       73.5%       72.4%          103         5.802%
$35,000,001 - $40,000,000            4         149,800,000      7.7      1.26x       79.1%       76.4%          118         5.642%
$40,000,001 - $45,000,000            2          84,000,000      4.3      1.81x       65.0%       62.8%           90         5.790%
$80,000,001 - $243,500,000           4         597,600,000     30.9      1.35x       67.5%       65.3%          108         5.678%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-5

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                  RANGE OF CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RANGE OF CUT-OFF DATE BALANCES    LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

$1,518,128 - $2,000,000              2      $    3,518,128      0.7%     2.14x       45.0%       37.1%          118         5.742%
$2,000,001 - $3,000,000              3           8,526,893      1.8      1.17x       74.6%       65.4%          118         5.786%
$3,000,001 - $4,000,000              2           7,296,606      1.5      1.34x       75.9%       65.3%          119         5.811%
$4,000,001 - $5,000,000              2           8,826,000      1.8      1.22x       69.3%       65.3%           91         6.154%
$5,000,001 - $6,000,000              1           5,500,000      1.1      1.20x       71.4%       66.3%          118         5.404%
$6,000,001 - $7,000,000              2          12,750,000      2.6      1.29x       75.0%       68.1%          119         5.706%
$7,000,001 - $8,000,000              1           7,500,000      1.5      1.38x       80.2%       80.2%          120         5.646%
$10,000,001 - $15,000,000            4          51,285,000     10.6      1.39x       74.5%       72.9%           89         5.746%
$15,000,001 - $20,000,000            4          64,765,000     13.3      1.39x       74.5%       70.8%          118         5.646%
$20,000,001 - $25,000,000            3          65,660,000     13.5      1.34x       72.3%       72.3%          119         5.516%
$80,000,001 - $250,000,000           1         250,000,000     51.5      1.73x       55.6%       55.6%          116         6.434%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-6

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                          RANGE OF MORTGAGE RATES FOR ALL MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RANGE OF MORTGAGE RATES           LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

5.302% - 5.499%                     10      $  108,677,304      4.5%     1.50x       69.7%       68.6%          119         5.419%
5.500% - 5.749%                     65       1,168,163,776     48.3      1.42x       72.5%       70.2%          108         5.615%
5.750% - 5.999%                     54         729,456,649     30.1      1.28x       68.6%       63.2%          113         5.842%
6.000% - 6.249%                     15         108,488,867      4.5      1.35x       72.5%       62.1%          117         6.120%
6.250% - 6.499%                      4         302,330,575     12.5      1.63x       58.9%       57.4%          119         6.414%
8.250% - 8.250%                      1           2,349,735      0.1      1.01x       58.7%        0.0%          222         8.250%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                      RANGE OF MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RANGE OF MORTGAGE RATES           LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

5.302% - 5.499%                      7      $   62,517,304      3.2%     1.66x       69.0%       67.6%          119         5.406%
5.500% - 5.749%                     53       1,043,038,776     53.9      1.41x       72.3%       70.0%          108         5.612%
5.750% - 5.999%                     47         673,940,022     34.8      1.28x       68.1%       62.7%          113         5.845%
6.000% - 6.249%                     13          99,662,867      5.2      1.36x       72.7%       61.8%          120         6.117%
6.250% - 6.499%                      3          52,330,575      2.7      1.15x       75.0%       65.9%          131         6.321%
8.250% - 8.250%                      1           2,349,735      0.1      1.01x       58.7%        0.0%          222         8.250%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                      RANGE OF MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RANGE OF MORTGAGE RATES           LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

5.404% - 5.499%                      3      $   46,160,000      9.5%     1.27x       70.7%       70.1%          119         5.435%
5.500% - 5.749%                     12         125,125,000     25.8      1.42x       74.2%       71.9%          111         5.640%
5.750% - 5.999%                      7          55,516,627     11.4      1.32x       74.7%       69.2%          107         5.813%
6.000% - 6.249%                      2           8,826,000      1.8      1.22x       69.3%       65.3%           91         6.154%
6.250% - 6.434%                      1         250,000,000     51.5      1.73x       55.6%       55.6%          116         6.434%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-7

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                          RANGE OF UNDERWRITTEN DSC RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF UNDERWRITTEN            MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
DSC RATIOS                        LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

1.01x - 1.04x                        2      $    9,249,735      0.4%     1.01x       66.5%       46.1%          144         6.487%
1.10x - 1.14x                       11         297,964,325     12.3      1.11x       71.6%       65.8%          122         5.884%
1.15x - 1.19x                       10         116,432,750      4.8      1.17x       76.7%       69.2%          118         5.746%
1.20x - 1.24x                       36         424,484,498     17.5      1.22x       74.2%       69.7%          115         5.721%
1.25x - 1.29x                       20         426,254,964     17.6      1.26x       77.1%       75.1%          117         5.616%
1.30x - 1.34x                       11         139,434,969      5.8      1.32x       75.4%       69.5%          123         5.781%
1.35x - 1.39x                       15         175,646,758      7.3      1.37x       76.0%       72.8%          114         5.683%
1.40x - 1.44x                       11         133,855,000      5.5      1.42x       73.5%       70.9%          109         5.763%
1.45x - 1.49x                        4          37,200,000      1.5      1.46x       78.7%       74.1%          112         5.809%
1.50x - 1.54x                        3          16,936,901      0.7      1.50x       69.3%       56.7%          119         5.869%
1.55x - 1.59x                        3          21,815,675      0.9      1.57x       68.7%       64.8%          117         5.808%
1.60x - 1.64x                        4         106,482,000      4.4      1.63x       49.9%       45.3%          117         5.795%
1.70x - 1.74x                        5         286,424,761     11.8      1.73x       55.0%       54.4%          114         6.342%
1.80x - 1.84x                        1         100,000,000      4.1      1.81x       51.5%       51.5%           53         5.603%
1.85x - 1.89x                        3          22,952,100      0.9      1.87x       61.8%       61.8%          118         5.581%
1.90x - 1.94x                        3           6,687,166      0.3      1.92x       58.0%       56.1%           97         5.709%
2.10x - 2.14x                        2           8,400,000      0.3      2.13x       45.0%       43.5%          118         5.512%
2.20x - 2.24x                        2          40,500,000      1.7      2.23x       59.3%       59.3%           67         5.641%
2.30x - 3.27x                        3          48,745,304      2.0      2.49x       57.5%       56.9%           67         5.636%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                      RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF UNDERWRITTEN            MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
DSC RATIOS                        LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

1.01x - 1.04x                        2      $    9,249,735      0.5%     1.01x       66.5%       46.1%          144         6.487%
1.10x - 1.14x                       10         295,004,325     15.3      1.11x       71.6%       65.8%          122         5.884%
1.15x - 1.19x                        8         108,762,750      5.6      1.17x       76.6%       69.1%          118         5.733%
1.20x - 1.24x                       30         347,302,605     18.0      1.22x       74.3%       69.4%          114         5.744%
1.25x - 1.29x                       16         394,008,359     20.4      1.26x       77.2%       75.7%          117         5.606%
1.30x - 1.34x                        9         115,168,969      6.0      1.32x       75.3%       68.1%          126         5.820%
1.35x - 1.39x                       11         141,128,630      7.3      1.37x       75.4%       71.6%          118         5.687%
1.40x - 1.44x                        9         105,555,000      5.5      1.42x       73.2%       70.2%          107         5.795%
1.45x - 1.49x                        4          37,200,000      1.9      1.46x       78.7%       74.1%          112         5.809%
1.50x - 1.54x                        3          16,936,901      0.9      1.50x       69.3%       56.7%          119         5.869%
1.55x - 1.59x                        3          21,815,675      1.1      1.57x       68.7%       64.8%          117         5.808%
1.60x - 1.64x                        4         106,482,000      5.5      1.63x       49.9%       45.3%          117         5.795%
1.70x - 1.74x                        3          25,439,761      1.3      1.72x       47.9%       40.9%          118         5.627%
1.80x - 1.84x                        1         100,000,000      5.2      1.81x       51.5%       51.5%           53         5.603%
1.85x - 1.89x                        2           7,452,100      0.4      1.88x       61.4%       61.4%          117         5.751%
1.90x - 1.94x                        3           6,687,166      0.3      1.92x       58.0%       56.1%           97         5.709%
2.10x - 2.14x                        2           8,400,000      0.4      2.13x       45.0%       43.5%          118         5.512%
2.20x - 2.24x                        2          40,500,000      2.1      2.23x       59.3%       59.3%           67         5.641%
2.30x - 3.27x                        2          46,745,304      2.4      2.48x       58.7%       58.2%           65         5.633%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-8

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                      RANGE OF UNDERWRITTEN DSC RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF UNDERWRITTEN            MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
DSC RATIOS                        LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

1.14x - 1.14x                        1      $    2,960,000      0.6%     1.14x       71.5%       64.4%          120         5.835%
1.15x - 1.19x                        2           7,670,000      1.6      1.15x       78.3%       70.2%          119         5.927%
1.20x - 1.24x                        6          77,181,893     15.9      1.23x       73.9%       70.8%          119         5.614%
1.25x - 1.29x                        4          32,246,606      6.6      1.27x       76.8%       68.1%          118         5.732%
1.30x - 1.34x                        2          24,266,000      5.0      1.32x       76.1%       76.1%          109         5.600%
1.35x - 1.39x                        4          34,518,128      7.1      1.37x       78.2%       77.5%           95         5.667%
1.40x - 1.44x                        2          28,300,000      5.8      1.44x       74.6%       73.6%          117         5.646%
1.70x - 1.74x                        2         260,985,000     53.7      1.73x       55.7%       55.7%          114         6.412%
1.85x - 1.89x                        1          15,500,000      3.2      1.87x       62.0%       62.0%          118         5.500%
2.30x - 2.72x                        1           2,000,000      0.4      2.72x       29.0%       26.6%          119         5.720%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-9

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                 RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF CUT-OFF                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
DATE LTV RATIOS                   LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

27.27% - 40.00%                      4      $   15,345,304      0.6%     2.59x       33.0%       30.5%          118         5.472%
40.01% - 50.00%                      6         111,470,786      4.6      1.66x       46.6%       40.9%          116         5.788%
50.01% - 55.00%                      4         113,000,000      4.7      1.80x       51.5%       51.3%           60         5.624%
55.01% - 60.00%                      9         284,375,000     11.8      1.70x       55.9%       55.2%          114         6.383%
60.01% - 65.00%                     18         216,816,111      9.0      1.75x       62.4%       60.4%           97         5.639%
65.01% - 70.00%                     14         328,988,606     13.6      1.18x       68.9%       63.7%          114         5.845%
70.01% - 75.00%                     30         267,799,620     11.1      1.29x       72.9%       64.8%          113         5.848%
75.01% - 80.00%                     63       1,074,171,477     44.4      1.27x       78.6%       75.5%          119         5.677%
80.01% - 80.21%                      1           7,500,000      0.3      1.38x       80.2%       80.2%          120         5.646%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                            RANGE OF LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF CUT-OFF                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
DATE LTV RATIOS                   LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

27.27% - 40.00%                      3      $   13,345,304      0.7%     2.57x       33.6%       31.1%          118         5.435%
40.01% - 50.00%                      6         111,470,786      5.8      1.66x       46.6%       40.9%          116         5.788%
50.01% - 55.00%                      4         113,000,000      5.8      1.80x       51.5%       51.3%           60         5.624%
55.01% - 60.00%                      6          19,284,000      1.0      1.41x       58.5%       47.8%          130         6.034%
60.01% - 65.00%                     16         180,816,111      9.4      1.79x       62.6%       60.1%           93         5.677%
65.01% - 70.00%                     13         327,470,478     16.9      1.18x       68.9%       63.8%          113         5.845%
70.01% - 75.00%                     26         249,939,620     12.9      1.29x       73.0%       64.8%          113         5.863%
75.01% - 80.00%                     50         918,512,978     47.5      1.26x       78.7%       75.6%          119         5.677%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                            RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF CUT-OFF                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
DATE LTV RATIOS                   LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

29.03% - 40.00%                      1      $    2,000,000      0.4%     2.72x       29.0%       26.6%          119         5.720%
55.01% - 60.00%                      3         265,091,000     54.6      1.72x       55.7%       55.7%          113         6.409%
60.01% - 65.00%                      2          36,000,000      7.4      1.51x       61.6%       61.6%          119         5.449%
65.01% - 70.00%                      1           1,518,128      0.3      1.36x       66.0%       50.9%          117         5.770%
70.01% - 75.00%                      4          17,860,000      3.7      1.27x       72.1%       64.7%          119         5.626%
75.01% - 80.00%                     13         155,658,499     32.1      1.30x       78.2%       74.9%          113         5.679%
80.01% - 80.21%                      1           7,500,000      1.5      1.38x       80.2%       80.2%          120         5.646%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-10

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                 RANGE OF LTV RATIOS FOR ALL MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF LTV                     MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RATIO AT MATURITY                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

0.00% - 5.00%                        2      $    9,834,667      0.1%     1.23x       68.1%        0.0%          235         6.652%
20.01% - 30.00%                      3           9,845,304      0.4      2.80x       29.3%       25.4%          119         5.518%
30.01% - 40.00%                      2           9,496,233      0.4      1.99x       42.6%       39.4%          118         5.437%
40.01% - 50.00%                      9         125,869,719      5.2      1.61x       48.9%       41.7%          116         5.826%
50.01% - 55.00%                     10         143,819,624      5.9      1.67x       54.9%       51.9%           73         5.632%
55.01% - 60.00%                     18         375,419,547     15.5      1.62x       59.0%       56.2%          116         6.241%
60.01% - 65.00%                     29         491,142,073     20.3      1.40x       68.0%       63.2%          109         5.775%
65.01% - 70.00%                     25         219,736,740      9.1      1.32x       73.4%       67.3%          103         5.809%
70.01% - 75.00%                     29         387,255,000     16.0      1.20x       77.3%       72.9%          116         5.783%
75.01% - 80.00%                     21         639,548,000     26.4      1.31x       79.0%       79.0%          118         5.598%
80.01% - 80.21%                      1           7,500,000      0.3      1.38x       80.2%       80.2%          120         5.646%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                    RANGE OF LTV RATIOS FOR LOAN GROUP 1 AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF LTV                     MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RATIO AT MATURITY                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

0.00% - 5.00%                        2      $    9,834,667      0.1%     1.23x       68.1%        0.0%          235         6.652%
20.01% - 30.00%                      2           7,845,304      0.4      2.82x       29.4%       25.0%          119         5.466%
30.01% - 40.00%                      2           9,496,233      0.5      1.99x       42.6%       39.4%          118         5.437%
40.01% - 50.00%                      9         125,869,719      6.5      1.61x       48.9%       41.7%          116         5.826%
50.01% - 55.00%                      9         142,301,496      7.4      1.67x       54.8%       51.9%           72         5.630%
55.01% - 60.00%                     15         110,328,547      5.7      1.36x       66.8%       57.5%          125         5.837%
60.01% - 65.00%                     24         442,782,073     22.9      1.39x       68.4%       63.3%          108         5.802%
65.01% - 70.00%                     20         189,173,241      9.8      1.33x       72.9%       67.3%          101         5.829%
70.01% - 75.00%                     25         342,445,000     17.7      1.20x       77.0%       72.8%          115         5.781%
75.01% - 80.00%                     16         553,763,000     28.6      1.30x       79.2%       79.2%          119         5.598%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

             RANGE OF LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE MATURITY DATE OR ANTICIPATED REPAYMENT DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF LTV                     MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RATIO AT MATURITY                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

26.59% - 30.00%                      1      $    2,000,000      0.4%     2.72x       29.0%       26.6%          119         5.720%
50.01% - 55.00%                      1           1,518,128      0.3      1.36x       66.0%       50.9%          117         5.770%
55.01% - 60.00%                      3         265,091,000     54.6      1.72x       55.7%       55.7%          113         6.409%
60.01% - 65.00%                      5          48,360,000     10.0      1.45x       64.4%       62.3%          119         5.519%
65.01% - 70.00%                      5          30,563,499      6.3      1.23x       76.5%       67.4%          118         5.689%
70.01% - 75.00%                      4          44,810,000      9.2      1.22x       79.5%       73.9%          119         5.795%
75.01% - 80.00%                      5          85,785,000     17.7      1.35x       77.6%       77.6%          108         5.597%
80.01% - 80.21%                      1           7,500,000      1.5      1.38x       80.2%       80.2%          120         5.646%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-11

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                     RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF ORIGINAL                MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
TERMS TO MATURITY                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

60 - 60                             13      $  280,131,000     11.6%     1.79x       60.6%       60.2%           57         5.729%
85 - 120                           132       1,940,095,664     80.2      1.38x       70.7%       67.4%          118         5.795%
121 - 168                            1         172,100,000      7.1      1.10x       69.5%       64.6%          119         5.865%
169 - 180                            1          17,305,575      0.7      1.10x       75.2%       56.6%          163         6.290%
181 - 292                            2           9,834,667      0.4      1.23x       68.1%        0.0%          235         6.652%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                 RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF ORIGINAL                MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
TERMS TO MATURITY                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

60 - 60                             10      $  251,540,000     13.0%     1.82x       59.9%       59.4%           57         5.718%
85 - 120                           110       1,483,059,037     76.7      1.32x       72.8%       68.8%          119         5.710%
121 - 168                            1         172,100,000      8.9      1.10x       69.5%       64.6%          119         5.865%
169 - 180                            1          17,305,575      0.9      1.10x       75.2%       56.6%          163         6.290%
181 - 292                            2           9,834,667      0.5      1.23x       68.1%        0.0%          235         6.652%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                 RANGE OF ORIGINAL TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF ORIGINAL                MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
TERMS TO MATURITY                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

60 - 60                              3      $   28,591,000      5.9%     1.49x       67.2%       67.2%           57         5.828%
85 - 120                            22         457,036,627     94.1      1.56x       64.1%       62.6%          117         6.073%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-12

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                    RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR ALL MORTGAGED LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF REMAINING               MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
TERMS TO MATURITY                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

53 - 60                             13      $  280,131,000     11.6%     1.79x       60.6%       60.2%           57         5.729%
85 - 120                           133       2,112,195,664     87.3      1.36x       70.6%       67.1%          118         5.801%
121 - 168                            1          17,305,575      0.7      1.10x       75.2%       56.6%          163         6.290%
181 - 239                            2           9,834,667      0.4      1.23x       68.1%        0.0%          235         6.652%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF REMAINING               MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
TERMS TO MATURITY                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

53 - 60                             10      $  251,540,000     13.0%     1.82x       59.9%       59.4%           57         5.718%
85 - 120                           111       1,655,159,037     85.6      1.30x       72.5%       68.4%          119         5.726%
121 - 168                            1          17,305,575      0.9      1.10x       75.2%       56.6%          163         6.290%
181 - 239                            2           9,834,667      0.5      1.23x       68.1%        0.0%          235         6.652%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                RANGE OF REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF REMAINING               MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
TERMS TO MATURITY                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

57 - 60                              3      $   28,591,000      5.9%     1.49x       67.2%       67.2%           57         5.828%
85 - 120                            22         457,036,627     94.1      1.56x       64.1%       62.6%          117         6.073%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-13

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                 RANGE OF SEASONING FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RANGE OF SEASONING                LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

0 - 6                              146      $2,299,811,596     95.1%     1.39x       70.3%       66.7%          114         5.802%
7 - 12                               1         100,000,000      4.1      1.81x       51.5%       51.5%           53         5.603%
13 - 24                              1          17,305,575      0.7      1.10x       75.2%       56.6%          163         6.290%
25 - 70                              1           2,349,735      0.1      1.01x       58.7%        0.0%          222         8.250%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                             RANGE OF SEASONING FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RANGE OF SEASONING                LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

0 - 6                              121      $1,814,183,969     93.8%     1.34x       71.9%       67.8%          114         5.733%
7 - 12                               1         100,000,000      5.2      1.81x       51.5%       51.5%           53         5.603%
13 - 24                              1          17,305,575      0.9      1.10x       75.2%       56.6%          163         6.290%
25 - 70                              1           2,349,735      0.1      1.01x       58.7%        0.0%          222         8.250%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                             RANGE OF SEASONING FOR LOAN GROUP 2 MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
RANGE OF SEASONING                LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

0 - 4                               25         485,627,627     1.0%      1.55x       64.2%       62.9%          114         6.058%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25         485,627,627     1.0%      1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-14

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                  RANGE OF ORIGINAL AMORTIZATION TERMS FOR ALL MORTGAGE LOANS (4)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF ORIGINAL                MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
AMORTIZATION TERMS                LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

240 - 264                            2      $   16,684,932      0.7%     1.23x       71.3%       24.7%          173         6.057%
265 - 300                            8          47,068,431      1.9      1.32x       73.3%       54.4%          123         6.016%
301 - 360                           90       1,054,043,443     43.6      1.28x       69.7%       63.2%          117         5.801%
420 - 1000                           1           5,500,000      0.2      1.24x       70.2%       65.3%          120         5.730%
Non-Amortizing                      48       1,296,170,100     53.6      1.51x       69.2%       69.2%          106         5.788%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                             RANGE OF ORIGINAL AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS (4)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF ORIGINAL                MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
AMORTIZATION TERMS                LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

240 - 264                            2      $   16,684,932      0.9%     1.23x       71.3%       24.7%          173         6.057%
265 - 300                            7          45,550,303      2.4      1.31x       73.5%       54.5%          124         6.024%
301 - 360                           77         964,309,944     49.9      1.28x       69.1%       62.7%          117         5.806%
420 - 1000                           1           5,500,000      0.3      1.24x       70.2%       65.3%          120         5.730%
Non-Amortizing                      37         901,794,100     46.6      1.46x       72.5%       72.5%          104         5.638%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                             RANGE OF ORIGINAL AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS (4)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF ORIGINAL                MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
AMORTIZATION TERMS                LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

300 - 300                            1      $    1,518,128      0.3%     1.36x       66.0%       50.9%          117         5.770%
301 - 360                           13          89,733,499     18.5      1.27x       76.4%       69.2%          119         5.748%
Non-Amortizing                      11         394,376,000     81.2      1.62x       61.5%       61.5%          112         6.130%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-15

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                      RANGE OF REMAINING AMORTIZATION TERMS FOR ALL MORTGAGE LOANS AS OF THE CUT-OFF DATE (4)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF REMAINING               MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
AMORTIZATION TERMS                LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

222 - 228                            1      $    2,349,735      0.1%     1.01x       58.7%        0.0%          222         8.250%
229 - 264                            2          16,684,932      0.7      1.23x       71.3%       24.7%          173         6.057%
265 - 300                            7          44,718,696      1.8      1.33x       74.0%       57.3%          118         5.898%
301 - 360                           90       1,054,043,443     43.6      1.28x       69.7%       63.2%          117         5.801%
420 - 800                            1           5,500,000      0.2      1.24x       70.2%       65.3%          120         5.730%
Non-Amortizing                      48       1,296,170,100     53.6      1.51x       69.2%       69.2%          106         5.788%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                 RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS AS OF THE CUT-OFF DATE (4)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF REMAINING               MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
AMORTIZATION TERMS                LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

222 - 228                            1      $    2,349,735      0.1%     1.01x       58.7%        0.0%          222         8.250%
229 - 264                            2          16,684,932      0.9      1.23x       71.3%       24.7%          173         6.057%
265 - 300                            6          43,200,568      2.2      1.33x       74.3%       57.5%          118         5.903%
301 - 360                           77         964,309,944     49.9      1.28x       69.1%       62.7%          117         5.806%
420 - 800                            1           5,500,000      0.3      1.24x       70.2%       65.3%          120         5.730%
Non-Amortizing                      37         901,794,100     46.6      1.46x       72.5%       72.5%          104         5.638%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                             RANGE OF REMAINING AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS (4)

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
RANGE OF REMAINING               MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
AMORTIZATION TERMS                LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

297 - 300                            1      $    1,518,128      0.3%     1.36x       66.0%       50.9%          117         5.770%
301 - 360                           13          89,733,499     18.5      1.27x       76.4%       69.2%          119         5.748%
Non-Amortizing                      11         394,376,000     81.2      1.62x       61.5%       61.5%          112         6.130%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-16

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                             AMORTIZATION TERMS FOR ALL MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
AMORTIZATION TYPE                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Interest Only                       41      $1,249,933,100     51.7%     1.51x       69.2%       69.2%          107         5.786%
Interest Only, Amortizing
Balloon                             51         715,191,669     29.6      1.27x       69.1%       63.3%          118         5.797%
Amortizing Balloon                  31         195,622,915      8.1      1.37x       69.2%       56.5%          116         5.835%
Interest Only, Amortizing ARD       14         187,965,000      7.8      1.23x       73.6%       67.8%          116         5.809%
Interest Only, ARD                   7          46,237,000      1.9      1.49x       68.2%       68.2%           83         5.825%
Amortizing ARD                       3          14,682,554      0.6      1.20x       72.8%       61.5%          118         5.796%
Fully Amortizing                     2           9,834,667      0.4      1.23x       68.1%        0.0%          235         6.652%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                        AMORTIZATION TERMS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
AMORTIZATION TYPE                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Interest Only                       31      $  869,057,100     44.9%     1.46x       72.8%       72.8%          104         5.628%
Interest Only, Amortizing
Balloon                             41         636,791,669     32.9      1.27x       68.2%       62.6%          118         5.807%
Amortizing Balloon                  28         187,491,288      9.7      1.37x       68.9%       56.2%          116         5.834%
Interest Only, Amortizing ARD       13         183,245,000      9.5      1.23x       73.4%       67.7%          116         5.802%
Interest Only, ARD                   6          32,737,000      1.7      1.55x       64.4%       64.4%           93         5.899%
Amortizing ARD                       3          14,682,554      0.8      1.20x       72.8%       61.5%          118         5.796%
Fully Amortizing                     2           9,834,667      0.5      1.23x       68.1%        0.0%          235         6.652%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                        AMORTIZATION TERMS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
AMORTIZATION TYPE                 LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Interest Only                       10      $  380,876,000     78.4%     1.63x       60.9%       60.9%          114         6.147%
Interest Only, Amortizing
Balloon                             10          78,400,000     16.1      1.28x       75.9%       69.3%          119         5.716%
Interest Only, ARD                   1          13,500,000      2.8      1.35x       77.6%       77.6%           57         5.646%
Amortizing Balloon                   3           8,131,627      1.7      1.26x       76.4%       63.8%          118         5.865%
Interest Only, Amortizing ARD        1           4,720,000      1.0      1.15x       80.0%       72.4%          120         6.082%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-17

COBALT CMBS Commercial Mortgage Trust 2007-C2

                                           PREPAYMENT PROVISIONS FOR ALL MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
PREPAYMENT PROVISION SUMMARY      LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Lockout/Defeasance/Open            112      $1,922,011,933     79.4%     1.39x       69.1%       65.2%          115         5.818%
Lockout/Yield Maintenance/Open      26         209,351,114      8.7      1.30x       70.6%       66.5%          111         5.860%
Lockout/Defeasance or Yield
Maintenance/Open                     4         136,500,000      5.6      1.28x       76.0%       76.0%          105         5.637%
Yield Maintenance/Open               5         127,975,000      5.3      1.88x       67.9%       67.9%           76         5.636%
Lockout/Defeasance/Open or Yield
Maintenance/Defeasance/Open          1          13,468,859      0.6      1.74x       49.0%       41.1%          118         5.610%
Yield Maintenance/Defeasance/Open    1          10,160,000      0.4      1.22x       80.0%       74.4%          120         5.590%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                       PREPAYMENT PROVISIONS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
PREPAYMENT PROVISION SUMMARY      LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Lockout/Defeasance/Open             92      $1,482,100,306     76.6%     1.34x       70.7%       66.1%          114         5.737%
Lockout/Yield Maintenance/Open      23         192,260,114      9.9      1.26x       72.0%       67.6%          115         5.851%
Lockout/Defeasance or Yield
Maintenance/Open                     4         136,500,000      7.1      1.28x       76.0%       76.0%          105         5.637%
Yield Maintenance/Open               3          99,350,000      5.1      2.05x       65.2%       65.2%           73         5.643%
Lockout/Defeasance/Open or Yield
Maintenance/Defeasance/Open          1          13,468,859      0.7      1.74x       49.0%       41.1%          118         5.610%
Yield Maintenance/Defeasance/Open    1          10,160,000      0.5      1.22x       80.0%       74.4%          120         5.590%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                       PREPAYMENT PROVISIONS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
PREPAYMENT PROVISION SUMMARY      LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Lockout/Defeasance/Open             20      $  439,911,627     90.6%     1.56x       63.7%       62.3%          117         6.091%
Yield Maintenance/Open               2          28,625,000      5.9      1.29x       77.6%       77.6%           89         5.611%
Lockout/Yield Maintenance/Open       3          17,091,000      3.5      1.74x       54.5%       54.2%           64         5.960%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-18

COBALT CMBS COMMERCIAL MORTGAGE TRUST 2007-C2

                                             LOCK BOX SUMMARY FOR ALL MORTGAGED LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
LOCKBOX SUMMARY                   LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Hard                                32      $1,259,475,824     52.1%     1.40x       67.1%       64.7%          111         5.857%
None                                83         785,141,263     32.5      1.33x       72.8%       68.0%          118         5.733%
Springing                           26         206,135,084      8.5      1.35x       71.8%       67.4%          112         5.705%
Soft                                 7         166,365,000      6.9      1.80x       69.1%       65.6%           91         5.766%
Direct Pay                           1           2,349,735      0.1      1.01x       58.7%        0.0%          222         8.250%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   149      $2,419,466,906    100.0%     1.40X       69.5%       66.0%          112         5.800%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                         LOCK BOX SUMMARY FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
LOCKBOX SUMMARY                   LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Hard                                29      $  997,255,824     51.6%     1.32x       69.9%       66.8%          110         5.713%
None                                63         590,358,636     30.5      1.32x       73.0%       67.6%          119         5.757%
Springing                           24         177,510,084      9.2      1.36x       70.9%       65.8%          116         5.720%
Soft                                 7         166,365,000      8.6      1.80x       69.1%       65.6%           91         5.766%
Direct Pay                           1           2,349,735      0.1      1.01x       58.7%        0.0%          222         8.250%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                   124      $1,933,839,279    100.0%     1.37X       70.8%       66.8%          112         5.735%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                         LOCK BOX SUMMARY FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                                             WTD. AVG.
                                              AGGREGATE       % OF     WTD. AVG.  WTD. AVG.    WTD. AVG.       STATED
                                NUMBER OF      CUT-OFF       CUT-OFF    CUT-OFF    CUT-OFF     LTV RATIO     REMAINING     WTD. AVG.
                                 MORTGAGE        DATE       DATE POOL  DATE DSC    DATE LTV        AT         TERM TO      MORTGAGE
LOCKBOX SUMMARY                   LOANS      BALANCE ($)     BALANCE     RATIO      RATIO     MATURITY (2)  MATURITY (2)     RATE
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------

Hard                                 3      $  262,220,000     54.0%     1.71x       56.7%       56.6%          116         6.405%
None                                20         194,782,627     40.1      1.38x       72.4%       69.2%          114         5.657%
Springing                            2          28,625,000      5.9      1.29x       77.6%       77.6%           89         5.611%
------------------------------  ----------  --------------  ---------  ---------  ----------  ------------  ------------  ----------
                                    25      $  485,627,627    100.0%     1.55X       64.2%       62.9%          114         6.058%
==============================  ==========  ==============  =========  =========  ==========  ============  ============  ==========

                                                               C-19

CALL PROTECTION SUMMARY FOR ALL MORTGAGE LOANS(5)(6)(8)(9)

PREPAYMENT RESTRICTION            APR-07           APR-08           APR-09           APR-10           APR-11           APR-12
                                 ---------        ---------        ---------        ---------        ---------       ---------

Locked Out                           93.64%           89.71%            2.87%            1.63%            0.53%           0.00%
Defeasance                            0.00%            0.00%           78.73%           79.24%           76.14%          84.74%
Yield Maintenance                     6.36%           10.29%           17.95%           18.04%           18.07%          14.96%
Prepayment Premium                    0.00%            0.00%            0.00%            0.00%            0.00%           0.00%
Open                                  0.00%            0.00%            0.45%            1.08%            5.25%           0.30%
------------------------------------------------------------------------------------------------------------------------------
Total                               100.00%          100.00%          100.00%          100.00%          100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------
Mortgage Pool Balance
Outstanding (in millions)        $2,419.47        $2,416.24        $2,412.20        $2,406.09        $2,398.27       $2,110.28
------------------------------------------------------------------------------------------------------------------------------
% of Initial Pool Balance           100.00%           99.87%           99.70%           99.45%           99.12%          87.22%

PREPAYMENT RESTRICTION            APR-13           APR-14           APR-15           APR-16           APR-17
                                 ---------        ---------        ---------        ---------        ---------

Locked Out                            0.00%            0.00%            0.00%            0.00%            0.00%
Defeasance                           84.70%           84.66%           84.62%           84.57%           92.72%
Yield Maintenance                    15.00%           15.04%           15.09%           15.14%            7.28%
Prepayment Premium                    0.00%            0.00%            0.00%            0.00%            0.00%
Open                                  0.30%            0.30%            0.29%            0.29%            0.00%
--------------------------------------------------------------------------------------------------------------
Total                               100.00%          100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------------------
Mortgage Pool Balance
Outstanding (in millions)        $2,095.01        $2,078.82        $2,061.47        $2,043.23        $   20.89
--------------------------------------------------------------------------------------------------------------
% of Initial Pool Balance            86.59%           85.92%           85.20%           84.45%            0.86%

CALL PROTECTION SUMMARY FOR LOAN GROUP 1 MORTGAGE LOANS(5)(7)(8)(9)

PREPAYMENT RESTRICTION            APR-07           APR-08           APR-09           APR-10           APR-11           APR-12
                                 ---------        ---------        ---------        ---------        ---------       ---------

Locked Out                           93.52%           89.38%            3.49%            1.94%            0.56%           0.00%
Defeasance                            0.00%            0.00%           75.75%           76.38%           72.50%          81.58%
Yield Maintenance                     6.48%           10.62%           20.20%           21.11%           21.15%          18.04%
Prepayment Premium                    0.00%            0.00%            0.00%            0.00%            0.00%           0.00%
Open                                  0.00%            0.00%            0.57%            0.57%            5.79%           0.38%
------------------------------------------------------------------------------------------------------------------------------
Total                               100.00%          100.00%          100.00%          100.00%          100.00%         100.00%
------------------------------------------------------------------------------------------------------------------------------
Group 1  Balance
Outstanding (in millions)        $1,933.84        $1,930.72        $1,926.85        $1,921.20        $1,913.97       $1,655.23
------------------------------------------------------------------------------------------------------------------------------
% of Initial Group 1 Balance        100.00%           99.84%           99.64%           99.35%           98.97%          85.59%

PREPAYMENT RESTRICTION            APR-13           APR-14           APR-15           APR-16           APR-17
                                 ---------        ---------        ---------        ---------        ---------

Locked Out                            0.00%            0.00%            0.00%            0.00%            0.00%
Defeasance                           81.52%           81.44%           81.36%           81.28%           92.72%
Yield Maintenance                    18.11%           18.18%           18.26%           18.35%            7.28%
Prepayment Premium                    0.00%            0.00%            0.00%            0.00%            0.00%
Open                                  0.38%            0.38%            0.38%            0.38%            0.00%
--------------------------------------------------------------------------------------------------------------
Total                               100.00%          100.00%          100.00%          100.00%          100.00%
--------------------------------------------------------------------------------------------------------------
Group 1  Balance
Outstanding (in millions)        $1,641.19        $1,626.30        $1,610.33        $1,593.54        $   20.89
--------------------------------------------------------------------------------------------------------------
% of Initial Group 1 Balance         84.87%           84.10%           83.27%           82.40%            1.08%

CALL PROTECTION SUMMARY FOR LOAN GROUP 2 MORTGAGE LOANS(5)(8)

PREPAYMENT RESTRICTION            APR-07           APR-08           APR-09           APR-10           APR-11           APR-12
                                 ---------        ---------        ---------        ---------        ---------       ---------

Locked Out                           94.11%           91.00%            0.41%            0.41%            0.41%           0.00%
Defeasance                            0.00%            0.00%           90.58%           90.57%           90.56%          96.24%
Yield Maintenance                     5.89%            9.00%            9.01%            5.90%            5.91%           3.76%
Prepayment Premium                    0.00%            0.00%            0.00%            0.00%            0.00%           0.00%
Open                                  0.00%            0.00%            0.00%            3.11%            3.12%           0.00%
-------------------------------------------------------------------------------------------------------------------------------
Total                               100.00%          100.00%          100.00%          100.00%          100.00%         100.00%
-------------------------------------------------------------------------------------------------------------------------------
Group 2  Balance
Outstanding (in millions)        $  485.63          $485.52        $  485.35        $  484.89        $  484.31       $  455.05
-------------------------------------------------------------------------------------------------------------------------------
% of Initial Group 2 Balance        100.00%           99.98%           99.94%           99.85%           99.73%          93.70%

PREPAYMENT RESTRICTION             APR-13           APR-14           APR-15           APR-16           APR-17
                                 ---------        ---------        ---------        ---------        ---------

Locked Out                            0.00%            0.00%            0.00%            0.00%            0.00%
Defeasance                           96.24%           96.23%           96.23%           96.22%            0.00%
Yield Maintenance                     3.76%            3.77%            3.77%            3.78%            0.00%
Prepayment Premium                    0.00%            0.00%            0.00%            0.00%            0.00%
Open                                  0.00%            0.00%            0.00%            0.00%            0.00%
---------------------------------------------------------------------------------------------------------------
Total                               100.00%          100.00%          100.00%          100.00%            0.00%
---------------------------------------------------------------------------------------------------------------
Group 2  Balance
Outstanding (in millions)        $  453.82        $ 452.52         $  451.14        $  449.69        $    0.00
---------------------------------------------------------------------------------------------------------------
% of Initial Group 2 Balance         93.45%           93.18%           92.90%           92.60%            0.00%

                                                               C-20
(1)	Because this table presents information relating to the Mortgaged Properties and not the mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as detailed in the related mortgage loan documents).
(2)	Calculated with respect to the Anticipated Repayment Date for ARD Loans.
(3)	For purposes of determining whether a Mortgaged Property is in Northern California or Southern California, Mortgaged Properties north of San Luis Obispo County, Kern County and San Bernardino County were included in Northern California and Mortgaged Properties in or south of such counties were included in Southern California.
(4)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months during which it is interest only, but rather is the number of months remaining at the end of such interest only period.
(5)	Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage Loans (assuming that each ARD Loan will be repaid in full on its Anticipated Repayment Date), if any.
(6)	Based on the assumptions set forth in footnote (5) above, after April 2017, the outstanding loan balances represent less than 0.9% of the Initial Mortgage Pool Balance.
(7)	Based on the assumptions set forth in footnote (5) above, after April 2017, the outstanding loan balances represent less than 1.1% of the Initial Loan Group No. 1 Balance.
(8)	Assumes yield maintenance for each mortgage loan with the option to defease or pay yield maintenance.
(9)	In the case of the underlying mortgage loan identified as Albertson’s Pad at University Town Center, the related mortgage loan seller will make a supplemental interest payment to the issuing entity to cover one month’s interest on that underlying mortgage loan for the interest accrual period beginning in April 2007. Thereafter, the monthly payment due on the underlying mortgage loan during any particular calendar month will, in the absence of default, be passed through to the series 2007-C2 certificateholders in the following month. For purposes of calculating distributions on the series 2007-C2 certificates, those supplemental interest payments will be treated as if they were made by such borrower.

C-21

[THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX D

Decrement Tables

Percentages of the Closing Date Certificate Balance of the Class A-1 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	92	92	92	92	92
April 15, 2009	81	79	75	71	52
April 15, 2010	66	57	49	42	37
April 15, 2011	47	8	0	0	0
April 15, 2012	0	0	0	0	0
Weighted Average Life in Years	3.35	2.97	2.78	2.65	2.46

Percentages of the Closing Date Certificate Balance of the Class A-2 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR		25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100		100	100	100	100
April 15, 2008	100		100	100	100	100
April 15, 2009	100		100	100	100	100
April 15, 2010	100		100	100	100	100
April 15, 2011	100		100	95	88	61
April 15, 2012		*	0	0	0	0
April 15, 2013	0		0	0	0	0
Weighted Average Life in Years	4.73		4.71	4.66	4.60	4.31

*	Indicates a percentage equal to or less than 0.25.

Percentages of the Closing Date Certificate Balance of the Class A-AB Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	100	100	100
April 15, 2011	100	100	100	100	100
April 15, 2012	100	100	99	98	91
April 15, 2013	80	78	76	74	72
April 15, 2014	60	56	53	52	51
April 15, 2015	38	32	30	29	29
April 15, 2016	14	8	6	6	6
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	7.44	7.27	7.17	7.12	7.06

Percentages of the Closing Date Certificate Balance of the Class A-3 Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	100	100	100
April 15, 2011	100	100	100	100	100
April 15, 2012	100	100	100	100	100
April 15, 2013	100	100	100	100	100
April 15, 2014	100	100	100	100	100
April 15, 2015	100	100	100	100	100
April 15, 2016	100	100	100	100	100
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	9.82	9.80	9.78	9.74	9.56

Percentages of the Closing Date Certificate Balance of the Class A-1A Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	99	99	97
April 15, 2011	100	99	98	97	97
April 15, 2012	94	94	94	94	94
April 15, 2013	93	93	93	93	93
April 15, 2014	93	93	93	93	93
April 15, 2015	93	93	93	93	93
April 15, 2016	93	93	93	93	93
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	9.41	9.38	9.36	9.32	9.11

Percentages of the Closing Date Certificate Balance of the Class A-MFX Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	100	100	100
April 15, 2011	100	100	100	100	100
April 15, 2012	100	100	100	100	100
April 15, 2013	100	100	100	100	100
April 15, 2014	100	100	100	100	100
April 15, 2015	100	100	100	100	100
April 15, 2016	100	100	100	100	100
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	9.93	9.92	9.92	9.92	9.72

Percentages of the Closing Date Certificate Balance of the Class A-JFX Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	100	100	100
April 15, 2011	100	100	100	100	100
April 15, 2012	100	100	100	100	100
April 15, 2013	100	100	100	100	100
April 15, 2014	100	100	100	100	100
April 15, 2015	100	100	100	100	100
April 15, 2016	100	100	100	100	100
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	10.01	10.00	9.98	9.95	9.76

Percentages of the Closing Date Certificate Balance of the Class B Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	100	100	100
April 15, 2011	100	100	100	100	100
April 15, 2012	100	100	100	100	100
April 15, 2013	100	100	100	100	100
April 15, 2014	100	100	100	100	100
April 15, 2015	100	100	100	100	100
April 15, 2016	100	100	100	100	100
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	10.01	10.01	10.01	10.01	9.76

Percentages of the Closing Date Certificate Balance of the Class C Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	100	100	100
April 15, 2011	100	100	100	100	100
April 15, 2012	100	100	100	100	100
April 15, 2013	100	100	100	100	100
April 15, 2014	100	100	100	100	100
April 15, 2015	100	100	100	100	100
April 15, 2016	100	100	100	100	100
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	10.01	10.01	10.01	10.01	9.76

Percentages of the Closing Date Certificate Balance of the Class D Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	100	100	100
April 15, 2011	100	100	100	100	100
April 15, 2012	100	100	100	100	100
April 15, 2013	100	100	100	100	100
April 15, 2014	100	100	100	100	100
April 15, 2015	100	100	100	100	100
April 15, 2016	100	100	100	100	100
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	10.01	10.01	10.01	10.01	9.76

Percentages of the Closing Date Certificate Balance of the Class E Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	100	100	100
April 15, 2011	100	100	100	100	100
April 15, 2012	100	100	100	100	100
April 15, 2013	100	100	100	100	100
April 15, 2014	100	100	100	100	100
April 15, 2015	100	100	100	100	100
April 15, 2016	100	100	100	100	100
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	10.01	10.01	10.01	10.01	9.76

Percentages of the Closing Date Certificate Balance of the Class F Certificates

	0% CPR During Lockout, Defeasance and Yield Maintenance Otherwise at Indicated CPR
Payment Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Date	100	100	100	100	100
April 15, 2008	100	100	100	100	100
April 15, 2009	100	100	100	100	100
April 15, 2010	100	100	100	100	100
April 15, 2011	100	100	100	100	100
April 15, 2012	100	100	100	100	100
April 15, 2013	100	100	100	100	100
April 15, 2014	100	100	100	100	100
April 15, 2015	100	100	100	100	100
April 15, 2016	100	100	100	100	100
April 15, 2017	0	0	0	0	0
Weighted Average Life in Years	10.01	10.01	10.01	10.01	9.76

ANNEX E
Class A-AB Planned Principal Balance

Period	Payment Date	Balance ($)
0	April 13, 2007	$71,881,000.00
1	May 15, 2007	$71,881,000.00
2	June 15, 2007	$71,881,000.00
3	July 15, 2007	$71,881,000.00
4	August 15, 2007	$71,881,000.00
5	September 15, 2007	$71,881,000.00
6	October 15, 2007	$71,881,000.00
7	November 15, 2007	$71,881,000.00
8	December 15, 2007	$71,881,000.00
9	January 15, 2008	$71,881,000.00
10	February 15, 2008	$71,881,000.00
11	March 15, 2008	$71,881,000.00
12	April 15, 2008	$71,881,000.00
13	May 15, 2008	$71,881,000.00
14	June 15, 2008	$71,881,000.00
15	July 15, 2008	$71,881,000.00
16	August 15, 2008	$71,881,000.00
17	September 15, 2008	$71,881,000.00
18	October 15, 2008	$71,881,000.00
19	November 15, 2008	$71,881,000.00
20	December 15, 2008	$71,881,000.00
21	January 15, 2009	$71,881,000.00
22	February 15, 2009	$71,881,000.00
23	March 15, 2009	$71,881,000.00
24	April 15, 2009	$71,881,000.00
25	May 15, 2009	$71,881,000.00
26	June 15, 2009	$71,881,000.00
27	July 15, 2009	$71,881,000.00
28	August 15, 2009	$71,881,000.00
29	September 15, 2009	$71,881,000.00
30	October 15, 2009	$71,881,000.00
31	November 15, 2009	$71,881,000.00
32	December 15, 2009	$71,881,000.00
33	January 15, 2010	$71,881,000.00
34	February 15, 2010	$71,881,000.00
35	March 15, 2010	$71,881,000.00
36	April 15, 2010	$71,881,000.00
37	May 15, 2010	$71,881,000.00
38	June 15, 2010	$71,881,000.00
39	July 15, 2010	$71,881,000.00
40	August 15, 2010	$71,881,000.00
41	September 15, 2010	$71,881,000.00
42	October 15, 2010	$71,881,000.00
43	November 15, 2010	$71,881,000.00
44	December 15, 2010	$71,881,000.00
45	January 15, 2011	$71,881,000.00
46	February 15, 2011	$71,881,000.00
47	March 15, 2011	$71,881,000.00
48	April 15, 2011	$71,881,000.00
49	May 15, 2011	$71,881,000.00
50	June 15, 2011	$71,881,000.00
51	July 15, 2011	$71,881,000.00
52	August 15, 2011	$71,881,000.00
53	September 15, 2011	$71,881,000.00
54	October 15, 2011	$71,881,000.00
55	November 15, 2011	$71,881,000.00
56	December 15, 2011	$71,881,000.00
57	January 15, 2012	$71,881,000.00
58	February 15, 2012	$71,881,000.00
59	March 15, 2012	$71,881,000.00
60	April 15, 2012	$71,880,749.50
61	May 15, 2012	$70,677,689.26
62	June 15, 2012	$69,623,161.91
63	July 15, 2012	$68,409,129.66
64	August 15, 2012	$67,343,212.50
65	September 15, 2012	$66,271,942.81
66	October 15, 2012	$65,041,622.19
67	November 15, 2012	$63,958,796.52
68	December 15, 2012	$62,717,233.32
69	January 15, 2013	$61,622,736.96
70	February 15, 2013	$60,522,744.31
71	March 15, 2013	$58,958,983.32
72	April 15, 2013	$57,845,618.83
73	May 15, 2013	$56,574,345.32
74	June 15, 2013	$55,449,007.09
75	July 15, 2013	$54,166,084.52
76	August 15, 2013	$53,028,653.71
77	September 15, 2013	$51,885,510.63
78	October 15, 2013	$50,585,265.87
79	November 15, 2013	$49,429,853.47
80	December 15, 2013	$48,117,672.05
81	January 15, 2014	$46,949,868.52
82	February 15, 2014	$45,776,199.92
83	March 15, 2014	$44,145,498.05
84	April 15, 2014	$42,952,913.48
85	May 15, 2014	$41,593,931.10
86	June 15, 2014	$40,380,343.54
87	July 15, 2014	$39,008,858.79
88	August 15, 2014	$37,782,292.90
89	September 15, 2014	$36,549,568.06
90	October 15, 2014	$35,159,464.79
91	November 15, 2014	$33,913,571.67
92	December 15, 2014	$32,510,657.13
93	January 15, 2015	$31,251,465.05
94	February 15, 2015	$29,985,949.90
95	March 15, 2015	$28,263,675.71
96	April 15, 2015	$26,983,162.83
97	May 15, 2015	$25,546,567.36
98	June 15, 2015	$24,252,411.95
99	July 15, 2015	$22,802,543.76
100	August 15, 2015	$21,494,610.42
101	September 15, 2015	$20,180,108.83
102	October 15, 2015	$18,710,445.85
103	November 15, 2015	$17,381,964.36
104	December 15, 2015	$15,898,700.40
105	January 15, 2016	$14,556,100.25
106	February 15, 2016	$13,206,757.45
107	March 15, 2016	$11,555,756.84
108	April 15, 2016	$10,191,349.79
109	May 15, 2016	$8,673,134.03
110	June 15, 2016	$7,294,251.71
111	July 15, 2016	$5,761,952.97
112	August 15, 2016	$4,368,451.70
113	September 15, 2016	$2,967,951.69
114	October 15, 2016	$1,414,620.94
115	November 15, 2016	$0.00

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ANNEX F

Global Clearance, Settlement and Tax Documentation Procedures

Except in limited circumstances, the globally offered COBALT CMBS Commercial Mortgage Trust 2007-C2, Commercial Mortgage Pass-Through Certificates, Series 2007-C2, Class A-1, Class A-2, Class A-AB, Class A-3, Class A-1A, Class A-MFX, Class A-JFX, Class B, Class C, Class D, Class E and Class F will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under ‘‘Certain U.S. Federal Income Tax Documentation Requirements’’ below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no ‘‘lock up’’ or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.    Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants.    Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser.    When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book- entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser.    Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•	borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a ‘‘United States person’’ (a ‘‘U.S. person’’) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a ‘‘non-U.S. holder’’) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a ‘‘U.S. withholding agent’’) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a ‘‘qualified intermediary’’ within the meaning of section 1.1441- 1(e)(5)(ii) of the U.S. Treasury Regulations (a ‘‘qualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a ‘‘nonqualified intermediary’’), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an ‘‘exempt recipient’’ within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS

CWCapital Commercial Funding Corp., the Depositor
Mortgage Pass-Through Certificates, Issuable in Series by Separate Issuing Entities

Our name is CWCapital Commercial Funding Corp., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See ‘‘Method of Distribution.’’

The Offered Certificates:	The Trust Assets:
The offered certificates will be issuable in series. Each series of offered certificates will—	The assets of each of our trusts will include—
•have its own series designation,	•mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,
•consist of one or more classes with various payment characteristics,
•evidence beneficial ownership interests in a separate issuing entity that is a trust established by us, and	•mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or
•be payable solely out of the related trust assets.	•some combination of those types of mortgage loans and mortgage-backed securities.
The applicable prospectus supplement may provide that a governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Otherwise, payments on the offered certificates will not be guaranteed or insured by anyone. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.	Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters’ compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. You should carefully consider the risk factors beginning on page 12 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2007.

i

Important Notice About the Information Presented in this Prospectus

When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state or other jurisdiction where the offer and sale is not permitted.

Available Information; Incorporation by Reference

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement, its exhibits and other filed materials (including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K), and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also obtain copies of these materials electronically through the SEC’s Web site (http://www.sec.gov).

In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494, attention: Scott D. Spelfogel, Esq., or by telephone at (781) 707-9300.

Summary of Prospectus

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

Who We Are	Our name is CWCapital Commercial Funding Corp. We are a special purpose Delaware corporation. Our principal offices are located at c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our main telephone number is (781) 707-9300. We are an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec and a wholly owned subsidiary of CW Financial Services LLC. We are also an affiliate of CWCapital LLC, one of the mortgage loan sellers and one of the primary servicers. See ‘‘CWCapital Commercial Funding Corp.’’

The Securities Being Offered	The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See ‘‘Rating.’’

Each series of offered certificates will evidence beneficial ownership interests in a separate issuing entity that is a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates May Be Issued with Other Certificates	We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under ‘‘—The Securities Being Offered’’ above.

The Governing Documents	In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things—

•	the issuance of each series of offered certificates,

•	the creation of and transfer of assets to the related trust, and

•	the servicing and administration of those assets.

The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the separate issuing entity that is a trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include—

•	one or more master servicers that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

•	one or more special servicers that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

One or more primary servicers may also be a party to the governing documents(s). The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See ‘‘Description of the Governing Documents.’’

Characteristics of the Mortgage Assets	The trust assets with respect to any series of offered certificates will, in general, include mortgage loans and/or interests in mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

•	rental, cooperatively-owned, condominium or condominium conversion buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

•	office buildings;

•	hospitality properties;

•	casino properties;

•	health care-related facilities;

•	industrial facilities;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and/or

•	unimproved land.

The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans—

•	may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	may provide for no accrual of interest;

•	may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

•	may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	may permit the negative amortization or deferral of accrued interest;

•	may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

•	may permit defeasance and the release of real property collateral in connection with that defeasance;

•	may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

•	may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates. See ‘‘The Sponsor.’’

Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. If so specified in the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure repayment of the mortgage loans underlying a series of offered certificates. Otherwise, repayment of such mortgage loans will not be guaranteed or insured by anyone. See ‘‘Description of the Trust Assets—Mortgage Loans.’’

The trust assets with respect to any series of offered certificates may also include:

•	mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

•	certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality or governmental sponsored entity;

provided that, each mortgage-backed security will evidence an interest in, or will be secured by a pledge of, multifamily and/or commercial mortgage loans.

We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

•	neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

•	neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, issuing entity or underwriter of the related series of securities to be issued and

•	we would be free to publicly resell the mortgage-backed security without registration.

See ‘‘Description of the Trust Assets—Mortgage-Backed Securities.’’

In addition to the asset classes described above in this ‘‘Characteristics of the Mortgage Assets’’ section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by aggregate principal balance of the related asset pool.

We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

Substitution, Acquisition and Removal of Mortgage Assets	If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts, various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

•	cash that would be applied to pay down the principal balances of certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things,

•	the term or duration of the prefunding period and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, and

•	any limitation on the ability to add pool assets.

Characteristics of the Offered Certificates	An offered certificate may entitle the holder to receive:

•	a stated principal amount;

•	interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement-including payment characteristics and authorized denominations. Among other things, in the related prospectus supplement, we will summarize the flow of funds, payment priorities and allocations among the respective classes of offered certificates of any particular series, the respective classes of non-offered certificates of that series and fees and expenses, to the extent necessary to understand the payment characteristics of those classes of offered certificates, and we will identify any events in the applicable governing document(s) that would alter the transaction structure or flow of funds. See ‘‘Description of the Certificates.’’

Credit Support and Reinvestment, Interest Rate and Currency Related Protection for the Offered Certificates	Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates and, if applicable, we will identify the provider of that credit support, in the related prospectus supplement. The trust assets with respect to any series of offered certificates may also include any of the following agreements:

•	guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

•	interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

•	currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

See ‘‘Risk Factors,’’ ‘‘Description of the Trust Assets’’ and ‘‘Description of Credit Support.’’

Advances with Respect to the Mortgage Assets	If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent scheduled payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See ‘‘Description of the Certificates—Advances.’’

If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

Optional Termination	We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell—

•	all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

•	that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

See ‘‘Description of the Certificates—Termination.’’

Federal Income Tax Consequences	Any class of offered certificates will constitute or evidence ownership of:

•	regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code; or

•	interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code.

See ‘‘Federal Income Tax Consequences.’’

Certain ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See ‘‘Certain ERISA Considerations.’’

Legal Investment	If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates, if any, will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See ‘‘Legal Investment.’’

Risk Factors

You should consider the following factors, as well as the factors set forth under ‘‘Risk Factors’’ in the related prospectus supplement, in deciding whether to purchase offered certificates.

Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including—

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

•	legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

•	investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

•	investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates

The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series.    If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things

•	the payment priorities of the respective classes of the certificates of the same series,

•	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default related shortfalls, and

•	the characteristics and quality of the mortgage loans in the related trust.

The Amount of Credit Support Will Be Limited.    The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See ‘‘Description of the Certificates — Allocation of Losses and Shortfalls’’ and ‘‘Description of Credit Support.’’ If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses.    The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others.    If a form of credit support covers multiple classes and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another class will be disproportionately benefited by that credit support to your detriment.

The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates.    Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include—

•	an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

•	a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates.    Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates may vary materially and adversely from your expectations due to—

•	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

•	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may—

•	vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

•	be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable.    If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable.    The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment. Additionally, the right of the master servicer or special servicer, as applicable, to receive interest on delinquency advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payments of interest on delinquency advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

There is an Increased Risk of Default Associated with Balloon Payments.    Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an ‘‘actual/360’’ basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower’s ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

•	the fair market value and condition of the underlying real property;

•	the level of interest rates;

•	the borrower’s equity in the underlying real property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the underlying real property;

•	changes in zoning and tax laws;

•	changes in competition in the relevant area;

•	changes in rental rates in the relevant area;

•	reductions in government assistance/rent subsidy programs;

•	changes in governmental regulation and fiscal policy;

•	prevailing general and regional economic conditions;

•	the state of the fixed income and mortgage markets;

•	the existence of any subordinate or mezzanine debt related to the property; and

•	the availability of credit for multifamily rental or commercial properties.

See ‘‘—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance’’ below.

Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance

Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse.    You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

•	the sufficiency of the net operating income of the applicable real property;

•	the market value of the applicable real property at or prior to maturity; and

•	the ability of the related borrower to refinance or sell the applicable real property.

In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property’s value and ability to generate net operating income.

The related prospectus supplement may specify that the mortgage loans underlying your offered certificates will be insured or guaranteed by a governmental entity or private mortgage insurer. Otherwise, such mortgage loans will not be insured or guaranteed by anyone.

The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

Many Risk Factors are Common to Most or All Multifamily and Commercial Properties.    The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

•	the age, design and construction quality of the property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the characteristics of the neighborhood where the property is located;

•	the proximity and attractiveness of competing properties;

•	the existence and construction of competing properties;

•	the adequacy of the property’s management and maintenance;

•	national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

•	local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

•	demographic factors;

•	customer tastes and preferences;

•	retroactive changes in building codes;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	dependence upon a single tenant or a concentration of tenants in a particular business or industry;

•	the diversity of tenants and their industries;

•	consumer confidence;

•	changes or continued weakness in specific industry segments; and

•	public perception of safety for customers and clients.

Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

•	an increase in interest rates, real estate taxes and other operating expenses;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

•	an increase in vacancy rates;

•	a decline in rental rates as leases are renewed or replaced; and

•	natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the rental rates at which leases are renewed or replaced;

•	the percentage of total property expenses in relation to revenue;

•	the ratio of fixed operating expenses to those that vary with revenues; and

•	the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants.    Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

•	to pay for maintenance and other operating expenses associated with the property;

•	to fund repairs, replacements and capital improvements at the property; and

•	to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

•	an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

•	an increase in tenant payment defaults;

•	a decline in rental rates as leases are entered into, renewed or extended at lower rates;

•	an increase in the capital expenditures needed to maintain the property or to make improvements; and

•	a decline in the financial condition of a major or sole tenant.

Various factors that will affect the operation and value of a commercial property include:

•	the business operated by the tenants;

•	the creditworthiness of the tenants; and

•	the number of tenants.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral.    In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

Tenant Bankruptcy Adversely Affects Property Performance.    The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

•	the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

•	an amount, not to exceed three years’ rent, equal to the greater of one year’s rent and 15% of the remaining reserved rent.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces.    The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not.    Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

•	changes in interest rates;

•	the availability of refinancing sources;

•	changes in governmental regulations, licensing or fiscal policy;

•	changes in zoning or tax laws; and

•	potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value.    The operation of an income-producing property will depend upon the property manager’s performance and viability. The property manager generally is responsible for:

•	responding to changes in the local market;

•	planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

•	operating the property and providing building services;

•	managing operating expenses; and

•	ensuring that maintenance and capital improvements are carried out in a timely fashion.

Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can—

•	maintain or improve occupancy rates, business and cash flow,

•	reduce operating and repair costs, and

•	preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Maintaining a Property in Good Condition is Expensive.    The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property’s ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property.    Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

•	rental rates;

•	location;

•	type of business or services and amenities offered; and

•	nature and condition of the particular property.

The profitability and value of an income-producing property may be adversely affected by a comparable property that:

•	offers lower rents,

•	has lower operating costs,

•	offers a more favorable location, or

•	offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

Various Types of Income-Producing Properties May Present Special Risks.    The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example—

•	Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

•	Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

•	Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel’s or restaurant’s operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

•	Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

•	Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

•	Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

•	Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

•	Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See ‘‘Description of the Trust Assets— Mortgage Loans—A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates.’’

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on—

•	the operation of all of the related real properties, and

•	the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

•	any adverse economic developments that occur in the locale, state or region where the properties are located;

•	changes in the real estate market where the properties are located;

•	changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

•	acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to Lenders than Fixed Rate Mortgage Loans

Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

Subordinate or Mezzanine Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates

Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt or to otherwise incur additional subordinate debt. In addition, some or all of the mortgage loans included in one of our trusts may permit the owner of the related borrower to pledge its equity interests in such borrower as security for mezzanine debt.

Even if a mortgage loan prohibits further encumbrance of the related real property or the incurrence of additional subordinate or mezzanine debt, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt or its parent from incurring mezzanine debt.

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans or are mezzanine loans not directly secured by the mortgaged property), the trust is subjected to additional risks. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties That Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.

Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgaged loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See ‘‘DESCRIPTION OF THE TRUST ASSETS— Mortgage Loans—Loan Combinations.’’ Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including

•	cure rights with respect to the mortgage loan in our trust,

•	a purchase option with respect to the mortgage loan in our trust,

•	the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or

•	the right to replace the applicable special servicer (without cause) with respect to the mortgage loan in our trust.

In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholder for so doing.

In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See ‘‘DESCRIPTION OF THE GOVERNING DOCUMENTS—Servicing Mortgage Loans That Are Part of a Loan Combination.’’

Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates

Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

•	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower’s assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

As a result of the foregoing, the related trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

•	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

•	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing

There can be no assurance—

•	as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

•	that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

•	that the results of the environmental testing were accurately evaluated in all cases;

•	that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

•	that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by—

•	tenants at the property, such as gasoline stations or dry cleaners,

•	conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

•	activities of third parties not related to borrowers.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner’s liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner’s or operator’s ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an ‘‘owner’’ or ‘‘operator’’ of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if—

•	agents or employees of the lender are deemed to have participated in the management of the borrower, or

•	the lender actually takes possession of a borrower’s property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers—

•	any condition on the property that causes exposure to lead-based paint, and

•	the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements.    It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower’s loan. In order to do so, the court would have to determine that—

•	the bankrupt party—

1.	was insolvent at the time of granting the lien,

2.	was rendered insolvent by the granting of the lien,

3.	was left with inadequate capital, or

4.	was not able to pay its debts as they matured; and

•	the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower’s loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges.    Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

Due-on-Sale and Debt Acceleration Clauses.    Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of—

•	the related real property, or

•	a majority ownership interest in the related borrower.

We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

•	the default is deemed to be immaterial,

•	the exercise of those remedies would be inequitable or unjust, or

•	the circumstances would render the acceleration unconscionable.

Assignments of Leases.    Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender’s ability to collect the rents. See ‘‘Legal Aspects of Mortgage Loans—Bankruptcy Laws.’’

Defeasance.    A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of securities (which may include direct, non-callable United States government securities) and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

•	war,

•	revolution,

•	governmental actions,

•	floods and other water-related causes,

•	earth movement, including earthquakes, landslides and mudflows,

•	wet or dry rot,

•	vermin, and

•	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property

In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant’s lender may not be able to succeed to the tenant’s position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant’s obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protective provisions contained in the lease or mortgage loan documents.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, and parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property’s structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises ‘‘as is’’ in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

The failure of a mortgaged property to comply with zoning laws or to be a ‘‘legal non-conforming use’’ or ‘‘legal non-conforming structure’’ may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Compliance with the Americans with Disabilities Act of 1990 May Be Expensive

Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation May Adversely Affect a Borrower’s Ability to Repay its Mortgage Loan

The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

•	breach of contract involving a tenant, a supplier or other party;

•	negligence resulting in a personal injury, or

•	responsibility for an environmental problem.

Litigation will divert the owner’s attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner’s ability to repay a mortgage loan secured by the property.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received.    If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See ‘‘Federal Income Tax Consequences—REMICs.’’

Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code.    A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

•	generally will not be reduced by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for any exemption from withholding tax.

Individuals and Some Entities Should Not Invest in REMIC Residual Certificates.    The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

•	individuals,

•	estates,

•	trusts beneficially owned by any individual or estate, and

•	pass-through entities having any individual, estate or trust as a shareholder, member or partner.

In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates.’’

Problems With Book-Entry Registration

Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result—

•	you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

•	you may have only limited access to information regarding your offered certificates;

•	you may suffer delays in the receipt of payments on your offered certificates; and

•	your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

See ‘‘Description of the Certificates—Book-Entry Registration.’’

Potential Conflicts of Interest Can Affect a Person’s Performance

The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

CWCapital LLC, which is an affiliate of ours and a sponsor of each series of certificates, may act as primary servicer with respect to the mortgage loans that it sells to us for deposit into a trust. Furthermore, the special servicer for one of our trusts may be one of our affiliates.

In servicing the mortgage loans in any of our trusts, the related master servicer, primary servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

In addition, one of our affiliates may purchase certificates evidencing interests in one or more of the trusts.

Capitalized Terms Used in this Prospectus

From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the ‘‘Glossary’’ attached to this prospectus.

Description of the Trust Assets

General

We will be responsible for establishing the trust underlying each series of offered certificates. The certificates of each series will represent interests in the assets of the related trust fund and the certificates of each series will be backed by the assets of the related trust fund. The assets of the trust will primarily consist of:

•	various types of multifamily and/or commercial mortgage loans;

•	pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

•	a combination of mortgage loans and mortgage-backed securities of the types described above.

In addition to the asset classes described above in this ‘‘Description of the Trust Assets’’ section, we may include in the trust with respect to any series of offered certificates other asset classes, provided that such other asset classes in the aggregate will not exceed 10% by aggregate principal balance of the related asset pool. We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

The Originators of the Mortgage Loans

We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates. We will identify in the related prospectus supplement any originator (other than any sponsor and/or its affiliates) that will be or is expected to be an originator of mortgage loans representing in excess of 10% of the related mortgage asset pool, by aggregate principal balance.

We will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. If so specified in the related prospectus supplement, a governmental agency or instrumentality may guarantee or insure those mortgage assets. Otherwise, those mortgage assets will not be guaranteed or insured by anyone.

Mortgage Loans

General.    Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

•	rental, cooperatively-owned, condominium or condominium conversion buildings with multiple dwelling units;

•	retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

•	retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

•	office properties;

•	hospitality properties, such as hotels, motels and other lodging facilities;

•	casino properties;

•	health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

•	industrial properties;

•	warehouse facilities, mini-warehouse facilities and self-storage facilities;

•	restaurants, taverns and other establishments involved in the food and beverage industry;

•	manufactured housing communities, mobile home parks and recreational vehicle parks;

•	recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

•	arenas and stadiums;

•	churches and other religious facilities;

•	parking lots and garages;

•	mixed use properties;

•	other income-producing properties; and

•	unimproved land.

The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates include—

•	a fee interest or estate, which consists of ownership of the property for an indefinite period,

•	an estate for years, which consists of ownership of the property for a specified period of years,

•	a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

•	shares in a cooperative corporation which owns the property, or

•	any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied—

•	first, to the payment of court costs and fees in connection with the foreclosure,

•	second, to the payment of real estate taxes, and

•	third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement—

•	the period of the delinquency,

•	any forbearance arrangement then in effect,

•	the condition of the related real property, and

•	the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

Loan Combinations.    Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. ‘‘RISK FACTORS—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgage Property or Properties That Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates.    The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under ‘‘—Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans,’’ the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

Multifamily Rental Properties.    Factors affecting the value and operation of a multifamily rental property include:

•	the physical attributes of the property, such as its age, appearance, amenities and construction quality;

•	the types of services offered at the property;

•	the location of the property;

•	the characteristics of the surrounding neighborhood, which may change over time;

•	the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

•	the ability of management to provide adequate maintenance and insurance;

•	the property’s reputation;

•	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

•	the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

•	the ability of management to respond to competition;

•	the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

•	adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

•	state and local regulations, which may affect the property owner’s ability to increase rent to the market rent for an equivalent apartment;

•	the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

•	the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

•	the extent to which increases in operating costs may be passed through to tenants.

Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may—

•	require written leases;

•	require good cause for eviction;

•	require disclosure of fees;

•	prohibit unreasonable rules;

•	prohibit retaliatory evictions;

•	prohibit restrictions on a resident’s choice of unit vendors;

•	limit the bases on which a landlord may increase rent; or

•	prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to—

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord’s ability to raise rents at a multifamily rental property may impair the landlord’s ability to repay a mortgage loan secured by the property or to meet operating costs.

Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

Condominium Properties.    Some mortgage loans underlying the offered certificates will be secured by—

•	the related borrower’s interest in multiple units in a residential condominium project, and

•	the related voting rights in the owners’ association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners’ association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

The management and operation of a condominium is generally controlled by the board of members representing the owners of the condominium units. Generally, the consent of a majority of the voting board members is required for any action of the condominium board. The condominium board is generally responsible for administration of the affairs of the condominium, including the following:

•	providing for maintenance and repair of the general common elements;

•	determination and collection of general common charges (which may include insurance premiums, working capital, operating reserves and replacement reserve funds);

•	employment of personnel; maintaining bank accounts;

•	adopting rules and regulations relating to general common elements;

•	obtaining insurance and

•	repairing and restoring the property after a casualty.

Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board generally has the right to control the use of casualty proceeds. Additionally, the condominium board determines the budget and the amount of the common area charges and assessments due from unit owners. The condominium board has discretion to make decisions affecting the entire mortgaged property. Thus, decisions made by the condominium board including common area charges and assessments to be paid by the unit owners, insurance to be maintained on the building and many other decisions affecting the maintenance of the mortgaged property will have a significant impact on the related mortgaged property. Although the condominium board must act in accordance with state and local laws relating to condominium units, there can be no assurance that the condominium board will always act in the best interests of the related borrower and the related mortgaged property.

The payment of interest and the repayment of a mortgage loan secured by a condominium conversion property will depend upon the ability of the related borrower to sell condominium units, and on the pace and price at which condominium units are sold. Since most condominium conversion properties require some level of construction and re-development before condominium units may be sold (although condominium units may be ‘‘pre-sold’’ prior to completion of construction), the success of a condominium conversion property may also be affected by the amount of time and money required to complete the construction and re-development phase of the project.

Unlike some operating properties, which may have a history of operating results that may be analyzed, each condominium conversion project is unique and must be evaluated based on its likelihood for success rather than its operating history. Accordingly, information regarding debt service coverage ratio with respect to such property may not be presented in the prospectus supplement. The success of a condominium conversion project will be influenced by many of the same factors that affect operating properties, as well as by:

•	the construction, re-development and conversion experience of the parties involved;

•	the time to completion of, and potential cost of, construction and re-development;

•	cost over-runs experienced in the construction phase of the project and the adequacy and reliability of funding for construction costs;

•	the existence of a ‘‘completion guarantee’’ from a credit-worthy entity guaranteeing the completion of the construction phase of the property;

•	the adequacy of reserves for debt service and other property expenses during the construction phase of the project;

•	regulatory and other obstacles encountered in the condominium conversion process;

•	the number of pre-sold condominium units and the percentage of such units that are purchased by ‘‘speculators’’ who are purchasing such units for re-sale (because such re-sales could potentially compete with sales of un-sold condominium units); and

•	the ‘‘absorption rate’’ of condominium units of the price, quality and character of the subject units in the markets where the condominium conversion property is located; and the developer’s track record in successfully completing and marketing similar projects.

Cooperatively-Owned Apartment Buildings.    Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder’s pro rata share of the corporation’s—

•	mortgage loan payments,

•	real property taxes,

•	maintenance expenses, and

•	other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation’s ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of—

•	maintenance payments from the tenant/shareholders, and

•	any rental income from units or commercial space that the cooperative corporation might control.

A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation’s ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general, the sponsor controls the corporation’s board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

Retail Properties.    The term ‘‘retail property’’ encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include—

•	shopping centers,

•	factory outlet centers,

•	malls,

•	automotive sales and service centers,

•	consumer oriented businesses,

•	department stores,

•	grocery stores,

•	convenience stores,

•	specialty shops,

•	gas stations,

•	movie theaters,

•	fitness centers,

•	bowling alleys,

•	salons, and

•	dry cleaners.

Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to—

•	lower rents;

•	grant a potential tenant a free rent or reduced rent period;

•	improve the condition of the property generally; or

•	make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including—

•	competition from other retail properties;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	perceptions regarding the safety of the surrounding area;

•	demographics of the surrounding area;

•	the strength and stability of the local, regional and national economies;

•	traffic patterns and access to major thoroughfares;

•	the visibility of the property;

•	availability of parking;

•	the particular mixture of the goods and services offered at the property;

•	customer tastes, preferences and spending patterns; and

•	the drawing power of other tenants.

The success of a retail property is often dependent on the success of its tenants’ businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants’ ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord’s rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

Various factors will adversely affect the economic performance of an anchored retail property, including:

•	an anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s lease;

•	the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

•	the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

•	a loss of an anchor tenant’s ability to attract shoppers.

Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

•	factory outlet centers;

•	discount shopping centers and clubs;

•	catalogue retailers;

•	television shopping networks and programs;

•	internet web sites; and

•	telemarketing.

Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

Office Properties.    Factors affecting the value and operation of an office property include:

•	the number and quality of the tenants, particularly significant tenants, at the property;

•	the physical attributes of the building in relation to competing buildings;

•	the location of the property with respect to the central business district or population centers;

•	demographic trends within the metropolitan area to move away from or towards the central business district;

•	social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

•	tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

•	local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

•	the quality and philosophy of building management;

•	access to mass transportation; and

•	changes in zoning laws.

Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

•	rental rates;

•	the building’s age, condition and design, including floor sizes and layout;

•	access to public transportation and availability of parking; and

•	amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

The cost of refitting office space for a new tenant is often higher than for other property types.

The success of an office property also depends on the local economy. Factors influencing a company’s decision to locate in a given area include:

•	the cost and quality of labor;

•	tax incentives; and

•	quality of life matters, such as schools and cultural amenities.

The strength and stability of the local or regional economy will affect an office property’s ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties.    Hospitality properties may involve different types of hotels and motels, including:

•	full service hotels;

•	resort hotels with many amenities;

•	limited service hotels;

•	hotels and motels associated with national or regional franchise chains;

•	hotels that are not affiliated with any franchise chain but may have their own brand identity; and

•	other lodging facilities.

Factors affecting the economic performance of a hospitality property include:

•	the location of the property and its proximity to major population centers or attractions;

•	the seasonal nature of business at the property;

•	the level of room rates relative to those charged by competitors;

•	quality and perception of the franchise affiliation;

•	economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

•	the existence or construction of competing hospitality properties;

•	nature and quality of the services and facilities;

•	financial strength and capabilities of the owner and operator;

•	the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

•	increases in operating costs, which may not be offset by increased room rates;

•	the property’s dependence on business and commercial travelers and tourism; and

•	changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

•	the continued existence and financial strength of the franchisor;

•	the public perception of the franchise service mark; and

•	the duration of the franchise licensing agreement.

The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

Casino Properties.    Factors affecting the economic performance of a casino property include:

•	location, including proximity to or easy access from major population centers;

•	appearance;

•	economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

•	the existence or construction of competing casinos;

•	dependence on tourism; and

•	local or state governmental regulation.

Competition among major casinos may involve attracting patrons by—

•	providing alternate forms of entertainment, such as performers and sporting events, and

•	offering low-priced or free food and lodging.

Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

Any jurisdiction that currently allows legalized gambling could pass legislation banning it.

The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties.    Health-care related properties include:

•	hospitals;

•	skilled nursing facilities;

•	nursing homes;

•	congregate care facilities; and

•	in some cases, assisted living centers and housing for seniors.

Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

•	statutory and regulatory changes;

•	retroactive rate adjustments;

•	administrative rulings;

•	policy interpretations;

•	delays by fiscal intermediaries; and

•	government funding restrictions.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

•	federal and state licensing requirements;

•	facility inspections;

•	rate setting;

•	reimbursement policies; and

•	laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

Industrial Properties.    Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

The value and operation of an industrial property depends on:

•	the location of the property, the desirability of which in a particular instance may depend on—

1.	availability of labor services,

2.	proximity to supply sources and customers, and

3.	accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

•	the building design of the property, the desirability of which in a particular instance may depend on—

1.	ceiling heights,

2.	column spacing,

3.	number and depth of loading bays,

4.	divisibility,

5.	floor loading capacities,

6.	truck turning radius,

7.	overall functionality, and

8.	adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

•	the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

Warehouse, Mini-Warehouse and Self-Storage Facilities.    Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, and age of improvements or other factors.

Successful operation of a warehouse, mini-warehouse or self storage property depends on—

•	building design,

•	location and visibility,

•	tenant privacy,

•	efficient access to the property,

•	proximity to potential users, including apartment complexes or commercial users,

•	services provided at the property, such as security,

•	age and appearance of the improvements, and

•	quality of management.

Restaurants and Taverns.    Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

•	competition from facilities having businesses similar to a particular restaurant or tavern;

•	perceptions by prospective customers of safety, convenience, services and attractiveness;

•	the cost, quality and availability of food and beverage products;

•	negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

•	changes in demographics, consumer habits and traffic patterns;

•	the ability to provide or contract for capable management; and

•	retroactive changes to building codes, similar ordinances and other legal requirements.

Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

The food and beverage service industry is highly competitive. The principal means of competition are—

•	segment,

•	product,

•	price,

•	value,

•	quality,

•	service,

•	convenience,

•	location, and

•	the nature and condition of the restaurant facility.

A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have—

•	lower operating costs,

•	more favorable locations,

•	more effective marketing,

•	more efficient operations, or

•	better facilities.

The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

Factors affecting the success of a regionally- or nationally-known chain restaurant include:

•	actions and omissions of any franchisor, including management practices that—

1.	adversely affect the nature of the business, or

2.	require renovation, refurbishment, expansion or other expenditures;

•	the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

•	the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower’s rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks.     Manufactured housing communities and mobile home parks consist of land that is divided into ‘‘spaces’’ or ‘‘home sites’’ that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

•	the number of comparable competing properties in the local market;

•	the age, appearance and reputation of the property;

•	the quality of management; and

•	the types of facilities and services it provides.

Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including—

•	multifamily rental properties,

•	cooperatively-owned apartment buildings,

•	condominium complexes, and

•	single-family residential developments.

Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

•	fixed percentages,

•	percentages of increases in the consumer price index,

•	increases set or approved by a governmental agency, or

•	increases determined through mediation or binding arbitration.

In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority’s ability to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

Recreational and Resort Properties.    Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

•	the location and appearance of the property;

•	the appeal of the recreational activities offered;

•	the existence or construction of competing properties, whether are not they offer the same activities;

•	the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

•	geographic location and dependence on tourism;

•	changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

•	seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

•	sensitivity to weather and climate changes; and

•	local, regional and national economic conditions.

A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums.    The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

•	sporting events;

•	musical events;

•	theatrical events;

•	animal shows; and/or

•	circuses.

The ability to attract patrons is dependent on, among others, the following factors:

•	the appeal of the particular event;

•	the cost of admission;

•	perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

•	perceptions by prospective patrons of the safety of the surrounding area; and

•	the alternative forms of entertainment available in the particular locale.

In some cases, an arena’s or stadium’s success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

Churches and Other Religious Facilities.    Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

Parking Lots and Garages.    The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

•	the number of rentable parking spaces and rates charged;

•	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

•	the amount of alternative parking spaces in the area;

•	the availability of mass transit; and

•	the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land.    The value of unimproved land is largely a function of its potential use. This may depend on—

•	its location,

•	its size,

•	the surrounding neighborhood, and

•	local zoning laws.

Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans.    Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon—

•	the successful operation of the property, and

•	its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of—

•	the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

•	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to—

•	make the loan payments on the related mortgage loan,

•	cover operating expenses, and

•	fund capital improvements at any given time.

Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as—

•	some health care-related facilities,

•	hotels and motels,

•	recreational vehicle parks, and

•	mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as—

•	warehouses,

•	retail stores,

•	office buildings, and

•	industrial facilities.

Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

•	increases in energy costs and labor costs;

•	increases in interest rates and real estate tax rates; and

•	changes in governmental rules, regulations and fiscal policies.

Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of—

•	the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

•	the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances—

•	the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

•	the lender has greater protection against loss on liquidation following a borrower default.

Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on—

•	the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

•	the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

•	the income capitalization method, which takes into account the property’s projected net cash flow; or

•	a selection from the values derived from the foregoing methods.

Each of these appraisal methods presents analytical difficulties. For example,

•	it is often difficult to find truly comparable properties that have recently been sold;

•	the replacement cost of a property may have little to do with its current market value; and

•	income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from owner-occupied single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

See ‘‘Risk Factors—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower’s Ability to Refinance the Property, of Which There Is No Assurance.’’

Payment Provisions of the Mortgage Loans.    Each of the mortgage loans included in one of our trusts will have the following features:

•	an original term to maturity of not more than approximately 40 years; and

•	scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

A mortgage loan included in one of our trusts may also include terms that:

•	provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

•	provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

•	provide for no accrual of interest;

•	provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

•	be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

•	permit the negative amortization or deferral of accrued interest;

•	permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

•	prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements.    We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

•	the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

•	the type or types of property that provide security for repayment of the mortgage loans;

•	the earliest and latest origination date and maturity date of the mortgage loans;

•	the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

•	loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

•	the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

•	if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

•	information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

•	debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

•	the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

Mortgage-Backed Securities

The mortgage backed-securities underlying a series of offered certificates may include:

•	mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

•	certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless the mortgage-backed security has been registered under the Securities Act of 1933, as amended, or each of the following are true:

•	neither the issuer of the mortgage-backed security nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the mortgage-backed security and the related series of securities to be issued;

•	neither the issuer of the mortgage-backed security nor any of its affiliates is an affiliate of us, the sponsor, the issuing entity or underwriter of the related series of securities to be issued and

•	we would be free to publicly resell the mortgage-backed security without registration under that Act.

We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

•	the initial and outstanding principal amount(s) and type of the securities;

•	the original and remaining term(s) to stated maturity of the securities;

•	the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

•	the payment characteristics of the securities;

•	the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

•	a description of the related credit support, if any;

•	the type of mortgage loans underlying the securities;

•	the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

•	the terms and conditions for substituting mortgage loans backing the securities; and

•	the characteristics of any agreements or instruments providing interest rate protection to the securities.

With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

Substitution, Acquisition and Removal of Mortgage Assets

If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts,

various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document (or the failure to deliver such document without a material defect) may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage assets(s) that satisfy the criteria specified in the related prospectus supplement.

If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

•	cash that would be applied to pay down the principal balances of the certificates of that series; and/or

•	other mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that—

1.	conform to the description of mortgage assets in this prospectus, and

2.	satisfy the criteria set forth in the related prospectus supplement.

No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.

If a series of offered certificates involves a prefunding period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding and the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds and (ii) any limitation on the ability to add pool assets.

Undelivered Mortgage Assets

In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

Accounts

The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

Credit Support

The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

•	the subordination or one or more other classes of certificates of the same series;

•	a letter of credit;

•	a surety bond;

•	an insurance policy;

•	a guarantee; or

•	a reserve fund.

In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection

The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

•	interest rate exchange agreements;

•	interest rate cap agreements;

•	interest rate floor agreements;

•	currency exchange agreements; or

•	other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

Yield and Maturity Considerations

General

The yield on your offered certificates will depend on—

•	the price you paid for your offered certificates,

•	the pass-through rate on your offered certificates, and

•	the amount and timing of payments on your offered certificates.

The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

Pass-Through Rate

A class of interest-bearing offered certificates may have a fixed, floating, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate. Such interest rates may include, without limitation:

•	a rate based on a specified portion of the interest on some or all of the related mortgage assets;

•	a rate based on the weighted average of the interest rates for some or all of the related mortgage assets;

•	a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series; and/or

•	a rate based on a percentage or combination of any one or more of the foregoing rates.

Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivatives instrument to alter the payment characteristics of such assets.

Payment Delays

There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

Yield and Prepayment Considerations

The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

•	the dates on which any balloon payments are due; and

•	the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon—

•	whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

•	when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either—

•	be based on the principal balances of some or all of the mortgage assets in the related trust, or

•	equal all or a portion of the total principal balance of one or more of the other classes of certificates of the same series, or

•	be based on such other formula as may be specified in the related prospectus supplement.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which—

•	payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

•	payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

•	the availability of mortgage credit;

•	the relative economic vitality of the area in which the related real properties are located;

•	the quality of management of the related real properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

In general, those factors that increase—

•	the attractiveness of selling or refinancing a commercial or multifamily property, or

•	the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as—

•	prepayment lock-out periods, and

•	requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower’s voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

•	to convert to a fixed rate loan and thereby lock in that rate, or

•	to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to—

•	realize its equity in the property,

•	meet cash flow needs or

•	make other investments.

Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to—

•	the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

•	the relative importance of those factors,

•	the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

•	the overall rate of prepayment on those mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of—

•	scheduled amortization, or

•	prepayments, including—

1.	voluntary prepayments by borrowers, and

2.	involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth—

•	the projected weighted average life of each class of those offered certificates with principal balances, and

•	the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.    Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either—

•	to refinance the loan, or

•	to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by—

•	the bankruptcy of the borrower, or

•	adverse economic conditions in the market where the related real property is located.

In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

Negative Amortization.    The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

•	limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

•	provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

•	provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

Foreclosures and Payment Plans.    The weighted average life of and yield on your offered certificates will be affected by—

•	the number of foreclosures with respect to the underlying mortgage loans; and

•	the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

Losses and Shortfalls on the Mortgage Assets.    The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

•	a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

•	the establishment of a priority of payments among classes of certificates.

If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization.    If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

CWCapital Commercial Funding Corp.

We were incorporated in Delaware on January 20, 2006. We were organized, among other things, for the purposes of—

•	acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

•	acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

•	forming pools of mortgage loans and mortgage-backed securities; and

•	acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal offices are located at c/o CWCapital LLC, One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. Our telephone number is (781) 707-9300. We are an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec (the ‘‘Caisse’’) and a wholly owned subsidiary of CW Financial Services LLC. We are also an affiliate of CWCapital LLC, one of the mortgage loan sellers and one of the primary servicers. There can be no assurance that at any particular time we will have any significant assets.

CWCapital LLC

General

CWCapital LLC (‘‘CWCapital’’) was organized as a limited liability company in the State of Massachusetts in April 2002. CWCapital is an indirect majority owned subsidiary of Caisse de dépôt et placement du Québec and a wholly owned subsidiary of CW Financial Services LLC. CWCapital is also an affiliate of ours, CWCapital Asset Management LLC, which is the special servicer, and Cadim TACH inc., which is anticipated to be the initial majority certificateholder of the controlling class. In addition, CWCapital LLC will act as primary servicer of the mortgage loans originated or acquired by CWCapital.

The principal offices of CWCapital are located at One Charles River Place, 63 Kendrick Street, Needham, Massachusetts 02494. CWCapital’s telephone number is (781) 707-9300.

CWCapital and its predecessor entities have been lending and investing in the commercial real estate industry since 1992.

CWCapital’s Securitization Program

CWCapital commenced directly selling mortgage loans into securitizations in the fall of 2004. To date, CWCapital has sold commercial mortgage loans (in each case, along with other mortgage loan sellers/sponsors) into a total of nine CMBS transactions, among six different securitization programs.

CWCapital has originated in excess of $2.2 billion in commercial mortgage loans that were ultimately included in CMBS securitizations since the inception of its commercial mortgage securitization program in 2004, of which approximately $253 million, $598 million and $1.34 billion were securitized in 2004, 2005 and 2006, respectively.

CWCapital originates commercial mortgage loans primarily for CMBS securitization, with the remainder being sold in whole loan sales (to affiliates and/or third parties) or for inclusion in CDOs. The commercial mortgage loans originated by CWCapital include both fixed rate loans and floating rate loans and both conduit loans and large loans. CWCapital also originates and acquires mezzanine debt, and originates first mortgage loans pursuant to programs sponsored by the U.S. Department of Housing and Urban Development and Fannie Mae.

As a sponsor, CWCapital originates mortgage loans and either by itself or together with other sponsors or loan sellers, initiates the securitization of them by transferring the mortgage loans to a depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with the underwriters for the related securitization, CWCapital works with rating agencies, loan sellers and servicers in structuring the securitization transaction.

CWCapital’s Underwriting Standards

Loan Analysis.    Generally, CWCapital performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. CWCapital typically performs a qualitative analysis which incorporates independent credit checks and debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. CWCapital generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of CWCapital or a third-party consultant for compliance with program standards.

Debt Service Coverage Ratio and Loan-to-Value Ratio.    Generally, the debt service coverage ratios for mortgage loans originated or acquired by CWCapital will be equal to or greater than 1.20x; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, CWCapital may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the strength of the sponsors of the mortgage loan, the location of the property, the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CWCapital’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for mortgage loans originated or acquired by CWCapital will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, debt service coverage, reserves or other factors. For example, CWCapital may originate a mortgage loan with an loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CWCapital’s judgment of improved property and/or performance in the future and/or other relevant factors.

Environmental Assessments and Insurance.    ‘‘Phase I’’ environmental site assessments or updates of previously conducted assessments were performed on all of the mortgaged properties. ‘‘Phase II’’ environmental site assessments were performed on some mortgaged properties. These environmental site assessments are performed for CWCapital or the report is delivered to CWCapital as part of its acquisition or origination of the mortgage loan. With respect to a majority of properties, these environmental assessments are performed during the 12-month period before the applicable cut-off date.

Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties.

Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in the prospectus supplement.

Property Condition Assessments.    Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable cut-off date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal.    An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before the applicable cut-off date. The appraised value of the related property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report.    If the property consists of improvements located in California or in seismic zone 3 or 4, CWCapital may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, CWCapital may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance.    In connection with the origination of a multifamily or commercial mortgage loan, CWCapital will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Hazard, Liability and Other Insurance.    The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of:

•	the outstanding principal balance of the mortgage loan;

•	the full insurable value of the property;

•	the maximum amount of insurance available under the National Flood Insurance Act of 1968; and

•	100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk. For properties located in California and some other seismic zones, CWCapital typically conducts seismic studies to assess the ‘‘probable maximum loss.’’ In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans.    Some of CWCapital’s mortgage loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the CWCapital mortgage loans, see the prospectus supplement.

Escrow Requirements.    Generally, CWCapital requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by CWCapital are as follows:

•	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide CWCapital with sufficient funds to satisfy all taxes and assessments. CWCapital may waive this escrow requirement under certain circumstances, or may agree to subject this escrow requirement to a cap.

•	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide CWCapital with sufficient funds to pay all insurance premiums. CWCapital may waive this escrow requirement under certain circumstances, or may agree to subject this escrow requirement to a cap.

•	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. CWCapital may waive this escrow requirement under certain circumstances.

•	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, CWCapital generally requires that at least 110% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. CWCapital may waive this escrow requirement under certain circumstances.

•	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

Furthermore, CWCapital may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Alternatively, an affiliate of the borrower may agree to master lease a portion of the mortgaged property in lieu of paying a cash escrow or a reserve. In some cases, CWCapital may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CWCapital’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Description of the Certificates

General

Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

A series of certificates consists of all those certificates that—

•	have the same series designation;

•	were issued under the same Governing Documents; and

•	represent beneficial ownership interests in the same trust.

A class of certificates consists of all those certificates of a particular series that—

•	have the same class designation; and

•	have the same payment terms.

The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

•	a stated principal amount, which will be represented by its principal balance;

•	interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

•	specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

•	payments of principal, with disproportionate, nominal or no payments of interest;

•	payments of interest, with disproportionate, nominal or no payments of principal;

•	payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

•	payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

•	payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related mortgage assets;

•	payments of principal to be made, from time to time or for designated periods, at a rate that is—

1.	faster and, in some cases, substantially faster, or

2.	slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

•	payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

•	payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related mortgage assets in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

•	payments of principal out of amounts other than payments or other collections of principal on the related mortgage assets, such as excess spread on the related mortgage assets or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

•	payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

•	payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, for so long as they are participants in DTC.

Payments on the Certificates

General.    Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

•	the periodic payment date for that series, and

•	the record date as of which certificateholders entitled to payments on any particular payment date will be established.

All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either—

•	by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

•	by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

Payments of Interest.    In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate. With respect to any floating rate certificates, interest may be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be a standard index that measures interest in debt transactions, and will not be a commodities or securities index.

Interest may accrue with respect to any offered certificate on the basis of:

•	a 360-day year consisting of 12 30-day months,

•	the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

•	the actual number of days elapsed during each relevant period in a normal calendar year, or

•	any other method identified in the related prospectus supplement.

We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

•	based on the principal balances of some or all of the related mortgage assets; or

•	equal to the total principal balances of all or a portion of one or more other classes of certificates of the same series.

•	be based on such other formula as may be specified in the related prospectus supplement.

Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal.    An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

The total outstanding principal balance of any class of offered certificates will be reduced by—

•	payments of principal actually made to the holders of that class, and

•	if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

Generally, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

•	amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

•	interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

•	prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

•	any other amounts described in the related prospectus supplement.

We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

Allocation of Losses and Shortfalls

If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

•	by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

•	by establishing a priority of payments among those classes.

See ‘‘Description of Credit Support.’’

Advances

If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover—

•	delinquent payments of principal and/or interest, other than balloon payments,

•	property protection expenses,

•	other servicing expenses, or

•	any other items specified in the related prospectus supplement.

If there are any limitations with respect to a party’s advancing obligations, we will discuss those limitations in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of—

•	subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

•	any other specific sources identified in the related prospectus supplement.

If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances—

•	periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

•	at any other times and from any sources as we may describe in the related prospectus supplement.

If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

Incorporation of Certain Documents by Reference; Requests Filed with the SEC

All documents filed for the trust fund referred to in the accompanying prospectus supplement after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

The depositor or master servicer on behalf of the trust fund of the related series will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as Exhibits to the Form 8-K of the agreements or other documents specified in the related prospectus supplement, if applicable;

•	Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time frame specified in Form 8-K related to the type of event;

•	Reports on Form 10-D (Asset-Backed Issuer Distribution Report), containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following the distribution date specified in the related prospectus supplement; and

•	Report on Form 10-K (Annual Report), containing the items specified in Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits.

Neither the depositor nor the master servicer intends to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with respect to a trust fund following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934. Unless specifically stated in the report, the report and any information included in the report will neither be examined nor reported on by an independent public accountant. Each trust fund formed by the depositor will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with respect to a trust fund with the SEC after the final prospectus supplement is filed will be available under trust fund’s specific number, which will be a series number assigned to the file number of the depositor shown above.

The trustee on behalf of any trust fund will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

Reports to Certificateholders

On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding—

•	the payments made on that payment date with respect to the applicable class of offered certificates, and

•	the recent performance of the mortgage assets.

Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for—

•	that calendar year, or

•	the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

Voting Rights

Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except—

•	with respect to those amendments to the governing documents described under ‘‘Description of the Governing Documents—Amendment,’’ or

•	as otherwise specified in this prospectus or in the related prospectus supplement.

As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

Termination

The trust for each series of offered certificates will terminate and cease to exist following:

•	the final payment or other liquidation of the last mortgage asset in that trust; and

•	the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

Book-Entry Registration

General.    Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, for so long as they are participants in DTC.

DTC, Euroclear and Clearstream.    DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a ‘‘banking corporation’’ within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a ‘‘clearing corporation’’ within the meaning of the New York Uniform Commercial Code, and

•	a ‘‘clearing agency’’ registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

It is our understanding that Clearstream Banking, société anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this ‘‘—Book-Entry Registration’’ section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

Holding and Transferring Book-Entry Certificates.    Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner’s account for that purpose. In turn, the Financial Intermediary’s ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC’s records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC’s rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC’s rules.

Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC’s rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payments on the book-entry certificates will be made to DTC. DTC’s practice is to credit DTC participants’ accounts on the related payment date in accordance with their respective holdings shown on DTC’s records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be—

•	governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

•	the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

Under a book-entry system, beneficial owners may receive payments after the related payment date.

The only ‘‘certificateholder’’ of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as ‘‘certificateholders.’’ The beneficial owners of book-entry certificates will be permitted to exercise the rights of ‘‘certificateholders’’ only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a ‘‘certificateholder’’ only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

Issuance of Definitive Certificates.    Generally, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

•	we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

•	we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination; or

•	after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates. The related prospectus supplement may specify other events upon which definitive certificates may be issued.

Description of the Governing Documents

General

The ‘‘Governing Document’’ for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, primary servicer, sub-servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under ‘‘CWCapital Commercial Funding Corp.’’

Assignment of Mortgage Assets

At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

•	in the case of a mortgage loan—

1.	the address of the related real property,

2.	the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

3.	the remaining term to maturity,

4.	if the mortgage loan is a balloon loan, the remaining amortization term, and

5.	the outstanding principal balance; and

•	in the case of a mortgage-backed security—

1.	the outstanding principal balance, and

2.	the pass-through rate or coupon rate.

Representations and Warranties with Respect to Mortgage Assets

We will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

•	the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

•	the warranting party’s title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

•	in the case of a mortgage loan—

1.	the enforceability of the related mortgage note and mortgage,

2.	the existence of title insurance insuring the lien priority of the related mortgage, and

3.	the payment status of the mortgage loan.

We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

Collection and Other Servicing Procedures with Respect to Mortgage Loans

The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

•	maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

•	ensuring that the related real properties are properly insured;

•	attempting to collect delinquent payments;

•	supervising foreclosures;

•	negotiating modifications;

•	responding to borrower requests for partial releases of the encumbered real property, easements, consents to alteration or demolition and similar matters;

•	protecting the interests of certificateholders with respect to senior lienholders;

•	conducting inspections of the related real properties on a periodic or other basis;

•	collecting and evaluating financial statements for the related real properties;

•	managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

•	maintaining servicing records relating to mortgage loans in the trust.

We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

•	mortgage loans that are delinquent with respect to a specified number of scheduled payments;

•	mortgage loans as to which there is a material non-monetary default;

•	mortgage loans as to which the related borrower has—

1.	entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

2.	become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

•	real properties acquired as part of the trust with respect to defaulted mortgage loans.

The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer’s continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

A borrower’s failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can—

•	make the initial determination of appropriate action,

•	evaluate the success of corrective action,

•	develop additional initiatives,

•	institute foreclosure proceedings and actually foreclose, or

•	accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See ‘‘Legal Aspects of Mortgage Loans —Bankruptcy Laws.’’

A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as—

•	performing property inspections and collecting, and

•	evaluating financial statements.

A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as—

•	continuing to receive payments on the mortgage loan,

•	making calculations with respect to the mortgage loan, and

•	making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

The master servicer for your series, or another party specified in the prospectus supplement, will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See ‘‘Description of Credit Support’’ in this prospectus.

Servicing Mortgage Loans That Are Part of a Loan Combination

Certain of the mortgage loans that are included in one of our trusts will be part of a loan combination as described under ‘‘Description of the Trust Assets—Mortgage Loans—Loan Combinations.’’ With respect to certain of those mortgage loans, the entire loan combination may be serviced under the Governing Document for our trust and, in that event

•	the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination and

•	the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust.

With respect to other mortgage loans in one of our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination and, in that event

•	our servicer and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and

•	the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See ‘‘RISK FACTORS—With Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One or More Related Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests.’’

Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, the master servicer or special servicer will generally remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

Generally, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer’s or special servicer’s compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

CWCapital may act as a primary servicer with respect to the underlying mortgage loans that it sells to us for deposit into the trust fund.

Collection of Payments on Mortgage-Backed Securities

If a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then—

•	that mortgage-backed security will be registered in the name of the related trustee or its designee;

•	the related trustee will receive payments on that mortgage-backed security; and

•	subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us

No master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon—

•	the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal, qualification or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

•	a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of—

•	willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

•	reckless disregard of those obligations and duties.

Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

•	specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

•	incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

•	incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

•	the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

•	either—

1.	that party is specifically required to bear the expense of the action, or

2.	the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

With limited exception, any person or entity—

•	into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

•	resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

•	succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

The compensation arrangements with respect to any master servicer, special servicer and/or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

Events of Default

We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

Amendment

The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

1.	to cure any ambiguity;

2.	to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

3.	to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

4.	to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

5.	to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

6.	to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

7.	to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

8.	to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to—

•	reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

•	adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

•	significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

•	modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

•	modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

List of Certificateholders

Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

The Trustee

The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

The trustee for each series of offered certificates will not—

•	make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

•	be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee’s acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. The trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Description of Credit Support

General

Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

•	the subordination of one or more other classes of certificates of the same series;

•	the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

•	the establishment of one or more reserve funds; or

•	any combination of the foregoing.

If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates.

If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes will be disproportionately benefited by that credit support to your detriment.

If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

•	the nature and amount of coverage under that credit support;

•	any conditions to payment not otherwise described in this prospectus;

•	any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

•	the material provisions relating to that credit support.

Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

Subordinate Certificates

If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

Insurance or Guarantees with Respect to Mortgage Loans

The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

Letters of Credit

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

Certificate Insurance and Surety Bonds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

Reserve Funds

If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

Credit Support with Respect to MBS

If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

Legal Aspects of Mortgage Loans

Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See ‘‘Description of the Trust Assets—Mortgage Loans.’’

If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

General

Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as ‘‘mortgages.’’ A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on—

•	the terms of the mortgage,

•	the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

•	the knowledge of the parties to the mortgage, and

•	in general, the order of recordation of the mortgage in the appropriate public recording office.

However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage—

•	a mortgagor, who is the owner of the encumbered interest in the real property, and

•	a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are—

•	the trustor, who is the equivalent of a mortgagor,

•	the trustee to whom the real property is conveyed, and

•	the beneficiary for whose benefit the conveyance is made, who is the lender.

Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by:

•	the express provisions of the related instrument,

•	the law of the state in which the real property is located,

•	various federal laws, and

•	in some deed of trust transactions, the directions of the beneficiary.

Installment Contracts

The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The seller’s enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser’s equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller’s procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Leases and Rents

A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender’s security interest in room rates is perfected under applicable nonbankruptcy law.

In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower—

•	without a hearing or the lender’s consent, or

•	unless the lender’s interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See ‘‘—Bankruptcy Laws’’ below.

Personalty

Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General.    Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State.    The two primary methods of foreclosing a mortgage are—

•	judicial foreclosure, involving court proceedings, and

•	nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure.    A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon—

•	all parties having a subordinate interest of record in the real property, and

•	all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

Equitable and Other Limitations on Enforceability of Particular Provisions.    United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

•	alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

•	require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan;

•	require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

•	limit the right of the lender to foreclose in the case of a nonmonetary default, such as—

1.	a failure to adequately maintain the mortgaged property, or

2.	an impermissible further encumbrance of the mortgaged property.

Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have—

•	upheld the reasonableness of the notice provisions, or

•	found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale.    In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following—

•	a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

•	notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must—

•	record a notice of default and notice of sale, and

•	send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.    A third party may be unwilling to purchase a mortgaged property at a public sale because of—

•	the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

•	the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower’s right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender’s investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.    The purposes of a foreclosure action are—

•	to enable the lender to realize upon its security, and

•	to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

One Action Rule.    Several states (including California) have laws that prohibit more than one ‘‘judicial action’’ to enforce a mortgage obligation, and some courts have construed the term ‘‘judicial action’’ broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where ‘‘one action’’ rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

Anti-Deficiency Legislation.    Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

Leasehold Considerations.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower’s leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

•	requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

•	permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

•	contains other protective provisions typically required by prudent lenders to be included in a ground lease.

Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a ‘‘free and clear’’ sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

Cooperative Shares.    Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative’s building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

Under the laws applicable in many states, ‘‘foreclosure’’ on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things—

•	reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

•	reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

•	extend or shorten the term to maturity of the loan;

•	permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

•	permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor’s petition.

Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower’s assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender’s receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender’s ability to enforce the borrower’s assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

A borrower’s ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for—

•	past due rent,

•	accelerated rent,

•	damages, or

•	a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant’s bankruptcy petition.

In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

•	assume the lease and either retain it or assign it to a third party, or

•	reject the lease.

If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor’s damages for lease rejection to:

•	the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

•	unpaid rent to the earlier of the surrender of the property or the lessee’s bankruptcy filing.

Environmental Considerations

General.    A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws.    Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

CERCLA.    The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past ‘‘owners’’ and ‘‘operators’’ of contaminated real property for the costs of clean-up. A secured lender may be liable as an ‘‘owner’’ or ‘‘operator’’ of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of ‘‘owner’’ or ‘‘operator,’’ however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called ‘‘secured creditor exemption.’’

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that ‘‘merely having the capacity to influence, or unexercised right to control’’ operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if—

•	it exercises decision-making control over a borrower’s environmental compliance and hazardous substance handling and disposal practices, or

•	assumes day-to-day management of operational functions of a mortgaged property.

The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Other Federal and State Laws.    Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may—

•	impose liability for releases of or exposure to asbestos-containing materials, and

•	provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations.    The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Due-on-Sale and Due-on-Encumbrance Provisions

Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

Junior Liens; Rights of Holders of Senior Liens

Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

•	first, to the payment of court costs and fees in connection with the foreclosure;

•	second, to real estate taxes;

•	third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

•	last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

Subordinate Financing

Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

•	the borrower may have difficulty servicing and repaying multiple loans;

•	if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

•	acts of the senior lender that prejudice the junior lender or impair the junior lender’s security, such as the senior lender’s agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

•	if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

•	the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent ‘‘readily achievable.’’ In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The ‘‘readily achievable’’ standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the ‘‘readily achievable’’ standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

Federal Income Tax Consequences

General

This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

•	banks,

•	insurance companies, and

•	foreign investors.

Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See ‘‘State and Other Tax Consequences.’’

The following discussion addresses securities of two general types:

•	REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See ‘‘Description of the Trust Assets—Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection.’’

The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the

Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General.    With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	those offered certificates will represent—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

Any and all offered certificates representing interests in a REMIC will be either—

•	REMIC regular certificates, representing regular interests in the REMIC, or

•	REMIC residual certificates, representing residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

Characterization of Investments in REMIC Certificates.    Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

•	‘‘loans secured by an interest in real property’’ or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be ‘‘qualified mortgages’’ within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of ‘‘loans secured by an interest in real property’’ or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

•	a portion of that certificate may not represent ownership of ‘‘real estate assets’’ under Section 856(c)(5)(B) of the Internal Revenue Code; and

•	the interest on that certificate may not constitute ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

Tiered REMIC Structures.    For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

•	whether the related REMIC certificates will be ‘‘loans secured by an interest in real property’’ under Section 7701(a)(19)(C) of the Internal Revenue Code, and

•	whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

Taxation of Owners of REMIC Regular Certificates.

General.    Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount.    Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a ‘‘qualified floating rate,’’

•	an ‘‘objective rate,’’

•	a combination of a single fixed rate and one or more ‘‘qualified floating rates,’’

•	a combination of a single fixed rate and one ‘‘qualified inverse floating rate,’’ or

•	a combination of ‘‘qualified floating rates’’ that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

•	the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called ‘‘teaser’’ interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ‘‘—Market Discount’’ below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this ‘‘—Original Issue Discount’’ subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•	using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable.’’

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC regular certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of holders of REMIC regular certificates to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

Market Discount.    You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See ‘‘—Premium’’ below.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See ‘‘—Original Issue Discount’’ above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•	in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•	in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium.    A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See ‘‘—Market Discount’’ above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Realized Losses.    Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General.    Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under ‘‘—Prohibited Transactions Tax and Other Taxes’’ below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the

REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a ‘‘30 days per month/90 days per quarter/360 days per year’’ convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ‘‘—Taxable Income of the REMIC.’’ Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be ‘‘portfolio income’’ for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of ‘‘passive losses.’’

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See ‘‘Risk Factors—Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences.’’

Taxable Income of the REMIC.    The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this ‘‘—Taxable Income of the REMIC’’ subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.’’ The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See ‘‘—REMICs— Taxation of Owners of REMIC Regular Certificates’’ above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount.’’ However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ‘‘—Taxation of Owners of REMIC Regular Certificates— Original Issue Discount.’’

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See ‘‘—REMICs—Prohibited Transactions Tax and Other Taxes’’ below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See ‘‘—Pass-Through of Miscellaneous Itemized Deductions’’ below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions.    The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by, amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate. See ‘‘—REMICs—Sales of REMIC Certificates’’ below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see ‘‘—General’’ above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

Excess Inclusions.    Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•	will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

The Treasury regulations, however, currently do not address this subject.

Noneconomic REMIC Residual Certificates.    Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if ‘‘a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.’’ If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•	the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•	from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

•	from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other U.S. Person, and

•	from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

The Treasury has issued final regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

(1)	the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

(2)	•	the transferee is a domestic C corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years),

•	the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

•	the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

Regulations have been issued addressing the federal income tax treatment of ‘‘inducement fees’’ received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules.    Regulations under Section 475 of the Internal Revenue Code provide a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules.

Transfers of REMIC Residual Certificates to Investors That are Foreign Persons.    Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code and to United States partnerships that have (or, are permitted to have under the related partnership agreement) any non-United States persons as partners will be prohibited under the related Governing Documents.

Under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is non-United States person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Governing Document will prohibit transfer of a REMIC residual certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has ‘‘tax avoidance potential’’ to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer—

•	the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

•	the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Pass-Through of Miscellaneous Itemized Deductions.    Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then—

•	an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and

•	the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of—

•	3% of the excess, if any, of adjusted gross income over a statutory inflation-adjusted amount, or;

•	80% of the amount of itemized deductions otherwise allowable for such year.

Under current law, the applicable limitation is reduced by one-third for taxable years beginning in 2006 and 2007, and by two-thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the overall limitation on itemized deductions is repealed.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates.    If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•	payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under ‘‘—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.’’ Except as described below in this ‘‘—Sales of REMIC Certificates’’ subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•	the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under ‘‘—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ and
‘‘—Premium.’’

REMIC certificates will be ‘‘evidences of indebtedness’’ within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the ‘‘wash sale’’ rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes.    The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a ‘‘permitted investment’’ under Section 860G(a)(5) of the Internal Revenue Code.

Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under the related Governing Document.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations.    If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

•	the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

•	a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination.    A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters.    Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.’’

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates.    Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31% after 2010 unless the recipient of these payments:

•	is a United States person and provides IRS Form W-9 with the correct taxpayer identification number;

•	is a foreign person and provides IRS Form W-8BEN identifying the foreign person and stating that the beneficial owner is not a United States person; or

•	can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Information reporting requirements may also apply regardless of whether withholding is required. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates.    Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding tax, that holder must provide certain documentation. The appropriate documentation includes Form W-8BEN, if the foreign person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the foreign person is eligible for an exemption on the basis of its income from the REMIC certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the foreign person is a trust, depending on whether such trust is classified as the beneficial owner of the REMIC certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the foreign person is a partnership. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A ‘‘qualified intermediary’’ must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-‘‘qualified intermediary’’ must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term ‘‘intermediary’’ means a person acting as a custodian, a broker, and nominee or otherwise as an agent for the beneficial owner of a REMIC Certificate. A ‘‘qualified intermediary’’ is generally a foreign financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless any beneficial owner is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Grantor Trusts

Classification of Grantor Trusts.    With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

A grantor trust certificate may be classified as either of the following types of certificate:

•	a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates.    Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•	‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•	‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3) of the Internal Revenue Code; and

•	‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered ‘‘interest on obligations secured by mortgages on real property or on interests in real property’’ within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

Grantor Trust Strip Certificates.    Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are ‘‘loans . . . secured by an interest in real property’’ within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

•	consisting of mortgage loans that are ‘‘real estate assets’’ within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

•	the interest on which is ‘‘interest on obligations secured by mortgages on real property’’ within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be ‘‘obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property’’ within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates

General.    Holders of a particular series of grantor trust fractional interest certificates generally:

•	will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

•	Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

If Stripped Bond Rules Apply.    If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See ‘‘—Market Discount’’ below.

Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See ‘‘—If Stripped Bond Rules Do Not Apply’’ for a definition of ‘‘qualified stated interest.’’ In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in ‘‘—Sales of Grantor Trust Certificates,’’ and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed as the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses.

With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) applies to any ‘‘pool of debt instruments the yield on which may be affected by reason of prepayments.’’ The precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer’s investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a de minimis amount of original issue discount, or

•	the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in ‘‘—If Stripped Bond Rules Do Not Apply’’ and ‘‘—Market Discount’’ below.

In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

If Stripped Bond Rules Do Not Apply.    Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of ‘‘stated redemption price,’’ see ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer’s investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount.    If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above.

Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

•	on the basis of a constant yield method,

•	in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

•	in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder’s purchase of the grantor trust fractional interest certificate.

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under
‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount’’ above.

Further, under the rules described under ‘‘—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount’’ above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium.    If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See ‘‘—Market Discount’’ above.

Taxation of Owners of Grantor Trust Strip Certificates.    The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under ‘‘—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,’’ no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

See ‘‘—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply’’ above.

As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

•	conditions at the time of the first sale of the grantor trust strip certificate or,

•	with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See ‘‘Risk Factors—The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable’’ above.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates.    Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this ‘‘—Sales of Grantor Trust Certificates’’ subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a ‘‘conversion transaction’’ within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting.    Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

On January 24, 2006, Treasury published final regulations which establish a reporting framework for interests in ‘‘widely held fixed investment trusts’’ and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a ‘‘trust’’ under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name. The trustee will be required to calculate and provide information to the IRS and to requesting persons with respect to the trust fund in accordance with these new regulations beginning with the 2007 calendar year. The trustee, or applicable middleman, will be required to file information returns with the IRS and provide tax information statements to certificateholders in accordance with these new regulations after December 31, 2007.

Backup Withholding.    In general, the rules described under ‘‘—REMICs—Backup Withholding with Respect to REMIC Certificates’’ above will also apply to grantor trust certificates.

Foreign Investors.    In general, the discussion with respect to REMIC regular certificates under ‘‘—REMICs—Foreign Investors in REMIC Certificates’’ above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

State and Other Tax Consequences

In addition to the federal income tax consequences described in ‘‘Federal Income Tax Consequences,’’ potential investors should consider the state and local tax consequences concerning the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code impose various requirements on—

•	ERISA Plans, and

•	persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this ‘‘Certain ERISA Considerations’’ section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including—

•	investment prudence and diversification, and

•	compliance with the investing ERISA Plan’s governing the documents.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

•	sales, exchanges or leases of property;

•	loans or other extensions of credit; and

•	the furnishing of goods and services.

Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

Plan Asset Regulations

An ERISA Plan’s investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the

Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

1.	those with discretionary authority or control over the assets of the entity,

2.	those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

3.	those who are affiliates of the persons described in the preceding clauses 1. and 2.

In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

A fiduciary of an investing ERISA Plan is any person who—

•	has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

•	provides investment advice with respect to the assets of that ERISA Plan for a fee.

If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be—

•	deemed to be a fiduciary with respect to the investing ERISA Plan, and

•	subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

The Plan Asset Regulations provide that where an ERISA Plan purchases a ‘‘guaranteed governmental mortgage pool certificate,’’ the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a ‘‘guaranteed governmental mortgage pool certificate’’ some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae and Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not ‘‘guaranteed governmental mortgage pool certificates’’ within the meaning of the Plan Asset Regulations.

In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

Insurance Company General Accounts

The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal

Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer’s general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

Consultation With Counsel

If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

•	consider your general fiduciary obligations under ERISA, and

•	consult with your legal counsel as to—

1.	the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

2.	the availability of any prohibited transaction exemption in connection with that investment.

Tax Exempt Investors

An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is ‘‘unrelated business taxable income’’ within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

See ‘‘Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Residual Certificates—Excess Inclusions’’ in this prospectus.

Legal Investment

If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities—

•	that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

•	whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

•	were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

•	evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

Effective December 31, 1996, the definition of ‘‘mortgage related securities’’ was modified to include among the types of loans to which the securities may relate, loans secured by ‘‘one or more parcels of real estate upon which is located one or more commercial structures.’’ In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state’s laws.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

•	federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

•	federal credit unions may invest in mortgage related securities; and

•	national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. § 24 (Seventh),

subject in each case to regulations that the applicable federal regulatory authority may prescribe.

The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank’s capital and surplus, but subject to compliance with general standards in 12 C.F.R. § 1.5 concerning ‘‘safety and soundness’’ and retention of credit information, ‘‘Type IV securities,’’ which are defined in 12 C.F.R. § 1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, ‘‘commercial mortgage-related security’’ and ‘‘residential mortgage-related security’’ mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it ‘‘represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors.’’ In the absence of any rule or administrative interpretation by the OCC defining the term ‘‘numerous obligors,’’ we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. § 703.140.

The OTS has issued Thrift Bulletin 13a (December 1, 1998), ‘‘Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,’’ which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

All depository institutions considering an investment in the offered certificates should review the ‘‘Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities’’ of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, ‘‘prudent investor’’ provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not ‘‘interest-bearing’’ or ‘‘income-paying’’ and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent—

•	the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

•	SMMEA has been overridden in any State relevant to you.

Use of Proceeds

Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

Method of Distribution

The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

1.	by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.	by placements by us with institutional investors through dealers; and

3.	by direct placements by us with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that—

•	the obligations of the underwriters will be subject to various conditions precedent,

•	the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

•	in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

Legal Matters

Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

Rating

It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of—

•	whether the price paid for those certificates is fair;

•	whether those certificates are a suitable investment for any particular investor;

•	the tax attributes of those certificates or of the related trust;

•	the yield to maturity or, if they have principal balances, the average life of those certificates;

•	the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

•	the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

•	whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

•	the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

•	if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary

The following capitalized terms will have the respective meanings assigned to them in this ‘‘Glossary’’ section whenever they are used in this prospectus.

‘‘ADA’’ means the Americans with Disabilities Act of 1990, as amended.

‘‘CERCLA’’ means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

‘‘Committee Report’’ means the Conference Committee Report accompanying the Tax Reform Act of 1986.

‘‘CPR’’ means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

‘‘Disqualified Organization’’ means:

•	the United States,

•	any State or political subdivision of the United States,

•	any foreign government,

•	any international organization,

•	any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

•	any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

•	any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

‘‘Electing Large Partnership’’ means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

‘‘ERISA’’ means the Employee Retirement Income Security Act of 1974, as amended.

‘‘ERISA Plan’’ means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code.

‘‘Euroclear Operator’’ means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

‘‘Euroclear Terms and Conditions’’ means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

‘‘Fannie Mae’’ means the Federal National Mortgage Association.

‘‘Farmer Mac’’ means the Federal Agricultural Mortgage Corporation.

‘‘FDIC’’ means the Federal Deposit Insurance Corporation.

‘‘Financial Intermediary’’ means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

‘‘Freddie Mac’’ means the Federal Home Loan Mortgage Association.

‘‘Ginnie Mae’’ means the Government National Mortgage Association.

‘‘Governing Document’’ means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

‘‘Internal Revenue Code’’ means the Internal Revenue Code of 1986, as amended.

‘‘IRS’’ means the Internal Revenue Service.

‘‘Lender Liability Act’’ means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

‘‘NCUA’’ means the National Credit Union Administration.

‘‘Net Income From Foreclosure Property’’ means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

‘‘OCC’’ means the Office of the Comptroller of the Currency.

‘‘OTS’’ means the Office of Thrift Supervision.

‘‘Party in Interest’’ means any person that is a ‘‘party in interest’’ within the meaning of ERISA or a ‘‘disqualified person’’ within the meaning of Section 4975 of the Internal Revenue Code.

‘‘Pass-Through Entity’’ means any:

•	regulated investment company,

•	real estate investment trust,

•	trust,

•	partnership, or

•	other entities described in Section 860E(e)(6) of the Internal Revenue Code.

‘‘Plan Asset Regulations’’ means the regulations of the U.S. Department of Labor promulgated under ERISA.

‘‘PTE’’ means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

‘‘REIT’’ means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code.

‘‘Relief Act’’ means the Servicemembers Civil Relief Act, as amended.

‘‘REMIC’’ means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

‘‘SEC’’ means the Securities and Exchange Commission.

‘‘SMMEA’’ means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

‘‘SPA’’ means standard prepayment assumption.

‘‘UCC’’ means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

‘‘U.S. Person’’ means:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

•	an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

•	a trust as to which—

1.	a court in the United States is able to exercise primary supervision over the administration of the trust, and

2.	one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is ‘‘COBALT CMBS 2007-C2’’-Annex-A-1, A-2, A-3, A-4 and A-5.XLS’’ and is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption ‘‘Description of the Mortgage Pool’’ in, and on Annex A-1, Annex A-2, Annex A-3, Annex A-4 and Annex A-5 to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)	Microsoft Excel is a registered trademark of Microsoft Corporation.

Prospectus Supplement

Important Notice	S-1
Summary of Prospectus Supplement	S-2
Introduction to the Transaction	S-2
Risk Factors	S-42
Capitalized Terms Used in this Prospectus Supplement	S-76
Forward-Looking Statements	S-76
The Sponsors, Mortgage Loan Sellers and Originators	S-76
The Depositor	S-93
The Issuing Entity	S-94
The Servicers	S-95
The Trustee	S-103
Significant Obligors	S-106
Certain Relationships and Related Transactions	S-106
Description of the Mortgage Pool	S-107
Servicing Under the Pooling and Servicing Agreement	S-149
Description of the Offered Certificates	S-185
Yield and Maturity Considerations	S-219
Legal Proceedings	S-224
Use of Proceeds	S-224
Certain Legal Aspects	S-224
Federal Income Tax Consequences	S-225
Certain ERISA Considerations	S-228
Legal Investment	S-231
Method of Distribution	S-231
Legal Matters	S-232
Ratings	S-233
Glossary	S-234
ANNEX A-1—Certain Characteristics of the Underlying Mortgage Loans	A-1-1
ANNEX A-2—Certain Characteristics of the Underlying Multifamily Mortgage Loans	A-2-1
ANNEX A-3—Reserve Accounts Information	A-3-1
ANNEX A-4—Commercial Tenant Schedule	A-4-1
ANNEX A-5—Certain Characteristics of the Mortgage Loans and Mortgaged Properties (Crossed & Portfolios)	A-5-1
ANNEX B—Fifteen Largest Mortgage Loans	B-1
ANNEX C—Mortgage Pool Characteristics	C-1
ANNEX D—Decrement Tables and Price/Yield Table	D-1
ANNEX E—Class A-AB Planned Principal Balance	E-1
ANNEX F—Global Clearance, Settlement and Tax Documentation Procedures	F-1

Prospectus

Important Notice About the Information Presented in this Prospectus	1
Available Information; Incorporation by Reference	1
Summary of Prospectus	2
Risk Factors	12
Capitalized Terms Used in this Prospectus	32
Description of the Trust Assets	32
Yield and Maturity Considerations	56
CWCapital Commercial Funding Corp.	61
CWCapital LLC	62
Description of the Certificates	66
Description of the Governing Documents	76
Description of Credit Support	84
Legal Aspects of Mortgage Loans	87
Federal Income Tax Consequences	99
State and Other Tax Consequences	133
Certain ERISA Considerations	133
Legal Investment	135
Use of Proceeds	137
Method of Distribution	137
Legal Matters	138
Rating	138
Glossary	140

Until the date that is 90 days from the date of this prospectus supplement, all dealers that effect transactions in the offered certificates, whether or not participating in this offering, may be required to deliver this prospectus supplement and the accompanying prospectus. This delivery requirement is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$2,121,031,000
(Approximate)

CWCapital
Commercial Funding Corp.,

as Depositor

COBALT CMBS Commercial Mortgage
Trust 2007-C2,

as Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2007-C2
Class A-1, Class A-2, Class A-AB, Class A-3,
Class A-1A, Class A-MFX,
Class A-JFX, Class B, Class C, Class D, Class E
and Class F

PROSPECTUS SUPPLEMENT

Citigroup

Wachovia Securities

Deutsche Bank Securities

April 2, 2007